UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 2)

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Soliciting Material under §240.14a-12

GRAF INDUSTRIAL CORP.
(Name of Registrant as Specified In Its Charter)
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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED
SEPTEMBER 8, 2020
GRAF INDUSTRIAL CORP.
118 Vintage Park Blvd, Suite W-222
Houston, Texas 77070
Dear Stockholder of Graf Industrial Corp.:
You are cordially invited to attend the special meeting of stockholders (the “Special Meeting”) of Graf Industrial Corp. (“we,” “us,” “our”, “Graf” or the “Company”) to be held on [day], [date] at [time] Eastern time at http://[•]. In light of ongoing developments related to coronavirus (COVID-19), after careful consideration, the Company has determined that the Special Meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance and participation while safeguarding the health and safety of our stockholders, directors and management team. You or your proxyholder will be able to attend and vote at the Special Meeting online by visiting https://[•] and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the proxy statement.
On July 2, 2020, the Company and its wholly owned subsidiary, VL Merger Sub Inc. (“Merger Sub”), entered into an Agreement and Plan of Merger with Velodyne Lidar, Inc. (“Velodyne”), which was amended on August 20, 2020 (as amended, the “Merger Agreement”) and clarified in the letter agreement executed by the Company and Velodyne as of the same day (the “Letter Acknowledgement”). If the Merger Agreement is adopted by Velodyne stockholders, and the Merger Agreement is approved by Company stockholders at the Special Meeting (and all other conditions pursuant to the Merger Agreement are either satisfied or waived) Merger Sub will merge with and into Velodyne, with Velodyne surviving the merger as a wholly owned subsidiary of the Company. Upon the consummation of the transactions contemplated by the Merger Agreement (the “Business Combination”), the Company will change its name to Velodyne Lidar, Inc. As described in this proxy statement, Graf’s stockholders are being asked to consider and vote upon, among other things, the Business Combination and the other proposals set forth herein.
Subject to the terms and conditions of the Merger Agreement, Graf has agreed to pay Velodyne equity holders aggregate consideration consisting of (1) 143,575,763 shares of Company common stock, including shares issuable in respect of vested equity awards of Velodyne, plus, (2) up to 2,000,000 shares of Company common stock earned due to the satisfaction of the Earnout Condition (as defined below) on July 30, 2020 pursuant to the terms of the Merger Agreement (the “Earnout”), including the Earnout RSUs (as described on page 110), which are subject to vesting as described on page 110 and will not be legally issued and outstanding shares of Company common stock at Closing, plus (3) up to 4,878,048 shares of Company common stock that (i) will only be issued in full if no Velodyne capital stock is repurchased for cash in the Pre-Closing Velodyne Tender Offer (as defined below) or (ii) to the extent shares of Velodyne capital stock are repurchased in the Pre-Closing Velodyne Tender Offer for less than $50,000,000, such 4,878,048 shares of Company Common Stock will decrease accordingly, as described below, for a total of up to a maximum of 150,453,811 shares of Company common stock (the “Maximum Share Consideration”), in the event no shares of Velodyne capital stock are repurchased in the Pre-Closing Velodyne Tender Offer.
The Maximum Share Consideration will be decreased by the number of shares of Company common stock that would have been issued to Velodyne equity holders pursuant to the Merger Agreement, but who instead opt to have their respective Velodyne shares repurchased by Velodyne for cash in a tender offer (the “Pre-Closing Velodyne Tender Offer”), which is expected to be consummated prior to the closing of the Business Combination (the closing of the Business Combination, the “Closing”). The Pre-Closing Velodyne Tender Offer will have an aggregate purchase price of up to $50,000,000 in cash (the “Maximum Tender Consideration”), and under the terms of the Pre-Closing Velodyne Tender Offer, Velodyne will repurchase and cancel shares of the holders of Velodyne common and preferred stock who accept Velodyne’s offer to exchange their shares for a per share amount of cash, payable concurrently with or immediately following the Closing and equal to $10.25 times the number of shares of Company common stock that would have been issued as merger consideration in respect of such shares. The cash consideration with respect to the Pre-Closing Velodyne Tender Offer (up to the Maximum Tender Consideration) will be payable concurrently with or immediately following the Closing by the Company. If a total of $50,000,000 of shares of Velodyne common and preferred stock are repurchased in the Pre-Closing Velodyne Tender Offer, the merger consideration will be 145,575,763 shares of Company common stock, including (1) shares issuable in respect of vested equity awards of Velodyne, and (2) up to 2,000,000 shares of Company common stock earned due to the satisfaction of the Earnout Condition (as defined below), including the Earnout RSUs (as described on page 110), which are subject to vesting as described on page 110 and will not represent legally issued and outstanding shares of Company common stock at Closing.
Upon the Closing, the former Velodyne equity holders are expected to hold, in the aggregate, approximately 83.4% of the issued and outstanding shares of Company common stock, assuming $50,000,000 of cash is used to repurchase Velodyne shares in the Pre-Closing Velodyne Tender Offer, or approximately 83.8% assuming no shares of Velodyne capital stock are repurchased for cash in the Pre-Closing Velodyne Tender Offer. The foregoing percentages assume the issuance of 6,222,544 shares of Company common stock that will at Closing be subject to stock options and RSUs, as further described in footnotes (2) and (3) to the pro forma capitalization table in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Description of the Transaction.” Any cash not used to repurchase shares from Velodyne equity holders will remain on the balance sheet of the combined company.
The Earnout was achieved on July 30, 2020, after the closing trading price of our common stock was greater than or equal to $15.00 for any 20 trading days within any 30 trading-day period, commencing on the date of the Merger Agreement (the “Earnout Condition”). In addition, Graf Acquisition LLC (our “Sponsor”) will retain 2,507,000 founder shares that were initially purchased by the Sponsor in a private placement prior to our IPO (the “Founder Shares”), 275,000 of which will be deemed “Earnout Founder Shares” that vested as of July 30, 2020 after the closing price of our common stock was greater than or equal to $15.00 for any 20 trading days within any 30 trading-day period, commencing on the date of the Merger Agreement.
In connection with the Business Combination, the Company entered into subscription agreements, each dated as of July 2, 2020 (the “Subscription Agreements”), with certain institutional investors, including our Sponsor (collectively, the “PIPE Investors”), pursuant to which, among other things, the Company agreed to issue and sell to the PIPE Investors, in private placements to close immediately prior to Closing, an aggregate of 15,000,000 shares of common stock at $10.00 per share, for an aggregate purchase price of $150,000,000.
The Company and Velodyne cannot complete the Business Combination unless the Company’s stockholders approve the Business Combination, including the issuance of common stock to Velodyne equity holders as merger consideration, and certain of the other proposals contained herein. The Company is sending you this proxy statement to ask you to vote in favor of the Business Combination Proposal, as described below, and the other matters described in this proxy statement.
At the Special Meeting, Company stockholders will be asked to consider and vote upon a proposal (the “Business Combination Proposal” or “Proposal No. 1”) to adopt the Merger Agreement, a copy of which is attached to the accompanying proxy statement as Annex A, and approve the transactions contemplated thereby, including the Business Combination. In addition, you are being asked to consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq Stock Market (the “Nasdaq”) listing rules, the issuance of more than 20% of the Company’s outstanding common stock in connection with the Business Combination and the Subscription Agreements, including up to 150,453,811 shares of common stock to the Velodyne equity holders and 15,000,000 shares of common stock to the PIPE Investors (the “Nasdaq Stock Issuance Proposal” or “Proposal No. 2”); a proposal to adopt the Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B (the “Charter Approval Proposal” or “Proposal No. 3”); a separate proposal with respect to certain governance provisions in the Amended and Restated Certificate of Incorporation, presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (the “Governance Proposal” or “Proposal No. 4”); a proposal to approve the Velodyne Lidar, Inc. 2020 Equity Incentive Plan (the “Incentive Plan”) (the “Incentive Plan Proposal” or “Proposal No. 5”); a proposal to approve the Velodyne Lidar, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”) (the “ESPP Proposal” or “Proposal No. 6”); and a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination

Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Incentive Plan Proposal or the ESPP Proposal (the “Adjournment Proposal” or “Proposal No. 7”).
Each of these proposals is more fully described in this proxy statement, which each stockholder is encouraged to carefully read.
Pursuant to our current certificate of incorporation, we are providing our public stockholders with the opportunity to redeem, upon the Closing, shares of common stock for cash equal to the pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account (the “Trust Account”) that holds the proceeds of our IPO (including interest not previously released to the Company to pay franchise and income taxes), subject to certain limitations. For illustrative purposes, based on the balance of the Trust Account of approximately $117.3 million as of June 30, 2020, the estimated per share redemption price would have been approximately $10.24. Public stockholders may elect to redeem their shares even if they vote for the Business Combination. Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. If we receive valid redemption requests from holders of public shares prior to the redemption deadline, we may, at our sole discretion, following the redemption deadline and until the date of Closing, seek and permit withdrawals by one or more of such holders of their redemption requests. We may select which holders to seek such withdrawals of redemption requests from based on any factors we may deem relevant, and the purpose of seeking such withdrawals may be to increase the funds held in the Trust Account, including where we otherwise would not satisfy the closing condition that the amount in the Trust Account and the proceeds from the PIPE Investment equal or exceed $200,000,000.
Each redemption of shares of common stock by our public stockholders will reduce the amount in the Trust Account. The Merger Agreement provides that Velodyne’s obligation to consummate the Business Combination is conditioned on the funds in the Trust Account, together with the funding of any amounts payable under the Subscription Agreements, being no less than an aggregate amount of $200,000,000. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by Velodyne. If, as a result of redemptions of common stock by our public stockholders, this condition is not met (or waived), then Velodyne may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our common stock in an amount that would result in the Company’s failure to have net tangible assets equaling or exceeding $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their shares of common stock.
Our Sponsor and the Company’s officers and directors at the time of our IPO (together, our “Initial Stockholders”) have agreed to vote their shares of common stock in favor of the Business Combination. Currently, our Initial Stockholders own approximately 34.7% of our issued and outstanding shares of common stock. In addition, our Initial Stockholders have agreed to waive their redemption rights with respect to such shares (which will be excluded from the pro rata calculation used to determine the per-share redemption price).
We are providing the accompanying proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting (including following any adjournments or postponements of the Special Meeting). Information about the Special Meeting, the Business Combination and other related business to be considered by the Company’s stockholders at the Special Meeting is included in this proxy statement. Whether or not you plan to attend the Special Meeting, we urge all Company stockholders to read this proxy statement, including the Annexes and the accompanying financial statements of the Company and Velodyne, carefully and in their entirety. In particular, we urge you to carefully read the section entitled “Risk Factors” beginning on page 45 of this proxy statement.
After careful consideration, our Board has approved the Merger Agreement and the transactions contemplated therein, and recommends that our stockholders vote “FOR” adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Business Combination, and “FOR” all other proposals presented to our stockholders in the accompanying proxy statement. When you consider the Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder.

Please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Interests of Certain Persons in the Business Combination” for additional information.
Approval of each of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Governance Proposal, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal require the affirmative vote of a majority of the votes cast at the Special Meeting. Approval of the Charter Approval Proposal requires the affirmative vote of a majority of the outstanding shares of our common stock.
Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. Even if you have voted by proxy, you may still vote during the Special Meeting by visiting https://[•] with your 12-digit control number assigned by Continental Stock Transfer & Trust Company included on your proxy card or obtained from them via email. The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal and the Incentive Plan Proposal are approved at the Special Meeting. The proposals in this proxy statement (other than the Governance Proposal and the Adjournment Proposal) are conditioned on the approval of the Business Combination Proposal.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a stockholder of record and you attend the Special Meeting and wish to vote at the Special Meeting, you may revoke your proxy and vote at the Special Meeting.
TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT THE COMPANY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO THE COMPANY’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.
On behalf of our Board, I would like to thank you for your support of Graf Industrial Corp. and look forward to a successful completion of the Business Combination.
By Order of the Board of Directors,
[•], 2020
Michael Dee President, Chief Financial Officer and Director
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.
This proxy statement is dated [•], 2020 and is expected to be first mailed to Company stockholders on or about [•], 2020.

NOTICE OF SPECIAL MEETING OF
STOCKHOLDERS OF GRAF INDUSTRIAL CORP.
TO BE HELD [•], 2020
To the Stockholders of Graf Industrial Corp.:
NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Graf Industrial Corp., a Delaware corporation (the “Company”), will be held on [•], 2020 at [•] Eastern time at http://[•] (the “Special Meeting”). In light of ongoing developments related to coronavirus (COVID-19), after careful consideration, the Company has determined that the Special Meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance and participation while safeguarding the health and safety of our stockholders, directors and management team. You or your proxyholder will be able to attend and vote at the Special Meeting online by visiting https://[•] and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the proxy statement.
At the Special Meeting, you will be asked to consider and vote on proposals to:
1.
Proposal No. 1 — The Business Combination Proposal — To approve and adopt the Agreement and Plan of Merger, dated as of July 2, 2020 (as amended and clarified on August 20, 2020 and as it may be further amended and/or restated from time to time, the “Merger Agreement”) by and among the Company, its wholly owned subsidiary VL Merger Sub Inc. (“Merger Sub”), and Velodyne Lidar, Inc. (“Velodyne”), a copy of which is attached to this proxy statement as Annex A-1, and approve the transactions contemplated thereby (the “Business Combination”), including the merger of Merger Sub with and into Velodyne, with Velodyne surviving the merger as a wholly owned subsidiary of the Company, and the issuance of common stock to Velodyne equity holders as merger consideration. A copy of the Amendment to Agreement and Plan of Merger, dated as of August 20, 2020, by and between Merger Sub, Velodyne and the Company is attached to this proxy statement as Annex A-2, and a copy of the Letter Acknowledgment clarifying the Merger Agreement Amendment is attached to this proxy statement as Annex A-3;

2.
Proposal No. 2 — The Nasdaq Stock Issuance Proposal — To approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market (the “Nasdaq”), the issuance of more than 20% of the Company’s outstanding common stock in connection with the Business Combination and Subscription Agreements, including up to 15,000,000 shares of our common stock to the PIPE Investors, which includes Graf Acquisition LLC (our “Sponsor”) that subscribed for 950,000 shares of common stock, and up to 150,453,811 shares of our common stock to Velodyne equity holders;

3.
Proposal No. 3 — The Charter Approval Proposal — To adopt the proposed Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”) in the form attached hereto as Annex B;

4.
Proposal No. 4 — Governance Proposal — To approve, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Amended and Restated Certificate of Incorporation in accordance with United States Securities and Exchange Commission (“SEC”) requirements;

5.
Proposal No. 5 — Incentive Plan Proposal — To approve the Velodyne Lidar, Inc. 2020 Equity Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan;

6.
Proposal No. 6 — ESPP Proposal — To approve the Velodyne Lidar, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”), including the authorization of the initial share reserve under the ESPP; and

7.
Proposal No. 7 — Adjournment Proposal — To approve, if necessary, the adjournment of the Special Meeting to a later date or dates to permit further solicitation and votes of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Incentive Plan Proposal or the ESPP Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Incentive Plan Proposal or the ESPP Proposal.

The above matters are more fully described in this proxy statement, which also includes, as Annex A, a copy of the Merger Agreement, and Annex B, a copy of the Amended and Restated Certificate of Incorporation. We urge you to carefully read this proxy statement in its entirety, including the Annexes and accompanying financial statements of the Company and Velodyne.
The record date for the Special Meeting is [•], 2020. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting and electronically during the Special Meeting at https://[•].
Pursuant to our current certificate of incorporation, we are providing our public stockholders with the opportunity to redeem, upon the Closing, shares of common stock for cash equal to the pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account that holds the proceeds of our IPO (including interest not previously released to the Company to pay franchise and income taxes ), subject to certain limitations. For illustrative purposes, based on the balance of the Trust Account of $117.3 million as of June 30, 2020, the estimated per share redemption price would have been approximately $10.24. Public stockholders may elect to redeem their shares even if they vote for the Business Combination. Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. If we receive valid redemption requests from holders of public shares prior to the redemption deadline, we may, at our sole discretion, following the redemption deadline and until the date of Closing, seek and permit withdrawals by one or more of such holders of their redemption requests. We may select which holders to seek such withdrawals of redemption requests from based on any factors we may deem relevant, and the purpose of seeking such withdrawals may be to increase the funds held in the Trust Account, including where we otherwise would not satisfy the closing condition that the amount in the Trust Account and the proceeds from the PIPE Investment equal or exceed $200,000,000.
Our Initial Stockholders (as defined above), who own approximately 34.7% of our issued and outstanding shares of common stock, have agreed to vote their shares of common stock in favor of the Business Combination. In addition, our Initial Stockholders have agreed to waive their redemption rights with respect to such shares, which will be excluded from the pro rata calculation used to determine the per-share redemption price. Each redemption of shares of common stock by our public stockholders will reduce the amount in the Trust Account. The Merger Agreement provides that Velodyne’s obligation to consummate the Business Combination is conditioned on the funds in the Trust Account, together with the funding of any amounts payable under the Subscription Agreements, will be no less than an aggregate amount of $200,000,000. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by Velodyne. If, as a result of redemptions of common stock by our public stockholders, this condition is not met (or waived), then Velodyne may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our common stock in an amount that would result in the Company’s failure to have net tangible assets equaling or exceeding $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules). Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their shares of common stock.
In connection with the Business Combination, the Company entered into the Subscription Agreements (as defined above) with the PIPE Investors, pursuant to which, among other things, the Company agreed to issue and sell to the PIPE Investors, in private placements to close immediately prior to the Closing, an aggregate of 15,000,000 shares of common stock at $10.00 per share, for an aggregate purchase price of $150,000,000.

A majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote must be present in person or by proxy to constitute a quorum for the transaction of business at the Special Meeting. The Board recommends that you vote “FOR” each of these proposals.
By Order of the Board of Directors,
Michael Dee President, Chief Financial Officer and Director
Houston, Texas
[•], 2020

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SUMMARY TERM SHEET
This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”
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Graf Industrial Corp., a Delaware corporation, which we refer to as “we,” “us,” “our,” “Graf” or the “Company,” is a special purpose acquisition company (“SPAC”) formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

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There are currently 17,548,260 shares of common stock, par value $0.0001 per share, of the Company, issued and outstanding, consisting of (i) 11,454,132 public shares, and (ii) 6,094,128 Founder Shares held by our Initial Stockholders. There are currently no shares of Company preferred stock issued and outstanding. In addition, we have 24,376,512 public warrants to purchase common stock (originally sold as part of the units issued in our IPO) outstanding along with 14,150,605 private placement warrants issued to our Sponsor in a private placement concurrently with our IPO (which private placement warrants will be automatically cancelled immediately prior to Closing pursuant to the Sponsor Agreement). Each warrant entitles its holder to purchase three-quarters of one share of our common stock at an exercise price of $11.50 per whole share, to be exercised only for a whole number of shares of our common stock. The warrants will become exercisable 30 days after the completion of the Business Combination, and they expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. Once the warrants become exercisable, the Company may redeem the outstanding public warrants at a price of  $0.01 per warrant, if the last reported sales price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which we give notice of such redemption and provided certain other conditions are met. For more information regarding the public warrants, please see the section entitled “Description of Securities.”

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Velodyne is the global leader in lidar technology providing real-time 3D vision for autonomous systems, which Velodyne calls smart vision. Velodyne’s smart vision solutions are advancing the development of safe automated systems throughout the world, thereby empowering the autonomous revolution by allowing machines to see their surroundings. In automotive applications, Velodyne’s products improve roadway safety by providing perception data for reliable object avoidance and safe path-planning. Velodyne has a vision called LIVE, Lidar In Vehicles Everywhere, which encompasses a mass-produced lower cost lidar sold for every model of car and truck. Velodyne believes safety on the roadways is for everyone. To improve roadway, bicycle, and pedestrian safety, Velodyne sells automotive solutions to the rapidly expanding ADAS market, which will incrementally address the requirements of the NHTSA 5-Star Safety Ratings System. Velodyne’s lidar-based smart vision solutions are also deployed in many non-automotive applications, such as autonomous mobile robots, Unmanned Aerial Vehicles (“UAVs”), last-mile delivery, precision agriculture, advanced security systems, and smart city initiatives, among others. Velodyne’s first products were commercially available in 2010. Since then, Velodyne has shipped over 40,000 units and generated cumulative sales of over $570 million. While purchases have been primarily focused on research and development (“R&D”) projects, several of Velodyne’s non-automotive customers are in commercial production with their offerings. Velodyne estimates that Velodyne is addressing a market opportunity for its technology solutions of approximately $11.9 billion in 2022, with roughly 60% attributable to automotive applications. Velodyne believes that it is approaching the inflection point of adoption of lidar solutions across multiple end markets and that Velodyne is well-positioned, with strong customer relationships and a growing government interest in urban safety, to take advantage of these opportunities. For more information about Velodyne, please see the sections entitled “Velodyne’s Business,” “Velodyne’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”

Subject to the terms of the Merger Agreement and customary adjustments, at the effective time of the Business Combination, each share of Velodyne capital stock issued and outstanding immediately prior to the effective time of the Business Combination (other than shares owned by Velodyne as treasury stock or dissenting shares) will convert into a number of shares of Company common stock set forth in the Merger Agreement (the “merger consideration”), which aggregate amount, together with all payments made with respect to all vested Velodyne equity awards (including any equity awards that become vested prior to or in connection with the occurrence of the Business Combination), shall not exceed (1) 143,575,763 shares of Company common stock, including shares issuable in respect of vested equity awards of Velodyne, plus (2) up to 2,000,000 shares of Company common stock earned due to the satisfaction of the Earnout Condition on July 30, 2020 pursuant to the terms of the Merger Agreement (the “Earnout”), including the Earnout RSUs (as described on page 110), which are subject to vesting as described on page 110 and will not represent legally issued and outstanding shares of Company common stock at Closing, plus (3) up to 4,878,048 shares of Company common stock that (i) will only be issued in full if no Velodyne capital stock is repurchased for cash in the Pre-Closing Velodyne Tender Offer or (ii) to the extent shares of Velodyne capital stock are repurchased in the Pre-Closing Velodyne Tender Offer for less than the Maximum Tender Consideration, such 4,878,048 shares of Company Common Stock will decrease accordingly, as described below, for a total of up to a maximum of 150,453,811 shares of Company common stock (the “Maximum Share Consideration”), in the event no shares of Velodyne capital stock are repurchased in the Pre-Closing Velodyne Tender Offer. The Maximum Share Consideration will be decreased by the number of shares of Company common stock that would have been issued to Velodyne equity holders pursuant to the Merger Agreement, but who instead opt to have their respective Velodyne shares repurchased by Velodyne for cash in a tender offer (the “Pre-Closing Velodyne Tender Offer”), which is expected to be consummated prior to the closing of the Business Combination (the closing of the Business Combination, the “Closing”). The Pre-Closing Velodyne Tender Offer will have an aggregate purchase price of up to $50,000,000 in cash (the “Maximum Tender Consideration”), and under the terms of the Pre-Closing Velodyne Tender Offer, Velodyne will repurchase and cancel shares of the holders of Velodyne common and preferred stock who accept Velodyne’s offer to exchange their shares for a per share amount of cash, payable concurrently with or immediately following the Closing and equal to $10.25 times the number of shares of Company common stock that would have been issued as merger consideration in respect of such shares. The cash consideration with respect to the Pre-Closing Velodyne Tender Offer (up to the Maximum Tender Consideration) will be payable concurrently with or immediately following the Closing by the Company. If a total of $50,000,000 of shares of Velodyne common and preferred stock are repurchased in the Pre-Closing Velodyne Tender Offer, the merger consideration will be 145,575,763 shares of Company common stock, including (1) shares issuable in respect of vested equity awards of Velodyne, and (2) up to 2,000,000 shares of Company common stock earned due to the satisfaction of the Earnout Condition, including the Earnout RSUs (as described on page 110), which are subject to vesting as described on page 110 and will not be legally issued and outstanding shares of Company common stock at Closing.
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The PIPE Investors, including our Sponsor, have agreed to purchase 15,000,000 shares of common stock in the aggregate, for $150,000,000 of gross proceeds. In connection with the Business Combination, the Company entered into the Subscription Agreements with the PIPE Investors, including our Sponsor, pursuant to which, among other things, the Company agreed to issue and sell to the PIPE Investors, in private placements to close immediately prior to the Closing, an aggregate of 15,000,000 shares of common stock at $10.00 per share, for an aggregate purchase price of $150,000,000. The PIPE Investors may assign their commitments under the Subscription Agreements to purchase shares of our common stock to one or more of our affiliates.

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (other than the PIPE Investors) will retain an ownership interest of approximately 6.5% in the post-combination company; (ii) the PIPE Investors will own approximately 8.6% of the post-combination company (such that public stockholders, including PIPE Investors, will own approximately 15.1% of the post-combination company); (iii) our Initial Stockholders (including our Sponsor) will own approximately 1.5% of the post-combination company; and (iv) the former Velodyne equity holders are expected to hold, in the aggregate, approximately 83.4% of the issued and outstanding shares of the post-combination company, assuming $50,000,000 of cash is used to repurchase Velodyne shares in the Pre-Closing Velodyne Tender Offer, or approximately 83.8% assuming no shares of Velodyne capital stock are repurchased for cash in the Pre-Closing Velodyne Tender Offer. The foregoing percentages assume the issuance of 6,222,544 shares of Company common stock that will at Closing be subject to stock options and RSUs, as further described in footnotes (2) and (3) to the pro forma capitalization table in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Description of the Transaction.”
Upon the effective time, each outstanding and unsettled restricted stock unit in respect of shares of Velodyne common stock, option to purchase Velodyne common stock and unvested restricted share of Velodyne common stock will be rolled over into restricted stock units, options, or restricted shares, respectively, of common stock in accordance with the terms of the Merger Agreement.
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The ownership percentage with respect to the post-combination company following the Business Combination does not take into account (i) warrants to purchase common stock that will remain outstanding immediately following the Business Combination, or (ii) the issuance of any shares upon completion of the Business Combination under the Incentive Plan or the ESPP, copies of which are attached to this proxy statement as Annex F and Annex G, respectively. If the actual facts are different than these assumptions, the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Proposal No. 5 — Approval of the Incentive Plan” and “Proposal No. 6 — Approval of the ESPP.”

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The Sponsor Agreement provides that, immediately prior to the Closing, and conditioned and effective upon the Closing, 3,519,128 Founder Shares and all of the private placement warrants, in each case held by the Sponsor immediately prior to the Closing, will be automatically cancelled, for no consideration, and shall no longer be outstanding. As a result of such cancellation, the Sponsor will, upon the Closing, be the record owner of 2,507,000 Founder Shares, including 275,000 which will be deemed “Earnout Founder Shares”. The Earnout Founder Shares will be unvested and subject to the vesting and cancellation provisions described in the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Sponsor Agreement.” The Sponsor has agreed not to transfer any unvested Earnout Founder Shares prior to the date such securities become vested.

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Our management and Board considered various factors in determining whether to approve the Merger Agreement and the Business Combination. For more information about our decision-making process, see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

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Pursuant to our current certificate of incorporation, in connection with the Business Combination, holders of our public shares may elect to have their public shares redeemed for cash at the applicable redemption price per share calculated in accordance with our current certificate of incorporation. As of June 30, 2020, the estimated per share redemption price would have been approximately $10.24. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our common stock for cash and will no longer own shares of the post-combination company and will not participate in the future growth of the post-combination company, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent, Continental Stock Transfer & Trust Company, at least two business days prior to the Special Meeting. Please see the section entitled “Special Meeting of Company Stockholders — Redemption Rights.”

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In addition to voting on the proposal to adopt the Merger Agreement and approve the transactions contemplated thereunder, including the Business Combination, at the Special Meeting, the stockholders of the Company will be asked to vote on:

Proposal No. 2 — The Nasdaq Stock Issuance Proposal — To approve, for purposes of complying with applicable listing rules of Nasdaq, the issuance of more than 20% of the Company’s outstanding common stock in connection with the Business Combination and the Subscription Agreements,

including up to 15,000,000 shares of our common stock to the PIPE Investors, including our Sponsor which subscribed for 950,000 shares of common stock, and up to 150,453,811 shares of our common stock to Velodyne equity holders;
Proposal No. 3 — The Charter Approval Proposal — To adopt the proposed Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Annex B;
Proposal No. 4 — Governance Proposal — To approve, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Amended and Restated Certificate of Incorporation in accordance with SEC requirements;
Proposal No. 5 — Incentive Plan Proposal — To approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan;
Proposal No. 6 — ESPP Proposal — To approve the ESPP, including the authorization of the initial share reserve under the ESPP; and
Proposal No. 7 — Adjournment Proposal — To approve, if necessary, the adjournment of the Special Meeting to a later date or dates to permit further solicitation and votes of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Incentive Plan Proposal or the ESPP Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Incentive Plan Proposal or the ESPP Proposal.
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Please see the sections entitled “Proposal No. 1 — Approval of the Business Combination,” “Proposal No. 2 — The Nasdaq Stock Issuance Proposal,” “Proposal No. 3 — The Charter Approval Proposal,” “Proposal No. 4 — Approval of Certain Governance Provisions in the Amended and Restated Certificate of Incorporation,” “Proposal No. 5 — Approval of the Incentive Plan,” “Proposal No. 6 — Approval of the ESPP,” and “Proposal No. 7 — The Adjournment Proposal.” Proposals in this proxy statement (other than the Governance Proposal and the Adjournment Proposal) are conditioned on the approval of the Business Combination Proposal.

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The Merger Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by the Company or Velodyne in specified circumstances. For more information about the termination rights under the Merger Agreement, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Merger Agreement — Termination.”

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The proposed Business Combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

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In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

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the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination;

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the fact that our Sponsor will retain 2,507,000 Founder Shares upon the Closing, 275,000 of which shall be Earnout Founder Shares subject to certain vesting and cancellation provisions as described in the Sponsor Agreement, which if unrestricted and freely tradable would be valued at approximately $[•] based on the closing price of our common stock on the NYSE on [•], 2020 but, given the restrictions on such shares, we believe such shares have less value;

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the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by the applicable deadline;

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if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

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the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

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the fact that James A. Graf will join as a board member of the post-combination company and Michael Dee will continue as a board member of the post-combination company, and each shall be entitled to receive compensation for serving on the board of directors of the post-combination company;

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the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by the applicable deadline; and

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that the Sponsor has entered into a Subscription Agreement with the Company, pursuant to which the Sponsor has committed to purchase 950,000 shares of common stock in the PIPE Investment for an aggregate commitment of approximately $9,500,000.

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “Graf” refer to Graf Industrial Corp., a Delaware corporation, and the term “post-combination company” refers to the company following the consummation of the Business Combination. In this proxy statement:
“ADAS” means Advanced Driver Assistance Systems.
“Amended and Restated Certificate of Incorporation” means the proposed Amended and Restated Certificate of Incorporation of the Company, a form of which is attached hereto as Annex B, which will become the post-combination company’s certificate of incorporation upon the approval of the Charter Approval Proposal, assuming the consummation of the Business Combination.
“applicable deadline” means October 31, 2020.
“Board” or “Board of Directors” means the board of directors of the Company.
“Business Combination” means the transactions contemplated by the Merger Agreement, including the Merger.
“Closing” means the closing of the Business Combination.
“Code” means the Internal Revenue Code of 1986, as amended.
“common stock” or “Company common stock” means the shares of common stock, par value $0.0001 per share, of the Company.
“Company” means Graf Industrial Corp., a Delaware corporation.
“current certificate of incorporation” means our second amended and restated certificate of incorporation, dated October 15, 2018, as amended on April 16, 2020 and further amended on July 23, 2020.
“DGCL” means the General Corporation Law of the State of Delaware.
“Earnout Condition” means the condition in the Merger Agreement specifying that Velodyne equity holders will receive the earn-out shares if the closing price of Company common stock equals or exceeds $15.00 for 20 trading days out of any 30 trading day period commencing on the date of the Merger Agreement. The Earnout Condition was met on July 30, 2020.
“Earnout” or “earn-out shares” means the additional shares of common stock, stock options and/or restricted stock units that are settleable into shares of common stock that former Velodyne equity holders are entitled to receive pursuant to the satisfaction of the Earnout Condition under the Merger Agreement.
“ESPP” means the Velodyne Lidar, Inc. 2020 Employee Stock Purchase Plan.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Founder Shares” means the 6,094,128 shares of common stock that are currently owned by our Initial Stockholders, of which 6,026,128 shares are held by our Sponsor, 25,000 shares are held by Keith W. Abell, 25,000 shares are held by Sabrina Mckee and 18,000 shares are held by Julie Levenson.
“GAAP” means United States generally accepted accounting principles.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Incentive Plan” means the Velodyne Lidar, Inc. 2020 Equity Incentive Plan.
“Initial Stockholders” means our Sponsor together with Keith W. Abell, Sabrina Mckee and Julie Levenson, the Company’s independent directors.
“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IPO” means the Company’s initial public offering, consummated on October 18, 2018, of 24,376,512 units (including 1,876,512 units that were subsequently issued to the underwriters in connection with the partial exercise of their over-allotment option) at $10.00 per unit.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.
“leader,” “leading,” “industry leadership,” “industry leading,” and other similar statements included in this proxy statement and, in particular, in the sections entitled “Summary Term Sheet,” “Summary of the Proxy Statement,” “Proposal No. 1 — Approval of the Business Combination,” “Velodyne’s Business” and “Velodyne’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding Velodyne and its services are based on Velodyne’s belief that none of its competitors holds a combined market position greater than Velodyne’s market position in its sector. Velodyne bases its beliefs regarding these matters, including its estimates of its market share in its sector, on its collective institutional knowledge and expertise regarding its industries, markets and technology, which are based on, among other things, publicly available information, reports of government agencies, RFPs and the results of contract bids and awards, and industry research firms, as well as Velodyne’s internal research, calculations and assumptions based on its analysis of such information and data. Velodyne believes these assertions to be reasonable and accurate as of the date of this proxy statement.
“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of July 2, 2020, by and among the Company, Merger Sub and Velodyne, as amended by the Merger Agreement Amendment.
“Merger Agreement Amendment” means that certain Amendment to Agreement and Plan of Merger, dated as of August 20, 2020, by and among the Company, Merger Sub and Velodyne.
“Maximum Share Consideration” means the aggregate maximum amount of merger consideration that Graf has agreed to pay Velodyne equity holders, consisting of (1) 143,575,763 shares of Company common stock, including shares issuable in respect of vested equity awards of Velodyne, plus (2) up to 2,000,000 shares of Company common stock earned due to the satisfaction of the Earnout Condition on July 30, 2020 pursuant to the terms of the Merger Agreement, including the Earnout RSUs (as described on page 110), which are subject to vesting as described on page 110 and will not be legally issued and outstanding shares of Company common stock at Closing, plus (3) up to 4,878,048 shares of Company common stock that (i) will only be issued in full if no Velodyne capital stock is repurchased for cash in the Pre-Closing Velodyne Tender Offer or (ii) to the extent shares of Velodyne capital stock are repurchased in the Pre-Closing Velodyne Tender Offer for less than the Maximum Tender Consideration, such 4,878,048 shares of Company Common Stock will decrease accordingly, for a total of up to a maximum of 150,453,811 shares of Company common stock, in the event no shares of Velodyne capital stock are repurchased in the Pre-Closing Velodyne Tender Offer.
“Merger” means the merger of Merger Sub with and into Velodyne, with Velodyne continuing as the surviving company.
“Merger Sub” means VL Merger Sub Inc.
“Morrow” means Morrow Sodali, proxy solicitor to the Company.
“Nasdaq” means the Nasdaq Stock Market.
“NHTSA” means the National Highway Traffic Safety Administration.
“NYSE” means the New York Stock Exchange LLC.
“PIPE Investment” means the private placement pursuant to which the PIPE Investors have collectively subscribed for 15,000,000 shares of common stock at $10.00 per share, for an aggregate purchase price of $150,000,000.
“PIPE Investors” means certain institutional investors, including the Sponsor, that will invest in the PIPE Investment.
"PIPE Shares" means the 15,000,000 shares of common stock to be issued in the PIPE Investment.

“Pre-Closing Velodyne Tender Offer” means the tender offer expected to be consummated prior to the Closing in which Velodyne will offer to repurchase and cancel shares of the holders of Velodyne common and preferred stock who accept Velodyne’s offer to exchange their shares for a per share amount of cash, payable concurrently with or immediately following the Closing and equal to $10.25 times the number of shares of Company common stock that would have been issued as merger consideration in respect of such shares. The cash consideration with respect to the Pre-Closing Velodyne Tender Offer (up to the Maximum Tender Consideration) will be payable concurrently with or immediately following the Closing by the Company.
“private placement warrants” means the warrants held by our Sponsor that were issued to our Sponsor in connection with our IPO, each of which is exercisable for three-quarters of one share of common stock, in accordance with its terms.
“public shares” means shares of common stock included in the units issued in the our IPO.
“public stockholders” means holders of public shares, including our Initial Stockholders to the extent our Initial Stockholders hold public shares; provided, that our Initial Stockholders are considered a “public stockholder” only with respect to any public shares held by them.
“public units” means the units sold in our IPO, consisting of one share of common stock and one public warrant of the Company.
“public warrants” means the warrants included in the public units issued in the our IPO, each of which is exercisable for three-quarters of one share of common stock, in accordance with its terms.
“Related Agreements” means, collectively, the Support Agreement, the Sponsor Agreement and the Subscription Agreements.
“RSUs” means restricted stock units granted under the Incentive Plan in accordance with the terms of the Merger Agreement.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“SOX” means the Sarbanes-Oxley Act of 2002.
“Special Meeting” means the special meeting of the stockholders of the Company that is the subject of this proxy statement.
“Sponsor” means Graf Acquisition LLC, a Delaware limited liability company.
“Stock Consideration” means the common stock to be issued to the Velodyne equity holders pursuant to the transactions contemplated by the Merger Agreement, including any earn-out shares issuable pursuant to Article III thereof.
“Subscription Agreements” means, collectively, those certain subscription agreements entered into on July 2, 2020, between the Company and certain investors, including our Sponsor, pursuant to which such investors have agreed to purchase an aggregate of 15,000,000 shares of common stock in the PIPE Investment, and substantially in the form attached hereto as Annex E.
“Transfer Agent” means Continental Stock Transfer & Trust Company.
“Trust Account” means the trust account of the Company that holds the proceeds from the Company’s IPO and a portion of the proceeds from the sale of the private placement warrants.
“Velodyne” means Velodyne Lidar, Inc., a Delaware corporation.
“Velodyne capital stock” means Velodyne common stock, par value $0.0001 per share, series A preferred stock, par value $0.0001 per share, series B preferred stock, par value $0.0001 per share, and series B-1 preferred stock, $0.0001 per share, in each case, that is issued and outstanding immediately prior to the Closing.
“Velodyne equity holder” means each holder of Velodyne capital stock or a vested equity award.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Company.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS
The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to carefully read this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the Special Meeting, which will be held on [•], 2020 at [•] Eastern time at https://[•].
Q:
Why am I receiving this proxy statement?

A:
Our stockholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination, among other proposals. We have entered into the Merger Agreement, pursuant to which the Company’s wholly owned subsidiary will merge with and into Velodyne, with Velodyne surviving the merger as a wholly owned subsidiary of the Company. Subject to the terms of the Merger Agreement and customary adjustments, at the effective time of the Business Combination, each share of Velodyne capital stock issued and outstanding immediately prior to the effective time of the Business Combination (other than shares owned by Velodyne as treasury stock or dissenting shares) will convert into a number of shares of Company common stock set forth in the Merger Agreement. A copy of the Merger Agreement is attached to this proxy statement as Annex A-1, a copy of the Merger Agreement Amendment is attached to this proxy statement as Annex A-2 and a copy of the Letter Acknowledgment clarifying the Merger Agreement Amendment is attached to this proxy statement as Annex A-3.

This proxy statement and its Annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read this proxy statement and its Annexes carefully and in their entirety.
Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.
Q:
When is the Special Meeting?

A:
The Special Meeting will be held on [•], 2020 at [•] Eastern time at http://[•]. In light of ongoing developments related to coronavirus (COVID-19), after careful consideration, the Company has determined that the Special Meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance and participation while safeguarding the health and safety of our stockholders, directors and management team. You or your proxyholder will be able to attend the virtual Special Meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit questions during the Special Meeting by visiting https://[•] and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the proxy statement. Because the special meeting is completely virtual and being conducted via live webcast, stockholders will not be able to attend the meeting in person.

Q:
How can I attend and vote at the Special Meeting?

Any stockholder wishing to attend the virtual meeting should register for the meeting by [•], 2020. To register for the Special Meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:
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If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the Special Meeting, go to https://[•], enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

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Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the Special Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the Special Meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five (5) business days prior to the meeting date in order to ensure access.

Q:
What are the specific proposals on which I am being asked to vote on at the Special Meeting?

A:
You are being asked to consider and vote on proposals to:

1.
Proposal No. 1 — The Business Combination Proposal — To approve and adopt the Merger Agreement, a copy of which is attached to this proxy statement as Annex A-1, a copy of the Merger Agreement Amendment is attached to this proxy statement as Annex A-2 and a copy of the Letter Acknowledgment clarifying the Merger Agreement Amendment is attached to this proxy statement as Annex A-3, and approve the transactions contemplated thereby, including the merger of Merger Sub with and into Velodyne, with Velodyne surviving the merger as a wholly owned subsidiary of the Company, and the issuance of common stock to Velodyne equity holders as merger consideration;

2.
Proposal No. 2 — The Nasdaq Stock Issuance Proposal — To approve, for purposes of complying with applicable listing rules of Nasdaq, the issuance of more than 20% of the Company’s outstanding common stock in connection with the Business Combination and the Subscription Agreements, including up to 15,000,000 shares of our common stock to the PIPE, which includes our Sponsor that subscribed for 950,000 shares of common stock, and up to 150,453,811 shares of our common stock to Velodyne equity holders;

3.
Proposal No. 3 — The Charter Approval Proposal — To adopt the proposed Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B;

4.
Proposal No. 4 — Governance Proposal — To approve, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Amended and Restated Certificate of Incorporation in accordance with SEC requirements;

5.
Proposal No. 5 — Incentive Plan Proposal — To approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan;

6.
Proposal No. 6 — ESPP Proposal — To approve the ESPP, including the authorization of the initial share reserve under the ESPP; and

7.
Proposal No. 7 — Adjournment Proposal — To approve, if necessary, the adjournment of the Special Meeting to a later date or dates to permit further solicitation and votes of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Incentive Plan Proposal or the ESPP Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Incentive Plan Proposal or the ESPP Proposal.

Q:
Are the proposals conditioned on one another?

A:
Yes. The proposals in this proxy statement (other than the Governance Proposal and the Adjournment Proposal) are conditioned on the approval of the Business Combination Proposal. Therefore, approval of the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Incentive Plan Proposal and the ESPP Proposal are conditioned upon stockholders’ approval of the Business Combination

Proposal. Moreover, the transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal and the Incentive Plan Proposal are approved at the Special Meeting.
It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal or the Incentive Plan Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by the applicable deadline, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders.
Our current deadline to consummate the Business Combination is July 31, 2020; however, we have asked our stockholders, at a special meeting to be held on Wednesday, July 29, 2020, to amend our current certificate of incorporation to extend the date by which the Company has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from July 31, 2020 to October 31, 2020 (the “Extension,” and such date, the “Extended Date”). For more information regarding that meeting, please see our preliminary proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 26, 2020 and available at www.sec.gov.
Q:
Why is the Company providing stockholders with the opportunity to vote on the Business Combination?

A:
Under our current certificate of incorporation, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote, rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the Business Combination Proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the Closing. The adoption of the Merger Agreement is required under Delaware law and the approval of the Business Combination is required under our current certificate of incorporation. In addition, such approval is also a condition to the Closing under the Merger Agreement.

Q:
What revenues and profits/losses has Velodyne generated in the last three years?

A:
For the years ended December 31, 2017, 2018 and 2019, Velodyne had revenue of approximately $182.1 million, $142.9 million and $101.4 million, respectively, and net income for the year ended December 31, 2017 of $15.8 million and net loss for the years ended December 31, 2018 and 2019 of $62.3 million and $67.2 million, respectively. For additional information, please see the sections entitled “Selected Historical Consolidated Financial Data of Velodyne” and “Velodyne’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Q:
What will happen in the Business Combination?

A:
Pursuant to the Merger Agreement, Velodyne will become a wholly-owned subsidiary of the Company as a result of the Company’s wholly owned subsidiary, Merger Sub merger with and into Velodyne, with Velodyne surviving the merger as a wholly owned subsidiary of the Company.

Q:
Following the Business Combination, will the Company’s securities continue to trade on a stock exchange?

A:
Yes. We intend to apply to list the post-combination company’s common stock and warrants on Nasdaq under the symbol “VLDR”and “VLDRW,” respectively, upon the Closing. Our units will automatically separate into the component securities upon consummation of the Business Combination and, as a result, will no longer trade as a separate security.

Q:
How has the announcement of the Business Combination affected the trading price of the Company’s common stock?

A:
On July 1, 2020, the trading date before the public announcement of the Business Combination, the

Company’s units, common stock and warrants closed at $15.00, $13.85 and $2.29, respectively. On [•], the trading date immediately prior to the date of this proxy statement, the Company’s units, common stock and warrants closed at $[•], $[•] and $[•], respectively.
Q:
How will the Business Combination impact the shares of the Company outstanding after the Business Combination?

A:
After the Business Combination and the consummation of the transactions contemplated thereby, including the PIPE Investment, the amount of common stock outstanding will increase by approximately 900% to approximately 174,604,895 shares of common stock (assuming that no shares of common stock are redeemed). Additional shares of common stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including the issuance of shares of common stock upon exercise or settlement of the public warrants, private placement warrants, options and RSUs issued in connection with the Business Combination after the Business Combination. The issuance and sale of such shares in the public market could adversely impact the market price of our common stock, even if our business is doing well.

Q:
Is the Business Combination the first step in a “going private” transaction?

A:
No. The Company does not intend for the Business Combination to be the first step in a “going private” transaction. One of the primary purposes of the Business Combination is to provide a platform for Velodyne to access the U.S. public markets.

Q:
Will the management of Velodyne change in the Business Combination?

A:
We anticipate that all of the executive officers of Velodyne will remain with the post-combination company. The current directors of the Company other than Michael Dee will resign at the time of the Business Combination. David S. Hall, Anand Gopalan, Marta Thoma Hall, Joseph B. Culkin, Barbara Samardzich and Christopher Thomas have been nominated to serve as directors of the post-combination company upon completion of the Business Combination. Please see the sections entitled “Management After the Business Combination” for additional information.

Q:
What equity stake will current stockholders of the Company, PIPE Investors and the Velodyne equity holders hold in the post-combination company after the Closing?

A:
It is anticipated that, upon completion of the Business Combination, assuming no redemptions: (i) the Company’s public stockholders will retain an ownership interest of approximately 6.5% in the post-combination company (not including shares beneficially owned by our Sponsor); (ii) the PIPE Investors will own approximately 8.6% of the post-combination company (such that public stockholders, including PIPE Investors, will own approximately 15.1% of the post-combination company); (iii) our Initial Stockholders (including our Sponsor) will own approximately 1.5% of the post-combination company; and (iv) the former Velodyne equity holders are expected to hold, in the aggregate, approximately 83.4% of the issued and outstanding shares of the post-combination company, assuming $50,000,000 of cash is used to repurchase Velodyne shares in connection with the Pre-Closing Velodyne Tender Offer, which is expected to be consummated prior to the Closing, or approximately 83.8% assuming no shares of Velodyne capital stock are repurchased for cash in the Pre-Closing Velodyne Tender Offer. The foregoing percentages assume the issuance of 6,222,544 shares of Company common stock that will at Closing be subject to stock options and RSUs, as further described in footnotes (2) and (3) to the pro forma capitalization table in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Description of the Transaction.”

The ownership percentage with respect to the post-combination company following the Business Combination does not take into account (i) warrants to purchase common stock that will remain outstanding immediately following the Business Combination and (ii) the issuance of any shares upon completion of the Business Combination under the Incentive Plan or the ESPP, copies of which are attached to this proxy statement as Annex F and Annex G, respectively. If the actual facts are different than these assumptions, the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled

“Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Proposal No. 5 — Approval of the Incentive Plan” and “Proposal No. 6 — Approval of the ESPP.”
Q:
Will the Company obtain new financing in connection with the Business Combination?

A:
Yes. The PIPE Investors have agreed to purchase 15,000,000 shares of common stock in the aggregate, for $150,000,000 of gross proceeds, pursuant to the Subscription Agreements. The Subscription Agreements are contingent upon, among other things, stockholder approval of the Business Combination Proposal and the Closing. See “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Subscription Agreements.” The Company does not currently anticipate obtaining any new debt financing to fund the Business Combination.

Q:
What conditions must be satisfied to complete the Business Combination?

A:
There are a number of closing conditions in the Merger Agreement, including the approval by the stockholders of the Company of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Incentive Plan Proposal and the ESPP Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Merger Agreement.”

Q:
Are there any arrangements to help ensure that the Company will have sufficient funds, together with the proceeds in its Trust Account and from the PIPE Investment, to fund the aggregate purchase price?

A:
Unless waived by Velodyne the Merger Agreement provides that Velodyne’s obligation to consummate the Business Combination is conditioned on the funds in the Trust Account, together with the funding of any amounts payable under the Subscription Agreements, will be no less than an aggregate amount of $200,000,000. The PIPE Investors have agreed to purchase approximately 15,000,000 shares of common stock at $10.00 per share for gross proceeds to the Company of approximately $150,000,000 pursuant to Subscription Agreements entered into at the signing of the Merger Agreement. The PIPE Investment is contingent upon, among other things, (i) stockholder approval of the Business Combination Proposal and the Closing and (ii) there being at least $50,000,000 remaining in the Trust Account on the Closing after taking into account redemptions by the Company’s public stockholders (if any).

The Company will use the proceeds of the PIPE Investment, together with the funds in the Trust Account, to: (i) pay Company stockholders who properly exercise their redemption rights; and (ii) pay certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by the Company and other parties to the Merger Agreement in connection with the transactions contemplated by the Merger Agreement, including the Business Combination, and pursuant to the terms of the Merger Agreement.
Q:
Why is the Company proposing the Nasdaq Stock Issuance Proposal?

A:
We are proposing the Nasdaq Stock Issuance Proposal in order to comply with Nasdaq Listing Rule s 5635(a) and (d), which require stockholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or shares of common stock outstanding before the issuance of stock or securities.

In connection with the Business Combination, we expect to issue (i) up to 150,453,811 shares of common stock in the Business Combination, and (ii) approximately 15,000,000 shares of common stock in the PIPE Investment. Because we may issue 20% or more of our outstanding common stock when considering together the Stock Consideration and the PIPE Investment, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rule s 5635(a) and (d). For more information, please see the section entitled “Proposal No. 2 — The Nasdaq Stock Issuance Proposal.”

Q:
Why is the Company proposing the Charter Approval Proposal?

A:
The Amended and Restated Certificate of Incorporation that we are asking our stockholders to adopt in connection with the Business Combination (the “Charter Approval Proposal” or “Proposal No. 3”) provides for certain amendments to our existing certificate of incorporation. Pursuant to Delaware law and the Merger Agreement, we are required to submit the Charter Approval Proposal to the Company’s stockholders for adoption. For additional information please see the section entitled “Proposal No. 3 — The Charter Approval Proposal.”

Q:
Why is the Company proposing the Governance Proposal?

A:
As required by applicable SEC guidance, the Company is requesting that its stockholders vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions contained in the Amended and Restated Certificate of Incorporation that materially affect stockholder rights. This separate vote is not otherwise required by Delaware law separate and apart from the Charter Approval Proposal (Proposal No. 3), but pursuant to SEC guidance, the Company is required to submit these provisions to its stockholders separately for approval. However, the stockholder vote regarding this proposal is an advisory vote, and is not binding on the Company or its board of directors. Furthermore, the Business Combination is not conditioned on the separate approval of the Governance Proposal. For additional information, please see the section entitled “Proposal No. 4 — Approval of Certain Governance Provisions in the Amended and Restated Certificate of Incorporation.”

Q:
Why is the Company proposing the Incentive Plan Proposal?

A:
The purpose of the Incentive Plan Proposal is to further align the interests of the eligible participants with those of stockholders by providing long- term incentive compensation opportunities tied to the performance of the Company. Please see the section entitled “Proposal No. 5 — Approval of the Incentive Plan” for additional information.

Q:
Why is the Company proposing the ESPP Proposal?

A:
The purpose of the ESPP Proposal is to provide eligible employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing common stock on favorable terms and to pay for such purchases through payroll deductions. The Company believes by providing eligible employees with an opportunity to increase their proprietary interest in the success of the Company, the ESPP will motivate participants to offer their maximum effort to the Company and help focus them on the creation of long-term value consistent with the interests of the Company’s stockholders. For more information about the ESPP, please see the section entitled “Proposal No. 6 — Approval of the ESPP”.

Q:
Why is the Company proposing the Adjournment Proposal?

A:
We are proposing the Adjournment Proposal to allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Incentive Plan Proposal or the ESPP Proposal, but no other proposal if the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Incentive Plan Proposal and the ESPP Proposal are approved. Please see the section entitled “Proposal No. 7 — The Adjournment Proposal” for additional information.

Q:
What happens if I sell my shares of common stock before the Special Meeting?

A:
The record date for the Special Meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of common stock after the record date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be able to seek redemption of your shares of common stock because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of common stock prior to the record date, you will have no right to vote those shares at the Special Meeting or redeem those shares for a pro rata portion of the proceeds held in our Trust Account.
Q:
What constitutes a quorum at the Special Meeting?

A:
A majority of the voting power of all outstanding shares of the capital stock of the Company entitled to vote must be present in person or by proxy (which would include presence at the virtual Special Meeting) to constitute a quorum for the transaction of business at the Special Meeting. Abstentions will be counted as present for the purpose of determining a quorum. Our Initial Stockholders, who currently own approximately 34.7% of our issued and outstanding shares of common stock, will count towards this quorum. In the absence of a quorum, the chairman of the Special Meeting has power to adjourn the Special Meeting. As of the record date for the Special Meeting, [•] shares of our common stock would be required to achieve a quorum.

Q:
What vote is required to approve the proposals presented at the Special Meeting?

A:
Proposal 1 — The Business Combination Proposal:   The approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote, as well as an abstention from voting and a broker non-vote, will have no effect on the Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Business Combination Proposal. Our Initial Stockholders have agreed to vote their shares of common stock “FOR” the Business Combination Proposal.

Proposal 2 — The Nasdaq Stock Issuance Proposal:   The approval of the Nasdaq Stock Issuance Proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Special Meeting. Accordingly, under Delaware law, a Company stockholder’s failure to vote, as well as an abstention and broker non-vote, will have no effect on the Nasdaq Stock Issuance Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established.
Proposal 3 — The Charter Approval Proposal:   The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote, as well as an abstention from voting and a broker non-vote, will have the same effect as a vote “AGAINST” such Charter Approval Proposal.
Proposal 4 — The Governance Proposal:   The approval of the Governance Proposal, which is a non-binding advisory vote, requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote, as well as an abstention from voting and a broker non-vote, will have no effect on the Governance Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Governance Proposal.
Proposal 5 — The Incentive Plan Proposal:   The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Special Meeting. Accordingly, under Delaware law, a Company stockholder’s failure to vote by proxy, as well as an abstention and broker non-vote, will have no effect on the Incentive Plan Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established.
Proposal 6 — The ESPP Proposal:   The approval of the ESPP Proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Special Meeting. Accordingly, under Delaware law, a Company stockholder’s failure to vote by proxy, as well as an abstention and broker non-vote, will have no effect on the ESPP Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established.
Proposal 7 — The Adjournment Proposal:   The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote, as well as an abstention from voting and a broker non-vote, will have no effect on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Adjournment Proposal.
Q:
What happens if the Business Combination Proposal is not approved?

A:
If the Business Combination Proposal is not approved and we do not consummate a business combination by the applicable deadline, we will be required to dissolve and liquidate our Trust Account.

Our current deadline to consummate the Business Combination is July 31, 2020; however, we have asked our stockholders, at a special meeting to be held on Wednesday, July 29, 2020, to amend our current certificate of incorporation to extend the date by which the Company has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from July 31, 2020 to October 31, 2020 (the “Extension,” and such date, the “Extended Date”). For more information regarding that meeting, please see our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 8, 2020 and available at www.sec.gov.
Q:
May the Company, its Sponsor or the Company’s directors or officers or their affiliates purchase shares in connection with the Business Combination?

A:
In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such selling stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such selling stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors or officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account.

Q:
How many votes do I have at the Special Meeting?

A:
Our stockholders are entitled to one vote on each proposal presented at the Special Meeting for each share of common stock held of record as of [•], 2020, the record date for the Special Meeting. As of the close of business on the record date, there were 17,548,260 outstanding shares of our common stock.

Q:
How do I vote?

A:
If you were a stockholder of record on [•], 2020, you may vote by granting a proxy. Specifically, you may vote:

•
By Mail — You may vote by mail by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Votes submitted by mail must be received by [•] Eastern time on [•], 2020.

•
You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

•
We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting.

•
If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

•
Voting at the Special Meeting — We will be hosting the Special Meeting via live webcast. If you attend the Special Meeting, you may submit your vote at the Special Meeting online at http://[•], in which case any votes that you previously submitted will be superseded by the vote that you cast at the Special Meeting.

If you hold your shares in street name, you must submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.
Q:
What will happen if I abstain from voting or fail to vote at the Special Meeting?

A:
At the Special Meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, a failure to vote or an abstention will have no effect on the Business Combination Proposal, the Governance Proposal, and the Adjournment Proposal. However, an abstention or failure to vote will have the same effect as a vote “AGAINST” the Charter Approval Proposal.

Q:
What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:
Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting.

Q:
If I am not going to attend the Special Meeting, should I return my proxy card instead?

A:
Yes. Whether you plan to attend the Special Meeting or not, please read the enclosed proxy statement carefully. If you are a stockholder of record of our common stock as of the close of business on the record date, you can vote by proxy by mail by following the instructions provided in the enclosed proxy card. Please note that if you are a beneficial owner of our common stock, you may vote by submitting voting instructions to your broker, bank or nominee, or otherwise by following instructions provided by your broker, bank or nominee. Telephone and internet voting may be available to beneficial owners. Please refer to the vote instruction form provided by your broker, bank or nominee.

Q:
What is the difference between a stockholder of record and a “street name” holder?

A:
If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and access to proxy materials is being provided directly to you. If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of those shares, which are considered to be held in “street name.” Access to proxy materials is being provided to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares.

Q:
If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:
No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the stockholders at this Special Meeting will be considered non-routine and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the Special Meeting. If you do not submit voting instructions, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.
Q:
How will a broker non-vote impact the results of each proposal?

A:
Broker non-votes will count as a vote “AGAINST” the Charter Approval Proposal but will not have any effect on the outcome of any other proposals.

Q:
May I change my vote after I have returned my signed proxy card or voting instruction form?

A:
Yes. If you are a holder of record of our common stock as of the close of business on the record date, whether you vote by mail, you can change or revoke your proxy before it is voted at the Special Meeting by:

•
delivering a signed written notice of revocation to our Secretary at Graf Industrial Corp., 118 Vintage Park Blvd., Houston, Texas 77070, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•
signing and delivering a new proxy, relating to the same shares and bearing a later date; or

•
attending and voting at the Special Meeting and voting, although attendance at the special meeting will not, by itself, revoke a proxy.

If you are a beneficial owner of our common stock as of the close of business on the record date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.
Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:
How will the Company’s Sponsor, directors and officers vote?

A:
Prior to our IPO, we entered into agreements with our Sponsor and each of our directors and officers, pursuant to which each agreed to vote any shares of common stock owned by them in favor of the Business Combination Proposal. None of our Sponsor, directors or officers has purchased any shares of our common stock during or after our IPO and, as of the date of this proxy statement, neither we nor our Sponsor, directors or officers have entered into agreements, and are not currently in negotiations, to purchase shares prior to the consummation of the Business Combination. Currently, our Initial Stockholders own approximately 34.7% of our issued and outstanding shares of common stock, including all of the Founder Shares, and will be able to vote all such shares at the Special Meeting.

Q:
What interests do the Sponsor and the Company’s current officers and directors have in the Business Combination?

A:
Our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests. You should take these interests into account in deciding whether to approve the Business Combination. These interests include:
•
the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination;

•
the fact that our Sponsor will retain 2,507,000 Founder Shares upon the Closing, 275,000 of which shall be Earnout Founder Shares subject to certain vesting and cancellation provisions as described in the Sponsor Agreement, which if unrestricted and freely tradable would be valued at approximately $[•] based on the closing price of our common stock on the NYSE on [•], 2020 but, given the restrictions on such shares, we believe such shares have less value;

•
the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by the applicable deadline;

•
if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•
the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•
the fact that James A. Graf will join as a board member of the post-combination company and Michael Dee will continue as a board member of the post-combination company, and each shall be entitled to receive compensation for serving on the board of directors of the post-combination company;

•
the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by the applicable deadline; and

•
that the Sponsor has entered into a Subscription Agreement with the Company, pursuant to which the Sponsor has committed to purchase 950,000 shares of common stock in the PIPE Investment for an aggregate commitment of approximately $9,500,000.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.
Q:
What happens if I vote against the Business Combination Proposal?

A:
If you vote against the Business Combination Proposal but the Business Combination Proposal still obtains the affirmative vote of a majority of the votes cast by holders of our common stock represented in person or by proxy and entitled to vote at the Special Meeting, then the Business Combination Proposal will be approved and, assuming the approval of the Nasdaq Stock Issuance Proposal and the Charter Approval Proposal and the satisfaction or waiver of the other conditions to closing, the Business Combination will be consummated in accordance with the terms of the Merger Agreement.

If you vote against the Business Combination Proposal and the Business Combination Proposal does not obtain the affirmative vote of a majority of the votes cast by holders of our of common stock represented in person or by proxy and entitled to vote at the Special Meeting, then the Business Combination Proposal will fail and we will not consummate the Business Combination. If we do not consummate the Business Combination, we may continue to try to complete a business combination with a different target business until the applicable deadline. If we fail to complete an initial business combination by the applicable deadline, then we will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to our public stockholders.
Q:
Do I have redemption rights?

A:
Pursuant to our current certificate of incorporation, we are providing our public stockholders with the opportunity to redeem, upon the Closing, shares of common stock for cash equal to the pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account that holds the proceeds of our IPO (including interest not previously released to the Company to pay franchise and income taxes ), subject to certain limitations. For illustrative purposes, based on the balance of the Trust Account of $117.3 million as of June 30, 2020, the estimated per share redemption price would have been approximately $10.24. Public stockholders may elect to redeem their shares even if they vote for the Business Combination. Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. If we receive valid redemption requests from holders of public shares prior to the redemption deadline, we may, at our sole discretion, following the redemption deadline and until the date of Closing, seek and permit withdrawals by one or more of such holders of their redemption requests. We may select which holders to seek such withdrawals of redemption requests from based on any factors we may deem relevant, and the purpose of seeking such withdrawals may be to increase the funds held in the Trust Account, including where we otherwise would not satisfy the closing condition that the amount in the Trust Account and the proceeds from the PIPE Investment equal or exceed $200,000,000.

Our Initial Stockholders have agreed to waive their redemption rights with respect to such shares, which will be excluded from the pro rata calculation used to determine the per-share redemption price. Each redemption of shares of common stock by our public stockholders will reduce the amount in the Trust Account. The Merger Agreement provides that Velodyne’s obligation to consummate the Business Combination is conditioned on the funds in the Trust Account, together with the funding of any amounts payable under the Subscription Agreements, will be no less than an aggregate amount of $200,000,000. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by Velodyne. If, as a result of redemptions of common stock by our public stockholders, this condition is not met (or waived), then Velodyne may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our common stock in an amount that would result in the Company’s failure to have net tangible assets equaling or exceeding $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules). Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their shares of common stock by the applicable deadline.
Q:
Can the Initial Stockholders redeem their Founder Shares in connection with consummation of the Business Combination?

A:
No. Our Initial Stockholders, officers and directors have agreed to waive their redemption rights with respect to their shares of common stock in connection with the consummation of our Business Combination. Our Initial Stockholders have also agreed to waive their right to a conversion price adjustment with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination.

Q:
Is there a limit on the number of shares I may redeem?

A:
We have no specified maximum redemption threshold under our current certificate of incorporation. Each redemption of shares of common stock by our public stockholders will reduce the amount in the Trust Account. The Merger Agreement provides that Velodyne’s obligation to consummate the Business Combination is conditioned on the funds in the Trust Account, together with the funding of any amounts payable under the Subscription Agreements, being no less than an aggregate amount of $200,000,000. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by Velodyne. If, as a result of redemptions of common stock by our public stockholders, this condition is not met (or waived), then Velodyne may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our common stock in an amount that would result in the Company’s failure to have net tangible assets equaling or exceeding $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules).
Q:
Is there a limit on the total number of shares that may be redeemed?

A:
Yes. Our current certificate of incorporation provides that we may not redeem our public shares in an amount that would result in the Company’s failure to have net tangible assets in excess of $5,000,000 (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the Merger Agreement. Other than this limitation, our current certificate of incorporation does not provide a specified maximum redemption threshold. In addition, the Merger Agreement provides that the obligation of Velodyne to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the PIPE Investment equaling or exceeding $200,000,000. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Based on the amount of approximately $117.3 million in our Trust Account as of June 30, 2020, and taking into account the anticipated gross proceeds of approximately $150,000,000 from the PIPE Investment, approximately 6,564,785 shares of common stock may be redeemed and still enable us to have sufficient cash to satisfy the cash closing conditions in the Merger Agreement. We refer to this as the maximum redemption scenario.
Q:
Will how I vote affect my ability to exercise redemption rights?

A:
No. You may exercise your redemption rights whether you vote your shares of common stock for or against, or whether you abstain from voting on the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Merger Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q:
How do I exercise my redemption rights?

A:
In order to exercise your redemption rights, you must (i)(a) hold public shares or (b) hold public shares through units and elect to separate your unites into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and (ii) prior to 5:00 p.m. Eastern time on [•], 2020 (two business days before the Special Meeting) (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

The Transfer Agent’s address is as follows:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com
Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.
Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using Depository Trust Company’s (“DTC”) Deposit/Withdrawal At Custodian (“DWAC”) system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when such delivery must be effectuated.
Q:
What are the U.S. federal income tax consequences of exercising my redemption rights?

A:
The U.S. federal income tax consequences of the redemption depend on particular facts and circumstances. Please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Material United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:
If I am a Company warrant holder, can I exercise redemption rights with respect to my public warrants?

A:
No. The holders of our public warrants have no redemption rights with respect to our public warrants.

Q:
Do I have appraisal rights if I object to the proposed Business Combination?

A:
No. Appraisal rights are not available to holders of our common stock in connection with the Business Combination.

Q:
What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:
The funds held in the Trust Account (together with the proceeds from the PIPE Investment) will be used to: (i) pay Company stockholders who properly exercise their redemption rights; and (ii) pay certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by the Company and other parties to the Merger Agreement in connection with the transactions contemplated by the Merger Agreement, including the Business Combination, and pursuant to the terms of the Merger Agreement.

Q:
What happens if the Business Combination is not consummated?

A:
There are certain circumstances under which the Merger Agreement may be terminated. Please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Merger Agreement” for information regarding the parties’ specific termination rights.

If we do not consummate the Business Combination, we may continue to try to complete a business combination with a different target business until the applicable deadline. If we fail to complete an initial business combination by the applicable deadline, then we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the IPO. Please see the section entitled “Risk Factors — Risks Related to the Company and the Business Combination.”
Holders of our Founder Shares have waived any right to any liquidation distribution with respect to such shares and the underwriters of our IPO agreed to waive their rights to the business combination marketing fee held in the Trust Account in the event we do not complete our initial business combination within the required period. In addition, if we fail to complete a business combination by the applicable deadline, there will be no redemption rights or liquidating distributions with respect to our outstanding warrants, which will expire worthless.
Q:
When is the Business Combination expected to be completed?

A:
The closing of the Business Combination is expected to take place on or prior to the third business day following the satisfaction or waiver of the conditions described below in the subsection entitled “Proposal No. 1 — Approval of the Business Combination — The Merger Agreement — Conditions to Closing of the Business Combination.” The closing is expected to occur in the third quarter of 2020. The Merger Agreement may be terminated by the Company or Velodyne if the Closing has not occurred by September 30, 2020.

For a description of the conditions to the completion of the Business Combination, see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Merger Agreement— Conditions to Closing of the Business Combination.”
Q:
What do I need to do now?

A:
You are urged to carefully read and consider the information contained in this proxy statement, including the Annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:
Who will solicit and pay the cost of soliciting proxies for the Special Meeting?

A:
The Company is soliciting proxies on behalf of its Board. The Company will pay the cost of soliciting proxies for the Special Meeting. The Company has engaged Morrow to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Morrow a fee of $[•], plus disbursements, and will reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company’s common stock for their expenses in forwarding soliciting materials to beneficial owners of the Company’s common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:
Who can help answer my questions?

A:
If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Graf Industrial Corp.
117 Vintage Park Blvd., Suite W-222
Houston, Texas 77070
Attn: James A. Graf and Michael Dee
Email: james@grafacq.com
You may also contact our proxy solicitor at:
Morrow Sodali LLC
470 West Avenue
Stamford, Connecticut 06902
Individuals, please call toll-free: (800) 662-5200
Banks and brokerage, please call: (203) 658-9400
Email: graf.info@investor.morrowsodali.com
To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the Special Meeting.
You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”
If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our Transfer Agent prior to the Special Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact our Transfer Agent:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT
This summary highlights selected information contained in this proxy statement and does not contain all of the information that may be important to you. You should carefully read this entire proxy statement, including the Annexes and accompanying financial statements of the Company and Velodyne, to fully understand the proposed Business Combination (as described below) before voting on the proposals to be considered at the Special Meeting (as described below). Please see the section entitled “Where You Can Find More Information” beginning on page 283 of this proxy statement.
Unless otherwise specified, all share calculations assume: (i) no exercise of redemption rights by the Company’s public stockholders; (ii) no inclusion of any shares of common stock issuable upon the exercise of the Company’s warrants or any shares to be issued pursuant to the Incentive Plan or the ESPP at or following the Closing; (iii) an equity raise of approximately $150,000,000 of gross proceeds from the PIPE Investment of 15,000,000 shares of common stock at $10.00 per share; and (iv) no issuance of the earn-out shares to Velodyne equity holders upon satisfaction of the earn-out conditions.
Parties to the Business Combination
The Company
The Company is a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
The mailing address of the Company’s principal executive office is 118 Vintage Park Blvd, Suite W-222, Houston, Texas 77070.
Merger Sub
Merger Sub, a Delaware corporation, is a wholly-owned subsidiary of the Company, formed by the Company in June 2020, to consummate the Business Combination. In the Business Combination, Merger Sub will merge with and into Velodyne, with Velodyne continuing as the surviving corporation.
The mailing address of Merger Sub’s principal executive office is 118 Vintage Park Blvd, Suite W-222, Houston, Texas 77070.
Velodyne
Velodyne is the global leader in lidar technology providing real-time 3D vision for autonomous systems, which Velodyne calls smart vision. Velodyne’s smart vision solutions are advancing the development of safe automated systems throughout the world, thereby empowering the autonomous revolution by allowing machines to see their surroundings. In automotive applications, Velodyne’s products improve roadway safety by providing perception data for reliable object avoidance and safe path-planning. Velodyne has a vision called LIVE, Lidar In Vehicles Everywhere, which encompasses a mass-produced lower cost lidar sold for every model of car and truck. Velodyne believes safety on the roadways is for everyone. To improve roadway, bicycle, and pedestrian safety, Velodyne sells automotive solutions to the rapidly expanding ADAS market, which will incrementally address the requirements of the NHTSA 5-Star Safety Ratings System. Velodyne’s lidar-based smart vision solutions are also deployed in many non-automotive applications, such as autonomous mobile robots, UAVs, last-mile delivery, precision agriculture, advanced security systems, and smart city initiatives, among others. Velodyne’s first products were commercially available in 2010. Since then, Velodyne has shipped over 40,000 units and generated cumulative sales of over $570 million. While purchases have been primarily focused on R&D projects, several of Velodyne’s non-automotive customers are in commercial production with their offerings. Velodyne estimates that Velodyne is addressing a market opportunity for its technology solutions of approximately $11.9 billion in 2022, with roughly 60% attributable to automotive applications. Velodyne believes that it is approaching the inflection point of adoption of lidar solutions across multiple end markets and that Velodyne is well-positioned, with strong customer relationships and a growing government interest in urban safety, to take advantage of these opportunities.

The mailing address of Velodyne’s principal executive office is 5521 Hellyer Avenue, San Jose, CA 95138, and its telephone number is (669) 275-2251.
For more information about Velodyne, please see the sections entitled “Velodyne’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Velodyne’s Business” and “Management after the Business Combination.”
The Business Combination Proposal
On July 2, 2020, the Company and Merger Sub entered into the Merger Agreement with Velodyne. Furthermore, on August 20, 2020, the Company and Merger Sub entered into the Merger Agreement Amendment and the Letter Acknowledgment with Velodyne. On September 7, 2020, Graf and Velodyne executed a letter agreement agreeing to list the shares of the post-combination company on Nasdaq, instead of the NYSE. Graf shares are currently listed on the NYSE and will be delisted concurrently with the listing of the post-combination company shares on Nasdaq at Closing. If the Merger Agreement is adopted by Velodyne stockholders and the Merger Agreement is approved by Company stockholders at the Special Meeting, Merger Sub will merge with and into Velodyne, with Velodyne surviving the merger as a wholly owned subsidiary of the Company. For more information about the transactions contemplated by the Merger Agreement, please see the section entitled “Proposal No. 1 — Approval of the Business Combination.” Copies of the Merger Agreement, the Merger Agreement Amendment and the Letter Acknowledgment clarifying the Merger Agreement are attached to this proxy statement as Annex A-1, Annex A-2 and Annex A-3, respectively.
Merger Consideration to the Velodyne shareholders
Subject to the terms of the Merger Agreement and customary adjustments, at the effective time of the Business Combination, each share of Velodyne capital stock issued and outstanding immediately prior to the effective time of the Business Combination (other than shares owned by Velodyne as treasury stock or dissenting shares) will convert into a number of shares of Company common stock set forth in the Merger Agreement (the “merger consideration”), which aggregate amount, together with all payments made with respect to all vested Velodyne equity awards, shall not exceed (1) 143,575,763 shares of Company common stock, including shares issuable in respect of vested equity awards of Velodyne, plus (2) up to 2,000,000 shares of Company common stock earned due to the satisfaction of the Earnout Condition on July 30, 2020 pursuant to the terms of the Merger Agreement (the “Earnout”), including the Earnout RSUs (as described on page 110), which are subject to vesting as described on page 110 and will not be legally issued and outstanding shares of Company common stock at Closing, plus (3) up to 4,878,048 shares of Company common stock that (i) will only be issued in full if no Velodyne capital stock is repurchased for cash in the Pre-Closing Velodyne Tender Offer or (ii) to the extent shares of Velodyne capital stock are repurchased in the Pre-Closing Velodyne Tender Offer for less than $50,000,000, such 4,878,048 shares of Company Common Stock will decrease accordingly, as described below, for a total of up to a maximum of 150,453,811 shares of Company common stock (the “Maximum Share Consideration”), in the event no shares of Velodyne capital stock are repurchased in the Pre-Closing Velodyne Tender Offer. The Maximum Share Consideration will be decreased by the number of shares of Company common stock that would have been issued to Velodyne equity holders pursuant to the Merger Agreement, but who instead opt to have their respective Velodyne shares repurchased by Velodyne for cash in a tender offer (the “Pre-Closing Velodyne Tender Offer”), which is expected to be consummated prior to the closing of the Business Combination (the closing of the Business Combination, the “Closing”). The Pre-Closing Velodyne Tender Offer will have an aggregate purchase price of up to $50,000,000 in cash (the “Maximum Tender Consideration”), and under the terms of the Pre-Closing Velodyne Tender Offer, Velodyne will repurchase and cancel shares of the holders of Velodyne common and preferred stock who accept Velodyne’s offer to exchange their shares for a per share amount of cash, payable concurrently with or immediately following the Closing and equal to $10.25 times the number of shares of Company common stock that would have been issued as merger consideration in respect of such shares. The cash consideration with respect to the Pre-Closing Velodyne Tender Offer (up to the Maximum Tender Consideration) will be payable concurrently with or immediately following the Closing by the Company. If a total of $50,000,000 of shares of Velodyne common and preferred stock are repurchased in the Pre-Closing Velodyne Tender Offer, the merger consideration will be 145,575,763 shares of Company common stock, including (1) shares issuable in respect of vested equity awards of Velodyne, and

(2) up to 2,000,000 shares of Company common stock earned due to the satisfaction of the Earnout Condition, including the Earnout RSUs (as described on page 110), which are subject to vesting as described on page 110 and will not represent legally issued and outstanding shares of Company common stock at Closing.
In addition, upon the effective time, each outstanding and unsettled restricted stock unit in respect of shares of Velodyne capital stock, option to purchase Velodyne capital stock and unvested restricted share of Velodyne capital stock will be rolled over into restricted stock units, options, or restricted shares, respectively, of Company common stock in accordance with the terms of the Merger Agreement.
Related Agreements
This section describes the material provisions of the Related Agreements, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. The Sponsor Agreement, the Support Agreement and the Subscription Agreement are attached hereto as E, F and G, respectively. Stockholders and other interested parties are urged to read such Related Agreements in their entirety prior to voting on the proposals presented at the Special Meeting.
Sponsor Agreement
Pursuant to the terms of a sponsor agreement (the “Sponsor Agreement”) entered into with the Company and Velodyne, the Sponsor has agreed to vote any Founder Shares held by the Sponsor in favor of all of the proposals set forth in this proxy statement. The Sponsor and its permitted transferees own approximately 34.3% of the Company’s common stock entitled to vote thereon. The quorum and voting thresholds at the Special Meeting and the Sponsor Agreement may make it more likely that the Company will consummate the Business Combination. In addition, pursuant to the terms of the Sponsor Agreement, the Sponsor has agreed to waive their redemption rights with respect to any Founder Shares held by them in connection with the completion of the Business Combination.
The Sponsor Agreement provides that, immediately prior to the Closing, and conditioned and effective upon the Closing, 3,519,128 Founder Shares and all of the private placement warrants, in each case held by the Sponsor immediately prior to the Closing, will be automatically cancelled, for no consideration, and shall no longer be outstanding. As a result of such cancellation, the Sponsor will, as of the Closing, be the record owner of 2,507,000 Founder Shares, including 275,000 that shall be deemed “Earnout Founder Shares.” The Earnout Founder Shares shall be unvested at closing and shall be subject to the vesting and cancellation provisions described in the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Sponsor Agreement”. The Sponsor has agreed not to transfer any unvested Earnout Founder Shares prior to the date such securities become vested.
Support Agreement
Pursuant to the terms of a support agreement (the “Support Agreement”) entered into with the Company and Merger Sub, David Hall has agreed to vote all shares of Velodyne capital stock held by Mr. Hall or with respect to which Mr. Hall has the right to vote by proxy in favor of the Business Combination and the adoption of the Merger Agreement. The Support Agreement also prohibits Mr. Hall from engaging in activities that have the effect of soliciting a competing proposal.
Subscription Agreements
In connection with the Business Combination, the Company entered into the Subscription Agreements with the PIPE Investors, pursuant to which, among other things, the Company agreed to issue and sell to the PIPE Investors, in private placements to close immediately prior to the Closing, an aggregate of 15,000,000 shares of common stock at $10.00 per share, for an aggregate purchase price of $150,000,000. The obligations to consummate the subscriptions are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement. The PIPE Investment will be consummated substantially concurrently with the Closing.

Incentive Plan
Our Board approved the Incentive Plan on [•], 2020, subject to stockholder approval of the Incentive Plan at the Special Meeting. The purpose of the Incentive Plan is to promote our long-term success of the Company and the creation of stockholder value by encouraging service providers to focus on critical long-range corporate objectives, encouraging the attraction and retention of service providers with exceptional qualifications and linking service providers directly to stockholder interests through increased stock ownership. These incentives are provided through the grant of stock options, including incentive stock options, and nonqualified stock options, stock appreciation rights, restricted stock, and restricted stock units. For more information about the Incentive Plan, please see the section entitled “Proposal No. 5 — Approval of the Incentive Plan — Summary of the Incentive Plan.”
Employee Stock Purchase Plan
Our Board approved the ESPP on [•], 2020, subject to stockholder approval of the ESPP at the Special Meeting. The purpose of the ESPP Proposal is to provide eligible employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing common stock on favorable terms and to pay for such purchases through payroll deductions. The Company believes by providing eligible employees with an opportunity to increase their proprietary interest in the success of the Company, the ESPP will motivate participants to offer their maximum effort to the Company and help focus them on the creation of long-term value consistent with the interests of the Company’s stockholders. For more information about the Incentive Plan, please see the section entitled “Proposal No. 6 — Approval of the ESPP.”
Redemption Rights
Pursuant to our current certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, by (ii) the total number of then-outstanding public shares; provided that the Company will not redeem any shares of common stock issued in the IPO to the extent that such redemption would result in the Company’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) in excess of $5,000,000. As of June 30, 2020, the estimated per share redemption price would have been approximately $10.24.
If a holder exercises its redemption rights, then such holder will be exchanging its shares of our common stock for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section entitled “Special Meeting of Company Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash. Any request for redemption may be withdrawn until the deadline for submitting redemption requests and thereafter, with our consent, until the Closing.
Impact of the Business Combination on the Company’s Public Float
It is anticipated that, upon completion of the Business Combination, assuming no redemptions: (i) the Company’s public stockholders will retain an ownership interest of approximately 6.5% in the post-combination company (not including shares beneficially owned by our Sponsor); (ii) the PIPE Investors will own approximately 8.6% of the post-combination company (such that public stockholders, including PIPE Investors, will own approximately 15.1% of the post-combination company); (iii) our Initial Stockholders (including our Sponsor) will own approximately 1.5% of the post-combination company; and (iv) the former Velodyne equity holders are expected to hold, in the aggregate, approximately 83.4% of the issued and outstanding shares of the post-combination company, assuming $50,000,000 of cash is used to repurchase Velodyne shares in connection with the Pre-Closing Velodyne Tender Offer, which is expected to be consummated prior to the Closing, or approximately 83.8% assuming no shares of Velodyne capital stock are repurchased for cash in the Pre-Closing Velodyne Tender Offer. The foregoing percentages assume the issuance of 6,222,544 shares of Company common stock that will at Closing be subject to stock options and RSUs, as further described in footnotes (2) and (3) to the pro forma capitalization table in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Description of the Business Combination.” The PIPE Investors have agreed to purchase 15,000,000 shares of common stock in the aggregate, for $150,000,000 of gross proceeds. The ownership percentage with respect to the post-combination company following the Business Combination does not take into account (i) warrants to purchase common stock that will remain outstanding immediately following the Business Combination, (ii) the issuance of the earn-out shares to the Velodyne equity holders or our Sponsor should the earn-out conditions in the Merger Agreement be satisfied or (iii) the issuance of any shares upon completion of the Business Combination under the Incentive Plan and the ESPP, copies of which are attached to this proxy statement as Annex F and Annex G, respectively. If the actual facts are different than these assumptions, the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Proposal No . 5 — Approval of the Incentive Plan” and “Proposal No. 6 — Approval of the ESPP.”
The following table illustrates varying ownership levels in the Company, assuming no redemptions by the Company’s public stockholders and the maximum redemptions by the Company’s stockholders:
	No Redemptions	6,564,785 shares of common stock redeemed
The Company’s public stockholders	6.5%	2.9%
PIPE Investors	8.6%	9.0%
Initial Stockholders	1.5%	1.5%
The former Velodyne equity holders(1)	83.4%	86.6%
	100%	100%

(1)
Assumes $50,000,000 of cash is used to repurchase Velodyne shares pursuant to the Pre-Closing Velodyne Tender Offer

Please see ‘‘Unaudited Pro Forma Condensed Combined Financial Information — Description of the Transaction’’ on page 86.
The Charter Approval Proposal
Upon the Closing, our current certificate of incorporation will be amended promptly to reflect the Charter Approval Proposal to:
•
change the post-combination company’s name to Velodyne Lidar, Inc.;

•
delete provisions relating to our status as a blank check company;

•
increase the total number of authorized shares of common stock to 2,250,000,000 shares and the total number of authorized shares of preferred stock to 25,000,000 shares;

•
change the stockholder vote required to 66 2∕3% in voting power of the stock of the post-combination company in order for stockholders to amend certain provisions of our Amended and Restated Certificate of Incorporation;

•
provide that certain transactions are not “corporate opportunities”; and

•
provide that the post-combination company will not be governed by Section 203 of the DGCL and, instead, include a provision in the Amended and Restated Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, and to make certain related changes.

Please see the section entitled “Proposal No. 3 — The Charter Approval Proposal” for more information.

Other Proposals
In addition, the stockholders of the Company will be asked to vote on:
•
a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Business Combination and the PIPE Investment (Proposal No. 2);

•
a separate proposal to approve, on a non-binding advisory basis, certain governance provisions in the Amended and Restated Certificate of Incorporation in accordance with SEC requirements (Proposal No. 4);

•
a proposal to approve and adopt the Incentive Plan, a copy of which is attached to this proxy statement as Annex F, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 5);

•
a proposal to approve and adopt the ESPP, a copy of which is attached to this proxy as Annex G, including the authorization of the initial share reserve under the ESPP (Proposal No. 6); and

•
a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Incentive Plan Proposal or the ESPP Proposal (Proposal No.7).

Please see the section entitled “Proposal No. 2 — The Nasdaq Stock Issuance Proposal,” “Proposal No. 4 — Approval of Certain Governance Provisions in the Amended and Restated Certificate of Incorporation,” “Proposal No. 5 — Approval of the Incentive Plan,” “Proposal No. 6 — Approval of the ESPP,” and “Proposal No. 7 — The Adjournment Proposal” for more information.
Date and Time of Special Meeting
The Special Meeting will be held on [•], 2020 at [•] Eastern time at https://[•], or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals. The Special Meeting will be conducted exclusively via live webcast and so stockholders will not be able to attend the meeting in person. Stockholders may attend the special meeting online and vote at the Special Meeting by visiting https://[•] and entering your 12-digit control number, which is either included on the proxy card you received or obtained through Continental Stock Transfer & Trust Company.
Registering for the Special Meeting
Any stockholder wishing to attend the virtual meeting should register for the meeting by [•], 2020 at https://[•]. To register for the Special Meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:
•
If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only Special Meeting, go to https://[•], enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•
Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the Special Meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five (5) business days prior to the meeting date in order to ensure access.

Voting Power; Record Date
Only Company stockholders of record at the close of business on [•], 2020, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. You are entitled to one vote for each share of Company common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were [•] shares of Company common stock outstanding and entitled to vote, of which [•] are public shares and [•] are Founder Shares held by our Initial Stockholders.
Accounting Treatment
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Velodyne issuing stock for the net assets of the Company, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded.
Appraisal Rights
Appraisal rights are not available to our stockholders in connection with the Business Combination.
Proxy Solicitation
The Company is soliciting proxies on behalf of its Board. Proxies may be solicited by mail. The Company has engaged Morrow to assist in the solicitation of proxies.
If a stockholder grants a proxy, it may still vote its shares at the Special Meeting if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Special Meeting of Company Stockholders — Revoking Your Proxy.”
Interests of Certain Persons in the Business Combination
In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.
These interests include, among other things:
•
the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination;

•
the fact that our Sponsor will retain 2,507,000 Founder Shares upon the Closing, 275,000 of which shall be Earnout Founder Shares subject to certain vesting and cancellation provisions as described in the Sponsor Agreement, which if unrestricted and freely tradable would be valued at approximately $[•] based on the closing price of our common stock on the NYSE on [•], 2020 but, given the restrictions on such shares, we believe such shares have less value;

•
the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by the applicable deadline;

•
if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;
•
the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•
the fact that James A. Graf will join as a board member of the post-combination company and Michael Dee will continue as a board member of the post-combination company, and each shall be entitled to receive compensation for serving on the board of directors of the post-combination company;

•
the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by the applicable deadline; and

•
that the Sponsor has entered into a Subscription Agreement with the Company, pursuant to which the Sponsor has committed to purchase 950,000 shares of common stock in the PIPE Investment for an aggregate commitment of approximately $9,500,000.

Reasons for the Approval of the Business Combination
We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We sought to do this by utilizing the networks and industry experience of both our Sponsor and our Board to identify, acquire and operate one or more businesses within or outside of the United States, although we were not limited to a particular industry or sector.
In particular, our Board considered the following positive factors, although not weighted or in any order of significance:
•
Leading Industry Position with Supportive Long-Term Dynamics and Competitive Market Advantage. The Board considered the fact that Velodyne, with its estimated 70% market share and deep, defendable competitive moats, satisfies all of the factors contributing to sustainable competitive advantages that the Board sought in a target.

•
Stable Free Cash Flow, Prudent Debt and Financial Visibility. The Board considered that Velodyne has no debt, limited capital expenditures, with a path to delivering positive cash flow in 2022, and therefore satisfies the Board’s criteria of acquiring a business that has historically generated, or has the near-term potential to generate, strong and sustainable free cash flow.

•
Clear Use of Proceeds and SPAC as Preferred Course of Action. The Board considered that a SPAC transaction is Velodyne’s preferred course of action, as opposed to a traditional initial public offering, because Velodyne can provide forward-looking guidance and talk more directly about projections for future years that are backed by existing customer contracts. As a result, Velodyne’s ability to become a publicly-traded company is accelerated through a SPAC, and the proceeds raised in the Business Combination will fund Velodyne to positive cash flow and enable selective acquisitions.

•
Committed and Capable Management Team. The Board considered that Velodyne has a professional management team whose interests are aligned with those of our stockholders and can clearly and confidently articulate the business plan and market opportunities to public market investors. Founder and Executive Chairman David Hall is an industry icon having invented real-time 3D lidar in 2005. Velodyne CEO Dr. Anand Gopalan has a long history with Velodyne and as former company CTO has a deep understanding of the technology, the products and the manufacturing process.

•
CFO Andrew Hamer has public company finance experience. Additionally, Velodyne has significant management strength and depth in R&D, manufacturing, sales and marketing.

•
Potential to Grow, including Through Further Acquisition Opportunities. The Board considered that Velodyne has the potential to grow organically and inorganically through additional acquisitions. In particular, Velodyne is in an industry with significant opportunities and rationale for industry consolidation, with Velodyne having completed the acquisition of mapper.ai in 2019 and identifying a number of prospective targets to pursue after the Closing.
•
Preparedness for the Process and Public Markets. The Board considered that Velodyne has in place the governance, financial systems and controls required in the public markets, including that Velodyne has been planning its initial public offering for over a year and had already prepared SEC compliant financial statements and disclosure, as well as corporate governance, financial systems and controls in place to operate as a public company.

For more information about our decision-making process, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”
Conditions to Closing of the Business Combination
Conditions to Each Party’s Obligations
The respective obligations of the Company and Velodyne to complete the Business Combination are subject to the satisfaction of the following conditions:
•
the applicable waiting period(s) under the HSR Act and, if required, any other applicable antitrust law in respect of the transactions contemplated by the Merger Agreement must have expired or been terminated;

•
there must not be in effect any governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by the Merger Agreement;

•
the redemption offer in relation to the public shares must have been completed in accordance with the terms of the Merger Agreement and this proxy statement;

•
the approval by the Company stockholders of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal and the Incentive Plan Proposal shall have been obtained;

•
the Company common stock to be issued in connection with the Business Combination (including the Company common stock to be issued pursuant to payment of the earnout consideration) must have been approved for listing on Nasdaq, subject only to official notice of issuance thereof;

•
the approval by the Company stockholders by the requisite vote to extend the deadline for the Company to consummate its initial business combination beyond July 31, 2020 and certain other matters presented for stockholder approval in connection with such extension, as more fully described in “The Merger Agreement — Conditions to the Merger” on page 127; and

•
the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement by the requisite vote of the Velodyne stockholders, as more fully described in “Proposal No. 1 — Approval of the Business Combination — The Merger Agreement — Conditions to the Merger” on page 127.

Conditions to the Company’s Obligations
The obligation of the Company to complete the Business Combination is also subject to the satisfaction, or waiver by the Company, of the following conditions:
•
the accuracy of the representations and warranties of Velodyne as of the date of the Merger Agreement and as of the Closing, subject to certain materiality and material adverse effect thresholds, as more fully described in “Proposal No. 1 — Approval of the Business Combination — The Merger Agreement — Conditions to the Merger” on page 127 ;

•
each of the covenants of Velodyne to be performed or complied with as of or prior to the Closing must have been performed or complied with in all material respects;

•
no material adverse effect must have occurred since the date of the Merger Agreement that is continuing;

•
Velodyne must have delivered a certificate signed by an officer of Velodyne certifying that the three preceding conditions have been satisfied;

•
the transactions contemplated by the Subscription Agreements must be consummated concurrently with the Closing;

•
certain specified individuals must have entered into employment agreements with the Company or Velodyne on terms and conditions reasonably satisfactory to the Company (but no less favorable to such employees than their current employment arrangements);

•
certain specified contracts must have been terminated;

•
Velodyne must have provided evidence reasonably satisfactory to the Company that a valid exemption from the registration requirement under the Securities Act is available for the delivery of the shares of Company common stock to the Velodyne equity holders pursuant to the Merger Agreement; and

•
Velodyne must have provided evidence reasonably satisfactory to the Company that each holder of Velodyne capital stock that is a party to the IRA (as defined in the Merger Agreement) is bound by a customary “lockup” restricting the transfer, sale and conveyance of the shares of Company common stock to be issued in connection with the Merger Agreement for a period of six months following the Closing, all in a form reasonably acceptable to the Company and except as waived by the Company.

Conditions to Velodyne’s Obligations
The obligation of Velodyne to complete the merger is also subject to the satisfaction, or waiver by Velodyne, of the following conditions:
•
the accuracy of the representations and warranties of the Company as of the date of the Merger Agreement and as of the Closing, subject to certain materiality and material adverse effect thresholds, as more fully described in “Proposal No. 1 — Approval of the Business Combination — The Merger Agreement — Conditions to the Merger” on page 127 ;

•
each of the covenants of the Company to be performed or complied with as of or prior to the Closing must have been performed or complied with in all material respects;

•
the Company must have delivered a certificate signed by an officer of the Company, dated as of the Closing, certifying that, to the knowledge and belief of such officer, the two preceding conditions have been fulfilled;

•
the existing charter of the Company must be amended and restated to reflect the form attached to this proxy as Annex B; and

•
Graf must have delivered to Velodyne evidence that, immediately after the Closing (and for the avoidance of doubt, without deducting or taking into account any liabilities, expenses or other deductions, including the Company Redemption Amount (as defined in the Merger Agreement), any transaction expenses of Velodyne or the Company, the Warrant Restructuring (as defined in the Merger Agreement) or any other payable or deductions that is expected to occur at or after the Closing), the funds in the Trust Account, together with the funding of any amounts payable under the Subscription Agreements, will be no less than an aggregate amount of $200,000,000.

Regulatory Matters
Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. If the FTC or the Antitrust Division makes a request for additional information or documentary material related to the Business Combination (a “Second Request”), the waiting period with respect to the Business Combination will be extended for an additional period of 30 calendar days, which will begin on the date on which the Company and Velodyne each certify compliance with the Second Request. Complying with a Second Request can take a significant period of time. On July 22, 2020, the Company and Velodyne filed the required forms under the HSR Act with the Antitrust Division and the FTC. On August 4, 2020, the Company received notice that the FTC granted early termination of the waiting period under the HSR Act with respect to the Business Combination.
At any time before or after consummation of the Business Combination, notwithstanding any termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor Velodyne is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
Quorum and Required Vote for Proposals for the Special Meeting
A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the common stock outstanding on the record date and entitled to vote at the Special Meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.
The approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Governance Proposal, which is a non-binding advisory vote, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our common stock represented in person or by proxy and entitled to vote at the Special Meeting. The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting.
A failure to vote or an abstention will have no effect on the Business Combination Proposal, the Governance Proposal, and the Adjournment Proposal. However, an abstention or failure to vote will have the same effect as a vote “AGAINST” the Charter Approval Proposal.
The proposals in this proxy statement (other than the Governance Proposal and the Adjournment Proposal) are conditioned on the approval of the Business Combination Proposal and the Nasdaq Stock Issuance Proposal.
It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Stock Issuance Proposal or the Charter Approval Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by the applicable deadline, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to our public stockholders.
Recommendation to Company Stockholders
Our Board believes that each of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Governance Proposal, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and recommends that its stockholders vote “FOR” each of the proposals.
When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. Please see “Special Meeting of Company Stockholders — Recommendation to Company Stockholders.”
Risk Factors
In evaluating the Business Combination and the proposals to be considered and voted on at the Special Meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 45 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of the Company and Velodyne to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of Velodyne prior to the consummation of the Business Combination and the post-combination company following consummation of the Business Combination.
Litigation Relating to the Merger
On August 4, 2020, a purported shareholder of the Company commenced a putative class action against the Company and its directors in the Supreme Court of the State of New York, New York County. The Plaintiff alleges that the Board members, aided and abetted by the Company, breached their fiduciary duties by entering into the Merger Agreement with Velodyne. The Plaintiff alleges that the Merger Agreement undervalues Graf, was the result of an improper process and that the Company’s disclosure concerning the proposed Merger is inadequate. As a result of these alleged breaches of fiduciary duty, the Plaintiff seeks, among other things, to enjoin the Merger or, in the event it is consummated, an award of rescissory damages. The Company believes the claim is without merit and intends to defend itself vigorously. Velodyne is not party to this litigation.

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY
The following table contains summary historical financial data for the Company as of and for the six months ended June 30, 2020 and for the six months ended June 30, 2019, as of and for the year ended December 31, 2019 and for the period from June 26, 2018 (inception) through December 31, 2018. Such data for the period from June 26, 2018 through December 31, 2018 and as of December 31, 2018 and for the year ended and as of December 31, 2019 have been derived from the audited financial statements of the Company, which are included elsewhere in this proxy statement. Such data as of and for the six months ended June 30, 2020 and for the six months ended June 30, 2019 have been derived from the unaudited financial statements of the Company included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The information below is only a summary and should be read in conjunction with the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information About the Company” and our financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement.
	For the Six Months Ended June 30,		Year Ended December 31, 2019	Period from June 26, 2018 (inception) to December 31, 2018
	2020	2019
Revenue
General and administrative costs	$795,361	$224,803	617,187	179,880
Franchise Tax Expense	100,150	100,000	100,350	103,013
Loss from operations	(895,511)	(324,803)	(717,537)	(282,893)
Other incomes (expenses):
Investment income on Trust Account	845,679	2,893,394	5,239,790	1,125,181
Change in fair value of warrant liability	(2,800,110)	(3,376,517)	(17,365,901)	3,448,173
Total other income (expenses)	(1,954,431)	(483,123)	(12,126,111)	4,573,354
Income (loss) before income tax expense	(2,849,942)	(807,926)	(12,843,648)	4,290,461
Income tax expense	156,571	611,714	1,079,282	214,655
Net income (loss)	$(3,006,513)	$(1,419,640)	(13,922,930)	4,075,806
Weighted average shares outstanding of Public Shares	18,980,815	24,376,512	24,376,512	24,201,371
Basic and diluted net income per share, Public Shares	$0.03	$0.09	0.17	0.03
Weighted average shares outstanding of Founder Shares	6,094,128	6,094,128	6,094,128	6,094,128
Basic and diluted net loss per share, Founder Shares	$(0.59)	$(0.61)	(2.94)	0.54
	As of
Balance Sheet Data	June 30, 2020 (unaudited)	December 31, 2019	December 31, 2018
	(in actual dollars)
Total assets	$117,725,426	$249,715,936	$246,432,561
Total liabilities	698,912	32,886,462	15,664,594
Total stockholders’ equity	5,000,004	5,000,004	5,000,007

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF VELODYNE
The selected historical consolidated statements of operations data of Velodyne for the years ended December 31, 2017, 2018 and 2019 and the historical consolidated balance sheet data as of December 31, 2018 and 2019 are derived from Velodyne’s audited consolidated financial statements included elsewhere in this proxy statement. The selected historical condensed consolidated statements of operations data of Velodyne for the six months ended June 30, 2019 and 2020 and the condensed consolidated balance sheet data as of June 30, 2020 are derived from Velodyne’s unaudited interim condensed consolidated financial statements included elsewhere in this proxy statement. In Velodyne management’s opinion, the unaudited interim condensed consolidated financial statements include all adjustments necessary to state fairly Velodyne’s financial position as of June 30, 2020 and the results of operations and cash flows for the six months ended June 30, 2019 and 2020. Velodyne’s historical results are not necessarily indicative of the results that may be expected in the future and Velodyne’s results for the six months ended June 30, 2020 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2020 or any other period. You should read the following selected historical consolidated financial data together with “Velodyne’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Velodyne consolidated financial statements and related notes included elsewhere in this proxy statement.
	Year Ended December 31,			Six Months Ended June 30,
(in thousands, except share and per share data)	2017	2018	2019	2019	2020
				(unaudited)
Revenue	$182,090	$142,946	$101,398	$68,909	$45,417
Cost of revenue(1)	101,713	112,066	71,630	38,272	29,929
Gross profit	80,377	30,880	29,768	30,637	15,488
Operating expenses(1):
Research and development	31,610	51,993	56,850	25,690	29,118
Sales and marketing	13,956	22,137	21,873	10,819	8,672
General and administrative	9,978	12,902	20,058	6,489	16,363
Restructuring	—	—	—	—	1,043
Total operating expenses	55,544	87,032	98,781	42,998	55,196
Operating income (loss)	24,833	(56,152)	(69,013)	(12,361)	(39,708)
Interest income	489	630	1,146	755	117
Interest expense	—	(14)	(77)	(27)	(38)
Other income (expense), net	249	(136)	35	27	(143)
Income (loss) before income taxes	25,571	(55,672)	(67,909)	(11,606)	(39,772)
Provision for (benefit from) income taxes	9,810	6,628	(683)	52	(6,660)
Net income (loss)	$15,761	$(62,300)	$(67,226)	$(11,658)	$(33,112)
Net income (loss) attributable to common stockholders:
Basic	$12,139	$(62,300)	$(67,226)	$(11,658)	$(33,112)
Diluted	$12,328	$(62,300)	$(67,226)	$(11,658)	$(33,112)
Net income (loss) per share attributable to common stockholders(2)
Basic	$0.35	$(1.82)	$(1.96)	$(0.34)	$(0.97)
Diluted	$0.34	$(1.82)	$(1.96)	$(0.34)	$(0.97)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders(2)
Basic	34,325,728	34,320,311	34,252,578	34,252,578	34,252,578
Diluted	36,779,701	34,320,311	34,252,578	34,252,578	34,252,578

	As of December 31,		June 30,
(in thousands)	2018	2019	2020
			(unaudited)
Consolidated Balance Sheet Data
Cash, cash equivalents and short-term investments	$59,391	$62,203	36,629
Working capital(3)	56,352	45,627	62,517
Total assets	141,760	136,175	136,927
Convertible preferred stock	1	1	1
Total stockholders’ equity	93,615	76,246	63,175

(1)
Includes stock-based compensation expense as follows:

	Year Ended December 31,			Six Months Ended June 30,
(in thousands)	2017	2018	2019	2019	2020
				(unaudited)
Cost of revenue	$—	$—	$—	—	$—
Research and development	156	93	97	48	21
Sales and marketing	—	—	—	—	—
General and administrative	78	114	38	38	135
Total stock-based compensation expense	$234	$207	$135	$86	$156
Our stock-based compensation expense primarily related to our stock options for all periods presented. As of June 30, 2020, no compensation expense related to restricted stock awards and units (“RSAs and RSUs”) had been recognized because the performance vesting condition, which is (i) an initial public offering, or (ii) a Company sale event, was not probable of being met. If the performance vesting condition had occurred on June 30, 2020, we would have recorded $67.1 million of stock-based compensation expense related to the RSAs and RSUs.
(2)
See Notes 9 to our consolidated financial statements included elsewhere in this prospectus for an explanation of the calculations of our basic and diluted net income (loss) per share and the weighted-average shares used to compute net income (loss) per share.

(3)
Working capital is defined as current assets less current liabilities.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma condensed combined financial data (the “Summary Pro Forma Data”) gives effect to the Business Combination as contemplated by the Merger Agreement. The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Velodyne issuing stock for the net assets of the Company, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of Velodyne. The summary unaudited pro forma condensed combined balance sheet data as of June 30, 2020 gives effect to the Business Combination as if it had occurred on June 30, 2020. The summary unaudited pro forma condensed combined statement of operations data for the six months ended June 30, 2020 and year ended December 31, 2019 gives effect to the Business Combination as if it had occurred on January 1, 2019.
The Summary Pro Forma Data have been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information of the post-combination company appearing elsewhere in this proxy statement and the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical consolidated financial statements and related notes of the Company and Velodyne for the applicable periods included in this proxy statement. The Summary Pro Forma Data have been presented for informational purposes only and are not necessarily indicative of what the post-combination company’s financial position or results of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the Summary Pro Forma Data does not purport to project the future financial position or operating results of the post-combination company.
The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of common stock:
•
Assuming Minimum Redemptions:   In connection with the Extension Amendment Proposal, an aggregate 1,105 shares of the Company’s common stock were redeemed, and approximately $11,000 was withdrawn out of the Trust Account to pay for such redemption (estimated per share redemption value of $10.23). After redemptions, there were 11,454,132 public shares outstanding. This presentation takes into consideration the redemptions in connection with the Extension Amendment Proposal, but it assumes that no additional public stockholders of the Company exercise redemption rights with respect to their public shares for a pro rata share of the funds in Graf’s Trust Account.

•
Assuming Maximum Redemptions:   This presentation assumes that in addition to the 1,105 public shares redeemed in July 2020, stockholders holding 6,564,785 of the Company’s public shares will exercise their redemption rights for their pro rata share (approximately $10.23 per share as of June 30, 2020) of the funds in the Company’s Trust Account. The Merger Agreement provides that Velodyne’s obligation to consummate the Business Combination is conditioned on the funds in the Trust Account, together with the funding of any amounts payable under the Subscription Agreements, being no less than an aggregate amount of $200.0 million. This scenario gives effect to $50.0 million being retained in the Trust Account, in accordance with the Subscription Agreements with respect to the PIPE Investment, and the minimum cash requirement of $200.0 million, in accordance with the Merger Agreement. This results in public share redemptions of 6,564,785 shares for aggregate redemption payments of $67.1 million.

	Pro Forma Combined (Assuming Minimum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data
Six Months Ended June 30, 2020
Revenue	45,417	45,417
Net loss per share – basic and diluted	(0.20)	(0.20)
Weighted-average common stock outstanding – basic and diluted	174,415,027	167,850,242
Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data
Year Ended December 31, 2019
Revenue	101,398	101,398
Net loss per share – basic and diluted	(0.41)	(0.43)
Weighted-average common stock outstanding – basic and diluted	174,415,027	167,850,242
Summary Unaudited Pro Forma Condensed Combined
Balance Sheet Data as of June 30, 2020
Total assets	319,399	252,265
Total liabilities	73,123	73,123
Total deficit	246,276	179,142

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the anticipated timing, completion and effects of the Business Combination. These statements are based on the current expectations and beliefs of management of the Company and Velodyne, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include statements about future financial and operating results of Velodyne; benefits of the Business Combination; statements of the plans, strategies and objectives of management for future operations of Velodyne; statements regarding future economic conditions or performance; and other statements regarding the Business Combination. Forward-looking statements may contain words such as “will be,” “will,” “expect,” “anticipate,” “continue,” “project,” “believe,” “plan,” “could,” “estimate,” “forecast,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “pursue,” “should,” “target” or similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:
Operating Factors:
•
Velodyne’s future performance, including Velodyne’s projected revenue, costs of revenue, gross profit or gross margin, and operating expenses;

•
the sufficiency of Velodyne’s cash and cash equivalents to meet its operating requirements;

•
Velodyne’s ability to sell its products to new customers;

•
the success of Velodyne’s customers in developing and commercializing products using Velodyne’s solutions, and the market acceptance of those products;

•
the amount and timing of future sales;

•
Velodyne’s future market share;

•
Competition from existing or future businesses and technologies;

•
the impact of the COVID-19 pandemic on Velodyne’s business and the business of its customers;

•
the market for and adoption of lidar and related technology;

•
Velodyne’s ability to effectively manage its growth and future expenses;

•
Velodyne’s ability to compete in a market that is rapidly evolving and subject to technological developments;

•
Velodyne’s estimated total addressable market and the market for autonomous solutions;

•
Velodyne’s ability to maintain, protect, and enhance its intellectual property;

•
Velodyne’s ability to comply with modified or new laws and regulations applying to its business;

•
the attraction and retention of qualified employees and key personnel;

•
Velodyne’s ability to introduce new products that meet its customers’ requirements and to continue successfully transitioning the manufacturing of its products to third-party manufacturers;

•
Velodyne’s anticipated investments in and results from sales and marketing and R&D;

•
the increased expenses associated with Velodyne being a public company; and

•
our use of the net proceeds from the PIPE and the Trust Account.

Business Combination-Related Factors:
•
occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the failure to satisfy the closing conditions;

•
possibility that the consummation of the Business Combination is delayed or does not occur, including the failure of the stockholders of the Company and Velodyne to approve the Business Combination Proposal, the Nasdaq Stock Issuance Proposal and other proposals set forth in this proxy statement;

•
uncertainty as to whether the Company and Velodyne will be able to complete the Business Combination on the terms set forth in the Merger Agreement;

•
outcome of any legal proceedings that have been or may be instituted against the Company, Velodyne or others following announcement of the transactions contemplated by the Merger Agreement;

•
uncertainty as to the long-term value of common stock;

•
the risk that the proposed Business Combination disrupts current plans and operations of Velodyne as a result of the announcement and consummation of the transactions described herein; and

•
the ability to obtain or maintain the listing of common stock on Nasdaq following the Business Combination.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements that are included herein and elsewhere, including the risk factors set forth in this proxy statement beginning on page 45. Any forward-looking statements made in this proxy statement are qualified in their entirety by the forward-looking statements contained or referred to in this section, and there is no assurance that the actual results or developments anticipated by either the Company or Velodyne will be realized. All subsequent written and oral forward-looking statements concerning the Company, Velodyne, the post-combination company, the transactions contemplated by the Merger Agreement or other matters attributable to the Company or Velodyne or any person acting on their behalf are expressly qualified in their entirety by the forward-looking statements above. Except to the extent required by applicable law, the Company and Velodyne are under no obligation (and expressly disclaim any such obligation) to update or revise their forward-looking statements whether as a result of new information, future events, or otherwise.

RISK FACTORS
You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the Business Combination and the proposals to be voted on at the Special Meeting. The following risk factors apply to the business and operations of Velodyne and will also apply to the business and operations of the post-combination company following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have an adverse effect on the business, cash flows, financial condition and results of operations of the post-combination company. You should also carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We or Velodyne may face additional risks and uncertainties that are not presently known to us or Velodyne, or that we or Velodyne currently deem immaterial, which may also impair our or Velodyne’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.
We have grouped the risks into three categories for ease of reading, and without any reflection on the importance of, or likelihood of, any particular category.
Risks Related to Velodyne’s Business
Velodyne’s business could be materially and adversely affected by the current global COVID-19 pandemic.
The recent COVID-19 pandemic has disrupted and affected Velodyne’s business. For example, from March until June of 2020, due to the rapid spread of COVID-19, Velodyne’s manufacturing facility in San Jose, California was operating at approximately 50% capacity. Additionally, Velodyne observed delayed customer purchases and longer sales cycles with customers that are addressing budget constraints, delayed projects or other hardships related to the COVID-19 pandemic. Velodyne has a global customer base operating in a wide range of industries that has been impacted in different ways by the pandemic. Velodyne also depends on suppliers and manufacturers worldwide. Depending upon the duration of the pandemic, the associated business interruptions and the recovery, Velodyne’s customers, suppliers, manufacturers and partners may suspend or delay their engagement with Velodyne. If the pandemic worsens, if the economic recovery is delayed or if there are further business interruptions or changes in customer purchasing behavior, Velodyne’s business, results of operations and ability to raise capital may be materially and adversely affected. Velodyne’s response to the COVID-19 pandemic may prove to be inadequate and it may be unable to continue its operations in the manner it had prior to the outbreak, and may endure further interruptions, reputational harm, delays in its product development and shipments, all of which could have an adverse effect on its business, operating results, and financial condition. In addition, when the pandemic subsides, Velodyne cannot assure you as to the timing of any economic recovery, which could continue to have a material adverse effect on its target markets and its business.
Since many of the markets in which Velodyne competes are new and rapidly evolving, it is difficult to forecast long- term end-customer adoption rates and demand for Velodyne’s products.
Velodyne is pursuing opportunities in markets that are undergoing rapid changes, including technological and regulatory changes, and it is difficult to predict the timing and size of the opportunities. For example, autonomous driving and lidar-based ADAS applications require complex technology. Because these automotive systems depend on technology from many companies, commercialization of autonomous driving or ADAS products could be delayed or impaired on account of certain technological components of Velodyne or others not being ready to be deployed in vehicles. Although some companies have released systems and vehicles using Velodyne’s products, others may not be able to commercialize this technology immediately, or at all. Regulatory, safety or reliability developments, many of which are outside of Velodyne’s control, could also cause delays or otherwise impair commercial adoption of these new technologies, which will adversely affect Velodyne’s growth. Velodyne’s future financial performance will depend on its ability to make timely investments in the correct market opportunities. If one or more of these markets experience a shift in customer or prospective customer demand, Velodyne’s products may not compete as effectively, if at all, and they may not be designed into commercialized products. Given the evolving nature of the markets in which Velodyne operates, it is difficult to predict customer demand or adoption rates for its products or the future growth of the markets in which it operates. As a result, the financial projections in this proxy statement necessarily reflect various estimates and assumptions that may not prove accurate and these projections could differ materially from actual results due to the risks included in “Risk Factors,” among others. If demand does not develop or if Velodyne cannot accurately forecast customer demand, the size of its markets, inventory requirements or its future financial results, its business, results of operations and financial condition will be adversely affected.
Despite the actions Velodyne is taking to defend and protect its intellectual property, Velodyne may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its solutions. Velodyne’s efforts to protect and enforce its intellectual property rights and prevent third parties from violating its rights may be costly.
The success of Velodyne’s products and its business depends in part on Velodyne’s ability to obtain patents and other intellectual property rights and maintain adequate legal protection for its products in the United States and other international jurisdictions. Velodyne relies on a combination of patent, copyright, service mark, trademark and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect its proprietary rights, all of which provide only limited protection. Velodyne cannot assure you that any patents will be issued with respect to its currently pending patent applications or that any trademarks will be registered with respect to its currently pending applications in a manner that gives Velodyne adequate defensive protection or competitive advantages, if at all, or that any patents issued to Velodyne or any trademarks registered by it will not be challenged, invalidated or circumvented. Velodyne has filed for patents and trademarks in the United States and in certain international jurisdictions, but such protections may not be available in all countries in which it operates or in which Velodyne seeks to enforce its intellectual property rights, or may be difficult to enforce in practice. Velodyne’s currently-issued patents and trademarks and any patents and trademarks that may be issued or registered, as applicable, in the future with respect to pending or future applications may not provide sufficiently broad protection or may not prove to be enforceable in actions against alleged infringers. Velodyne cannot be certain that the steps it has taken will prevent unauthorized use of its technology or the reverse engineering of its technology. Moreover, others may independently develop technologies that are competitive to Velodyne or infringe Velodyne’s intellectual property.
Protecting against the unauthorized use of Velodyne’s intellectual property, products and other proprietary rights is expensive and difficult, particularly internationally. Velodyne believes that its patents are foundational in the area of lidar products and intends to enforce the intellectual property portfolio it has built over the years. Unauthorized parties may attempt to copy or reverse engineer Velodyne’s smart vision solutions or certain aspects of Velodyne’s solutions that it considers proprietary. Litigation may be necessary in the future to enforce or defend Velodyne’s intellectual property rights, to prevent unauthorized parties from copying or reverse engineering its solutions, to determine the validity and scope of the proprietary rights of others or to block the importation of infringing products into the U.S.
For example, Velodyne recently achieved a favorable result in two proceedings before the U.S. Patent Trial and Appeal Board (“PTAB”) where the PTAB upheld the validity of Velodyne’s patent claims that were being challenged as unpatentable by one of its competitors. Velodyne’s competitor filed a request for rehearing that was denied by the PTAB. The matter may proceed to an appeal in the future. In addition, that same competitor initiated a lawsuit in the U.S. District Court for the Northern District of California, and while that case is stayed pending PTAB proceedings, Velodyne cannot guarantee a favorable outcome in the litigation.
Additionally, to protect its intellectual property, Velodyne filed patent infringement cases in August 2019 with the U.S. International Trade Commission (“ITC”) and the U.S. District Court for the Northern District of California against Hesai Photonics Technology Co., Ltd. (“Hesai”) and Suteng Innovation Technology Co., Ltd. (“RoboSense”). Velodyne resolved its disputes with Hesai in June 2020. If it prevails in the ITC in its action against RoboSense, Velodyne has requested an exclusion order which would block the importation of sensors made by RoboSense into the United States. If it prevails in the district court, Velodyne will request that RoboSense pay damages. However, Velodyne cannot guarantee that it will prevail, that the ITC will grant it the exclusion order, that it will be able to effectively enforce the exclusion order, or that it will obtain damages from RoboSense.
Any such litigation, whether initiated by Velodyne or a third party, could result in substantial costs and diversion of management resources, either of which could adversely affect Velodyne’s business, operating results and financial condition. Even if it obtains favorable outcomes in litigation, Velodyne may not be able to obtain adequate remedies, especially in the context of unauthorized parties copying or reverse engineering its smart vision solutions. Further, many of Velodyne’s current and potential competitors have the ability to dedicate substantially greater resources to defending intellectual property infringement claims and to enforcing their intellectual property rights than Velodyne has. Attempts to enforce its rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against Velodyne, or result in a holding that invalidates or narrows the scope of Velodyne’s rights, in whole or in part. Effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which Velodyne’s products are available and competitors based in other countries may sell infringing products in one or more markets. An inability to adequately protect and enforce Velodyne’s intellectual property and other proprietary rights or an inability to prevent authorized parties from copying or reverse engineering its smart vision solutions or certain aspects of its solutions that Velodyne considers proprietary could seriously adversely affect its business, operating results, financial condition and prospects.
Velodyne continues to implement strategic initiatives designed to grow its business. These initiatives may prove more costly than it currently anticipates and Velodyne may not succeed in increasing its revenue in an amount sufficient to offset the costs of these initiatives and to achieve and maintain profitability.
Velodyne continues to make investments and implement initiatives designed to grow its business, including:
•
investing in R&D;

•
expanding its sales and marketing efforts to attract new customers across industries;

•
investing in new applications and markets for its products;

•
further enhancing its manufacturing processes and partnerships;

•
pursuing litigation to protect its intellectual property; and

•
investing in legal, accounting, and other administrative functions necessary to support its operations as a public company.

These initiatives may prove more expensive than it currently anticipates, and Velodyne may not succeed in increasing its revenue, if at all, in an amount sufficient to offset these higher expenses and to achieve and maintain profitability. Although Velodyne generated net income of $15.8 million for 2017, it has incurred net losses in the past, including net losses of $62.3 million for 2018 and $67.2 million for 2019 and $33.1 million for the six months ended June 30, 2020. The market opportunities Velodyne is pursuing are at an early stage of development, and it may be many years before the end markets Velodyne expects to serve generate demand for its products at scale, if at all. Velodyne’s revenue may be adversely affected for a number of reasons, including the development and/or market acceptance of new technology that competes with its lidar products, if certain automotive original equipment manufacturers (“OEMs”) or other market participants change their autonomous vehicle technology, failure of Velodyne’s customers to commercialize autonomous systems that include its smart vision solutions, Velodyne’s inability to effectively manage its inventory or manufacture products at scale, Velodyne’s inability to enter new markets or help its customers adapt its products for new applications or Velodyne’s failure to attract new customers or expand orders from existing customers or increasing competition. Furthermore, it is difficult to predict the size and growth rate of Velodyne’s target markets, customer demand for its products, commercialization timelines, developments in autonomous sensing and related technology, the entry of competitive products, or the success of existing competitive products and services. For these reasons, Velodyne does not expect to achieve profitability over the near term. If Velodyne’s revenue does not grow over the long term, its ability to achieve and maintain profitability may be adversely affected, and the value of its business may significantly decrease.

Because Velodyne’s sales have been primarily to customers making purchases for R&D projects and its orders are project-based, Velodyne expects its results of operations to fluctuate on a quarterly and annual basis, which could cause the stock price of the post-combination company to fluctuate or decline.
Velodyne’s quarterly results of operations have fluctuated in the past and may vary significantly in the future, and its revenue has declined in two consecutive years. As such, historical comparisons of its operating results may not be meaningful. In particular, because Velodyne’s sales to date have primarily been to customers making purchases for R&D, sales in any given quarter can fluctuate based on the timing and success of its customers’ development projects. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Velodyne’s quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of its control and may not fully reflect the underlying performance of Velodyne’s business. These fluctuations could adversely affect Velodyne’s ability to meet its expectations or those of securities analysts or investors. If Velodyne does not meet these expectations for any period, the value of its business and its securities, or those of the post-combination company, could decline significantly. Factors that may cause these quarterly fluctuations include, without limitation, those listed below:
•
The timing and magnitude of orders and shipments of Velodyne’s products in any quarter.

•
Pricing changes Velodyne may adopt to drive market adoption or in response to competitive pressure.

•
Velodyne’s ability to retain its existing customers and attract new customers.

•
Velodyne’s ability to develop, introduce, manufacture and ship in a timely manner products that meet customer requirements.

•
Disruptions in Velodyne’s sales channels or termination of its relationship with important channel partners.

•
Delays in customers’ purchasing cycles or deferments of customers’ purchases in anticipation of new products or updates from Velodyne or its competitors.

•
Fluctuations in demand pressures for Velodyne’s products.

•
The mix of products sold in any quarter.

•
The duration of the global COVID-19 pandemic and the time it takes for economic recovery.

•
The timing and rate of broader market adoption of autonomous systems utilizing Velodyne’s smart vision solutions across the automotive and other market sectors.

•
Market acceptance of lidar and further technological advancements by Velodyne’s competitors and other market participants.

•
The ability of Velodyne’s customers to commercialize systems that incorporate its products.

•
Any change in the competitive dynamics of Velodyne’s markets, including consolidation of competitors, regulatory developments and new market entrants.

•
Velodyne’s ability to effectively manage its inventory.

•
Changes in the source, cost, availability of and regulations pertaining to materials Velodyne uses.

•
Adverse litigation, judgments, settlements or other litigation-related costs, or claims that may give rise to such costs.

•
General economic, industry and market conditions, including trade disputes.

Velodyne’s transition to an outsourced manufacturing business model may not be successful, which could harm its ability to deliver products and recognize revenue.
Velodyne is transitioning from a manufacturing model in which it primarily manufactured and assembled its products at its California location, to one where it relies on third-party manufacturers in Europe and Asia. Velodyne currently has agreements with Fabrinet, Nikon and Veoneer to provide contract manufacturing of certain of its products. Velodyne believes the use of third-party manufacturers will have benefits, but in the near term, while it is beginning manufacturing with new partners, Velodyne may lose revenue, incur increased costs and harm its customer relationships.
Reliance on third-party manufacturers reduces Velodyne’s control over the manufacturing process, including reduced control over quality, product costs and product supply and timing. Velodyne may experience delays in shipments or issues concerning product quality from its third-party manufacturers. If any of Velodyne’s third-party manufacturers experience interruptions, delays or disruptions in supplying its products, including by natural disasters, the global COVID-19 pandemic or work stoppages or capacity constraints, Velodyne’s ability to ship products to distributors and customers would be delayed. The COVID-19 pandemic has caused interruptions in Velodyne’s manufacturing operations and production delays. For example, Velodyne personnel have not be able to travel to Thailand to meet with a key manufacturing partner. Additionally, if any of Velodyne’s third-party manufacturers experience quality control problems in their manufacturing operations and Velodyne’s products do not meet customer or regulatory requirements, it could be required to cover the cost of repair or replacement of any defective products. These delays or product quality issues could have an immediate and material adverse effect on Velodyne’s ability to fulfill orders and could have a negative effect on its operating results. In addition, such delays or issues with product quality could adversely affect Velodyne’s reputation and its relationship with its channel partners. If third-party manufacturers experience financial, operational, manufacturing capacity or other difficulties, or experience shortages in required components, or if they are otherwise unable or unwilling to continue to manufacture Velodyne’s products in required volumes or at all, Velodyne’s supply may be disrupted, it may be required to seek alternate manufacturers and it may be required to re-design its products. It would be time-consuming, and could be costly and impracticable, to begin to use new manufacturers and designs and such changes could cause significant interruptions in supply and could have an adverse effect on Velodyne’s ability to meet its scheduled product deliveries and may subsequently lead to the loss of sales. While Velodyne takes measures to protect its trade secrets, the use of third-party manufacturers may also risk disclosure of its innovative and proprietary manufacturing methodologies, which could adversely affect Velodyne’s business.
In addition, Velodyne currently relies on third-party manufacturers to produce its custom application specific integrated circuits (“ASICs”). Velodyne has made considerable investments to develop its proprietary ASICs and its smart vision solutions depend on them. If third-party manufacturers of Velodyne’s custom ASICs experience interruptions, delays or disruptions in supplying its ASICs or if there are work stoppages, production delays or facility closures due to the COVID-19 pandemic, Velodyne’s ability to ship its smart vision solutions will be delayed and it may be unable to meet customer demand. Velodyne’s ASICs may have defects or other issues if its third-party manufacturers have quality control or other problems in their operations. These defects may delay Velodyne’s ability to fulfill customer orders, which would have a negative effect on its brand and operating results. If it needs to change manufacturers of its ASICs for any reason, Velodyne cannot guarantee that it will be able to find a replacement manufacturer willing to produce its custom ASICs at a price it deems appropriate, or at all.
Adverse conditions in the automotive industry or the global economy more generally could have adverse effects on Velodyne’s results of operations.
While Velodyne makes its strategic planning decisions based on the assumption that the markets it is targeting will grow, Velodyne’s business is dependent, in large part on, and directly affected by, business cycles and other factors affecting the global automobile industry and global economy generally. Automotive production and sales are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences, changes in interest rates and credit availability, consumer confidence, fuel costs, fuel availability, environmental impact, governmental incentives and regulatory requirements, and political volatility, especially in energy-producing countries and growth markets. In addition, automotive production and sales can be affected by Velodyne’s automotive OEM customers’ ability to continue operating in response to challenging economic conditions and in response to labor relations issues, regulatory requirements, trade agreements and other factors. The volume of automotive production in North America, Europe and the rest of the world has fluctuated, sometimes significantly, from year to year, and Velodyne expects such fluctuations to give rise to fluctuations in the demand for its products. Any significant adverse change in any of these factors may result in a reduction in automotive sales and production by Velodyne’s automotive OEM customers and could have a material adverse effect on its business, results of operations and financial condition.
Although Velodyne believes that lidar is the industry standard for autonomous vehicles and other emerging markets, market adoption of lidar is uncertain. If market adoption of lidar does not continue to develop, or develops more slowly than Velodyne expects, its business will be adversely affected.
While Velodyne’s lidar-based smart vision solutions can be applied to different use cases across end markets, approximately 44% of its revenue during 2019 was generated from automotive applications. Despite the fact that the automotive industry has engaged in considerable effort to research and test lidar products for ADAS and autonomous driving applications, the automotive industry may not introduce lidar products in commercially available vehicles. Velodyne continually studies emerging and competing sensing technologies and methodologies and it may add new sensing technologies such as radar and cameras to its offering to, for example, address lidar’s relative deficiencies in detecting colors and low reflectivity objects and performing in extreme weather conditions. However, lidar products remain relatively new and it is possible that other sensing modalities, or a new disruptive modality based on new or existing technology, including a combination of technology, will achieve acceptance or leadership in the ADAS and autonomous driving industries. Even if lidar products are used in initial generations of autonomous driving technology and certain ADAS products, Velodyne cannot guarantee that lidar products will be designed into or included in subsequent generations of such commercialized technology. In addition, Velodyne expects that initial generations of autonomous vehicles will be focused on limited applications, such as robo-taxis, and that mass market adoption of autonomous technology may lag behind these initial applications significantly. The speed of market growth for ADAS or autonomous vehicles is difficult if not impossible to predict, and it is more difficult to predict this market’s future growth in light of the economic consequences of the COVID-19 pandemic. Although it currently believes it has the lead in lidar-based systems for the autonomous market, by the time mass market adoption of autonomous vehicle technology is achieved, Velodyne expects competition among providers of sensing technology based on lidar and other modalities to increase substantially. If commercialization of lidar products is not successful, or not as successful as Velodyne or the market expects, or if other sensing modalities gain acceptance by developers of autonomous driving systems or ADAS, automotive OEMs, regulators and safety organizations or other market participants by the time autonomous vehicle technology achieves mass market adoption, its business, results of operations and financial condition will be materially and adversely affected.
Velodyne is investing in and pursuing market opportunities outside of the automotive markets, including in UAVs, self-driving rovers, industrial and security robots, mapping applications for topography and surveying and smart city initiatives. Velodyne believes that its future revenue growth, if any, will depend in part on its ability to expand within new markets such as these and to enter new markets as they emerge. Each of these markets presents distinct risks and, in many cases, requires Velodyne to address the particular requirements of that market.
Addressing these requirements can be time-consuming and costly. The market for lidar technology outside of automotive applications is relatively new, rapidly developing and unproven in many markets or industries. Many of Velodyne’s customers outside of the automotive industry are still in the testing and development phases and it cannot be certain that they will commercialize products or systems with its lidar products or at all. Velodyne cannot be certain that lidar will be sold into these markets, or any market outside of automotive market, at scale. Adoption of lidar products, including Velodyne’s products, outside of the automotive industry will depend on numerous factors, including: whether the technological capabilities of lidar and lidar-based products meet users’ current or anticipated needs, whether the benefits of designing lidar into larger sensing systems outweigh the costs, complexity and time needed to deploy such technology or replace or modify existing systems that may have used other modalities such as cameras and radar, whether users in other applications can move beyond the testing and development phases and proceed to commercializing systems supported by lidar technology and whether lidar developers such as Velodyne can keep pace with rapid technological change in certain developing markets and the global response to the COVID-19 pandemic and the length of any associated work stoppages. If lidar technology does not achieve commercial success outside of the automotive industry, or if the market develops at a pace slower than Velodyne expects, its business, results of operation and financial condition will be materially and adversely affected.

Because lidar is new in the market, forecasts of market growth in this proxy statement may not be accurate.
Market opportunity estimates and growth forecasts included in this proxy statement are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The forecasts and estimates in this proxy statement relating to the expected size and growth of the markets for lidar-based technology and other markets in which Velodyne participates may prove to be inaccurate. Even if these markets experience the forecasted growth described in this proxy statement, Velodyne may not grow its business at similar rates, or at all. Velodyne’s future growth is subject to many factors, including market adoption of its products, which is subject to many risks and uncertainties. Accordingly, the forecasts and estimates of market size and growth described in this proxy statement, including Velodyne’s estimates that the size of its total addressable market is expected to be approximately $11.9 billion in 2022 and that its automotive total addressable market is expected to grow from $7.3 billion in 2022 to $16.8 billion in 2026, should not be taken as indicative of Velodyne’s future growth. In addition, these forecasts do not take into account the impact of the current global COVID-19 pandemic, and Velodyne cannot assure you that these forecasts will not be materially and adversely affected as a result.
Velodyne’s investments in educating its customers and potential customers about the advantages of lidar and its applications may not result in sales of Velodyne’s products.
Educating Velodyne’s prospective customers, and to a lesser extent, its existing customers, about lidar, its advantages over other sensing technologies and lidar’s ability to convey value in different industries and deployments is an integral part of developing new business and the lidar market generally. If prospective customers have a negative perception of, or experience with, lidar or a competitor’s lidar products they may be reluctant to adopt lidar in general or specifically Velodyne’s products. Adverse statements about lidar by influential market participants may also deter adoption. Some of Velodyne’s competitors have significant financial or marketing resources that may allow them to engage in public marketing campaigns about their alternative technology, lidar or Velodyne’s solutions. Velodyne’s efforts to educate potential customers and the market generally and to counter any adverse statements made by competitors or other market participants will require significant financial and personnel resources. These educational efforts may not be successful and Velodyne may not offset the costs of such efforts with revenue from the new customers. If Velodyne is unable to acquire new customers to offset these expenses or if the market accepts such adverse statements, its financial condition will be adversely affected.
In addition to patented technology, Velodyne relies on its unpatented proprietary technology, trade secrets, processes and know-how.
Velodyne relies on proprietary information (such as trade secrets, know-how and confidential information) to protect intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection, or that Velodyne believes is best protected by means that do not require public disclosure. Velodyne generally seeks to protect this proprietary information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure and non-use provisions with its employees, consultants, contractors and third parties. However, Velodyne may fail to enter into the necessary agreements, and even if entered into, these agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of its proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. Velodyne has limited control over the protection of trade secrets used by its current or future manufacturing partners and suppliers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, Velodyne’s proprietary information may otherwise become known or be independently developed by its competitors or other third parties. To the extent that its employees, consultants, contractors, advisors and other third parties use intellectual property owned by others in their work for Velodyne, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of Velodyne’s proprietary rights, and failure to obtain or maintain protection for its proprietary information could adversely affect its competitive business position. Furthermore, laws regarding trade secret rights in certain markets where Velodyne operates may afford little or no protection to its trade secrets.

Velodyne also relies on physical and electronic security measures to protect its proprietary information, but it cannot provide assurance that these security measures will not be breached or provide adequate protection for its property. There is a risk that third parties may obtain and improperly utilize Velodyne’s proprietary information to its competitive disadvantage. Velodyne may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce its intellectual property rights.
The markets in which Velodyne competes are characterized by rapid technological change, which requires it to continue to develop new products and product innovations, and could adversely affect market adoption of its products.
While Velodyne intends to invest substantial resources to remain on the forefront of technological development, continuing technological changes in sensing technology, lidar and the markets for these products, including the ADAS and autonomous driving industries, could adversely affect adoption of lidar and/or Velodyne’s products, either generally or for particular applications. Velodyne’s future success will depend upon its ability to develop and introduce a variety of new capabilities and innovations to its existing product offerings, as well as introduce a variety of new product offerings, to address the changing needs of the markets in which Velodyne offers its products. For example, Velodyne is currently working on developing its Vella software, which is a data curation software platform, as well as several other new lidar products. Velodyne cannot guarantee that the Vella software or the new products will be released in a timely manner, or at all, or achieve market acceptance. For example, in 2019 Velodyne experienced delays in acceptance of certain of its new lidar products as it worked with its customers to identify, define and meet product requirements, and Velodyne may be unable to sell these or future products at scale until these issues are resolved. Delays in delivering new products that meet customer requirements could damage Velodyne’s relationships with customers and lead them to seek alternative sources of supply. In addition, Velodyne’s success to date has been based on the delivery of its smart vision solutions to R&D programs in which developers are investing substantial capital to develop new systems. Velodyne’s continued success relies on the success of the R&D phase of these customers as they expand into commercialized projects. While some customers already have achieved commercialization, most of Velodyne’s automotive customers are just beginning on the path to commercialization. As autonomous technology reaches the stage of large scale commercialization Velodyne will be required to develop and deliver smart vision solutions at price points that enable wider and ultimately mass- market adoption. Delays in introducing products and innovations, the failure to choose correctly among technical alternatives or the failure to offer innovative products or configurations at competitive prices may cause existing and potential customers to purchase Velodyne’s competitors’ products or turn to alternative sensing technology.
If Velodyne is unable to devote adequate resources to develop products or cannot otherwise successfully develop products or system configurations that meet customer requirements on a timely basis or that remain competitive with technological alternatives, its products could lose market share, its revenue will decline, it may experience operating losses and its business and prospects will be adversely affected.
Velodyne operates in a highly competitive market and some market participants have substantially greater resources. Velodyne competes against a large number of both established competitors and new market entrants.
The markets for sensing technology applicable to autonomous solutions across numerous industries are highly competitive. Velodyne’s future success will depend on its ability to maintain its lead by continuing to develop and protect from infringement advanced lidar technology in a timely manner and to stay ahead of existing and new competitors. Velodyne’s competitors are numerous and they compete with it directly by offering lidar products and indirectly by attempting to solve some of the same challenges with different technology. Velodyne faces competition from camera and radar companies, other developers of lidar products, Tier 1 suppliers and other technology and automotive supply companies, some of which have significantly greater resources than it does. Some examples of Velodyne’s competitors include DENSO Corporation, Hesai, Ibeo Automotive Systems, LeddarTech, Innoviz, Luminar, Quanergy, Magna International, Valeo SA, Bosch, Continental and ZF Friedrichshafen AG. In the automotive market, Velodyne’s competitors have commercialized non-lidar-based ADAS technology which has achieved market adoption, strong brand recognition and may continue to improve. Other competitors are working towards commercializing autonomous driving technology and either by themselves, or with a publicly announced partner, have substantial financial, marketing, R&D and other resources. Some of Velodyne’s customers in the autonomous vehicle and ADAS markets have announced development efforts or made acquisitions directed at creating their own lidar-based or other sensing technologies, which would compete with Velodyne’s smart vision solutions. Velodyne does not know how close these competitors are to commercializing autonomous driving systems or novel ADAS applications. In markets outside of the automotive industry, its competitors, like Velodyne, seek to develop new sensing applications across industries. Even in these emerging markets, Velodyne faces substantial competition from numerous competitors seeking to prove the value of their technology. Additionally, increased competition may result in pricing pressure and reduced margins and may impede Velodyne’s ability to increase the sales of its products or cause it to lose market share, any of which will adversely affect its business, results of operations and financial condition.
Velodyne expects to incur substantial R&D costs and devote significant resources to identifying and commercializing new products, which could significantly reduce its profitability and may never result in revenue to Velodyne.
Velodyne’s future growth depends on penetrating new markets, adapting existing products to new applications and customer requirements, and introducing new products that achieve market acceptance. Velodyne plans to incur substantial and potentially increasing, R&D costs as part of its efforts to design, develop, manufacture and commercialize new products and enhance existing products. Velodyne’s R&D expenses were $31.6 million, $52.0 million, $56.9 million and $29.1 million during 2017, 2018 and 2019 and the six months ended June 30, 2020, respectively and are likely to grow in the future. Because Velodyne accounts for R&D as an operating expense, these expenditures will adversely affect its results to operations in the future. Further, Velodyne’s R&D program may not produce successful results, and its new products may not achieve market acceptance, create additional revenue or become profitable.
The completion of the Business Combination does not automatically result in the satisfaction of the liquidity event vesting condition applicable to our outstanding RSUs and RSAs and it is anticipated that a liquidity event will be deemed to have occurred by the board of directors of the post-combination company following the completion of the Business Combination and at that time we will be required to record a significant stock-based compensation expense.
Our stock-based compensation expense to date has been insignificant. We anticipate that our stock-based compensation expense will increase significantly following the closing of the Business Combination. All outstanding RSUs and RSAs vest upon the satisfaction of both a service condition and a liquidity event condition. The service condition for a majority of the RSUs is satisfied over a period of four years. As of June 30, 2020, no stock-based compensation expense had been recognized for the outstanding RSUs and RSAs because the satisfaction of the liquidity event condition was not probable. While the completion of the Business Combination does not automatically result in satisfaction of the liquidity event vesting condition, it is anticipated that a liquidity event will be deemed to have occurred by the board of directors of the post-combination company following the completion of the Business Combination, effecting a stock-based award modification. In the quarter in which the board of directors of the post-combination company deems this liquidity event condition satisfied, we will record a significant one time stock-based compensation expense, and then we will begin recording stock-based compensation expense related to our RSUs as they vest. If the Business Combination had been completed on September 7, 2020 and the stock-based award modification had also taken place, we would have recorded approximately $257.8 million of incremental stock-based compensation expense related to our RSUs and RSAs on that date, which is assuming an exchange ratio of 2.8730 (which is subject to adjustment) and a deemed fair market value of $25.78 which is based on the closing price of Graf’s common stock on September 4, 2020. Following the completion of the Business Combination, the stock-based compensation expense related to RSUs and other outstanding equity awards will have a significant negative impact on our ability to achieve profitability on a GAAP basis in 2020 and 2021.
As part of growing its business, Velodyne may make acquisitions. If Velodyne fails to successfully select, execute or integrate its acquisitions, then its business, results of operations and financial condition could be materially adversely affected and the stock price of the post-combination company could decline.
From time to time, Velodyne may undertake acquisitions to add new products and technologies, acquire talent, gain new sales channels or enter into new markets or sales territories. Acquisitions involve numerous risks and challenges, including relating to the successful integration of the acquired business and its key personnel, entering into new territories or markets with which Velodyne has limited or no prior experience, establishing or maintaining business relationships with new customers, channel partners, vendors and suppliers, unexpected liabilities and potential post-closing disputes.
To date, Velodyne has limited experience with acquisitions and the integration of acquired technology and personnel. Failure to successfully identify, complete, manage and integrate acquisitions could materially and adversely affect its business, financial condition and results of operations and could cause the post-combination company’s stock price to decline.
Velodyne may need to raise additional capital in the future in order to execute its business plan, which may not be available on terms acceptable to Velodyne, or at all.
In the future, Velodyne may require additional capital to respond to technological advancements, competitive dynamics or technologies, customer demands, business opportunities, challenges, acquisitions or unforeseen circumstances and it may determine to engage in equity or debt financings or enter into credit facilities for other reasons. In order to further business relationships with current or potential customers or partners, Velodyne may issue equity or equity-linked securities to such current or potential customers or partners. Velodyne may not be able to timely secure additional debt or equity financing on favorable terms, or at all. If Velodyne raises additional funds through the issuance of equity or convertible debt or other equity-linked securities or if it issues equity or equity-linked securities to current or potential customers to further business relationships, its existing stockholders could experience significant dilution. Any debt financing obtained by Velodyne in the future could involve restrictive covenants relating to its capital raising activities and other financial and operational matters, which may make it more difficult for Velodyne to obtain additional capital and to pursue business opportunities, including potential acquisitions. If Velodyne is unable to obtain adequate financing or financing on terms satisfactory to Velodyne, when Velodyne requires it, Velodyne’s ability to continue to grow or support its business and to respond to business challenges could be significantly limited. These same risks will apply to the post-combination company following the Closing of the Business Combination.
Changes to trade policy, tariffs and import/export regulations may have a material adverse effect on Velodyne’s business, financial condition and results of operations.
Changes in global political, regulatory and economic conditions or in laws and policies governing foreign trade, manufacturing, development and investment in the territories or countries where Velodyne currently purchases its components, sells its products or conducts its business could adversely affect Velodyne’s business. The U.S. has recently instituted or proposed changes in trade policies that include the negotiation or termination of trade agreements, the imposition of higher tariffs on imports into the U.S., economic sanctions on individuals, corporations or countries, and other government regulations affecting trade between the U.S. and other countries where Velodyne conducts its business. A number of other nations have proposed or instituted similar measures directed at trade with the United States in response. As a result of these developments, there may be greater restrictions and economic disincentives on international trade that could adversely affect Velodyne’s business. For example, such changes could adversely affect the automotive market, Velodyne’s ability to access key components or raw materials needed to manufacture its products (including, but not limited to, rare-earth metals), Velodyne’s ability to sell its products to customers outside of the U.S. and the demand for its products. It may be time-consuming and expensive for Velodyne to alter its business operations to adapt to or comply with any such changes, and any failure to do so could have a material adverse effect on its business, financial condition and results of operations.
Third-party claims that Velodyne is infringing intellectual property, whether successful or not, could subject it to costly and time-consuming litigation or expensive licenses, and its business could be adversely affected.
Although Velodyne holds key patents related to its products, a number of companies, both within and outside of the lidar industry, hold other patents covering aspects of lidar products. In addition to these patents, participants in this industry typically also protect their technology, especially embedded software, through copyrights and trade secrets. As a result, there is frequent litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. Velodyne has received, and in the future may receive, inquiries from other intellectual property holders and may become subject to claims that it infringes their intellectual property rights, particularly as Velodyne expands its presence in the market, expands to new use cases and faces increasing competition. In addition, parties may claim that the names and branding of Velodyne’s products infringe their trademark rights in certain countries or territories. If such a claim were to prevail, Velodyne may have to change the names and branding of its products in the affected territories and it could incur other costs.
Velodyne currently has a number of agreements in effect pursuant to which it has agreed to defend, indemnify and hold harmless its customers, suppliers, and channel partners and other partners from damages and costs which may arise from the infringement by Velodyne’s products of third-party patents or other intellectual property rights. The scope of these indemnity obligations varies, but may, in some instances, include indemnification for damages and expenses, including attorneys’ fees. Velodyne’s insurance may not cover all intellectual property infringement claims. A claim that its products infringe a third party’s intellectual property rights, even if untrue, could adversely affect Velodyne’s relationships with its customers, may deter future customers from purchasing its products and could expose Velodyne to costly litigation and settlement expenses. Even if Velodyne is not a party to any litigation between a customer and a third party relating to infringement by its products, an adverse outcome in any such litigation could make it more difficult for Velodyne to defend its products against intellectual property infringement claims in any subsequent litigation in which it is a named party. Any of these results could adversely affect Velodyne’s brand and operating results.
Velodyne’s defense of intellectual property rights claims brought against it or its customers, suppliers and channel partners, with or without merit, could be time-consuming, expensive to litigate or settle, divert management resources and attention and force Velodyne to acquire intellectual property rights and licenses, which may involve substantial royalty or other payments and may not be available on acceptable terms or at all. Further, a party making such a claim, if successful, could secure a judgment that requires Velodyne to pay substantial damages or obtain an injunction. An adverse determination also could invalidate Velodyne’s intellectual property rights and adversely affect its ability to offer its products to its customers and may require that Velodyne procure or develop substitute products that do not infringe, which could require significant effort and expense. Any of these events could adversely affect Velodyne’s business, operating results, financial condition and prospects.
Changes in tax laws or exposure to additional income tax liabilities could affect Velodyne’s future profitability.
Factors that could materially affect Velodyne’s future effective tax rates include but are not limited to:
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Changes in tax laws or the regulatory environment.

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Changes in accounting and tax standards or practices.

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Changes in the composition of operating income by tax jurisdiction.

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Velodyne’s operating results before taxes.

Because Velodyne does not have a long history of operating at its present scale and it has significant expansion plans, Velodyne’s effective tax rate may fluctuate in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under U.S. GAAP, changes in the composition of earnings in countries with differing tax rates, changes in deferred tax assets and liabilities, or changes in tax laws.
On December 22, 2017, the Tax Cuts and Jobs Act of 2017, or the Tax Act, was signed into law making significant changes to the Internal Revenue Code of 1986, as amended, or the Code. In particular, sweeping changes were made to the U.S. taxation of foreign operations. Changes include, but are not limited to, a permanent reduction to the corporate income tax rate, limiting interest deductions, adopting elements of a territorial tax system, assessing a repatriation tax or “toll-charge” on undistributed earnings and profits of U.S.- owned foreign corporations, and introducing certain anti-base erosion provisions, including a new minimum tax on global intangible low-taxed income (“GILTI”) and base erosion and anti-abuse tax (“BEAT”). The primary impact of the new legislation on Velodyne’s 2017, 2018 and 2019 and six months ended June 30, 2020 provision for income taxes was $1.9 million, $0.2 million, zero and zero, respectively. Additionally, Velodyne made a one-time deemed repatriation tax payment of $0.1 million in 2017. The overall impact of this tax reform is uncertain, and Velodyne’s business and financial condition, including with respect to its non-U.S. operations, could be adversely affected.
In addition to the impact of the Tax Act on Velodyne’s federal taxes, the Tax Act may impact its taxation in other jurisdictions, including with respect to state income taxes. State legislatures have not had sufficient time to respond to the Tax Act. Accordingly, there is uncertainty as to how the laws will apply in the various state jurisdictions. Additionally, other foreign governing bodies may enact changes to their tax laws in reaction to the Tax Act that could result in changes to Velodyne’s global tax position and materially adversely affect its business, results of operations and financial condition. Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with Velodyne’s intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If Velodyne does not prevail in any such disagreements, its profitability may be affected.
Velodyne’s ability to use its net operating loss carryforwards and certain other tax attributes may be limited.
As of December 31, 2019, Velodyne had $107.4 million of U.S. federal and $73.4 million of state net operating loss carryforwards available to reduce future taxable income, which will be carried forward indefinitely for U.S. federal tax purposes and will expire beginning in 2028 through 2038 for state tax purposes (noting that the net operating carryforward was subsequently reduced to $78.3 million in 2020 after the carryback of losses allowed under the Coronavirus Aid Relief and Economic Security Act (“CARES Act”)). It is possible that Velodyne will not generate taxable income in time to use these net operating loss carryforwards before their expiration or at all. Under legislative changes made in December 2017, U.S. federal net operating losses incurred in 2018 and in future years may be carried forward indefinitely, but the deductibility of such net operating losses is limited. It is uncertain if and to what extent various states will conform to the newly enacted federal tax law. In addition, the federal and state net operating loss carryforwards and certain tax credits may be subject to significant limitations under Section 382 and Section 383 of the Code, respectively, and similar provisions of state law. Under those sections of the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change attributes, such as research tax credits, to offset its post-change income or tax may be limited. In general, an “ownership change” will occur if there is a cumulative change in our ownership by “5% shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. Velodyne has not yet undertaken an analysis of whether or not the Business Combination constitutes an “ownership change” for purposes of Section 382 and Section 383 of the Code.
Velodyne has in the past and may become involved in legal and regulatory proceedings and commercial or contractual disputes, which could have an adverse effect on its profitability and consolidated financial position.
Velodyne may be, from time to time, involved in litigation, regulatory proceedings and commercial or contractual disputes that may be significant. These matters may include, without limitation, disputes with Velodyne’s suppliers and customers, intellectual property claims, stockholder litigation, government investigations, class action lawsuits, personal injury claims, environmental issues, customs and VAT disputes and employment and tax issues. In addition, Velodyne has in the past and could face in the future a variety of labor and employment claims against it, which could include but is not limited to general discrimination, wage and hour, privacy, ERISA or disability claims. In such matters, government agencies or private parties may seek to recover from Velodyne very large, indeterminate amounts in penalties or monetary damages (including, in some cases, treble or punitive damages) or seek to limit Velodyne’s operations in some way. These types of lawsuits could require significant management time and attention or could involve substantial legal liability, adverse regulatory outcomes, and/or substantial expenses to defend. Often these cases raise complex factual and legal issues and create risks and uncertainties. No assurances can be given that any proceedings and claims will not have a material adverse impact on Velodyne’s operating results and consolidated financial position or that its established reserves or its available insurance will mitigate this impact.

Velodyne is subject to, and must remain in compliance with, numerous laws and governmental regulations concerning the manufacturing, use, distribution and sale of its products. Some of Velodyne’s customers also require that it comply with their own unique requirements relating to these matters.
Velodyne manufactures and sells products that contain electronic components, and such components may contain materials that are subject to government regulation in both the locations where Velodyne manufactures and assembles its products, as well as the locations where Velodyne sells its products. For example, certain regulations limit the use of lead in electronic components. Since Velodyne operates on a global basis, this is a complex process which requires continual monitoring of regulations and an ongoing compliance process to ensure that Velodyne and its suppliers are in compliance with all existing regulations. If there is an unanticipated new regulation that significantly impacts Velodyne’s use of various components or requires more expensive components, that regulation could materially adversely affect its business, results of operations and financial condition.
Velodyne’s products are also used for autonomous driving and ADAS applications, which are subject to complicated regulatory schemes that vary from jurisdiction to jurisdiction. These are rapidly evolving areas where new regulations could impose limitations on the use of lidar generally or Velodyne’s products specifically. If Velodyne fails to adhere to these new regulations or fails to continually monitor the updates, it may be subject to litigation, loss of customers or negative publicity and its business, results of operations and financial condition will be adversely affected.
Concerns over environmental pollution and climate change have produced significant legislative and regulatory efforts on a global basis, and Velodyne believes this will continue both in scope and in the number of countries participating. These changes could directly increase the cost of energy, which may have an effect on the way Velodyne manufactures products or utilizes energy to produce its products. In addition, any new regulations or laws in the environmental area might increase the cost of raw materials or key components Velodyne uses in its products. Environmental regulations require Velodyne to reduce product energy usage, monitor and exclude an expanding list of restricted substances and to participate in required recovery and recycling of its products. Velodyne is unable to predict how any future changes will impact it and if such impacts will be material to its business.
Velodyne’s business may be adversely affected by changes in automotive safety regulations or concerns that drive further regulation of the automobile safety market.
Government vehicle safety regulations are an important factor for Velodyne’s business. Historically, these regulations have imposed ever-more stringent safety regulations for vehicles. These safety regulations often require, or customers demand that, vehicles have more safety features per vehicle and more advanced safety products.
While Velodyne believes increasing automotive safety standards will present a market opportunity for its products, government safety regulations are subject to change based on a number of factors that are not within its control, including new scientific or technological data, adverse publicity regarding the industry recalls and safety risks of autonomous driving and ADAS, accidents involving its products, domestic and foreign political developments or considerations, and litigation relating to its products and its competitors’ products. Changes in government regulations, especially in the autonomous driving and ADAS industries could adversely affect Velodyne’s business. If government priorities shift and Velodyne is unable to adapt to changing regulations, its business may be materially and adversely affected.
Federal and local regulators impose more stringent compliance and reporting requirements in response to product recalls and safety issues in the automotive industry. As the cars that carry Velodyne’s sensors go into production, it is subject to existing stringent requirements under the National Traffic and Motor Vehicle Safety Act of 1966, or the Vehicle Safety Act, including a duty to report, subject to strict timing requirements, safety defects with its products. The Vehicle Safety Act imposes potentially significant civil penalties for violations including the failure to comply with such reporting actions. Velodyne is also subject to the existing U.S. Transportation Recall Enhancement, Accountability and Documentation Act, or TREAD, which requires equipment manufacturers, such as Velodyne, to comply with “Early Warning” requirements by reporting certain information to the NHTSA, such as information related to defects or reports of injury related to its products. TREAD imposes criminal liability for violating such requirements if a defect subsequently causes death or bodily injury. In addition, the National Traffic and Motor Vehicle Safety Act authorizes NHTSA to require a manufacturer to recall and repair vehicles that contain safety defects or fail to comply with U.S. federal motor vehicle safety standards. Sales into foreign countries may be subject to similar regulations. If Velodyne cannot rapidly address any safety concerns or defects with its products, its business, results of operations and financial condition may be adversely affected.
The U.S. Department of Transportation issued regulations in 2016 that require manufacturers of certain autonomous vehicles to provide documentation covering specific topics to regulators, such as how automated systems detect objects on the road, how information is displayed to drivers, what cybersecurity measures are in place and the methods used to test the design and validation of autonomous driving systems. As cars that carry Velodyne’s sensors go into production, the obligations of complying with safety regulations could increase and it could require increased resources and adversely affect Velodyne’s business.
Failures, or perceived failures, to comply with privacy, data protection, and information security requirements in the variety of jurisdictions in which Velodyne operates may adversely impact its business, and such legal requirements are evolving, uncertain and may require improvements in, or changes to, Velodyne’s policies and operations.
Velodyne’s current and potential future operations and sales subject it to laws and regulations addressing privacy and the collection, use, storage, disclosure, transfer and protection of a variety of types of data. For example, the European Commission has adopted the General Data Protection Regulation and California recently enacted the California Consumer Privacy Act of 2018, both of which provide for potentially material penalties for non-compliance. These regimes may, among other things, impose data security requirements, disclosure requirements, and restrictions on data collection, uses, and sharing that may impact Velodyne’s operations and the development of its business. While, generally, Velodyne does not have access to, collect, store, process, or share information collected by its solutions unless its customers choose to proactively provide such information to us, Velodyne’s products may evolve both to address potential customer requirements or to add new features and functionality. Therefore, the full impact of these privacy regimes on Velodyne’s business is rapidly evolving across jurisdictions and remains uncertain at this time.
Velodyne may also be affected by cyber attacks and other means of gaining unauthorized access to its products, systems, and data. For instance, cyber criminals or insiders may target Velodyne or third-parties with which it has business relationships in an effort to obtain data, or in a manner that disrupts Velodyne’s operations or compromises its products or the systems into which its products are integrated.
Velodyne is assessing the continually evolving privacy and data security regimes and measures it believes are appropriate in response. Since these data security regimes are evolving, uncertain and complex, especially for a global business like Velodyne’s, it may need to update or enhance its compliance measures as its products, markets and customer demands further develop and these updates or enhancements may require implementation costs. The compliance measures Velodyne does adopt may prove ineffective. Any failure, or perceived failure, by Velodyne to comply with current and future regulatory or customer-driven privacy, data protection, and information security requirements, or to prevent or mitigate security breaches, cyber attacks, or improper access to, use of, or disclosure of data, or any security issues or cyber attacks affecting Velodyne, could result in significant liability, costs (including the costs of mitigation and recovery), and a material loss of revenue resulting from the adverse impact on its reputation and brand, loss of proprietary information and data, disruption to its business and relationships, and diminished ability to retain or attract customers and business partners. Such events may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity, and could cause customers and business partners to lose trust in Velodyne, which could have an adverse effect on its reputation and business.
Regulations related to conflict minerals may cause Velodyne to incur additional expenses and could limit the supply and increase the costs of certain metals used in the manufacturing of its products.
Velodyne is subject to the requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, that will require it to determine, disclose and report whether its products contain conflict minerals. The implementation of these requirements could adversely affect the sourcing, availability and pricing of the materials used in the manufacture of components used in Velodyne’s products. In addition, Velodyne will incur additional costs to comply with the disclosure requirements, including costs related to conducting diligence procedures to determine the sources of conflict minerals that may be used in or necessary to the production of its products and, if applicable, potential changes to products, processes or sources of supply as a consequence of such verification activities. It is also possible that its reputation may be adversely affected if Velodyne determines that certain of its products contain minerals not determined to be conflict-free or if Velodyne is unable to alter its products, processes or sources of supply to avoid use of such materials.
If Velodyne fails to maintain an effective system of internal controls, its ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected.
After the Business Combination, the post-combination company will carry out Velodyne’s business and will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of Nasdaq. Velodyne expects that the requirements of these rules and regulations will continue to increase its legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on its personnel, systems and resources.
The Sarbanes-Oxley Act requires, among other things, that Velodyne maintain effective disclosure controls and procedures and internal control over financial reporting. Velodyne is continuing to develop and refine its disclosure controls, internal control over financial reporting and other procedures that are designed to ensure that information required to be disclosed by it in the reports that it will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to Velodyne’s principal executive and financial officers.
Velodyne’s current controls and any new controls that it develops may become inadequate because of changes in conditions in its business. Further, weaknesses in Velodyne’s internal controls may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could adversely affect Velodyne’s operating results or cause it to fail to meet its reporting obligations and may result in a restatement of Velodyne’s financial statements for prior periods. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of Velodyne’s internal control over financial reporting that it is required to include in its periodic reports Velodyne will file with the SEC under Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in Velodyne’s reported financial and other information.
In order to maintain and improve the effectiveness of its disclosure controls and procedures and internal control over financial reporting, Velodyne has expended and anticipates that it will continue to expend significant resources, including accounting-related costs, and provide significant management oversight. Any failure to maintain the adequacy of its internal controls, or consequent inability to produce accurate financial statements on a timely basis, could increase Velodyne’s operating costs and could materially and adversely affect its ability to operate its business. In the event that Velodyne’s internal controls are perceived as inadequate or that it is unable to produce timely or accurate financial statements, investors may lose confidence in Velodyne’s operating results and the stock price of the post-combination company could decline. In addition, if Velodyne is unable to continue to meet these requirements, the post-combination company may not be able to obtain or maintain listing on Nasdaq.
The post-combination company’s independent registered public accounting firm is not required to formally attest to the effectiveness of its internal control over financial reporting until after the post-combination company is no longer an emerging growth company. At such time, the post-combination company’s independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which Velodyne’s controls are documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on the post-combination company’s business and operating results.

Velodyne currently has and targets many customers that are large corporations with substantial negotiating power, exacting product standards and potentially competitive internal solutions. If Velodyne is unable to sell its products to these customers, its prospects and results of operations will be adversely affected.
Many of Velodyne’s customers and potential customers are large, multinational corporations with substantial negotiating power relative to it and, in some instances, may have internal solutions that are competitive to Velodyne’s products. These large, multinational corporations also have significant development resources, which may allow them to acquire or develop independently, or in partnership with others, competitive technologies. Meeting the technical requirements and securing design wins with any of these companies will require a substantial investment of Velodyne’s time and resources. Velodyne cannot assure you that its products will secure design wins from these or other companies or that it will generate meaningful revenue from the sales of its products to these key potential customers. If Velodyne’s products are not selected by these large corporations or if these corporations develop or acquire competitive technology, it will have an adverse effect on Velodyne’s business.
If Velodyne’s lidar products are not selected for inclusion in autonomous driving systems or ADAS by automotive OEMs or their suppliers, its business will be materially and adversely affected.
Automotive OEMs and their suppliers design and develop autonomous driving and ADAS technology over several years. These automotive OEMs and suppliers undertake extensive testing or qualification processes prior to placing orders for large quantities of products because Velodyne’s lidar products will function as part of a larger system or platform and must meet certain other specifications. Velodyne spends significant time and resources to have its products selected by automotive OEMs and their suppliers, which is known as a design win. In the case of autonomous driving and ADAS technology, a design win means Velodyne’s lidar product has been selected for use in a particular vehicle model. If Velodyne does not achieve a design win with respect to a particular vehicle model, it may not have an opportunity to supply its products to the automotive OEM for that vehicle model for a period of many years. In many cases, this period can be as long as five to seven or more years. If Velodyne’s products are not selected by an automotive OEM or its suppliers for one vehicle model or if Velodyne’s products are not successful in that vehicle model, it is unlikely that its product will be deployed in other vehicle models of that OEM. If Velodyne fails to win a significant number of vehicle models from one or more of automotive OEMs or their suppliers, its business, results of operations and financial condition will be materially and adversely affected.
The discontinuation, lack of commercial success, or loss of business with respect to a particular vehicle model or technology package for which Velodyne is a significant supplier could reduce Velodyne’s sales and adversely affect its profitability.
If Velodyne is able to secure design wins and its smart vision solutions are included in these autonomous driving and ADAS products, it expects to enter into supply agreements with the relevant customer. Market practice dictates that these supply agreements typically require Velodyne to supply a customer’s requirements for a particular vehicle model or autonomous driving or ADAS product, rather than supply a set number of products. These contracts can have short terms and/or can be subject to renegotiation, sometimes as frequently as annually, all of which may affect product pricing, and may be terminated by Velodyne’s customers at any time. Therefore, even if Velodyne is successful in obtaining design wins and the systems into which its products are built are commercialized, the discontinuation of, the loss of business with respect to, or a lack of commercial success of a particular vehicle model or technology package for which Velodyne is a significant supplier could mean that the expected sales of Velodyne’s products will not materialize, materially and adversely affecting its business.
Continued pricing pressures, automotive OEM cost reduction initiatives and the ability of automotive OEMs to re-source or cancel vehicle or technology programs may result in lower than anticipated margins, or losses, which may adversely affect Velodyne’s business.
Cost-cutting initiatives adopted by Velodyne’s customers often result in increased downward pressure on pricing. Velodyne expects that its agreements with automotive OEMs may require step-downs in pricing over the term of the agreement or, if commercialized, over the period of production. In addition, Velodyne’s automotive OEM customers often reserve the right to terminate their supply contracts for convenience, which enhances their ability to obtain price reductions. Automotive OEMs also possess significant leverage over their suppliers, including Velodyne, because the automotive component supply industry is highly competitive, serves a limited number of customers and has a high fixed cost base. Accordingly, Velodyne expects to be subject to substantial continuing pressure from automotive OEMs and Tier 1 suppliers to reduce the price of its products. It is possible that pricing pressures beyond Velodyne’s expectations could intensify as automotive OEMs pursue restructuring, consolidation and cost- cutting initiatives. If Velodyne is unable to generate sufficient production cost savings in the future to offset price reductions, its gross margin and profitability would be adversely affected.
Velodyne’s business could be materially and adversely affected if it lost any of its largest customers or if they were unable to pay their invoices.
Although Velodyne has and continues to pursue a broad customer base, it is dependent on a collection of large customers with strong purchasing power. In 2017, 2018 and 2019, Velodyne’s top 20 customers represented 89%, 82% and 83% of its revenue, respectively. In 2017, 2018 and 2019, three, two and two customers, respectively, accounted for more than 10% of Velodyne’s revenue. The loss of business from any of Velodyne’s major customers (whether by lower overall demand for its products, cancellation of existing contracts or product orders or the failure to design in its products or award Velodyne new business) could have a material adverse effect on its business. For example, one of Velodyne’s customers who accounted for 26% of its revenue in 2017, made substantial purchases of its products for R&D projects in 2017, but did not repeat such purchases in 2018, which contributed to the decline in Velodyne’s revenue in 2018.
To the extent autonomous vehicle and ADAS systems become accepted by major automotive OEMs, Velodyne expects that it will rely increasingly for its revenue on Tier 1 suppliers through which automotive OEMs procure components. Velodyne expects that these Tier 1 suppliers will be responsible for certain hardpoint and software configuration activities specific to each OEM, and they may not exclusively carry its smart vision solutions.
There is also a risk that one or more of its major customers could be unable to pay Velodyne’s invoices as they become due or that a customer will simply refuse to make such payments if it experiences financial difficulties. If a major customer were to enter into bankruptcy proceedings or similar proceedings whereby contractual commitments are subject to stay of execution and the possibility of legal or other modification, Velodyne could be forced to record a substantial loss.
The period of time from a design win to implementation is long and Velodyne is subject to the risks of cancellation or postponement of the contract or unsuccessful implementation.
Prospective customers, including those in the automotive industry, generally must make significant commitments of resources to test and validate Velodyne’s products and confirm that they can integrate with other technologies before including them in any particular system, product or model. The development cycles of Velodyne’s products with new customers varies widely depending on the application, market, customer and the complexity of the product. In the automotive market, for example, this development cycle can be five to seven or more years. The development cycle in certain other markets can be months to one or two years. These development cycles result in Velodyne investing its resources prior to realizing any revenue from the commercialization. Further, Velodyne is subject to the risk that customers cancel or postpone implementation of its technology, as well as that it will not be able to integrate its technology successfully into a larger system with other sensing modalities. Further, Velodyne’s revenue could be less than forecasted if the system, product or vehicle model that includes its lidar products is unsuccessful, including for reasons unrelated to its technology. Long development cycles and product cancellations or postponements may adversely affect Velodyne’s business, results of operations and financial condition.
Velodyne is highly dependent on David Hall, its founder and executive chairman, and its ability to attract and retain highly skilled personnel and senior management.
Velodyne is highly dependent on David Hall, its founder and executive chairman. Mr. Hall created Velodyne’s first lidar product and he remains deeply involved in all aspects of Velodyne’s business, including product development. The loss of Mr. Hall would adversely affect Velodyne’s business because his loss could make it more difficult to, among other things, compete with other market participants, manage

Velodyne’s R&D activities and retain existing customers or cultivate new ones. In addition, Mr. Hall is the former owner, controlling equity holder, officer and/or director of various other enterprises, including Velodyne Acoustics LLC, an entity no longer affiliated with Velodyne. Negative public perception of, or negative news related to, Mr. Hall or Mr. Hall’s other ventures, even if such ventures are entirely separate from Velodyne’s business, may adversely affect Velodyne’s brand, relationship with customers or standing in the industry.
Competition for highly-skilled personnel is often intense, especially in the San Francisco Bay Area where Velodyne is located, and it may incur significant costs to attract them. Velodyne may not be successful in attracting, integrating, or retaining qualified personnel to fulfill its current or future needs. Velodyne has, from time to time, experienced, and it expects to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. In addition, job candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. If the perceived value of Velodyne’s equity or equity awards declines, including those of the post-combination company after Closing, it may adversely affect Velodyne’s ability to retain highly skilled employees. If Velodyne fails to attract new personnel or fails to retain and motivate its current personnel, its business and future growth prospects could be adversely affected.
The complexity of Velodyne’s products could result in unforeseen delays or expenses from undetected defects, errors or bugs in hardware or software which could reduce the market adoption of its new products, damage its reputation with current or prospective customers, expose Velodyne to product liability and other claims and adversely affect its operating costs.
Velodyne’s products are highly technical and very complex and require high standards to manufacture and have in the past and will likely in the future experience defects, errors or bugs at various stages of development. Velodyne may be unable to timely release new products, manufacture existing products, correct problems that have arisen or correct such problems to its customers’ satisfaction. Additionally, undetected errors, defects or security vulnerabilities, especially as new products are introduced or as new versions are released, could result in serious injury to the end users of technology incorporating Velodyne’s products, or those in the surrounding area, its customers never being able to commercialize technology incorporating our products, litigation against Velodyne, negative publicity and other consequences. These risks are particularly prevalent in the highly competitive autonomous driving and ADAS markets. Some errors or defects in Velodyne’s products may only be discovered after they have been tested, commercialized and deployed by customers. If that is the case, Velodyne may incur significant additional development costs and product recall, repair or replacement costs. These problems may also result in claims against Velodyne by its customers or others. Velodyne’s reputation or brand may be damaged as a result of these problems and customers may be reluctant to buy its products, which could adversely affect its ability to retain existing customers and attract new customers, and could adversely affect its financial results.
In addition, Velodyne could face material legal claims for breach of contract, product liability, tort or breach of warranty as a result of these problems. Defending a lawsuit, regardless of its merit, could be costly and may divert management’s attention and adversely affect the market’s perception of Velodyne and its products. In addition, Velodyne’s business liability insurance coverage could prove inadequate with respect to a claim and future coverage may be unavailable on acceptable terms or at all. These product-related issues could result in claims against Velodyne and its business could be adversely affected.
Velodyne may be subject to product liability or warranty claims that could result in significant direct or indirect costs, which could adversely affect its business and operating results.
Velodyne’s customers use its smart vision solutions in autonomous driving, ADAS and other applications that present the risk of significant injury, including fatalities. Velodyne may be subject to claims if a product using its lidar technology is involved in an accident and persons are injured or purport to be injured. Any insurance that Velodyne carries may not be sufficient or it may not apply to all situations. Similarly, Velodyne’s customers could be subjected to claims as a result of such accidents and bring legal claims against Velodyne to attempt to hold it liable. In addition, if lawmakers or governmental agencies were to determine that the use of Velodyne’s products or autonomous driving or certain ADAS increased the risk of injury to all or a subset of its customers, they may pass laws or adopt regulations that limit the use of Velodyne’s products or increase its liability associated with the use of its products or that regulate the use of or delay the deployment of autonomous driving and ADAS technology. Any of these events could adversely affect Velodyne’s brand, relationships with customers, operating results or financial condition.
Velodyne typically provides a limited-time warranty on its products. The occurrence of any material defects in its products could make Velodyne liable for damages and warranty claims. In addition, Velodyne could incur significant costs to correct any defects, warranty claims or other problems, including costs related to product recalls. Any negative publicity related to the perceived quality of Velodyne’s products could affect its brand image, partner and customer demand, and adversely affect its operating results and financial condition. Also, warranty, recall and product liability claims may result in litigation, the occurrence of which could be costly, lengthy and distracting and adversely affect Velodyne’s business and operating results.
If Velodyne does not maintain sufficient inventory or if it does not adequately manage its inventory, it could lose sales or incur higher inventory-related expenses, which could negatively affect Velodyne’s operating results.
To ensure adequate inventory supply, Velodyne must forecast inventory needs and expenses, place orders sufficiently in advance with its suppliers and manufacturing partners and manufacture products based on its estimates of future demand for particular products. Fluctuations in the adoption of lidar products may affect Velodyne’s ability to forecast its future operating results, including revenue, gross margins, cash flows and profitability. Velodyne’s ability to accurately forecast demand for its products could be affected by many factors, including the rapidly changing nature of the markets in which it operates, including the autonomous driving, ADAS and mapping markets, the uncertainty surrounding the market acceptance and commercialization of lidar technology, the emergence of new markets, an increase or decrease in customer demand for Velodyne’s products or for products and services of its competitors, product introductions by competitors, the COVID-19 pandemic and any associated work stoppages or interruptions, unanticipated changes in general market conditions and the weakening of economic conditions or consumer confidence in future economic conditions. If its lidar products are commercialized in autonomous driving, ADAS or other applications experiencing rapid growth in demand, Velodyne may face challenges acquiring adequate supplies to manufacture its products and/or Velodyne and its manufacturing partners may not be able to manufacture its products at a rate necessary to satisfy the levels of demand, which would negatively affect Velodyne’s revenue. This risk may be exacerbated by the fact that Velodyne may not carry or be able to obtain for its manufacturers a significant amount of inventory to satisfy short-term demand increases. If it fails to accurately forecast customer demand, Velodyne may experience excess inventory levels or a shortage of products available for sale.
Inventory levels in excess of customer demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would adversely affect Velodyne’s financial results, including its gross margin, and have a negative effect on its brand. Conversely, if Velodyne underestimates customer demand for its products, Velodyne, or its manufacturing partners, may not be able to deliver products to meet its requirements, and this could result in damage to Velodyne’s brand and customer relationships and adversely affect its revenue and operating results.
Velodyne relies on third-party suppliers and because some of the raw materials and key components in its products come from limited or sole sources of supply, Velodyne is susceptible to supply shortages, long lead times for components, and supply changes, any of which could disrupt its supply chain and could delay deliveries of its products to customers.
All of the components that go into the manufacture of Velodyne’s smart vision solutions are sourced from third-party suppliers. To date, Velodyne has produced its products in relatively limited quantities for use in R&D programs. Velodyne does not have any experience in managing its supply chain to manufacture and deliver its products at scale. Some of the key components used to manufacture Velodyne’s products come from limited or sole sources of supply. Velodyne is therefore subject to the risk of shortages and long lead times in the supply of these components and the risk that its suppliers discontinue or modify components used in its products. Velodyne has a global supply chain and the COVID-19 pandemic may adversely affect its ability to source components in a timely or cost effective manner from its third-party suppliers due to, among other things, work stoppages or interruptions. For example, Velodyne’s products depend on lasers and Velodyne currently consumes a substantial portion of the available market. Any shortage of these lasers could materially and adversely affect Velodyne’s ability to manufacture its smart vision solutions. In addition, the lead times associated with certain components are lengthy and preclude rapid changes in quantities and delivery schedules. Velodyne has in the past experienced and may in the future experience component shortages and price fluctuations of certain key components and materials, and the predictability of the availability and pricing of these components may be limited. Component shortages or pricing fluctuations could be material in the future. In the event of a component shortage, supply interruption or material pricing change from suppliers of these components, Velodyne may not be able to develop alternate sources in a timely manner or at all in the case of sole or limited sources. Developing alternate sources of supply for these components may be time-consuming, difficult, and costly and Velodyne may not be able to source these components on terms that are acceptable to it, or at all, which may undermine Velodyne’s ability to meet its requirements or to fill customer orders in a timely manner. Any interruption or delay in the supply of any of these parts or components, or the inability to obtain these parts or components from alternate sources at acceptable prices and within a reasonable amount of time, would adversely affect Velodyne’s ability to meet its scheduled product deliveries to its customers. This could adversely affect Velodyne’s relationships with its customers and channel partners and could cause delays in shipment of its products and adversely affect its operating results. In addition, increased component costs could result in lower gross margins. Even where Velodyne is able to pass increased component costs along to its customers, there may be a lapse of time before it is able to do so such that Velodyne must absorb the increased cost. If Velodyne is unable to buy these components in quantities sufficient to meet its requirements on a timely basis, it will not be able to deliver products to its customers, which may result in such customers using competitive products instead of Velodyne’s.
The average selling prices of Velodyne’s products could decrease rapidly over the life of the product, which may negatively affect Velodyne’s revenue and gross margin.
In the past Velodyne has substantially reduced the price of certain of its products to accelerate market adoption and solidify its position as a market leader. Velodyne expects the average selling prices of its products generally to continue to decline as its customers seek to commercialize autonomous systems at prices low enough to achieve market acceptance. In order to sell products that have a falling average unit selling price and maintain margins at the same time, Velodyne will need to continually reduce product and manufacturing costs. To manage manufacturing costs, Velodyne must engineer the most cost-effective design for its products. In addition, Velodyne continuously drives initiatives to reduce labor cost, improve worker efficiency, reduce the cost of materials, use fewer materials and further lower overall product costs by carefully managing component prices, inventory and shipping cost. Velodyne also needs to continually introduce new products with higher sales prices and gross margin in order to maintain its overall gross margin. If Velodyne is unable to manage the cost of older products or successfully introduce new products with higher gross margin, its revenue and overall gross margin would likely decline.
Changes in Velodyne’s product mix may impact its financial performance.
Velodyne’s financial performance can be affected by the mix of products it sells during a given period. If Velodyne’s sales include more of the lower gross margin products than higher gross margin products, its results of operations and financial condition may be adversely affected. There can be no guarantees that Velodyne will be able to successfully alter its product mix so that it is selling more of its high gross margin products. In addition, Velodyne’s earnings forecasts and guidance after the Business Combination are expected to include assumptions about product sales mixes. If actual results vary from this projected product mix of sales, its Velodyne’s results of operations and financial condition could be adversely affected.
Velodyne’s management team has limited experience managing a public company.
Most of the members of Velodyne’s management team have limited experience managing a publicly-traded company, interacting with public company investors, and complying with the increasingly-complex laws pertaining to public companies. Additionally, many members of Velodyne’s management team were recently hired or assumed new roles, including its chief executive officer, Dr. Anand Gopalan, who was promoted from chief technology officer in January 2020. Velodyne’s management team may not successfully or efficiently manage their new roles and responsibilities, Velodyne’s transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from Velodyne’s senior management and could divert their attention away from the day-to-day management of Velodyne’s business, which could adversely affect Velodyne’s business, financial condition, and operating results.
Velodyne may experience difficulties in managing its growth and expanding its operations.
Velodyne expects to experience significant growth in the scope and nature of its operations. Velodyne’s ability to manage its operations and future growth will require Velodyne to continue to improve its operational, financial and management controls, compliance programs and reporting systems. Velodyne is currently in the process of strengthening its compliance programs, including its compliance programs related to export controls, privacy and cybersecurity and anti-corruption. Velodyne may not be able to implement improvements in an efficient or timely manner and may discover deficiencies in existing controls, programs, systems and procedures, which could have an adverse effect on its business, reputation and financial results.
Velodyne’s sales and operations in international markets expose it to operational, financial and regulatory risks.
International sales comprise a significant amount of Velodyne’s overall revenue. Sales to international customers accounted for 28%, 41%, 54% and 79% of Velodyne’s revenue in 2017, 2018, 2019 and the six months ended June 30, 2020, respectively. Velodyne is committed to growing its international sales, and while it has committed resources to expanding its international operations and sales channels, these efforts may not be successful. International operations are subject to a number of other risks, including:
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Exchange rate fluctuations.

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Political and economic instability, international terrorism and anti-American sentiment, particularly in emerging markets.

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Global or regional health crises, such as the COVID-19 pandemic.

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Potential for violations of anti-corruption laws and regulations, such as those related to bribery and fraud.

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Preference for locally branded products, and laws and business practices favoring local competition.

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Potential consequences of, and uncertainty related to, the “Brexit” process in the United Kingdom, which could lead to additional expense and complexity in doing business there.

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Increased difficulty in managing inventory.

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Delayed revenue recognition.

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Less effective protection of intellectual property.

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Stringent regulation of the autonomous or other systems or products using Velodyne’s products and stringent consumer protection and product compliance regulations, including but not limited to General Data Protection Regulation in the European Union, European competition law, the Restriction of Hazardous Substances directive, the Waste Electrical and Electronic Equipment directive and the European Ecodesign directive that are costly to comply with and may vary from country to country.

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Difficulties and costs of staffing and managing foreign operations.

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Import and export laws and the impact of tariffs.

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Changes in local tax and customs duty laws or changes in the enforcement, application or interpretation of such laws.

The occurrence of any of these risks could negatively affect Velodyne’s international business and consequently its business, operating results and financial condition.

Velodyne’s business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, global pandemics, and interruptions by man-made problems, such as network security breaches, computer viruses or terrorism. Material disruptions of Velodyne’s business or information systems resulting from these events could adversely affect its operating results.
A significant natural disaster, such as an earthquake, fire, flood or significant power outage or other similar events, such as infectious disease outbreaks or pandemic events, including the COVID-19 pandemic, could have an adverse effect on Velodyne’s business and operating results. The COVID-19 pandemic has produced meaningful operational challenges and Velodyne expects to continue to experience disruptions in its business during the second half of 2020. COVID-19 has heightened many of the other risks described herein, such as the demand for Velodyne’s products, its ability to achieve or maintain profitability and its ability to raise additional capital in the future. Despite the implementation of network security measures, Velodyne’s networks and lidar products also may be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with its solutions. Both Velodyne’s corporate headquarters and its manufacturing facility are located in the San Francisco Bay Area, a region known for seismic activity. In addition, natural disasters, acts of terrorism or war could cause disruptions in Velodyne’s remaining manufacturing operations, Velodyne’s or its customers’ or channel partners’ businesses, Velodyne’s suppliers’ or the economy as a whole. Velodyne also relies on information technology systems to communicate among its workforce and with third parties. Any disruption to Velodyne’s communications, whether caused by a natural disaster or by manmade problems, such as power disruptions, could adversely affect its business. Velodyne does not have a formal disaster recovery plan or policy in place and does not currently require that its suppliers’ partners have such plans or policies in place. To the extent that any such disruptions result in delays or cancellations of orders or impede its suppliers’ ability to timely deliver product components, or the deployment of its products, Velodyne’s business, operating results and financial condition would be adversely affected.
Risks Related to the Company and the Business Combination
Our Initial Stockholders have agreed to vote in favor of the Business Combination and the other proposals described in this proxy statement, regardless of how our public stockholders vote.
Unlike many other blank check companies in which the founders agree to vote their Founder Shares in accordance with the majority of the votes cast by the holders of public stock in connection with an initial business combination, our Initial Stockholders have agreed to vote any shares of common stock owned by them in favor of the Business Combination Proposal and the other proposals described in this proxy statement. As of the date hereof, our Initial Stockholders own shares equal to 34.7% of our issued and outstanding shares of common stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if our Initial Stockholders agreed to vote any shares of common stock owned by them in accordance with the majority of the votes cast by our public stockholders.
Our Sponsor, certain members of our Board and our officers have interests in the Business Combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.
When considering our Board’s recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that the directors and officers of the Company have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders. These interests include:
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the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination;

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the fact that our Sponsor will retain 2,507,000 Founder Shares upon the Closing, 275,000 of which shall be Earnout Founder Shares subject to certain vesting and cancellation provisions as described in the Sponsor Agreement, and which if unrestricted and freely tradable would be valued at approximately $[•] based on the closing price of our common stock on the NYSE on [•], 2020 but, given the restrictions on such shares, we believe such shares have less value;

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the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by the applicable deadline;

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if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

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the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

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the fact that James A. Graf will join as a board member of the post-combination company and Michael Dee will continue as a board member of the post-combination company, and each shall be entitled to receive compensation for serving on the board of directors of the post-combination company;

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the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by the applicable deadline; and

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that the Sponsor has entered into a Subscription Agreement with the Company, pursuant to which the Sponsor has committed to purchase 950,000 shares of common stock in the PIPE Investment for an aggregate commitment of approximately $9,500,000.

Our Initial Stockholders, including our Sponsor and our independent directors, hold a significant number of shares of our common stock. They will lose their entire investment in us if a business combination is not completed.
Our Initial Stockholders hold in the aggregate 6,094,128 Founder Shares, representing 34.7% of the total shares outstanding as of the date of this proxy. The Founder Shares will be worthless if we do not complete a business combination by the applicable deadline.
The Founder’s Shares are identical to the shares of common stock included in the public units, except that: (i) the Founder Shares are subject to certain transfer restrictions; (ii) our Initial Stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed: (a) to waive their redemption rights with respect to their shares of common stock in connection with the completion of our Business Combination; (b) waive their redemption rights with respect to their shares of common stock in connection with a stockholder vote to approve an amendment to our current certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of the IPO or to provide for redemption in connection with a business combination; and (c) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete our initial business combination by the applicable deadline (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our initial business combination by the applicable deadline.
The personal and financial interests of our officers and directors may have influenced their motivation in identifying and selecting Velodyne, completing a business combination with Velodyne and may influence their operation of the post-combination company following the Business Combination. This risk may become more acute as the deadline of the applicable deadline for completing an initial business combination nears.
Our Sponsor, directors or officers or their affiliates may elect to purchase shares or warrants from public stockholders, which may influence a vote on a proposed Business Combination and the other proposals described in this proxy statement and reduce the public “float” of our common stock.
Our Sponsor, directors or officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our Business Combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy closing conditions in the Merger Agreement regarding required amounts in the Trust Account and the proceeds from the PIPE Investment equaling or exceeding certain thresholds where it appears that such requirements would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. This may result in the completion of our Business Combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.
In addition, if such purchases are made, the public “float” of our common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on the NYSE or another national securities exchange or reducing the liquidity of the trading market for our common stock.
Our public stockholders will experience dilution as a consequence of, among other transactions, the issuance of common stock as consideration in the Business Combination and the PIPE Investment. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-combination company.
The issuance of the common stock in the Business Combination and in the PIPE Investment will dilute the equity interest of our existing stockholders and may adversely affect prevailing market prices for our public shares and/or public warrants.
It is anticipated that, upon completion of the Business Combination, assuming no redemptions: (i) the Company’s public stockholders will retain an ownership interest of approximately 6.5% in the post-combination company (not including shares beneficially owned by our Sponsor); (ii) the PIPE Investors will own approximately 8.6% of the post-combination company (such that public stockholders, including PIPE Investors, will own approximately 15.1% of the post-combination company); (iii) our Initial Stockholders (including our Sponsor) will own approximately 1.5% of the post-combination company; and (iv) the former Velodyne equity holders are expected to hold, in the aggregate, approximately 83.4% of the issued and outstanding shares of the post-combination company, assuming $50,000,000 of cash is used to repurchase Velodyne shares in connection with the Pre-Closing Velodyne Tender Offer, which is expected to be consummated prior to the Closing, or approximately 83.8% assuming no shares of Velodyne capital stock are repurchased for cash in the Pre-Closing Velodyne Tender Offer. The foregoing percentages assume the issuance of 6,222,544 shares of Company common stock that will at Closing be subject to stock options and RSUs, as further described in footnotes (2) and (3) to the pro forma capitalization table in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Description of the Transaction.” The PIPE Investors have agreed to purchase in the aggregate 15,000,000 shares of common stock, for approximately $150,000,000 of gross proceeds, in the PIPE Investment. The ownership percentage with respect to the post-combination company following the Business Combination does not take into account (i) warrants to purchase common stock that will remain outstanding immediately following the Business Combination, (ii) the issuance of earn-out shares to the Velodyne equity holders or our Sponsor should the earn-out conditions in the Merger Agreement be satisfied or (iii) the issuance of any shares upon completion of the Business Combination under the Incentive Plan or the ESPP, copies of which are attached to this proxy statement as Annex F and Annex G, respectively Depending on the number of public shares redeemed, our current stockholders could own a majority of the voting rights in the post-combination company, but would not have effective control over the post-combination company. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Proposal No. 5 — Approval of the Incentive Plan.”

Nasdaq may not list the post-combination company’s securities on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
In connection with the Business Combination, in order to obtain the listing of the post-combination company’s securities on Nasdaq, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements. We will seek to have the post-combination company’s securities listed on Nasdaq upon consummation of the Business Combination. We cannot assure you that we will be able to meet all initial listing requirements. Even if the post-combination company’s securities are listed on Nasdaq, we may be unable to maintain the listing of its securities in the future.
If we fail to meet the initial listing requirements and Nasdaq does not list the post-combination company’s securities on its exchange, Velodyne would not be required to consummate the Business Combination. In the event that Velodyne elected to waive this condition, and the Business Combination was consummated without the post-combination company’s securities being listed on Nasdaq or on another national securities exchange, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If the post-combination company’s securities were not listed on Nasdaq, such securities would not qualify as covered securities and we would be subject to regulation in each state in which we offer our securities because states are not preempted from regulating the sale of securities that are not covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states.
Resales of the shares of common stock included in the stock consideration could depress the market price of our common stock.
We will have approximately 174.6 million shares of common stock outstanding immediately following the Business Combination (assuming the repurchase of $50.0 million of Velodyne capital stock in the Pre-Closing Velodyne Tender Offer), and there may be a large number of shares of common stock sold in the market following the completion of the Business Combination or shortly thereafter. The shares held by the Company’s public stockholders are freely tradable, and the shares of common stock held by the PIPE Investors will be freely tradable following effectiveness of the registration statement that we have agreed to file in connection with the Business Combination covering the resales of such shares. Under the terms of a letter agreement with Ford Motor Company, we are obligated to include any shares of common stock issued to Ford Motor Company in the Business Combination in the registration statement we are required to file in connection with the registration of the shares issuable upon exercise of the public warrants. Ford Motor Company will not be subject to a lockup agreement like other former holders of Velodyne capital stock. See “Description of Securities — Registration Rights — Public Warrants.” In addition, the Company will be obligated to register the resale of shares of common stock issued as merger consideration, which shares will become available for resale following the expiration of any applicable lockup period. We also expect that Rule 144 will become available for the resale of shares of our common stock that are not registered for resale once one year has elapsed from the date that we file the Current Report on Form 8-K following the Closing that includes the required Form 10 information that reflects we are no longer a shell company. Such sales of shares of common stock or the perception of such sales may depress the market price of our common stock.
We have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement. As such, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by the applicable deadline. If we are unable to effect an initial business combination by the applicable deadline, we will be forced to liquidate and our warrants will expire worthless.
We are a blank check company, and as we have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by the applicable deadline. Unless we amend our current certificate of incorporation to extend the life of the Company and certain other agreements into which we have entered, if we do not complete an initial business combination by the applicable deadline, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per public unit in the IPO. In addition, if we fail to complete an initial business combination by the applicable deadline, there will be no redemption rights or liquidating distributions with respect to our public warrants or the private placement warrants, which will expire worthless. We expect to consummate the Business Combination and do not intend to take any action to extend the life of the Company beyond the applicable deadline if we are unable to effect an initial business combination by that date.
Even if we consummate the Business Combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of our public warrants may be amended.
The exercise price for the public warrants is $11.50 per share of common stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the public warrants may expire worthless.
Our ability to successfully effect the Business Combination and to be successful thereafter will be dependent upon the efforts of our key personnel, including the key personnel of Velodyne. The loss of key personnel could negatively impact the operations and profitability of our post-combination business and its financial condition could suffer as a result.
Our ability to successfully effect our Business Combination is dependent upon the efforts of our key personnel, including the key personnel of Velodyne. Although some of our key personnel are expected to remain with the post-combination company as members of the board of directors or in advisory positions following our Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. We anticipate that the executive officers of Velodyne will serve the post-combination company in their respective roles immediately following the Closing.
Velodyne’s success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of Velodyne’s officers could have a material adverse effect on Velodyne’s business, financial condition, or operating results. The services of such personnel may not continue to be available to the post-combination company following the Closing.

The Company and Velodyne will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.
Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on the Company and Velodyne. These uncertainties may impair our or Velodyne’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Business Combination, our or Velodyne’s business could be harmed.
We may waive one or more of the conditions to the Business Combination.
We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the Business Combination, to the extent permitted by our current certificate of incorporation and bylaws and applicable laws. We may not waive the condition that our stockholders approve the Business Combination. Please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Merger Agreement — Conditions to Closing of the Business Combination” for additional information.
The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in the best interests of our stockholders.
In the period leading up to the Closing, other events may occur that, pursuant to the Merger Agreement, would require the Company to agree to amend the Merger Agreement, to consent to certain actions or to waive rights that we are entitled to under those agreements. Such events could arise because of changes in the course of Velodyne’s business, a request by Velodyne to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Velodyne’s business and would entitle the Company to terminate the Merger Agreement. In any of such circumstances, it would be in the discretion of the Company, acting through the Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for the Company and our stockholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the Business Combination has been obtained at the Special Meeting. While certain changes could be made without further stockholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement relating to the Business Combination or supplement thereto and resolicit the vote of our stockholders with respect to the Business Combination Proposal thereto.
Shareholders may not know immediately after the special meeting whether we have satisfied the closing condition that the Trust Account and the proceeds from the PIPE Investment equal or exceed $200,000,000.
If we receive valid redemption requests from holders of public shares prior to the redemption deadline, we may, at our sole discretion, following the redemption deadline and until the date of Closing, seek and permit withdrawals by one or more of such holders of their redemption requests. We may select which holders to seek such withdrawals of redemption requests from based on any factors we may deem relevant, and the purpose of seeking such withdrawals may be to increase the funds held in the trust account, including where we otherwise would not satisfy the closing condition that the amount in the Trust Account and the proceeds from the PIPE Investment equal or exceed $200,000,000. This process could take a number of days, and there may be a period of time after the special meeting and before the Closing when stockholders do not know whether we have satisfied this closing condition.
We and Velodyne will incur significant transaction and transition costs in connection with the Business Combination.
We and Velodyne have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. We and Velodyne may also incur additional costs to retain key employees. All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs or paid by the Company following the Closing.
The aggregate transaction expenses as a result of the Business Combination are expected to be approximately $31.0 million. The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the transaction expenses and after such redemptions, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the transaction expenses.
If we are unable to complete an initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of the Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify), and our warrants will expire worthless.
If we are unable to complete an initial business combination by the applicable deadline, our public stockholders may receive only approximately $10.00 per share on the liquidation of the Trust Account (or less than $10.00 per share in certain circumstances where a third-party brings a claim against us that our Sponsor is unable to indemnify (as described herein)) and our warrants will expire worthless.
If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.
Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any funds held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the funds held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason.
Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the Trust Account, due to claims of such creditors.
Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriter of our IPO against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and believe that our Sponsor’s only assets are securities of our Company. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.
In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our public stockholders may be reduced below $10.00 per share.
If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
Following the consummation of the Business Combination, our only significant asset will be our ownership interest in Velodyne and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations.
Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than our ownership of Velodyne. We and certain investors, the Velodyne equity holders, and directors and officers of Velodyne and its affiliates will become stockholders of the post-combination company at that time. We will depend on Velodyne for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our common stock. The financial condition and operating requirements of Velodyne may limit our ability to obtain cash from Velodyne. The earnings from, or other available assets of, Velodyne may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations.

The ability of Velodyne to make distributions, loans and other payments to us for the purposes described above and for any other purpose may be limited by credit agreements to which Velodyne is party from time to time, including the existing loan and security agreement described in “Velodyne’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and will be subject to the negative covenants set forth therein. Any loans or other extensions of credit to us from Velodyne will be permitted only to the extent there is an applicable exception to the investment covenants under these credit agreements. Similarly, any dividends, distributions or similar payments to us from Velodyne will be permitted only to the extent there is an applicable exception to the dividends and distributions covenants under these credit agreements.
Subsequent to our completion of our Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.
Although we have conducted due diligence on Velodyne, we cannot assure you that this diligence will surface all material issues that may be present in Velodyne’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Velodyne’s business and outside of our and Velodyne’s control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. Accordingly, any of our stockholders who choose to remain stockholders following our Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.
We have no operating or financial history and our results of operations and those of the post-combination company may differ significantly from the unaudited pro forma financial data included in this proxy statement.
We are a blank check company and we have no operating history and no revenues. This proxy statement includes unaudited pro forma condensed combined financial statements for the post-combination company. The unaudited pro forma condensed combined statement of operations of the post-combination company combines the historical audited results of operations of the Company for the year ended December 31, 2019 and the unaudited results of the Company for the six months ended June 30, 2020, with the historical audited results of operations of Velodyne for the year ended December 31, 2019 and the unaudited results of Velodyne for the six months ended June 30, 2020, respectively, and gives pro forma effect to the Business Combination as if it had been consummated on January 1, 2019. The unaudited pro forma condensed combined balance sheet of the post-combination company combines the historical balance sheets of the Company as of June 30, 2020 and of Velodyne as of June 30, 2020 and gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2020.
The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination and the acquisitions by Velodyne been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the post-combination company. Accordingly, the post-combination company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.
We will be subject to income taxes in the United States and other jurisdictions, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:
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changes in the valuation of our deferred tax assets and liabilities;

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expected timing and amount of the release of any tax valuation allowances;

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tax effects of stock-based compensation;

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costs related to intercompany restructurings;

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changes in tax laws, regulations or interpretations thereof; or

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lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.
A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.
Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from the NYSE and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national securities exchange) or the post-combination company’s securities are not listed on Nasdaq and are quoted on the OTC Bulletin Board, the liquidity and price of our securities may be more limited than if we were quoted or listed on the NYSE, Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.
If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company’s securities prior to the Closing may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination.
In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there has not been a public market for Velodyne’s stock and trading in the shares of our common stock has not been active. Accordingly, the valuation ascribed to Velodyne and our common stock in the Business Combination may not be indicative of the price of the post-combination company that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the post-combination company’s securities following the Business Combination may include:
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actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

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changes in the market’s expectations about our operating results;

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the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

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speculation in the press or investment community;

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announcements of technological innovation, new products, acquisitions, strategic alliances, significant agreements by us or competitors;

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success of competitors;

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our operating results failing to meet the expectation of securities analysts or investors in a particular period;

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changes in financial estimates and recommendations by securities analysts concerning the post-combination company or the market in general;

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operating and stock price performance of other companies that investors deem comparable to the post-combination company;

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our ability to market new and enhanced products on a timely basis;

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changes in laws and regulations affecting our business;

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commencement of, or involvement in, litigation involving the post-combination company;

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changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

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the volume of shares of our common stock available for public sale;

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any major change in our Board or management;

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sales of substantial amounts of common stock by our directors, officers or significant stockholders or the perception that such sales could occur;

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the expiration of the market stand-off or contractual lock-up agreements;

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the realization of any of the risk factors presented in this proxy statement;

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additions or departures of key personnel;

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failure to comply with the requirements of Nasdaq;

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failure to comply with SOX or other laws or regulations;

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actual, potential or perceived control, accounting or reporting problems;

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changes in accounting principles, policies and guidelines; and

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general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.
Because Velodyne’s sales have been primarily to customers making purchases for R&D projects and Velodyne’s orders are project-based, we expect our results of operations to fluctuate on a quarterly and annual basis, which could cause our stock price to fluctuate or decline.
Velodyne’s quarterly results of operations have fluctuated in the past and may vary significantly in the future, and Velodyne’s revenue has declined in two consecutive years. As such, historical comparisons of Velodyne’s operating results may not be meaningful. In particular, because Velodyne’s sales to date have primarily been to customers making purchases for R&D, sales in any given quarter can fluctuate based on the timing and success of Velodyne’s customers’ development projects. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Velodyne’s quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of Velodyne’s control and may not fully reflect the underlying performance of Velodyne’s business. These fluctuations could adversely affect our ability to meet our expectations or those of securities analysts or investors. If Velodyne does not meet these expectations for any period, the trading price of our common stock could decline significantly. Factors that may cause these quarterly fluctuations include, without limitation, those listed below:
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The timing and magnitude of orders and shipments of Velodyne’s products in any quarter.

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Pricing changes Velodyne may adopt to drive market adoption or in response to competitive pressure.

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Velodyne’s ability to retain Velodyne’s existing customers and attract new customers.

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Velodyne’s ability to develop, introduce, manufacture and ship in a timely manner products that meet customer requirements.

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Disruptions in Velodyne’s sales channels or termination of Velodyne’s relationship with important channel partners.

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Delays in customers’ purchasing cycles or deferments of customers’ purchases in anticipation of new products or updates from Velodyne or Velodyne’s competitors.

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Fluctuations in demand pressures for Velodyne’s products.

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The mix of products sold in any quarter.

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The duration of the global coronavirus pandemic and the time it takes for economic recovery.

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The timing and rate of broader market adoption of autonomous systems utilizing our smart vision solutions across the automotive and other market sectors.

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Market acceptance of lidar and further technological advancements by our competitors and other market participants.

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The ability of Velodyne’s customers to commercialize systems that incorporate Velodyne’s products.

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Any change in the competitive dynamics of Velodyne’s markets, including consolidation of competitors, regulatory developments and new market entrants.

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Velodyne’s ability to effectively manage Velodyne’s inventory.

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Changes in the source, cost, availability of and regulations pertaining to materials Velodyne uses.

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Adverse litigation, judgments, settlements or other litigation-related costs, or claims that may give rise to such costs.

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General economic, industry and market conditions, including trade disputes.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the post-combination company, its business, or its market, or if they change their recommendations regarding our common stock adversely, then the price and trading volume of our common could decline.
The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company or the post-combination company. If no securities or industry analysts commence coverage of the post-combination company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the post-combination company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover the Company were to cease coverage of the post-combination company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.
We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.
We have not registered the shares of common stock issuable upon exercise of the public warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise public warrants, thus precluding such investor from being able to exercise its public warrants except on a cashless basis and potentially causing such public warrants to expire worthless.
We have not registered the shares of common stock issuable upon exercise of the public warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of common stock issuable upon exercise of the warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the common stock issuable upon exercise of the public warrants, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the public warrants are not registered under the Securities Act, we will be required to permit holders to exercise their public warrants on a cashless basis. However, no public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. Notwithstanding the above, if our common stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any public warrant, or issue securities or other compensation in exchange for the public warrants in the event that we are unable to register or qualify the shares underlying the public warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the public warrants is not so registered or qualified or exempt from registration or qualification, the holder of such public warrant shall not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In such event, holders who acquired their public warrants as part of a purchase of public units will have paid the full unit purchase price solely for the shares of common stock included in the public units. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. We will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in the IPO. However, there may be instances in which holders of our public warrants may be unable to exercise such public warrants but holders of our private warrants may be able to exercise such private warrants.
The exercise price for our public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the public warrants are more likely to expire worthless.
The exercise price of our public warrants is higher than is typical with many similar blank check companies in the past. Historically, with regard to units offered by blank check companies, the exercise price of a public warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $11.50 per share, subject to adjustment as provided herein. As a result, the public warrants are less likely to ever be in the money and more likely to expire worthless.
We may amend the terms of the public warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then-outstanding public warrants. As a result, the exercise price of a holder’s public warrants could be increased, the exercise period could be shortened and the number of shares of our common stock purchasable upon exercise of a public warrant could be decreased, all without the approval of that warrant holder.
Our public warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the public warrants, convert the warrants into cash or stock, shorten the exercise period or decrease the number of shares of common stock purchasable upon exercise of a public warrant.
We may redeem unexpired public warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their public warrants worthless.
We have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per public warrant; provided that the last reported sales price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give notice of such redemption to the warrant holders. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. We will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us. Redemption of the outstanding public warrants could force the warrant holders: (i) to exercise their public warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so; (ii) to sell their public warrants at the then-current market price when they might otherwise wish to hold their public warrants; or (iii) to accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, is likely to be substantially less than the market value of their public warrants. None of the private placement warrants will be redeemable by us so long as they are held by our Sponsor or its permitted transferees. The Sponsor Agreement provides that, immediately prior to the Closing, and conditioned and effective upon the Closing, all of the private placement warrants held by the Sponsor immediately prior to the Closing, will be automatically cancelled, for no consideration, and shall no longer be outstanding.
Warrants will become exercisable for our common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
Our public warrants are exercisable for 18,282,384 shares of common stock as part of our IPO at $11.50 per share. We expect to issue 15,000,000 shares of our common stock to the PIPE Investors in the PIPE Investment upon consummation of the Business Combination. The shares of common stock issued in the PIPE Investment and additional shares of our common stock issued upon exercise of our warrants will result in dilution to the then existing holders of common stock of the Company and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete an initial business combination by the applicable deadline may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60- day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the applicable deadline in the event we do not complete an initial business combination and, therefore, we do not intend to comply with the foregoing procedures.
Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the ten years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete an initial business combination by the applicable deadline is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our Board may be exposed to claims of punitive damages.
If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.
Anti-takeover provisions contained in our Amended and Restated Certificate of Incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.
Assuming the post-combination company’s Amended and Restated Certificate of Incorporation is approved at the Special Meeting, it will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:
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no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Board;

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the requirement that directors may only be removed from the Board for cause;

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the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

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a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

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a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by a majority of the board, the chairman of the board or the chief executive officer of the post-combination company and may not be called by any other person, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

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the requirement that changes or amendments to certain provisions of our Amended and Restated Certificate of Incorporation must be approved by holders of at least two-thirds of the common stock of the post-combination company;

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advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company; and

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an opt out from Section 203 of the DGCL and, instead, inclusion of a provision in the Amended and Restated Certificate of Incorporation that is substantially similar to Section 203 of the DGCL.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.
We currently qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including: (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of SOX; (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements; and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following October 18, 2023, the fifth anniversary of our IPO; (b) in which we have total annual gross revenue of at least $1.07 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We cannot predict if investors will find our common stock less attractive because we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.
Velodyne’s founder and executive chairman will have control over key decision making after the Business Combination because he will hold voting rights with respect to a majority of the post-combination company’s voting stock.
Velodyne’s founder and executive chairman, David S. Hall, will hold voting rights with respect to an aggregate of [•] shares of common stock after the completion of the Business Combination, which will represent approximately [•]% of the voting power of the post-combination company’s outstanding capital stock. In addition to the [•] shares of common stock held by Mr. Hall, which will represent approximately [•]% of the voting power of the post-combination company’s outstanding capital stock following the completion of the Business Combination, stockholders holding [•] shares of common stock, including Velodyne’s chief marketing officer and director, Marta Hall, and certain other family members of Mr. Hall, have entered into or are expected to enter into agreements granting Mr. Hall an irrevocable proxy to vote such stockholders’ shares at Mr. Hall’s discretion on all matters to be voted upon by stockholders. The shares over which Mr. Hall exercises voting rights will represent a majority of the voting power of the post-combination company’s outstanding capital stock after the completion of the Business Combination. As a result, Mr. Hall will have the ability to control the outcome of matters submitted to the post-combination company’s stockholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. In addition, Mr. Hall will have the ability to control affairs of the post-combination company as a result of his ability to control the election of the post-combination company’s directors. This concentrated control will limit your ability to influence corporate matters for the foreseeable future, and, as a result, the market price of the post-combination company’s common stock could be adversely affected.
As a board member, Mr. Hall will owe a fiduciary duty to the post-combination company’s stockholders and must act in good faith in a manner he reasonably believes to be in the best interests of the post-combination company’s stockholders. As a stockholder, even as a controlling stockholder, Mr. Hall is entitled to vote his shares in his own interests, which may not always be in the interests of the post-combination company’s stockholders generally and could adversely affect the market price of the post-combination company’s common stock.
Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.
As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of SOX, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, the post-combination company will be required to provide management’s assessment on internal controls commencing with the annual report for fiscal year ended December 31, 2020, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of Velodyne as a privately-held company. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of the post-combination company are documented, designed or operating.
Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of the post-combination company or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.
The proposed Amended and Restated Certificate of Incorporation designates the Court of Chancery of the State of Delaware and federal court within the State of Delaware as the exclusive forum for certain types of actions and proceedings that the Company’s stockholders may initiate, which could limit a stockholder’s ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers or employees.
The proposed Amended and Restated Certificate of Incorporation provides that, subject to limited exceptions, the Court of Chancery of the State of Delaware and federal court within the State of Delaware will be exclusive forums for any:
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derivative action or proceeding brought on the Company’s behalf;

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action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors, officers or other employees to the Company or its stockholders;

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action asserting a claim against the Company arising pursuant to any provision of the DGCL, the Company’s Amended and Restated Certificate of Incorporation or bylaws; or

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other action asserting a claim against the Company that is governed by the internal affairs doctrine.

This choice of forum provision does not apply to actions brought to enforce a duty or liability created under the Exchange Act. The Company’s proposed Amended and Restated Certificate of Incorporation also provides that the federal district courts of the United States are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The Company intends for this provision to apply to any complaints asserting a cause of action under the Securities Act despite the fact that Section 22 of the Securities Act creates concurrent jurisdiction for the federal and state courts over all actions brought to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder. There is uncertainty as to whether a court would enforce such a provision with respect to claims under the Securities Act, and the Company’s stockholders will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock shall be deemed to have notice of and to have consented to the provisions of the Company’s Amended and Restated Certificate of Incorporation described above.
These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and employees. Alternatively, if a court were to find these provisions of the Company’s Amended and Restated Certificate of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.
Risks Related to the Redemption
We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a Business Combination with which a substantial majority of our stockholders do not agree.
Our current certificate of incorporation does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001 upon consummation of our initial business combination (such that we are not subject to the SEC’s “penny stock” rules). However, the Merger Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the PIPE Investment equaling or exceeding $200,000,000, and the obligation of Velodyne to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the PIPE Investment equaling or exceeding $200,000,000. As a result, we may be able to complete our Business Combination even though a substantial portion of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our Sponsor, directors or officers or their affiliates. Based on the amount of approximately $117.3 million in our Trust Account as of June 30, 2020, and taking into account the anticipated gross proceeds of approximately $150,000,000 from the PIPE Investment, approximately 6,564,785 shares of common stock may be redeemed and still enable us to have sufficient cash to satisfy the cash closing conditions in the Merger Agreement. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the Special Meeting.
In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.
There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.
We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of the Company might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.
Stockholders of the Company who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our common stock for a pro rata portion of the funds held in our Trust Account.
Public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things (i) submit a request in writing and (ii) tender their certificates to our Transfer Agent or deliver their shares to the Transfer Agent electronically through the DWAC system at least two business days prior to the Special Meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our Transfer Agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers, which we refer to as “DTC,” it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.
Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. Please see the section entitled “Special Meeting of Company Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.
If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
If, despite our compliance with the proxy rules, a stockholder fails to receive our proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials that we are furnishing to holders of our public shares in connection with our Business Combination describes the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
The Company is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of Velodyne becoming a wholly-owned subsidiary of the Company as a result of the Company’s wholly-owned subsidiary, Merger Sub merging with and into Velodyne, with Velodyne surviving the merger as a wholly owned subsidiary of the Company (the “Transaction”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.
The Company is a blank check company whose purpose is to acquire, through a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar transaction with one or more businesses. The Company was incorporated in Delaware on June 26, 2018, as Graf Industrial Corp. On October 18, 2018, the Company consummated its IPO. Upon the closing of the IPO, $225.0 million from the net proceeds thereof was placed in a Trust Account and invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. The underwriters of the IPO were granted a 45-day option to purchase up to an additional 3.4 million units to cover over-allotments. On October 25, 2018, the Company consummated the closing of the sale of 1.9 million additional units upon receiving notice of the underwriters’ election to partially exercise their overallotment option. As of June 30, 2020, there was $117.3 million held in the Trust Account. The Company had 18 months from the closing of the IPO (by April 18, 2020) to complete a transaction. On April 16, 2020, the Company filed an amendment (the “First Extension Amendment”) to the Company’s current certificate of incorporation to extend the date by which the Company has to consummate a transaction (the “First Extension”) from April 18, 2020 to July 31, 2020 (the “Combination Period”). The Company’s stockholders approved the First Extension Amendment at a special meeting in lieu of the 2020 annual meeting of stockholders of the Company on April 16, 2020. Additionally, on July 8, 2020 the Company filed a definitive proxy statement that included an extension amendment proposal to extend the date by which the Company has to consummate transaction from July 31, 2020 to October 31, 2020 (the “Extension Amendment Proposal”).
Velodyne is the global leader in lidar technology providing real-time 3D vision for autonomous systems, which it calls smart vision. Its smart vision solutions are advancing the development of safe automated systems throughout the world, thereby empowering the autonomous revolution by allowing machines to see their surroundings. In automotive applications, Velodyne’s products improve roadway safety by providing perception data for reliable object avoidance and safe path-planning. Velodyne has a vision it calls LIVE, Lidar In Vehicles Everywhere, which encompasses a mass-produced lower cost lidar sold for every model of car and truck.
The following unaudited pro forma condensed combined balance sheet as of June 30, 2020 assumes that the Transaction occurred on June 30, 2020. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2020 and year ended December 31, 2019 present pro forma effect to the Transaction as if it had been completed on January 1, 2019.
The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The historical financial information of the Company was derived from the unaudited and audited financial statements of Graf as of and for the six months ended June 30, 2020 and for the year ended December 31, 2019, included elsewhere in this proxy statement. The historical financial information of Velodyne was derived from the unaudited and audited consolidated financial statements of Velodyne as of and for the six months ended June 30, 2020 and for the year ended December 31, 2019, included elsewhere in this proxy statement. This information should be read together with the Company’s and Velodyne’s unaudited and audited financial statements and related notes, the sections titled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Velodyne’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement.
Description of the Transaction
On July 2, 2020, the Company and its wholly owned subsidiary, VL Merger Sub Inc., entered into a Merger Agreement with Velodyne and the parties entered into the Merger Agreement Amendment and the Letter Acknowledgement on August 20, 2020. If the Merger Agreement is adopted by Velodyne stockholders, and the Merger Agreement is approved by Company stockholders at the Special Meeting, VL Merger Sub Inc. will merge with and into Velodyne, with Velodyne surviving the merger as a wholly owned subsidiary of the Company. In addition, upon the consummation of the Transaction, the Company will change its name to Velodyne Lidar, Inc.
Subject to the terms and conditions of the Merger Agreement, Graf has agreed to pay Velodyne equity holders aggregate consideration consisting of (1) 143,575,763 shares of Company common stock, including shares issuable in respect of vested equity awards of Velodyne, plus (2) up to 2,000,000 shares of Company common stock earned due to the satisfaction of the Earnout Condition on July 30, 2020 pursuant to the Earnout, including the Earnout RSUs (as described on page 110), which are subject to vesting as described on page 110 and will not be legally issued and outstanding shares of Company common stock at Closing, plus (3) up to 4,878,048 shares of Company common stock that (i) will only be issued in full if no Velodyne capital stock is repurchased for cash in the Pre-Closing Velodyne Tender Offer or (ii) to the extent shares of Velodyne capital stock are repurchased in the Pre-Closing Velodyne Tender Offer for less than $50.0 million, such 4,878,048 shares of Company Common Stock will decrease accordingly, as described below, for a total of up to a maximum of 150,453,811 shares of Company common stock (the “Maximum Share Consideration”), in the event no shares of Velodyne capital stock are repurchased in the Pre-Closing Velodyne Tender Offer.
The Maximum Share Consideration will be decreased by the number of shares of Company common stock that would have been issued to Velodyne equity holders pursuant to the Merger Agreement, but who instead opt to have their respective Velodyne shares repurchased by Velodyne for cash in a tender offer (the “Pre-Closing Velodyne Tender Offer”), which is expected to be consummated prior to Closing. The Pre-Closing Velodyne Tender Offer will have an aggregate purchase price of up to $50.0 million in cash (the “Maximum Tender Consideration”), and under the terms of the Pre-Closing Velodyne Tender Offer, Velodyne will repurchase and cancel shares of the holders of Velodyne common and preferred stock who accept Velodyne’s offer to exchange their shares for a per share amount of cash, payable concurrently with or immediately following the Closing and equal to $10.25 times the number of shares of Company common stock that would have been issued as merger consideration in respect of such shares. The cash consideration with respect to the Pre-Closing Velodyne Tender Offer (up to the Maximum Tender Consideration) will be payable concurrently with or immediately following the Closing by the Company. If a total of $50.0 million of shares of Velodyne common and preferred stock are repurchased in the Pre-Closing Velodyne Tender Offer, the merger consideration will be 145,575,763 shares of Company common stock, including (1) shares issuable in respect of vested equity awards of Velodyne, and (2) up to 2,000,000 shares of Company common stock earned due to the satisfaction of the Earnout Condition. Of the 2,000,000 shares, there are approximately 1,810,132 Earnout Shares of common stock considered issued and outstanding, and 189,868 Earnout RSUs that are subject to a six-month service condition and will not be legally issued and outstanding shares of Company common stock at Closing. The grant date fair value for the Earnout RSUs is approximately $2.9 million, which was determined on the date that the Earnout Condition was met and will be recognized over the six-month service term.
Each share of Velodyne’s common stock and Series A Convertible Preferred Stock will be converted into approximately 2.8730 shares of common stock of the Company based on the determined exchange ratio (inclusive of the earnout shares). However, such exchange ratio may be subject to change based upon factors including the timing of the Closing and the number of Velodyne shares repurchased in the Pre-Closing Velodyne Tender Offer. Each share of Velodyne’s Series B Convertible Preferred Stock and Series

B-1 Convertible Preferred Stock will be converted into approximately 3.5465 shares of common stock of the Company based on the determined exchange ratio.
In addition, following the Sponsor’s cancellation of 3,519,128 Founder Shares held by it pursuant to the terms of the Stockholder Agreement, the Sponsor will retain 2,507,000 Founder Shares, 275,000 of which will be deemed Earnout Founder Shares that vest at such time that the closing price of common stock is greater than or equal to $15.00 for any 20 trading days within any 30 trading-day period, commencing on the date of the Merger Agreement and ending on the date that is six months after the Closing. Any Earnout Founder Shares that do not vest on or prior to such date shall be forfeited. As noted, the earnout condition was met on July 30, 2020 and so the Sponsor will retain all 275,000 Earnout Founder Shares.
The following summarizes the consideration:
(in thousands, except for share amounts)
Shares transferred at Closing(1)(2)	148,453,811
Earnout shares(3)	2,000,000
Value per share(4)	$10.25
Total value of Share Consideration	$1,542,152

(1)
Reflects the total share consideration transferred inclusive of up to 4,878,048 shares that are subject to repurchase from former Velodyne equity holders at $10.25. If the entire $50.0 million is used to purchase shares from former Velodyne equity holders, the shares retained by former Velodyne equity holders will be 143,575,763.

(2)
The number of outstanding shares in the table above assumes the issuance of approximately 6,032,676 shares of Company common stock underlying RSUs and options as of September 7, 2020 that are expected to be vested as a result of a deemed liquidity event. Although the shares underlying these RSUs and options will not represent legally issued and outstanding shares of the Company common stock at the Closing, for pro forma purposes, they are reflected as outstanding as they are expected to be issued upon the liquidity event being deemed to have occurred. The shares underlying these RSUs and options will be included in the calculation of pro forma loss per share.

(3)
Includes the issuance of approximately 189,868 shares of stock underlying RSUs and options (“Earnout RSUs”). However, they will not be legally outstanding shares at Closing as they are in the form of Earnout RSUs that are subject to a six-month service condition.

(4)
Share Consideration is calculated using a $10.25 reference price. The actual total value of Share Consideration will be dependent on the value of the common stock at closing.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of common stock:
•
Assuming Minimum Redemptions:   In connection with the Extension Amendment Proposal, an aggregate 1,105 shares of the Company’s common stock was redeemed, and approximately $11,000 was withdrawn out of the Trust Account to pay for such redemption (estimated per share redemption value of $10.23). After redemptions, there were 11,454,132 public shares outstanding. This presentation takes into consideration the redemptions in connection with the Extension Amendment Proposal, but it assumes that no additional public stockholders of the Company exercise redemption rights with respect to their public shares for a pro rata share of the funds in Graf’s Trust Account.

•
Assuming Maximum Redemptions:   This presentation assumes that in addition to the 1,105 public shares redeemed in July 2020, stockholders holding 6,564,785 of the Company’s public shares will exercise their redemption rights for their pro rata share (approximately $10.23 per share as of June 30, 2020) of the funds in the Company’s Trust Account. The Merger Agreement provides that Velodyne’s obligation to consummate the Transaction is conditioned on the funds in the Trust Account, together with the funding of any amounts payable under the Subscription Agreements, being no less than an aggregate amount of $200.0 million. This scenario gives effect to $50.0 million being retained in the Trust Account, in accordance with the Subscription Agreements with respect to the

PIPE Investment, and the minimum cash requirement of $200.0 million, in accordance with the Merger Agreement. This results in public share redemptions of 6,564,785 shares for aggregate redemption payments of $67.1 million.
The following summarizes the pro forma common stock outstanding under the two redemption scenarios:
	Assuming Minimum Redemptions (Shares)%		Assuming Maximum Redemptions (Shares)%
Velodyne Shares(1)(2)	139,543,087	79.9%	139,543,087	83.0%
Velodyne RSUs and Options(3)	6,032,676	3.5%	6,032,676	3.6%
Common shares held by current Graf shareholders	11,454,132	6.5%	4,889,347	2.9%
Founder Shares(4)(5)	2,575,000	1.5%	2,575,000	1.5%
PIPE Shares	15,000,000	8.6%	15,000,000	9.0%
Pro Forma Common Stock	174,604,895		168,040,110

(1)
Reflects the repurchase of $50.0 million of Velodyne capital stock in the Pre-Closing Velodyne Tender
Offer such that the maximum merger consideration will be reduced by 4,878,048 shares of Company common stock from 150,453,811 to 145,575,763, including RSUs and options.

(2)
Includes 2,000,000 of Company common stock in earnout consideration (including in the form of awards of Earnout RSUs settleable in common stock) as the price threshold has been triggered. Approximately 189,868 Earnout RSUs are subject to a six-month service condition and will not be legally outstanding shares of the Company’s common stock at Closing. Further, the Earnout RSUs will be excluded from the calculation of loss per share.

(3)
Reflects the issuance of approximately 6,032,676 shares of Company common stock underlying RSUs and options as of September 7, 2020 that are expected to be vested as a result of a deemed liquidity event. Although the shares underlying these RSUs and options will not represent legally issued and outstanding shares of the Company common stock at the Closing, for pro forma purposes, they are reflected as outstanding as they are expected to be exercised and issued upon the liquidity event being deemed to have occurred. The shares underlying these RSUs and options will be included in the calculation of pro forma loss per share.

(4)
Includes 275,000 of Earnout Founder Shares as the price threshold has been triggered.

(5)
Includes 68,000 Founder Shares held by the Company’s independent directors not subject to earnout.

The following unaudited pro forma condensed combined balance sheets as of June 30, 2020 under the minimum redemption scenario and maximum redemption scenario and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and the year ended December 31, 2019 are based on the historical financial statements of the Company and Velodyne. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Graf Industrial Corp. and Velodyne Lidar, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
(In thousands, assuming minimum redemptions)
As of June 30, 2020
											Assuming Minimum Redemptions As of June 30, 2020
	Velodyne (Historical)	Velodyne Pro Forma Adjustments		Velodyne As Adjusted	Graf (Historical)	Pro Forma Adjustments Assuming Minimum Redemptions		Graf As Adjusted Assuming Minimum Redemptions	Merger Related Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$36,629	$—		$36,629	$383	$117,295	(C)	$267,667	$(50,000)	(B)	$223,193
						150,000	(D)		(240)	(H)
						(11)	(F)		(31,238)	(I)
									375	(M)
Accounts receivable, net	35,268	—		35,268	—	—		—			35,268
Inventories, net	17,556	—		17,556	—	—		—			17,556
Prepaids and other current assets	19,921	(3,480)	(A)	16,441	48	—		48	(660)	(I)	15,829
Total current assets	109,374	(3,480)		105,894	431	267,284		267,715	(81,763)		291,846
Non-current assets:
Cash and investments held in Trust Account	—	—		—	117,295	(117,295)	(C)	—	—		—
Property, plant and equipment, net	19,191	—		19,191	—	—		—	—		19,191
Goodwill	1,189	—		1,189	—	—		—	—		1,189
Intangible assets, net	820	—		820	—	—		—	—		820
Contract assets	5,626	—		5,626	—	—		—	—		5,626
Other long-term assets	727	—		727	—	—		—	—		727
Total non-current assets	27,553	—		27,553	117,295	(117,295)		—	—		27,553
TOTAL ASSETS	$136,927	$(3,480)		$133,447	$117,726	$149,989		$267,715	$(81,763)		$319,399
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	7,539	50,000	(B)	57,539	168	—		168	(50,000)	(B)	7,414
									(168)	(H)
									(125)	(I)
Accrued expenses and other current liabilities	23,816	—		23,816	359	—		359	(963)	(I)	23,212
Deferred revenue	15,502	—		15,502	—	—		—	—		15,502
Franchise tax payable	—	—		—	100	—		100	—		100
Income tax payable	—	—		—	72	—		72	(72)	(H)	—
Total current liabilities	46,857	50,000		96,857	699	—		699	(51,328)		46,228

											Assuming Minimum Redemptions As of June 30, 2020
	Velodyne (Historical)	Velodyne Pro Forma Adjustments		Velodyne As Adjusted	Graf (Historical)	Pro Forma Adjustments Assuming Minimum Redemptions		Graf As Adjusted Assuming Minimum Redemptions	Merger Related Pro Forma Adjustments		Pro Forma Combined
Non-current liabilities:
Long-term tax liabilities	596	—		596	—	—		—	—		596
Other long-term liabilities	26,299	—		26,299	—	—		—	—		26,299
Total non-current liabilities	26,895	—		26,895	—	—		—	—		26,895
Total liabilities	73,752	50,000		123,752	699	—		699	(51,328)		73,123
Common stock subject to possible redemption					112,027	(112,027)	(E)	—			—
COMMITMENTS AND CONTINGENCIES
Stockholders’ equity (deficit):
Preferred stock	—	—		—	—	—		—			—
Series A convertible preferred stock	1	—		1	—	—		—	(1)	(K)	—
Series B convertible preferred stock	—	—		—	—	—		—	—		—
Series B-1 convertible preferred stock	—	—		—	—	—		—	—		—
Common stock	3	—	(B)	3	1	1	(D)	3	12	(K)	18
						1	(E)
						—	(F)
Additional paid-in capital	260,549	(50,000)	(B)	210,549	17,853	149,999	(D)	279,867	(25,290)	(I)	710,477
						112,026	(E)		(12,854)	(J)
						(11)	(F)		(11)	(K)
									257,841	(L)
									375	(M)
Accumulated other comprehensive loss	(250)	—		(250)	—	—		—	—		(250)
Accumulated deficit	(197,128)	(3,480)	(A)	(200,608)	(12,854)	—		(12,854)	(5,520)	(I)	(463,969)
									12,854	(J)
									(257,841)	(L)
Total stockholders’ equity	63,175	(53,480)		9,695	5,000	262,016		267,016	(30,435)		246,276
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$136,927	$(3,480)		$133,447	$117,726	$149,989		$267,715	$(81,763)		$319,399

Graf Industrial Corp. and Velodyne Lidar, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
(In thousands, assuming maximum redemptions)
As of June 30, 2020
											Assuming Maximum Redemptions As of June 30, 2020
	Velodyne (Historical)	Velodyne Pro Forma Adjustments		Velodyne As Adjusted	Graf (Historical)	Pro Forma Adjustments Assuming Maximum Redemptions		Graf As Adjusted Assuming Maximum Redemptions	Merger Related Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$36,629	$—		$36,629	$383	$117,295	(C)	$200,533	$(50,000)	(B)	$156,059
						150,000	(D)		(240)	(H)
						(11)	(F)		(31,238)	(I)
						(67,134)	(G)		375	(M)
Accounts receivable, net	35,268	—		35,268	—			—			35,268
Inventories, net	17,556	—		17,556	—	—		—	—		17,556
Prepaids and other current assets	19,921	(3,480)	(A)	16,441	48	—		48	(660)	(I)	15,829
Total current assets	109,374	(3,480)		105,894	431	200,150		200,581	(81,763)		224,712
Non-current assets:
Cash and investments held in Trust Account	—	—		—	117,295	(117,295)	(C)	—	—		—
Property, plant and equipment, net	19,191	—		19,191	—	—		—	—		19,191
Goodwill	1,189	—		1,189	—	—		—	—		1,189
Intangible assets, net	820	—		820	—	—		—	—		820
Contract assets	5,626	—		5,626	—	—		—	—		5,626
Other long-term assets	727	—		727	—	—		—	—		727
Total non-current assets	27,553	—		27,553	117,295	(117,295)		—	—		27,553
TOTAL ASSETS	$136,927	$(3,480)		$133,447	$117,726	$82,855		$200,581	$(81,763)		$252,265
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	7,539	50,000	(B)	57,539	168	—		168	$(50,000)	(B)	7,414
									(168)	(H)
									(125)	(I)
Accrued expenses and other current liabilities	23,816	—		23,816	359	—		359	(963)	(I)	23,212
Deferred revenue	15,502	—		15,502	—	—		—	—		15,502
Franchise tax payable	—	—		—	100	—		100	—		100
Income tax payable	—	—		—	72	—		72	(72)	(H)	—
Total current liabilities	46,857	50,000		96,857	699	—		699	(51,328)		46,228
Non-current liabilities:
Long-term tax liabilities	596	—		596	—	—		—	—		596
Other long-term liabilities	26,299	—		26,299	—	—		—	—		26,299
Total non-current liabilities	26,895	—		26,895	—	—		—	—		26,895
Total liabilities	73,752	50,000		123,752	699	—		699	(51,328)		73,123
Common stock subject to possible redemption	—	—		—	112,027	(112,027)	(E)	—	—		—

											Assuming Maximum Redemptions As of June 30, 2020
	Velodyne (Historical)	Velodyne Pro Forma Adjustments		Velodyne As Adjusted	Graf (Historical)	Pro Forma Adjustments Assuming Maximum Redemptions		Graf As Adjusted Assuming Maximum Redemptions	Merger Related Pro Forma Adjustments		Pro Forma Combined
COMMITMENTS AND CONTINGENCIES
Stockholders’ equity (deficit):
Preferred stock	—	—		—	—	—		—	—		—
Series A convertible preferred stock	1	—		1	—	—		—	(1)	(K)	—
Series B convertible preferred stock	—	—		—	—	—		—	—		—
Series B-1 convertible preferred stock	—	—		—	—	—		—	—		—
Common stock	3	—	(B)	3	1	1	(D)	2	12	(K)	17
						1	(E)
						—	(F)
						(1)	(G)
Additional paid-in capital	260,549	(50,000)	(B)	210,549	17,853	149,999	(D)	212,734	(25,290)	(I)	643,344
						112,026	(E)		(12,854)	(J)
						(11)	(F)		(11)	(K)
						(67,133)	(G)		257,841	(L)
									375	(M)
Accumulated other comprehensive loss	(250)	—		(250)	—	—		—	—		(250)
Accumulated deficit	(197,128)	(3,480)	(A)	(200,608)	(12,854)	—		(12,854)	(5,520)	(I)	(463,969)
									12,854	(J)
									(257,841)	(L)
Total stockholders’ equity	63,175	(53,480)		9,695	5,000	194,882		199,882	(30,435)		179,142
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$136,927	$(3,480)		$133,447	$117,726	$82,855		$200,581	$(81,763)		$252,265

Graf Industrial Corp. and Velodyne Lidar, Inc.
Unaudited Pro Forma Condensed Combined Detailed Adjusted Statement of Operations(In thousands)
For the Six Months Ended June 30, 2020
			Assuming Minimum Redemptions and Maximum Redemptions
	For the Six Months Ended June 30, 2020				For the Six Months Ended June 30, 2020
	Velodyne (Historical)	Graf (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$45,417	$—	$—		$45,417
Cost of revenue	29,929	—	—		29,929
Gross profit	15,488	—	—		15,488
Operating expenses:
Research and development	29,118	—	—		29,118
Sales and marketing	8,672	—	—		8,672
General and administrative	16,363	896	(480)	(DD)	16,779
Restructuring	1,043	—	—		1,043
Total operating expenses	55,196	896	(480)		55,612
Operating loss	(39,708)	(896)	480		(40,124)
Interest income	117	—	—		117
Interest expense	(38)	—	—		(38)
Other income (expense), net	(143)	—	—		(143)
Change in fair value of warrant liability		(2,800)	2,800	(AA)	—
Investment income on Trust Account	—	846	(846)	(BB)	—
Income (loss) before income taxes	(39,772)	(2,850)	2,434		(40,188)
Provision for (benefit from) income taxes	(6,660)	157	599	(CC)	(5,904)
Net loss attributable to common stockholders	$(33,112)	$(3,007)	$1,835		$(34,284)

			Assuming Minimum Redemptions	Assuming Maximum Redemptions
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders	34,252,578	18,980,815	174,415,027	167,850,242
Basic and diluted net income (loss) per share	$(0.97)	$0.03	$(0.20)	$(0.20)

Graf Industrial Corp. and Velodyne Lidar, Inc.
Unaudited Pro Forma Condensed Combined Detailed Adjusted Statement of Operations(In thousands)
For the Year ended December 31, 2019
			Assuming Minimum Redemptions & Maximum Redemptions
	For the Year ended December 31, 2019				For the Year ended December 31, 2019
	Velodyne (Historical)	Graf (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$101,398	$—	$—		$101,398
Cost of revenue	71,630	—	—		71,630
Gross profit	29,768	—	—		29,768
Operating expenses:
Research and development	56,850	—	—		56,850
Sales and marketing	21,873	—	—		21,873
General and administrative	20,058	617	—		20,675
Franchise tax expense	—	100	—		100
Total operating expenses	98,781	717	—		99,498
Operating loss	(69,013)	(717)	—		(69,730)
Interest income	1,146	—	—		1,146
Interest expense	(77)	—	—		(77)
Other income (expense), net	35	—	—		35
Change in fair value of warrant liability	—	(17,366)	17,366	(AA)	—
Investment income on Trust Account	—	5,240	(5,240)	(BB)	—
Income (loss) before income taxes	(67,909)	(12,843)	12,126		(68,626)
Provision for (benefit from) income taxes	(683)	1,079	2,983	(CC)	3,379
Net loss attributable to common stockholders	$(67,226)	$(13,922)	$9,143		$(72,005)

			Assuming Minimum Redemptions	Assuming Maximum Redemptions
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders	34,252,578	24,376,512	174,415,027	167,850,242
Basic and diluted net income (loss) per share	$(1.96)	$0.17	$(0.41)	$(0.43)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.
Basis of Presentation

The Transaction will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Transaction will be treated as the equivalent of Velodyne issuing stock for the net assets of the Company, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Transaction will be those of Velodyne.
The unaudited pro forma condensed combined balance sheet as of June 30, 2020 assumes that the Transaction occurred on June 30, 2020. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and the year ended December 31, 2019 present pro forma effect to the Transaction as if it had been completed on January 1, 2019.
The unaudited pro forma condensed combined balance sheet as of June 30, 2020 has been prepared using, and should be read in conjunction with, the following:
•
Graf’s unaudited balance sheet as of June 30, 2020 and the related notes as of June 30, 2020, included elsewhere in this proxy statement;

•
Velodyne’s unaudited consolidated balance sheet as of June 30, 2020 and the related notes as of June 30, 2020, included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2020 has been prepared using, and should be read in conjunction with, the following:
•
Graf’s unaudited statement of operations for the six months ended June 30, 2020 and the related notes, included elsewhere in this proxy statement; and

•
Velodyne’s unaudited statement of operations for the six months ended June 30, 2020 and the related notes, included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:
•
Graf’s audited statement of operations for the year ended December 31, 2019 and the related notes, included elsewhere in this proxy statement; and

•
Velodyne’s audited consolidated statement of operations for the year ended December 31, 2019 and the related notes, included elsewhere in this proxy statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transaction.
The pro forma adjustments reflecting the consummation of the Transaction are based on certain currently available information and certain assumptions and methodologies that Graf believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transaction based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Graf and Velodyne.
2.
Accounting Policies

Upon consummation of the Transaction, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
3.
Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Transaction, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. Velodyne and the Company have not had any historical relationship prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Transaction occurred on January 1, 2019.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheets as of June 30, 2020 are as follows:
(A)
Reflects the write-off of $3.5 million of transaction costs previously capitalized by Velodyne as of June 30, 2020 in connection with Velodyne’s previously contemplated IPO.

(B)
Reflects the repurchase of $50,000,000 of Velodyne capital stock in the Pre-Closing Velodyne Tender Offer such that the maximum merger consideration will be reduced by 4,878,048 shares of Company common stock from 150,453,811 to 145,575,763. As the cash consideration is payable at Closing, the cash payment is reflected as a Merger Related Pro Forma Adjustment.

(C)
Reflects the reclassification of $117.3 million of cash and cash equivalents held in the Graf’s Trust Account at the balance sheet date that becomes available to fund the Transaction.

(D)
Represents the net proceeds from the private placement of 15,000,000 shares of common stock at $10.00 per share pursuant to the PIPE Investment.

(E)
Reflects the reclassification of approximately $112.0 million of common stock subject to possible redemption to permanent equity.

(F)
Reflects the 1,105 shares of Graf’s common stock that were redeemed in July 2020 for approximately $11,000.

(G)
Reflects the maximum redemption of 6,564,785 Graf public shares for aggregate redemption payments of $67.1 million allocated to common stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of approximately $10.23 per share. This adjustment is only applicable to the unaudited pro forma condensed combined balance sheet assuming maximum redemptions.

(H)
Reflects the settlement of Graf’s historical liabilities that will be settled at transaction close.

(I)
Represents estimated transaction costs totaling $31.3 million, consisting of approximately $25.3 million of equity issuance costs. Classification of transaction costs is as follows:

(in thousands)	Amount
Costs related to issuance of equity
Amounts previously capitalized and paid	52
Amounts previously capitalized but not paid	608
Amounts to be incurred	24,630
Subtotal	25,290
Transaction expenses
Amounts incurred but not paid	480
Amounts to be incurred	5,520
Subtotal	6,000
Grand Total	31,290

(J)
Reflects the reclassification of Graf’s historical accumulated deficit.

(K)
Represents recapitalization of Velodyne equity and issuance of 145,385,895 of the post-combination company’s common stock to Velodyne equity holders as consideration for the reverse recapitalization.

(L)
Reflects an incremental stock-based compensation charge of $257.8 million that will result from a post-combination modification of vesting of certain equity awards. It is anticipated that a liquidity event will be deemed to have occurred by the board of directors of the post-combination company following the completion of the Transaction, effecting a stock-based award modification. As a result of this award modification, an incremental stock-based compensation charge was estimated utilizing the closing stock price of the Company ($25.78) on September 4, 2020 applied to the vested portion of those equity awards after giving effect to the conversion ratio of 2.8730 as estimated as of September 7, 2020. The actual compensation charge will be calculated using the fair value of the post-combination company’s stock upon the board’s approval.

(M)
Reflects the impact of $0.4 million expected to be drawn under the Sponsor Convertible Note. Upon Closing, the total amount drawn is expected to convert into warrants to purchase shares of the Company’s common stock, at a conversion price of $0.75 per warrant, with each warrant entitling the holder to purchase three-fourths of one share of common stock at a price of $11.50 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and year ended December 31, 2019 are as follows:
(AA)
Elimination of the change in fair value of warrant liability as the Company has equity-classified warrants as part of the recapitalization, and there will be no fair value fluctuations.

(BB)
Elimination of interest income on the Trust Account.

(CC)
Reflects adjustments to income tax expense as a result of the tax impact on the pro forma adjustments at the estimated statutory tax rate of 24.6%.

(DD)
Reflects elimination of transaction related costs incurred and recorded by Graf during the six months ended June 30, 2020.

4.
Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transaction, assuming the shares were outstanding since January 1, 2019. As the Transaction and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transaction have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.
The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of common stock for the six months ended June 30, 2020 and for the year ended December 31, 2019:
	For the Six Months Ended June 30, 2020		For the Year ended December 31, 2019
	Assuming Minimum Redemptions	Assuming Maximum Redemptions	Assuming Minimum Redemptions	Assuming Maximum Redemptions
Pro forma net loss	(34,284)	(34,284)	(72,005)	(72,005)
Weighted average shares outstanding of common stock(1)(2)	174,415,027	167,850,242	174,415,027	167,850,242
Net loss per share (Basic and Diluted) attributable to common stockholders(3)	$(0.20)	$(0.20)	$(0.41)	$(0.43)

(1)
Includes approximately 6,032,676 shares of Company common stock underlying RSUs and options as of September 7, 2020 that are expected to be vested as a result of a deemed liquidity event. Although the shares underlying these RSUs and options will not represent legally issued and outstanding shares of the Company common stock at the Closing, for pro forma purposes, they are reflected as outstanding as they are expected to be exercised and issued upon the liquidity event being deemed to have occurred.

(2)
Excludes approximately 189,868 shares of Earnout RSUs as they are subject to a six-month service condition and will not be legally outstanding shares of the Company common stock at Closing.

(3)
For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO and the private placement are exchanged to common stock. Further, since the Earnout RSUs include a service condition, they would generally be included in the computation of diluted EPS using the treasury stock method. However, since these items result in anti-dilution, the effect of such adjustments were not included in calculation of diluted loss per share.

COMPARATIVE SHARE INFORMATION
The following table sets forth summary historical comparative share information for Graf and Velodyne and unaudited pro forma condensed combined per share information after giving effect to the Business Combination, assuming two redemption scenarios as follows:
The pro forma book value information reflects the Business Combination as if it had occurred on June 30, 2020. The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if they had occurred on January 1, 2019.
This information is only a summary and should be read together with the summary historical financial information summary included elsewhere in this proxy statement, and the historical financial statements of Graf and Velodyne and related notes. The unaudited pro forma combined per share information of Graf and Velodyne is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.
The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Graf and Velodyne would have been had the companies been combined during the periods presented.
•
Assuming Minimum Redemptions:   In connection with the Extension Amendment Proposal, an aggregate 1,105 shares of Graf’s common stock was redeemed, and approximately $11,000 was withdrawn out of the Trust Account to pay for such redemption (estimated per share redemption value of $10.23). After redemptions, there were 11,454,132 public shares outstanding. This presentation takes into consideration the redemptions in connection with the First Extension, but it assumes that no additional public stockholders of Graf exercise redemption rights with respect to their public shares for a pro rata share of the funds in Graf’s Trust Account.

•
Assuming Maximum Redemptions:   This presentation assumes that in addition to the 1,105 public shares redeemed in July 2020, stockholders holding 6,564,785 of Graf’s public shares will exercise their redemption rights for their pro rata share (approximately $10.23 per share as of June 30, 2020) of the funds in Graf’s Trust Account. The Merger Agreement provides that Velodyne’s obligation to consummate the Business Combination is conditioned on the funds in the Trust Account, together with the funding of any amounts payable under the Subscription Agreements, being no less than an aggregate amount of $200.0 million. This scenario gives effect to $50.0 million being retained in the Trust Account, in accordance with the Subscription Agreements with respect to the PIPE Investment, and the minimum cash requirement of $200.0 million, in accordance with the Merger Agreement. This results in public share redemptions of 6,564,785 shares for aggregate redemption payments of $67.1 million.

	Velodyne		Graf			Combined Pro Forma		Velodyne Equivalent Per Share Pro Forma(2)
	Historical	As Adjusted	Historical	As Adjusted, assuming Minimum Redemptions	As Adjusted, assuming Maximum Redemptions	Assuming Minimum Redemptions	Assuming Maximum Redemptions	Assuming Minimum Redemptions	Assuming Maximum Redemptions
As of and for the Quarter ended June 30, 2020(3)
Book Value per share(1)	$1.84	$0.30	$0.20	$6.66	$5.96	$1.41	$1.07	$4.13	$3.13
Weighted averages shares outstanding – basic and diluted	34,252,578
Net loss per share – basic and diluted	$(0.97)
Weighted average shares outstanding of Public common stock – basic and diluted			18,980,815			174,415,027	167,850,242	145,385,895	145,385,895
Weighted average shares outstanding of Founder common stock – basic and diluted			6,094,128
Net income per share of Public common stock – basic and diluted			$0.03
Net loss per share of Founder common stock – basic and diluted			$(0.59)
Net loss per share of common stock – basic and diluted						$(0.20)	$(0.20)	$(0.58)	$(0.60)
As of and for the Year ended December 31, 2019(3)
Weighted averages shares outstanding – basic and diluted	34,252,578
Net loss per share – basic and diluted	$(1.96)
Weighted average shares outstanding of Public common stock – basic and diluted			24,376,512			174,415,027	167,850,242	145,385,895	145,385,895
Weighted average shares outstanding of Founder common stock – basic and diluted			6,094,128
Net income per share of Public common stock – basic and diluted			$0.17
Net loss per share of Founder common stock – basic and diluted			$(2.94)
Net loss per share of common stock – basic and diluted						$(0.41)	$(0.43)	$(1.21)	$(1.26)

(1)
Book value per share = Total equity excluding preferred shares/shares outstanding

(2)
The equivalent pro forma basic and diluted per share data for Velodyne is calculated using a weighted average exchange ratio based on the number of shares allocated to common stock, Series A, Series B, and Series B-1 shares.

(3)
No cash dividends were declared during the periods presented.

SPECIAL MEETING OF COMPANY STOCKHOLDERS
This proxy statement is being provided to Company stockholders as part of a solicitation of proxies by the Board for use at the Special Meeting of Stockholders to be held on [•], 2020, and at any adjournment or postponement thereof. This proxy statement contains important information regarding the Special Meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.
This proxy statement is being first mailed on or about [•], 2020 to all stockholders of record of the Company as of [•], 2020, the record date for the Special Meeting. Stockholders of record who owned Company common stock at the close of business on the record date are entitled to receive notice of, attend and vote at the Special Meeting. On the record date, there were [•] shares of Company common stock outstanding.
Date and Time of Special Meeting
The Special Meeting will be held on [•], 2020 at [•] Eastern time at https://[•], or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals. The Special Meeting will be conducted exclusively via live webcast and so stockholders will not be able to attend the meeting in person. Stockholders may attend the special meeting online and vote at the Special Meeting by visiting https://[•] and entering your 12-digit control number, which is either included on the proxy card you received or obtained through Continental Stock Transfer & Trust Company.
Registering for the Special Meeting
Any stockholder wishing to attend the virtual meeting should register for the meeting by [•], 2020. To register for the Special Meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:
•
If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only Special Meeting, go to https://[•], enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•
Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the Special Meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five (5) business days prior to the meeting date in order to ensure access.

Voting Power; Record Date
As a stockholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the Special Meeting and upon which you are being asked to vote are summarized below and fully set forth in this proxy statement. You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of our common stock at the close of business on [•], 2020, which is the record date for the Special Meeting. You are entitled to one vote for each share of our common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were [•] shares of common stock outstanding, of which [•] are public shares and [•] are Founder Shares held by our Initial Stockholders.

Proposals at the Special Meeting
At the Special Meeting, Company stockholders will vote on the following proposals:
•
Proposal No. 1 — The Business Combination Proposal — To approve and adopt the Merger Agreement, a copy of which is attached to this proxy statement as Annex A-1, a copy of the Merger Agreement Amendment is attached to this proxy statement as Annex A-2 and a copy of the Letter Acknowledgment clarifying the Merger Agreement Amendment is attached to this proxy statement as Annex A-3, and approve the transactions contemplated thereby, including the merger of Merger Sub with and into Velodyne, with Velodyne surviving the merger as a wholly owned subsidiary of the Company, and the issuance of common stock to holders of Velodyne capital stock as merger consideration;

•
Proposal No. 2 — The Nasdaq Stock Issuance Proposal — To approve, for purposes of complying with applicable listing rules of Nasdaq, the issuance of more than 20% of the Company’s outstanding common stock in connection with the Business Combination and the Subscription Agreements, including up to 15,000,000 shares of our common stock to the PIPE Investors, which includes our Sponsor that subscribed for 950,000 shares of common stock, and up to 150,453,811 shares of our common stock to holders of Velodyne capital stock;

•
Proposal No. 3 — The Charter Approval Proposal — To adopt the proposed Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B;

•
Proposal No. 4 — Governance Proposal — To approve, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Amended and Restated Certificate of Incorporation in accordance with SEC requirements;

•
Proposal No. 5 — Incentive Plan Proposal — To approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan;

•
Proposal No. 6 — ESPP Proposal — To approve the ESPP, including the authorization of the initial share reserve under the ESPP; and

•
Proposal No. 7 — Adjournment Proposal — To approve, if necessary, the adjournment of the Special Meeting to a later date or dates to permit further solicitation and votes of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Incentive Plan Proposal or the ESPP Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Incentive Plan Proposal or the ESPP Proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS.
Vote of the Company’s Sponsor, Directors and Officers
Prior to our IPO, we entered into agreements with our Initial Stockholders, other current directors and officers, pursuant to which each agreed to vote any shares of common stock owned by them in favor of an initial business combination. These agreements apply to our Initial Stockholders, including our Sponsor, as it relates to the Founder Shares and the requirement to vote all of the Founder Shares in favor of the Business Combination Proposal and for all other proposals to be presented to our stockholders at the Special Meeting and described in this proxy statement.
Our Initial Stockholders, other current directors and officers have waived any redemption rights, including with respect to shares of common stock purchased in our IPO or in the aftermarket, in connection with Business Combination. The Founder Shares held by our Initial Stockholders have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by the applicable deadline. However, our Initial Stockholders are entitled to redemption rights upon our liquidation with respect to any public shares they may own.

Quorum and Required Vote for Proposals for the Special Meeting
A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Company’s common stock outstanding on the record date and entitled to vote at the Special Meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.
The approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Governance Proposal, which is a non-binding advisory vote, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our common stock represented in person or by proxy and entitled to vote at the Special Meeting. The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting.
Under these voting standards, a failure to vote or an abstention will have no effect on the Business Combination Proposal, the Governance Proposal, and the Adjournment Proposal. However, an abstention or failure to vote will have the same effect as a vote “AGAINST” the Charter Approval Proposal.
The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal and the Incentive Plan Proposal are approved at the Special Meeting. The proposals in this proxy statement (other than the Governance Proposal and the Adjournment Proposal) are conditioned on the approval of the Business Combination Proposal.
It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal or the Incentive Plan Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by the applicable deadline, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to our public stockholders.
Recommendation to Company Stockholders
Our Board believes that each of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Governance Proposal, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and recommends that its stockholders vote “FOR” each of the proposals.
When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:
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the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination;

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the fact that our Sponsor will retain 2,507,000 Founder Shares upon the Closing, 275,000 of which shall be Earnout Founder Shares subject to certain vesting and cancellation provisions as described in the Sponsor Agreement, which if unrestricted and freely tradable would be valued at approximately $[•] based on the closing price of our common stock on the NYSE on [•], 2020 but, given the restrictions on such shares, we believe such shares have less value;

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the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by the applicable deadline;

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if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;
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the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

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the fact that James A. Graf will join as a board member of the post-combination company and Michael Dee will continue as a board member of the post-combination company, and each shall be entitled to receive compensation for serving on the board of directors of the post-combination company;

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the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by the applicable deadline; and

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that the Sponsor has entered into a Subscription Agreement with the Company, pursuant to which the Sponsor has committed to purchase 950,000 shares of common stock in the PIPE Investment for an aggregate commitment of approximately $9,500,000.

Abstentions and Broker Non-Votes
Abstentions are considered present for the purposes of establishing a quorum. Abstentions will have the same effect as a vote “AGAINST” the Charter Approval Proposal, but will have no effect on the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Governance Proposal, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal.
In general, if your shares are held in “street” name and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. None of the proposals at the Special Meeting are routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the Special Meeting.
Voting Your Shares — Stockholders of Record
If you are a Company stockholder of record, you may vote by mail or at the Special Meeting. Each share of our common stock that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your one or more proxy cards show the number of shares of our common stock that you own.
Voting by Mail — You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our common stock will be voted as recommended by our Board. Our Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Nasdaq Stock Issuance Proposal, “FOR” the Charter Approval Proposal, “FOR” the Governance Proposal, “FOR” the Incentive Plan Proposal, “FOR” the ESPP Proposal and “FOR” the Adjournment Proposal. Votes submitted by mail must be received by [•] Eastern time on [•], 2020.
Voting at the Meeting — We will be hosting the Special Meeting via live webcast. If you attend the Special Meeting, you may submit your vote at the Special Meeting online at http://[•], in which case any votes that you previously submitted will be superseded by the vote that you cast at the Special Meeting. See “— Registering for the Special Meeting” above for further details on how to attend the Special Meeting.
Voting Your Shares — Beneficial Owners
If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to obtain a legal proxy from your bank, broker, or other nominee and e-mail a copy (a legible photograph is sufficient) of such legal proxy to proxy@continentalstock.com. You will then be issued a 12-digit meeting control number that will allow you to register to attend and participate in the Special Meeting. Please see “— Registering for the Special Meeting” above for further details on how to attend the special meeting.
Revoking Your Proxy
If you give a proxy, you may revoke it at any time before the Special Meeting or at the Special Meeting by doing any one of the following:
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delivering a signed written notice of revocation to our Secretary at Graf Industrial Corp.,118 Vintage Park Blvd., Houston, Texas 77070, bearing a date later than the date of the proxy, stating that the proxy is revoked;

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signing and delivering a new proxy, relating to the same shares and bearing a later date; or

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attending and voting at the Special Meeting and voting, although attendance at the special meeting will not, by itself, revoke a proxy.

If you are a beneficial owner of our common stock as of the close of business on the record date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.
No Additional Matters
The Special Meeting has been called only to consider the approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Governance Proposal, the Incentive Plan Proposal, the ESPP Proposal, and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement, which serves as the notice of the Special Meeting.
Who Can Answer Your Questions About Voting
If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may contact Morrow, our proxy solicitor, at:
Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Telephone: (800) 662-5200
(banks and brokers can call collect at (203) 658-9400)
Email: GRAF.info@investor.morrowsodali.com
Redemption Rights
Pursuant to our current certificate of incorporation, we are providing our public stockholders with the opportunity to redeem, upon the Closing, shares of common stock for cash equal to the pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account that holds the proceeds of our IPO (including interest not previously released to the Company to pay franchise and income taxes), subject to certain limitations. For illustrative purposes, based on the balance of the Trust Account of approximately $117.3 million as of June 30, 2020, the estimated per share redemption price would have been approximately $10.24. Public stockholders may elect to redeem their shares even if they vote for the Business Combination. Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. If we receive valid redemption requests from holders of public shares prior to the redemption deadline, we may, at our sole discretion, following the redemption deadline and until the date of Closing, seek and permit withdrawals by one or more of such holders of their redemption requests. We may select which holders to seek such withdrawals of redemption requests from based on any factors we may deem relevant, and the purpose of seeking such withdrawals may be to increase the funds held in the Trust Account, including where we otherwise would not satisfy the closing condition that the amount in the Trust Account and the proceeds from the PIPE Investment equal or exceed $200,000,000.
In order to exercise your redemption rights, you must: (i)(a) hold public shares or (b) hold public shares through units and elect to separate your unites into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and (ii) prior to 5:00 p.m. Eastern time on [•], 2020 (two business days before the Special Meeting) (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
The Transfer Agent’s address is as follows:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com
Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s DWAC system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.
Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company, our Transfer Agent, with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units.
If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our Transfer Agent. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
Each redemption of shares of common stock by our public stockholders will reduce the amount in the Trust Account. The Merger Agreement provides that our obligation to consummate the Business Combination is conditioned on the funds in the Trust Account, together with the funding of any amounts payable under the Subscription Agreements, being no less than an aggregate amount of $200,000,000. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by Velodyne. If, as a result of redemptions of common stock by our public stockholders, this condition is not met (or waived), then we or Velodyne (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our common stock in an amount that would result in the Company’s failure to have net tangible assets equaling or exceeding $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination.
Prior to exercising redemption rights, stockholders should verify the market price of our common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our common stock when you wish to sell your shares.
If you exercise your redemption rights, your shares of our common stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the post-combination company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.
If the Business Combination is not approved and we do not consummate an initial business combination by the applicable deadline, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders and our warrants will expire worthless.
Appraisal Rights
Appraisal rights are not available to holders of shares of our common stock in connection with the Business Combination.
Proxy Solicitation Costs
The Company is soliciting proxies on behalf of its Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. The Company has engaged Morrow to assist in the solicitation of proxies for the Special Meeting. The Company and its directors, officers and employees may also solicit proxies in person. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.
The Company will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. The Company will pay Morrow a fee of $[•], plus disbursements, reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. We will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to our stockholders. Directors, officers and employees of the Company who solicit proxies will not be paid any additional compensation for soliciting proxies.

PROPOSAL NO. 1 — APPROVAL OF THE BUSINESS COMBINATION
We are asking our stockholders to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination. Our stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to carefully read the Merger Agreement in its entirety before voting on this proposal.
We may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the votes cast by holders of our common stock represented in person or by proxy and entitled to vote at the Special Meeting.
The Merger Agreement
This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with any factual information about the Company or Velodyne. Such information can be found elsewhere in this proxy statement.
The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of allocating risk in the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying confidential disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Schedules contain information that is material to an investment decision.
Effects of the Merger
As a result of the merger, Merger Sub will merge with and into Velodyne with Velodyne surviving the merger as a wholly owned subsidiary of the Company. The certificate of incorporation set forth as Exhibit C to the Merger Agreement and the bylaws of Merger Sub as in effect immediately prior to the Business Combination will be the certificate of incorporation and bylaws (respectively) of the surviving company.
In addition, the Merger Agreement provides that prior to the Closing, subject to obtaining the stockholder approval of the Company stockholders contemplated by the Business Combination Proposal, Graf will adopt the Amended and Restated Certificate of Incorporation in the form attached to this proxy as Annex B . See “Proposal No. 3 — The Charter Approval Proposal” for description of the Amended and Restated Certificate of Incorporation of the Company.
Merger Consideration
Conversion of Shares
Each share of Velodyne capital stock issued and outstanding immediately prior to the effective time (other than shares owned by Velodyne as treasury stock and Dissenting Shares (as defined in the Merger Agreement)) will be converted into a number of shares of Company common stock set forth in the Merger Agreement (the “merger consideration”), which aggregate amount, together with all payments made with respect to all vested Velodyne equity awards, shall not exceed (1) 143,575,763 shares of Company common stock, including shares issuable in respect of vested equity awards of Velodyne, plus (2) up to 2,000,000 shares of Company common stock earned due to the satisfaction of the Earnout Condition (as defined below) on

July 30, 2020 pursuant to the terms of the Merger Agreement (the “Earnout”), including the Earnout RSUs (as described on page 110), which are subject to vesting as described on page 110 and will not be legally issued and outstanding shares of Company common stock at Closing, plus (3) up to 4,878,048 shares of Company common stock that (i) will only be issued in full if no Velodyne capital stock is repurchased for cash in the Pre-Closing Velodyne Tender Offer or (ii) to the extent shares of Velodyne capital stock are repurchased in the Pre-Closing Velodyne Tender Offer for less than $50,000,000, such 4,878,048 shares of Company Common Stock will decrease accordingly, as described below, for a total of up to a maximum of 150,453,811 shares of Company common stock (the “Maximum Share Consideration”), in the event no shares of Velodyne capital stock are repurchased in the Pre-Closing Velodyne Tender Offer.
The Maximum Share Consideration will be decreased by the number of shares of Company common stock that would have been issued to Velodyne equity holders pursuant to the Merger Agreement, but who instead opt to have their respective Velodyne shares repurchased by Velodyne for cash in a tender offer (the “Pre-Closing Velodyne Tender Offer”), which is expected to be consummated prior to the closing of the Business Combination (the closing of the Business Combination, the “Closing”). The Pre-Closing Velodyne Tender Offer will have an aggregate purchase price of up to $50,000,000 in cash (the “Maximum Tender Consideration”), and under the terms of the Pre-Closing Velodyne Tender Offer, Velodyne will repurchase and cancel shares of the holders of Velodyne common and preferred stock who accept Velodyne’s offer to exchange their shares for a per share amount of cash, payable concurrently with or immediately following the Closing and equal to $10.25 times the number of shares of Company common stock that would have been issued as merger consideration in respect of such shares. The cash consideration with respect to the Pre-Closing Velodyne Tender Offer (up to the Maximum Tender Consideration) will be payable concurrently with or immediately following the Closing by the Company. If a total of $50,000,000 of shares of Velodyne common and preferred stock are repurchased in the Pre-Closing Velodyne Tender Offer, the merger consideration will be 145,575,763 shares of Company common stock, including (1) shares issuable in respect of vested equity awards of Velodyne, and (2) up to 2,000,000 shares of Company common stock earned due to the satisfaction of the Earnout Condition, including the Earnout RSUs (as described on page 110), which are subject to vesting as described on page 110 and will not be legally issued and outstanding shares of Company common stock at Closing.
At the effective time of the Merger: (i) each share of Velodyne Series B Preferred Stock and Velodyne Series B-1 Preferred Stock will be converted into 3.54653694853124 shares of common stock; (ii) each share of Velodyne common stock and Velodyne Series A Preferred Stock will be converted into: (A) a number of Common Stock equal to the Participating Exchange Ratio, and (B) a portion of the Earnout Shares based on the Earnout Participation, as described below.
Following the effective time of the Merger, the Earnout Shares will be allocated as follows: (i) each holder of share of Velodyne common stock and Velodyne Series A Preferred Stock will be entitled to receive with respect to each such share that number of shares of Company common stock equal to the Earnout Participation; and (ii) each holder of Velodyne restricted stock unit, Velodyne option and Velodyne restricted stock that is an employee, consultant or service provider of Velodyne as of the Closing will be entitled to receive restricted stock units with respect to shares of Company common Stock equal to the Earnout Participation (“Earnout RSU”). Each Earnout RSU will vest only if the holder of such Earnout RSU continues to provide services to Velodyne for a period of six (6) months after the Closing.
“Participating Exchange Ratio” means and is calculated as follows: (i) 148,453,811 minus the aggregate number of shares of common stock payable with respect to Velodyne Series B Preferred Stock and Series B-1 Preferred Stock as merger consideration; divided by (ii) the aggregate number of shares of Velodyne Common Stock, Velodyne Series A Preferred Stock, vested Velodyne stock awards, outstanding as of immediately prior to the effective of the Merger, provided, however, that the Velodyne shares acquired and cancelled in connection with the Pre-Closing Velodyne Tender Offer will be considered outstanding and included in such aggregate number.
“Earnout Participation” means 2,000,000 divided by the aggregate number of: (i) shares of Velodyne common stock (excluding restricted shares) and Velodyne Series A Preferred Stock; (ii) Velodyne options, Velodyne restricted stock and Velodyne restricted stock units that are held by an employee consultant or other service provider of Velodyne as of immediately prior to the Closing, in each case of clauses (i) and (ii) that are outstanding as of immediately prior to the effective time of the Merger.

No fractional shares of common stock will be issued. In lieu of the issuance of any such fractional shares, the Company has agreed to pay to each former holder of Velodyne capital stock who otherwise would be entitled to receive such fractional share an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a share of common stock to which such holder otherwise would have been entitled multiplied by (ii) an amount equal to the VWAP of shares of common stock for the twenty (20) trading days prior to the date that is three (3) business days prior to the Closing.
Closing and Effective Time of the Merger
Unless the parties otherwise mutually agree, the Closing will take place on the date which is three (3) business days after the date on which all of the closing conditions have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing) (such date, the “closing date”). See “The Merger Agreement — Conditions to the Merger” beginning on page 127 for a more complete description of the conditions that must be satisfied prior to closing.
On the closing date, Graf and Velodyne will effect the merger by filing a certificate of merger with the Secretary of State of the State of Delaware, and the merger will become effective at the time the certificate of merger has been duly filed. The time at which the merger becomes effective is referred to in this proxy statement as the “effective time”.
As of the date of this proxy statement, the parties expect that the merger will be effective during the third quarter of 2020. However, there can be no assurance as to when or if the merger will occur.
If the merger is not completed by September 30, 2020 (the “termination date”), the Merger Agreement may be terminated by either Graf or Velodyne. A party may not terminate the Merger Agreement pursuant to the provision described in this paragraph if the failure of the Closing to occur by the termination date is due primarily to the failure of the party seeking to terminate the Merger Agreement to fulfill any obligations of such party set forth in the Merger Agreement. See “The Merger Agreement — Termination” beginning on page 129.
Treatment of Equity Awards
Effective as of the effective time, each Velodyne restricted stock unit, to the extent then outstanding and unsettled, shall automatically, without any action on the part of the holder thereof, be cancelled and converted into, and thereafter evidence, a restricted stock unit with respect to that number of shares of common stock that is equal to the product of (i) the number of shares of Velodyne common stock subject to such Velodyne restricted stock unit as of immediately prior to the effective time, multiplied by (ii) the number of shares of common stock issuable as merger consideration in consideration for one share of Velodyne common stock, rounded down to the nearest whole number of shares of common stock.
Effective as of the effective time, each Velodyne option, to the extent then outstanding and unexercised, shall automatically, without any action on the part of the holder thereof, be cancelled and converted into, and thereafter evidence, an option with respect to that number of shares of common stock that is equal to the product of (i) the number of shares of Velodyne common stock subject to such Velodyne option as of immediately prior to the effective time, multiplied by (ii) the number of shares of common stock issuable as merger consideration in consideration for one share of Velodyne common stock, rounded down to the nearest whole number of shares of common stock, with a strike price per share of common stock equal to the quotient obtained by dividing (x) the per share strike price of such Velodyne option as of immediately prior to the effective time by (y) the number of shares of common stock issuable as merger consideration in consideration for one share of Velodyne common stock, rounded down to the nearest whole cent.
Effective as of the effective time, each share of Velodyne restricted stock, to the extent then unvested and outstanding, shall automatically, without any action on the part of the holder thereof, be cancelled and converted into a number of shares of restricted common stock equal to the product of (i) the number of shares of Velodyne restricted stock as of immediately prior to the effective time, multiplied by (ii) the number of shares of common stock issuable as merger consideration in consideration for one share of Velodyne common stock, rounded to the nearest whole share of common stock.

The conversions described under this heading will be subject to such modifications, if any, as are required to cause the conversion to be made in a manner consistent with the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) and, as applicable, Section 424 of the Code. Following the effective time, each rollover equity award shall be subject to the post-combination company’s incentive plan and to the same terms and conditions, including, without limitation, any vesting conditions, as had applied to the corresponding Velodyne equity award as of immediately prior to the effective time, subject to such adjustments as reasonably determined by the post-combination company’s board of directors to be necessary or appropriate to give effect to the conversion or the transactions contemplated by the Merger Agreement.
Covenants and Agreements
Conduct of Businesses Prior to the Completion of the Merger
Subject to certain exceptions set forth in the Schedules, Velodyne has agreed that, prior to the Closing or earlier valid termination of the Merger Agreement, it will, and cause its subsidiaries to (i) use commercially reasonable efforts to (A) conduct and operate their respective businesses in the ordinary course, (B) preserve intact the current business organization and ongoing businesses of Velodyne and its subsidiaries, and (C) maintain the existing relations and goodwill of Velodyne and its subsidiaries with customers, suppliers, joint venture partners, distributors and creditors of Velodyne and its subsidiaries and (ii) use commercially reasonably efforts to maintain all insurance policies of Velodyne and its subsidiaries or substitutes therefor. Velodyne has also agreed to provide advance written notice to Graf of any material action that is not within the ordinary course and consistent with past practice.
In addition to the general covenants above, Velodyne has agreed that prior to the Closing, subject to specified exceptions, it will not, and will cause its subsidiaries not to, without the written consent of Graf (which may not be unreasonably withheld, conditioned or delayed):
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change or amend the certificate of incorporation, bylaws or other organizational documents of Velodyne or its subsidiaries;

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(i) make, declare or pay any dividend or distribution (whether in cash, stock or property) to the stockholders of Velodyne in their capacities as stockholders, (ii) effect any recapitalization, reclassification, split or other change in its capitalization, (iii) authorize for issuance, issue, sell, transfer, pledge, encumber, dispose of or deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or issue, sell, transfer, pledge, encumber or grant any right, option or other commitment for the issuance of shares of its capital stock, or split, combine or reclassify any shares of its capital stock, or (iv) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any shares of its capital stock or other equity interests;

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enter into, or amend or modify any material term of (in a manner adverse to Velodyne or any of its subsidiaries), terminate (excluding any expiration in accordance with its terms), or waive or release any material rights, claims or benefits under certain listed material contracts, any lease related to the certain leased real property or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which Velodyne or its subsidiaries is a party or by which it is bound, other than entry into, amendments of, modifications of, terminations of, or waivers or releases under, such agreements in the ordinary course of business consistent with past practice;

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(i) sell, transfer, license, sublicense, covenant not to assert, lease, pledge or otherwise encumber or subject to any lien, abandon, cancel, let lapse or convey or dispose of any of its assets, properties or business (including owned intellectual property, including owned Velodyne software), except for (A) dispositions of obsolete or worthless assets, (B) sales of tangible inventory or standard outbound licenses, in each case, in the ordinary course of business consistent with past practice and, (C) sales, abandonment, lapses of assets or items or materials in excess of a specified aggregate amount, other than as permitted by the Merger Agreement, and pledges and encumbrances on property and assets in the ordinary course of business and that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect, (ii) subject any material owned intellectual property (including any material owned Velodyne software) to copyleft terms, or (iii) disclose any material trade secret that is owned intellectual property to any person other than pursuant to a written agreement sufficiently restricting the disclosure and use thereof by such person;
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except as required under applicable law or the terms of any Velodyne’s benefit plan existing as of the date of the Merger Agreement, (i) increase in any manner the compensation, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any of the current or former directors, officers, employees or consultants of Velodyne or its subsidiaries, other than increases to any such individuals who are not directors or officers of Velodyne or its subsidiaries in the ordinary course of business consistent with past practice that do not exceed 10% individually or 5% in the aggregate, (ii) become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any stock option plan or other stock-based compensation plan, or any compensation, severance, pension, retirement, profit-sharing, welfare benefit for the benefit of any current or former directors, officers, employees or consultants of Velodyne or its subsidiaries (or newly hired employees), (iii) accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Velodyne’s benefit plan, (iv) grant any new awards under any Velodyne’s benefit plan, (v) amend or modify any outstanding award under any Velodyne’s benefit plan, (vi) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Velodyne’s benefit plan, (vii) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization, (viii) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Velodyne’s benefit plan that is required by applicable law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or applicable law, or (ix) forgive any loans, or issue any loans (other than routine travel advances issued in the ordinary course of business) to any of Velodyne’s or its subsidiaries’ directors, officers, contractors or employees;

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fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of, any corporation, partnership, limited liability company, association, joint venture or other business organization or division thereof; or adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the transactions contemplated by the Merger Agreement);

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make any capital expenditures (or commitment to make any capital expenditures) that in the aggregate exceed a specified amount, other than any capital expenditure (or series of related capital expenditures) consistent with Velodyne’s annual capital expenditure budget for periods following the date of the Merger Agreement;

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make any loans, advances or capital contributions to, or investments in, any other person or entity, make any material change in its existing borrowing or lending arrangements for or on behalf of such persons or entities, or enter into any “keep well” or similar agreement to maintain the financial condition of any other person or entity, except advances to its employees or officers in the ordinary course of business consistent with past practice;

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make, revoke or change any material tax election, adopt or change any material tax accounting method or period, file any amendment to a material tax return, enter into any closing agreement with a governmental authority with respect to a material amount of taxes, or compromise any examination, audit or other action with a governmental authority of or relating to any material taxes, or consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of taxes or enter into any tax sharing or similar agreement (excluding any commercial contract not primarily related to taxes);

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take any action, or knowingly fail to take any action, which would prevent or impede the transactions contemplated by the Merger Agreement from qualifying for the intended tax treatment;

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acquire any fee interest in real property;

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enter into, renew or amend any Velodyne affiliate agreement in any material respect (or any contract, that if existing on the date of the Merger Agreement, would have constituted a Velodyne affiliate agreement);

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waive, release, compromise, settle or satisfy any pending or threatened material claim (including any pending or threatened action) or compromise or settle any liability, other than in the ordinary course of business consistent with past practice or that otherwise does not exceed a specified amount in the aggregate;

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incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness in excess of a specified amount, other than in connection with borrowings, extensions of credit and other financial accommodations under its existing credit facilities, notes and other existing indebtedness and, in each case, any refinancings thereof, subject to certain limitations;

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enter into any material new line of business outside of the business currently conducted by Velodyne and its subsidiaries as of the date of the Merger Agreement;

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make any material change in its financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization) or applicable law;

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voluntarily fail to maintain, cancel or materially change coverage under any insurance policy equivalent in all material respects to the insurance coverage maintained with respect to Velodyne and its subsidiaries and their assets and properties; or

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enter into any agreement to do any action prohibited under the foregoing.

Graf has agreed to certain restrictions on the business of Graf and its subsidiaries prior to the Closing. Specifically, Graf has agreed that prior to the effective time, except as expressly contemplated or permitted by the Merger Agreement or subject to certain specified exceptions, it will not, and it will not permit its subsidiaries, without the written consent of Velodyne (which may not be unreasonably withheld, conditioned or delayed):
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change, modify or amend the trust agreement, the Graf organizational documents or the organizational documents of merger sub, other than to the extent necessary to extend the deadline for Graf to consummate its initial business combination;

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make, declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock or property) in respect of any of its outstanding capital stock or other equity interests; split, combine, reclassify or otherwise change any of its capital stock or other equity interests; or, subject to certain exceptions, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Graf;

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make, revoke or change any material tax election, adopt or change any material tax accounting method or period, file any amendment to a material tax return, enter into any agreement with a governmental authority with respect to a material amount of taxes, settle or compromise any examination, audit or other action with a governmental authority of or relating to any material taxes or settle or compromise any claim or assessment by a governmental authority in respect of material taxes, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of taxes, or enter into any tax sharing or similar agreement (subject to certain exceptions);

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take any action, or knowingly fail to take any action, which action or failure to act could prevent or impede the transactions contemplated by the Merger Agreement from qualifying for the intended tax treatment;

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enter into, renew or amend in any material respect, any Graf affiliate agreement (or any contract, that if existing on the date of the Merger Agreement, would have constituted a Graf affiliate agreement);

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enter into, or amend or modify any material term of (in a manner adverse to Graf or any of its subsidiaries (including Velodyne and its subsidiaries)), terminate, or waive or release any material rights, claims or benefits under, any contract to which Graf or any of its subsidiaries is a party or by which any of their assets is bound or any collective bargaining or similar agreement to which Graf or its subsidiaries is a party or by which it is bound;
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waive, release, compromise, settle or satisfy any pending or threatened claim or compromise or settle any liability;

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incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness;

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offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Graf or any of its subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, subject to certain exceptions, or amend, modify or waive any of the terms or rights set forth in, any Graf warrant or warrant agreement, including any amendment, modification or reduction of the warrant price set forth therein, other than pursuant to the Sponsor Agreement;

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fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of, any corporation, or other business organization or division thereof; or adopt or enter into a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the transactions contemplated by the Merger Agreement);

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make any capital expenditures;

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make any loans, advances or capital contributions to, or investments in, any other person, make any change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other person or entity;

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enter into any new line of business outside of the business currently conducted by Graf and its subsidiaries as of the date of the Merger Agreement;

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make any change in its financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization) or applicable law;

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voluntarily fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent to the insurance coverage currently maintained with respect to Graf and its subsidiaries and their assets and properties; or

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enter into any agreement to do any action prohibited under the foregoing.

Trust Account
Graf has agreed to make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the trust agreement (as defined in the Merger Agreement) for the following: (a) the redemption of any shares of common stock in connection with the redemption offer in relation to the public shares; (b) the payment obligations of Graf with respect to certain expenses, as set forth in the Merger Agreement and (c) the balance of the assets in the Trust Account, if any, after payment of the foregoing to be disbursed to Graf.
HSR Act and Regulatory Approvals
Velodyne and Graf have agreed to comply promptly but in no event later than fifteen business days after the date of the Merger Agreement with the notification and reporting requirements of the HSR Act. Velodyne and Graf have agreed to furnish to each other as promptly as reasonably practicable all information required for any application or other filing to be made by the other pursuant to any applicable law relating to antitrust.
Velodyne and Graf have agreed to promptly notify the other of any substantive communication with, and furnish to the other copies of any notices or written communications received by, them or any of their respective affiliates and any third party or governmental authority with respect to the transactions contemplated by the Merger Agreement, and Velodyne and Graf have agreed to permit counsel to the other an opportunity to review in advance, and Velodyne and Graf (respectively) have agreed to consider in good faith the views of such counsel in connection with, any proposed communications by Velodyne and Graf (respectively) and/or its affiliates to any governmental authority concerning the transactions contemplated by the Merger Agreement; provided, that neither party shall extend any waiting period or comparable period under the HSR Act or enter into any agreement with any governmental authority without the written consent of the other. Velodyne and Graf have agreed to provide the other and their respective counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between Velodyne and Graf (respectively) and/or any of its affiliates, agents or advisors, on the one hand, and any governmental authority, on the other hand, concerning or in connection with the transactions contemplated by the Merger Agreement.
Velodyne has agreed to (i) substantially comply with any information or document requests from the Antitrust Division of the U.S. Department of Justice and the FTC and (ii) request early termination of any waiting period under the HSR Act.
Notwithstanding the above covenant or any other provision of the Merger Agreement, nothing in the Merger Agreement will require or obligate Velodyne or any of its affiliates, and any investment funds or investment vehicles affiliated with, or managed or advised by, the investors or any portfolio company (as such term is commonly understood in the private equity industry) or investment of the investors or of any such investment fund or investment vehicle) to, and Graf will not, without the prior written consent of Velodyne, agree or otherwise be required to, take any action with respect to Velodyne, or any of its subsidiaries or such affiliates, including selling, divesting, or otherwise disposing of, licensing, holding separate, or taking or committing to take any action that limits in any respect its freedom of action with respect to, or its ability to retain, any business, products, rights, services, licenses, assets or properties of Velodyne or any of its subsidiaries or such affiliates, or any interest therein.
Velodyne has agreed that it will not, and cause its subsidiaries not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or take any other action, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation, or the taking of any other action, would reasonably be expected to (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any authorizations, consents, orders or declarations of the Antitrust Division and the FTC or the expiration or termination of any applicable waiting period; (ii) increase the risk of any governmental authority entering an order prohibiting the consummation of the transaction contemplated hereby; (iii) increase the risk of not being able to remove any such order on appeal or otherwise; or (iv) delay or prevent the consummation of the transactions contemplated by the Merger Agreement.
Graf has agreed to request early termination of any waiting period under the HSR Act and exercise its reasonable best efforts to (i) obtain termination or expiration of the waiting period under the HSR Act and consents or approvals pursuant to any other applicable laws relating to antitrust, (ii) prevent the entry in any action brought by the Antitrust Division or FTC or any other person or entity of any governmental order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by the Merger Agreement, and (iii) if any such governmental order is issued in any such action, cause such governmental order to be lifted.
Graf has agreed to cooperate in good faith with the Antitrust Division and the FTC and exercise its reasonable best efforts to undertake promptly any and all action required to complete lawfully the transactions contemplated by the Merger Agreement as soon as practicable (but in any event prior to the termination date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove any impediment under any applicable law relating to antitrust or the actual or threatened commencement of any proceeding in any forum by or on behalf of the Antitrust Division and the FTC or the issuance of any governmental order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the merger. Notwithstanding the above covenant or any other provision of the Merger Agreement, nothing in the Merger Agreement shall require or obligate Graf’s affiliates, the Sponsors (as defined in the Merger

Agreement), the investors, their respective affiliates and any investment funds or investment vehicles affiliated with, or managed or advised by, Graf’s affiliates, the Sponsors, the investors or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Graf’s affiliates, the Sponsors, the investors or of any such investment fund or investment vehicle to take any action in connection with (i) obtaining termination or expiration of the waiting period under the HSR Act and consents or approvals pursuant to any other applicable law relating to antitrust or (ii) avoiding, preventing, eliminating or removing any impediment under applicable law relating to antitrust with respect to the transactions contemplated by the Merger Agreement, including selling, divesting, or otherwise disposing of, licensing, holding separate, or taking or committing to take any action that limits in any respect such person’s or entity’s freedom of action with respect to, or its ability to retain, any business, products, rights, services, licenses, assets or properties of such person or entity or any of such entity’s subsidiaries or affiliates, or any interest therein.
Graf has agreed to pay 50% of all filing fees payable to the Antitrust Division and FTC in connection with the transactions contemplated by the Merger Agreement.
Graf has agreed that it will not, and will cause its subsidiaries not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or take any other action, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation, or the taking of any other action, would reasonably be expected to (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any authorizations, consents, orders or declarations of the Antitrust Division or FTC or the expiration or termination of any applicable waiting period; (ii) increase the risk of any governmental authority entering an order prohibiting the consummation of the transaction contemplated by the Merger Agreement; (iii) increase the risk of not being able to remove any such order on appeal or otherwise; or (iv) delay or prevent the consummation of the transactions contemplated by the Merger Agreement.
Notwithstanding anything in the Merger Agreement to the contrary, the restrictions and obligations described in the above paragraph shall not apply to or be binding upon Graf’s affiliates, the Sponsors, the investors, their respective affiliates or any investment funds or investment vehicles affiliated with, or managed or advised by, Graf’s affiliates, the Sponsors, the investors or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Graf’s affiliates, the Sponsors, the investors or of any such investment fund or investment vehicle.
Proxy Solicitation
Graf and Velodyne have agreed to use reasonable best efforts to, as promptly as practicable, (i) establish the record date for, duly call, give notice of, convene and hold the Special Meeting in accordance with the DGCL, (ii) cause this proxy statement to be disseminated to Graf’s stockholders in compliance with applicable law, and (iii) solicit proxies from the holders of common stock to vote in favor of each of the proposals contained in this proxy statement. Graf has agreed, through the Graf board of directors, to recommend to its stockholders that they approve the proposals contained in this proxy statement (the “Graf board recommendation”) and to include the Graf board recommendation in this proxy statement, subject to the obligations described in this paragraph. The Graf board of directors will not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Graf board recommendation (a “Graf change in recommendation”); provided, that the Graf board of directors may make a Graf change in recommendation if it determines in good faith, after consultation with its outside legal counsel, that a failure to make a Graf change in recommendation would be inconsistent with Graf board of directors of its fiduciary obligations to its stockholders under applicable law. Notwithstanding the foregoing, if on a date for which the Special Meeting is scheduled, Graf has not received proxies representing a sufficient number of shares of common stock to obtain the stockholder approvals of the proposals contained in this proxy statement, whether or not a quorum is present, Graf shall have the right to make one or more successive postponements or adjournments of the Special Meeting.

Velodyne has agreed to solicit the adoption of the Merger Agreement (the “Velodyne approval”) by holders of: (a) a majority of the voting power of the outstanding shares of Velodyne capital stock (the “Velodyne stockholders”), (b) a majority of shares of Velodyne common stock; and (c) a majority of shares of Velodyne preferred stock via written consent as soon as promptly as practicable after the date of the Merger Agreement, and in any event no later than five (5) days after the date of the Merger Agreement. In connection therewith, Graf and Velodyne have agreed to use reasonable best efforts to, as promptly as practicable, (i) establish the record date for determining the Velodyne stockholders entitled to provide such written consent, (ii) cause the consent solicitation to be disseminated to the Velodyne stockholders in compliance with applicable law and (iii) unless a Velodyne change in recommendation (as defined below) has been made, solicit written consents from Velodyne stockholders to give the Velodyne approval. Velodyne has agreed, through the Velodyne board of directors, to recommend to the Velodyne stockholders that they adopt the Merger Agreement (the “Velodyne board recommendation”) and include the Velodyne board recommendation in the consent solicitation, subject to the obligations described in this paragraph. The Velodyne board of directors shall not (and no committee or subgroup thereof shall) (i) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Velodyne board recommendation or (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any acquisition proposal (any action described in clause (i) or (ii), a “Velodyne change in recommendation”) except in accordance with the provisions of the Merger Agreement described under the heading “— Covenants and Agreements; No Solicitation”. Velodyne has agreed to provide Graf with copies of all stockholder consents it receives within 1 business day of receipt. If the Velodyne approval is obtained, then promptly following the receipt of the required written consents, Velodyne has agreed to prepare and deliver to its stockholders who have not consented the notice required by Section 228(e) of the DGCL. Unless the Merger Agreement has been terminated in accordance with its terms, Velodyne’s obligation to solicit written consents from the Velodyne stockholders to give the Velodyne approval in accordance with the obligations described in this paragraph shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any acquisition proposal or superior proposal (as such terms are described under the heading “— Covenants and Agreements; No Solicitation”), or by any Velodyne change of recommendation. Velodyne has agreed to use its best efforts to deliver the Velodyne approval by July 23, 2020.
No Solicitation
Except as expressly permitted by the provisions of the Merger Agreement summarized under this heading “— No Solicitation” (the “no solicitation provisions”), from the date of the Merger Agreement to the effective time or, if earlier, the valid termination of the Merger Agreement in accordance with its terms, Velodyne has agreed not to, and shall cause its subsidiaries not to and shall use its reasonable best efforts to cause its and their respective representatives not to, directly or indirectly:
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initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any acquisition proposal (as defined below);

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engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any person or entity relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any acquisition proposal;

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approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any acquisition proposal;

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execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement (other than an acceptable confidentiality agreement executed in accordance with the no solicitation provisions), Merger Agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any acquisition proposal; or

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resolve or agree to do any of the foregoing,

provided that any determination or action by Velodyne board of directors is made in accordance with the exceptions described below shall not be deemed to be a breach or violation of the obligations described in this paragraph.
Velodyne also agreed that immediately following the execution of the Merger Agreement it shall, and shall cause each of its subsidiaries and shall use its reasonable best efforts to cause its and their representatives to, cease any solicitations, discussions or negotiations with any person or entity (other than the parties to the Merger Agreement and their respective representatives) conducted prior to the Merger Agreement in connection with an acquisition proposal or any inquiry or request for information that could reasonably be expected to lead to, or result in, an acquisition proposal.
Velodyne has agreed to promptly (and in any event within 1 business day) notify, in writing, Graf of the receipt of any inquiry, proposal, offer or request for information received after the date of the Merger Agreement that constitutes, or could reasonably be expected to result in or lead to, any acquisition proposal, which notice shall include a summary of the material terms of, and the identity of the person or entity or group of persons and/or entities making, such inquiry, proposal, offer or request for information (provided, that, solely with respect to the identity of the person or group of persons making, such inquiry, proposal, offer or request for information, such disclosure is not restricted by confidentiality obligations in existence as of the date of the Merger Agreement) and an unredacted copy of any acquisition proposal or inquiry, proposal or offer made in writing or, if not in writing, a written description of the material terms and conditions of such inquiry, proposal or offer (and shall include any other documents evidencing or specifying the terms of such proposal, offer, inquiry or request). Velodyne shall promptly (and in any event within twenty-four (24) hours) keep Graf reasonably informed of any material developments with respect to any such inquiry, proposal, offer, request for information or acquisition proposal (including any material changes thereto and copies of any additional written materials received by Velodyne, its subsidiaries or their respective representatives).
Notwithstanding anything to the contrary in the Merger Agreement, Velodyne may grant a waiver, amendment or release under any confidentiality or standstill agreement to the extent necessary to allow for a confidential bona fide written acquisition proposal (which acquisition proposal was made after the date of the Merger Agreement and did not result from a breach of the no solicitation provisions) to be made to Velodyne or the Velodyne board of directors so long as Velodyne promptly (and in any event within twenty-four (24) hours thereafter) notifies Graf thereof (including the identity of such counterparty) after granting any such waiver, amendment or release and the Velodyne board of directors determines prior to the grant of such waiver, amendment or release in good faith, after consultation with outside legal counsel to Velodyne, that the failure of the Velodyne board of directors to take such action would be inconsistent with its fiduciary duties under applicable law. Without limiting the foregoing, any violation of the no solicitation provisions by any of Velodyne’s subsidiaries, or any of Velodyne’s or its subsidiaries’ respective representatives acting on Velodyne or one of its subsidiaries’ behalf, will be deemed to be a breach of the no solicitation provisions by Velodyne.
Notwithstanding anything to the contrary in above described obligations, the Merger Agreement will not prevent Velodyne or the Velodyne board of directors from:
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taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders required by applicable law in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to stockholders with regard to the transactions contemplated by the Merger Agreement or an acquisition proposal; provided that this paragraph shall not be deemed to permit Velodyne or the Velodyne board of directors to effect a Velodyne change in recommendation except in accordance with the no solicitation provisions;

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prior to obtaining the Velodyne approval, (i) contacting and engaging in any negotiations or discussions with any person or entity and its representatives who has made a bona fide written acquisition proposal after the date hereof that did not result from a breach of the no solicitation provisions and (ii) providing access to Velodyne’s or any of its subsidiaries’ properties, books and records and providing information or data in response to a request therefor by a person or entity who has made a bona fide written acquisition proposal that did not result from a breach of the no solicitation provisions, in each case of clause (i) or (ii), if Velodyne board of directors (A) shall have determined in good faith, after consultation with its outside legal counsel and financial advisor(s), that such acquisition proposal constitutes or would reasonably be expected to constitute, result in or lead to a superior proposal; (B) shall have determined in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable law; and (C) has received from the person or entity so requesting such information an executed acceptable confidentiality agreement; provided that Velodyne shall provide to Graf and Merger Sub any information or data that is provided to any person or entity given such access that was not previously made available to Graf or Merger Sub prior to or substantially concurrently with the time it is provided to such person or entity (and in any event within twenty-four (24) hours thereof);
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prior to obtaining the Velodyne approval, making a Velodyne change in recommendation (only to the extent permitted by the no solicitation provisions); or

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resolving, authorizing, committing or agreeing to take any of the foregoing actions, only to the extent such actions would be permitted by the foregoing bullet points.

Notwithstanding anything in the no solicitation provisions to the contrary, if, at any time prior to obtaining the Velodyne approval, the Velodyne board of directors determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, in response to a bona fide written acquisition proposal that did not result from a breach of the no solicitation provisions, that (i) such proposal constitutes a superior proposal (as defined below) and (ii) the failure to take the actions specified in clause (A) or (B) of this paragraph would be inconsistent with its fiduciary duties under applicable law, Velodyne or the Velodyne board of directors may, prior to obtaining the Velodyne approval, (A) make a Velodyne change in recommendation or (B) terminate the Merger Agreement to enter into a definitive agreement with respect to such superior proposal; provided that Velodyne pays to Graf the Velodyne termination payment (as described under the heading “— Termination; Velodyne Termination Fee”) at or prior to the time of such termination (it being agreed that such termination shall not be effective unless such fee is so paid); provided further that Velodyne will not be entitled to make a Velodyne change in recommendation or terminate the Merger Agreement unless (x) Velodyne delivers to Graf a written notice (a “Velodyne notice”) advising Graf that the Velodyne board of directors proposes to take such action and containing the material terms and conditions of the superior proposal that is the basis of the proposed action of the Velodyne board of directors, and (y) at or after 5:00 p.m., New York City time, on the fifth business day immediately following the day on which Velodyne delivered the Velodyne notice (such period from the time the Velodyne notice is provided until 5:00 p.m. New York City time on the fifth business day immediately following the day on which Velodyne delivered the Velodyne notice (it being understood that any material revision, amendment, update or supplement to the terms and conditions of such superior proposal shall be deemed to constitute a new superior proposal and shall require a new notice with an additional fifteen business day period from the date of such notice)), the Velodyne board of directors reaffirms in good faith (1) after consultation with its outside legal counsel and financial advisor(s) that such acquisition proposal continues to constitute a superior proposal if the adjustments to the terms and conditions of the Merger Agreement proposed by Graf (if any) were to be given effect and (2) after consultation with its outside legal counsel, that the failure to make a Velodyne change in recommendation or so terminate would be inconsistent with its fiduciary duties under applicable law.
If requested by Graf, Velodyne has agreed to, and will cause its subsidiaries to, and will use its reasonable best efforts to cause its or their representatives to, during the notice period, engage in good faith negotiations with Graf and its representatives to make such adjustments in the terms and conditions of the Merger Agreement so that such acquisition proposal would cease to constitute a superior proposal.
Notwithstanding anything in the no solicitation provisions or the obligations on Velodyne described under the heading “— Proxy Solicitation” above to the contrary, if, at any time prior to obtaining the Velodyne approval, the Velodyne board of directors determines in good faith, in response to an intervening event, after consultation with its outside legal counsel, that the failure to make a Velodyne change in recommendation would be inconsistent with its fiduciary duties under applicable law, the Velodyne board of directors may, prior to obtaining the Velodyne approval, make a Velodyne change in recommendation; provided that the Velodyne board of directors will not be entitled to make, or agree or resolve to make, a Velodyne change in recommendation unless (i) Velodyne delivers to Graf a written notice advising Graf that the Velodyne board of directors proposes to take such action and containing the material facts underlying the Velodyne board of directors’ determination that an intervening event has occurred, and (ii) at or after 5:00 p.m., New York City time, on the fifth business day immediately following the day on which Velodyne delivered the applicable notice (such period from the time the initial notice was delivered until 5:00 p.m. New York City time on the fifth business day immediately following the day on which Velodyne such initial notice was delivered (it being understood that any material development with respect to an intervening event shall require a new notice with an additional fifteen business day period from the date of such notice)), the Velodyne board of directors reaffirms in good faith (after consultation with its outside legal counsel) that the failure to make a Velodyne change in recommendation would be inconsistent with its fiduciary duties under applicable law.
If requested by Graf, Velodyne has agreed to, and will cause its subsidiaries to, and will use its reasonable best efforts to cause its or their representatives to, during the specified time, engage in good faith negotiations with Graf and its representatives to make such adjustments in the terms and conditions of the Merger Agreement so as to obviate the need for a Velodyne change in recommendation.
As used in the Merger Agreement:
•
“acquisition proposal” means any proposal or offer from any person, entity or “group” (as defined in the Exchange Act) (other than Graf, Merger Sub or their respective affiliates) relating to, in a single transaction or series of related transactions, (i) any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of Velodyne and its subsidiaries, taken as a whole, (ii) any direct or indirect acquisition of 20% or more of the consolidated assets of Velodyne and its subsidiaries, taken as a whole (based on the fair market value thereof, as determined in good faith by the Velodyne board of directors), including through the acquisition of one or more subsidiaries of the Velodyne owning such assets, (iii) acquisition of beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the total voting power of the equity securities of Velodyne, any tender offer or exchange offer that if consummated would result in any person or entity beneficially owning 20% or more of the total voting power of the equity securities of Velodyne, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Velodyne (or any subsidiary of Velodyne whose business constitutes 20% or more of the net revenues, net income or assets of Velodyne and its subsidiaries, taken as a whole) or (iv) any issuance or sale or other disposition (including by way of merger, reorganization, division, consolidation, share exchange, business combination, recapitalization or other similar transaction) of 20% or more of the total voting power of the equity securities of Velodyne.

•
“superior proposal” means a bona fide and written acquisition proposal made after the date of the Merger Agreement, that did not result from a breach of the no solicitation provisions, that the Velodyne board of directors in good faith determines (after consultation with its outside legal counsel and financial advisor(s)) is reasonably likely to be consummated in accordance with its terms and would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of Velodyne (solely in their capacity as such) than the transactions contemplated hereby after taking into account all such factors and matters deemed relevant in good faith by the Velodyne board of directors, including legal, financial (including the financing terms of any such proposal), regulatory, timing or other aspects of such proposal and the Merger Agreement and the transactions contemplated hereby (including any offer by Graf to amend the terms of the Merger Agreement, termination or break-up fee and conditions to consummation); provided that for purposes of the definition of “superior proposal”, the term “acquisition proposal” shall have the meaning assigned to such term summarized above, except that the references to “20%” in such definition shall be deemed to be references to “80%”.

•
“intervening event” means an event, fact, development, circumstance or occurrence (but specifically excluding any acquisition proposal or superior proposal) that materially affects the business, assets, operations or prospects of Velodyne and its subsidiaries, taken as a whole, and that was not known and was not reasonably foreseeable to Velodyne or the Velodyne board of directors as of the date of the Merger Agreement, and that occurs after the date of the Merger Agreement; provided, that, the fact that Velodyne or any of its subsidiaries exceeds projections, forecasts or budgets, in and of itself, including without limitation any payments or expected payments from litigation or sale of real property, shall not be taken into account in determining whether an “intervening event” has occurred.
Excess Parachute Payments Waiver
To the extent applicable, Velodyne has agreed to, at least five (5) days prior to the Closing, take commercially reasonable actions to (i) solicit waivers of any excess parachute payment (as described below) from each person who has or may have a right to any payments and/or benefits as a result of or in connection with the transactions contemplated by the Merger Agreement that would be deemed to constitute “excess parachute payments” (within the meaning of Section 280G of the Code), and (ii) solicit the approval of Velodyne’s stockholders in a manner intended to comply with Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code of all payments and/or benefits (including payments and benefits waived pursuant to the preceding clause) that would, as a result of, or in connection with, the transactions contemplated by the Merger Agreement, be deemed to constitute “excess parachute payments.” To the extent required to comply with the provisions of the preceding sentence, Velodyne has agreed to deliver, among other items, to its equity holders entitled to vote in the stockholder approval process under Code Section 280G(b)(5)(B), a disclosure statement intended to satisfy the stockholder approval requirements of Section 280G(b)(5)(B) of the Code. The form of waiver, solicitation of stockholder approval, and disclosure materials shall be provided to Graf for review at least ten (10) days prior to closing and all such materials shall be subject to the approval of Graf, such approval not to be unreasonably withheld, conditioned or delayed.
Securities Matters
The shares of common stock to be issued pursuant to the Merger Agreement have not been registered under the Securities Act, and have been acquired for investment and not with a view to, or in connection with, the sale of distribution thereof. No transfer of such shares may be effected without an effective registration statement related thereto or an exemption from registration under the Securities Act. Velodyne has agreed to take all actions necessary to ensure that delivery of the shares of the common stock pursuant to the Merger Agreement (including the common stock to be issued pursuant to payment of the earnout consideration) shall be made only pursuant to a valid exemption from registration requirements under the Securities Act and shall provide documentation thereof reasonably acceptable to Graf. Velodyne has also agreed to cause each holder of Velodyne common stock or Velodyne preferred stock that is a party to the IRA (as defined in the Merger Agreement), by and among Velodyne and certain of its stockholders to be bound by a customary “lockup” restricting the transfer, sale and conveyance of the shares of common stock to be issued in connection with the Merger Agreement for a period of six (6) months following the Closing, all in a form reasonably acceptable to Graf. Ford Motor Company will not be subject to a lockup agreement following the Business Combination. See “Certain Relationships and Related Party Transactions — Ford Letter Agreement.”
Graf Exclusivity
Through the Closing or earlier valid termination of the Merger Agreement, to the extent not inconsistent with the fiduciary duties of the Graf board of directors, Graf has agreed to not take, nor permit any of its affiliates or representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any person or entity (other than Velodyne, its stockholders and/or any of their affiliates or representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any business combination other than with Velodyne, its stockholders and their respective affiliates and representatives. Graf has agreed to, and cause its affiliates and representatives to, immediately cease any and all existing discussions or negotiations with any person or entity conducted prior to the date of the Merger Agreement with respect to, or which is reasonably likely to give rise to or result in, a proposal for a business combination.
NYSE and Nasdaq Listing
Through the Closing, Graf has agreed to use commercially reasonable efforts to ensure Graf remains listed as a public company on, and for shares of common stock to be listed on, the NYSE. Graf has agreed to use commercially reasonable efforts to cause the common stock to be issued in connection with the merger (including the common stock to be issued pursuant to payment of the earnout consideration) to be approved for listing on Nasdaq as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the closing date. Velodyne has agreed to cooperate with Graf, including by providing all information and materials necessary, to accomplish the requirements of this paragraph.
Indemnification and Directors’ and Officers’ Insurance
From and after the Closing, Graf has agreed to cause Velodyne as the surviving corporation in the merger to indemnify and hold harmless each present and former director and officer of Velodyne and each of its subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time, to the fullest extent that Velodyne or its subsidiaries, as the case may be, would have been permitted under applicable law and its certificate of incorporation, bylaws or other organizational documents in effect on the date of the Merger Agreement to indemnify such person (including the advancing of expenses as incurred to the fullest extent permitted under applicable law). Without limiting the foregoing, Graf has agreed to, and agreed to cause Velodyne and its subsidiaries to, (i) maintain for a period of not less than six years from the effective time provisions in its certificate of incorporation (if applicable), bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors that are no less favorable to those persons than the provisions of such certificates of incorporation (if applicable), bylaws and other organizational documents as of the date of the Merger Agreement, and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those persons thereunder, in each case, except as required by law. Graf has agreed to assume, and be liable for, and shall cause Velodyne and their respective subsidiaries to honor, each of the covenants described in this paragraph.
For a period of six years from the effective time, Graf has agreed to, or cause one or more of its subsidiaries to, maintain in effect directors’ and officers’ liability insurance covering those persons who are currently covered by Graf’s or its subsidiaries’ directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current insurance coverage, except that in no event shall Graf or its subsidiaries be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by Velodyne and its subsidiaries for such insurance policy for the year ended December 31, 2018; provided, however, that (i) Graf may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the effective time, and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under the obligations described in this paragraph shall be continued in respect of such claim until the final disposition thereof.
Financing
Graf and Merger Sub have agreed to take, or cause to be taken, as promptly as practicable after the execution of the Merger Agreement, all actions, and to do, or cause to be done, all things necessary, on or prior to the closing date, to consummate the purchases contemplated by the subscription agreements on the terms and conditions described or contemplated therein.
Extension
Graf has agreed to use its reasonable best efforts to take all actions necessary (in its discretion or at the request of Velodyne) to obtain the approval of Graf’s stockholders to extend the deadline for Graf to consummate its initial business combination (as defined in Graf’s Certificate of Incorporation) beyond July 31, 2020 to a date to be determined by Graf (in its sole discretion) (such extension, the “extension”) and has also agreed to use its commercially reasonable efforts to obtain such approval. In connection with obtaining the approval, Graf may prepare with the assistance of Velodyne and file with the SEC under the Exchange Act, and with all other regulatory bodies, materials in the form of a proxy statement to be used for the purpose of soliciting proxies from the Graf’s stockholders to approve, at the Special Meeting, an amendment to the current certificate of incorporation and bylaws to provide for the Extension, and providing the Graf’s stockholders with the opportunity to redeem their shares of common stock in connection therewith (the “extension proxy statement”).
Warrant Restructuring
Graf has agreed to, at the request of Velodyne delivered at least three business days prior to the initial filing of the preliminary proxy statement, include a proposal in this proxy statement for the vote of the holders of the public warrants (as defined in the Merger Agreement) on an amendment to the warrant agreement (as defined in the Merger Agreement), between Graf and Continental Stock Transfer & Trust Company, governing the public warrants to provide for the (i) the repurchase of the public warrants for cash by Graf from the proceeds of the transaction contemplated by the Merger Agreement, (ii) the exchange of the public warrants for common stock and/or (iii) such other terms as may be determined by Graf in its reasonable discretion; provided that items described in clauses (i) through (iii) in this sentence and any and all impacts and consequences thereof shall be completely disregarded in determining whether any representation, warranty or covenant of Graf has been breached and whether the closing conditions have been satisfied.
Registration Rights
Following the Closing, Graf has agreed to comply with the terms of any registration rights agreements in favor of any holder of Velodyne common stock or Velodyne preferred stock to which Velodyne is bound as of the Closing, treating shares of common stock held by such holder as registrable securities thereunder.
Pre-Closing Stock Repurchase
The Merger Agreement provides that, prior to Closing, Velodyne has the right to enter into agreements to repurchase shares from its equity holders for up to $50,000,000 in cash payable immediately following the Closing (the “Maximum Tender Consideration”). Accordingly, Velodyne initiated a tender offer on August  24, 2020 to all holders of Velodyne capital stock (the “Pre-Closing Velodyne Tender Offer”) for an aggregate purchase price of up to the Maximum Tender Consideration. Under the terms of the Pre-Closing Velodyne Tender Offer, Velodyne will repurchase and cancel shares of the holders of Velodyne common and preferred stock who accept Velodyne’s offer to exchange their shares for a per share amount of cash, payable concurrently with or immediately following the Closing and equal to $10.25 times the number of shares of Company common stock that would have been issued as merger consideration in respect of such shares. The cash consideration with respect to the Pre-Closing Velodyne Tender Offer (up to the Maximum Tender Consideration) will be payable concurrently with or immediately following the Closing by the Company. The Pre-Closing Velodyne Tender Offer expires on September 22, 2020.
Other Covenants and Agreements
The Merger Agreement contains other covenants and agreements, including covenants related to:
•
Velodyne and Graf providing access, subject to certain specified restrictions and conditions, to the other party and its respective representatives reasonable access to Velodyne’s and Graf’s (as applicable) and its subsidiary’s properties, records, systems, contracts and commitments;

•
Velodyne, its subsidiaries and stockholders agreeing not to engage in transactions involving securities of Graf without Graf’s prior written consent;

•
Velodyne waiving claims to the Trust Account in the event that the merger does not consummate;

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Graf agreeing to take all actions necessary or appropriate to cause certain appointments to the board of Graf;

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Velodyne and Graf cooperating on the preparation and efforts to make effective this proxy statement;

•
Graf making certain disbursements from the Trust Account;

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Graf keeping current and timely filing all reports required to be filed or furnished with the SEC and otherwise complying in all material respects with its reporting obligations under applicable securities laws;

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Graf taking steps to exempt the acquisition of common stock from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder;

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cooperation between Velodyne and Graf in obtaining any necessary third-party consents required to consummate the merger;

•
agreement relating to the intended tax treatment of the transactions contemplated by the Merger Agreement; and

•
confidentiality and publicity relating to the Merger Agreement and the transactions contemplated thereby.

Representations and Warranties
The Merger Agreement contains representations and warranties made by Velodyne to Graf relating to a number of matters, including but not limited to, the following:
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corporate organization, qualification to do business, good standing and corporate power;

•
subsidiaries;

•
requisite corporate authority to enter into the Merger Agreement and to complete the contemplated transactions;

•
Velodyne’s loan obtained under the Paycheck Protection Program from the U.S. Small Business Administration;

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absence of conflicts with organizational documents, applicable laws or certain agreements and instruments as a result of entering into the Merger Agreement or consummating the merger;

•
required governmental and regulatory consents necessary in connection with the merger;

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capitalization;

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Velodyne’s and its subsidiaries’ financial statements;

•
absence of undisclosed liabilities;

•
legal proceedings and absence of governmental orders;

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compliance with applicable law;

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intellectual property and information technology systems;

•
material contracts;

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employee compensation and benefits matters;

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labor matters;

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tax matters;

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broker’s and finder’s fees related to the merger;

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insurance;

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real properties and assets;

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environmental matters;

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absence of a material adverse effect since December 31, 2019 and absence of certain other changes;

•
affiliate agreements;

•
internal controls;

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permits; and

•
accuracy of Velodyne’s information provided in this proxy statement.

Certain of these representations and warranties are qualified as to “materiality” or “material adverse effect”. For purposes of the Merger Agreement, a “material adverse effect” with respect to Velodyne means any event, change or circumstance that has a material adverse effect on (i) the assets, business, results of operations or financial condition of Velodyne and its subsidiaries, taken as a whole; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “material adverse effect”: (a) any change in applicable laws or GAAP or any official interpretation thereof, (b) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (c) the announcement or the execution of the Merger Agreement, the pendency or consummation of the merger (provided, that the exceptions in this clause (c) shall not be deemed to apply to references to “material adverse effect” in the representations and warranties relating to the absence of certain conflicts and, to the extent related thereto, the condition to closing relating to those representations and warranties), (d) any change generally affecting any of the industries or markets in which Velodyne or its subsidiaries operate or the economy as a whole, (e) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, epidemic, disease outbreak, pandemic (including the Covid-19 pandemic), weather condition, explosion fire, act of God or other force majeure event, (f) any national or international political or social conditions (including social unrest) in countries in which, or in the proximate geographic region of which, Velodyne operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack (including any internet or “cyber” attack or hacking) upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel or (g) any failure of Velodyne and its subsidiaries, taken as a whole, to meet any projections, forecasts or budgets; provided, that clause (g) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a material adverse effect (to the extent such change or effect is not otherwise excluded from this definition of material adverse effect), except in the case of clause (a), (b) and (d), to the extent that such change does not have a disproportionate impact on Velodyne and its subsidiaries, taken as a whole, as compared to other industry participants (or, in the case of clauses (e) and (f), as compared to other industry participants in the same geographic areas in which Velodyne operates) or (ii) the ability of Velodyne to consummate the transactions contemplated by the Merger Agreement.
The Merger Agreement also contains representations and warranties made by Graf to Velodyne relating to a number of matters, including the following:
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corporate organization, qualification to do business, good standing and corporate power;

•
requisite corporate authority to enter into the Merger Agreement and to complete the contemplated transactions;

•
absence of conflicts with governing documents, applicable laws or certain agreements and instruments as a result of entering into the Merger Agreement or consummate the merger;

•
litigation and proceedings;

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compliance with laws;

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required governmental and regulatory consents necessary in connection with the merger;

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financial ability;

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the Trust Account;

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tax matters;

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broker’s and finder’s fees related to the merger;

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proper filing of documents with the SEC, the accuracy of information contained in the documents filed with the SEC and Sarbanes-Oxley certifications;

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absence of operations;

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accuracy of Graf’s information provided in this proxy statement;

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no outside reliance;

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capitalization;

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Nasdaq stock market quotation;

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contracts;

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title to property;

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investment company act;

•
affiliate agreements; and

•
the Subscription Agreements.

The representations and warranties in the Merger Agreement do not survive the effective time and, as described below under “— Termination”, if the Merger Agreement is validly terminated, there will be no liability under the representations and warranties of the parties, or otherwise under the Merger Agreement, unless (i) a party willfully breached the Merger Agreement or (ii) the Velodyne termination fee is payable as described below.
This summary and the copy of the Merger Agreement attached to this proxy statement as Annex A are included solely to provide investors with information regarding the terms of the Merger Agreement. They are not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties by Graf and Velodyne, which were made only for purposes of that agreement and as of specific dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement, and in reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or condition of Graf, Velodyne or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.
Conditions to the Merger
Conditions to Each Party’s Obligations
The respective obligations of each of Velodyne and Graf to complete the merger are subject to the satisfaction of the following conditions:
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the applicable waiting period(s) under the HSR Act and, if required, any other applicable antitrust law in respect of the transactions contemplated by the Merger Agreement must have expired or been terminated;

•
there must not be in effect any governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by the Merger Agreement;

•
the redemption offer in relation to the public shares must have been completed in accordance with the terms of the Merger Agreement and this proxy statement;

•
the approval by Graf stockholders of the issuance proposal (as defined in the Merger Agreement), the subscription proposals (as defined in the Merger Agreement), the amendment proposal (as defined in the Merger Agreement) and the incentive plan proposal (as defined in the Merger Agreement) shall have been obtained;

•
the common stock to be issued in connection with the merger (including the common stock to be issued pursuant to payment of the earnout consideration) must have been approved for listing on Nasdaq, subject only to official notice of issuance thereof;

•
the approval by the Graf stockholders by the requisite vote to extend the deadline for Graf to consummate its initial business combination beyond July 31, 2020 and certain other matters presented for stockholder approval in connection with such extension; and

•
the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement by the requisite vote of the Velodyne stockholders.

Conditions to Obligations of Graf
The obligation of Graf to complete the merger is also subject to the satisfaction, or waiver by Graf, of the following conditions:
•
the representations and warranties of Velodyne related to organization, capitalization with respect to equity awards, authorization, brokers’ fees and affiliate arrangements, without giving any effect to any limitation as to materiality or material adverse effect (as defined in the Merger Agreement) or any similar limitation contained therein, must be true and correct in all material respects as of the closing date as though made on and as of the closing date (or, if given as of an earlier date, as of such earlier date); the representations and warranties of Velodyne related to no material adverse effect having occurred from December 31, 2019 to the date of the execution of the Merger Agreement must have been true on the date of the Merger Agreement; certain other representations and warranties of Velodyne related to capitalization must be true and correct other than de minimis inaccuracies as of closing date as though made on and as of the closing date (or, if given as of an earlier date, as of such earlier date); and all other representations and warranties of Velodyne, without giving any effect to any limitation as to materiality or material adverse effect or any similar limitation contained therein, must be true as of the closing date as though made on and as of the closing date (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties of Velodyne to be so true and correct, individually or in the aggregate, has not had and is not reasonably expected to have a material adverse effect;

•
each of the covenants of Velodyne to be performed or complied with as of or prior to the Closing must have been performed or complied with in all material respects;

•
no material adverse effect must have occurred since the date of the Merger Agreement that is continuing;

•
Velodyne must have delivered a certificate signed by an officer of Velodyne certifying that the three preceding conditions have been satisfied;

•
the transactions contemplated by the Subscription Agreements must be consummated concurrently with the Closing;

•
certain specified individuals must have entered into employment agreements with Graf or Velodyne on terms and conditions reasonably satisfactory to Graf (but no less favorable to such employees than their current employment arrangements);

•
certain specified contracts must have been terminated;

•
Velodyne must have provided evidence reasonably satisfactory to Graf that a valid exemption from the registration requirement under the Securities Act is available for the delivery of the shares of common stock to the Velodyne equity holders pursuant to the Merger Agreement; and

•
Velodyne must have provided evidence reasonably satisfactory to Graf that each holder of Velodyne common stock or Velodyne preferred stock that is a party to the IRA is bound by a customary

“lockup” restricting the transfer, sale and conveyance of the shares of common stock to be issued in connection with the Merger Agreement for a period of six months following the Closing, all in a form reasonably acceptable to Graf and except as waived by Graf.
Conditions to Obligations of Velodyne
The obligation of Velodyne to complete the merger is also subject to the satisfaction or waiver by Velodyne of the following conditions:
•
the representations and warranties of Graf other than certain representations and warranties of Graf related to capitalization, without giving effect to any limitation as to materiality, material adverse effect or any similar limitation contained therein, must be true and correct in all respects as of the closing date, as if made anew at and as of the closing date (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties of Graf to be so true and correct, individually or in the aggregate, has not had and is not reasonably expected to have an Acquiror Material Adverse Effect (as defined in the Merger Agreement); and certain representations and warranties of Graf related to capitalization must be true and correct, other than de minimis inaccuracies as of the closing date (immediately prior to the effectiveness of the Amended and Restated Certificate of Incorporation), as if made anew at and as of the closing date;

•
each of the covenants of Graf to be performed or complied with as of or prior to the Closing must have been performed or complied with in all material respects;

•
Graf must have delivered a certificate signed by an officer of Graf, dated as of the closing date, certifying that, to the knowledge and belief of such officer, the two preceding conditions have been fulfilled;

•
the existing charter of Graf must be amended and restated to reflect the form attached to this proxy as Annex B; and

•
Graf must have delivered to Velodyne evidence that, immediately after the Closing (and for the avoidance of doubt, without deducting or taking into account any liabilities, expenses or other deductions, including the Company Redemption Amount, any transaction expenses of Velodyne or Graf, the Warrant Restructuring or any other payable or deductions that is expected to occur at or after the Closing), the funds in the Trust Account, together with the funding of any amounts payable under the Subscription Agreements, will be no less than an aggregate amount of $200,000,000.

Termination
Mutual termination rights
The Merger Agreement may be terminated and the transactions abandoned:
•
by written consent of Velodyne and Graf; or

•
by written notice from either Velodyne or Graf to the other if the approval of Graf stockholders to the issuance proposal, the subscription proposals, the amendment proposal and the incentive plan proposal are not obtained at the Special Meeting (subject to any adjournment or recess of the Special Meeting).

Velodyne termination rights
The Merger Agreement may be terminated and the transactions contemplated thereby abandoned:
•
prior to the Closing, by written notice to Graf from Velodyne if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Graf set forth in the Merger Agreement, such that the conditions described in the first two bullet points under the heading “— Conditions to the Merger; Conditions to Obligations of Velodyne” would not be satisfied at the Closing, except that, if any such breach is curable by Graf through the exercise of its commercially reasonable efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date Velodyne provides written notice of such violation or breach and the termination date) after receipt by Graf of notice from Velodyne of such breach, but only as long as Graf continues to exercise such commercially reasonable efforts to cure such breach (the “Graf cure period”), such termination will not be effective, and such termination will become effective only if such breach is not cured within the Graf cure period, (ii) the Closing has not occurred on or before the termination date, or (iii) the consummation of the merger is permanently enjoined or prohibited by the terms of a final, non-appealable governmental order or a statute, rule or regulation; provided, that the right to terminate the Merger Agreement under this paragraph will not be available if Velodyne’s failure to fulfill any obligation under the Merger Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date; or
•
by written notice from Velodyne prior to obtaining the Velodyne approval, in order to enter into a definitive agreement with respect to a superior proposal, subject to the terms and conditions described under the heading “— No Solicitation” above.

Graf termination rights
The Merger Agreement may be terminated and the transactions contemplated thereby abandoned:
•
prior to the Closing, by written notice to Velodyne from Graf if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Velodyne set forth in the Merger Agreement (or any breach of Section 1 of the support agreement), in each case, such that the conditions described in the first two bullet points under the heading “— Conditions to the Merger; Conditions to Obligations of Graf” above would not be satisfied at the Closing, except that, if such breach is curable by Velodyne through the exercise of its commercially reasonable efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date Graf provides written notice of such violation or breach and the termination date) after receipt by Velodyne of notice from Graf of such breach, but only as long as Velodyne continues to use its commercially reasonable efforts to cure such breach (the “Velodyne cure period”), such termination will not be effective, and such termination shall become effective only if such breach is not cured within the Velodyne cure period, (ii) the Closing has not occurred on or before the termination date, or (iii) the consummation of the merger is permanently enjoined or prohibited by the terms of a final, non-appealable governmental order or a statute, rule or regulation; provided, that the right to terminate the Merger Agreement under this paragraph will not be available if Graf’s failure to fulfill any obligation under the Merger Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date; provided further, that Graf’s right to terminate under this paragraph will not be available if Graf is in material breach of its obligations described under the heading “— NYSE and Nasdaq Listing” above;

•
by written notice from Graf if the Velodyne board of directors (i) makes, prior to obtaining the Velodyne approval, a Velodyne change in recommendation or (ii) Velodyne materially breaches its covenants described under the heading “— No Solicitation” above; or

•
by written notice from Graf if Velodyne fails to obtain the Velodyne approval by July 23, 2020.

Velodyne Termination Fee
Velodyne must pay Graf a termination fee of $58,867,000 if the Merger Agreement is terminated under the following circumstances:
•
prior to obtaining the Velodyne approval, Velodyne terminates the Merger Agreement in order to enter into a definitive agreement with respect to a superior proposal, subject to the terms and conditions described under the heading “— No Solicitation” above;

•
Graf terminates the Merger Agreement as a result of a Velodyne change in recommendation by the Velodyne board of directors prior to obtaining the Velodyne approval; or

•
(i) Graf terminates the Merger Agreement as a result of Velodyne’s material breaches of the covenants described under the heading “— No Solicitation” above, and (ii) within twelve (12) months of such termination Velodyne consummates, or enters into an agreement providing for, a transaction contemplated by any acquisition proposal.

Effect of Termination
If the Merger Agreement is validly terminated, the agreement will become void without any liability on the part of any of the parties unless a party willfully breaches the Merger Agreement prior to such termination, which is deemed to include a failure by Graf and Merger Sub to close in accordance with the Merger Agreement when they know they are obliged to do so. However, the provisions concerning Velodyne’s waiver of any claims against the Trust Account, confidentiality, the termination fee described under the heading “— Velodyne Termination Fee” and the bar of any other monetary recourse in the event the termination fee is paid, and certain other technical provisions will continue in effect notwithstanding termination of the Merger Agreement.
Amendments
The Merger Agreement may be amended or modified by a duly authorized agreement in writing executed in the same manner as the Merger Agreement and which makes reference to the Merger Agreement. The approval of the Merger Agreement by the stockholders of any of the parties shall not restrict the ability of the board of directors of any of the parties to terminate the Merger Agreement in accordance with its terms or to cause such party to enter into an amendment to the Merger Agreement in accordance with its terms.
Specific Performance
The parties to the Merger Agreement agree that they shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms of its provisions, without proof of damages, prior to valid termination of the Merger Agreement.
Stock Market Listing
Application will be made by Graf to have the shares of common stock to be issued in the merger approved for listing on Nasdaq, which is the principal trading market for existing shares of common stock. It is a condition to both parties’ obligation to complete the merger that such approval is obtained, subject to official notice of issuance.
Fees and Expenses
Except with respect to all filing and other fees in connection with any filing under the HSR Act, 50% of which will be borne by Graf, and certain other specified fees and expenses, all costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such cost or expense.
Related Agreements
This section describes the material provisions of the Related Agreements, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. Forms of the Support Agreement, the Sponsor Agreement and the Subscription Agreements are attached hereto as Annexes C, D, and E, respectively. Stockholders and other interested parties are urged to read such Related Agreements in their entirety prior to voting on the proposals presented at the Special Meeting.
Support Agreement
In connection with the execution of the Merger Agreement, the Company, Merger Sub and David Hall entered into the Support Agreement, providing, among other things, that at any meeting of the Velodyne stockholders and in connection with any written consent of the Velodyne stockholders, Mr. Hall will vote all of the outstanding shares of Velodyne capital stock held by Mr. Hall or with respect to which Mr. Hall has the right to vote by proxy (or will execute and deliver a written consent with respect to such shares) in favor of the Business Combination and the adoption of the Merger Agreement, regardless of whether the Business Combination is no longer recommended by the Velodyne board of directors in accordance with the Merger

Agreement. The shares of Velodyne capital stock that are owned by Mr. Hall or with respect to which Mr. Hall has the right to vote by proxy, which are subject to the Support Agreement, represent a majority of the outstanding voting power of Velodyne. In addition, the Support Agreement prohibits Mr. Hall from engaging in activities that have the effect of soliciting a competing acquisition proposal.
Sponsor Agreement
In connection with the execution of the Merger Agreement, the Sponsor entered into the Sponsor Agreement with Graf and Velodyne, pursuant to which, among other things, the Sponsor agreed to vote all shares of common stock beneficially owned by the Sponsor in favor of each of the proposals and any other matters necessary or reasonably requested by Velodyne for consummation of the merger and the other transactions contemplated by the Merger Agreement. The Sponsor Agreement amends and restates the Graf letter agreement in its entirety with respect to the Sponsor, but will automatically revert to the Graf letter agreement if the Merger Agreement is validly terminated.
The Sponsor Agreement provides that the Sponsor will not redeem any shares of common stock in connection with the merger.
The Sponsor also agreed, subject to certain exceptions, not to transfer any Founder Shares until the earlier of (i) one (1) year after the Closing, (ii) subsequent to the Closing, either (x) the achievement of a $12.00 Stock Price Level (as defined below) (provided that the applicable thirty (30) trading day period commences at least 150 days after the Closing) or (y) the date on which Graf completes a liquidation, merger, capital stock exchange, reorganization or similar transaction that results in all of Graf’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Graf Sponsor Lock-up Period”).
The Sponsor also agreed not to transfer any private placement warrants (or any shares of common stock issued or issuable upon the exercise thereof).
In furtherance of the above, the Sponsor agreed that (i) it will not request that Graf register the transfer (book entry or otherwise) of any of its Founder Shares if such transfer is not permitted by the Sponsor Agreement and (ii) promptly following the date of the Sponsor Agreement, it will advise Graf’s transfer agent in writing that its Founder Shares are subject to the restrictions set forth in the Sponsor Agreement and, in connection therewith, provide such transfer agent with such information as is reasonable to ensure compliance with such restrictions.
The Sponsor Agreement provides that, immediately prior to the Closing, and conditioned and effective upon the Closing, 3,519,128 Founder Shares and all of the private placement warrants, in each case held by the Sponsor immediately prior to the Closing, will be automatically cancelled, for no consideration, and shall no longer be outstanding. As a result of such cancellation, the Sponsor will, as of the Closing, be the record owner of 2,507,000 Founder Shares, including 275,000 that shall be deemed “Earnout Founder Shares”.
The Earnout Founder Shares shall be unvested at closing and shall be subject to the vesting and cancellation provisions described below. The Sponsor has agreed not to transfer any unvested Earnout Founder Shares prior to the date such securities become vested.
Pursuant to the Sponsor Agreement, 100% of the Earnout Founder Shares owned by the Sponsor as of closing shall vest at such time as a $15.00 Stock Price Level is achieved on or before the date that is six (6) months after the closing date. In the event that a $15.00 Stock Price Level is not achieved on or prior to such date, the Earnout Founder Shares shall not vest and shall be automatically cancelled for no consideration. The applicable trading day period for such Stock Price Level commences on the date of the Sponsor Agreement.
The applicable “Stock Price Level” will be considered achieved only when the closing price of common stock on the NYSE is greater than or equal to the applicable threshold for any twenty (20) trading days within any thirty (30) trading day period. The Stock Price Levels will be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the common stock after the date of the Merger Agreement.

The Sponsor Agreement shall terminate on the expiration of the Graf Sponsor Lock-up Period; provided, however, that if the Merger Agreement is validly terminated in accordance with the terms thereof, the Sponsor Agreement shall automatically terminate and be of no force and effect and, with respect to the Sponsor, shall revert to the Graf letter agreement (and, for the avoidance of doubt, Velodyne will have no rights, interests or obligations thereunder (or under the Graf letter agreement) following such reversion).
Subscription Agreements
In connection with the Business Combination, the Company entered into the Subscription Agreements with the PIPE Investors, pursuant to which, among other things, the Company agreed to issue and sell to the PIPE Investors, in private placements to close immediately prior to the Closing, an aggregate of 15,000,000 shares of common stock at $10.00 per share, for an aggregate purchase price of $150,000,000. The obligations to consummate the subscriptions are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement. The PIPE Investment will be consummated substantially concurrently with the Closing.
Background of the Business Combination
The terms of the Business Combination are the result of negotiations among the representatives of Graf and Velodyne. The following is a brief description of the background of these negotiations and the resulting Business Combination.
Graf is a blank check company incorporated in Delaware on June 26, 2018, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have sought to capitalize on the substantial deal sourcing, investing and operating expertise of our management team to identify and combine with a business with high growth potential in the United States or internationally.
On October 18, 2018, we consummated our IPO of 22,500,000 units at a price of $10.00 per unit (the “units”) generating gross proceeds of $225,000,000 before underwriting discounts and expenses. Each unit consists of one share of the common stock and one redeemable warrant (the “public warrants”). Each public warrant will become exercisable 30 days after the Closing and entitle the holder thereof to purchase three-quarters of one share of common stock at a price of $11.50 per share. On October 18, 2018, simultaneously with the consummation of our IPO, we completed the private sale of 14,150,605 warrants (the “private placement warrants”) at a price of $0.50 per private placement warrant, in a private placement to the Sponsor, generating gross proceeds of approximately $7,080,000. On October 25, 2018, the Company consummated the closing of the sale of 1,876,512 additional units upon receiving notice of the underwriters’ election to partially exercise their overallotment option (the “over-allotment”), generating additional gross proceeds of approximately $18.8 million.
Upon the closing of the IPO, the over-allotment and the private placement, approximately $243.8 million ($10.00 per Unit) of the net proceeds of the sale of the units in the initial public offering and the private placement warrants in the private placement was placed in the Trust Account maintained by Continental Stock Transfer & Trust Company, acting as trustee. The proceeds held in the Trust Account were invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open ended investment company that holds itself out as a money market fund selected by us meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by us, until the earlier of: (i) the completion of a business combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our current certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 18 months from the closing of the IPO or to provide for redemption in connection with a business combination and (iii) the redemption of our public shares if we are unable to complete a business combination within the required time period, subject to applicable law.
Prior to the consummation of our IPO, the Sponsor purchased 6,094,128 Founder Shares (after various adjustments) for an aggregate purchase price of $25,000, or approximately $0.004 per share. On October 9, 2018, the Sponsor transferred 25,000 Founder Shares to each of Keith Abell and Sabrina McKee, each of whom agreed to serve on Graf’s board of directors as independent directors upon the closing of our IPO. On or about October 18, 2019, the Sponsor transferred 18,000 Founder Shares to Julie Levenson, who agreed to serve Graf’s board of directors as an independent director.
Our charter originally provided that we had 18 months from the closing of the Graf’s IPO, or until April 18, 2020, to complete an initial business combination. We were not able to complete an initial business combination by that date and, on April 16, 2020, our stockholders approved an amendment to the charter to extend the time we had to complete an initial business combination from April 18, 2020 to July 31, 2020. In connection with such approval, an aggregate of 12,921,275 shares of our common stock were redeemed, and approximately $132.1 million was withdrawn from the Trust Account to pay for such redemptions. As of June 30, 2020, we had $117,294,619.33 remaining in the Trust Account.
Prior to the consummation of our IPO, neither Graf, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with Graf.
After our IPO, our officers and directors commenced an active search for prospective businesses or assets to acquire in our initial business combination. Representatives of Graf were contacted by, and representatives of Graf contacted, numerous individuals, financial advisors, business owners and other entities who offered to present ideas for business combination opportunities. Our officers and directors and their affiliates actively searched for and brought business combination targets to our attention.
During this search process, Graf reviewed more than 200 acquisition opportunities and entered into discussions with more than 30 potential target businesses or their representatives under signed nondisclosure agreements. In addition to Velodyne, we delivered draft term sheets or preliminary proposals, some at a high level early in discussions, to 18 other prospective targets, but executed term sheets with none of them. In April 2020, we announced we were “in negotiations” with another potential business combination target but no term sheet was executed. We ultimately determined to abandon each of our other potential acquisition opportunities either because (i) we did not prevail or could not pre-empt a competitive auction process or alternative transaction path (e.g., an outright private sale or standalone initial public offering); (ii) the target did not have, or could not quickly and easily prepare, SEC-compliant financial statements on a schedule consistent with our timing limitations; or extensive structuring, regulatory or other considerations would delay a transaction or create unacceptable uncertainty; or (iii) we concluded that the target business or the terms of a potential business combination would not be suitable for Graf, particularly in comparison to our opportunity for a business combination with Velodyne.
The majority of potential targets considered by Graf were industrial manufacturing, technology, distribution and service businesses in the United States, consistent with our original intentions, although we also evaluated potential transactions in other sectors including healthcare, media and entertainment, energy, transportation, technology and food, amongst other opportunities.
On May 9, 2020, representatives of Bank of America Corporation (“BofA”), financial advisors to Velodyne, called James A.  Graf to describe, in general terms and on a no-names basis, a possible transaction opportunity for Graf. Mr. Graf then discussed the proposed transaction with Michael Dee (together with Mr. Graf, the “Graf Management”), and both concurred to proceed to learn more.
On May 11, 2020, Graf signed a non-disclosure agreement, after which BofA disclosed to Graf that Velodyne was the potential target and sent an overview presentation on Velodyne; Velodyne countersigned the non-disclosure agreement.
On May 14, 2020, BofA arranged a conference call for the Graf Management, on which they were introduced to Dr. Anand Gopalan and Andrew Hamer, CEO and CFO respectively of Velodyne (together, the “Velodyne Management”). The Velodyne Management went through an overview presentation on Velodyne. On that call, the parties discussed the Velodyne business generally, the company’s prior and ongoing plans for an initial public offering including disclosure that Velodyne had confidentially filed an S-1 for its possible initial public offering, an overview of a possible SPAC transaction and the potential for the Business Combination to result in a platform from which Velodyne could pursue future acquisitions. Given Graf’s deadline of July 31, 2020, the fact that Velodyne had financial statements and disclosure developed with a view to compliance with SEC requirements was an important consideration.

On May 15, 2020, Graf Management were granted access to an electronic data room. Graf Management separately asked Oppenheimer & Co. Inc. (“Oppenheimer”) to act as a financial advisor and private investments in public equity (“PIPE”) placement agent to GRAF on the transaction with Velodyne. Graf agreed to reimburse Oppenheimer for its expenses incurred in connection with its engagement and to indemnify Oppenheimer and each of its directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.
On May 18, 2020, Graf Management had a follow-up call with Velodyne Management to discuss initial diligence questions following the management presentation and initial review of the data room.
On May 19, 2020, Graf Management had an introductory conference call with the founders of Velodyne (David Hall and Marta Hall) along with BofA.
On May 21, 2020, Mr. Graf, on behalf of Graf, sent to BofA a preliminary non-binding, non-exclusive, indication of interest for Velodyne, following several days of discussions with BofA and Velodyne. The initial draft non-binding, non-exclusive proposal provided for an enterprise valuation of approximately $1.65 billion. Graf and Velodyne, with the assistance of BofA and representatives of Oppenheimer, proceeded to negotiate the proposed terms and conditions over the following weeks in parallel with ongoing Graf due diligence.
On May 25, 2020, BofA informed Graf that Graf had been selected by Velodyne as its preferred partner for a SPAC transaction after a review of various proposals, subject to revisions by Graf to the indication of interest, negotiating and signing a term sheet and delivering PIPE commitments. Mr. Graf informed counsel, now at White & Case LLP (“White & Case”), on the potential transaction and requested they assemble a team for an organizational session on May 27.
Throughout the process described below, Graf chief financial officer, Mr. Dee maintained a one-on-one dialogue with Velodyne chief financial officer, Mr. Hamer, regarding clarifying issues including; the status of shareholder approval, confirming awarded contract status, providing investor feedback, organizing the task lists, preparing the investor presentation, reviewing the financial model, discussing business updates as they transpired, ensuring White & Case reviewed all the contracts and tied the contracted volumes to the revenue projections, and anticipating next steps to efficiently organize resources. Mr. Dee also maintained an ongoing one-on-one dialogue with Velodyne chief marketing officer, Marta Hall, regarding the investor presentation, reference calls, investor feedback and anticipating ongoing marketing needs of investors.
On May 27, 2020, Graf Management, Velodyne Management, BofA, representatives of Oppenheimer, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP, legal advisor to Velodyne (“Gunderson”), and legal advisor to Graf, now at White & Case, held an organizational conference call to talk about the timing and process to complete due diligence, PIPE marketing and transaction documentation. Prior to the meeting, BofA distributed to the group a draft term sheet reflecting proposed revisions to the indication of interest, including a minimum $100 million of PIPE commitments before announcing the transaction publicly, a prohibition on issuing any PIPE shares below $10.00 per share and forfeiture of Founder Shares down to 2.3 million and of all private placement warrants.
On May 28, 2020, Graf first apprised the board of directors of the potential transaction with Velodyne. Sabrina McKee immediately informed Graf she would have to recuse herself from any discussion and voting on a transaction with Velodyne due to the fact that Ford Motor Company, where Ms. McKee is a director of global strategy, is a minority shareholder and customer of Velodyne. We have had no further discussion with Ms. McKee on Velodyne or the transaction.
From May 29-31, 2020, Graf Management had several calls with representatives of Oppenheimer, BofA and Velodyne on financial projections, financial model and transaction valuation.
On May 31, 2020, and in light of Velodyne’s proposed changes to the term sheet, with larger initial PIPE commitment required and less flexibility on PIPE pricing, Graf proposed revised terms to BofA and Velodyne Management at a valuation of approximately $1.48 billion.
On June 2, 2020, BofA relayed to Graf Velodyne’s counterproposal at an enterprise valuation of $1.57 billion plus 2 million incremental shares under an earnout that triggered at a $15.00 price per share within six months of closing. Graf and Velodyne management agreed to such revised terms.

On June 2, 2020, Graf Management and Velodyne Management discussed Velodyne’s product offerings in detail.
On June 4, 2020, following negotiation between Graf and Velodyne over prior two weeks, a preliminary non-binding term sheet was executed by representatives of Graf and Velodyne. The term sheet provided that Graf would pay transaction consideration consisting of approximately $1.52 billion, payable in common stock at $10.25 per share, which stock consideration may be reduced by up to $50 million in respect of shares repurchased from Velodyne equity holders at $10.25 per share, and that approximately $200 million in cash would remain on Graf’s balance sheet at closing. Under the terms, Graf had to deliver at least $100 million in commitments from PIPE Investors before signing a definitive merger agreement and announcing the transaction. The term sheet did not require termination of ongoing discussions on alternative transactions for either party.
On June 6, 2020, Graf and the White & Case team discussed the legal due diligence plan and forwarded requests to Velodyne.
On June 6, 2020, Graf, Velodyne, representatives of Oppenheimer and BofA discussed Velodyne's customer contracts.
On June 7, 2020, representatives of Oppenheimer began confidential discussions with potential PIPE investors. Graf, Velodyne and representatives of Oppenheimer conducted a due diligence call to discuss unit economics and manufacturing capabilities. Graf, Velodyne, BofA and representatives of Oppenheimer worked together on a PIPE marketing presentation.
On June 8, 2020, Graf, Velodyne, BofA and representatives of Oppenheimer commenced a series of conference calls and follow-up calls with prospective PIPE investors. These calls continued through July 1, 2020.
On June 16, 2020, Graf introduced accounting advisor Ernst & Young (“EY”) to Velodyne Management on a call and EY began working on necessary analysis for accounting acquiror determination and pro-forma financials.
On June 19, 2020, Graf, Velodyne and the legal advisors held a conference call to discuss preparation of transaction documentation.
On June 20, 2020, on a conference call with Mr. Hall and Velodyne Management, Mr. Graf expressed confidence in delivering a successful transaction based on feedback received to date and the parties agreed to move forward in earnest, in an effort to confirm this view.
On June 25, 2020, Graf and White & Case distributed a draft merger agreement to Velodyne, BofA and Gunderson.
On June 26, 2020, Graf filed with the SEC a preliminary proxy statement with notice of an extraordinary general meeting (the “Extension Meeting”) at which its shareholders would consider a proposal to amend Graf’s current certificate of incorporation to extend the date that Graf has to consummate an initial business combination from July 31, 2020 to September 30, 2020. July 2, 2020 was set as the record date in respect of the proposals to be voted on by Graf’s shareholders at the Extension Meeting.
From June 26 to July 1, 2020, Velodyne arranged for Graf to call key customers and partners as part of diligence; Graf, Velodyne, BofA and representatives of Oppenheimer completed the remaining business due diligence.
On June 27-28, 2020, Graf, Velodyne and the legal advisors continued negotiating the merger agreements and the parties completed all the remaining legal due diligence.
On June 28, 2020, the Graf board of directors met via conference call and discussed the transaction in detail. Voting upon proposal was deferred until final merger agreement was completed.
On June 29, 2020, Graf informed two other remaining potential business combination partners that it expects to proceed on another (nameless) transaction and terminated discussions with them.

On June 30, 2020, Velodyne Management met with research analysts from the planned initial public offering and updated them on the transaction, without identifying Graf. The Velodyne board of directors met and approved the transaction subject to final approval of the completed documentation and delegated such final approval to a transaction committee of two board members.
On July 1, 2020, at Graf’s direction, Oppenheimer closed the PIPE book to new orders; PIPE Investors signed Subscription Agreements; Graf, Velodyne, BofA and representatives of Oppenheimer reviewed the demand and allocated and capped the PIPE Investment at $150 million. Graf and Velodyne agreed to move forward with intention to sign the Merger Agreement before the open of public trading on July 2, announce the transaction and host an investor call later in the morning of July 2. The Merger Agreement was finalized. The Graf board of directors met and unanimously (excluding the recused member) (i) approved the signing of the Merger Agreement and the transactions contemplated thereby, and (ii) directed that the Merger Agreement, related transaction documentation and other proposals necessary to consummate the Business Combination be submitted to our shareholders for approval.
On July 2, 2020, Velodyne received final approval for the transaction from its board committee. The parties executed the Merger Agreement and related transaction documentation, issued a press release announcing the Business Combination and filed a Current Report on Form 8-K with the SEC including the press release and an investor presentation to be used in meetings with current and potential investors.
On July 6, 2020, Graf filed a Current Report on Form 8-K with the Merger Agreement.
On July 8, 2020, Graf filed with the SEC a definitive proxy statement for a special meeting of stockholders to approve an extension of the date by which Graf must consummate an initial business combination from July 31, 2020 to October 31, 2020. On July 23, 2020, Graf stockholders approved the extension at a special meeting. In connection with such approval, an aggregate of 1,105 shares of Graf common stock were redeemed, and approximately $11,315 was withdrawn from the Trust Account to pay for such redemptions.
On August 20, 2020, Velodyne received stockholder approval for the Merger Agreement and the transactions contemplated thereby from a majority of its stockholders.
On August 20, 2020, Graf and Velodyne entered into an amendment to the Merger Agreement and executed the Letter Acknowledgement to clarify the terms of the amendment. Both the Graf board of directors and Velodyne board of directors each met, respectively, to approve the amendment and terms of the Letter Acknowledgement.
On September 7, 2020, Graf and Velodyne executed a letter agreement agreeing to list the shares of the post-combination company on Nasdaq, instead of the NYSE. Graf shares are currently listed on the NYSE and will be delisted concurrently with the listing of the post-combination company shares on Nasdaq at Closing.
Graf Board of Directors’ Reasons for the Approval of the Business Combination
Before reaching its decision on July 1, 2020, our Board of Directors reviewed the results of Graf Management’s due diligence, which included:
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Public research on the lidar industry and its prospects, review of Velodyne’s historical financial performance and forecasts including revenues, operating costs, EBITDA (a non-GAAP financial measure), capital expenditures, cash flow and other relevant financial and operating metrics;

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extensive conference call meetings with Velodyne’s Management and representatives regarding operations, company services, intellectual property, major suppliers, partners and customers, growth prospects, both organic and through possible acquisitions, among other customary due diligence matters;

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review of Velodyne’s material business contracts and certain other legal and environmental due diligence;

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Financial and accounting due diligence; and

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creation of an independent financial model, which was generally consistent with the financial model prepared by Velodyne.

Our Board considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Different individual members of our Board may have given different weight to different factors in their evaluation of the Business Combination.
In the prospectus for our IPO, we identified the following general criteria and guidelines that we believed would be important in evaluating prospective target businesses, although we indicated we may enter into a business combination with a target business that does not meet these criteria and guidelines. The Board considered these factors in its evaluation of Velodyne.
Leading Industry Position with Supportive Long-Term Dynamics and Competitive Market Advantage.   We intended to target businesses that hold, or have the near-term potential to hold, a leading position in an industry sector with attractive characteristics. We intended to target businesses that have sustainable competitive advantages that would be challenging for a competitor to replicate. Factors contributing to sustainable competitive advantages may include: (i) proprietary superior technology or trade secrets; (ii) broad distribution networks; (iii) well-established brand names; (iv) territorial exclusivity; (v) diverse and stable customer and supplier base; (vi) low-cost production capability; (vii) customer habit/share of mind (particularly in industries where customers are slow to change); (viii) a lack of available substitutes and/or high search or switching costs; (ix) network effects; and/or (x) limited exposure to technological obsolescence and cyclicality. Graf Management expected to target businesses that have clearly demonstrated an ability to defend and grow their market positions over time as a result of one or more of these sustainable competitive advantages. Specifically, we sought to exclude businesses that do not have a well-defined market and do not hold, or do not have the near term potential to hold, a strong and profitable position in their market with their competitive advantages. We intended not to seek to benefit solely from the timing of industry, commodity, equity or debt market cycles but rather intend to seek opportunities that will benefit from secular growth and have unique and differentiated positions to create value for our stockholders over time.
Velodyne satisfies all of these criteria. The Company estimates it has 70% market share and deep, defendable competitive moats, satisfying each of the factors (i)  – (ix) above:
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Extensive and defendable portfolio of over 25 U.S. and non-U.S. patents;

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Over 300 customers including most of the major global automotive companies and major technology companies;

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Broad product portfolio of lidar and software products utilizing multiple lidar technologies and form factors creates one-stop source for all machine vision needs across broad end-market applications;

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Continued investment in new products and significant projected R&D spend to further develop new products and technologies;

•
High switching costs as customers spend years and millions of dollars developing and validating solutions around Velodyne’s technology, including system design and software development;

•
Proprietary automated manufacturing processes deployed at high-quality manufacturing partners including Nikon, Fabrinet and Veoneer, which enable high volumes with consistent, durable quality; and

•
Well-defined and proven cost reduction strategy to reduce product costs to stimulate broad market adoption and increase the total available market, while maintaining product margins and market leadership.

Stable Free Cash Flow, Prudent Debt and Financial Visibility.   We sought to acquire a business that has historically generated, or has the near-term potential to generate, strong and sustainable free cash flow. To support the free cash flow and maintain a strong balance sheet, we sought to limit debt immediately following an initial business combination to levels below 3x EBITDA on a prospective basis. To provide reliable guidance, we also sought to acquire a business that has reasonable visibility on forward financial performance and straightforward operating metrics, and seek to exclude businesses that are extremely sensitive to macroeconomic conditions or industry cycles.
Velodyne satisfies this criteria with no debt, limited capital expenditures, with a path to delivering positive cash flow in 2022 and over $100 million in expected cash flow in 2024. Velodyne had one multi-year customer contract in early 2019, three multi-year customer contracts in early 2020 and 16 multi-year customer contracts awarded or signed as of June 1, 2020. These contracts account for 71% and 48% of projected 2023 and 2024 fiscal year revenues, respectively. In addition, the Company has an active pipeline of 165 additional customer contracts representing potential interest in approximately 8 million additional units that could be shipped by fiscal year 2025.
Benefit Uniquely from a Business Combination with a SPAC, ideally where a Business Combination with a SPAC is the Preferred Course of Action.   We sought to acquire a business that has a clear use of proceeds and a clear catalyst or inflection point resulting from our capital, team, public listing, roll-up synergies, deleveraging and/or re-rating milestones expected to propel the business through our structural dilution in the near term with enhanced financial results, margins, market position and stockholder value. We sought to identify businesses that have determined that an outright sale, regular way initial public offering or financing from private equity are not as viable or desirable for their or their owners’ purposes.
Velodyne satisfies this criteria, as the proceeds raised in the proposed transaction will fund Velodyne to positive cash flow and can fund selective acquisitions. A SPAC transaction is Velodyne’s preferred course of action, as opposed to a traditional initial public offering, because Velodyne can provide forward-looking guidance and talk more directly about projections for future years that are backed by existing customer contracts. As a result, Velodyne’s ability to become a publicly-traded company is accelerated through a SPAC. Given the inflection point of the lidar industry in general and Velodyne’s clear market leadership position, Graf and Velodyne believe being public as the only pure-play lidar company with a fully-funded business plan will be a significant catalyst to Velodyne’s business in terms of branding, visibility and financial strength compared to other lidar companies.
Sourced on a Proprietary Basis.   We did not expect to participate in broadly marketed processes, including situations where companies are “exploring all their alternatives,” but rather aimed to leverage our extensive network to source our initial business combination. Notwithstanding the foregoing, we considered participating in a process where a target company is focused primarily on SPACs, where we would not compete with a regular way initial public offering or private equity acquisition, or at the tail end of a process when other alternatives have been eliminated.
Velodyne partially satisfies this criteria in that Graf participated in a competitive process with other SPACs and focused on SPACs, while the company was dual tracking a potential initial public offering.
Committed and Capable Management Team.   We sought to acquire a business with a professional management team whose interests are aligned with those of our stockholders and can clearly and confidently articulate the business plan and market opportunities to public market investors. Where necessary, we may have also looked to complement and enhance the capabilities of the target business’s management team and our Board by recruiting additional talent through our network of contacts or otherwise. This may have included recruiting experienced industry professionals to assist in our evaluation of the opportunity and marketing of the business combination prior to its completion, who may assume an ongoing role with the business or board thereafter. While not a requirement, we sought out opportunities where the chief financial officer has experience as a public company chief financial officer or other substantive public market experience, and ideally where other members of senior management have public market experience as well.
Velodyne satisfies this criteria. Founder and Executive Chairman David Hall is an industry icon having invented real-time 3D lidar in 2005. CEO Dr. Anand Gopalan has a long history with Velodyne and as former company CTO has a deep understanding of the technology, the products and the manufacturing process. CFO Andrew Hamer has public company finance experience. Additionally, Velodyne has significant management strength and depth in R&D, manufacturing, sales and marketing.
Potential to Grow, including Through Further Acquisition Opportunities.   We sought to acquire a business that has the potential to grow organically and inorganically through additional acquisitions, with management having identified a pipeline of potentially actionable accretive acquisitions. We expected to work with the ongoing management team to develop the business strategy around geographic expansion, new products, high-return capital expenditure projects and acquisitions, as well as creating and maintaining the optimal capital structure for growth.
Velodyne satisfies this criteria in an industry that has significant opportunities and rationale for industry consolidation. Velodyne completed the acquisition of mapper.ai in 2019. Velodyne has identified a number of prospective targets to pursue after closing of the Business Combination that may add complementary products and services to its portfolio.
Preparedness for the Process and Public Markets.   We sought to acquire a business that has, or can put in place prior to the closing of a business combination, the governance, financial systems and controls required in the public markets. Specifically, we sought to avoid situations where extensive accounting or restructuring work is required with an uncertain timetable or outcome before a transaction can be completed.
Velodyne satisfies this criteria as it has been planning its initial public offering for over a year and had already prepared SEC compliant financial statements and disclosure, as well as corporate governance, financial systems and controls in place to operate as a public company.
Aside from the alignment of the Velodyne opportunity with our desired investment merits noted in the prospectus to our IPO, we identified several other positive factors of this transaction, including:
PIPE Equity Commitment.   A group of institutional investors and our Sponsor have committed $150 million in PIPE subscriptions. This shows market support for the transaction and reduces minimum required cash from the Trust Account to $50 million.
Equity Research Potential.   Given Velodyne’s prior work on an initial public offering over the past year, it has had numerous meetings with the research analysts from the proposed initial public offering underwriting group as well as other sellside research analysts. We believe analysts will be attracted by Velodyne’s strong fundamentals, growth prospects and industry consolidation opportunities, although we have received no assurance from any firm that they will initiate equity research.
Significant Multiple Upside to Key Peers.   We believe Velodyne’s public company and former public company peer group consists of companies in Computing Platforms (Nvidia Corporation, Xilinx, Inc.), Vision-Based Software-Rich Solutions (Mobileye, Ambarella, Inc.) and Disruptive AutoTech Players (Ballard Power Systems Inc., Plug Power Inc., Nikola Corporation, Tesla, Inc., Cree, Inc., Melexis NV). We reference the comparable companies’ calendar year 2021 enterprise value to revenue ratios (EV/Rev) as the one-year forward multiples, with the exception of Mobileye and Nikola Corporation, for which we reference calendar years 20181 and 2024, respectively. Based on FactSet and S&P Capital IQ estimates and market data as of July 1, 2020, this peer group’s EV/Rev multiples were generally in the range of 5.0-9.0x. Velodyne is priced at an EV/Rev multiple of approximately 2.3x, based on its projected 2024 revenues of $684 million.
Sellers Retained Interest.   The Velodyne equity holders’ decision to retain an 83% stake shows ongoing commitments and leaves equity on the balance sheet for growth.
Graf has agreed to pay Velodyne equity holders aggregate consideration consisting of (1) 143,575,763 shares of Company common stock, including shares issuable in respect of vested equity awards of Velodyne, plus (2) up to 2,000,000 shares of Company common stock earned due to the satisfaction of the Earnout Condition on July 30, 2020 pursuant to the terms of the Merger Agreement (the “Earnout”), including the Earnout RSUs (as described on page 110), which are subject to vesting as described on page 110 and will not be legally issued and outstanding shares of Company common stock at Closing, plus (3) up to 4,878,048 shares of Company common stock that (i) will only be issued in full if no Velodyne capital stock is repurchased for cash in the Pre-Closing Velodyne Tender Offer or (ii) to the extent shares of Velodyne capital stock are repurchased in the Pre-Closing Velodyne Tender Offer for less than $50,000,000, such 4,878,048 shares of Company Common Stock will decrease accordingly, as described below, for a total of up to a maximum of 150,453,811 shares of Company common stock (the “Maximum Share Consideration”), in the event no shares of Velodyne capital stock are repurchased in the Pre-Closing Velodyne Tender Offer.

1
Based on Mobileye’s unaffected trading price and consensus estimates as of March 10, 2017 prior to the announcement of its acquisition by Intel Corp.

The Maximum Share Consideration will be decreased by the number of shares of Company common stock that would have been issued to Velodyne equity holders pursuant to the Merger Agreement, but who instead opt to have their respective Velodyne shares repurchased by Velodyne for cash in a tender offer (the “Pre-Closing Velodyne Tender Offer”), which is expected to be consummated prior to the closing of the Business Combination (the closing of the Business Combination, the “Closing”). The Pre-Closing Velodyne Tender Offer will have an aggregate purchase price of up to $50,000,000 in cash (the “Maximum Tender Consideration”), and under the terms of the Pre-Closing Velodyne Tender Offer, Velodyne will repurchase and cancel shares of the holders of Velodyne common and preferred stock who accept Velodyne’s offer to exchange their shares for a per share amount of cash, payable concurrently with or immediately following the Closing and equal to $10.25 times the number of shares of Company common stock that would have been issued as merger consideration in respect of such shares. The cash consideration with respect to the Pre-Closing Velodyne Tender Offer (up to the Maximum Tender Consideration) will be payable concurrently with or immediately following the Closing by the Company. If a total of $50,000,000 of shares of Velodyne common and preferred stock are repurchased in the Pre-Closing Velodyne Tender Offer, the merger consideration will be 145,575,763 shares of Company common stock, including (1) shares issuable in respect of vested equity awards of Velodyne, and (2) up to 2,000,000 shares of Company common stock earned due to the satisfaction of the Earnout Condition (as defined below) pursuant to the Earnout, including the Earnout RSUs (as described on page 110), which are subject to vesting as described on page 110 and will not be legally issued and outstanding shares of Company common stock at Closing.
Although our Board did not seek a third party valuation, and did not receive a valuation opinion from any third party in connection with the Business Combination, the board of directors relied on Graf Management’s collective experience in public markets transactions in constructing and evaluating financial models/projections and conducting valuations of businesses.
At pricing, Velodyne was ascribed an enterprise value of approximately $1.6 billion and equity value of approximately $1.8 billion, representing approximately 2.3x in projected 2024 revenues. The Board concluded that this is fair and reasonable, given the growth prospects, potential industry consolidation and other compelling aspects of the transaction.
The Board also gave consideration to the following negative factors (which are more fully described in the section entitled “Risk Factors” of this proxy statement/prospectus, although not weighted or in any order of significance):
The risk that our public shareholders would vote against the business combination proposal or exercise their redemption rights
The Board considered the risk that some of the current public shareholders would vote against the Business Combination Proposal or decide to exercise their redemption rights, thereby reducing the amount of cash available in the Trust Account to an amount below the minimum required to consummate the business combination. The Board concluded, however, that the risk was mitigated because of the market confidence shown by the PIPE investors, which the Board considered as a strong endorsement of the quality of the Business Combination. Further, and the fact that public shareholders may vote for the Business Combination Proposal while also exercising their redemption rights mitigates incentive for a public shareholder to vote against the Business Combination Proposal, especially to the extent that they hold public warrants which would be worthless if the Business Combination is not completed.
Graf’s Management and Board may have different interests in the Business Combination than the public shareholders
The Board considered the fact that members of our management and Board may have interests that are different from, or are in addition to, the interests of our shareholders generally, including the matters described under “— Certain Benefits of GRAF’s Directors and Officers and Others in the Business Combination” below. However, our Board concluded that the potentially disparate interests would be mitigated because (i) these interests were disclosed in the initial public offering prospectus, (ii) these disparate interests would exist or may be even greater with respect to a business combination with any target company, (iii) the Business Combination was structured to permit public stockholders to redeem a substantial portion of our public shares and (iv) a portion of the Founder Shares (275,000 of the Founder Shares) held by the Sponsor have been deferred to an earnout structure, vesting at such time that the closing price of our common stock is greater than or equal to $15.00 for any 20 trading days within any 30 trading-day period, commencing on the date of the Merger Agreement and ending on the date that is six months after the Closing. Any Earnout Founder Shares that do not vest on or prior to such date shall be forfeited. The 68,000 Founder Shares held by the GRAF’s independent directors are not subject to this earnout.
Certain Projected Financial Information
Certain Velodyne Forecasts and Performance Targets
Velodyne does not, as a matter of general practice, develop or publicly disclose long-term forecasts or internal projections of its future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, Velodyne has established certain targets relating to its consolidated results of operations and its business in connection with the proposed business combination and certain financial forecasts were prepared by Velodyne Management and made available to its board of directors and to Graf.
The targets also assume the consummation of the Business Combination. Velodyne’s ability to achieve the targets set out below will depend upon a number of factors outside of its control. These include significant business, economic and competitive uncertainties and contingencies, as well as actions taken by counterparties. These targets have been developed based upon assumptions with respect to future business decisions and conditions that are subject to change, including Velodyne’s execution of its strategies and product development, as well as growth in the markets in which Velodyne operates. As a result, Velodyne’s actual results may vary from the targets set out below, and those variations may be material. See also “Cautionary Statement Regarding Forward-Looking Statements” and the risk factors set out in “Risk Factors —  If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline” and “Subsequent to the consummation of the business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.”
Velodyne Management has identified the following targets with respect to certain financial and operating metrics:
Velodyne Management estimates that Velodyne’s revenue will have a compound annual growth rate from 2020 to 2024 of 61% and that Velodyne will have an adjusted EBITDA margin of more than 20% in 2024, prior to incorporating the impact of any acquisitions. Velodyne defines adjusted EBITDA, a non-GAAP financial measure, as operating income plus depreciation and amortization and other one-time charges. Velodyne’s presentation of adjusted EBITDA excludes the effects of stock-based compensation.
Velodyne’s revenue forecasts are based on its management’s assessment of the likelihood of future design wins and revenue after conversations with existing and potential customers about the mix, volume, and average purchase price of sensors they anticipate purchasing in the coming years. Approximately 48% of projected 2024 revenues are under existing awarded multi-year contracts. Management incorporated this same information about mix, volume, and average purchase price of sensors in developing its forecast of adjusted EBITDA margin and free cash flow, a non-GAAP financial measure we define as cash flow from operations minus capital expenditures. In addition to assessments of potential designs wins and revenue based on interactions with current and prospective customers, Velodyne’s forecasts reflect anticipated reductions in production costs based on improvements in product design, manufacturing processes, and outsourcing activities. The forecast also reflects customer feedback about continued investment in research and development. While selling, general, and administrative expenses may increase in absolute dollars as the company grows, such expenses are expected to represent a smaller percentage of revenue contributing to improvements in adjusted EBITDA margin.
As a result of the Business Combination, future acquisition opportunities and the synergies that could be realized from each of these, Velodyne Management estimates that Velodyne’s platform has the opportunity to increase in size. Velodyne has had active dialogues with several of the key targets in its addressable market, but has now deferred such discussions until the Closing of the Business Combination.

Below is a summary of the key financial projections used as a basis to determine valuation.
($ in millions) Year	Revenues	ADJUSTED EBITDA	Free Cash Flow
2020	$101.2	$(59.3)	$(59.6)
2021	$152.0	$(7.5)	$(4.1)
2022	$249.4	$15.5	$6.6
2023	$412.1	$56.7	$29.9
2024	$684.1	$148.8	$103.7
The financial projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Velodyne’s business, all of which are difficult to predict and many of which are beyond Velodyne’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the projections cover multiple years, such information by its nature becomes less predictive with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, these financial projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in the section entitled “Risk Factors” in this proxy statement/prospectus.
The financial projections were prepared solely for internal use and not with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The financial projections were prepared by Velodyne. Neither Velodyne’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. Nonetheless, a summary of the projections is provided in this proxy statement/prospectus only because the projections were made available to Graf. The inclusion of financial projections in this proxy statement/prospectus should not be regarded as an indication that Graf, the Board, or their respective affiliates, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. No person has made or makes any representation or warranty to any Graf shareholder regarding the information included in these financial projections. The financial forecasts are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on this information. The Projections should not be viewed as public guidance.
EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT/PROSPECTUS A SUMMARY OF INTERNAL FINANCIAL PROJECTIONS, GRAF UNDERTAKES NO OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS AND THEIR PRESENTATION TO THE BOARD, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.
Satisfaction of 80% Test
The NYSE rules require that the Company’s initial business combination must occur with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust

Account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in the Trust Account) at the time of the Company’s signing a definitive agreement in connection with its initial business combination. As of July 2, 2020, the date of the execution of the Merger Agreement, the value of the net assets held in the Trust Account was approximately $117.3 million and 80% thereof represents approximately $93.8 million. In reaching its conclusion that the merger meets the 80% asset test, the Company’s board of directors used as a fair market value the enterprise value of approximately $1.6 billion, which was implied based on the terms of the transactions agreed to by the parties in negotiating the Merger Agreement. The enterprise value consists of a implied equity value of approximately $1.8 billion. In determining whether the enterprise value described above represents the fair market value of Velodyne, the Company’s board of directors considered all of the factors described in this section and the section of this proxy statement entitled “Proposal No. 1 — Approval of the Business Combination — The Merger Agreement” and the fact that the purchase price for Velodyne was the result of an arm’s length negotiation. As a result, the Company’s board of directors concluded that the fair market value of the business acquired was significantly in excess of 80% of the net assets held in the Trust Account.
Interests of Certain Persons in the Business Combination
In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.
These interests include, among other things:
•
the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination;

•
the fact that our Sponsor will retain 2,507,000 Founder Shares upon the Closing, 275,000 of which shall be Earnout Founder Shares subject to certain vesting and cancellation provisions as described in the Sponsor Agreement, which if unrestricted and freely tradable would be valued at approximately $[•] based on the closing price of our common stock on the NYSE on [•], 2020 but, given the restrictions on such shares, we believe such shares have less value;

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the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by the applicable deadline;

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if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

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the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

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the fact that James A. Graf will join as a board member of the post-combination company and Michael Dee will continue as a board member of the post-combination company, and each shall be entitled to receive compensation for serving on the board of directors of the post-combination company;

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the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by the applicable deadline; and

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that the Sponsor has entered into a Subscription Agreement with the Company, pursuant to which the Sponsor has committed to purchase 950,000 shares of common stock in the PIPE Investment for an aggregate commitment of approximately $9,500,000.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.
Potential Purchases of Public Shares
Our Sponsor or the Company’s or Velodyne’s directors, officers or advisors, or any of their respective affiliates, may purchase public shares in privately negotiated transactions or in the open market prior to the special meeting, although they are under no obligation to do so. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that such stockholder, for so long as it remains the record holder of the shares in question, will vote in favor of the proposals presented at the special meeting and/or will not exercise its redemption rights with respect to the shares so purchased. The purpose of such share purchases and other transactions would be to increase the likelihood of that the proposals to be voted upon at the special meeting are approved by the requisite number of votes. In the event that such purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Business Combination Proposal and elected to redeem their shares for a portion of the Trust Account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Business Combination Proposal and the other proposals presented at the special meeting. None of the Company’s Sponsor, directors, officers, advisors or their affiliates may make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act.
Total Company Shares to be Issued in the Business Combination
It is anticipated that, upon completion of the Business Combination, assuming no redemptions: (i) the Company’s public stockholders will retain an ownership interest of approximately 6.5% in the post-combination company (not including shares beneficially owned by our Sponsor); (ii) the PIPE Investors will own approximately 8.6% of the post-combination company (such that public stockholders, including PIPE Investors, will own approximately 15.1% of the post-combination company); (iii) our Initial Stockholders (including our Sponsor) will own approximately 1.5% of the post-combination company; and (iv) the former Velodyne equity holders are expected to hold, in the aggregate, approximately 83.4% of the issued and outstanding shares of the post-combination company, assuming $50,000,000 of cash is used to repurchase Velodyne shares in connection with the Pre-Closing Velodyne Tender Offer, which is expected to be consummated prior to the Closing, or approximately 83.8% assuming no shares of Velodyne capital stock are repurchased for cash in the Pre-Closing Velodyne Tender Offer. The foregoing percentages assume the issuance of 6,222,544 shares of Company common stock that will at Closing be subject to stock options and RSUs, as further described in footnotes (2) and (3) to the pro forma capitalization table in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Description of the Transaction.” The ownership percentage with respect to the post-combination company following the Business Combination does not take into account (a) warrants to purchase common stock that will remain outstanding immediately following the Business Combination, (b) the issuance of earn-out shares to the Velodyne equity holders or our Sponsor should the earn-out conditions in the Merger Agreement be satisfied or (c) the issuance of any shares upon completion of the Business Combination under the Incentive Plan or the ESPP, copies of which are attached to this proxy statement as Annex F and Annex G, respectively Depending on the number of public shares redeemed, our current stockholders could own a majority of the voting rights in the post-combination company, but would not have effective control over the post-combination company. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float,” “Unaudited Pro Forma Condensed Combined Financial Information,” and “Proposal No. 5 — Approval of the Incentive Plan.”

Sources and Uses for the Business Combination
The following tables summarize the estimated sources and uses for funding the Business Combination (all numbers in millions):
	Sources		Uses
	$	%	$	%
Seller Rollover	$1,492	83.5%	$1,492	83.5%
Additional PIPE Equity	150	8.4%	—	—
SPAC Cash in Trust	117	6.6%	—	—
Cash on Balance Sheet	—	—	186	10.5%
Cash to Velodyne equity holders	—	—	50	2.8%
Estimated Fees & Expenses	—	—	31	1.7%
Founder Shares	26	1.5%	26	1.5%
Total	$1,786	100%	$1,786	100%
Board of Directors of the Company Following the Business Combination
The following individuals will serve on the post-combination company’s board of directors following the Closing:
• David S. Hall	• Anand Gopalan
• Marta Thoma Hall	• Joseph B. Culkin
• Barbara Samardzich	• Christopher Thomas
• James A. Graf	• Michael E. Dee
See the section entitled “Management After the Business Combination” for more information.
Certificate of Incorporation
Pursuant to the terms of the Merger Agreement, upon the Closing, our current certificate of incorporation will be amended promptly to:
•
change the post-combination company’s name to Velodyne Lidar, Inc.;

•
delete provisions relating to our status as a blank check company;

•
increase the total number of authorized shares of common stock to 2,250,000,000 shares and the total number of authorized shares of preferred stock to 25,000,000 shares;

•
change the stockholder vote required to 66 2∕3% in voting power of the stock of the post-combination company in order for stockholders to amend certain provisions of our Amended and Restated Certificate of Incorporation;

•
provide that certain transactions are not “corporate opportunities”; and

•
provide that the post-combination company will not be governed by Section 203 of the DGCL and, instead, include a provision in the Amended and Restated Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, and to make certain related changes.

Name; Headquarters
The name of the post-combination company after the Business Combination will be Velodyne Lidar, Inc. and our headquarters will be located at 5521 Hellyer Avenue, San Jose, California 95138.
Redemption Rights
Pursuant to our current certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our current certificate of incorporation. As of June 30, 2020, the estimated per share redemption price would have been approximately $10.24. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our common stock for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein.
Each redemption of shares of common stock by our public stockholders will reduce the amount in the Trust Account. The Merger Agreement provides that our obligation to consummate the Business Combination is conditioned on the funds in the Trust Account, together with the funding of any amounts payable under the Subscription Agreements, being no less than an aggregate amount of $200,000,000. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by Velodyne. If, as a result of redemptions of common stock by our public stockholders, this condition is not met (or waived), then we or Velodyne (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our common stock in an amount that would result in the Company’s failure to have net tangible assets equaling or exceeding $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Please see the section entitled “Special Meeting of Company Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.
Appraisal Rights
Appraisal rights are not available to our stockholders in connection with the Business Combination.
Accounting Treatment
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Velodyne issuing stock for the net assets of the Company, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded.
Material United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights
The following is a discussion of certain material U.S. federal income tax considerations for holders of our shares of common stock that elect to have their common stock redeemed for cash if the Business Combination is completed. This discussion applies only to common stock that is held as a “capital asset” for U.S. federal income tax purposes (generally, property held for investment). This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules under U.S. federal income tax law that apply to certain types of investors, such as:
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financial institutions or financial services entities;

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broker-dealers;

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governments or agencies or instrumentalities thereof;

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regulated investment companies;

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real estate investment trusts;

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expatriates or former long-term residents of the United States;

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persons that directly, indirectly or constructively own five percent or more (by vote or value) of our shares;

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persons that acquired our common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

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insurance companies;

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dealers or traders subject to a mark-to-market method of accounting with respect to shares of common stock;

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persons holding common stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

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tax-exempt entities.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the U.S. federal income tax treatment of the partners in the partnership will generally depend on the status of the partners and the activities of the partnership. If you are a partner in a partnership holding shares of common stock, you are urged to consult your tax advisor regarding the tax consequences of a redemption.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.
You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.
Redemption of common stock
In the event that a holder’s shares of common stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Special Meeting of Company Stockholders — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of shares of common stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of common stock, a U.S. holder (as defined below) will be treated as described below under the section entitled “U.S. Holders — Taxation of Redemption Treated as a Sale of common stock,” and a Non-U.S. holder (as defined below) will be treated as described under the section entitled “Non-U.S. Holders — Taxation of Redemption Treated as a Sale of common stock.” If the redemption does not qualify as a sale of shares of common stock, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. holder described below under the section entitled “U.S. Holders — Taxation of Redemption Treated as a Distribution,” and the tax consequences to a Non-U.S. holder described below under the section entitled “Non-U.S. Holders — Taxation of Redemption Treated as a Distribution.”
Whether a redemption of shares of common stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the Business Combination or the PIPE Investment) relative to all of our shares outstanding both before and after the redemption. The redemption of common stock generally will be treated as a sale of common stock (rather than as a corporate distribution) if the redemption: (i) is “substantially disproportionate” with respect to the holder; (ii) results in a “complete termination” of the holder’s interest in us; or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.
In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it under certain attribution rules set forth in the Code. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the Business Combination or the PIPE Investment should be included in determining the U.S. federal income tax treatment of the redemption.
In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of common stock and the common stock to be issued pursuant to the Business Combination). There will be a complete termination of a holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other shares of our stock (including any stock constructively owned by the U.S. holder as a result of owning warrants). The redemption of common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances.
However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”
If none of the foregoing tests is satisfied, then the redemption of shares of common stock will be treated as a corporate distribution to the redeemed holder and the tax effects to such U.S. holder will be as described below under the section entitled “U.S. Holders — Taxation of Redemption Treated as a Distribution,” and the tax effects to such Non-U.S. holder will be as described below under the section entitled “Non-U.S. Holders — Taxation of Redemption Treated as a Distribution.” After the application of those rules, any remaining tax basis of the holder in the redeemed common stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.
A holder should consult with its own tax advisors as to the tax consequences of a redemption.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock who or that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax purposes regardless of its source; or

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a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Redemption Treated as a Distribution.   If our redemption of a U.S. holder’s shares of common stock is treated as a distribution, as discussed above under the section entitled “Redemption of common stock,” the amount of cash received in the redemption generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of the common stock and will be treated as described below under the section entitled “U.S. Holders — Taxation of Redemption Treated as a Sale of common stock.”
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the common stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.
Taxation of Redemption Treated as a Sale of common stock.   If our redemption of a U.S. holder’s shares of common stock is treated as a sale, as discussed above under the section entitled “Redemption of common stock,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares of common stock redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the common stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of common stock (shares of common stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our common stock who or that is, for U.S. federal income tax purposes:
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a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

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a foreign corporation; or

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an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of a redemption of the common stock.
Taxation of Redemption Treated as a Distribution.   If our redemption of a Non-U.S. holder’s shares of common stock is treated as a distribution, as discussed above under the section entitled “Redemption of common stock,” such the amount of cash received in the redemption generally will constitute a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and, provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E).

Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. holder’s adjusted tax basis in the common stock redeemed. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of the common stock and will be treated as described below under the section entitled “Non-U.S. Holders — Taxation of Redemption Treated as a Sale of common stock.”
Because it may not be certain at the time a Non-U.S. holder is redeemed whether such Non-U.S. holder’s redemption will be treated as a sale of shares or a distribution constituting a dividend, and because such determination will depend in part on a Non-U.S. holder’s particular circumstances, we or the applicable withholding agent may not be able to determine whether (or to what extent) a Non-U.S. holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, we or the applicable withholding agent may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gross amount of any consideration paid to a Non-U.S. holder in redemption of such Non-U.S. holder’s common stock, unless (i) we or the applicable withholding agent have established special procedures allowing Non-U.S. holders to certify that they are exempt from such withholding tax and (ii) such Non-U.S. holders are able to certify that they meet the requirements of such exemption (e.g., because such Non-U.S. holders are not treated as receiving a dividend under the Section 302 tests described above under the section entitled “Redemption of common stock”). However, there can be no assurance that we or any applicable withholding agent will establish such special certification procedures. If we or an applicable withholding agent withhold excess amounts from the amount payable to a Non-U.S. holder, such Non-U.S. holder generally may obtain a refund of any such excess amounts by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and any applicable procedures or certification requirements.
The withholding tax described above does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).
Taxation of Redemption Treated as a Sale of common stock.   If our redemption of a Non-U.S. holder’s shares of common stock is treated as a sale, as discussed above under the section entitled “Redemption of common stock,” subject to the discussions of FATCA (as defined below) and backup withholding below, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with such redemption, unless:
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the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

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we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the redemption or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or indirectly, more than 5% of our common stock at any time within the shorter of the five-year period preceding the redemption or such Non-U.S. holder’s holding period for the shares of our common stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. In the event the Non-U.S. holder is a corporation for U.S. federal income tax purposes, such gain may also be subject to an additional “branch profits tax” at a 30% rate (or a lower applicable treaty rate).If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder in connection with a redemption treated as a sale will be subject to tax at generally applicable U.S. federal income tax rates. In addition, unless our common stock is regularly traded on an established securities market, we may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such redemption. We believe that we are not and have not been at any time since our formation a United States real property holding company and we do not expect to be a United States real property holding company immediately after the Business Combination is completed.
FATCA Withholding Taxes.   Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) impose a 30% withholding tax on payments of dividends (including constructive dividends received pursuant to a redemption of stock) on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies to the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be able to obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends (such as our common stock) beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on a redemption of common stock.
Information Reporting and Backup Withholding
Generally, information returns will be filed with the IRS in connection with payments resulting from our redemption of shares of common stock.
Backup withholding of tax (currently at a rate of 24%) may apply to cash payments to which a U.S. holder is entitled to in connection with our redemption of shares of common stock, unless the U.S. holder (i) is exempt from backup withholding and demonstrates this fact in a manner satisfactory to the paying agent or (ii) provides a taxpayer identification number, certifies that such number is correct and that such holder is not subject to backup withholding, and otherwise complies with the backup withholding rules. Backup withholding of tax may also apply to cash payments to which a Non-U.S. holder is entitled in connection with our redemption of shares of common stock, unless the Non-U.S. holder submits an IRS Form W-8BEN (or other applicable IRS Form W-8), signed under penalties of perjury, attesting to such Non-U.S. holder’s status as non-U.S. person.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder or Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Regulatory Matters
Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain transactions may not be consummated unless information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. If the FTC or the Antitrust Division makes a Second Request, the waiting period with respect to the Business Combination will be extended for an additional period of 30 calendar days, which will begin on the date on which the Company and Velodyne each certify compliance with the Second Request. Complying with a Second Request can take a significant period of time. On July 22,

2020, the Company and Velodyne filed the required forms under the HSR Act with the Antitrust Division and the FTC. On August 4, 2020, the Company received notice that the FTC granted early termination of the waiting period under the HSR Act with respect to the Business Combination.
At any time before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor Velodyne is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
Vote Required for Approval
The Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal and the Incentive Plan Proposal are approved at the Special Meeting. The proposals in this proxy statement (other than the Governance Proposal and the Adjournment Proposal) are conditioned on the approval of the Business Combination Proposal.
This Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Business Combination) will be adopted and approved only if at least a majority of the votes cast at the Special Meeting vote “FOR” the Business Combination Proposal. A stockholder’s failure to vote, as well as an abstention and broker non-vote, will have no effect on the Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Business Combination Proposal.
Our Initial Stockholders have agreed to vote their shares of common stock “FOR” the Business Combination Proposal. As of the record date, our Sponsor, directors and officers own approximately 34.7% of our issued and outstanding shares of common stock.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS
THAT OUR STOCKHOLDERS VOTE “FOR”
THE BUSINESS COMBINATION PROPOSAL.
The existence of financial and personal interests of one or more of the Company’s directors or officers may result in a conflict of interest on the part of such director(s) or officer(s) between what he or they may believe is in the best interests of the Company and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section above entitled “— Interests of Certain Persons in the Transactions” for a further discussion.

PROPOSAL NO. 2 — THE NASDAQ STOCK ISSUANCE PROPOSAL
Overview
Assuming the Business Combination Proposal is approved, we are asking our stockholders to approve, for purposes of complying with applicable listing rules of Nasdaq, the issuance of more than 20% of the Company’s outstanding common stock in connection with the Business Combination, including the issuances described below.
Issuance of common stock to Velodyne equity holders under Merger Agreement
Subject to the terms and conditions of the Merger Agreement, Graf has agreed to pay Velodyne equity holders aggregate consideration consisting of (1) 143,575,763 shares of Company common stock, including shares issuable in respect of vested equity awards of Velodyne, plus (2) up to 2,000,000 shares of Company common stock earned due to the satisfaction of the Earnout Condition on July 30, 2020 pursuant to the terms of the Merger Agreement, including the Earnout RSUs (as described on page 110), which are subject to vesting as described on page 110 and will not be legally issued and outstanding shares of Company common stock at Closing, plus (3) up to 4,878,048 shares of Company common stock that (i) will only be issued in full if no Velodyne capital stock is repurchased for cash in the Pre-Closing Velodyne Tender Offer (as defined below) or (ii) to the extent shares of Velodyne capital stock are repurchased in the Pre-Closing Velodyne Tender Offer for less than $50,000,000, such 4,878,048 shares of Company Common Stock will decrease accordingly, as described below, for a total of up to a maximum of 150,453,811 shares of Company common stock (the “Maximum Share Consideration”), in the event no shares of Velodyne capital stock are repurchased in the Pre-Closing Velodyne Tender Offer.
The Maximum Share Consideration will be decreased by the number of shares of Company common stock that would have been issued to Velodyne equity holders pursuant to the Merger Agreement, but who instead opt to have their respective Velodyne shares repurchased by Velodyne for cash in a tender offer (the “Pre-Closing Velodyne Tender Offer”), which is expected to be consummated prior to the closing of the Business Combination (the closing of the Business Combination, the “Closing”). The Pre-Closing Velodyne Tender Offer will have an aggregate purchase price of up to $50,000,000 in cash (the “Maximum Tender Consideration”), and under the terms of the Pre-Closing Velodyne Tender Offer, Velodyne will repurchase and cancel shares of the holders of Velodyne common and preferred stock who accept Velodyne’s offer to exchange their shares for a per share amount of cash, payable concurrently with or immediately following the Closing and equal to $10.25 times the number of shares of Company common stock that would have been issued as merger consideration in respect of such shares. The cash consideration with respect to the Pre-Closing Velodyne Tender Offer (up to the Maximum Tender Consideration) will be payable concurrently with or immediately following the Closing by the Company. If a total of $50,000,000 of shares of Velodyne common and preferred stock are repurchased in the Pre-Closing Velodyne Tender Offer, the merger consideration will be 145,575,763 shares of Company common stock, including (1) shares issuable in respect of vested equity awards of Velodyne, and (2) up to 2,000,000 shares of Company common stock earned due to the satisfaction of the Earnout Condition, including the Earnout RSUs (as described on page 110), which are subject to vesting as described on page 110 and will not represent legally issued and outstanding shares of Company common stock at Closing.
Upon the Closing, the former Velodyne equity holders are expected to hold, in the aggregate, approximately 83.4% of the issued and outstanding shares of Company common stock, assuming $50,000,000 of cash is used to repurchase Velodyne shares in the Pre-Closing Velodyne Tender Offer, or approximately 83.8% assuming no shares of Velodyne capital stock are repurchased for cash in the Pre-Closing Velodyne Tender Offer. The foregoing percentages assume the issuance of 6,222,544 shares of Company common stock that will at Closing be subject to stock options and RSUs, as further described in footnotes (2) and (3) to the pro forma capitalization table in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Description of the Transaction.” Any cash not used to repurchase shares from Velodyne equity holders will remain on the balance sheet of the combined company.
Issuance of common stock to PIPE Investors
In connection with the Business Combination, the Company entered into the Subscription Agreements with the PIPE Investors, pursuant to which, among other things, the Company agreed to issue and sell, in private placements to close immediately prior to the Closing, an aggregate of 15,000,000 shares of common stock at $10.00 per share to the PIPE Investors (which includes our Sponsor that subscribed for 950,000 shares of common stock), for an aggregate purchase price of $150,000,000.
Why the Company Needs Stockholder Approval
Pursuant to Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of common stock or other securities convertible into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company, if such securities are not issued in a public offering and (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities, or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such securities.
Additionally, pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the given trading days immediately preceding the signing of the binding agreement, if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued equals to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.
As described above, upon the consummation of the Business Combination, we expect to issue (1) up to 150,453,811 shares of our common stock to the Velodyne equity holders in accordance with the terms and subject to the conditions of the Merger Agreement, and (2) 15,000,000 shares of our common stock in the PIPE Investment, in accordance with the terms and subject to the conditions of the Subscription Agreements. Accordingly, the aggregate number of shares of our common stock that we will issue in connection with the Business Combination will exceed 20% of both the voting power and the number of shares of common stock outstanding before such issuance, and for this reason, we are seeking the approval of our stockholders for the issuance of shares of our common stock pursuant to the Merger Agreement and the PIPE Investment.
In the event that this proposal is not approved by Company stockholders, the Business Combination cannot be consummated. In the event that this proposal is approved by Company stockholders, but the Merger Agreement is terminated (without the Business Combination being consummated) prior to the issuance of shares of our common stock pursuant to the Merger Agreement or the PIPE Investment, such shares of common stock will not be issued.
Vote Required for Approval
The approval of the Nasdaq Stock Issuance Proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Special Meeting. Accordingly, under Delaware law, a Company stockholder’s failure to vote, as well as an abstention and broker non-vote, will have no effect on the Nasdaq Stock Issuance Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established.
The Sponsor and each of our officer and directors have agreed to, among other things, vote in favor of this Nasdaq Stock Issuance Proposal. As of the date of this proxy statement, the Initial Stockholders own approximately 34.7% of the outstanding shares of our common stock.
This Proposal No. 2 is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this Proposal No. 2 will have no effect, even if approved by our stockholders.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE NASDAQ STOCK ISSUANCE PROPOSAL.
The existence of financial and personal interests of one or more of the Company’s directors or officers may result in a conflict of interest on the part of such director(s) or officer(s) between what he or they may believe is in the best interests of the Company and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section above entitled “ Proposal No. 1 — Approval of the Business Combination — Interests of Certain Persons in the Transactions” for a further discussion.

PROPOSAL NO. 3 — THE CHARTER APPROVAL PROPOSAL
Overview
Our stockholders are also being asked to adopt the Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B, which, in the judgment of our Board, is necessary to adequately address the needs of the post-combination company.
The following is a summary of the key changes effected by the Amended and Restated Certificate of Incorporation, but this summary is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, a copy of which is included as Annex B:
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Change the post-combination company’s name to Velodyne Lidar, Inc.   Currently, the Company’s name is Graf Industrial Corp. If this Proposal No. 3 is approved, the Company’s name will be Velodyne Lidar, Inc. The Board believes the name of the post-combination company should more closely align with the name of the post-Business Combination operating business and therefore has proposed this name change. Velodyne is the global leader in lidar technology providing real-time 3D vision for autonomous systems, which Velodyne calls smart vision, and the Board believes that having the Velodyne name as our own going forward will strengthen our reputation, brand and, as a result, stockholder value.

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Delete provisions relating to blank check company.   Our board of directors has determined it is in the best interest of the Company to eliminate provisions of our certificate of incorporation that are specific to our status as a blank check company. This deletion is desirable because these provisions will serve no purpose following consummation of the Business Combination. For example, these proposed amendments remove the requirement to dissolve Graf and instead allow us to continue as a corporate entity with perpetual existence following consummation of the Business Combination.

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Increase total number of authorized shares of common stock to 2,250,000,000 shares.   This amendment provides for adequate authorized capital and flexibility for future issuances of common stock if determined by the Board to be in the best interests of the post-combination company, without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

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Increase total number of authorized shares of preferred stock to 25,000,000 shares.   The authorized but undesignated preferred stock will allow the post-combination company to discourage unsolicited and hostile attempts to obtain control by means of a merger, tender offer, proxy context or otherwise without incurring the risk, delay and potential expense incident to obtaining stockholder approval to amend the certificate of incorporation to authorize preferred stock or other defensive measures at the time of an unsolicited and hostile attempt to obtain control. Under this proposal, the post-combination company’s board of directors will have the authority, without further action by the holders of common stock, to issue up to 25,000,000 shares of preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors.

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Exclusive Forum Provision.   The proposed Amended and Restated Certificate of Incorporation provides that, subject to limited exceptions, the Court of Chancery of the State of Delaware and federal court within the State of Delaware will be exclusive forums for any:

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derivative action or proceeding brought on the Company’s behalf;

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action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors, officers or other employees to the Company or its stockholders;

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action asserting a claim against the Company arising pursuant to any provision of the DGCL, the Company’s Amended and Restated Certificate of Incorporation or bylaws: or

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other action asserting a claim against the Company that is governed by the internal affairs doctrine.

This choice of forum provision does not apply to actions brought to enforce a duty or liability created under the Exchange Act. The Company’s proposed Amended and Restated Certificate of

Incorporation also provides that the federal district courts of the United States are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The Company intends for this provision to apply to any complaints asserting a cause of action under the Securities Act despite the fact that Section 22 of the Securities Act creates concurrent jurisdiction for the federal and state courts over all actions brought to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder. There is uncertainty as to whether a court would enforce such a provision with respect to claims under the Securities Act, and the Company’s stockholders will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock shall be deemed to have notice of and to have consented to the provisions of the Company’s Amended and Restated Certificate of Incorporation described above.
These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may such lawsuits against the Company and its directors, officers and employees. Alternatively, if a court were to find these provisions of the Company’s Amended and Restated Certificate of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.
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Change stockholder vote required to 66 2∕3% in voting power of the Company in order for stockholders to (1) amend the Bylaws (Article TWELFTH), (2) remove a director (Article FIFTH(F)), and (3) make amendments to certain provisions of the Amended and Restated Certificate of Incorporation (Article ELEVENTH).   These provisions in the Amended and Restated Certificate of Incorporation, which will require a supermajority vote to amend, address our classified board structure (Article FIFTH), limitation on personal liability for a director’s breach of fiduciary duty (Article SEVENTH), ability to indemnify, and advance expenses to, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Company (Article EIGHTH), requirement that stockholders take action at a meeting rather than by written consent (Article NINTH), requirement that special meetings be called only by the board, board chairman or the chief executive officer (Article TENTH), requirements relating to the amendment of our Bylaws (Article TWELFTH), forum selection provisions in Article THIRTEENTH described above, specification that certain transactions are not “corporate opportunities” (Article FOURTEENTH) and election not to be governed by DGCL Section 203 and inclusion of a provision substantially similar to DGCL 203 (Article FIFTEENTH). Our board of directors believes that this change protects such provisions from arbitrary amendment and prevents a simple majority of stockholders from taking actions that may be harmful to the majority of our stockholders.

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Provide that certain transactions are not “corporate opportunities”.   Our Amended and Restated Certificate of Incorporation provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of the Company who is not an employee of the Company or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Company. The Board believes that this provision is appropriate because it believes that our non-employee directors should not be restricted from investing in, leading and operating other businesses given their involvement with a wide range of companies, and we believe that this provision serves to help attract and retain qualified non-employee directors on our Board.

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Election not to be governed by Section 203 of the DGCL.   Currently, the Company is subject to Section 203 of the DGCL. The additional amendment would cause the post-combination company to not be governed by Section 203 of the DGCL and, instead, include a provision in the Amended and

Restated Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but excludes David S. Hall and his respective successors, affiliates and associates from the definition of “interested stockholder” because such stockholders currently hold voting power of Velodyne in excess of, and immediately following the Business Combination these parties will hold voting power of the post-combination company in excess of, the 15% threshold under Section 203. Our Board believes that this provision is in line with market practice for a controlled company like ours and appropriate because of David S. Hall’s current stock ownership in Velodyne.
Vote Required for Approval
The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote, as well as an abstention from voting and a broker non-vote, will have the same effect as a vote “AGAINST” such Charter Approval Proposal.
This Proposal No. 3 is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this Proposal No. 3 will have no effect, even if approved by our stockholders.
As of the date of this proxy statement, our Initial Stockholders have agreed to vote any shares of common stock owned by them in favor of this proposal.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.
The existence of financial and personal interests of one or more of the Company’s directors or officers may result in a conflict of interest on the part of such director(s) or officer(s) between what he or they may believe is in the best interests of the Company and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section above entitled “ Proposal No. 1 — Approval of the Business Combination — Interests of Certain Persons in the Transactions” for a further discussion.

PROPOSAL NO. 4 — APPROVAL OF CERTAIN GOVERNANCE PROVISIONS IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
Overview
Our stockholders are also being asked to vote on a separate proposal with respect to certain governance provisions in the Amended and Restated Certificate of Incorporation, which are separately being presented in accordance with SEC guidance and which will be voted upon on a non-binding advisory basis. This separate vote is not otherwise required by Delaware law separate and apart from the Charter Approval Proposal, but pursuant to SEC guidance, the Company is required to submit these provisions to its stockholders separately for approval. However, the stockholder vote regarding this proposal is advisory in nature, and is not binding on the Company or our board of directors (separate and apart from the approval of the Charter Approval Proposal). Furthermore, the Business Combination is not conditioned on the separate approval of the advisory charter proposals (separate and apart from approval of the Charter Approval Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on this proposal, the Company intends that the Amended and Restated Certificate of Incorporation will take effect at the Closing (assuming approval of the Charter Approval Proposal).
Proposal No. 4A: Change the Stockholder Vote Required to Amend the Certificate of Incorporation
Description of Amendment
The amendment would require the approval by affirmative vote of the holders of at least two-thirds of the common stock of the post-combination company to make any amendment to certain provisions of the post-combination company certificate of incorporation. These provisions in the Amended and Restated Certificate of Incorporation, which will require a supermajority vote to amend, address our classified board structure (Article FIFTH), limitation on personal liability for a director’s breach of fiduciary duty (Article SEVENTH), ability to indemnify, and advance expenses to, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Company (Article EIGHTH), requirement that stockholders take action at a meeting rather than by written consent (Article NINTH), requirement that special meetings be called only by the board, board chairman or the chief executive officer (Article TENTH), requirements relating to the amendment of our Bylaws (Article TWELFTH), the forum selection provisions in Article THIRTEENTH, specification that certain transactions are not “corporate opportunities” (Article FOURTEENTH) and election not to be governed by DGCL Section 203 and inclusion of a provision substantially similar to DGCL 203 (Article FIFTEENTH).
Reasons for the Amendment
Our board of directors believes that this change protects such provisions from arbitrary amendment and prevents a simple majority of stockholders from taking actions that may be harmful to the majority of our stockholders or making changes to provisions that are intended to protect all stockholders.
Proposal No. 4B: Election Not to be Governed by Section 203 of the DGCL
Description of Amendment
The additional amendment would cause the post-combination company to not be governed by Section 203 of the DGCL and, instead, include a provision in the Amended and Restated Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but excludes David S. Hall and his respective successors, affiliates and associates from the definition of “interested stockholder” because such stockholders currently hold voting power of Velodyne in excess of, and immediately following the Business Combination these parties will hold voting power of the post-combination company in excess of, the 15% threshold under Section 203. Upon consummation of the Business Combination, David S. Hall and his respective successors, affiliates and associates will become “interested stockholders” within the meaning of Section 203 of the DGCL, but will not be subject to the restrictions on business combinations set forth in

Section 203, as our Board approved the Business Combination in which such stockholders became interested stockholders prior to such time they became interested stockholders. Assuming the adoption of Proposal No. 3, the new Article FIFTEENTH would become effective 12 months following the date and time at which the Amended and Restated Certificate of Incorporation is filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL.
Reasons for the Amendment
Our Board has elected to opt out of Section 203 of the DGCL, but our Board believes that it is in the best interests of stockholders to have protections similar to those afforded by Section 203 of the DGCL. These provisions will encourage any potential acquiror to negotiate with our Board and therefore provides an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a proposed acquisition of the post-business combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the Company that have not been approved by our Board. Our Board believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, it would not ultimately prevent a potential takeover that enjoys the support of stockholders and would also help prevent a third party from acquiring “creeping control” of the Company without paying a fair premium to all stockholders.
Further, our Board has determined to exclude David S. Hall and his respective successors, affiliates and associates from the definition of “interested stockholder” because such stockholders currently hold voting power of Velodyne in excess of, and immediately following the Business Combination these parties will hold voting power of the post-combination company in excess of, the 15% threshold under Section 203. Our Board believes that this provision is in line with market practice for a controlled company like ours and appropriate because of David S. Hall’s current stock ownership in Velodyne.
Proposal No. 4C: Change in Authorized Shares
Description of Amendment
The amendment would increase total number of authorized shares of common stock to 2,250,000,000 shares and increase total number of authorized shares of preferred stock to 25,000,000 shares.
Reasons for the Amendment
This amendment provides for adequate authorized capital and flexibility for future issuances of common stock if determined by the Board to be in the best interests of the post-combination company, without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.
The authorized but undesignated preferred stock will allow the post-combination company to discourage unsolicited and hostile attempts to obtain control by means of a merger, tender offer, proxy context or otherwise without incurring the risk, delay and potential expense incident to obtaining stockholder approval to amend the certificate of incorporation to authorize preferred stock or other defensive measures at the time of an unsolicited and hostile attempt to obtain control. As a result of this amendment, the post-combination company’s board of directors will have the authority, without further action by the holders of common stock, to issue up to 25,000,000 shares of preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors.
Proposal No. 4D: Corporate Opportunity
Description of Amendment
The amendment provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of the Company who is not an employee of the Company or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Company.
Reasons for the Amendment
The amendment is intended to provide that our non-employee directors will not be subject to limitations under the doctrine of corporate opportunity and therefore will not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. The prior provision in our current certificate of incorporation provided that the doctrine of corporate opportunity would not apply to the Company or any of its officers or directors, or any of their respective affiliates. The Board believes that limiting this type of provision to our non-employee directors is appropriate because it believes that our non-employee directors should not be restricted from investing in, leading and operating businesses given their involvement with a wide range of companies, and we believe that this provision serves to help attract and retain qualified non-employee directors on our Board.
Vote Required for Approval
The approval of the Governance Proposal, which is a non-binding advisory vote, requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote, as well as an abstention from voting and a broker non-vote, will have no effect on the Governance Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Governance Proposal.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5 — APPROVAL OF THE INCENTIVE PLAN
At the Special Meeting, stockholders will be asked to approve the Incentive Plan. Prior to the consummation of the Business Combination, the Board of Directors is expected to approve and adopt the Incentive Plan. The Incentive Plan will become effective immediately upon approval by the Board, subject to approval by Graf stockholders within 12 months after Board approval, however, awards may not be granted under the Incentive Plan prior to the Closing.
Purpose of the Incentive Plan
The purpose of the Incentive Plan is to enhance the post-combination company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the post-combination company by providing these individuals with equity ownership opportunities. We believe that the Incentive Plan is essential to our success. Equity awards are intended to motivate high levels of performance and align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants an equity stake in the post-combination company and providing a means of recognizing their contributions to the success of the post-combination company. Our Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help the post-combination company meet its goals.
Summary of the Incentive Plan
This section summarizes certain principal features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan, which is attached to this proxy statement as Annex F.
Eligibility
Current and prospective employees, non-employee directors, consultants, and advisors of the post-combination company and its subsidiaries are eligible to be selected to participate in the Incentive Plan provided that incentive stock options may only be granted to employees.
Administration
The Board of Directors or a committee to which the Board has delegated authority administers the Incentive Plan. The administrator has complete discretion to make all decisions relating to the Incentive Plan and outstanding awards, including, among others, to select service providers who will receive awards under the Incentive Plan and the type and number of awards and the terms of the awards, to make, amend and rescind rules relating to the Incentive Plan and the awards granted under the Incentive Plan, and to make all other decisions relating to the operation of the Incentive Plan and awards granted under the Incentive Plan.
Share Reserve
The aggregate number of shares that may be issued under the Incentive Plan shall not exceed the sum of (i) [•] shares of the post-combination company’s common stock plus (ii) up to [•] shares that are subject to outstanding awards or were issued under Velodyne’s prior stock plan that are subsequently forfeited, expire or lapse unexercised or unsettled, or are reacquired, as applicable. The number of shares reserved for issuance under the Incentive Plan will be increased automatically on the first business day of each of our fiscal years commencing on January 1, 2021 and ending on (and including January 1, 2030) by a number equal to the least of (i) [5%] of the shares of the post-combination company’s common stock issued and outstanding on the last business day of the prior fiscal year, (ii) [•] shares of the post-combination company’s common stock and (iii) a number of shares of the post-combination company’s common stock determined by the Board. Shares of the post-combination company’s common stock subject to or issued pursuant to awards that are forfeited, cancelled or expire before being exercised or settled shall again become available for issuance under the Incentive Plan as well as shares issued pursuant to an award but later reacquired by the Company and any shares applied to pay the exercise price of any options or satisfy tax withholding obligations.

Awards
The Incentive Plan provides for the grant of stock options, including incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units.
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Stock Options and SARs.   Stock options provide for the option to purchase shares of the post-combination company’s common stock in the future at an exercise price set on the grant date, which may not be less than 100% of the fair market value of the post-combination company’s common stock on the grant date. The exercise price of options granted under the Incentive Plan may be paid in cash or, at the discretion of the plan administrator, (i) with shares of the post-combination company’s common stock already owned by the optionee, (ii) by an immediate sale of option shares through a broker approved by the post-combination company, (iii) through a net-exercise procedure or (iv) any other method permitted by applicable law. SARs provide for the opportunity to receive a payment based upon the increase in value of the post-combination company’s common stock from the date of grant through the date of settlement. The payment may be made in cash, shares of the post-combination company’s common stock or a combination of the two and is equal to the fair market value of the post-combination company’s common stock on the settlement date over the base price, which is determined at the grant date.

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Restricted Stock and Restricted Stock Units.   Restricted shares and stock units may be awarded under the Incentive Plan in return for any lawful consideration, and participants who receive restricted shares or restricted stock units generally are not required to pay cash for their awards. In general, these awards will be subject to vesting. Vesting may be based on length of service or upon satisfaction of other conditions determined by the plan administrator. Settlement of vested restricted stock units may be made in the form of cash, shares of common stock or a combination of the two.

Corporate Transactions
In the event the post-combination company is party to a merger, consolidation, or certain change in control transactions, the treatment of outstanding awards granted under the Incentive Plan, and all shares acquired under the Incentive Plan, will be subject to the terms of the definitive transaction agreement (or, if there is no such agreement, as determined by the plan administrator). Unless an award agreement provides otherwise, such treatment may include any of the following with respect to each outstanding award:
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the continuation, assumption, or substitution of an award by a surviving entity or its parent;

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in the case of an option or stock appreciation right, the cancellation of an award without payment of any consideration;

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the cancellation of the vested portion of an award (and any portion that becomes vested as of the effective time of the transaction) in exchange for a payment equal to the excess, if any, of the value that the holder of each share of the post-combination company’s common stock receives in the transaction over (if applicable) the exercise price otherwise payable in connection with the award; or

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the assignment of any reacquisition or repurchase rights held by the post-combination company in respect of an award of restricted shares to the surviving entity or its parent (with proportionate adjustments made to the price per share to be paid upon exercise of such rights); or

Each award held by a participant who remains a service provider with the post-combination company as of the effective time of a merger or change in control will become fully vested and, if applicable, exercisable immediately prior to the effective time of the transaction, unless the applicable award agreement provides otherwise or the award is continued, assumed, or substituted (as provided above). The plan administrator is not required to treat all awards, or portions thereof, in the same manner.
The vesting of an outstanding award may be accelerated by the plan administrator upon the occurrence of a change in control, whether or not the award is to be assumed or replaced in the transaction, or in connection with a termination of service following a change in control transaction.

A change in control includes:
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any person acquiring beneficial ownership of more than 50% of the post-combination company’s total voting power;

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the sale or other disposition of all or substantially all of the post-combination company’s assets;

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the merger or consolidation of the post-combination company after which the post-combination company’s voting securities represent 50% or less of the total voting power of the surviving or acquiring entity; or

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the members of the post-combination company’s board cease to constitute a majority of the members of the board over a period of 12 months, excluding any new members appointed or elected by the then incumbent board.

Changes in Capitalization
In the event of certain changes in the post-combination company’s capital structure without receipt of consideration, such as a stock split, reverse stock split, or dividend paid in common stock, proportionate adjustments will automatically be made to (i) the maximum number and kind of shares available for issuance under the Incentive Plan, including the maximum number and kind of shares that may be issued upon the exercise of incentive stock options and (ii) the maximum number and kind of shares covered by, and exercise price, base price, or purchase price, if any, applicable to each outstanding stock award.
Plan Amendment and Termination
The Board may amend or terminate the Incentive Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the Incentive Plan, may materially and adversely affect an award outstanding under the Incentive Plan without the consent of the affected participant and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The Incentive Plan will remain in effect until the tenth (10th) anniversary of the earlier of (i) the date the Board adopted the Incentive Plan and (ii) the date the stockholders approve the Incentive Plan, unless earlier terminated by the Board. No awards may be granted under the Incentive Plan after its termination.
International Participation
The plan administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions.
Application of Section 409A of the Code
Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock. The awards made pursuant to the Incentive Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the Incentive Plan are not exempt from coverage. However, if the Incentive Plan fails to comply with Section 409A in operation, a participant could be subject to additional taxes and interest.
Vote Required for Approval
Approval of this proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Special Meeting. Accordingly, under Delaware law, a Company stockholder’s failure to vote, as well as an abstention and broker non-vote, will have no effect on the Incentive Plan Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established.

Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 5.
The existence of financial and personal interests of one or more of the Company’s directors or officers may result in a conflict of interest on the part of such director(s) or officer(s) between what he or they may believe is in the best interests of the Company and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section above entitled “ Proposal No. 1 — Approval of the Business Combination — Interests of Certain Persons in the Transactions” for a further discussion.

PROPOSAL NO. 6 — APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN
At the Special Meeting, stockholders will be asked to approve the Velodyne Lidar, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”). Prior to the consummation of the Business Combination, our Board of Directors is expected to approve and adopt, subject to Graf stockholder approval, the ESPP, which will become effective as of the date of the stockholder approval. If the ESPP is approved by stockholders, we will be authorized to provide eligible employees with an opportunity to request payroll deductions to purchase a number of shares of post-combination company’s common stock at a discount and in an amount determined in accordance with the ESPP’s terms. A copy of the ESPP is attached to this proxy statement as Annex G. Our Board of Directors is still in the process of developing, approving and implementing the ESPP and, accordingly, there can be no assurance that the ESPP will be implemented or will contain the terms described below. Graf’s stockholders are being asked to approve the ESPP as presented.
Purpose of the ESPP
The purpose of the ESPP is to provide eligible employees with an opportunity to increase their proprietary interest in the success of the post-combination company by purchasing the post-combination company’s common stock from the post-combination company on favorable terms and to pay for such purchases through payroll deductions. We believe by providing eligible employees with an opportunity to increase their proprietary interest in the success of the post-combination company, the ESPP will motivate recipients to offer their maximum effort to the post-combination company and help focus them on the creation of long-term value consistent with the interests of Graf’s stockholders.
Reasons for the Approval of the ESPP Proposal
Stockholder approval of the ESPP is necessary in order for Graf to satisfy (1) the stockholder approval requirements of Nasdaq and (2) the requirements under Section 423 of the Code.
Consequences if the ESPP Proposal is Not Approved
If the ESPP Proposal is not approved by our stockholders, the ESPP will not become effective, we will not have this program available as an incentive arrangement following the Business Combination, and employees of the post-combination company will not be able to purchase the post-combination company’s common stock under the ESPP. Additionally, we believe our ability to recruit, retain and incentivize top talent will be adversely affected if the ESPP Proposal is not approved.
Summary of the ESPP’s Material Terms and Features
The following summary of the principal features of the ESPP is qualified by reference to the terms of the ESPP, a copy of which is attached to this proxy statement as Annex G. Our stockholders are being asked to approve the ESPP as presented. If the terms of the ESPP are materially amended in a manner that would require stockholder approval under the requirements of Nasdaq or under Section 423 of the Code, stockholders will be asked to approve such material amendment.
General
The ESPP is intended to qualify as an “employee stock purchase plan” under Code Section 423, except as explained below under the heading “— International Participation.” During regularly scheduled “offerings” under the ESPP, participants will be able to request payroll deductions and then apply the accumulated deductions to purchase a number of shares of the post-combination company’s common stock at a discount to the market value of the shares as of the purchase date and in an amount determined in accordance with the ESPP’s terms.
Shares Available for Issuance
The ESPP will have [•] ([•])of authorized but unissued or reacquired shares of the post-combination company’s common stock reserved for issuance under the ESPP, plus an additional number of shares to be reserved annually on the first day of each fiscal year for a period of not more than 20 years, beginning on

January 1, 2021, in an amount equal to the least of (i) [one] percent ([1]%) of the outstanding shares of Graf common stock on such date, (ii) [•] shares of the post-combination company’s common stock or (iii) a lesser amount determined by the Compensation Committee or the post-combination company’s Board.
Administration
Except as noted below, the ESPP will be administered by the post-combination company’s board or a committee appointed by the post-combination company’s Board (the “Compensation Committee”). The Compensation Committee has the authority to construe, interpret and apply the terms of the ESPP, to determine eligibility, to establish such limitations and procedures as it determines are consistent with the ESPP and to adjudicate any disputed claims under the ESPP.
Eligibility
Each full-time and part-time employee, including our officers and employee directors and employees of participating subsidiaries, who is employed by the post-combination company on the day preceding the start of any offering period will be eligible to participate in the ESPP. The ESPP requires that an employee customarily work more than 20 hours per week and more than 5 months per calendar year in order to be eligible to participate in the ESPP. The ESPP will permit an eligible employee to purchase the post-combination company’s common stock through payroll deductions, which may not be more than 15% of the employee’s compensation, or such lower limit as may be determined by the Compensation Committee from time to time. However, no employee is eligible to participate in the ESPP if, immediately after electing to participate, the employee would own stock of the company (including stock such employee may purchase under this plan or other outstanding options) representing 5% or more of the total combined voting power or value of all classes of the post-combination company’s stock. No employee will be able to purchase more than three thousand (3,000) shares, or such number of shares as may be determined by the Compensation Committee with respect to a single offering period, or purchase period, if applicable. In addition, no employee is permitted to accrue, under the ESPP and all similar purchase plans of the post-combination company or its subsidiaries, a right to purchase stock of the post-combination company having a value in excess of $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year. Participants may withdraw from an offering period by filing a prescribed form with the Company at least 15 days prior to a purchase date and accrued payroll contributions will be refunded to the participant in accordance with the terms of the ESPP. Participation in the ESPP will end automatically on termination of employment.
Offering Periods and Purchase Price
The ESPP will be implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, the Compensation Committee may specify offerings with a duration of not more than 27 months and may specify shorter purchase periods within each offering. During each purchase period, payroll deductions will accumulate, without interest. On the last day of the purchase period, accumulated payroll deductions will be used to purchase the post-combination company’s common stock for employees participating in the offering. Unless the Compensation Committee determines to approve a different structure, the ESPP establishes a 12-month offering period structure, with each offering period having two 6-month purchase periods.
The purchase price will be specified pursuant to the offering, but cannot, under the terms of the ESPP, be less than 85% of the fair market value per share of the post-combination company’s common stock on either the offering date or on the purchase date, whichever is less. The fair market value of the post-combination company’s common stock for this purpose will generally be the closing price on Nasdaq (or such other exchange as the post-combination company’s common stock may be traded at the relevant time) for the date in question, or if such date is not a trading day, for the last trading day before the date in question.
Changes to Capital Structure
In the event that there is a specified type of change in the post-combination company’s capital structure, such as a stock split, appropriate adjustments will be made to (1) the number of shares reserved under the

ESPP, (2) the individual and aggregate participant share limitations described in the plan and (3) the price of shares that any participant has elected to purchase.
International Participation
To provide the post-combination company with greater flexibility in structuring the post-combination company’s equity compensation programs for the post-combination company’s non-U.S. employees, the ESPP may permit participation in the ESPP by employees of the post-combination company’s non-U.S. subsidiary entities, and such participation may be subject to other offering rules or sub-plans adopted by the Compensation Committee in order to achieve tax, securities law or other compliance objectives. While the ESPP is intended to be a qualified “employee stock purchase plan” within the meaning of Code Section 423, any such international sub-plans or offerings are not required to satisfy those U.S. tax code requirements and therefore may have terms that differ from the ESPP terms applicable in the U.S. However, any international sub-plans or offerings are subject to the ESPP terms limiting the overall shares available for issuance, the maximum payroll deduction rate, maximum purchase price discount and maximum offering period length.
Corporate Reorganization
Immediately before a corporate reorganization, any outstanding rights to purchase the post-combination company’s common stock under any offering period then in progress may be continued, assumed or substituted by the surviving entity or its parent, and if such acquirer refuses to continue, assume or substitute for any such rights, then, unless the post-combination company’s Board or the Compensation Committee determines otherwise, a new purchase date will be set prior to the effective time of the corporate reorganization and the accumulated payroll deductions will be used to purchase the post-combination company’s common stock. Following such purchase, the offering period then in effect will be cancelled.
Amendment and Termination
The post-combination company’s Board and the Compensation Committee will each have the right to amend, suspend or terminate the ESPP at any time. Any increase in the aggregate number of shares of stock to be issued under the ESPP is subject to stockholder approval. Any other amendment is subject to stockholder approval only to the extent required under applicable law or regulation.
Certain Federal Income Tax Consequences of Participating in the ESPP
The following brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP does not purport to be complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or non-U.S. jurisdiction in which the participant may reside. The ESPP, and the right of U.S. participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends upon whether the sale occurs before or after expiration of the holding periods described in the following sentence. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (2) the excess of the fair market value of a share on the offering date that the right was granted over the purchase price for the right as determined on the offering date. Any additional gain will be treated as long term capital gain. If the shares are sold or otherwise disposed of before the expiration of either of the aforementioned holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

ESPP Benefits
Purchase rights are subject to an eligible employee’s discretion, including an employee’s decision not to participate in the ESPP, and awards under the ESPP are not determinable. Directors who are not employees are not eligible to participate in, and will not receive any benefit under, the ESPP.
Registration with the SEC
If the ESPP is approved by our stockholders and becomes effective, Graf intends to file a registration statement on Form S-8 registering the shares reserved for issuance under the ESPP as soon as reasonably practicable after Graf becomes eligible to use such form.
Vote Required for Approval
Approval of this proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Special Meeting. Accordingly, under Delaware law, a Company stockholder’s failure to vote, as well as an abstention and broker non-vote, will have no effect on the ESPP Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 6.
The existence of financial and personal interests of one or more of the Company’s directors or officers may result in a conflict of interest on the part of such director(s) or officer(s) between what he or they may believe is in the best interests of the Company and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section above entitled “ Proposal No. 1 — Approval of the Business Combination — Interests of Certain Persons in the Transactions” for a further discussion.

PROPOSAL NO. 7 — THE ADJOURNMENT PROPOSAL
Overview
The Adjournment Proposal, if adopted, will allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Incentive Plan Proposal or the ESPP Proposal, but no other proposal if the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Incentive Plan Proposal and the ESPP Proposal are approved.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal, the Incentive Plan Proposal, the ESPP Proposal or any other proposal.
Vote Required for Approval
The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote, as well as an abstention from voting and a broker non-vote, will have no effect on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Adjournment Proposal.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.
The existence of financial and personal interests of one or more of the Company’s directors or officers may result in a conflict of interest on the part of such director(s) or officer(s) between what he or they may believe is in the best interests of the Company and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section above entitled “ Proposal No. 1 — Approval of the Business Combination — Interests of Certain Persons in the Transactions” for a further discussion.

INFORMATION ABOUT THE COMPANY
General
We are a blank check company incorporated on June 26, 2018 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have neither engaged in any operations nor generated any revenue to date. Based on our business activities, we are a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting almost entirely of cash.
On October 18, 2018, we consummated our initial public offering of 22,500,000 units (the “units”). Each unit consists of one share of common stock, $0.0001 par value per share and one warrant. Each warrant entitles the holder thereof to purchase one-half of one share of common stock for $11.50 per share, provided that if we have not consummated our initial business combination within 15 months from the closing of the initial public offering, each warrant will entitle the holder thereof to purchase three-quarters of one share of common stock at a price of $11.50 per whole share, subject to adjustment in either case. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $225,000,000. The underwriters of our initial public offering were granted a 45-day option to purchase up to an additional 3,375,000 units to cover over-allotments, if any.
Simultaneously with the consummation of the initial public offering, we completed the private placement of an aggregate of 13,400,000 warrants to Graf Acquisition LLC at a price of $0.50 per warrant, generating gross proceeds of $6,700,000. On October 25, 2018, simultaneously with the sale of the over-allotment units, we consummated a private sale of an additional 750,605 placement warrants to the Sponsor at a price of $0.50 per warrant, generating gross proceeds of approximately $375,302.
On October 25, 2018, the underwriters exercised the over-allotment option in part and purchased 1,876,512 of the total possible 3,375,000 over-allotment units. The 6,468,750 shares of common stock of the Company held by our Initial Stockholders (prior to the exercise of the over-allotment) included an aggregate of up to 843,750 Founder Shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full, so that the Initial Stockholders would collectively own 20.0% of the issued and outstanding shares of common stock of the Company. Since the underwriters exercised the over-allotment option in part and not in full, the Sponsor forfeited 374,622 Founder Shares on October 25, 2018 resulting in the Sponsor and the Company’s independent directors holding an aggregate of 6,094,128 shares of common stock, including 68,000 Founder Shares transferred to our independent directors. The Founder Shares forfeited by the Sponsor were cancelled by the Company.
Upon the closing of the initial public offering and the private placement, $243.8 million ($10.00 per unit) of the net proceeds from the sale of units in the initial public offering and the private placements was placed in the Trust Account maintained by Continental Stock Transfer & Trust Company, acting as trustee. The proceeds held in the Trust Account were invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a business combination and (ii) the distribution of the Trust Account, as described below.
Initial Business Combination
The NYSE rules require that we must consummate an initial business combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting commissions) at the time of our signing a definitive agreement in connection with an initial business combination. Our Board has determined that the Business Combination meets the 80% test.
Redemption Rights for Holders of Public Shares
Pursuant to our current certificate of incorporation, we are providing our public stockholders with the opportunity to redeem, upon the Closing, shares of common stock for cash equal to the pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account that holds the proceeds of our IPO (including interest not previously released to the Company to pay franchise and income taxes ), subject to certain limitations. For illustrative purposes, based on the balance of the Trust Account of $117.3 million as of June 30, 2020, the estimated per share redemption price would have been approximately $10.24. Public stockholders may elect to redeem their shares even if they vote for the Business Combination. Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. If we receive valid redemption requests from holders of public shares prior to the redemption deadline, we may, at our sole discretion, following the redemption deadline and until the date of Closing, seek and permit withdrawals by one or more of such holders of their redemption requests. We may select which holders to seek such withdrawals of redemption requests from based on any factors we may deem relevant, and the purpose of seeking such withdrawals may be to increase the funds held in the Trust Account, including where we otherwise would not satisfy the closing condition that the amount in the Trust Account and the proceeds from the PIPE Investment equal or exceed $200,000,000.
Submission of Our Initial Business Combination to a Stockholder Vote
The Special Meeting of our stockholders to which this proxy statement relates is to solicit your approval of the Business Combination. Unlike many other blank check companies, our public stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments. Our Initial Stockholders, including our Sponsor, have agreed to vote any shares of common stock owned by them in favor of the Business Combination.
Employees
We currently have two executive officers. Members of our management team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed an initial business combination. We presently expect our officers to devote such amount of time as they reasonably believe is necessary to our business, and the amount of time that Mr. Graf or any other members of our management will devote in any time period will vary based on the current stage of the business combination process.
Management
Directors and Officers
Our current directors and executive officers are as follows:
Name	Age	Title
James A. Graf	55	Chief Executive Officer
Michael Dee	64	President, Chief Financial Officer and Director
Keith W. Abell	62	Director
Julie J. Levenson	57	Director
Sabrina McKee	52	Director
Kevin Starke	51	Director
James A. Graf has been our chief executive officer since our inception in June 2018 and was a member of our board of directors from June 2018 to October 2019. Mr. Graf was a director of Platinum Eagle Acquisition Corp., from January 2018 to March 2019. Mr. Graf served as the vice president, chief financial officer and treasurer of Double Eagle Acquisition Corp. from its inception in June 2015 through its business combination with Williams Scotsman, Inc. in November 2017. He served as vice president, chief financial officer, treasurer and secretary of Silver Eagle Acquisition Corp. from its inception in April 2013 through Silver Eagle’s business combination with Videocon d2h Limited (“VDTH”), and he served as vice president, chief financial officer, treasurer and secretary of Global Eagle Acquisition Corp. (“GEE”) from its inception in February 2011 to its business combination with Row 44, Inc. and Advanced Inflight Alliance

AG in January 2013. He was vice chairman of Global Entertainment AG, the German entity holding GEE’s equity in AIA from 2013 to 2014 and special advisor to GEE in 2013. He served as a special advisor to VDTH from 2015 to 2016. From 2008 to 2011 Mr. Graf served as a managing director of TC Capital Ltd., an investment bank, in Singapore. From 2007 to 2008, Mr. Graf was engaged as a consultant to provide financial advisory services to Metro-Goldwyn-Mayer, Inc. In 2001, Mr. Graf founded and became chief executive officer of Praedea Solutions Inc. (“Praedea”), an enterprise software company with operations in the United States, Malaysia and Ukraine. The assets of Praedea were sold in 2006 to Mergent Inc, a wholly-owned subsidiary of Xinhua Finance Ltd., and renamed Mergent Data Technology, Inc., where Mr. Graf continued to serve as chief executive officer from 2006 to 2007. Praedea was renamed PSI Capital Inc. (“PSIC”), and currently serves as an investment holding company for Mr. Graf. Mr. Graf continues to be chief executive officer of PSIC. Prior to founding Praedea, Mr. Graf was a managing director at Merrill Lynch, in Singapore from 1998 to 2000 and a consultant to Merrill Lynch in 2001. From 1996 to 1998, Mr. Graf served as a director and then managing director and president of Deutsche Bank’s investment banking entity in Hong Kong, Deutsche Morgan Grenfell (Hong Kong) Ltd. From 1993 to 1996, he was a vice president at Smith Barney in Hong Kong and Los Angeles. From 1987 to 1993, Mr. Graf was an analyst and then associate at Morgan Stanley in New York, Los Angeles, Hong Kong and Singapore. Mr. Graf received a Bachelor of Arts degree from the University of Chicago in 1987.
Michael Dee has been our President and Chief Financial Officer since September 2018 and is a member of our board of directors. Mr. Dee was a Senior Advisor to the President for Finance of the Asian Infrastructure Investment Bank in Beijing from January to July 2016 and also served as a member of its Investment Committee. From 2010 to 2015, Mr. Dee managed various private investments, including providing advice to SeaOne Maritime Corp., a startup focused on the monetization of natural gas and gas liquids and based in Texas. Mr. Dee was Senior Managing Director — International of Temasek Holdings Private Limited, Singapore’s sovereign investment company, from 2008 to 2010 and also served as a senior member of its Management Committee and Investment Committee. Prior to joining Temasek, Mr. Dee worked at Morgan Stanley from 1981 to 2007 in a variety of senior positions in its capital markets, mergers and acquisitions and firm management divisions, including acting as Regional Chief Executive Officer for Southeast Asia and as Head of Morgan Stanley’s Houston office. He was also appointed Singapore’s Honorary Consul General in Houston. Mr. Dee received a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania in 1981. Mr. Dee’s qualifications to serve on our board of directors include his extensive experience in public markets, corporate finance, private equity and mergers and acquisitions.
Keith W. Abell is a member of our board of directors. Mr. Abell has been a member of the board of directors of FGL Holdings, formerly known as CF Corporation, since May 2017. Mr. Abell is the co-founder of Sungate Properties, LLC, a real estate investment company, which he co-founded in 2009 after managing private investments during 2007 and 2008. From 1994 to 2007, Mr. Abell was a co-founder of, and served in a variety of senior management roles at, GSC Group (and its predecessor, Greenwich Street Capital Partners, L.P.), an alternative asset manager. From 1990 to 1994, Mr. Abell was a managing director at Blackstone where he, among other things, founded the firm’s first Hong Kong office. From 1986 to 1990, Mr. Abell was a vice president at Goldman, Sachs & Co. where he worked in the global finance, corporate finance and mergers and acquisitions departments. Mr. Abell serves as the treasurer and as a director of the National Committee on United States-China Relations. Throughout his career, Mr. Abell has served as a director of a number of public, private and not-for-profit entities. Mr. Abell received a Bachelor of Arts degree from Brown University in 1979, an MBA from the Wharton School in 1986 and a Master of Arts degree in International Studies from the University of Pennsylvania in 1986. Mr. Abell’s qualifications to serve on our board of directors include his extensive experience in public markets, corporate finance, private equity and mergers and acquisitions.
Julie J. Levenson is a member of our board of directors. Ms. Levenson is a capital markets and mergers and acquisitions advisory professional with over 35 years of experience, with particular experience in equity private placements for both private and public companies. Ms. Levenson has been a partner and co-founder at La Honda Advisors LLC, an investment bank based in Menlo Park, California, since 2012. Previously, Ms. Levenson was a senior advisor at PGP Capital Advisors from 2011 to 2012, managing director and head of the private placement group at Cowen and Company from 2007 to 2011, managing director and co-head of the private finance group at Houlihan Lokey Howard & Zukin from 2003 to 2007, senior managing director and head of the private equity placements / strategic finance group at Bear Stearns from 2003 to 2004, managing director and head of west coast / technology private placements at Merrill Lynch from 1999 to 2002, served in various positions including director in private equity placements and equity capital markets at Smith Barney and Salomon Smith Barney from 1994 to 1999, and assistant director in corporate development at Paramount Communications from 1993 to 1994. She began her investment banking career as an associate at Morgan Stanley from 1990 to 1993. Ms. Levenson received a Bachelor of Arts degree from Dartmouth College in 1984 and JD and MBA degrees from The Wharton School and the School of Law at the University of Pennsylvania in 1990. Ms. Levenson’s qualifications to serve on our board of directors include her extensive experience in the areas of financial advisory work, corporate finance, equity capital markets and private and public equity placements.
Sabrina McKee is a member of our board of directors. Ms. McKee is currently Director of Corporate Strategy at Ford Motor Company (NYSE:F), which she joined in February 2017. Ms. McKee, previously Head of Mobility Strategy from February 2019 to January 2020 and Director of Investor Relations at Ford from February 2017 to February 2019, is a capital markets professional with over 20 years of experience in all aspects of the investment process, has a unique blend of sellside, buyside and corporate experience offering a comprehensive understanding of the investment process. From April 2014 to June 2016, Ms. McKee was Managing Director, Head of Equity Capital Markets at Sterne Agee CRT LLC, where she worked with public and private companies on all aspects of the capital-raising process, including SPACs. From 2011 to 2014, Ms. McKee worked as a Director of the Corporate Access businesses at Guggenheim Securities LLC and during 2010 she worked as an Executive Director at Morgan Stanley where she connected public and private companies to the investment community. From 2007 to 2010, Ms. McKee was Vice President at Two Sigma Investments LP, where she helped build out a successful, global, Alpha Capture business, enabling quantitative investment managers to integrate fundamental factors into quantitative stock selection models. In addition, from 2000 to 2007, Ms. McKee worked for UBS Investment Bank as an Executive Director of Equity Research Sales and Equities, from 1999 to 2000 for Schroders plc as a Senior Vice President and from 1991 to 1998 for Tucker Anthony as a Senior Vice President of Institutional Research Sales, where she covered a diverse range of large institutional investors. Ms. McKee received a Bachelor of Arts degree from William Smith College in 1989. Ms. McKee’s qualifications to serve on our board of directors include her extensive experience in corporate finance and marketing initial business combinations for SPACs.
Kevin Starke is a member of our board of directors. Since 2016, Mr. Starke has been a senior analyst at Owl Creek Asset Management, L.P., a credit and equity long-short hedge fund in New York City, which is an affiliate of a member of our Sponsor. From 2008 until he joined Owl Creek Asset Management, L.P. in 2016, Mr. Starke was at CRT Capital, where he served as a senior analyst covering distressed and special situations, with an emphasis on complex situations and litigations. He previously worked at Weeden & Co. LP from 2005 to 2008, as a senior analyst focused on special situations, distressed and post-reorganization securities. Prior to Weeden, Mr. Starke served in a similar role at Imperial Capital LLC from 2004 to 2005. From 1999 to 2004, he was an analyst at Bear Stearns & Co., where he focused on small-cap special situations companies. Mr. Starke began his career in Asia, where he worked for several financial firms in Hong Kong, following a year in the Philippines on the Henry Luce Scholarship. Mr. Starke is a Chartered Financial Analyst. Mr. Starke received a Bachelor of Arts degree from New York University in Politics in 1990 and a Master of Arts degree from Yale University in Ethics in 1992. Mr. Starke was designated as a director by Owl Creek pursuant to its agreement with James A. Graf and our Sponsor. Mr. Starke’s qualifications to serve on our board of directors include his extensive experience in investing in SPACs, evaluating business combinations for the purposes of making private and backstop investments, and in investment situations involving complex changes to capital structures.
Stockholder Communications
Our Board has established a process for stockholders to send communications to our Board. Stockholders may communicate with our Board generally or a specific director at any time by writing to the Company’s Secretary, Graf Industrial Corp., 118 Vintage Park Blvd., Suite W-222, Houston, Texas 77070. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to our Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to our Board generally, to the Chairman of our Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to our Board.
Board Leadership Structure and Role in Risk Oversight
The Board’s oversight of risk is administered directly through the Board, as a whole, or through its audit committee. Various reports and presentations regarding risk management are presented to the Board to identify and manage risk. The audit committee addresses risks that fall within the committee’s area of responsibility. For example, the audit committee is responsible for overseeing the quality and objectivity of the Company’s financial statements and the independent audit thereof. Management furnishes information regarding risk to the Board as requested.
Number and Terms of Office of Officers and Directors
Our board of directors consists of five members. Our board is divided into three classes, with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Sabrina McKee and Julie J. Levenson, will expire at the special meeting. The term of office of the second class of directors, consisting of Keith W. Abell and Kevin Starke, will expire at our 2021 annual meeting of stockholders. The term of office of the third class of directors, consisting of Michael Dee, will expire at our 2022 annual meeting of stockholders. Subject to any other special rights applicable to the stockholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board that includes any directors representing our Sponsor then on our board, or by a majority of the holders of our common stock.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the board of directors.
Director Independence
The listing standards of Nasdaq require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Keith W. Abell, Sabrina McKee and Julie J. Levenson are “independent directors” as defined in Rule 10A-3 of the Exchange Act and the rules of Nasdaq. Our independent directors have regularly scheduled meetings at which only independent directors are present.
Committees of the Board of Directors
Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. All of the members of these three committees are comprised solely of independent directors in accordance with the rules of Nasdaq and the SEC.
Audit Committee
The members of our audit committee are Keith W. Abell, Sabrina McKee and Julie J. Levenson. Keith W. Abell serves as chairman of the audit committee. Each of Ms. Levenson, Ms. McKee and Mr. Abell meet the independent director standard under Nasdaq listing rules and under Rule 10A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our board of directors has determined that Keith W. Abell qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.
We have adopted an audit committee charter, which details the principal functions of the audit committee, including:
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assisting board oversight of  (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent auditor’s qualifications and independence, and (4) the performance of our internal audit function and independent auditors; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

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pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

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setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent auditors describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

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meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

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reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
The members of our compensation committee are Keith W. Abell and Sabrina McKee. Sabrina McKee serves as chairman of the compensation committee, each of whom is independent.
We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

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reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans; assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

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producing a report on executive compensation to be included in our annual proxy statement; and reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors. Notwithstanding the foregoing, as indicated above, other than the reimbursement to an affiliate of our Sponsor of up to $5,000 per month, for up to 18 months, for office space, utilities and secretarial and administrative support and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination.

Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.
The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance are Keith W. Abell and Sabrina McKee. Sabrina McKee serves as chair of the nominating and corporate governance committee, each of whom is independent.
We have adopted a nominating and corporate governance committee charter, which details the purpose and responsibilities of the nominating and corporate governance committee, including:
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identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

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developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

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coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

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reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.
Committee Membership, Meetings and Attendance
Each of the audit committee, compensation committee and nominating and corporate governance committee of our Board is comprised entirely of independent directors.

During the year ended December 31, 2019:
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our Board held one meeting;

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our audit committee held one meeting;

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our compensation committee held no meetings; and

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our nominating and corporate governance committee held one meeting.

Each of our incumbent directors attended or participated in at least 75% of the meetings of the respective committees of which he is a member held during the period such incumbent director was a director during the year ended December 31, 2019.
We encourage all of our directors to attend our annual meetings of stockholders.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees. We filed a copy of our Code of Business Conduct and Ethics as an exhibit to the registration statement in connection with our initial public offering. You are able to review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Business Conduct and Ethics and the charters of the committees of our board of directors can be provided without charge upon request from us in writing at 118 Vintage Park Blvd., Suite W-222, Houston, Texas or by telephone at (310) 745-8669. If we make any amendments to our Code of Business Conduct and Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or Nasdaq rules, we will disclose the nature of such amendment or waiver on our website. The information included on our website is not incorporated by reference into this proxy statement or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.
Conflicts of Interest
Our officers have agreed to present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting commissions) prior to presenting them to any other entity, subject to any fiduciary or contractual obligations they may have. The members of our management team are not otherwise obligated to present us with any opportunity for a potential business combination of which they become aware, unless presented to such member solely in his or her capacity as a director or officer of the company. Our current certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.
Potential investors should also be aware of the following other potential conflicts of interest:
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None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities. Mr. Graf will focus substantially all of his professional time on the Company.

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In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
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Our Initial Stockholders have agreed to waive their redemption rights with respect to any Founder Shares and any public shares held by them in connection with the consummation of our initial business combination. Additionally, our Initial Stockholders have agreed to waive their redemption rights with respect to any Founder Shares held by them if we fail to consummate our initial business combination within 18 months after the closing of our initial public offering. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement warrants held in the Trust Account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. With certain limited exceptions, the Founder Shares will not be transferable, assignable by our Sponsor until the earlier of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the private placement warrants and the common stock underlying such warrants, will not be transferable, assignable or saleable by our Sponsor or its permitted transferees until 30 days after the completion of our initial business combination. Since our Sponsor and officers and directors may directly or indirectly own common stock and warrants, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

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Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

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Our Sponsor, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our Sponsor or an affiliate of our Sponsor or any of our officers or directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such working capital loans may be convertible into additional warrants at a price of  $0.75 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercisability and exercise price.

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Our Sponsor is owned by James A. Graf, Michael Dee, Owl Creek and certain other investors with longstanding relationships with Mr. Graf. In his capacity as the manager of our Sponsor, Mr. Graf has agreed to take certain actions on behalf of the Sponsor for the benefit of its members which may result in conflicts of interest. These actions include Mr. Graf’s agreement to provide Owl Creek with the right to consent to any potential initial business combination, representation on our current board of directors, ongoing information relating to our search for an initial business combination, and the option to participate in any equity investments relating to or at the time of our initial business combination.

The conflicts described above may not be resolved in our favor.
In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
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the corporation could financially undertake the opportunity;

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the opportunity is within the corporation’s line of business; and

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it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations to such other entities (as well as to us). Our officers have also agreed not to participate in the formation of, or become an officer or director of, any other SPAC with a class of securities intended to be registered under the Exchange Act which has publicly filed a registration statement with the SEC until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within the required time period. Our current certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.
Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:
INDIVIDUAL	ENTITY	ENTITY’S BUSINESS	AFFILIATION
James A. Graf	PSI Capital Inc.	Venture Capital	Chief Executive
Keith W. Abell	FGL Holdings Sungate Properties, LLC	Insurance Real Estate Investment	Director Founder
Sabrina McKee	Ford Motor Company	Automobiles	Director of Corporate Strategy
Kevin Starke	Owl Creek Asset Management, L.P.	Hedge Fund	Senior Analyst
Michael Dee	None
Julie J. Levenson	La Honda Advisors LLC	Investment Bank	Partner and Co-Founder
Accordingly, if any of the above executive officers or directors becomes aware of a business combination opportunity which is suitable for any of the above entities to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our initial business combination. Our current certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our Sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm, or from an independent valuation or appraisal firm that regularly prepares fairness opinions, that such an initial business combination is fair to our company from a financial point of view.
Our Sponsor, officers and directors have agreed to vote any Founder Shares held by them and any public shares purchased during or after the offering (including in open market and privately negotiated transactions) in favor of our Business Combination.
Limitation on Liability and Indemnification of Officers and Directors
Our current certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our current certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our current certificate of incorporation. Our bylaws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis should be read in conjunction with the financial statements and related notes of the Company, included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” appearing elsewhere in this proxy.
Overview
We are a blank check company incorporated in Delaware on June 26, 2018 and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We are not limited to a particular industry or sector for purposes of consummating a business combination. Our Sponsor is Graf Acquisition LLC, a Delaware limited liability company (the “Sponsor”).
Our registration statement on Form S-1 for the initial public offering (the “Initial Public Offering”) was declared effective on October 15, 2018. On October 18, 2018, we consummated the Initial Public Offering of 22,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units offered, the “Public Shares”), generating gross proceeds of $225 million and incurring underwriting commissions of $4.5 million. On October 25, 2018, we consummated the closing of the sale of 1,876,512 additional Units upon receiving notice of the underwriters’ election to partially exercise their overallotment option (the “Over-Allotment”), generating additional gross proceeds of approximately $18.8 million, and incurring $0.4 million in underwriting commissions.
Each unit consists of one share of common stock and one redeemable warrant (a “Public Warrant”). Each Public Warrant initially entitled the holder to purchase one-half of one share of common stock at a price of $11.50 per share, provided, that since we did not consummated a business combination within 15 months from the closing of the Initial Public Offering, each Public Warrant was adjusted so that it now entitles the holder thereof to purchase three-quarters of one share of common stock at a price of $11.50 per share (such adjustment from one-half of one share to three-quarters of one share, the “Warrant Adjustment Provision”), subject to adjustment in either case. On January 18, 2020, the Warrant Adjustment Provision came into effect. As a result, the shares of common stock underlying our warrants increased by 9,631,779 shares, totaling 28,895,338.
Simultaneously with the closing of the Initial Public Offering and the Over-Allotment, we consummated the private placement (“Private Placement”) of 14,150,605 warrants (the “Private Placement Warrants”) at a price of $0.50 per private placement warrant, with our Sponsor, generating gross proceeds of approximately $7.08 million. Each private placement warrant has the same terms as the Public Warrants.
Upon the closing of the Initial Public Offering, the Over-Allotment and the Private Placement, approximately $243.8 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Warrants in the Private Placement was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”). The proceeds held in the Trust Account were invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open ended investment company that holds itself out as a money market fund selected by us meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by us, until the earlier of: (i) the completion of a business combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our second amended and restated certificate of incorporation (the “Second Amended and Restated Certificate of Incorporation”) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within the combination period (as described below), and (iii) the redemption of our public shares if we are unable to complete a business combination within the combination period, subject to applicable law.

We originally had 18 months from the closing of the Initial Public Offering (by April 18, 2020) to complete a business combination. On April 16, 2020, we filed an amendment (the “Extension Amendment”) to our Second Amended and Restated Certificate of Incorporation (as amended, the “charter”) to extend the date by which we have to consummate a business combination (the “extension”) from April 18, 2020 to July 31, 2020. Our stockholders approved the Extension Amendment at a special meeting in lieu of the 2020 annual meeting of our stockholders (the “special meeting”) on April 16, 2020. In connection with the extension, an aggregate 12,921,275 shares of our common stock was redeemed, and approximately $132.1 million was withdrawn out of the Trust Account to pay for such redemption leaving approximately $117.1 million remaining in our Trust Account to consummate a business combination. On July 23, 2020, we filed an amendment (the “Second Extension Amendment”) to our charter to further extend the date by which the Company has to consummate a business combination (the “Second Extension”) from July 31, 2020 to October 31, 2020 (the “combination period”). Our stockholders approved the Second Extension Amendment at a special meeting of stockholders of the Company on July 23, 2020. In connection with the Second Extension, an aggregate 1,105 shares of our common stock was redeemed, and approximately $11,000 was withdrawn out of the Trust Account to pay for such redemption leaving approximately $117.1 million remaining in our Trust Account to consummate a business combination.
In order to protect the amounts held in the Trust Account, our Sponsor has agreed to be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of  (i) $10.00 per public share or (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).However, we have not asked the Sponsor to reserve for such indemnification obligations, nor have we independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that the Sponsor’s only assets are securities of ours. Therefore, we cannot assure that the Sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. We will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business, execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Our management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, the Over-Allotment, and the Private Placement, although substantially all of the net proceeds are intended to be applied toward consummating a business combination.
Proposed Business Combination
On July 2, 2020, we entered into a Merger Agreement (which was amended on August 20, 2020) with VL Merger Sub Inc., a Delaware corporation and our wholly owned subsidiary (“Merger Sub”), and Velodyne Lidar, Inc., (“Velodyne”), a copy of which is attached to this proxy statement as Annex A-1 and Annex A-2.
Going Concern
As of June 30, 2020, we had approximately $383,000 outside of the Trust Account, approximately $2.7 million of investment income available in the Trust Account to pay for franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), and a working capital deficit of approximately $96,000 (excluding the warrant liability and tax obligations).

Through June 30, 2020, our liquidity needs have been satisfied through receipt of a $25,000 capital contribution from our Sponsor in exchange for the issuance of the Founder Shares (as defined herein) to our Sponsor, $130,100 in loans and advances from our Sponsor and officer, the net proceeds from the consummation of the Private Placement not held in Trust, and investment income released from the Trust Account of approximately $1.3 million since inception for tax obligations. We repaid the loans and advances to our Sponsor and officer on October 18, 2018.
In addition, in order to finance transaction costs in connection with a business combination, our Sponsor or an affiliate of our Sponsor, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required (“working capital loans”). On August 5, 2020, the Company issued an unsecured convertible promissory note (the “Sponsor Convertible Note”) to the Sponsor, pursuant to which the Company may borrow up to $1,500,000 from the Sponsor for ongoing expenses reasonably related to the business of the Company and the consummation of its initial business combination. All unpaid principal under the Sponsor Convertible Note will be due and payable in full on the earlier of (i) October 31, 2020 and (ii) the effective date of its initial business combination (such earlier date, the “Maturity Date”). The Sponsor will have the option, at any time on or prior to the Maturity Date, to convert any amounts outstanding under the Sponsor Convertible Note into warrants to purchase shares of Company common stock, at a conversion price of $0.75 per warrant, with each warrant entitling the holder to purchase three-fourths (3/4) of one share of common stock at a price of $11.50 per share, subject to the same adjustments applicable to the private placement warrants sold concurrently with the Company’s initial public offering.
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, our results of operations, financial position and cash flows may be materially adversely affected.
In connection with our assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after October 31, 2020.
Results of Operations
Our entire activity since inception up to June 30, 2020 related to our formation, commencement of the Initial Public Offering, and since the closing of the Initial Public Offering, the search for a prospective initial business combination. We will not be generating any operating revenues until the closing and completion of our initial business combination. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.
For the three months ended June 30, 2020, we had a net loss of approximately $418,000, which consisted of approximately $73,000 in investment income, offset by approximately $486,000 in general and administrative costs, and approximately $4,900 in income tax expense.
For the three months ended June 30, 2019, we had net income of approximately $355,000, which consisted of approximately $1.5 million in investment income, approximately $575,000 in change in fair value of warrant liabilities, offset by approximately $221,000 in general and administrative costs, and approximately $319,000 in income tax expense.
For the six months ended June 30, 2020, we had a net loss of approximately $3.0 million, which consisted of approximately $846,000 in investment income, offset by approximately $2.8 million in change in fair value of warrant liabilities, approximately $896,000 in general and administrative costs, and approximately $157,000 in income tax expense.
For the six months ended June 30, 2019, we had a net loss of approximately $1.4 million, which consisted of approximately $2.9 million in investment income, offset by approximately $3.4 million in change in fair value of warrant liabilities, approximately $325,000 in general and administrative costs, and approximately $612,000 in income tax expense.
Related Party Transactions
Founder Shares
On June 26, 2018, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of our common stock for an aggregate price of $25,000. On September 13, 2018, the Sponsor returned to us, at no cost, 2,156,250 shares of common stock, which we cancelled, resulting in the Sponsor holding 6,468,750 Founder Shares. On October 9, 2018, the Sponsor transferred 25,000 Founder Shares at the same per-share price paid by the Sponsor to each of Keith Abell and Sabrina McKee, two of our directors (then director-nominees), resulting in the Sponsor holding 6,418,750 Founder Shares. In addition, on October 17, 2019, our Sponsor transferred 18,000 Founder Shares to Julie J. Levenson, one of our directors, resulting in our Sponsor holding 6,026,128 Founder Shares.
The Founder Shares initially included an aggregate of up to 843,750 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ Over-Allotment was not exercised in full or in part, so that out Sponsor would own, on an as-converted basis, 20% of our issued and outstanding shares after the Initial Public Offering. On October 25, 2018, the underwriters partially exercised their Over-Allotment option; thus, an aggregate of 374,622 Founder Shares was forfeited.
Our Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a business combination or (B) subsequent to a business combination, (x) if the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Private Placement
Simultaneously with the closing of the Initial Public Offering and the Over-Allotment, we consummated the Private Placement of 14,150,605 Private Placement Warrants at a price of $0.50 per Private Placement warrant, with the Sponsor generating gross proceeds of approximately $7.08 million. The Private Placement Warrants have the same terms as the warrants sold as components of the Units in the Initial Public Offering. A portion of the proceeds from the sale of the Private Placement Warrants was added to the proceeds from the Initial Public Offering to be held in the Trust Account. If we do not complete a business combination within the Combination Period, the Private Placement Warrants will expire worthless.
Furthermore, as described above, pursuant to the terms of the Sponsor Agreement, the Private Placement Warrants will be automatically cancelled immediately prior to the Closing of the Business Combination with Velodyne.
Related Party Loans
Prior to the consummation of the Initial Public Offering, our Sponsor had loaned us an aggregate of $130,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “promissory note”) and James A. Graf had advanced us $100 in connection with the initial establishment of a bank account. The promissory note and the advance from James A. Graf were non-interest bearing. We repaid the promissory note and the advances to James A. Graf on October 18, 2018.

In addition, in order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required (“working capital loans”). If we complete a business combination, the Company would repay the working capital loans out of the proceeds of the Trust Account released to us. Otherwise, the working capital loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, we may use a portion of proceeds held outside the Trust Account to repay the working capital loans but no proceeds held in the Trust Account would be used to repay the working capital loans. Except for the foregoing, the terms of such working capital loans, if any, have not been determined and no written agreements exist with respect to such loans. The working capital loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such working capital loans may be convertible into additional warrants at a price of $0.75 per warrant. As of June 30, 2020, there were no working capital loans; however, we expect that our Sponsor will loan us funds for payment of items related to the Proposed Business Combination, such as the HSR Act review fee, as described above.
We agreed commencing on the effective date of the Initial Public Offering through the earlier of our consummation of a business combination and its liquidation, to reimburse an affiliate of its Sponsor up to $5,000 per month for office space, utilities and secretarial and administrative support on an at-cost basis to the extent such office space, utilities and support is not contracted with us directly.
We recorded and paid approximately $2,700 and $2,600 in expenses in connection with such agreement on the accompanying unaudited condensed consolidated statements of operations for the three months ended June 30, 2020 and 2019, respectively.
We recorded and paid approximately $5,300 and $5,200 in expenses in connection with such agreement on the accompanying unaudited condensed consolidated statements of operations for the six months ended June 30, 2020 and 2019, respectively.
Contractual Obligations
Registration Rights
The holders of the Founder Shares, Private Placement Warrants (and any shares of common stock issuable upon the exercise of the Private Placement Warrants), and securities that may be issued upon conversion of working capital loans are entitled to registration rights pursuant to a registration rights agreement signed prior to the effective date of Initial Public Offering, requiring us to register such securities for resale. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. We will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
We granted the underwriters a 45-day option from the date of the prospectus relating to the Initial Public Offering to purchase up to 3,375,000 additional Units to cover Over-Allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters partially exercised this option on October 25, 2018 to purchase 1,876,512 additional Units.
The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or approximately $4.88 million in the aggregate, which was paid upon the closing of the Initial Public Offering.
Business Combination Marketing Agreement
We have engaged EarlyBirdCapital and Oppenheimer & Co. Inc. as advisors in connection with the Business Combination. We will pay EarlyBirdCapital and Oppenheimer & Co. Inc. for such services upon the consummation of the Business Combination (i) a cash fee in an amount equal to 3.5% of the gross proceeds of the Initial Public Offering (exclusive of any applicable finders’ fees which might become payable) an amount equal to up to 40% of which may, in our discretion, be allocated by us to other FINRA members, plus (ii) 150,000 shares of common stock to be issued to EarlyBirdCapital and/or its designees. EarlyBirdCapital and/or its designees will be entitled to registration rights requiring us to register such shares for resale. We have agreed to use its best efforts to effect such registration in connection with the consummation of the Business Combination or, if not then reasonably practicable, to use our best efforts to file a registration statement covering such shares within 15 days of the Closing of the Business Combination. Pursuant to the terms of the Business Combination marketing agreement, no fee will be due if we do not complete a business combination.
Critical Accounting Policies and Estimates
The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We had identified the following as its critical accounting policies:
Fair Value of Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
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Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

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Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

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Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of June 30, 2020 and December 31, 2019, the carrying values of cash, accounts payable, accrued expenses, franchise tax payable and income tax payable approximate their fair values due to the short-term nature of the instruments. Our investments held in Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 180 days or less or investments in a money market funds that comprise only U.S. treasury securities and are recognized at fair value. The fair value of investments held in Trust Account is determined using quoted prices in active markets.
Common Stock Subject to Possible Redemption
All of the 17,548,260 public shares may be redeemed under certain circumstances. Redemption provisions not solely within our control require the security to be classified outside of permanent equity, excluding ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments. Although we did not specify a maximum redemption threshold, the Second Amended and Restated Certificate of Incorporation provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets (stockholders’ equity) to be less than $5,000,001.
We recognize changes in redemption value immediately as they occur and adjusts the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against additional paid-in capital. Accordingly, at June 30, 2020 and December 31, 2019, 11,202,651 and 21,182,947 public shares were classified outside of permanent equity, respectively.
Net Income (Loss) Per Common Share
Net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of common stock outstanding during the periods. We have not considered the effect of the warrants sold in the Initial Public Offering (including warrants issued in connection with the consummation of the Over-Allotment) and Private Placement to purchase an aggregate of 28,895,338 shares of our common stock in the calculation of diluted income per share, since their inclusion would be anti-dilutive under the treasury stock method.
Our unaudited condensed consolidated statements of operations include a presentation of loss per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for public shares for three months ended June 30, 2020 and 2019 are calculated by dividing the investment income earned on the Trust Account of approximately $73,000 and approximately $1.5 million, net of applicable taxes and funds available to be withdrawn from the Trust Account of approximately $55,000 and approximately $369,000, resulting in a total of approximately $18,000 and approximately $1.1 million, respectively, by the weighted average number of public shares outstanding for the periods. Net loss per share, basic and diluted for Founder Shares for the three months ended June 30, 2020 and 2019 are calculated by dividing the net loss of approximately $418,000 and net income of approximately $355,000, less income attributable to public shares of approximately $18,000 and approximately $1.1 million, resulted to a net loss of approximately $436,000 and approximately $747,000, respectively, by the weighted average number of Founder Shares outstanding for the periods.
Net income per share, basic and diluted for public shares for six months ended June 30, 2020 and 2019 are calculated by dividing the investment income earned on the Trust Account of approximately $846,000 and approximately $2.9 million, net of applicable taxes and funds available to be withdrawn from the Trust Account of approximately $257,000 and approximately $612,000, resulting in a total of approximately $589,000 and approximately $2.3 million, respectively, by the weighted average number of public shares outstanding for the periods.
Net loss per share, basic and diluted for Founder Shares for the six months ended June 30, 2020 and 2019 are calculated by dividing the net loss of approximately $3.0 million and $1.4 million, less income attributable to public shares of approximately $589,000 and approximately $2.3 million, resulted to a net loss of approximately $3.6 million and approximately $3.7 million, respectively, by the weighted average number of Founder Shares outstanding for the periods.
Recent Accounting Pronouncements
In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. We are currently evaluating the impact of this standard on our financial statements and related disclosures.
Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our financial statements.
Off-Balance Sheet Arrangements
As of June 30, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

JOBS Act
The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

VELODYNE’S BUSINESS
“We,” “us,” and “our” in this section generally refer to Velodyne Lidar, Inc., a Delaware corporation, and its subsidiaries (collectively, “Velodyne”) prior to the consummation of the Business Combination, which will be the business of the post-combination company and its subsidiaries following the consummation of the Business Combination.
Company Overview
Velodyne is the global leader in lidar technology providing real-time 3D vision for autonomous systems, which we call smart vision. Our smart vision solutions are advancing the development of safe automated systems throughout the world, thereby empowering the autonomous revolution by allowing machines to see their surroundings. In automotive applications, our products improve roadway safety by providing perception data for reliable object avoidance and safe path-planning. We have a vision we call LIVE, Lidar In Vehicles Everywhere, which encompasses a mass-produced lower cost lidar sold for every model of car and truck. We believe safety on the roadways is for everyone. To improve roadway, bicycle, and pedestrian safety, we sell automotive solutions to the rapidly expanding ADAS market, which will incrementally address the requirements of the NHTSA 5-Star Safety Ratings System.
Our lidar-based smart vision solutions are also deployed in many non-automotive applications, such as autonomous mobile robots, UAVs, last-mile delivery, precision agriculture, advanced security systems, and smart city initiatives, among others. Our first products were commercially available in 2010. Since then, we have shipped over 40,000 units and generated cumulative sales of over $570 million. While purchases have been primarily focused on R&D projects, several of our non-automotive customers are in commercial production with their offerings. We estimate that we are addressing a market opportunity for our technology solutions of approximately $11.9 billion in 2022, with roughly 60% attributable to automotive applications. We believe we are approaching the inflection point of adoption of lidar solutions across multiple end markets and that Velodyne is well-positioned, with strong customer relationships and a growing government interest in urban safety, to take advantage of these opportunities.
Our proprietary smart vision solutions offer several advantages over other sensor technologies for a broad range of applications. Using an array of eye-safe lasers, our lidar solutions measure distances in the environment at the speed of light. Unlike camera-based solutions, lidar solutions allow machines to see in 3D by providing precise distance measurements of surrounding objects. Lidar also performs better than cameras in low light conditions and produces fewer errors. Compared to radar, lidar provides better resolution, perceiving objects’ shapes for superior object detection and classification. Lidar also performs better than cameras in darkened conditions and produces fewer errors. According to a report by AAA, current pedestrian detection systems proved relatively ineffective at protecting pedestrians and bicycles in various tests, particularly at night. Lidar systems currently being tested can detect pedestrians equally well during daytime and nighttime conditions because the systems provide self-illumination by means of laser beams. By sending an alert or applying the brakes, these lidar systems are equipped to mitigate death and injury.
These advantages of lidar, combined with lower computing power requirements, enable autonomous platforms to make fast and accurate decisions to mitigate collisions. Velodyne’s proprietary lidar-based hardware and software solutions combine class-leading range, up to centimeter-level accuracy and lower power consumption with high-grade reliability.
Our visionary founder and executive chairman, David Hall, is a serial inventor and successful business leader. Mr. Hall created the world’s first lidar solution for the Grand Challenges for autonomous vehicles (“AVs”) organized by the Defense Advanced Research Projects Agency (DARPA). In the 2007 DARPA Grand Challenge, Velodyne’s lidar sensors were used by five of the top six finishers. In a historic engineering milestone, Mr. Hall invented a lidar sensor that could see and measure the vehicle’s surroundings with unprecedented precision, enabling the vehicle to navigate autonomously. This revolutionary design included a solid-state mechanism with an array of lasers and detectors which offered vast improvements in performance and reliability over the legacy practice of separately interfacing hundreds of fragile parts. The success of Mr. Hall’s invention has spurred significant investment and focus in autonomous development, and a wide range of applications for lidar technology has since emerged. Innovation is an important component of our design heritage, and we currently have key patents in real-time 3D vision for autonomous systems. Our smart vision technology has become the reference architecture in applications requiring precise real time 3D perception.
David Hall led Velodyne as it grew into the leading lidar provider, with early customers such as Google, Caterpillar, and Nokia. As the company progressed, we have built a strong team, adding leaders in sales, engineering, automotive validation, manufacturing, operations, legal and finance, bringing their experience from public companies such as Chrysler Group, Daimler AG, NVIDIA, Rambus, and VeriSilicon. Today we work together as a dynamic team, planning the company growth strategy to take advantage of market opportunities and drive sales.
Through our direct sales team as well as through distributors, we sell to both automotive customers, including top automotive OEMs, system integrators, and last-mile delivery providers, as well as to non-automotive customers providing an array of industrial, drone, and security applications, among others. In 2017, 2018, 2019 and 2020 over 300 customers, including distributors who sell our products to additional end customers, purchased smart vision solutions from us. Below is a representative list of our current customers:
Automotive OEMs and Tier 1 Suppliers		Auto System Integrators	Last Mile Delivery	Non-Automotive Markets
AID(1)	Caterpillar	Aptiv	Gatik	Caterpillar
General Motors	Ford Motor Company	Argo AI	Idriverplus	Google
Hyundai MOBIS	Honda	DiDi(2)	Marble	HERE Technologies
SAIC Innovation Center	PACCAR	Easymile	ThorDrive	Leica Geosystems
Zoox	Toyota Research Institute	Local Motors	Udelv	TomTom
	Volkswagen	Navya Optimus Ride Uber ATG Voyage Yandex

(1)
Autonomous Intelligent Driving GmbH, an Audi subsidiary

(2)
Beijing DIDI Infinity Technology & Development Co., Ltd. (DiDi)

We have won and are further actively negotiating several multi-year contracts for both ADAS and autonomous vehicle programs. We work closely with nearly every major autonomous vehicle development program in the world today. In addition, companies across several non-automotive end markets are increasingly adopting our lidar-based smart vision solutions into their systems. Over the years, our customers have committed substantial effort and resources into developing complex algorithms and software systems around our products, which further validates and reinforces our strong leadership position across many end markets.
Since inventing the smart vision platform, we have spent over a decade continually refining our technology through real world testing and validation. We are committed to driving broad adoption of our solutions in order to save lives, reduce injury, and address a growing number of use cases for our technology. For example, we recently announced and are developing a series of products to unlock higher levels of performance for ADAS applications, such as Automatic Emergency Braking (“AEB”), Lane Keep Assist, Adaptive Cruise Control, Blind Spot Monitoring, and Traffic Jam Assist. We are continuing to invest significantly in key elements of our technology platform, strategic partnerships and manufacturing processes in order to maintain our strong leadership position.
Our technology leadership and commitment to safety have established us as a thought leader for the safe deployment of autonomous vehicles and ADAS solutions. For example, we host the annual World Safety Summit on Autonomous Technology to provide a forum where industry leaders from around the world come together to discuss developing and safely deploying automated mobility solutions. The event brings together representatives from various organizations, including the American Automobile Association, Mothers Against Drunk Driving, National Transportation Safety Board, NHTSA, Partners for Automated Vehicle Education, and Society of Automotive Engineers (“SAE”) International as well as autonomous vehicle developers, including Argo AI, Aurora Innovation, Cruise Automation, The Ford Motor Company, PACCAR, Uber Technologies, Voyage, Waymo and Zoox, among others.
We believe that smart vision can significantly reduce the number of lives lost in vehicle crashes and substantially reduce pedestrian and bicyclist fatalities. Beyond automotive applications, our technology can also help reduce injuries in factories, construction sites, mines, and ports, among other applications. Smart vision technology can also enhance public safety through security and smart city applications. For example, our technology is currently being used in systems to identify suspicious activities at malls, airports, power plants, businesses and public parks, among other locations. In addition, our smart vision solutions are being used in applications such as delivery services to enhance efficiency and cost savings.
Competitive Strengths
We believe the following strengths will allow us to maintain and extend our leadership position.
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Proprietary smart vision platform with embedded software.   Velodyne created and patented 3D real-time lidar, beginning with its 360-degree surround view architecture, which has become the reference architecture for AVs, robotics, and security applications. Our technology lead is further enhanced by sophisticated embedded signal processing software that runs proprietary algorithms to analyze the unstructured data captured by our lidar hardware and generates structured data that machines can easily process. In addition, our proprietary calibration methods allow us to maximize performance in our smart vision solutions. Beyond our surround view lidar architecture, we have a broad set of proprietary technologies that have allowed us to develop other scalable lidar product platforms to target new use cases and end markets. Our directional solid state and dome architectures will underlie new product platforms that target ADAS applications and commercial vehicle markets. Our platform approach allows us to create a broad portfolio of solutions that are designed to address mass market adoption.

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Comprehensive intellectual property portfolio.   Our invention and early development of smart vision technology has given us many years to innovate across our hardware, software, and manufacturing capabilities, and we believe it has created substantial advantages for us in the markets that we serve. We currently hold a number of key patents, including a lidar patent related to our surround view lidar design, which we believe is fundamental. The broad applicability of this architecture stems from its real-time high performance, accurate data collection, and long range compared to other sensing solutions. Our market leadership is the result of our many years of tried-and-tested innovation that resulted in proprietary intellectual property across our entire solution, including our embedded software and manufacturing processes. Beyond our surround view lidar architecture, we have a broad technology portfolio that facilitates the development of new product offerings that are targeted to new use cases, as evidenced by the introduction of our directional solid state and dome architectures.

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Broad product portfolio addressing multiple high growth markets.   With more than ten years of R&D, we have gathered valuable insights and know-how that have led to the creation of advanced architectures for our lidar solutions to address various applications across several end markets. Our continued focus on innovation has enabled us to offer a wide range of high-performance solutions with a variety of software intelligence, sizes, form factors and price points. This has allowed us to serve multiple markets beyond the automotive market. Of the more than 300 customers that purchased smart vision solutions from us and our distributors in the last three fiscal years, more than 200 are using our smart vision solutions for the non-automotive applications. In 2019, for example, we generated slightly over half of our revenue from sales to customers deploying our smart vision solutions in non-automotive applications. In addition, we are transitioning from field programmable gate arrays to application-specific integrated circuits (ASICs) in order to further improve performance of our products, lower costs and reduce reliance on any key suppliers. This transition to ASICs, as well as other innovations, positions us well for increased volumes as our end markets grow.

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Manufacturing expertise and manufacturing partners.   To achieve our vision of LIVE, we understand the importance of designing to scale. We have dedicated teams focused on Design For Manufacturing (“DFM”) processes, such as those that include proprietary alignment and calibration techniques. Our teams leverage automation steps in an effort to lower manufacturing times, improve yield and position us and our manufacturing partners to produce at increasing scale as our customers’ requirements increase. Our highly innovative and proprietary DFM methodology represents a key competitive advantage that positions us to maintain our market leadership through the production of high-performance, cost-competitive products across our entire portfolio of smart vision solutions. We have made significant investments in our manufacturing infrastructure that we believe will allow us, together with our manufacturing partners, to meet increasing demand for our lidar solutions. In addition, we have formalized multi-year, contracted manufacturing partnerships with Veoneer, a leading Tier 1 — auto supplier focused on ADAS and autonomous driving applications, Nikon, a leader in manufacturing precision optical components, such as high-performance cameras and Fabrinet, a leader in precision optical, electro-mechanical and electronic manufacturing. We believe our partnerships with Veoneer, Nikon and Fabrinet further cement our first mover advantage by providing us with increased flexibility, scalability and speed to market. We will continue to investigate and pursue additional third party manufacturing relationships based on capacity expansion and new product requirements. We believe that this third-party manufacturing capacity will enable us to significantly increase production volume and lower the cost of our lidar solutions by leveraging the expertise in technology and precision manufacturing of our partners as market adoption of lidar increases.

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Strategic partnerships and strong relationships.   Since the DARPA Grand Challenge, we have maintained relationships with other participants in the race. This includes autonomous team leaders and engineers from Stanford, Caterpillar, Ford, GM and MIT, among others. Based on the experience from our participation in the Grand Challenge races, we developed our HDL-64 lidar solution, which we subsequently provided to the teams participating in the Urban Grand Challenge in 2007. Our HDL-64 solution served as a key enabler for the success of the race in 2007. Many of the lead engineers from the DARPA race teams were from the autonomous development programs at major OEMs, were subsequently hired into technology companies working on autonomous programs or started new mobility companies, such as Uber, Aurora Innovation, and Zoox, among others. The relationships we fostered since the initial DARPA Grand Challenges have continued over a decade, strengthened by our common goal to advance autonomous technology. Many of these relationships have evolved into being our customers and partners, adopting our high quality performance solutions. We have continuously refined our solutions based on the feedback we received from our customers and partners, who have tested our products over millions of real world miles for over a decade. In addition to our business relationship, we actively collaborate with our customers to further the advancement of safe transportation on a regular basis and at our annual World Safety Summit for Autonomous Vehicles.

Over the years, we have built an extensive ecosystem in the markets we serve. We have distribution partners in Asia and Europe to address growing market opportunities in these regions and beyond. In North America, we sell directly to most of our customers as well as through three national distributors who are also our customers and integrators. We also sell our solutions through our technology hubs around the world, such as Germany and China, where we maintain offices and staff. We strive to continue to cultivate these partnerships and improve our brand recognition globally.
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Autonomous ecosystem built around our smart vision technology.   Our early introduction of commercial, 360-degree, real-time 3D lidar-based solutions has allowed us to become a critical supplier to OEMs and aftermarket customers developing autonomous vehicles. Our products are used in the R&D and co-engineering phases of a substantial number of autonomous vehicle development programs, with customers investing significant time and resources in software that integrates seamlessly with our lidar solutions, which helps us retain our customers. These efforts also enable seamless adoption of our ADAS solutions, which are based on the same architectural platform. We believe that our investments in software, validation and testing create a loyal customer base that will lead to greater revenue opportunities as more of our customers roll out ADAS features in production vehicles and eventually commercialize their autonomous vehicle programs.

Additionally, we provide account management, product management, and technical support experts to form deep, collaborative relationships with strategic customer R&D organizations. These teams focus on assisting with rapid first installations, mass production supply agreements and post-sales support. We are now supporting over 50 programs in advanced research targeting future mass production.
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Visionary and proven management team with deep industry experience.   Innovation runs deep in our corporate culture. Our founder and executive chairman, David Hall, and our chief executive officer, Dr. Anand Gopalan, along with our executive management team, drive our vision and corporate strategy. We believe Mr. Hall’s invention of the 3D real-time lidar has directly contributed to significant developments in autonomous technology and many other applications requiring precise 3D perception data in real time. Mr. Hall was named inventor of the year in 2018 by Intellectual Property Owners Education Foundation in recognition of his significant contributions to lidar technology. Our experienced leadership team is committed to deploying safe, autonomous systems across multiple end markets. As the company developed, Mr. and Ms. Hall built a strong team, adding leaders in sales, engineering, automotive validation manufacturing, operations, legal and finance bringing their experience from public companies such as Chrysler Group, Daimler AG, NVIDIA, Rambus, and VeriSilicon.

Industry Background
Increasing adoption of automated applications
We are in the early stages of an autonomous revolution, where there is an increasing demand for general-purpose sensors that can ensure safety, increase efficiency and enhance productivity by implementing automated systems into processes traditionally driven by human labor. For the automotive industry, SAE International has published a taxonomy with detailed definitions for six levels of driving automation, ranging from no automation to full automation. Set forth below is our summary of SAE’s taxonomy.
We define the shift toward automated systems as “precision in motion.” We believe that the successful adoption of lidar sensors in automotive applications will drive its adoption in other markets. Some of the key drivers of increasing adoption include:
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Need for safety.   According to the NHTSA, 94% of accidents are attributable to human error. To increase road safety and respond to regulatory requirements, we see automotive manufacturers proactively adopting ADAS technology. The European Union has mandated several ADAS features, such as AEB, to be required on all new vehicles by 2022. Also, NHTSA and the Insurance Institute for Highway Safety (IIHS) announced that 20 automakers in the U.S. have voluntarily committed to making AEB standard equipment by 2022, covering 99% of all new vehicles in the U.S. In addition to the regulatory mandate, NHTSA publishes its 5-Star Safety Ratings system for consumers to make smarter safety decisions when purchasing a vehicle. NHTSA currently recommends car buyers purchase vehicles equipped with Automatic Emergency Braking for added safety, and we believe future recommendations will include more advanced safety requirements. These regulatory requirements, coupled with growing end customer demand for higher levels of safety, support the growing adoption of advanced lidar-based systems.
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Better security and surveillance.   Today, security systems primarily rely on cameras to detect threats. Security threats, such as terrorist attacks and mass shootings, have demonstrated the necessity for comprehensive safety surveillance in city centers, parks, utility hubs, ports of entry, docking stations, subway stations, rail stations, airports, shopping malls, and business parks, among other public areas. With advanced 3D sensing technology, suspicious movements and objects can be detected in most environments, day or night, to alert authorities and direct them to a specific location.

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Improve productivity.   There is a need to supplement processes traditionally handled by human labor with autonomy in order to increase productivity by redirecting human efforts to other value-added tasks. For instance, current technology enables automated robots to provide security monitoring across a wide area with only minimal human involvement, or to perform routine maintenance tasks in retail facilities so store associates can focus on other valuable customer-facing tasks. We continue to see more cases where robotic solutions can augment human productivity.

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Efficient transportation of goods.   The proliferation of machine vision has raised the possibility of automated transportation, including freight and last-mile delivery. Consumer demand for fast and cost-efficient delivery solutions has put pressure on businesses to improve the delivery experience. Businesses are actively exploring the use of autonomous trucks, drones and robots to help create more efficient and less expensive delivery infrastructure to meet this consumer demand. Precision in motion will be necessary to achieve the performance necessary to achieve autonomous long-haul and last-mile delivery.

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Better traffic organization and efficiency.   There is continual need for precise 3D mapping information to understand the surrounding environment and movement patterns to improve transportation logistics and enhance traffic efficiency. For example, smart city initiatives for intersections and corridors are being designed and deployed to better organize traffic and prevent accidents. Richer data sets are critical to the evolution of routing optimization algorithms, which are key drivers in the next generation of transportation.

Existing vision solutions have limited ability to achieve precision in motion
Historically, the transition to fully autonomous solutions has been critically limited by the inability of existing solutions to perceive surroundings with the required precision to respond in real time. As 3D vision solutions continue to advance, engineers have presented several combinations of technologies that could potentially support various levels of autonomy. Many commercially available products today utilize a combination of cameras and radar. However, these have significant limitations that prevent them from delivering the precise 3D vision necessary for autonomy. Cameras and radar have trouble providing the required combination of depth perception in a high resolution image, making it difficult for systems utilizing these sensors to precisely localize the relative positions of nearby objects. Camera systems can only infer depth by using complex, computationally intensive algorithms. In addition, cameras are sensitive to light conditions and typically have limited field of view, making it difficult to map a 360-degree view of the surrounding environment and thereby making it harder to detect objects that are relevant to a moving machine. As a result of these shortcomings, we believe cameras and radar by themselves or in combination provide insufficient solutions for full autonomy.
High resolution lidar sensors are superior in delivering precise location data and object detection, and are not affected adversely by poor light conditions. We believe high resolution lidar will be a critical component of truly autonomous systems; however, high resolution lidar sensors are difficult to manufacture and, as a result, tend to be more expensive than cameras and radar systems. A key component of precision in motion is the accuracy of data provided to the computer, including minimization of false positives and false negatives. Whereas current implementations of cameras and radar can often incorrectly detect hazards, lidar’s rich data enables robust hazard identification. Key advantages of lidar sensors over radar and cameras include:

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Precision at range.   The laser-based measurement of lidar produces an image quality at a given range that is more precise than radar. Lidar is able to achieve an accuracy of centimeter-level precision at long-range, far superior to that achievable by high-resolution radar. While a camera-centric autonomous system would require multiple cameras to achieve focus at every range of perception, a single lidar sensor provides data that is always in focus.

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Object detection and recognition, day and night.   Lidar is the highest performing sensor when it comes to object detection in all lighting conditions within a wide field of view. Cameras are not able to adequately provide high resolution 3D images in real time and they cannot detect objects in darkness, making them dependent on headlamps and street lighting. Lidar has its own self-illumination from laser beams that makes its nighttime viewing superior to cameras and that yields nighttime object detection capabilities comparable to those in daylight. Similarly, radar has limited spatial resolution that renders it unable to distinguish between objects. In contrast, lidar creates precise 3D images compared to the abstract images produced by radar. While operating in a complex 3D scene, cameras must choose areas of interest to focus their perception, thus sacrificing object detection in other areas. This is not a problem with lidar sensors, which can detect objects simultaneously in all areas within their entire field of view.

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Localization.   Lidar has better spatial resolution than cameras and radar. Because lidar produces data streams that contain full sets of spatial coordinates through time, any position within the mapped environment can be chosen as a point of view to analyze the movement of objects. This enables lidar to detect the speed of cars and the pace of pedestrians more precisely in order to perform various tasks, such as providing advance collision warnings and movement planning.

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Field of view.   Lidar is capable of capturing a complete view of an environment, avoiding the need to stitch together data from multiple frames. Lidar is also capable of capturing vertical and horizontal fields of view in a smaller form factor than a radar solution of similar performance, while cameras have no way of capturing a 360-degree view within a contiguous data set.

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Performance at night.   Because lidar detects photons emitted by itself, it is not reliant on ambient light conditions. This is a notable improvement over cameras, which suffer from reduced functionality in low-light environments. As 75% of pedestrian-related accidents occur at night, lidar can detect pedestrians, bikers, and cyclists far better than even the human eye can under minimal light conditions.

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Performance in direct sunlight.   Lidar remains resilient when exposed to direct sunlight, whereas a camera lens can become overexposed and “blinded” by the light. This was evident in recent high-profile crashes involving vehicles operating in autonomous mode without the use of lidar technology.

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Ability to read signs & differentiate color.   While cameras are more efficient at detecting colors, high-end lidar solutions, such as those produced by Velodyne, have the ability to read signs and differentiate color by leveraging sophisticated algorithms to measure the relative strength of photons returning to the lidar detector when reflected off of street signs. Radar has no ability to differentiate color or identify text.

We believe multiple sensors are required to support the reliability and accuracy needed for precise environmental mapping. For instance, lidar provides high resolution spatial analysis, while cameras assist with traffic sign recognition and radar provides supplemental information for continued operation under poor weather conditions. Fields of view from various sensors will overlap, providing redundancy in the event one of them fails. We envision lidar to play a crucial role in delivering a real-time, data-rich digital map for safe mobility applications.
Standardization of active safety requirements
As industry participants develop active safety features, standards defining the increasing levels of sophistication in these features are required. We are working with SAE International and other major professional and standardization organizations to guide the relevant regulations that address public safety. As an example, we contributed a series of published white papers addressing some of the “Unsettled Topics Concerning Sensors for Automated Road Vehicles” captured in a SAE Edge report under this title.

Included below is a proposed rating system for Automated Emergency Braking and Steering technologies with Velodyne’s proposed 5-diamond rating system below.
Velodyne-proposed guidelines for standardized five diamond rating system for Automatic Emergency
Braking and Steering

Vehicle System Performance Criteria	♦	♦♦	♦♦♦	♦♦♦♦	♦♦♦♦♦
Max Speed	10 mph	30 mph	50 mph	65 mph	75 mph
Detection Reliability	Frequent false negatives or positives	Fewer false negatives or positives	Occasional false negatives or positives	Extremely rare false positives or negatives	Extremely rare false positives or negatives
Pedestrian, Bicycle, Motorcycle Detection and Classification Range	Near range detection, no classification	Mid-range detection	Mid-range detection and classification	Mid-range detection and classification	Far-range detection and classification
Vehicle Detection and Classification Range	Near range detection, no classification	Mid-range detection	Mid-range detection and classification	Far-range detection and classification	Far-range detection and classification
Stationary Object Detection and Classification Range	May not detect	May not detect	Near range detection	Mid-range detection and classification	Far-range detection and classification
Peripheral Object Detection and Classification Coverage	No perception coverage	Limited perception coverage	Limited perception coverage	Improved perception coverage	Excellent perception coverage
Dynamic Driving Intervention Capability	AEB for crash mitigation	Forward collision avoidance AEB	Forward collision avoidance with steer and brake control	Forward and side collision avoidance with steer and brake control	Forward and side collision avoidance with steer and brake control
Light and Weather Performance	Suffers in low light and inclement weather	Better in low light and inclement weather	Better in low light and inclement weather	Performs well in all light and most weather	Performs well in all light and most weather

As strong advocates of the highest safety level materialized in the 5-diamond rating, we have also published a proposed optimal lidar sensor suite for the vehicle, illustrated in the picture below showing the field of view of lidar sensors positioned around the car for optimum performance.
One example of possible lidar sensor coverage to achieve five diamond level ADAS performance
(range not to scale).

With the increased rigor placed on the evaluation of the ADAS functions through initiatives like the New Car Assessment Programme, we believe that our innovative technological contributions, along with our proposed rating system, will lead to a safer deployment of the new ADAS features and ultimately to a safe implementation of the full Level 5 autonomy as described by SAE International.
Our Market Opportunity
Overall market opportunity
Our technology enables autonomy and creates new markets. Traditionally, many autonomous and 3D vision-based sensing applications were developed by utilizing non-lidar sensors; however, as the benefits of lidar-based solutions are becoming more widely recognized, we believe there are significant market opportunities available for our technology. As autonomous and 3D vision-based applications continue to grow more complex, we believe our technologies will become increasingly adopted due to our innovation, leadership, proven scale, and commercial readiness.
We estimate that the core total addressable market, or core TAM, for our solutions will be approximately $11.9 billion in 2022. We define our core TAM as perception applications in the automotive, industrial, drones, autonomous mobile robots and 3D mapping end-markets that we are actively engaging with customers on. In addition, we believe that our market opportunity could be larger than what is currently estimated as there are early development and largely unexplored new and emerging applications, which we refer to as greenfield applications, beyond our core TAM such as traffic monitoring, pedestrian monitoring, security and natural disaster damage assessment. Furthermore, as we explore ways to monetize our software and data assets, we believe we can continue to further expand our market opportunities. See below for a discussion of the material assumptions and estimates used in the calculation of our TAM.
Automotive market opportunity
We expect demand in the automotive market to be driven by regulatory and customer demand for lidar solutions. Consequently, we estimate that the automotive TAM by itself will further grow from $7.2 billion in 2022 to $16.8 billion in 2026, representing a compound annual growth rate, or CAGR, of approximately 24%. This automotive TAM includes AVs, ADAS, and commercial vehicles. The material assumptions and estimates used in this calculation are provided in “— Methodology” below.

Note: Based on Velodyne estimates.
(1)
Includes Autonomous Vehicles, Advanced Driver Assistance Systems and Commercial Vehicles.

(2)
Includes construction, mining, agriculture, warehouse, forklift and other off road vehicles.

Methodology
We estimate our market opportunity for a given market by estimating (i) the total number of vehicles or machines in that market (or a subset that we believe would deploy lidar) using data from various third-party sources, (ii) the number and type of lidar sensors we believe would be deployed on each vehicle or machine in that market using our internal estimates and (iii) the price of each sensor to be deployed on the vehicles or machines in that particular market using out internal estimates. We then multiply the estimates generated by clauses (ii) and (iii) of the prior sentence to determine the estimated total cost of the lidar package to be deployed on each vehicle or machine in the market. The estimated total cost of the lidar package per vehicle or machine is then multiplied by the total number of vehicles or machines in the market, or the estimated number generated by clause (i) of the first sentence of this paragraph. These estimates do not take into account the impact of the current global coronavirus pandemic, and we cannot assure you that these estimates will not be materially and adversely affected as a result.
Automotive Market Methodology
Based on third party data, we estimate that the total market size for vehicles deploying autonomous technology will be approximately 29.0 million vehicles by 2022 and approximately 52.8 million vehicles by 2026. These figures include vehicles with Level 1 through Level 5 autonomy in both commercial and passenger vehicles. Generally, the number of lidar sensors to be deployed on each vehicle in the market depends on the level of autonomy and the type of lidar sensors utilized, which is expected to range from one to 12 sensors in 2022 and one to 13 sensors in 2026. We believe that in most cases that more lidar sensors, or at least lidar sensors with greater functionality, will be required as the level of autonomy increases towards full autonomy. For example, we estimated that vehicles designed for Level 3 autonomy would need more lidar sensors than those with only steering or braking support as with Level 1 autonomy. We then estimated the total cost of the lidar packages to be deployed on each vehicle in the market, which again varied based on the level of autonomy from approximately $600 to $10,300 per passenger vehicle in 2022 and approximately $300 to $8,700 per passenger vehicle in 2026. We estimate that the cost of lidar packages on commercial vehicles will be more expensive than those used in passenger vehicles, and our estimates assume an average sale price erosion over time that is consistent with products that we consider similar in other industries. We estimate that our automotive total addressable market (TAM) will be up to approximately $7.2 billion in 2022 and up to approximately $16.8 billion in 2026 by multiplying the estimated total cost of the lidar package per vehicle in each of the Level 1 through Level 5 autonomy by the estimated total number of passenger and commercial vehicles with each level of autonomy.
Overall Market Opportunity Methodology
We estimate that our core TAM will be up to approximately $11.9 billion in 2022. We define our core TAM as perception applications in the automotive, industrial, drone, autonomous mobile robot and 3D mapping end-markets. As with our automotive TAM, we estimated the total number of machines in a given area in 2022 using data from various third-party sources. We then multiplied that figure by the estimated total cost of the lidar package to be deployed on each machine using various internal estimates, including the number of lidar sensors required and the pricing of such sensors. Our key estimates for the non-automotive applications that together form our core TAM are as follows:
Application	Estimated Machines in 2022 (in thousands)	Estimated Cost of Lidar Package per Machine in 2022	Approximate TAM in 2022 ($ in billions)
Global autonomous robots	241	$2,100	$0.5
Global 3D mapping	60	$5,000	$0.3
Global Drones(1)	3,400	$300	$1.0
Global Industrial(2)	5,100	$600 – $6,000	$2.8
Total			$4.7

(1)
Includes inspection, monitoring, survey and mapping and precision farming drones.

(2)
Includes the global markets for crawlers, dumpers and tenders, excavators, finishing equipment, graders, off-highway trucks, pavers, skid steer loaders, loaders and backhoes, trenchers, wheel loaders and dozers and forklifts.

When the aggregate TAM set forth in the table above is added to the $7.2 billion automotive TAM, we estimate that our total core TAM will be approximately $11.9 billion in 2022.
Certain monetary amounts, percentages, and other figures included elsewhere in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.
Our Technology Platform
Overview of our lidar-based smart vision solutions
Our smart vision solutions center around our proprietary lidar sensor technology, which enables real-time, three-dimensional vision of the surroundings for autonomous applications.
How smart vision works and why it is breakthrough technology
True autonomy can be achieved only when machines reliably perceive the world in real time and in three dimensions as they navigate. This was not possible before the advent of lidar-based smart vision. To perceive the environment in 3D, our sensor emits a series of laser pulses, typically millions of pulses each second, that bounce off objects in the environment and return to the sensor. The device measures the time each pulse traveled and uses highly sophisticated, real-time algorithms to create digital, machine-readable maps of the surrounding environment. These maps have up to centimeter-level precision and capture rich detail all around the sensor. Since the maps are continually refreshed every few milliseconds, they can be used to perceive both static and dynamic objects. Unlike cameras that are two-dimensional and radar that is not capable of high-definition imaging, our lidar captures a precise, high definition, three-dimensional view of the environment. These characteristics make our smart vision technology the ideal sensor platform for cars, robots and other autonomous machines to perceive the world as they move through it. A sample output from one of our lidar sensors is below.

Advantages of our smart vision technology
We have over a decade of experience in designing and deploying our sensor technology into a variety of applications. Drawing from this depth of knowledge in sensing and autonomous perception, we have made strategic technology investments that we believe will enable mass deployment of our smart vision solutions across multiple markets. These technology investments have allowed us to realize smaller form factors, as well as increased reliability, better power efficiency and lower cost. Key elements of our technology include:
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Proprietary lidar architectures.   We have developed multiple proprietary architectural platforms for a variety of end applications:

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Surround view architecture.   Our hybrid solid state 360-degree surround view design has become the reference architecture for the majority of autonomous vehicle programs in the world. We securely position our solid state lidar on robust, aerospace-grade ball bearings that enable the part to spin 360-degrees with high reliability. This approach allows us to target numerous applications that operate at higher levels of autonomy or require wider fields of view, such as Level 4 and Level 5 autonomous vehicles.

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Directional solid state architecture.   We have developed and are deploying our small form factor, embeddable solid state architecture that will use a proprietary, frictionless, beam steering technology to enable next generation ADAS applications. This technology will combine the high reliability and long lifetime of traditional micro electro-mechanical systems (MEMS) solutions and also provide long sensing range.

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Dome architecture.   We have recently announced and are developing our dome hybrid solid state architecture that will have an innovative optical design that provides a 180-degree, hemispherical view of the surrounding environment in an embeddable form factor to enable detection of objects in close proximity, such as pedestrians and bicyclists.

All of our current lidar solutions use multiple lasers as opposed to one single emitter, simultaneously achieving both high resolution and high frame rate as required for precise, real time perception of the environment. This gives us a unique advantage over most competitors in the market today who predominantly offer products using a single emitter.
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Advanced algorithms and embedded software.   The best-in-class performance of our technology is enabled by our innovations in software algorithms and signal processing that are embedded in the lidar sensor. The ability of the lidar sensor to detect low reflectivity objects across hundreds of meters with up to centimeter-level precision requires not only best-in-class hardware but also state-of-the-art signal processing software. Our embedded signal processing software runs proprietary algorithms to analyze the unstructured data captured by our lidar hardware and generates structured data that machines can easily process. The software embedded in our systems also allows us to maintain high accuracy across a wide range of temperatures, light and weather conditions. In addition to providing precise 3D measurements, our software can provide advanced levels of functionality, including detecting and tracking objects as well as reporting the exact location of the machine. Our customers demand this higher level of performance for safety-critical applications such as autonomous driving and security. We continue to invest in innovative software to allow our customers to achieve maximum performance and value from our smart vision solutions.

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Custom ASICs for smart vision.   Currently there are no commercially available integrated circuit solutions specific to lidar. This poses a significant barrier for miniaturization and cost reduction. We have developed our own custom ASICs, which will allow us to build more power-efficient and reliable lidar systems at significantly lower cost. The use of our own ASICs will also allow unprecedented levels of integration of lidar functions into a single piece of silicon, enabling us to develop lidar in ultra-small form factors such as the Velabit. The ASICs also provide a further level of protection for our core intellectual property by embedding them in a semiconductor chip that is difficult to reverse engineer.

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Micro-lidar array technology.   The key barrier to building high performance lidar in very large quantities is the ability to integrate a large number of complex precision optics and components into a small form factor repeatedly and reliably. In order to address this, we have developed a unique micro-optical packaging called the Micro-Lidar Array along with innovative manufacturing technologies. These manufacturing technologies allow for the production of lidar elements with alignment precision that is within one-tenth the thickness of a human hair while using a fully automated production line. This allows for high levels of miniaturization, cost optimization and reliability using highly repeatable semiconductor wafer scale manufacturing processes.

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Manufacturing and calibration of lidar.   Our manufacturing expertise is critical to our ability to commercialize our technology and meet the demands of our customers at price points that can drive broad adoption. We have shared and will share this expertise with our manufacturing partners to enable their success.

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Design for manufacturing.   Our innovative and proprietary DFM methodology enables us to deliver high-performance, cost-competitive products across our entire portfolio of smart vision solutions. We strategically design each component of our lidar sensors to minimize dependency on particular suppliers. Although some of our critical components come from limited or sole sources of supply, we have established and continuously evaluate second and third sources of supply for many of our critical components, enabling an agile, scalable manufacturing process. Our leading supply chain framework is a result of the experience we have gained over a decade of designing and building 3D lidar solutions with a deep and robust global sourcing network.

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Precise alignment.   A key to our best-in-class 3D lidar is precise alignment of the optical elements inside the lidar. We employ and provide our manufacturing partners with proprietary alignment methodologies that have been developed over the last ten years in order to align our lidar sensors to extremely accurate tolerances. We employ custom in-house designs and internally developed lidar alignment procedures that enlist the use of automated systems to continually validate the alignment process throughout the manufacturing steps of our lidar.

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Innovative calibration.   We deliver peak performance from each lidar unit directly off the manufacturing assembly line by using a proprietary calibration methodology. The difference between a calibrated sensor and an uncalibrated one can be two orders of magnitude, meaning a difference of centimeter-level precision versus meter-level. A one meter deviation is unusable in many applications, while centimeter-level accuracy is a critical requirement for safety and is the reason our products are known for reliability and high precision. Our manufacturing partners have access to this innovative and proprietary calibration methodology.

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Lowering lidar cost.   With more than ten years of innovation and experience manufacturing lidar solutions, we have addressed many challenges of producing lidar-based solutions and optimized the production of our smart vision products at progressively lower costs. At our advanced manufacturing facility and those of our manufacturing partners, we are able to control the critical aspects of product development and commercialization of each of our lidar systems. This has enabled us to develop and bring to market a broad product suite. We have invested extensively in automated manufacturing steps to lower costs, as well as continually updated and enhanced product designs to meet specific cost targets as informed by our worldwide customer base, while maintaining high performance. Our partnerships, including those with Veoneer, Nikon and Fabrinet, will also help us lower cost by leveraging scaled mass production and higher volume purchasing from suppliers.

Our Growth Strategy
Our goal is to continue to be the leader in smart vision technology. Key elements of our growth strategy include:
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Capitalize on increasing regulatory and end customer demands for transportation safety.   As the NHTSA recommended Tire Pressure Monitoring Systems in 2000, which became mandatory in 2007, and rearview video systems in 2013, which were mandated in 2018, future NHTSA 5-Star Safety Ratings will likely require advanced environmental awareness. We believe lidar is both superior and complementary to existing automotive safety sensors, as it is able to provide critical perception data in a wider range of conditions and with greater precision than radar or cameras alone. We believe this will result in better active safety systems that reduce crashes and save lives. Our lidar has the ability to accurately detect and measure distance of many different kinds of objects, including people and animals, in real-time. As many OEMs are actively investing in and planning on the adoption of lidar technology to enable safety in future models, we believe we are strongly-positioned to benefit from this increased demand for safety.

The inherent limitations of cameras and radar for ADAS applications create many opportunities. We have spent the last few years developing products specifically for the ADAS market, namely our Velarray, VelaDome and Velabit. Our years of working closely with major automotive OEMs on their autonomous vehicle programs allow us to be an ideal partner for lidar-based ADAS solutions.
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Continue to penetrate high-volume commercial and industrial markets.   As smart vision solutions gain mainstream adoption across various end markets, being the leader in lidar technologies provides us with the unique opportunity to demonstrate the advantages of our solutions on a large scale. We believe this will further solidify our market leadership and expand our available market opportunity and facilitate lidar usage in emerging applications. Our wide portfolio of smart vision products allows us to address multiple new applications beyond the automotive industry. For example, we have already been selling lidar solutions for a wide range of non-automotive applications, such as security, drones, precision agriculture, smart city, trucking, last mile delivery, industrial vehicles, industrial robotics and gaming, among others. We expect many of these applications to grow into major markets for lidar usage.

In the security and smart city applications there is growing demand for lidar as it is effective at detecting and tracking people and objects. This capability allows for threat detection and better traffic management in airports, city centers, retail establishments, among others. In addition, with increased concerns that facial recognition technology will be used for general surveillance, a system that utilizes lidar as the initial source of object detection data could enable a security solution that preserves trust and anonymity. This is especially important in applications involving the general public, such as retail monitoring and queue management.
In the agricultural sector, farmers are turning to automated processes with the help of lidar to perform functions that are otherwise performed by humans. Increased automation is particularly important in this sector given labor shortages.
In the last-mile delivery market, companies such as FedEx are building delivery robots that will change the logistics industry and enable lower-cost and quicker deliveries of everyday consumer items, including food and packages.
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Win additional commercialization contracts.   We are seeing more smart vision-based applications transitioning from the development stage to the commercialization stage, particularly in the automotive industry. With our decade-long relationship with automotive OEMs, we have had several developmental contracts over the years and are now well-positioned to enter into several large multi-year commercial contracts adding to the number of commercial contracts we already have in place. Given the high number of markets where lidar has a strong use case, we believe the growth will be significant as we win more contracts of smart vision-based applications.

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Expand our software offerings.   Our lidar-based smart vision solution includes an embedded software solution that translates the information that lidar visualizes into data for machines. In most instances, our embedded software interacts with the broader software stack that is used for the specific application. For example, in automotive and mobility applications, our smart vision solution will provide software data that is used as a key input to inform the broader ADAS or autonomous driving software stack. Based on customer feedback, we are developing a broader software stack for specific use cases that can be packaged with our smart vision solutions. This fully-integrated package is key to our customers in emerging markets, such as security, smart cities, robotics, and drones. These offerings will provide additional revenue opportunities, as well as enhance our existing product portfolio by providing a fully-integrated package.

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Develop licensing opportunities for our lidar-enabling technology.   We are in the process of growing our revenue through new licensing ventures. As we continue to experience increasing adoption of our smart vision solutions, we have the ability to license our technology to our manufacturing partners in order to meet the growing demand for our products. Furthermore, because our foundational smart vision technology has become the reference architecture for many lidar use cases, we have the ability to capitalize on the growing market opportunity by partnering with other lidar manufacturers through licensing agreements. These new licensing ventures will help us to continue to address the global demand for lidar-based solutions while effectively increasing our manufacturing capacity. In addition, they can provide a high-margin revenue stream that will improve our overall financial results.

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Expand our global customer base and channel relationships.   We will continue to deploy a direct relationship sales model as well as engage key value-added resellers to serve and expand our global customer base. We have a direct sales and customer service organization of more than 50 people operating from key locations including San Jose, California; Detroit, Michigan; Boston, Massachusetts; Frankfurt, Germany and Beijing, China. This sales force is organized around the OEM, aftermarket and new market segments. The OEM segment includes vehicle manufacturers primarily in automotive, truck and shuttle applications. The aftermarket segment includes an array of new market entrants adding our smart vision products to existing vehicles. The new market segment includes an array of markets, from mapping, drone, robotics, security, industrial, among others.

We have also developed a network of over 25 value-added resellers, many of which provide system integration expertise in an array of end markets, as well as local customer service. We continue to expand and optimize our direct and dealer network to ensure that we have sufficient depth of end market solutions as well as geographic coverage across both existing and new markets. We believe this will help us develop emerging applications for our smart vision technology.
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Pursue strategic acquisitions.   We may pursue acquisitions as a means to complement our platform, if they represent a strategic fit and are consistent with our overall growth strategy. Such acquisitions would allow us to further accelerate the pace of our innovation and enable us to access new markets. While there is demand for our products today, we believe these acquisitions may create more expansive use cases for our products. We believe that because of our unique strengths in lidar development and manufacturing, we will be able to integrate, enhance and deploy new technologies.

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Expand our manufacturing partnerships.   We expect to reduce our focus on in-house manufacturing and increasingly leverage the expertise of our current and future manufacturing partners. As we start to see the commercialization of key markets, such as AV and ADAS, it will become critical for us to maintain sufficient supply of our smart vision solutions. In addition to pursuing increasing the scope of our relationship with Veoneer and Nikon, we are selectively pursuing new partnerships to give us an opportunity to improve or expand our platform through new technological capabilities or additional manufacturing capacity. This could come in the form of additional reference design licenses or other manufacturing agreements with cooperative partners.

Our Product Portfolio
Surround-View Hybrid Solid State Lidar
We offer a broad lineup of surround-view lidar to support numerous end applications, including autonomous vehicles, drones, security, and mapping. When we first introduced the HDL-64E, the world’s first real-time 3D lidar, we revolutionized autonomous mobility. Since then, we have introduced the HDL-32E, our 3D lidar solution with less than 2-centimeter precision. To address the growing need for smaller form factors, we created the Puck, our first solution weighing less than 1 kilogram, then the Ultra Puck and Alpha Prime which, deliver high resolution lidar at hundreds of meters in range. The Alpha Prime provides a superior combination of range, accuracy and resolution, making it ideal for high speed autonomy.

The Original Gold Standard
IIDL-64E was the world’s first commercially available real-time 3D lidar, supporting 64 lasers, a 360-degree field-of-view and a 120 meter range. The HDL-64E is based on the first prototype invented by David Hall during the DARPA challenge and to date has been driven millions of miles on public roads across the United States. This groundbreaking solution became the gold standard for high-performance lidar. Designed for robust obstacle detection this sensor continues to enable safe navigation of ground vehicles, such as heavy trucks and autonomous fleets, in ports, and on marine vessels.

Precision in a Smaller Form Factor
IIDL-32E was released in response to demand for a more compact and lighter sensor and this second-generation 3D lidar solution extends the core 360-degree technology developed for the HDL-64E. The HDL-32E features 32 lasers aligned over a 40-degree vertical field-of-view, generates up to 1.39 million points per second and was the first 3D lidar technology to provide distance and intensity measurements across 100 meters with less than 2-centimeter accuracy. More compact and lighter weight than its predecessor, the HDL-32E measures 5.7 inches high by 3.4 inches wide, weighs less than 2 kilograms and is developed to meet stringent military and automotive environmental specifications.

Small and Affordable
VLP-16 (Puck) is one of the most popular sensors on the market and offers 16 lasers and a 100 meter range. Developed with mass production and affordability in mind, the Puck retains the multi-laser design of our other sensors while offering lower power consumption, lighter weight and a more compact footprint at an attractive price point, making it ideal for low speed autonomy and driver assistance applications.

A Puck Optimized for Drones
VLP-16 LITE (Puck LITE) is the world’s lightest 16-laser lidar sensor at 590 grams and was designed expressly to address the exacting requirements of the UAV and aerial 3D mapping markets. Puck LITE achieves identical performance to the original Puck but reduces the sensor weight by almost 30 percent, critically enabling longer flight times. This lightweight, high-performance sensor retains 360-degree surround view to capture real-time 3D lidar data.

A Higher Resolution Puck
VLP-16 Hi-Res (Puck Hi-Res) is a further iteration of the original groundbreaking Puck and is designed for applications requiring high image resolution. While retaining surround view and 100 meter range, this sensor compresses the vertical field-of-view from 30 degrees to 20 degrees for a tighter laser distribution spaced at 1.33 degrees instead of 2.00 degrees. This design delivers more details in the 3D image at longer ranges and enables the host system to not only detect but also better identify objects at these greater distances. It is optimized for autonomous vehicle applications but will provide denser data and better object recognition in all its applications.

Higher Range and Resolution in a Compact Form Factor
VLP-32 (Ultra Puck), is the third generation of the Puck family. The high-density, long-range image generated by the Ultra Puck makes it an optimal solution for robotics, mapping, security, driver assistance and autonomous navigation. VLP-32 uses 32 lasers to double the range and resolution of its predecessor at a range of up to 200 meters. Ultra Puck also introduces firing exclusion and advanced features for minimizing false positives. The compact design is small and light enough to be placed below a car’s side-view mirror and greatly reduces the cost of the system required for a fully-autonomous vehicle.

Our Highest Performance Lidar
VLS-128 (Alpha Prime) is our flagship surround-view lidar and the first sensor in the world capable of 300-meter range, specifically made for autonomous driving and advanced vehicle safety at highway speeds. The lidar sensor incorporates 128 lasers and provides real-time 3D data up to 0.1-degree vertical and horizontal resolution. As the result of ten years of lidar development and learning from millions of tested road miles, the Alpha Prime provides the best combination of range, resolution and precision to enable Level 4 and Level 5 autonomous vehicles to function both at highway speeds as well as in low-speed urban environments. We were recognized with the Pace Automotive award for this product.

Future Products Announced
Directional Solid State Lidar
Our directional solid state lidar technology will combine the high reliability and long lifetime of traditional micro electro-mechanical systems (MEMS) solutions while also providing longer sensing range.

Velarray will combine performance, durability and convenience in a small form factor that can be seamlessly integrated behind windshields, within roof lines and on the body of the vehicle. With a 200-meter range and 120-degree horizontal and 35-degree vertical field-of-view, this solid-state lidar will offer best-in-class range and resolution for hidden and low-profile sensing and faster object identification for ADAS and autonomous applications.

Velabit will bring Velodyne’s performance and design to an embedded solution that can be hidden around or inside the vehicle. Aimed at satisfying a growing set of price-sensitive applications, Velabit will retain 100 meter range and high precision while being packaged in our smallest form factor. The Velabit will be our lowest-priced sensor.

Dome Lidar
Our dome hybrid solid state architecture has an innovative optical design that provides a 180-degree, hemispherical view of the surrounding environment in an embeddable form factor to enable detection of objects in close proximity, such as pedestrians and bicyclists.

VelaDome will be a category-creating sensor specifically designed for high-resolution, short-range sensing. The VelaDome will offer 180-degree by 180-degree field-of-view and the ability to detect objects as close as 0.1 meter. The VelaDome’s small form factor will fit for a variety of low profile mounting and styling options along the sides of an autonomous vehicle. This sensor’s near-field detection and high-density image will make it an ideal solution for a range of close-proximity automotive applications, including blind-spot monitoring.

Software Solutions
Vella
As part of our mission to drive commercial adoption, we will not only bring hardware and embedded solutions to market but are also developing a full software ADAS solution built around lidar, called Vella. We believe Vella will fill a void that exists in the current marketplace, which extensively relies on software stacks developed around cameras and radar. With lidar’s ability to map the world dynamically and precisely, the Vella software solution will be able to deliver a rich set of safety and autonomy applications to any vehicle that utilizes a Velarray lidar. We believe this will provide an opportunity for us to monetize our data assets, providing us with a potential new source of revenue through a data and software services model.
These announced products are not yet available for shipment to customers, and there are risks associated with developing and producing new products. See “Risk Factors — The markets in which Velodyne competes are characterized by rapid technological change, which requires it to continue to develop new products and product innovations, and could adversely affect market adoption of our products.”
Our Customers
Since creating the first lidar solution for 3D vision in 2006, we have delivered more than 40,000 sensors to our customers and generated cumulative sales of over $570 million to date. Our customers deploy our smart vision technology in various applications across markets, including in autonomous vehicles, ADAS, UAVs, mapping, industrial automation, self-driving rovers, autonomous vessels, smart city initiatives and robotics. In 2017, 2018, 2019 and 2020, over 300 customers, including distributors who sell our products to additional end customers, purchased smart vision solutions from us. More than 200 of those customers are in non-automotive markets.
In 2017, three customers each accounted for more than 10% of our revenue, one of which accounted for 26% of the revenue. The customer who accounted for 26% of our revenue in 2017 made substantial purchases of our products for R&D projects in 2017, but did not repeat such purchases in 2018 and 2019. In both 2018 and 2019, two customers each accounted for more than 10% of our revenue.
We define the number of customers as the number of customers for which we have received an order for one or more of our products. Our count of customers does not include partners to which we have sold product for their own demonstration purposes. A single organization or customer may represent multiple customers due to separate divisions, segments or subsidiaries.
The following is a representative list of our current customers as of June 30, 2020:
Automotive OEMs and Tier 1 Suppliers		Auto System Integrators	Last Mile Delivery	Non-Automotive Markets
AID(1)	Caterpillar	Aptiv	Gatik	Caterpillar
General Motors	Ford Motor Company	Argo AI	Idriverplus	Google
Hyundai MOBIS	Honda	DiDi(2)	Marble	HERE Technologies
SAIC Innovation Center	PACCAR	Easymile	ThorDrive	Leica Geosystems
Zoox	Toyota Research Institute	Local Motors	Udelv	TomTom
	Volkswagen	Navya Optimus Ride Uber ATG Voyage Yandex

(1)
Autonomous Intelligent Driving GmbH, an Audi subsidiary

(2)
Beijing DIDI Infinity Technology & Development Co., Ltd. (DiDi)

Our Customer and Manufacturing Partner Agreements
We expect to reduce our focus on in-house manufacturing and increasingly leverage the experience of our current and future manufacturing partners. Currently, our two key manufacturing partners are Veoneer and Nikon Corporation. We have multi-year agreements with each of Veoneer and Nikon Corporation. A summary of those agreements is set forth below.
Veoneer Agreement
In January 2019, we entered into a License and Supply Agreement with a U.S. subsidiary of Veoneer. This is the only agreement we have with Veoneer. Under the agreement, Veoneer will receive certain license rights from us to enable it to manufacture and distribute certain of our lidar products for customers pre-approved by us. We also agreed to provide Veoneer with certain product development support and consulting services. Veoneer does not manufacture our lidar products for subsequent sale by us.
The License and Supply Agreement also includes exclusivity obligations restricting Veoneer’s ability to sell third-party or internally developed lidar technology to a pre-approved customer in certain defined scenarios during the term of an existing purchase order with such pre-approved customer. Similarly, the exclusivity provisions in the agreement restrict our ability to sell lidar products or a license to sell such lidar products to a pre-approved customer in certain defined scenarios during the term of an existing purchase order with such pre-approved customer. In the event that either party violates these exclusivity provisions, the violating party will owe the non-violating party a fixed-rate royalty based on the sales of products sold in violation of the exclusivity provisions.
Veoneer made an initial payment under the license and will pay us a royalty based on the sales price of lidar products sold by or on behalf of Veoneer. The agreement contains certain minimum revenue targets for the calendar years 2021 through 2024. If not met and provided Veoneer has not compensated us for the shortfall or the targets have not been adjusted by agreement between the parties, we may terminate the agreement.
The agreement has a term of seven years and will continue with respect to any purchase orders awarded prior to the termination of the agreement. Twelve months after the effective date of the agreement, either party may terminate the agreement if no purchase order has been awarded and no purchase order is in the process of being fulfilled or performed during any consecutive twelve month period. Neither party is currently entitled to terminate the agreement under this particular provision. Additionally, the License and Supply Agreement may be terminated by either party as the result of specific sales by Veoneer of competitive lidar products for which we had a lidar product available and did not refuse the sale, upon uncured material breach of the License and Supply Agreement by the other party or upon certain insolvency or bankruptcy proceedings involving the other party.
Nikon Agreement
In April 2019, we entered into a manufacturing agreement with Nikon Corporation. Under the agreement, Nikon will manufacture certain of our lidar products for us at an agreed upon price per unit manufactured, subject to certain adjustments. The agreement also provides for minimum product shipments for the first four quarters following the commencement of production. The arrangement contemplates a multi-year agreement, and the Company is so far committed to one year with the ability to extend beyond that additional commitment period upon mutual agreement with Nikon.
In addition to multi-year manufacturing agreements, we have in place various multi-year agreements with customers, including, non-automotive customers and automotive customers such as OEMs, Tier 1 suppliers and system integrators. We are actively negotiating several with our potential non-automotive and automotive customers.
Existing Multi-Year Contracts
We have several multi-year agreements with different types of customers, including automotive OEMs, Tier 1 suppliers and system integrators and non-automotive customers. These agreements generally provide for one-year demand forecasts, with quarterly volumes and prices for the year. After the first year, we and the customer have the ability to evaluate need and price for subsequent forecasts. These agreements provide unit discounts for both volume commitments and marketing commitments. These multi-year agreements also provide terms and conditions of sale that are negotiated based on price and volume commitment.
Competition
The market for perception solutions for autonomous applications is an emerging market, with many potential applications in the development stage. As a result, we face competition from a range of companies seeking to have their products incorporated into these applications that are being developed and it may take a long period of time for our primary competitors to emerge. Our competitors are also working to advance technology, reliability, and innovation in their development of new and improved solutions. Although we believe that we have market leading technology, we continue to face competition from existing competitors and new companies emerging in the lidar, camera and radar industries. It will take these new smaller companies a substantial period of time to gain the recognition and trust of top-tier automotive OEMs, as well as customers and partners in other non-automotive industries. Many of our competitors offer more limited solutions for niche applications. Some competitors are currently selling solutions that offer lower levels of performance in ADAS and new markets. In the ADAS market, a number of competitors have already achieved substantial market share using camera and radar-based perception sensing solutions. Velodyne is entering the ADAS market with a higher performance product that empowers higher performance ADAS systems, which we expect can displace current solutions and increase market share. However, the growing number of competitors will divide the markets in the meantime.
We believe our solutions and innovation continue to support our position as a leader in advancing technology in the market for perception solutions for autonomous applications. For example, our patented optomechanical design of our lidar, including the particular arrangement of our solid-state lasers and detectors to create up to a 360-degree field of view, has become the reference architecture for the use of lidar in autonomous vehicle programs. Additionally, our leading technology is enabled by our proprietary calibration methodologies, which afford our solutions the precision required for autonomous applications. Our manufacturing experience and methodologies allow us to commercialize our solutions and meet the demands of our customers at price points that can stimulate broad adoption and we believe our transition to third-party manufacturers will further help us with production at scale. We continue to develop our new and existing solutions and we continue to expand our channel partner networks to maintain our wide global reach in various regions.
Sales and Marketing
We continue expanding our sales and marketing efforts to attract new customers and grow orders from existing customers. We have developed a global network of active direct dealers and distributors to sell, install and support our solutions. We will continue to expand and optimize our dealer network to ensure that we have sufficient geographic coverage across both existing and new markets. Our channel partner ecosystem helps develop emerging applications for our smart vision technology.
Through our marketing efforts and strategic relationships we also continue to expand our global network of customers and channel partners. We are well known to global automotive OEMs, Tier 1 suppliers and customers using 3D lidar for non-automotive use cases, including mapping applications, UAVs, robotics, smart cities and industrial applications. These relationships allow us to continue to reach additional customers and partners globally. We also leverage opportunities to present and speak at conferences, executive events, trade shows and industry events to further develop our brand and reputation. These opportunities also allow us to showcase our technology and attract additional customer and channel partner interest. Through industry events and strategic relationships, we continue to identify the evolving needs of our customers and, as a result, develop new and improved solutions. Our technology and solutions have also been covered in certain analyst research reports, naming us a key player in the 3D vision lidar industry.
Research and Development
We have invested a significant amount of time and expense into R&D of lidar-based technologies. Our ability to maintain our leadership position depends in part on our ongoing R&D activities. Our R&D team is responsible for the design, development, manufacturing and testing of our products. We focus our efforts on development in the areas of novel lidar architecture, advanced product design, innovative manufacturing technologies and advanced algorithms.
Additionally, our transition to ASICs will allow us to increase performance of our products, lower costs and reduce reliance on any key suppliers. This transition to ASICs, as well as other such innovations, positions us well for increased volumes associated with the growth of our end markets.
Our R&D is largely conducted at our headquarters in San Jose, California and at our offices in Alameda, California. As of June 30, 2020, we had approximately 125 full time employees engaged in our R&D activities.
Intellectual Property
Our ability to be at the forefront of innovation in the lidar market depends in part on our ability to obtain and maintain patents and other proprietary rights relating to our key technology, and our ability to successfully enforce these rights against third parties. Our defensible market position is the result of our many years of tried-and-tested innovation that resulted in proprietary intellectual property, including in our embedded software, manufacturing processes and calibration methodology. We believe this intellectual property is strongly protected by our registered patents as evidenced by a recent favorable ruling by the U.S. Patent Trial and Appeals Board.
We have also filed patents and trademark applications in order to further secure these rights and strengthen our ability to defend against third parties who may infringe on our rights. We also protect our proprietary rights through agreements with our customers and channel partners.
As of June 30, 2020, we had 21 issued and 4 allowed U.S. patents and 41 pending U.S. patent applications. These issued patents begin expiring in 2027. We also have in the aggregate 108 pending Patent Cooperation Treaty (PCT) applications and non-U.S. national stage applications corresponding to various U.S. patent applications described above.

The applications and issued patents cover a broad range of system level and component level aspects of lidar technology. We do not know whether any of our pending patent applications will result in the issuance of patents or whether the examination process will require us to narrow our claims. Even if granted, there is no assurance that these pending patent applications will provide us with protection.
Government Regulation
We are subject to the requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 that will require us to diligence, disclose and report whether our products contain conflict minerals. The implementation of these requirements could adversely affect the sourcing, availability and pricing of the materials used in the manufacture of components used in our products.
In addition, our operations are subject to various federal, state and local laws and regulations governing the occupational health and safety of our employees and wage regulations. We are subject to the requirements of the federal Occupational Safety and Health Act, as amended, or OSHA, and comparable state laws that protect and regulate employee health and safety.
As the cars that carry our sensors go into production, we will be subject to existing stringent requirements under the National Traffic and Motor Vehicle Safety Act of 1966, or the Vehicle Safety Act, including a duty to report, subject to strict timing requirements, safety defects with our products. The Vehicle Safety Act imposes potentially significant civil penalties for violations including the failure to comply with such reporting requirements. We are also subject to the existing U.S. Transportation Recall Enhancement, Accountability and Documentation Act, or TREAD, which requires equipment manufacturers, such as us, to comply with “Early Warning” requirements by reporting certain information to the NHTSA, such as information related to defects or reports of injury related to our products. TREAD imposes criminal liability for violating such requirements if a defect subsequently causes death or bodily injury. In addition, the National Traffic and Motor Vehicle Safety Act authorizes NHTSA to require a manufacturer to recall and repair vehicles that contain safety defects or fail to comply with U.S. federal motor vehicle safety standards. Sales into foreign countries may be subject to similar regulations. As the development of federal and state regulation of autonomous machines and vehicles continues to evolve, we may be subject to additional regulatory schemes.
Legal Proceedings
From time to time we are involved in actions, claims, suits and other proceedings in the ordinary course of business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties or employment-related matters.
Quanergy Litigation
In September 2016, Quanergy Systems, Inc. (Quanergy) filed a complaint against us and one of our customers in the Northern District of California (the District Court litigation), seeking a declaratory judgment of non-infringement of one of our patents, U.S. Patent No. 7,969,558 (the ‘558 patent) and asserting state and federal trade secret misappropriation claims against us and our customer and breach of contract and constructive fraud claims against our customer. In November 2016, Quanergy filed an amended complaint, removing its trade secret misappropriation claims against us, dropping our customer from the suit and dropping the related claims of breach and constructive fraud. The amended complaint maintained only the declaratory judgment of non-infringement action against us. In December 2016, we filed an answer generally denying the allegations and relief requested in Quanergy’s amended complaint. Our answer also included counterclaims against Quanergy asserting direct, indirect, and willful infringement of the ‘558 patent. In January 2017, Quanergy filed an answer generally denying the allegations in our patent infringement counterclaims and requesting relief. The court held a claim construction hearing on September 13, 2017 and issued a claim construction order on October 4, 2017, which adopted the majority of our proposed constructions. In June 2018, the district court entered an order granting a joint stipulation to stay the litigation.
Quanergy filed two petitions for inter partes review with the U.S. Patent Office’s Patent Trials and Appeal Board (PTAB) in November 2017, challenging all claims of the ‘558 patent that we asserted. We filed our Patent Owner Preliminary Response to Quanergy’s petitions on March 7, 2018. The PTAB issued an institution decision on May 25, 2018, instituting review of all challenged claims. We subsequently filed our Patent Owner Response and a Contingent Motion to Amend the claims. The PTAB held oral argument on February 27, 2019. On May 23, 2019, the PTAB issued a Final Written Decision upholding the validity of all the challenged claims, finding that Quanergy did not prove by a preponderance of the evidence that any of the challenged claims of the ‘558 patent were unpatentable, and denying our contingent motion as moot. In June 2019, Quanergy filed a request for rehearing. On May 21, 2020, the PTAB denied Quanergy’s request for a rehearing. On July 21, 2020, Quanergy filed a Notice of Appeal, appealing the PTAB decision to the U.S. Court of Appeals for the Federal Circuit.
Hesai and RoboSense Litigation
On August 13, 2019, we filed separate complaints against Hesai Photonics Technology Co., Ltd. (Hesai) (5:19-cv-4742-EJD) and Suteng Innovation Technology Co., Ltd. (RoboSense) (5:19-cv-4746-EJD), in the United States District Court for the Northern District of California. These complaints allege infringement of the ‘558 patent by Hesai and RoboSense, respectively. In both cases, we are seeking, among other relief, a permanent injunction and to be determined monetary damages adequate to compensate us for the alleged infringement. Both cases were stayed pending resolution of the ITC investigation (No. 337-TA-1173). On July 8, 2020, we filed a Notice of Dismissal with Prejudice of the Hesai case (5:19-cv-4742-EJD) pursuant to the Litigation Settlement and Patent Cross License Agreement discussed further below. The Hesai case is now terminated. The case against Robosense (5:19-cv-4746-EJD) remains pending.
On August 15, 2019, we also filed a patent infringement complaint with the United States International Trade Commission (ITC) against Hesai and RoboSense. The complaint filed with the ITC alleges violations of Section 337 of the Tariff Act of 1930, as amended, by both Hesai and RoboSense and requests that the ITC investigate Hesai and RoboSense for unlawfully importing and selling products that infringe upon the ‘558 patent. On August 28, 2019, we filed a supplement with the ITC. We are asking the ITC to issue permanent limited exclusion orders and permanent cease and desist orders against Hesai and RoboSense to stop the importation and sale of the following products in the United States: (a) rotating 3-D lidar devices; (b) components thereof; and (c) sensing systems containing the same. On September 11, 2019, we received notice that the ITC instituted an investigation of Hesai and RoboSense (No. 337-TA-1173). On July 8, 2020, Velodyne and Hesai jointly moved to terminate the ITC investigation with respect to Hesai pursuant to the Litigation Settlement and Patent Cross License Agreement discussed further below. On July 13, 2020, the ALJ issued Order No. 33, granting the joint motion. Order No. 33 is an Initial Determination that terminates Hesai from the Investigation. On August 4, 2020, the Commission issued a Notice determining not to review the Initial Determination terminating the investigation as to Hesai. As a result, the case against Hesai is now terminated. The case against Robosense remains pending.
On November 8, 2019, Velodyne Lidar Inc., Velodyne Europe GmbH, Gotting KG, and IFTAS GmbH were sued by Hesai for alleged patent infringement before the District Court of Frankfurt, Germany (Docket No. 2-6 O 461/19). Hesai sought money damages and an injunction. On July 8, 2020, Hesai withdrew the case pursuant to the Litigation Settlement and Patent Cross License Agreement discussed further below. This case is now terminated.
On April 30, 2020, Hesai filed four cases in the Shanghai Intellectual Property Court against the us, Beijing Velodyne Laser Technology Co., Ltd (Velodyne Beijing), and Shanghai Keming Instrument Co., Ltd (Keming) (collectively, Defendants). The cases were docketed by the court on May 6, 2020. Hesai asserted that the Defendants infringed three patents registered in the People’s Republic of China. Each case sought an injunction and monetary damages. On July 8, 2020, Hesai withdrew the four China cases pursuant to the Litigation Settlement and Patent Cross License Agreement discussed further below. These cases are now terminated.
On June 24, 2020, we entered into a Litigation Settlement and Patent Cross-license Agreement with Hesai to resolve all of the disputes between us, as described above, and agreed on the terms of a patent cross-license and releases of liability. The parties also agreed to terminate all of the matters related to Hesai described above.
Our litigation with RoboSense is ongoing and was not resolved by the settlement agreement described above.

Employment Matters
On April 3, 2020, a former employee filed a class action lawsuit in the United States District Court for the Northern District of California. The complaint alleges that we violated the federal Worker Adjustment and Retraining Notification Act, or WARN Act, and California WARN Act in connection with our termination of the employment of the plaintiff and other similarly situated employees. The plaintiff seeks to certify the action as a class action and seeks various other remedies on behalf of himself and others, including unpaid wages, salaries, commissions, bonuses and other compensation and benefits that would have accrued during the following 60 days. The parties reached an agreement to resolve the case and the plaintiff filed a voluntary dismissal of the case on June 29, 2020 in accordance with the terms of the settlement. This case is now terminated.
On June 8, 2020, a former employee filed a class action lawsuit in the Santa Clara County Superior Court of the State of California. The complaint alleges that, among other things, we failed to pay minimum and overtime wages, final wages at termination, and other claims based on meal periods and rest breaks. The plaintiff is bringing this lawsuit on behalf of herself and other similarly situated plaintiffs who have not been identified and is seeking to certify the action as a class action. The plaintiff seeks unspecified damages as well as attorneys’ fees. The Court has scheduled an initial Case Management Conference for October 2, 2020 and has imposed a stay on discovery until that date.
Employees
As of June 30, 2020, we employed approximately 287 people. We also engage numerous consultants and contractors to supplement our permanent workforce. None of our employees are represented by a labor union or covered by collective bargaining agreements. We believe we have strong and positive relations with our employees.
Facilities
Our corporate headquarters is located in San Jose, California, consisting of approximately 205,000 square feet of office and manufacturing space. See “Certain Relationships and Related Party Transactions —  Velodyne’s Related Party Transactions — Leases” for a description of the leased space. We also lease offices in Alameda, California, Riisselsheim, Germany and Beijing, China. We believe that our office space is adequate for our current needs and, should we need additional space, we believe will be able to obtain additional space on commercially reasonable terms.

VELODYNE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion of Velodyne’s results of operations and financial condition should be read in conjunction with the information set forth in Velodyne’s financial statements and the notes thereto included elsewhere in this proxy statement. This discussion contains forward-looking statements based upon Velodyne’s current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of Velodyne Lidar, Inc., a Delaware corporation, and its subsidiaries prior to the consummation of the Business Combination, which will be the business of the post-combination company and its subsidiaries following the consummation of the Business Combination.
Overview
Velodyne is the global leader in lidar technology providing real-time 3D vision for autonomous systems, which we call smart vision. Our smart vision solutions are advancing the development of safe automated systems throughout the world, thereby empowering the autonomous revolution by allowing machines to see their surroundings. In automotive applications, our products improve roadway safety by providing perception data for reliable object avoidance and safe path-planning. We have a vision we call LIVE, Lidar In Vehicles Everywhere, which encompasses a mass-produced lower cost lidar sold for every model of car and truck. We believe safety on the roadways is for everyone. To improve roadway, bicycle, and pedestrian safety, we sell automotive solutions to the rapidly expanding ADAS market, which will incrementally address the requirements of the NHTSA 5-Star Safety Ratings System. Our lidar-based smart vision solutions are also deployed in many non-automotive applications, such as autonomous mobile robots, UAVs, last-mile delivery, precision agriculture, advanced security systems and smart city initiatives, among others. Our first products were commercially available in 2010. Since then, we have shipped over 40,000 units and generated cumulative revenue of over $570 million. While purchases have been primarily focused on R&D projects, several of our non-automotive customers are in commercial production with their offerings.
Our proprietary smart vision solutions offer several advantages over other sensor technologies for a broad range of applications. Using an array of eye-safe lasers, our lidar solutions measure distances in the environment at the speed of light. Unlike camera-based solutions, lidar solutions allow machines to see in 3D by providing precise distance measurements of surrounding objects. Compared to radar, lidar provides better resolution for superior object detection and classification. Lidar also performs better than cameras in low light conditions and produces fewer errors. According to a report by AAA, current pedestrian detection systems proved relatively ineffective at protecting pedestrians and bicycles in various tests, particularly at night. Lidar systems currently being tested can detect pedestrians equally well during daytime and nighttime conditions because the systems provide self-illumination by means of laser beams. By sending an alert or applying the brakes, these lidar systems are equipped to mitigate death and injury. These advantages of lidar, combined with lower computing power requirements, enable autonomous platforms to make fast and accurate decisions to mitigate collisions. Velodyne’s proprietary lidar-based hardware and software solutions combine class-leading range, up to centimeter-level accuracy and lower power consumption with high-grade reliability.
Our visionary founder and executive chairman, David Hall, is a serial inventor and successful business leader. Mr. Hall created the world’s first lidar solution for the Grand Challenges for autonomous vehicles organized by the Defense Advanced Research Projects Agency (DARPA). In a historic engineering milestone, Mr. Hall invented a lidar sensor that could see and measure the vehicle’s surroundings with unprecedented precision, enabling the vehicle to navigate the course autonomously.
Since the DARPA Grand Challenge, we have rapidly developed and released a suite of lidar products and achieved many key corporate milestones.

Many of the markets we are pursuing with our smart vision solutions are currently in pre-commercial development phases. Selling into these markets typically involves lower unit volume, but higher per-unit prices, with customers placing fewer and less consistent orders. One of the goals during the pre-commercial development phase is to demonstrate to customers that our products can be affordably and reliably manufactured. Accordingly, in certain instances, we have strategically reduced the price of our smart vision solutions in an effort to drive market adoption in automotive and non-automotive applications. In addition, our sales have been subject to significant fluctuations. Our customers in pre-commercial development may have purchased their requirements of our products in earlier periods and are not expected to begin purchasing again in volume unless and until they reach commercial deployments. Finally, as we have introduced higher functionality products, in certain cases we have experienced delays as we work with customers to achieve the required functionality and performance which has resulted in slower than expected market adoption of these products. As a result of these factors and other investments we have made in our business, our operating results have fluctuated from period to period and our revenue has declined year over year since 2017. As a number of our target markets reach commercialization, we expect there to be a shift towards higher unit volume at lower per-unit prices, with more predictable customer demand. However, future revenue can be difficult to predict as commercial success of a product is inherently uncertain.
We have successfully sold our smart vision solutions into the highly competitive automotive market. Automotive OEMs and their suppliers are just beginning to commercialize autonomous systems that rely on lidar technology. After many years of investment, there have been significant advancements in autonomous vehicle technology and ADAS. To date, the ADAS market has depended heavily on optical and radar perception technologies. We believe that lidar-based solutions offer superior capabilities for ADAS applications, and that the ADAS market will be the first to adopt widespread commercialization of lidar. The race to fully autonomous vehicles has also pushed our customers closer to commercializing lidar-based solutions. Achieving success in the automotive market, especially in ADAS and autonomous driving applications, requires participation in competitive design cycles that can last for many years.
While the automotive market is a key focus, we have successfully sold our smart vision solutions to customers and partners developing non-automotive, next-generation solutions, including UAVs, self-driving rovers, autonomous vessels, industrial and security robots, mapping applications for topography and surveying and smart city initiatives. We also license our technology and provide development services to customers and business partners. Of the more than 300 customers that purchased smart vision solutions from us and our distributors in the last three fiscal years, more than 200 are using our smart vision solutions for non-automotive applications. In 2019, for example, we generated slightly over half of our revenue from sales to customers deploying our smart vision solutions in non-automotive applications. Most of these next-generation solutions in emerging non-automotive markets are still in the pre-commercial development stage and, as a result, our future success depends on these customers bringing these projects to commercial scale.

We have historically manufactured our products in our 203,800 square foot manufacturing facility in San Jose, California and our recently sold 46,630 square foot manufacturing facility in Morgan Hill, California. These advanced manufacturing facilities enabled us to control all critical aspects of product development and commercialization within close proximity of our engineering and development teams, most of which are located at these or other locations in the San Francisco Bay Area. Moving forward, as automotive and other applications that use our products approach more widespread commercialization, we believe mass production capabilities will be required and expect to rely on third-party manufacturing partners. To this end, we have partnered with Veoneer and Nikon and are in negotiations with other third-party manufacturers so that we can efficiently scale to meet the demand of high volume markets while simultaneously innovating at our primary research facilities.
We began developing our lidar technology in 2005 as part of Velodyne Acoustics, which was formed in 1983. In December 2015, Velodyne was incorporated as a new company and all of the assets and operations related to our lidar business were assigned to us. Since the spin-off, we have operated as a standalone, independent entity and the results of operations since that date represent the results of the lidar business.
We are currently confronting numerous operational limitations due to the global outbreak of coronavirus in early 2020. We have manufacturing locations that have been, and continue to be, severely impacted due to national and regional government declarations requiring closures, quarantines and travel restrictions. The coronavirus pandemic is also adversely affecting our customers’ business operations. The extent of the impact of the coronavirus pandemic on our operational and financial performance will depend on various future developments, including the duration and spread of the outbreak and impact on our customers, suppliers, contract manufacturers and employees, all of which is uncertain at this time. We expect the coronavirus pandemic to adversely impact our revenue and results of operations, but we are unable to predict at this time the size and duration of this adverse impact. For more information on our operations and risks related to health epidemics, including the coronavirus, please see “Risk Factors — Velodyne’s business could be materially and adversely affected by the current global COVID-19 pandemic.”
Impact of COVID-19
The extensive impact of the pandemic caused by the novel coronavirus (“COVID-19”) has resulted and will likely continue to result in significant disruptions to the global economy, as well as businesses and capital markets around the world. In an effort to halt the outbreak of COVID-19, a number of countries, states, counties and other jurisdictions have imposed, and may impose in the future, various measures, including but not limited to, voluntary and mandatory quarantines, stay-at-home orders, travel restrictions, limitations on gatherings of people, reduced operations and extended closures of businesses.
The timing of customer orders and our ability to fulfill orders we received was impacted by various COVID-19-related government mandates across our worldwide operations. We believe that this reduction in units sold was exacerbated by COVID-19. We have also witnessed certain current and prospective customers delaying purchases based on budget constraints or project delays related to COVID-19. While the broader and long-term implications of the COVID-19 pandemic on our workforce, operations and supply chain, customer demand, results of operations and overall financial performance remain uncertain, we believe that we will continue to experience disruptions to our business due to the COVID-19 pandemic in the second half of 2020.
The impact of COVID-19 and measures to prevent its spread have been impactful and continue to affect our business in several ways.
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Our workforce.   Employee health and safety is our priority. In response to COVID-19, we established new protocols to help protect the health and safety of our workforce. The actions include a no-touch temperature scan upon entering our premises and a policy requiring the use of face masks in our facilities. On the production floor of our San Jose, California manufacturing facility, we installed station barriers made of acrylic to separate and protect our workforce. We implemented global travel restrictions and work-from-home policies for employees who can accomplish their work remotely, such as those in the Finance, Marketing, and Communications teams. The company continues to stay up-to-date and follow the county and CDC guideline regarding requirements for a healthy work environment.

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Operations and Supply Chain.   As a result of COVID-19, we experienced some production delays in the second quarter and early in the third quarter of 2020 due to travel restrictions to Thailand, the location of one of our key manufacturing partners. We were also manufacturing at approximately 50% capacity for much of the second quarter of 2020. Today, we believe those production delays have been eliminated under the current work conditions, with our internal manufacturing and production capacity back to 100%. We are currently meeting sales demand through our factories in San Jose and those of our manufacturing partners in Thailand and Japan. The factory in San Jose was closed briefly in March, then re-opened with strict health precautions in place. The San Jose factory continued to produce the major lidar products required for the operation of our business and our manufacturing partners continue to produce lidar sensors on our behalf. In March 2020, we engaged a third party logistics partner that has allowed us to continue to ship finished goods from our San Jose factory. As part of our COVID-19 mitigation efforts, we performed continuous audits of our supply chain. Early in the pandemic, we learned that certain key suppliers were operating with limited staffing. Although we believe these key suppliers are now back to full staffing and capacity, we identified alternative sources of key suppliers and we are now able to purchase key materials from these alternative sources. Despite the staffing and operational limitations of certain suppliers during the COVID-19 pandemic, we believe the disruption to our supply chain has been minimal largely because we were operating at approximately 50% capacity until June.

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Demand for our products.   Demand for our products in the quarter ended June 30, 2020 was less than that in the corresponding period of 2019. We believe that this decline in customer demand was, in part, the result of customers impacted by COVID-19 and delayed purchasing decisions. While we continue to engage with current and potential customers, we believe some customers may delay purchases from us because their development programs may also be delayed as a result of COVID-19. We believe that demand for our products remains strong, but COVID-19 will result in some transactions we expected to occur earlier in 2020 being delayed until late 2020 or early 2021. When preparing the 2020 and 2021 projected financial information included in this proxy statement, we considered these potential delays.

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Positive customer trend in the pandemic.   The global pandemic accelerated a few key robotic programs, which we believe will offset the impact of some of our customers’ delayed purchasing decisions. The accelerated programs include robots which disinfect the air and surfaces, providing more sanitized environments, and touchless delivery robots for food and medical supplies.

•
Liquidity, Working Capital, and the CARES Act.   On March 27, 2020, the U.S. government enacted the CARES Act. On April 8, 2020, we received loan proceeds of $10.0 million under the CARES Act’s Paycheck Protection Program to help us offset delays in production and customer purchases. The principal and accrued interest are forgivable after 24 weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels and that approval is received from the relevant government entity. The unforgiven portion of the PPP loan is payable over up to five years at an interest rate of 1% per annum, with a deferral of payments for the first six months.

See “Risk Factors” for further discussion of the possible impact of COVID-19 on our business.
Factors Affecting Our Performance
Design Wins.   We are developing our smart vision solutions as a key enabling technology for OEMs in automotive and other applications. Because our solutions must be integrated into a broader platform by the OEM, it is critical that we achieve design wins with these customers. The time necessary to achieve design wins varies based on the market and application. The design cycle in the automotive market tends to be substantially longer and more onerous than in other markets. Even within the automotive market, achieving a design win with an automotive OEM takes considerably longer than a design cycle for an aftermarket application. We consider design wins to be critical to our future success, although the revenue generated by each design win and the time necessary to achieve such a win can vary significantly making it difficult to predict our financial performance.
Pricing, Product Cost and Margins.   Our pricing and margins will depend on the volumes and the features of the solutions we provide to our customers. To date, most of our revenue has been generated by selling our smart vision solutions into pre-commercial development phase projects. In general, solutions incorporated into development-phase products require more complex configurations, have higher prices and higher gross margins. As our markets reach maturity and commercialization, we expect prices and margins will generally decrease. Our commercial-stage customers will require that our smart vision solutions be manufactured and sold at per-unit prices that enable mass market adoption. To meet the technological and pricing needs of customers reaching commercial scale, we are making significant investments in new solutions for both cost improvements and new features. Our ability to compete in key markets will depend on the success of these investments and our efforts to efficiently and reliably produce cost-effective smart vision solutions for our commercial-stage customers. We have customers with technologies in various stages of development. We anticipate that our prices will vary by market and application due to market-specific supply and demand dynamics and product lifecycles.
Commercialization of Lidar-based Applications.   While we believe that we are approaching the inflection point of adoption of lidar across applications and that Velodyne is well-positioned, with strong customer relationships and a growing government interest in urban safety, in both automotive and nonautomotive markets to take advantage of this opportunity, we expect that our results of operations, including revenue and gross margins, will fluctuate on a quarterly basis for the foreseeable future as our customers continue R&D projects and begin to commercialize autonomous solutions that rely on lidar technology. As more customers reach the commercialization phase and as the market for lidar solutions matures, these fluctuations in our operating results may become less pronounced. However, in the near term, our revenue may not grow as we expect until more customers commercialize their products.
End Market Concentration.   Historically, our revenue has been from a small number of end markets. For example, in fiscal 2019, approximately 44% of our revenue came from the automotive market, although we had more than half of our customers from non-automotive markets. We believe our entry into new markets will continue to facilitate revenue growth and customer diversification. While we will continue to expand the end markets we serve, we anticipate that sales to a limited number of end markets will continue to account for a significant portion of our total revenue for the foreseeable future. Our end market concentration may cause our financial performance to fluctuate significantly from period to period based on the success or failure of the markets in which we compete. Success in an end market, or commercialization, is uncertain and may develop differently in each case, with unique pricing, volume and cost dynamics. Additionally, as production scales in order to meet the demands of commercialization, pricing pressure increases and the amount of that pressure is expected to vary by market.
Sales Volume.   A typical design win can generate a wide range of sales volumes for our solutions, depending on the end market demand for our customers’ products. This can depend on several factors, including the reputation of the end customer, market penetration, product capabilities, size of the end market that the product addresses and our end customers’ ability to sell their products. In addition to end market demand, sales volumes also depend on whether our customer is in the development, commercialization or production phase. In certain cases, we may provide volume discounts on sales of our solutions, which may or may not be offset by lower manufacturing costs related to higher volumes.
Continued Investment and Innovation.   We believe that we are the industry-leading lidar provider with proven designs, extensive product offerings and advanced manufacturing capabilities. Our financial performance is significantly dependent on our ability to maintain this leading position. This is further dependent on the investments we make in R&D. It is essential that we continually identify and respond to rapidly evolving customer requirements, develop and introduce innovative new products, enhance and service existing products and generate active market demand for our products. If we fail to do this, our leading market position and revenue may be adversely affected, and our investments in that area will not be recovered.
Components of Results of Operations
Revenue
The majority of our revenue comes from the sale of our lidar sensors directly to end users and through our network of U.S. and international distributors. Product revenue is recognized when control of the products is transferred to the customer, which is generally upon shipment. For custom products that require engineering and development based on customer requirements, revenue is recognized over time using an output method based on units of product shipped to date relative to total production units under the contract. We also generate a portion of our revenue from intellectual property licensing, royalties and the sale of services related to product development, validation, extended warranty and product repair services. License revenue is recognized upon delivery of the intellectual property if there are no substantive future obligations to perform under the arrangement. Royalties are recognized at the later of the period the sales occur or the satisfaction of the performance obligation to which some or all of the royalties have been allocated. As our manufacturing partners to whom we have licensed our technology start selling to customers we expect royalty revenue to increase as a percentage of total revenue. Service revenue is recognized as the services are performed.
Cost of Revenue
Cost of revenue includes the manufacturing cost of our lidar sensors, which primarily consists of personnel-related costs directly associated with our manufacturing organization, and amounts paid to our third-party contract manufacturers and vendors. Our cost of revenue also includes depreciation and amortization, cost of component inventory, product testing costs, costs of providing services, an allocated portion of overhead, facility and IT costs, warranty costs, excess and obsolete inventory and shipping costs. We expect cost of revenue to increase in absolute dollars in future periods.
Gross Profit and Gross Margin
Our gross profit in future periods will depend on a variety of factors, including: market conditions that may impact our pricing; product mix changes between established products and new products and licenses; excess and obsolete inventories; our cost structure for manufacturing operations, including third-party manufacturers, relative to volume; and product support obligations. Additionally, we believe our transition to an outsourced manufacturing model will favorably impact our gross profit over time. Our gross margin varies by product. In addition, our license revenue has lower cost, and therefore it contributes to higher gross margin. We expect our gross margins to fluctuate over time, depending on the factors described above.
Operating Expenses
Research and Development Expenses
R&D expenses consist primarily of personnel-related costs directly associated with our R&D organization, with the remainder being prototype expenses, third-party engineering and contractor costs, an allocated portion of facility and IT costs and depreciation. Our R&D efforts are focused on enhancing and developing additional functionality for our existing products and on new product development, including new releases and upgrades to our lidar sensors. We expense R&D costs as incurred. We expect our R&D expenses to increase in absolute dollars as we increase our investment in software development to broaden the capabilities of our solutions and introduce new products and features.
Sales and Marketing Expenses
Our sales and marketing expenses consist primarily of personnel-related costs directly associated with our sales and marketing activities. These include the cost of sales commissions, marketing programs, trade shows, consulting services, promotional materials, demonstration equipment, an allocated portion of facility and IT costs and depreciation. We expect that our sales and marketing expenses will increase in absolute dollars over time as we hire additional sales and marketing personnel, increase our marketing activities, grow our domestic and international operations, and build brand awareness.
General and Administrative Expenses
General and administrative expenses primarily consist of personnel-related expenses associated with our general and administrative organization, professional fees for legal, accounting, and other consulting services, an allocated portion of facility and IT costs and depreciation. We expect to incur additional general and administrative expenses as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and stock exchange listing standards, additional insurance expenses (including directors’ and officers’ insurance), investor relations activities and other administrative and professional services. We also expect to increase the size of our general and administrative function to support the growth of our business.
Restructuring Expenses
Restructuring expenses primarily consist of costs of employee termination benefits incurred in connection with our restructuring plan to downsize the manufacturing function and related engineering and administrative functions in our California locations in March 2020. The purposes of this plan are to align resource requirements with the company’s initiatives to lower our cost structure and to increase our production capacity by outsourcing a majority of manufacturing activities. The plan included a reduction of workforce and has been substantially completed as of June 30, 2020.
Stock-Based Compensation
While our stock-based compensation charges to date have been relatively insignificant, we expect our stock-based compensation expense within cost of revenue, R&D, sales and marketing, and general and administrative expenses to increase significantly, starting after we complete the Business Combination. As of June 30, 2020, all compensation expense related to RSAs and RSUs remained unrecognized because the liquidity event vesting condition, which is (i) an initial public offering, or (ii) a Company sale event, was not probable of being satisfied. At the time the liquidity vesting condition becomes probable, which is not until such condition is satisfied, we will recognize the cumulative stock-based compensation expense for the outstanding RSAs and RSUs using the accelerated attribution method. If the liquidity event vesting condition had occurred on June 30, 2020, we would have recorded $67.1 million of stock-based compensation related to the RSAs and RSUs and we would recognize additional unamortized stock-based compensation of $28.5 million over a weighted-average remaining requisite service period of 1.7 years. While the completion of the Business Combination does not automatically result in satisfaction of the liquidity vesting condition, it is anticipated that a liquidity event will be deemed to have occurred by the board of the post-combination company following the completion of the Business Combination. At that time we would expect to record significant stock-based compensation expense to reflect the equity award modification related to our RSUs and RSAs, which will be measured based on the timing of the Closing, the determined exchange ratio and stock price of the post-combination company upon the board’s approval. Following the completion of the Business Combination, the stock-based compensation expense related to RSAs and RSUs will have a significant negative impact on our ability to achieve profitability on a GAAP basis in 2020 and 2021. For more information, please see the sections entitled “Risks Related to Velodyne’s Business—The completion of the Business Combination does not automatically result in the satisfaction of the liquidity event vesting condition applicable to our outstanding RSUs and RSAs and it is anticipated that a liquidity event will be deemed to have occurred by the board of directors of the post-combination company following the completion of the Business Combination and at that time we will be required to record a significant stock-based compensation expense” and “Unaudited Pro Forma Condensed Combined Financial Information”.
Interest Income and Expense
Interest income consists primarily of income earned on our cash equivalents and investments in marketable securities. These amounts will vary based on our cash, cash equivalents and short-term investment balances, and also with market rates. Interest expense consists primarily of interest on our equipment capital leases and credit facility.
Other Income (Expense), Net
Other income (expense), net consists primarily of foreign currency transaction gains and losses related to the impact of transactions denominated in a foreign currency other than the U.S. Dollar. As we have expanded our international operations, our exposure to fluctuations in foreign currencies has increased, and we expect this to continue.
Provision for Income Taxes
Our provision for income taxes consists of federal, state and foreign current and deferred income taxes. As we expand the scale and scope of our international business activities, any changes in the United States and foreign taxation of such activities may increase our overall provision for income taxes in the future.

We have a full valuation allowance for net deferred tax assets, including federal and state net operating loss carryforwards and R&D credit carryforwards. We expect to maintain this valuation allowance until it becomes more likely than not that the benefit of our federal and state deferred tax assets will be realized by way of expected future taxable income.
We believe that we have adequately reserved for our uncertain tax positions, although we can provide no assurance that the final outcome of these matters will not be materially different. To the extent that the final outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and results of operations.
Results of Operations
The results of operations presented below should be reviewed in conjunction with the consolidated financial statements and notes included elsewhere in this prospectus. The following table sets forth our consolidated results of operations data for the periods presented:
	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
	(in thousands)
Revenue	$182,090	$142,946	$101,398	$68,909	$45,417
Cost of revenue(1)	101,713	112,066	71,630	38,272	29,929
Gross profit	80,377	30,880	29,768	30,637	15,488
Operating expenses(1):
Research and development	31,610	51,993	56,850	25,690	29,118
Sales and marketing	13,956	22,137	21,873	10,819	8,672
General and administrative	9,978	12,902	20,058	6,489	16,363
Restructuring	—	—	—	—	1,043
Total operating expense	55,544	87,032	98,781	42,998	55,196
Operating income (loss)	24,833	(56,152)	(69,013)	(12,361)	(39,708)
Interest income	489	630	1,146	755	117
Interest expenses	—	(14)	(77)	(27)	(38)
Other income (expense), net	249	(136)	35	27	(143)
Income (loss) before income taxes	25,571	(55,672)	(67,909)	(11,606)	(39,772)
Provision for (benefit from) income taxes	9,810	6,628	(683)	52	(6,660)
Net income (loss)	$15,761	$(62,300)	$(67,226)	$(11,658)	$(33,112)
The following table sets forth the components of our consolidated statements of operations data as a percentage of revenue for the periods presented:
	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
Revenue	100%	100%	100%	100%	100%
Cost of revenue	56	78	71	56	66
Gross profit	44	22	29	44	34
Operating expenses:
Research and development	17	36	56	37	65
Sales and marketing	8	16	22	16	19
General and administrative	5	9	20	9	36
Restructuring	0	0	0	0	2
Total operating expenses	30	61	97	62	122

	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
Operating income (loss)	14	(39)	(68)	(18)	(88)
Interest income	0	0	1	1	0
Interest expense	0	0	0	0	0
Other income (expense), net	0	0	0	0	0
Income (loss) before income taxes	14	(39)	(67)	(17)	(88)
Provision for (benefit from) income taxes	5	5	(1)	0	(15)
Net income (loss)	9%	(44)%	(66)%	(17)%	(73)%

(1)
Includes stock-based compensation expense as follows:

	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
	(in thousands)
Cost of revenue	$—	$—	$—	$—	$—
Research and development	156	93	97	48	21
Sales and marketing	—	—	—	—	—
General and administrative	78	114	38	38	135
Total stock-based compensation expense	$234	$207	$135	$86	$156
Our stock-based compensation expense primarily related to our stock options for all periods presented. As of June 30, 2020, no compensation expense related to restricted stock awards and units (“RSAs and RSUs”) had been recognized because the performance vesting condition, which is (i) an initial public offering, or (ii) a Company sale event, was not probable of being met. If the performance vesting condition had occurred on June 30, 2020, we would have recorded $67.1 million of stock-based compensation expense related to the RSAs and RSUs.
Comparison of the Six Months Ended June 30, 2019 and 2020
Revenue
	Six Months Ended June 30,		Change $	Change %
	2019	2020
	(dollars in thousands)
Revenue:
Products	$51,536	$27,849	$(23,687)	(46)%
License and services	17,373	17,568	195	1
Total	$68,909	$45,417	$(23,492)	(34)
Revenue by geographic location:
North America	$35,716	$13,903	$(21,813)	(61)%
Asia and Pacific	20,538	25,774	5,236	25
Europe, Middle East and Africa	12,655	5,740	(6,915)	(55)
Total	$68,909	$45,417	$(23,492)	(34)
Total revenue decreased by $23.5 million, or 34%, to $45.4 million for the six months ended June 30, 2020, from $68.9 million for the six months ended June 30, 2019. The $23.7 million decrease in product revenue reflected a decrease of approximately $13.0 million related to reduction in average selling price for lidar sensors and a decrease of approximately $10.0 million related to reduction in total units sold as a result of the timing of customer demand related to their programs. The timing of customer orders and our ability to fulfill orders we received was impacted by various COVID-19 related government mandates across our worldwide operations. The reduction in average selling price reflected our continued objective to drive additional adoption of our smart vision solutions in multiple end markets. Our revenue has been subject to significant fluctuations. Our customers in pre-commercial development phrase may have purchased their requirements of our products in earlier periods and are not expected to begin purchasing again in volume unless and until they reach commercial deployments. As a number of our target markets reach commercialization, we expect there to be a shift towards higher unit volume at lower per-unit prices, with more predictable customer demand.
The $21.8 million decrease in North America revenue was due to a $9.0 million reduction in license revenues, plus a decrease of approximately $6.1 million related to volume decreases due to the timing of customer programs, and a decrease of approximately $6.7 million due to reduction of average selling price of units sold. The $5.2 million increase in Asia-Pacific revenue was primarily due to a $16.6 million license revenue from a customer with which we entered into a patent cross-license agreement, partially offset by a decrease of approximately $3.0 million related to volume decrease driven by timing of customer programs, a decrease of approximately $3.0 million due to reduction of average selling price of units sold, and a decrease of approximately $5.4 million in service revenues. The $6.9 million decrease in Europe, Middle East and Africa revenue was due to a decrease of approximately $3.9 million related to decreases in volume in units sold to existing customers coupled with a decrease of approximately $3.0 million in the average selling price of units sold.
Cost of Revenue and Gross Margin
	Six Months Ended June 30,		Change $	Change %
	2019	2020
	(dollars in thousands)
Cost of revenue	$38,272	$29,929	$(8,343)	(22)%
Gross margin	44%	34%
Cost of revenue decreased by $8.3 million, or 22%, to $29.9 million for the six months ended June 30, 2020, from $38.3 million for the six months ended June 30, 2019. The decrease in cost of revenue was due to a decrease of $5.1 million in product costs resulting from the decreases in sales volume and a decrease of $3.2 million in factory overhead costs.
Gross margin decreased from 44% for the six months ended June 30, 2019 to 34% for the six months ended June 30, 2020. The decrease in gross margin was primarily due to the decreases in average product selling price. We expect to decrease manufacturing labor and overhead costs as we outsource production to our contract manufacturing partners, with the objective of reducing the per unit cost of revenue.
Operating Expenses
	Six Months Ended June 30,		Change $	Change %
	2019	2020
	(dollars in thousands)
Research and development	$25,690	$29,118	$3,428	13%
Sales and marketing	10,819	8,672	(2,147)	(20)
General and administrative	6,489	16,363	9,874	152
Restructuring	—	1,043	1,043	N/A
Total operating expenses	$42,998	$55,196	$12,198	28
Research and Development
Research and development expenses increased by $3.4 million, or 13%, to $29.1 million for the six months ended June 30, 2020, from $25.7 million for the six months ended June 30, 2019. The increase was primarily attributable to an increase of $2.8 million in personnel related costs, mainly driven by an increase in employee headcount contributed primarily to the acquisition of Mapper in July 2019, an increase of $1.7 million in allocated facility and IT expenses and an increase of $0.5 million in depreciation expense, partially offset by a decrease of $1.4 million in prototype product development costs.
Sales and Marketing
Sales and marketing expenses decreased by $2.1 million, or 20%, to $8.7 million for the six months ended June 30, 2020 from $10.8 million for the six months ended June 30, 2019. The decrease was primarily attributable to a decrease of $1.0 million in travel and trade show expenses, a decrease of $0.5 million in allocated facility and IT expenses, $0.3 million in depreciation expense and $0.2 million in commission expense, partially offset by an increase of $0.2 million in personnel-related expense.
General and Administrative
General and administrative expenses increased by $9.9 million, or 152%, to $16.4 million for the six months ended June 30, 2020 from $6.5 million for the six months ended June 30, 2019. The increase was primarily attributable to an increase of $6.6 million in legal and professional services, an increase of $2.4 million in legal proceedings accrual for employment-related matters, an increase of $1.9 million in personnel-related costs and an increase of $0.2 million in bad debt expenses.
Restructuring
In March 2020, we initiated a restructuring plan to downsize the manufacturing function and related engineering and administrative functions in our California locations. The plan included a reduction in our workforce and has been substantially completed as of June 30, 2020. As a result of the restructuring program, we incurred restructuring charges totaling $1.0 million for the six months ended June 30, 2020, primarily related to employee severance related costs. See Note 11 — Restructuring of the Notes to Consolidated Financial Statements for more details regarding our restructuring plan.
Interest Income, Interest Expense and Other Income (Expense), Net
	Six Months Ended June 30,		Change $	Change %
	2019	2020
	(dollars in thousands)
Interest income	$755	$117	$(638	(85)%
Interest expense	(27)	(38)	(11)	41%
Other income (expense), net	27	(143)	(170)	(630)
Interest income was $0.1 million in the six months ended June 30, 2020 compared to $0.8 million in the six months ended June 30, 2019. The decrease was primarily related to a decrease in our cash, cash equivalent and short-term investment balances in the six months ended June 30, 2020.
Other income (expense), net was $(0.1) million in the six months ended June 30, 2020 compared to $27,000 in the six months ended June 30, 2019. The change was primarily related to foreign exchange gain or loss resulting from foreign currency exchange rate fluctuations in the six months ended June 30, 2020 and 2019.
Income Taxes
	Six Months Ended June 30,		Change $	Change %
	2019	2020
	(dollars in thousands)
Loss before income taxes	$(11,606)	$(39,772)	$(28,166)	243%
Provision for (benefit from) income taxes	52	(6,660)	(6,712)	(12,908)%
Effective tax rate	(0.4)%	16.7%

We are subject to income taxes in the United States, China and Germany. Our effective tax rate changed from (0.4)% in the six months ended June 30, 2019 to 16.7% in the six months ended June 30, 2020. This change was primarily due to the $6.7 million tax benefit related to the release of a valuation allowance associated with carrying back a portion of our 2019 net operating losses to 2017 that is allowed by the Coronavirus Aid, Relief, and Economic Security (CARES) Act.
Enacted on March 27, 2020, the CARES Act provides emergency assistance and health care response for businesses affected by the 2020 coronavirus pandemic. The CARES Act, among other things, permits net operating loss carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. Additionally, the CARES Act allows net operating losses incurred in 2018, 2019 and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. In April 2020, we filed a claim to carryback a portion of our 2019 net operating losses to 2017 and received a tax refund in May 2020.
Comparison of the Years Ended December 31, 2018 and 2019
Revenue
	Year Ended December 31,		Change $	Change %
	2018	2019
	(dollars in thousands)
Revenue:
Products	$132,933	$81,424	$(51,509)	(39)%
License and services	10,013	19,974	9,961	99
Total	$142,946	$101,398	$(41,548)	(29)
Revenue by geographic location:
North America	$84,541	$49,634	$(34,907)	(41)%
Asia and Pacific	39,770	28,791	(10,979)	(28)
Europe, Middle East and Africa	18,635	22,973	4,338	23
Total	$142,946	$101,398	$(41,548)	(29)
Total revenue decreased by $41.5 million, or 29%, to $101.4 million for 2019, from $142.9 million for 2018. The decrease in product revenue was primarily due to a decrease of approximately $36.3 million driven by the mix of products sold towards our lower-priced sensors, a decrease of approximately $7.8 million related to a reduction in average selling price, and a decrease of approximately $2.5 million driven by lower sales volume. In addition, we issued a $4.1 million one-time refund to a related party customer in order to compensate them for unforeseen challenges associated with the use of certain new products purchased from us in 2018. These decreases were partially offset by an increase of $9.0 million in license and services revenue. Starting in 2018, we strategically reduced the price of our higher volume products to continue to drive additional adoption of our smart vision solutions in multiple end markets. Our overall unit volume remained consistent in 2019 across an increased customer base. The increase in license and services revenue was primarily due to higher services revenue related to product validation and repair services, and to a lesser extent, increases in product licensing related revenue.
The $34.9 million decrease in North America revenue was due to a decrease of approximately $18.3 million due to reduction in volume of units sold to existing customers driven by customer program timing, coupled with a decrease of approximately $14.7 million driven by the mix of products sold towards our lower-priced sensors, and a decrease of approximately $4.3 million due to decrease in average selling price of units sold, partially offset by an increase of $2.5 million in license and service revenue. The $11.0 million decrease in Asia-Pacific revenue was primarily due to a decrease of approximately $17.5 million due to change in mix of products sold, and a $4.1 million one-time refund to a related party customer, partially offset by an increase of $1.6 million related to increased sales volume and an increase of $6.6 million in services revenues. The $4.3 million increase in Europe, Middle East and Africa revenue was driven by an increase of approximately $10.8 million due to an increase in purchasing volume from customers, partially offset by the impact of a decrease of approximately $4.3 million driven by reduction in average selling price, and a decrease of approximately $2.1 million driven by a change in mix of products sold.

Cost of Revenue and Gross Margin
	Year Ended December 31,		Change $	Change %
	2018	2019
	(dollars in thousands)
Cost of revenue	$112,066	$71,630	$(40,436)	(36)%
Gross margin	22%	29%
Cost of revenue decreased by $40.4 million, or 36%, to $71.6 million for 2019, from $112.1 million for 2018. The decrease in cost of revenue was primarily due to an approximately $8.3 million decrease in product costs resulting from the decrease in product volume and change in product mix during 2019, an approximately $13.6 million decrease in personnel costs related to manufacturing labor and overhead from manufacturing process improvements, and an approximately $16.0 million in materials cost and utilization savings.
Gross margin increased from 22% for 2018 to 29% for 2019. The increase was primarily due to a change in revenue mix with an increase in license and service revenue, savings on materials cost and utilization and increased resource utilization in 2019 resulting from the improvements we made in our manufacturing processes in 2018.
Operating Expenses
	Year Ended December 31,		Change $	Change %
	2018	2019
	(dollars in thousands)
Research and development	$51,993	$56,850	$4,857	9%
Sales and marketing	22,137	21,873	(264)	(1)
General and administrative	12,902	20,058	7,156	55
Total operating expenses	$87,032	$98,781	$11,749	13
Research and Development
Research and development expenses increased by $4.9 million, or 9%, to $56.9 million for 2019, from $52.0 million for 2018. The increase was primarily attributable to an increase of $4.7 million in personnel related costs, mainly driven by an increase in employee headcount contributed primarily to the acquisition of Mapper in July 2019, an increase of $1.9 million in allocated facility and IT expenses, and an increase of $0.8 million in depreciation expense, partially offset by a decrease of $3.0 million in prototype product development costs and a decrease of $0.3 million in professional services.
Sales and Marketing
Sales and marketing expenses decreased by $0.3 million, or 1%, to $21.9 million for 2019 from $22.1 million for 2018. The decrease was primarily attributable to a reduction of $1.0 million in personnel-related costs, mainly driven by a decrease in employee headcount, a decrease of $0.2 million in professional services, partially offset by increases of $0.7 million in demonstration product expenses and $0.2 million in travel and trade show expenses.
General and Administrative
General and administrative expenses increased by $7.2 million, or 55%, to $20.1 million for 2019 from $12.9 million for 2018. The increase was primarily attributable to an increase of $7.8 million in legal, accounting and other professional services, partially offset by a decrease of $0.5 million in personnel-related costs, mainly driven by a decrease in employee headcount, a decrease of $0.2 million in depreciation and other allocated expenses.

Interest Income, Interest Expense and Other Income (Expense), Net
	Year Ended December 31,		Change $	Change %
	2018	2019
	(dollars in thousands)
Interest income	$630	$1,146	$516	82%
Interest expense	(14)	(77)	(63)	450
Other income (expense), net	(136)	35	171	(126)
Interest income was $1.1 million in 2019 compared to $0.6 million in 2018. The increase was primarily related to an increase in our invested funds due to the proceeds from the Series B and B-1 preferred stock financing completed in September 2018 and October 2019, respectively.
Other income (expense), net was $35,000 in 2019 compared to $(136,000) in 2018. The change was primarily related to foreign exchange gain or loss resulting from foreign currency exchange rate fluctuations in 2019 and 2018.
Income Taxes
	Year Ended December 31,		Change $	Change %
	2018	2019
	(dollars in thousands)
Loss before income taxes	$(55,672)	$(67,909)	$(12,237)	22%
Provision for (benefit from) income taxes	6,628	(683)	(7,311)	(110)%
We are subject to income taxes in the United States, China and Germany. Our effective tax rate increased from (11.9)% in 2018 to 1.0% in 2019. This change was primarily due to taxes incurred by foreign subsidiaries and state taxes and partially offset by release of income tax reserves. Due to the change in our valuation allowance on our federal and state deferred tax assets, our provision for income taxes in 2018 includes the effect of establishing a full valuation allowance for the existing net deferred tax assets. We also continue to provide a full valuation allowance on our net deferred tax assets in 2019. There was no additional provision impact recorded during fiscal 2019 as a result of the Tax Cuts and Jobs Act of 2017, or the Tax Act.
As of December 31, 2019, we had $107.4 million of U.S. federal and $73.4 million of state net operating loss carryforwards available to reduce future taxable income, which will be carried forward indefinitely for U.S. federal tax purposes and will expire beginning in 2028 through 2038 for state tax purposes.
Comparison of the Years Ended December 31, 2017 and 2018
Revenue
	Year Ended December 31,		Change $	Change %
	2017	2018
	(dollars in thousands)
Revenue:
Products	$179,928	$132,933	$(46,995)	(26)%
License and services	2,162	10,013	7,851	363
Total	$182,090	$142,946	$(39,144)	(21)
Revenue by geographic location:
North America	$139,005	$84,541	$(54,464)	(39)%
Asia and Pacific	26,562	39,770	13,208	50
Europe, Middle East and Africa	16,523	18,635	2,112	13
Total	$182,090	$142,946	$(39,144)	(21)

Revenue decreased by $39.1 million, or 21%, to $142.9 million for 2018, from $182.1 million for 2017. The decrease in product revenue was primarily due to a decrease of approximately $54.0 million driven by the mix of products sold towards our lower-priced sensors, and a decrease of approximately $32.6 million related to a reduction in average selling price. These decreases were partially offset by increases in unit volume of $43.5 million and an increase in license and service revenue of $3.9 million. Starting in 2018, we strategically reduced the price of our higher volume products to continue to drive additional adoption of our smart vision solutions in multiple end markets. Our overall unit volume increased by approximately 25% in 2018 compared to 2017. The increase in license and services revenue was primarily due to higher services revenue related to product validation and repair services.
The North America revenue decline of $54.4 million was due to a decrease of approximately $14.3 million resulting from a reduction in the volume of units sold to existing customers driven by customer program timing, coupled with a decrease of approximately $32.6 million driven by the mix of products sold towards our lower-priced sensors, and a decrease of approximately $11.0 million due to decrease in the average selling price of units sold, partially offset by an increase of $3.5 million in license and service revenue. The revenue increased by $13.2 million in Asia-Pacific was primarily due to an increase of approximately $44.3 million related to increase in sales volume, offset by a decrease of a $14.2 million due to change in the mix of products sold, and a decrease of $16.9 million due to decrease in average selling price. The revenue increased by $2.1 million in Europe, Middle East and Africa was driven by an increase of approximately $5.9 million due to an increase in product mix, a$2.1 million increase of purchasing volume from customers and a $0.5 million increase in service revenue, partially offset by a decrease of approximately $6.3 million driven by reduction in average selling price.
Cost of Revenue and Gross Margin
	Year Ended December 31,		Change $	Change %
	2017	2018
	(dollars in thousands)
Cost of revenue	$101,713	$112,066	$10,353	10%
Gross margin	44%	22%
Cost of revenue increased by $10.4 million, or 10%, to $112.1 million for 2018, from $101.7 million for 2017. The increase in cost of revenue was primarily due to a $5.3 million increase in product costs resulting from our higher sales volume during 2018, a $2.4 million increase in depreciation expense related to manufacturing equipment and a $2.7 million increase in repair and warranty costs.
Gross margin decreased from 44% for 2017 to 22% for 2018. The decrease was primarily due to a decrease in our average selling price and reduced utilization in 2018 as we made certain improvements in our manufacturing processes.
Operating Expenses
	Year Ended December 31,		Change $	Change %
	2017	2018
	(dollars in thousands)
Research and development	$31,610	$51,993	$20,383	64%
Sales and marketing	13,956	22,137	8,181	59
General and administrative	9,978	12,902	2,924	29
Total operating expenses	$55,544	$87,032	$31,488	57
Research and Development
Research and Development expenses increased by $20.4 million, or 64%, to $52.0 million for 2018, from $31.6 million for 2017. The increase was primarily attributable to an increase of $8.2 million in personnel related costs, mainly driven by an increase in employee headcount, an increase of $8.8 million in prototype product development costs, an increase of $1.6 million in allocated facility and IT expenses and an increase of $1.2 million in professional services and travel expenses.
Sales and Marketing
Sales and marketing expenses increased by $8.2 million, or 59%, to $22.1 million for 2018 from $14.0 million for 2017. The increase was primarily attributable to an increase of $3.6 million in personnel-related costs, mainly driven by an increase in employee headcount, plus increases of $1.3 million in trade show and promotion expenses, $1.0 million in demonstration equipment expenses, $1.0 million in professional services and $1.1 million in travel, advertising and other demonstration expenses.
General and Administrative
General and administrative expenses increased by $2.9 million, or 29%, to $12.9 million for 2018 from $10.0 million for 2017. The increase was primarily attributable to an increase of $1.3 million in personnel-related costs, mainly driven by an increase in employee headcount, and an increase of $1.8 million in legal, accounting and other professional services, partially offset by a decrease of $0.2 million in bad debt expense.
Interest Income, Interest Expense and Other Income (Expense), Net
	Year Ended December 31,		Change $	Change %
	2017	2018
	(dollars in thousands)
Interest income	$489	$630	$141	29%
Interest expense	—	(14)	(14)	N/A
Other income (expense), net	249	(136)	(385)	(155)
Interest income was $0.6 million in 2018 compared to $0.5 million in 2017. The increase was primarily related to an increase in our invested funds due to the proceeds from the Series B preferred stock financing completed in September 2018.
Other income (expense), net was $(0.1) million in 2018 compared to $0.2 million in 2017. The change was primarily related to foreign currency loss in 2018 as a result of the overall strengthening of the U.S. dollar when compared to the currencies of the jurisdictions in which we operate.
Income Taxes
	Year Ended December 31,		Change $	Change %
	2017	2018
	(dollars in thousands)
Income (loss) before income taxes	$25,571	$(55,672)	$(81,243)	(318)%
Provision for income taxes	9,810	6,628	(3,182)	(32)%
We are subject to income taxes in the United States, China and Germany. Our effective tax rate decreased from 38.4% in 2017 to (11.9)% in 2018. The decrease in our provision for income taxes was primarily due to our change in income (loss) before income taxes. Due to the change in our valuation allowance on our federal and state deferred tax assets, our provision for income taxes in 2018 includes the effect of establishing the valuation allowance for the existing net deferred tax assets.
On December 22, 2017, the Tax Act was enacted, which contains significant changes to U.S. tax law. Among other provisions, the Tax Act reduces the U.S. corporate income tax rate to 21% and repeals the alternative minimum tax, effective as of 2018. As a result, we have re-measured our U.S. deferred tax assets and liabilities as of December 31, 2017 to reflect the lower rate expected to apply when these temporary differences reverse. The impact of the Tax Act on our 2017 and 2018 provisions for income taxes was $1.9 million and $0.2 million,respectively. Additionally, we made a one-time deemed repatriation tax payment of $0.1 million in 2017.

Quarterly Results of Operations
The following table sets forth our unaudited consolidated statement of operations data for each of the quarters indicated, as well as the percentage that each line item represents of our revenue for each quarter presented. The unaudited quarterly statements of operations data set forth below have been prepared on the same basis as our audited consolidated financial statements, and in the opinion of management, include all adjustments, which consist only of normal recurring adjustments, that are necessary for the fair statement of such data. Our historical results are not necessarily indicative of our future results, and the results for any quarter are not necessarily indicative of the results to be expected for a full year or any other period. The following quarterly financial data should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in this prospectus.
	Three Months Ended
	Mar. 31, 2018	Jun. 30, 2018	Sep. 30, 2018	Dec. 31, 2018	Mar. 31, 2019	Jun. 30, 2019	Sep. 30, 2019	Dec. 31, 2019	Mar. 31, 2020	Jun. 30, 2020
	(in thousands)
Revenue	$35,685	$36,699	$29,168	$41,394	$39,823	$29,086	$13,517	$18,972	$17,031	$28,386
Cost of revenue(1)	28,662	25,798	30,152	27,454	20,838	17,434	14,610	18,748	15,429	14,500
Gross profit (loss)	7,023	10,901	(984)	13,940	18,985	11,652	(1,093)	224	1,602	13,886
Operating expenses:(1)
Research and development	10,588	14,780	13,843	12,782	12,356	13,334	16,521	14,639	14,527	14,591
Sales and marketing	5,695	5,174	5,153	6,115	5,878	4,941	5,126	5,928	5,299	3,373
General and administrative	3,295	2,915	3,516	3,176	3,393	3,096	4,148	9,421	10,733	5,630
Restructuring	—	—	—	—	—	—	—	—	1,046	(3)
Total operating expenses	19,578	22,869	22,512	22,073	21,627	21,371	25,795	29,988	31,605	23,591
Operating loss	(12,555)	(11,968)	(23,496)	(8,133)	(2,642)	(9,719)	(26,888)	(29,764)	(30,003)	(9,705)
Interest income	82	68	138	342	441	314	191	200	112	5
Interest expense	—	(1)	(4)	(9)	(13)	(14)	(18)	(32)	(6)	(32)
Other income (expense), net	(12)	(124)	(61)	61	59	(32)	(42)	50	(165)	22
Loss before income taxes	(12,485)	(12,025)	(23,423)	(7,739)	(2,155)	(9,451)	(26,757)	(29,546)	(30,062)	(9,710)
Provision for (benefit from) income taxes	(5,069)	(5,831)	15,550	1,978	27	25	70	(805)	(6,677)	17
Net loss	$(7,416)	$(6,194)	$(38,973)	$(9,717)	$(2,182)	$(9,476)	$(26,827)	$(28,741)	$(23,385)	$(9,727)
The following table sets forth the components of our consolidated statements of operations data as a percentage of revenue for the periods presented:
	Three Months Ended
	Mar. 31, 2018	Jun. 30, 2018	Sep. 30, 2018	Dec. 31, 2018	Mar. 31, 2019	Jun. 30, 2019	Sep. 30, 2019	Dec. 31, 2019	Mar. 31, 2020	Jun. 30, 2020
	(in thousands)
Revenue	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Cost of revenue(1)	80%	70%	103%	66%	52%	60%	108%	99%	91%	51%
Gross profit (loss)	20%	30%	(3)%	34%	48%	40%	(8)%	1%	9%	49%
Operating expenses:(1)
Research and development	30%	40%	47%	31%	31%	46%	122%	77%	85%	51%
Sales and marketing	16%	14%	18%	15%	15%	17%	38%	31%	31%	12%
General and administrative	9%	8%	12%	8%	9%	11%	31%	50%	63%	20%
Restructuring	—%	—%	—%	—%	—%	—%	—%	—%	6%	—%
Total operating expenses	55%	62%	77%	54%	55%	74%	191%	158%	185%	83%
Operating loss	(35)%	(32)%	(80)%	(20)%	(7)%	(34)%	(199)%	(157)%	(176)%	(34)%
Interest income	—%	—%	—%	1%	1%	1%	1%	1%	1%	—%
Interest expense	—%	—%	—%	—%	—%	—%	—%	—%	—%	—%

	Three Months Ended
	Mar. 31, 2018	Jun. 30, 2018	Sep. 30, 2018	Dec. 31, 2018	Mar. 31, 2019	Jun. 30, 2019	Sep. 30, 2019	Dec. 31, 2019	Mar. 31, 2020	Jun. 30, 2020
	(in thousands)
Other income (expense), net	—%	—%	—%	—%	—%	—%	—%	—%	(1)%	—%
Loss before income taxes	(35)%	(32)%	(80)%	(19)%	(6)%	(33)%	(198)%	(156)%	(176)%	(34)%
Provision for (benefit from) income taxes	(14)%	(16)%	53%	5%	—%	—%	1%	(4)%	(39)%	—%
Net loss	(21)%	(16)%	(133)%	(24)%	(6)%	(33)%	(199)%	(152)%	(137)%	(34)%

(1)
Includes stock-based compensation expense as follows:

	Three Months Ended
	Mar. 31, 2018	Jun. 30, 2018	Sep. 30, 2018	Dec. 31, 2018	Mar. 31, 2019	Jun. 30, 2019	Sep. 30, 2019	Dec. 31, 2019	Mar. 31, 2020	Jun. 30, 2020
	(in thousands)
Cost of revenue	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Research and development	26	18	24	24	24	24	25	24	21	—
Sales and marketing	—	—	—	—	—	—	—	—	—	—
General and administrative	29	28	29	29	28	10	—	—	—	135
Total stock-based compensation expense	$55	$46	$53	$53	$52	$34	$25	$24	$21	$135
Our stock-based compensation expense primarily related to our stock options for all periods presented. As of June 30, 2020, no compensation expense related to RSAs and RSUs had been recognized because the performance vesting condition, which is (i) an initial public offering, or (ii) a sale event, was not probable of being met. We expect our stock-based compensation expense within cost of revenue, research and development, sales and marketing, and general and administrative expenses to increase significantly after the liquidity vesting condition becomes probable of being satisfied, particularly in the quarter during which the performance vesting condition is met. If the performance vesting condition had occurred on June 30, 2020, we would have recorded $67.1 million of stock-based compensation expense related to the RSAs and RSUs in the quarter ended June 30, 2020.
Quarterly Trends
Our overall operating results fluctuate from quarter to quarter as a result of a variety of factors, including the number of smart vision solutions sold, the price at which we sell these solutions, the type of solution sold, the timing of large development-stage purchases by our customers, our release of new smart vision solutions, general economic cycles that influence demand and upgrades by our customers and changes to our manufacturing processes and model.
In the periods presented, our revenue declined from quarter to quarter depending on timing and number of customer orders and our strategic decisions to lower prices. Many of our customers are currently in the pre-commercial development phase. These types of customers have tended to make large purchases from us initially, but they are not expected to purchase consistent volume from us until their development-stage products are closer to reaching commercial deployments. We cannot predict if or when our customers will be successful in commercializing their projects. The timing of customer orders and our ability to fulfill orders we received was impacted by various COVID-19 related government mandates across our worldwide operations. Over the past two years, we have strategically lowered the sales prices of our smart vision solutions to drive the further adoption of our technology. Consequently, our revenue has fluctuated from quarter to quarter and our revenue has declined year over year since 2018. We are focusing on generating multi-year contracts with a larger number of customers, which we believe will lead to the opportunity for more increased sales and predictable customer demand in the future.
Our cost of revenue decreased for the last six quarters as we actively reduced our overhead costs and worked to improve our efficiency, and began to migrate to an outsourced manufacturing model for some of our products. However, our cost of revenue fluctuates as a percentage of revenue due to changes in quarterly revenue resulting in part from reductions in selling price to drive the demand of our smart vision solutions. We continue focusing on lowering our cost structure and increasing our production capacity by transitioning to an outsourced manufacturing model.
We continue to strive to maintain a consistent quarterly gross margin by improving our production strategy. However, certain non-recurring events impacted our revenue or production and caused a decline in gross margin for certain quarters. In the third quarter of 2018, a six-week long re-design of the advanced manufacturing line at our San Jose facility resulted in minimal production, causing a decline in gross margin for the quarter. In September 2019, we issued a $4.1 million one-time refund to a related party customer in order to compensate them for unforeseen challenges associated with the use of certain new products purchased from us in 2018. Such refund reduced our revenue and caused a decline in gross margin for the quarter. Our gross margin is adversely impacted by COVID-19. In the first two quarters of 2020, the shelter in place constrained the manufacturing productivity, partially limited the shipment volume, which drives a higher fixed overhead cost per unit. The changes in revenue mix also impacted our quarterly gross margin. Increases in license and services revenue generally improve our quarterly gross margin. For example, during the first quarter of 2019, second quarter of 2019 and second quarter of 2020, we recognized license and services revenue of $10.9 million, $6.4 million and $17.6 million, respectively, resulting in higher gross margins for these quarters.
Generally, our operating expenses have increased in recent quarters, primarily due to increases in research and development headcount and professional services within general and administrative expenses. For the periods presented, sales and marketing expenses were generally consistent from quarter to quarter. We intend to continue to invest in research and development efforts to introduce innovative new products, enhance the functionality of our existing smart vision solutions, and to ensure that we support rapidly evolving customer requirements. The increase in research and development expenses during the three months ended September 30, 2019 was driven by the increase in headcount due to the acquisition of Mapper.ai, Inc. The increases in general and administrative expenses during the three-month periods ended December 31, 2019 and June 30, 2020 were driven by litigation-related costs.
Liquidity and Capital Resources
Sources of Liquidity
As of June 30, 2020, we had cash and cash equivalents totaling $36.6 million, which were held for working capital purposes. Our cash equivalents are comprised primarily of money market funds. To date, our principal sources of liquidity have been payments received from sales to customers and the net proceeds we received through private placements of our convertible preferred stock. In August 2016 and September 2018, we received $143.3 million and $46.7 million, respectively, in net proceeds from the sale of our Series A and Series B convertible preferred stock. In October 2019 and April 2020, we received $49.8 million and $19.9 million,respectively, in net proceeds from the sale of our Series B-1 convertible preferred stock.
In January 2020, we entered into a loan and security agreement with a financial institution which provides a $25.0 million revolving line of credit (the “2020 Revolving Line”) with an option to increase the credit limit up to an additional $15.0 million with the bank’s approval (Incremental Revolving Line). As part of the Revolving Line, there is a letter of credit sublimit of $5.0 million. The advances under the Revolving Line bear interest at a rate per annum equal to the prime rate plus an applicable margin of 1.5% for prime rate advances, or LIBOR rate plus an applicable margin of 2.5% for LIBOR advances. The unused revolving line facility fee is 0.15% per annum of the average unused portion of the Revolving Line. In addition, there is a $50,000 non-refundable commitment fee if we exercise the Incremental Revolving Line option. The revolving line of credit is secured by certain of our assets. The 2020 Revolving Line matures September 2020 and we have the intention to renew the 2020 Revolving Line for one additional year if needed. There are no outstanding borrowings under the 2020 Revolving Line to date.
On April 8, 2020, we received loan proceeds of $10.0 million under the CARES Act’s Paycheck Protection Program (“PPP”). The principal and accrued interest are forgivable after 24 weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels and that approval is received from the relevant government entity. The unforgiven portion of the PPP loan is payable over two years at an interest rate of 1% per annum, with a deferral of payments for the first six months.
On July 2, 2020, we sold our Morgan Hill building to a third-party and received net proceeds of $12.3 million.
We have incurred negative cash flows from operating activities and significant losses from operations in the past as reflected in our accumulated deficit of $197.1 million as of June 30, 2020. We expect to continue to incur operating losses at least for the next 12 months due to the investments that we intend to make in our business and, as a result, we may require additional capital resources to grow our business. We believe that current cash, cash equivalents and available borrowing capacity under the revolving credit facility will be sufficient to fund our operations for at least the next 12 months. Our future capital requirements, however, will depend on many factors, including our lidar sales volume, the timing and extent of spending to support our R&D efforts in smart vision technology, the expansion of sales and marketing activities, and market adoption of new and enhanced products and features. We may in the future enter into arrangements to acquire or invest in complementary businesses, services, and technologies, including intellectual property rights. From time to time, we may seek to raise additional funds through equity and debt. If we are unable to raise additional capital when desired and on reasonable terms, our business, results of operations, and financial condition be adversely affected.
Cash Flow Summary
The following table summarizes our cash flows for the periods presented:
	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
	(in thousands)
Net cash provided by (used in):
Operating activities	$(12,584)	$(30,503)	$(43,230)	$(2,237)	$(52,545)
Investing activities	25,757	(19,383)	29,544	6,043	477
Financing activities	—	44,158	49,790	—	28,723
Operating Activities
During the six months ended June 30, 2020, operating activities used $52.5 million in cash. The primary factors affecting our operating cash flows during this period were our net loss of $33.1 million, impacted by our non-cash charges of $5.0 million primarily consisting of depreciation and amortization of $4.3 million and provision for doubtful accounts of $0.5 million. The cash used in changes in our operating assets and liabilities of $41.9 million which primarily consists of an increase of $23.9 million in accounts receivable, a decrease of $9.5 million in accrued expenses and other liabilities due to timing of payments, and an increase of $8.4 million in unbilled receivables from a licensing arrangement with a customer. These amounts were partially offset by cash provided from changes in our operating assets and liabilities of $17.4 million was primarily due to an increase of $11.4 million in contract liabilities primarily due to deferred revenues from a licensing arrangement, partially offset by a decrease of $6.1 million in customer deposit. The cash provided from changes in our operating assets and liabilities also included a decrease of $2.2 million in inventories due to decreased sales volume of certain products, a decrease of $2.9 million in prepaid and other current assets, an increase of $0.6 million in accounts payable due to timing of payments, and a decrease of $0.3 million in other noncurrent assets.
During the six months ended June 30, 2019, operating activities used $2.2 million in cash. The primary factors affecting our operating cash flows during this period were our net loss of $11.7 million, impacted by our non-cash charges of $3.8 million primarily consisting of depreciation and amortization of $3.7 million and provision for doubtful accounts of $0.3 million. The cash provided from changes in our operating assets and liabilities of $6.1 million was primarily due to a decrease of $3.8 million in accounts receivable, an increase of $1.4 million in accounts payable due to timing of payments, an increase of $0.4 million in inventories due to increased sales volume of certain products and a decrease of $0.5 million in other noncurrent assets. These amounts were partially offset by cash used in changes in our operating assets and liabilities of $0.5 million which primarily consists of an increase of $0.5 million in prepaid expenses and other current assets.
During 2019, operating activities used $43.2 million in cash. The primary factors affecting our operating cash flows during this period were our net loss of $67.2 million, impacted by our non-cash charges of $5.9 million primarily consisting of depreciation and amortization of $8.0 million, partially offset by deferred income tax of $2.0 million. The cash provided from changes in our operating assets and liabilities of $24.3 million was primarily due to an increase of $13.6 million in accrued expenses and other liabilities due to timing of payments, a decrease of $9.6 million in accounts receivable and a decrease of $1.1 million in other noncurrent assets. These amounts were partially offset by cash used in changes in our operating assets and liabilities of $6.2 million which primarily consists of an increase of $3.6 million in prepaid expenses and other current assets, a decrease of $1.7 million in contract liabilities due to the timing of billings and cash received in advance of revenue and an increase of $0.9 million in inventories due to decreased sales volume of certain products.
During 2018, operating activities used $30.5 million in cash. The primary factors affecting our operating cash flows during this period were our net loss of $62.3 million, impacted by our non-cash charges of $12.9 million primarily consisting of depreciation and amortization of $6.8 million and deferred income tax of $5.8 million. The cash provided from changes in our operating assets and liabilities of $28.0 million was primarily due to a decrease in inventories of $21.3 million as we consumed previously purchased inventory, an increase in contract liabilities of $4.3 million due to the timing of billings and cash received in advance of revenue and a decrease in accounts receivable of $2.4 million. These amounts were partially offset by cash used in changes in our operating assets and liabilities of $9.0 million which primarily consists of decreases of $4.4 million in accounts payable and $2.4 million in accrued expenses and other liabilities due to timing of payments, and an increase of $1.3 million in prepaid expenses and other current assets.
During 2017, operating activities used $12.6 million in cash. The primary factors affecting our operating cash flows during the period were our net income of $15.8 million, impacted by our non-cash charges of $5.1 million primarily consisting of depreciation and amortization of $3.3 million and deferred income tax of $1.0 million. The cash used in changes in our operating assets and liabilities of $57.4 million was primarily due to an increase of inventories of $32.7 million in anticipation of future demand, an increase in accounts receivable of $15.1 million, a decrease in contract liabilities of $5.0 million due to the timing of billings and cash received in advance of revenue, and an increase in prepaid expenses and other current assets of $3.4 million. These amounts were partially offset by cash provided from changes in our operating assets and liabilities of $24.0 million which primarily consists of an increase in accrued expenses and other liabilities of $16.5 million and an increase of $7.5 million in accounts payable due to timing of payments.
Investing Activities
During the six months ended June 30, 2020, cash provided by investing activities was $0.5 million, which was primarily from sales and maturities of short-term investments of $2.2 million, partially offset by cash used to purchase property, plant and equipment of $1.7 million.
During the six months ended June 30, 2019, cash provided by investing activities was $6.0 million, which was primarily from sales and maturities of short-term investments of $32.7 million, partially offset by cash used to purchase short-term investments of $23.4 million and to purchase property, plant and equipment of $3.2 million.
During 2019, cash provided by investing activities was $29.5 million, which was primarily from sales and maturities of short-term investments of $62.6 million and proceeds from repayment of notes receivable from stockholders of $3.5 million, partially offset by cash used to purchase short-term investments of $28.8 million, purchase property, plant and equipment of $5.2 million and to acquire Mapper of $2.5 million.
During 2018, cash used in investing activities was $19.4 million, which was primarily used to purchase short-term investments of $35.3 million and purchase property, plant and equipment of $6.9 million, partially offset by sales and maturities of short-term investments of $20.8 million and proceeds from the cancellation of corporate-owned life insurance policies of $2.1 million.
During 2017, cash provided by investing activities was $25.8 million, which was primarily driven by sales and maturities of short-term investments of $46.0 million, partially offset by purchases of property, plant and equipment of $18.1 million resulting from the expansion of our product development and manufacturing activities, and purchase of corporate-owned life insurance policies of $2.1 million.
Our machinery and equipment is depreciated over a useful life of approximately five years.
Financing Activities
During the six months ended June 30, 2020, cash provided by financing activities was $28.7 million, consisting primarily of net proceeds of $19.9 million from issuance of preferred stock and proceeds of $10.0 million from the PPP loan, partially offset by $1.2 million payment of deferred stock issuance costs. There were no financing activities during the six months ended June 30, 2019.
During 2019, cash provided by financing activities was $49.8 million consisting of net proceeds from the issuance of Series B-1 preferred stock in October 2019.
During 2018, cash provided by financing activities was $44.2 million consisting of net proceeds of $46.7 million from the issuance of Series B preferred stock in September 2018, partially offset by $2.5 million use of cash to repurchase our common stock.
There were no financing activities during 2017.
Contractual Obligations
The following table summarizes our non-cancellable contractual obligations as of December 31, 2019:
	Payment Due by Period
	Less than 1 Year	1 to 3 Years	3 to 5 Years	More than 5 Years	Total
	(in thousands)
Operating leases(1)	$4,246	$7,322	$6,817	$11,012	$29,397
Capital leases	310	247	—	—	557
Purchase obligations(2)	41,612	—	—	—	41,612
Total	$46,168	$7,569	$6,817	$11,012	$71,566

(1)
Consists of future non-cancelable minimum rental payments under operating leases for our offices and manufacturing facilities.

(2)
Purchase obligations represent outstanding purchase orders and commitments to purchase goods or services from our contract manufacturers and vendors that range from one month up to a year.

The contractual obligation table as of December 31, 2019 excludes tax liabilities of $1.4 million related to uncertain tax positions because we are unable to make a reasonably reliable estimate of the timing of settlement, if any, of these future payments.
The following table summarizes our non-cancellable contractual obligations as of June 30, 2020:
	Payment Due by Period
	Less than 1 Year	1 to 3 Years	3 to 5 Years	More than 5 Years	Total
	(in thousands)
Operating leases(1)	$2,120	$7,320	$6,817	$11,012	$27,269
Capital leases	155	247	—	—	402
Purchase obligations(2)	33,633	4,310	—	—	37,943
Total	$35,908	$11,877	$6,817	$11,012	$65,614

(1)
Consists of future non-cancelable minimum rental payments under operating leases for our offices and manufacturing facilities.

(2)
Purchase obligations represent outstanding purchase orders and commitments to purchase goods or services from our contract manufacturers and vendors that range mostly from one month up to a year.

Off-Balance Sheet Arrangements
On March 27, 2017, we entered into an unconditional payment guaranty with regard to one of our officers’ $15.0 million term loan. The loan was obtained to acquire, and was secured by, our office and manufacturing facility in San Jose, California. Under the terms of the guaranty, we agreed to unconditionally guarantee this officer’s obligations under the loan. In December 2019, the company was released from the unconditional payment guaranty and has no further obligations with respect to the term loan.
Other than as set forth above, we have not entered into any off-balance sheet arrangements and do not have any holdings in variable interest entities.
Quantitative and Qualitative Disclosures About Market Risk
We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates and foreign currency exchange rates.
We do not believe that inflation has had a material effect on our business, results of operations or financial condition. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs. Our inability or failure to do so could harm our business, results of operations or financial condition.
Interest Rate Risk
As of June 30, 2020, we had cash and cash equivalents of approximately $36.6 million, which consisted primarily of institutional money market funds, which carries a degree of interest rate risk. A hypothetical 10% change in interest rates would not have a material impact on our financial condition or results of operations due to the short-term nature of our investment portfolio.
Foreign Currency Exchange Risk
Our results of operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates. Substantially all of our revenue is generated in U.S. dollars. Our expenses are generally denominated in the currencies of the jurisdictions in which we conduct our operations, which are primarily in the U.S. and to a lesser extent in Asia and Europe. Our results of operations and cash flows are, therefore, subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. The effect of a hypothetical 10% change in foreign currency exchange rates applicable to our business would not have a material impact on our historical consolidated financial statements. To date, we have not engaged in any hedging strategies. As our international operations grow, we will continue to reassess our approach to manage our risk relating to fluctuations in currency rates.
Critical Accounting Policies and Estimates
We prepare our consolidated financial statements in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates, assumptions and judgments that can significantly impact the amounts we report as assets, liabilities, revenue, costs and expenses and the related disclosures. We base our estimates on historical experience and other assumptions that we believe are reasonable under the circumstances. Our actual results could differ significantly from these estimates under different assumptions and conditions. We believe that the accounting policies discussed below are critical to understanding our historical and future performance as these policies involve a greater degree of judgment and complexity.
Revenue Recognition
We early adopted the requirements of the new revenue recognition standard, known as ASC 606, effective January 1, 2018 utilizing the modified retrospective method of transition. Revenue is recognized upon transfer of control of promised products and to a small extent services to customers in an amount that reflects the consideration that we expect to receive in exchange for those products and services.
We enter into contracts that can include various combinations of products and services, which are generally capable of being distinct and accounted for as separate performance obligations; however, determining whether products or services are considered distinct performance obligations that should be accounted for separately versus together may sometimes require significant judgment.
Transaction price is allocated to each performance obligation on a relative standalone selling price (SSP) basis. Judgment is required to determine SSP for each distinct performance obligation. We use a range of amounts to estimate SSP when products and services are sold separately. In instances where SSP is not directly observable, we determine SSP using information that may include other observable inputs available to us.
Accounting for contracts recognized over time under ASC 606 involves the use of various techniques to estimate total contract revenue and costs. Due to uncertainties inherent in the estimation process, it is possible that estimates of costs to complete a performance obligation will be revised in the near-term. We review and update our contract-related estimates regularly, and record adjustments as needed. For those performance obligations for which revenue is recognized using a cost-to-cost input method, changes in total estimated costs, and related progress towards complete satisfaction of the performance obligation, are recognized on a cumulative catch-up basis in the period in which the revisions to the estimates are made.
Changes in judgments with respect to these assumptions and estimates could impact the timing or amount of revenue recognition.
Inventory Valuation
Inventories are stated at the lower of cost or estimated net realizable value. Costs are computed under the standard cost method, which approximates actual costs determined on the first in, first out basis. We record write-downs of inventories which are obsolete or in excess of anticipated demand. Significant judgment is used in establishing our forecasts of future demand and obsolete material exposures. We consider marketability and product life cycle stage, product development plans, component cost trends, demand forecasts, historical revenue, and assumptions about future demand and market conditions in establishing our estimates. If the actual component usage and product demand are significantly lower than forecast, which may be caused by factors within and outside of our control, or if there were a higher incidence of inventory obsolescence because of rapidly changing technology and our customer requirements, we may be required to increase our inventory writedowns. A change in our estimates could have a significant impact on the value of our inventory and our results of operations.
Income Taxes
Significant management judgment is required in developing our provision for income taxes, including the determination of deferred tax assets and liabilities and any valuation allowances that might be required against the deferred tax assets. We have considered projected future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for valuation allowances. If we determine that a valuation allowance is required, such adjustment to the deferred tax assets would increase our tax expense in the period in which such determination is made. Conversely, if we determine that a valuation allowance exceeds our requirement, such adjustment to the deferred tax assets would decrease tax expense in the period in which such determination is made. In evaluating the exposure associated with various tax filing positions, we accrue an income tax liability when such positions do not meet the more-likely-than-not threshold for recognition.

The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax law and regulations in a multitude of jurisdictions. We recognize potential liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and the extent to which, additional taxes, interest and penalties will be due. If our estimate of income tax liabilities proves to be less than the actual amount ultimately assessed, a further charge to tax expense would be required. If the payment of these amounts ultimately proves to be unnecessary, the reversal of the accrued liabilities would result in tax benefits being recognized in the period when we determine the liabilities no longer exist.
Stock-Based Compensation
Stock-based compensation consists of expense for stock options, RSAs and RSUs granted to employees and nonemployees. We estimate the fair value of RSAs and RSUs based on the fair market value of our common stock on the date of grant. For market-based performance RSUs (PRSUs), we use the Monte Carlo simulation model (a binomial lattice-based valuation model) to determine the fair value of the PRSUs. The Monte Carlo simulation model uses multiple input variables to determine the probability of satisfying the market condition requirements. The fair value of the PRSUs is not subject to change based on future market conditions. We grant RSAs and RSUs which vest upon the satisfaction of both a time-based condition and a liquidity condition. Upon satisfaction of the liquidity vesting condition, which is the earlier of (i) an IPO, or (ii) a Company sale event, RSAs and RSUs for which the service-based condition has been satisfied will vest immediately, and any remaining unvested RSAs and RSUs will vest over the remaining service period. The fair value of RSAs and RSUs is recognized as compensation expense over the requisite service period, using the accelerated attribution method, once the liquidity condition becomes probable of being achieved. As of June 30, 2020, no compensation expense had been recognized for the RSAs and RSUs because the liquidity vesting condition was not probable of being satisfied.
We estimate the fair value of stock options granted to employees and directors using the Black-Scholes option pricing model. The fair value of stock options that are expected to vest is recognized as compensation expense on a straight-line basis over the requisite service period. We recognize forfeitures as they occur. Stock-based compensation expense from stock options was $0.2 million, $0.2 million, and $0.1 million, respectively, for the years ended December 31, 2017, 2018 and 2019, and $0.1 million and $0.2 million, respectively, for the six months ended June 30, 2019 and 2020.
The fair value of our common stock has historically been determined by our board of directors as there was no public market for the common stock. The board of directors determines the fair value of our common stock by considering a number of objective and subjective factors, including: the valuation of comparable companies, sales of convertible preferred stock to unrelated third parties, our operating and financial performance, the lack of liquidity of common stock and general and industry specific economic outlook, amongst other factors. The valuation of our common stock involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, and future cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships between these assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of our common stock and, in turn, on the valuation of our share-based compensation awards whose values are based on part on the value of our common stock.
Recent Accounting Pronouncements
See Note 1 to our consolidated financial statements included elsewhere in this proxy statement for recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted as of the date of this proxy statement.

EXECUTIVE COMPENSATION
Velodyne
2019 Summary Compensation Table
The following table shows information regarding the compensation of Velodyne’s named executive officers for services performed during the years ended December 31, 2019 and 2018.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)	Total ($)
David Hall................................. Founder, Executive Chairman and Former Chief Executive Officer(3)	2019	597,692	—	2,130,750	—	240,306	—	2,968,748
	2018	500,000	—	—		200,000	—	700,000
Anand Gopalan........................ Chief Executive Officer and Former Chief Technology Officer(3)	2019	465,600	—	2,146,500	—	281,106	4,500(5)	2,897,706
	2018	363,480	—	4,269,750	—	218,706	4,500(5)	4,856,436
Andrew Hamer(4) ...................... Chief Financial Officer	2019	175,038		2,201,400	—	92,802	176,417(6)	2,645,657
	2018

(1)
Represents the aggregate grant date fair value of RSU awards granted to the officer, computed in accordance with FASB ASC Topic 718. See Note 7 to Velodyne’s consolidated financial statements included elsewhere in this proxy statement for a discussion of the assumptions made by us in determining the grant date fair value of Velodyne’s equity awards.

(2)
Represents bonuses earned under Velodyne’s annual bonus plans with respect to 2018 and 2019 performance. Bonuses for 2019 remain subject to formal approval.

(3)
Effective January 1, 2020, Mr. Hall transitioned from chief executive officer to executive chairman and Dr. Gopalan assumed the role of chief executive officer.

(4)
Mr. Hamer’s employment with us commenced in July 2019. Prior to his appointment as chief financial officer, Mr. Hamer served as a consultant and Velodyne’s interim chief financial officer. Mr. Hamer’s employment letter entitles him to an annual base salary of $370,000.

(5)
Represents $4,500 in 401(k) plan contributions made by us.

(6)
Represents $171,917 in consulting fees paid to Mr. Hamer while he served as a consultant and Velodyne’s interim chief financial officer and $4,500 in 401(k) plan contributions made by us.

Narrative Explanation of Compensation Arrangements with Velodyne’s Named Executive Officers
Velodyne entered into employment agreements with each of Messrs. Gopalan and Hamer in connection with the commencement of their employment and, as described further below, entered into a new employment agreement with Mr. Gopalan in connection with his promotion to chief executive officer, effective January 1, 2020. Velodyne does not have a written employment agreement with David Hall, Velodyne’s executive chairman and former chief executive officer. Velodyne’s employment agreements with Messrs. Gopalan and Hamer set forth each such named executive officer’s annual base salary and target bonus opportunity. These agreements also provide Messrs. Gopalan and Hamer with severance rights, though it is expected that the severance rights in such agreements will be superseded by the severance and change in control agreement the post-combination company will enter into with Velodyne’s executive offices to be effective upon the completion of the Business Combination.
The annual base salaries of named executive officers will be reviewed from time to time and adjusted when the post-combination company board of directors or compensation committee determines an adjustment is appropriate. During the year ended December 31, 2019, the annual base salaries for Messrs. Hall, Gopalan and Hamer were $600,000, $468,000 and $370,000, respectively. Effective January 1, 2020, the annual base salary of Dr. Gopalan was increased to $500,000. The annual base salaries of Messrs. Hall and Hamer remain at $600,000 and $370,000, respectively.
Each of Velodyne’s named executive officers is eligible to earn an incentive bonus for each of Velodyne’s fiscal years they are employed by us. Except in the case of Mr. Hall, Velodyne typically sets target bonus opportunities as a percentage of Velodyne’s named executive officers’ annual base salaries. Mr. Hamer’s target bonus opportunity is 50% of his base salary and Dr. Gopalan’s target bonus opportunity was increased from 60% to 100% of his base salary effective January 1, 2020, under the terms of his new employment agreement. During 2018 and 2019, Velodyne’s named executive officers earned bonuses based on the achievement of certain subjective or objective company performance targets and individual performance goals, in each case as determined by members of Velodyne’s executive team. In 2019, these goals included progress on an initial public offering, the completion of other key corporate transactions and strategic initiatives, including the Series B-1 preferred stock financing, and general financial performance of the company. The company performance targets and individual performance goals vary from year to year and from executive to executive.
Effective January 1, 2020, Velodyne entered into a new employment agreement with Dr. Gopalan in connection with his promotion to chief executive officer. In addition to containing annual base salary, bonus opportunity and severance rights, the agreement provides that Velodyne will grant to Dr. Gopalan an option to purchase 150,000 shares of Velodyne’s common stock (“Promotion Option”) and two awards of RSUs. The first award will be 300,000 RSUs (“Promotion RSU Award” and such RSUs the “Promotion RSUs”) and the second award will be for up to 375,000 RSUs, with a target award of 150,000 RSUs (“Performance RSUs”).
Each of the awards promised in Dr. Gopalan’s employment agreement are subject to different vesting schedules. 25% of the shares of common stock subject to the Promotion Option will vest after 12 months of continuous service following January 1, 2020, and the balance will vest in equal monthly installments over the next 36 months of Dr. Gopalan’s continuous service. The Promotion RSU will be subject to the satisfaction of a time-based vesting requirement. This time-based vesting requirement will be satisfied upon the first occurrence of either of the following: (A)(i) with respect to 25% of the Promotion RSUs if Dr. Gopalan remains in continuous service through January 1, 2021 and a sale event occurs on or prior to January 1, 2021 and (ii) with respect to an additional 6.25% of the Promotion RSUs when Dr. Gopalan remains in continuous service through each of the next twelve successive three-month periods thereafter, but only if the sale event had occurred on or prior to January 1, 2021; or (B)(i) with respect to 58.33% of the Promotion RSUs if Dr. Gopalan remains in continuous service through an IPO (as defined in the employment agreement) and the IPO occurs on or prior to January 1, 2021, and (ii) with respect to 6.25% of the Promotion RSUs when Dr. Gopalan remains in continuous service through each of the next seven successive three-month periods thereafter (except that the time-based vesting requirement will only be satisfied with respect to the remaining 4.17% of the Promotion RSUs upon completion of the seventh successive three-month period), but only if the IPO had occurred on or prior to January 1, 2021. The number of Performance RSUs, up to 375,000, that will vest is determined by the amount of appreciation Velodyne’s common stock experiences between January 1, 2020 and December 31, 2022. If the value of Velodyne’s common stock on December 31, 2022 is between $21.78 and $29.04 per share, the reference price, then 112,500 Performance RSUs will vest. The amount of Performance RSUs that vest will scale up to 375,000 RSUs, all of which will vest if Velodyne’s common stock on December 31, 2022 has a value equal to greater than $72.60, which is 250% of 29.04. If neither a sale event nor an IPO occurs on or prior to January 1, 2023, the Performance RSUs will immediately terminate for no consideration on that date. For purposes of the Promotion RSUs and the Performance RSUs granted to Dr. Gopalan, it is anticipated that an IPO will be deemed to have occurred by the board of the post-combination company following the completion of the Business Combination.
The Promotion Option, the Promotion RSU Award and the Performance RSUs are subject to accelerated vesting in certain circumstances. In the case of the Promotion Option and the Promotion RSU, the vesting requirements will be deemed satisfied in full on an accelerated basis if Dr. Gopalan’s employment is terminated without cause by us or he resigns for good reason during the period commencing one month prior to and ending 12 months after a sale event; provided that such accelerated vesting shall not apply to the

Promotion RSUs if they expired or were terminated prior to such employment termination or resignation. If Velodyne is subject to a sale event while Dr. Gopalan remains in continuous service and the Promotion Option and Promotion RSUs are not assumed by the acquirer or its parent, continued by the surviving company or substituted for an equivalent award or cash payment, then the outstanding Promotion Option and Promotion RSUs, if any, will be deemed vested in full immediately prior to the sale event. In the case of the Performance RSUs, if Dr. Gopalan’s employment is terminated without cause by us or he resigns for good reason during the period commencing one month prior to and ending 12 months after a sale event, the number of Performance RSUs that will become vested, up to 375,000, will be determined in relation to the gross price per share paid by the acquirer in the sale event; provided that such vesting shall not apply to the Performance RSUs if they expired or were terminated prior to such employment termination or resignation. If Velodyne is subject to a sale event while Dr. Gopalan remains in continuous service and the Performance RSUs are not assumed by the acquirer or its parent, continued by the surviving company or substituted for an equivalent award or cash payment, then the outstanding Performance RSUs, if any, will vest based on the gross price per share paid by the acquirer in the sale event.
Employee Benefits and Perquisites
Velodyne’s named executive officers are eligible to participate in Velodyne’s health and welfare plans to the same extent as are other full-time employees generally. Velodyne generally does not provide Velodyne’s named executive officers with perquisites or other personal benefits. However, Velodyne does reimburse Velodyne’s named executive officers for their necessary and reasonable business and travel expenses incurred in connection with their services to us.
Velodyne’s named executive officers are also eligible to participant in the 401(k) plan Velodyne maintains for Velodyne’s employees generally. The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Service Code, so that contributions to the 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn, and so that contributions made by us, if any, will be deductible by us when made. Employees may elect to reduce their current compensation by up to the statutorily prescribed annual limits and to have the amount of such reduction contributed to their 401(k) plans. The 401(k) plan permits us to make contributions up to the limits allowed by law on behalf of all eligible employees. In the year ended December 31, 2019, Velodyne made a 401(k) contribution of $4,500 for each of Dr. Gopalan and Mr. Hamer.
Equity Compensation
Velodyne offers stock options and RSUs to Velodyne’s named executive officers as the long-term incentive component of Velodyne’s compensation program. Velodyne typically grants equity-based awards to new hires upon their commencing employment with us. Stock options allow employees to purchase shares of Velodyne’s common stock at a price per share at least equal to the fair market value of Velodyne’s common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. In the past, Velodyne’s board of directors has determined the fair market value of Velodyne’s common stock based upon inputs including valuation reports prepared by third-party valuation firms. Generally, Velodyne’s equity-based awards vest over four years, subject to the employee’s continued employment with us on each vesting date, and in the case of RSUs, a liquidity-event vesting requirement.
In 2019, both Mr. Hall and Dr. Gopalan received RSU awards in recognition of their service to us and to further incentivize continued performance. Under the terms of his consulting agreement with us, Mr. Hamer received two awards of 5,000 RSUs, one of which is subject only to a liquidity-event vesting requirement and the other is subject to both a liquidity-event vesting requirement and a four year time-based vesting requirement. In connection with his appointment as Velodyne’s full-time chief financial, Mr. Hamer received a third RSU award in 2019. The details of these awards are set forth in “Outstanding Equity Awards at 2019 Year-End.”
As described in the footnotes to the “Outstanding Equity Awards at 2019 Year-End” table, certain equity awards granted to one or more of Velodyne’s named executive officers are subject to accelerated vesting in the event such officer’s employment is terminated by us without cause or as a result of the officer’s resignation for good reason during a window commencing three months prior to and ending twelve months following a change in control.
Outstanding Equity Awards at 2019 Year-End
The following table provides information regarding outstanding equity awards held by Velodyne’s named executive officers as of December 31, 2019. The number of shares subject to each award and, where applicable, the exercise price per share, reflect all changes as a result of Velodyne’s capitalization adjustments.
The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.
		Option Awards				Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested* ($)
David Hall	2/22/19	(1)				75,000
Anand Gopalan	6/27/2016(2)	43,750	6,250	18.08	3/23/2027	6/27/2016(2)
	6/27/2016(3)					100,000
	6/27/2016(3)					25,000
	6/27/2016(3)					75,000
	9/29/2018(3)					25,000
	11/26/2018(3)					75,000
	2/22/19(3)					50,000
	7/8/19(3)					25,000
Andrew Hamer	4/17/19(4)					5,000
	4/17/19(5)					5,000
	4/3/19(6)					65,000

(*)
As there was no public market for Velodyne’s common stock on December 31, 2019, Velodyne has assumed that the fair value on such date was $[•].

(1)
Represents an award of RSUs granted to Mr. Hall, which is subject to both a time-based and a liquidity-event vesting requirement, with the time-based vesting requirement satisfied in connection with Mr. Hall’s continuous service over four years, with 25% of the time-based vesting requirement becoming satisfied upon completion of one year of service after the vesting commencement date and 1/16th of the time-based vesting requirement becoming satisfied upon the completion of each three month period of service thereafter. It is anticipated that the liquidity-event based requirement will be deemed to have occurred by the board of directors of the post-combination company following the completion of the Business Combination

(2)
Option vests over four-year period based on Dr. Gopalan’s continuous service over four years, whereby 25% of the shares subject to the option vested after completion of one year of service after the vesting commencement date, and 1/16th of the shares vesting upon the completion of each three month period of service thereafter. The option will become vested in full on an accelerated basis if Dr. Gopalan’s employment is terminated without cause by us or he resigns for good reason during the period commencing three months prior to and ending twelve months after a change in control.

(3)
Represents an award of RSUs granted to Dr. Gopalan, which is subject to both a time-based and a liquidity-event vesting requirement, with the time-based vesting requirement satisfied in connection with Dr. Gopalan’s continuous service over four years, with 25% of the time-based vesting requirement becoming satisfied upon completion of one year of service after the vesting commencement date and

1/16th of the time-based vesting requirement becoming satisfied upon the completion of each three month period of service thereafter. It is anticipated that the liquidity-event based requirement will be deemed to have occurred by the board of directors of the post-combination company following the completion of the Business Combination. The time-based vesting requirement will be satisfied in full on an accelerated basis if Dr. Gopalan’s employment is terminated without cause by us or he resigns for good reason during the period commencing three months prior to and ending twelve months after a change in control.
(4)
Represents an award of RSUs granted to Mr. Hamer, which is subject only to a liquidity-event vesting requirement. It is anticipated that the liquidity-event based requirement will be deemed to have occurred by the board of directors of the post-combination company following the completion of the Business Combination.

(5)
Represents an award of RSUs granted to Mr. Hamer, which is subject to both a time-based and a liquidity-event vesting requirement, with the time-based vesting requirement satisfied in connection with Mr. Hamer’s continuous service over four years, with 25% of the time-based vesting requirement becoming satisfied upon completion of one year of service after the vesting commencement date and 1/16th of the time-based vesting requirement becoming satisfied upon the completion of each three month period of service thereafter. It is anticipated that the liquidity-event based requirement will be deemed to have occurred by the board of directors of the post-combination company following the completion of the Business Combination

(6)
Represents an award of RSUs granted to Mr. Hamer, which is subject to both a time-based and a liquidity-event vesting requirement, with the time-based vesting requirement satisfied in connection with Mr. Hamer’s continuous service over four years, with 25% of the time-based vesting requirement becoming satisfied upon completion of one year of service after the vesting commencement date and 1/16th of the time-based vesting requirement becoming satisfied upon the completion of each three month period of service thereafter. It is anticipated that the liquidity-event based requirement will be deemed to have occurred by the board of directors of the post-combination company following the completion of the Business Combination. The time-based vesting requirement will be satisfied in full on an accelerated basis if Mr. Hamer’s employment is terminated without cause by us or he resigns for good reason during the period commencing three months prior to and ending twelve months after a change in control.

Pension Benefits
Velodyne’s named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the year ended December 31, 2019.
Nonqualified Deferred Compensation
Velodyne’s named executive officers did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during year ended December 31, 2019.
Equity Plans
2016 Stock Plan
General.    Velodyne’s board of directors adopted Velodyne’s 2016 Plan in July 2016, and it was approved by Velodyne’s stockholders in July 2016. The 2016 Plan has not been amended since its adoption in July 2016. No further awards will be made under Velodyne’s 2016 Plan after the consummation of the Business Combination; however, awards outstanding under Velodyne’s 2016 Plan will continue to be governed by their existing terms.
Share Reserve.   As of December 31, 2019, Velodyne has reserved 7,763,731 shares of Velodyne’s common stock for issuance under Velodyne’s 2016 Plan, all of which may be issued as incentive stock options. As of December 31, 2019, there were outstanding options to purchase 53,333 shares of common stock, at exercise prices ranging from $18.08 to $20.68 per share, or a weighted-average exercise price of $18.24 per share were outstanding under Velodyne’s 2016 Plan and 3,247,352 shares of common stock issuable upon the vesting and settlement of RSUs, and 4,463,045 shares of common stock remained available for future issuance. Unissued shares subject to awards that expire or are cancelled, shares reacquired by us, and shares withheld in payment of the purchase price or exercise price of an award or in satisfaction of withholding taxes will again become available for issuance under Velodyne’s 2016 Plan. No further awards will be made under Velodyne’s 2016 Plan after the Business Combination.
2007 Incentive Stock Plan
Velodyne’s board of directors adopted Velodyne’s 2007 Plan in January 2008, and it was approved by Velodyne’s stockholders in January 2008. The most recent amendment of Velodyne’s 2007 Plan was adopted by Velodyne’s board of directors in October 2019 in order to decrease the aggregate number of shares reserved for issuance under the 2007 Plan by 2,500,000 shares. Velodyne ceased making awards under the 2007 Plan after the 2016 Plan was adopted and, as of December 31, 2019, other than 1,404,557 shares of common stock outstanding under RSAs, no outstanding awards remained under Velodyne’s 2007 Plan.
2020 Equity Incentive Plan and 2020 Employee Stock Purchase Plan
Assuming the approval of Proposal 5 and Proposal 6, following the closing of the Business Combination, the post-combination company will have the Incentive Plan and the ESPP. For a description of these plans see “Proposal No. 5 — Incentive Plan Proposal” and “Proposal No. 6 — ESPP Proposal.”
Limitation on Liability and Indemnification of Directors and Officers
Upon the completion of the Business Combination, the Amended and Restated Certificate of Incorporation will contain provisions that limit the liability of its current and former executive officers and directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability:
•
for any breach of a director’s duty of loyalty to the corporation or its stockholders;

•
for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
under Section 174 of the Delaware General Corporation Law (unlawful payment of dividends or redemption of shares); or

•
for any transaction from which the director derives an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.
The Amended and Restated Certificate of Incorporation and the bylaws of the post-combination company will provide that it is required to indemnify its executive officers and directors to the fullest extent permitted by Delaware law. The post-combination company’s bylaws will also provide that, upon satisfaction of certain conditions, it shall advance expenses incurred by an executive officer and director in advance of the final disposition of any action or proceeding, and permit the post-combination company to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether the post-combination company would otherwise be permitted to indemnify him or her under the provisions of Delaware law. The Amended and Restated Certificate of Incorporation and bylaws of the post-combination company will also provide its board of directors with discretion to indemnify its other officers, employees, and other agents when determined appropriate by the board. The post-combination company expects to enter into agreements to indemnify its directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding. It is believed that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The post-combination company is expected to maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the Amended and Restated Certificate of Incorporation and bylaws of the post-combination company may discourage stockholders from bringing a lawsuit against the post-combination company’s directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against the post-combination company directors and officers, even though an action, if successful, might benefit the post-combination company and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that the post-combination company pays the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any Velodyne directors, officers, or employees for which indemnification is sought, and Velodyne is not aware of any threatened litigation involving Velodyne that may result in claims for indemnification under Velodyne agreements or governing documents.
2019 Director Compensation
With respect to the year ended December 31, 2019, Velodyne’s non-employee directors did not receive cash compensation for their service on Velodyne’s board of directors and Velodyne did not have a formal non-employee director compensation program in 2019. Velodyne’s board exercised its discretion to grant RSUs to certain non-employee directors serving in 2019. Mr. David Hall, Velodyne’s founder and chief executive officer during fiscal year 2019, did not and does not receive any additional compensation for his service as a member of Velodyne’s board. Joseph Michael Jellen, Velodyne’s chief commercial officer and former president, served as a director during the year ended December 31, 2019. Mr. Jellen was compensated in his capacity as an employee and executive officer, but he did not receive compensation for his service as member of Velodyne’s board during the year ended December 31, 2019.
The following table sets forth information regarding the compensation of Velodyne’s non-employee directors during the year ended December 31, 2019:
Name	Stock Awards ($)(1)	Total ($)
Joseph B. Culkin	—	—
Ken Goldman(2)	$710,250	$710,250
Jennifer Li(3)	$710,250	$710,250
Barbara Samardzich(4)	—	—
Christopher Thomas(5)	—	—

(1)
Represents the aggregate grant date fair value of RSUs granted to non-employee directors in 2019, computed in accordance with FASB ASC Topic 718. See Note 7 to Velodyne’s consolidated financial statements included elsewhere in this proxy statement for a discussion of the assumptions made by Velodyne in determining the grant date fair value of its equity awards.

(2)
As of December 31, 2019, Mr. Goldman held 4,166 RSUs that will vest only if the liquidity-event vesting requirement occurs , which is expected to be deemed to have occurred following the completion of the Business Combination, by June 27, 2021. Mr. Goldman resigned from Velodyne’s board of directors in June 2019.

(3)
As of December 31, 2019, Ms. Li held 25,000 RSUs that vest quarterly over four years beginning in September 2018. These RSUs are also subject to a liquidity-event vesting requirement, which is expected to be deemed to have occurred following the completion of the Business Combination.

(4)
As of December 31, 2019, Ms. Samardzich held 35,000 RSUs that vest quarterly over four years beginning in October 2016. These RSUs are also subject to a liquidity-event vesting requirement, which is expected to be deemed to have occurred following the completion of the Business Combination.

(5)
Mr. Thomas joined the Velodyne board in July 2020.

Post-Business Combination Executive Compensation
Following the consummation of the Business Combination, Velodyne intends to develop an executive compensation program that is designed to align compensation with the post-combination company’s business objectives and the creation of stockholder value, while enabling the post-combination company to attract, retain, incentivize and reward individuals who contribute to the long-term success of the post-combination company. Decisions on the executive compensation program will be made by the compensation committee.

MANAGEMENT AFTER THE BUSINESS COMBINATION
Executive Officers and Directors After the Business Combination
Upon the consummation of the Business Combination, the business and affairs of the post-combination company will be managed by or under the direction of the board of directors of the post-combination company. The directors and executive officers of the post-combination company upon consummation of the Business Combination will include the following:
Name	Age	Position
Executive Officers
David S. Hall	68	Executive Chairman
Dr. Anand Gopalan	41	President, Chief Executive Officer and Director
Andrew Hamer	56	Chief Financial Officer and Treasurer
Marta Thoma Hall	68	Chief Marketing Officer and Director
Joseph Michael Jellen	49	Chief Commercial Officer
Thomas Tewell	53	Chief Operating Officer
Mathew Rekow	50	Chief Technology Officer
Michael Vella	56	General Counsel
Other Key Employees
Dr. Mircea Gradu	56	Senior Vice President of Quality and Validation
Non-Employee Directors
Joseph B. Culkin	65	Director
Barbara Samardzich(1)(2)	61	Director
Christopher Thomas(1)(2)	45	Director
James A. Graf(2)	55	Director
Michael E. Dee(1)	64	Director

(1)
Member of the audit committee, effective upon completion of the Business Combination.

(2)
Member of the compensation committee, effective upon completion of the Business Combination.

Executive Officers
David S. Hall.   Upon the consummation of the Business Combination, Mr. Hall will serve as the post-combination company’s executive chairman. Mr. Hall served as chief executive officer and a member of the board of directors of Velodyne’s predecessor, Velodyne Acoustics, Inc., from 1983, when he founded the company, until Velodyne was formed as an independent entity in December 2015. Mr. Hall served as the chief executive officer and a member of the board of directors of Velodyne since December 2015 and transitioned from chief executive officer to executive chairman, effective January 2020. In his role as executive chairman, Mr. Hall will remain actively involved in the post-combination company’s product and technology development strategy. Since December 2015, Mr. Hall has also served as chief executive officer of Velodyne Acoustics, LLC, a currently unrelated entity holding the assets of Velodyne’s former acoustics business following a spin-off transaction in August 2016. Throughout his career, Mr. Hall has been inventing and building products across diverse industries including precision machining, loudspeaker design, acoustical engineering, electronics, microprocessors, real-time systems, vision-recovery technology and robotics. His inventions include the servo-driven subwoofer, which established Velodyne Acoustics as a leading company in the home theater movement of the 1980s and 1990s. After competing as one of the original entrants in the DARPA Grand Challenge, in 2005 Mr. Hall invented 3D Lidar to give autonomous vehicles real-time 360-degree vision. Possessing substantial experience in the industry, Mr. Hall is a thought leader on matters related to lidar and its pivotal role in the autonomous revolution. In 2018, Mr. Hall was honored as the Inventor of the Year by the Intellectual Property Owners Education Foundation in recognition of his significant contributions to lidar technology. Mr. Hall holds a B.S. from Case Western Reserve University.

Dr. Anand Gopalan.   Upon the consummation of the Business Combination, Dr. Gopalan will serve as the post-combination company’s chief executive officer, president and a member of the post-combination company Board. Dr. Gopalan has served as Velodyne’s chief executive officer since January 2020 and as a member of Velodyne’s board of directors since July 2019. Prior to becoming Velodyne’s chief executive officer in January 2020, Dr. Gopalan had served as Velodyne’s chief technology officer since June 2016. In his role as chief technology officer, Dr. Gopalan was responsible for all the new technology and advanced product development at Velodyne. He further worked alongside Mr. Hall on technology and business strategy, and was the technical face of Velodyne with all its major customers. Dr. Gopalan brings close to fifteen years of experience in electrical engineering, opto-electronics and semiconductors to the post-combination company. Previously, Dr. Gopalan served in various technology executive roles, most recently as vice president of engineering at Rambus Incorporated, a microchip interface and architecture company, from March 2013 until May 2016. From June 2005 to March 2013, Dr. Gopalan served in various roles, including as director of R&D and mixed-signal IP development at Kawasaki Microelectronics, Inc., a microchip company. Dr. Gopalan holds a B.E. in electronics from the University of Mumbai, an M.S. in electrical engineering and a Ph.D. in microsystems from Rochester Institute of Technology.
Andrew Hamer.   Upon the consummation of the Business Combination, Mr. Hamer will serve as the post-combination company’s chief financial officer and treasurer. Mr. Hamer has served as Velodyne’s chief financial officer and treasurer since July 2019. Mr. Hamer served as interim chief financial officer and treasurer from April 2019 to July 2019. Previously, from October 2017 to September 2018, Mr. Hamer served as chief financial officer of Anomali, Inc. From October 2016 to April 2017, he served as chief financial officer of Sungevity, Inc. From June 2010 to February 2016, Mr. Hamer served as chief financial officer of ON24 Inc. Prior to that, Mr. Hamer was chief financial officer of Keynote Systems, Inc. and he held chief financial officer and vice president of finance and administration positions at KnowNow, Inc., IQ Labs and Intraspect Software, Inc. Prior to 2000, Mr. Hamer served in various financial positions at Excite@Home and Sybase, Inc. Mr. Hamer holds a Master of Accountancy from Florida International University and a B.S. in Accounting from the State University of New York at Binghamton.
Marta Thoma Hall.   Upon the consummation of the Business Combination, Ms. Hall will serve as the post-combination company’s chief marketing officer and a member of the post-combination company Board. Ms. Hall served as vice president of marketing of Velodyne’s predecessor, Velodyne Acoustics, Inc., from 2009 to 2010 and then as president from 2010 until Velodyne was formed as an independent entity in December 2015. Ms. Hall served as Velodyne’s president and chief business development officer from December 2015 to January 2020. Ms. Hall has served as Velodyne’s chief marketing officer and a member of Velodyne’s board of directors since January 2020. Since 2009, Ms. Hall has helped grow Velodyne through a focus on marketing, business development, and leadership. During this time, alongside David Hall, Velodyne’s executive chairman, Ms. Hall led the company through the transition from primarily selling acoustics equipment to developing and selling lidar. Before joining Velodyne’s predecessor in 2009, Ms. Hall operated her own business, engaging with civic entities nationwide. Ms. Hall received the Most Influential Woman in Business Award in 2019 from the San Francisco Business Times. Ms. Hall holds a Master’s Degree from San Francisco State University and a Bachelor’s Degree from the University of California, Berkeley.
Joseph Michael Jellen.   Upon the consummation of the Business Combination, Mr. Jellen will serve as the post-combination company’s chief commercial officer. Mr. Jellen has served as Velodyne’s chief commercial officer since January 2016. Mr. Jellen previously served as Velodyne’s president from January 2016 to December 2019 and as a member of Velodyne’s board of directors from August 2016 to December 2019. From November 2014 to May 2015, Mr. Jellen served as vice president of Omron Adept Technology, Inc., a robotics and vision technology company. From May 2004 to August 2014, Mr. Jellen served in various capacities with subsidiaries of Danaher Corporation including Danaher Motion LLC, and Kollmorgen Corporation, most recently as vice president and general manager of vehicles, hybrid and industrial. Prior to Danaher Corporation, Mr. Jellen worked for Motion Engineering Inc., from September 2001 to May 2004 as director of sales, from October 1998 to September 2001 as field sales engineer and sales manager, and from October 1996 to October 1998 as controls applications engineer. Mr. Jellen served from September 1993 to October 1996 as manufacturing engineer at Seagate Technology PLC. Mr. Jellen holds a B.S.E.E. in Electrical Engineering from Marquette University and an M.B.A from Boston University.
Thomas Tewell.   Upon the consummation of the Business Combination, Mr. Tewell will serve as the post-combination company’s chief operating officer. Mr. Tewell has served as Velodyne’s chief operating officer since September 2018. Mr. Tewell brings more than 30 years of embedded engineering and executive-level engineering management experience to the post-combination company, and over the last two decades, has had a specific focus on automotive electronics as well as GPU/graphics pipeline technologies. Prior to serving as Velodyne’s chief operating officer, Mr. Tewell was Velodyne’s senior vice president advanced manufacturing from September 2017 to June 2018 and chief manufacturing technology officer from June 2018 to September 2018. From February 2016 to September 2017, Mr. Tewell also served as chief technology officer at VeriSilicon Holdings Co., Ltd., where he was responsible for worldwide ASIC system solutions. From January 2015 to February 2016, Mr. Tewell served as senior manager at NXP Semiconductors. Previously, Mr. Tewell worked at Freescale Semiconductor from September 2013 until January 2015, most recently in worldwide software engineering for i.MX/Kinetis. Prior to that, he was execution manager for Tegra Automotive at NVIDIA and served in various roles with Fujitsu Semiconductor America, Inc., most recently as director of engineering for North and South America.
Mathew Rekow.   Upon the consummation of the Business Combination, Mr. Rekow will serve as the post-combination company’s chief technology officer. Mr. Rekow has served as Velodyne’s chief technology officer since January 2020. Prior to that, Mr. Rekow was previously Velodyne’s director of optical engineering from January 2018 to January 2020 and senior principal electro-optical engineer from July 2015 to January 2018. From April 2009 to June 2015, Mr. Rekow served as applications lab manager for ESI. Mr. Rekow holds a M.S. in Materials Engineering from Colorado State University, and a B.S. in Physics from the University of Idaho.
Michael Vella.   Upon the consummation of the Business Combination, Mr. Vella will serve as the post-combination company’s general counsel, where he will advise the company on its diverse legal and regulatory matters. Mr. Vella joined Velodyne in May 2020. From January 1, 2019 to May 2020, Mr. Vella worked as a Partner of nTheta Limited (a cross-border consulting company) and as Vice President of Business Development at Managed Discovery (an electronic discovery company). From June 2010 until December 2018, Mr. Vella worked as Partner at the international law firm of Jones Day. Previously, Mr. Vella worked as law firm Partner at Morrison & Foerster LLP, as an associate attorney in other US law firms, and as a Judicial Clerk for the United States Claims Court. Mr. Vella is a California-licensed lawyer with over 25 years of international legal experience in both the US and Asia. During his legal career, Mr. Vella has advised both tech startups and multinationals on a broad range of legal matters involving international business operations, IP challenges, litigation, and compliance matters.
Other Key Employees
Dr. Mircea Gradu.   Upon the consummation of the Business Combination, Dr. Gradu will serve as the post-combination company’s senior vice president of product and quality. Dr. Gradu has served as Velodyne’s senior vice president of product and quality since September 2019 and has started with Velodyne in 2017 as senior vice president of quality and validation. With over 25 years of experience in the automotive and commercial vehicle industry, Dr. Gradu started his career at Daimler AG in Stuttgart, Germany, served as vice president of transmission powertrain and driveline engineering and head of virtual analysis at FCA Fiat Chrysler Automobiles from September 2007 to March 2014 and, prior to Velodyne, was executive director engineering and quality at Hyundai Motor America where he worked from April 2014 to August 2017. An SAE Fellow, Dr. Gradu has been awarded over 45 patents and has published numerous technical papers. Dr. Gradu holds a master’s degree in mechanical engineering from the Polytechnic Institute of Bucharest and a doctorate in mechanical engineering from the Technical University of Stuttgart, Germany.
Non-Employee Directors
Joseph B. Culkin.   Upon the consummation of the Business Combination, Mr. Culkin will serve on the post-combination company Board. Mr. Culkin has served as a member of Velodyne’s board of directors since September 2016. In 1987, Mr. Culkin founded New Logic Research, Inc., a provider of high-performance membrane filtration systems, and has served in a variety of capacities including presently as chief technology officer. Mr. Culkin holds a B.S. in chemical engineering from the University of Pennsylvania, an M.A. in theoretical fluid mechanics from Johns Hopkins University, and a PhD in chemical engineering from Northwestern University. We believe Mr. Culkin is qualified to serve as a member of the post-combination company Board based on his operations and strategy experience in the scientific manufacturing industry.

Barbara Samardzich.   Upon the consummation of the Business Combination, Ms. Samardzich will serve on the post-combination company Board. Ms. Samardzich has served as a member of Velodyne’s board of directors since October 2016. Ms. Samardzich retired from Ford Motor Company in October 2016 after 26 years in various roles. From November 2005 to January 2016, Ms. Samardzich held various senior leadership positions with Ford Motor Company, including most recently as chief operating officer of Ford Europe, and prior to that, from November 2005 to October 2010, Ms. Samardzich served as the vice president of powertrain operation. Prior to joining Ford, Ms. Samardzich held various engineering positions at Westinghouse Electric Corporation. Ms. Samardzich currently serves on the board of directors of Adient plc, where she is also a member of the audit committee and is chair of the compensation committee, BRP Inc., where she is also chair of the Investment and Risk Committee, and Aktiebolaget SKF. Previously, Ms. Samardzich served on the board of directors of MTS Systems Corporation. Ms. Samardzich holds a B.S. in mechanical engineering from University of Florida, an M.S. in mechanical engineering from Carnegie Mellon University, and an M.S. in engineering management from Wayne State University. We believe that Ms. Samardzich is qualified to serve as a member of the post-combination company Board based on her experience serving as a director of numerous public and private companies and her significant international automotive industry experience.
Christopher (Chris) Thomas.   Upon the consummation of the Business Combination, Mr. Thomas will serve on the post-combination company Board. Mr. Thomas was most recently a partner with McKinsey & Company from January 2011 to June 2020. Mr. Thomas served as co-Managing Partner for the Firm’s Global Digital Strategy service line as well as its Global IoT service line, and as the leader of its Asia Semiconductor Practice. Mr. Thomas’ client and research work focused on the artificial intelligence, automotive, cloud computing, smart home, server and storage end markets; the automotive, wireless, networking, power, analog, flash memory, and CPU product segments; and the semiconductor equipment, foundry and fabless verticals. Mr. Thomas also founded the CEO Circle, a regular gathering of more than 200 Chinese CxOs and China heads of multinational companies. Prior to McKinsey, Mr. Thomas spent ten years at Intel. Mr. Thomas was the General Manager of Intel China and also held multiple executive roles at Intel’s global headquarters. These included Chief of Staff to Intel’s Chief Sales, Marketing and Strategy Officer. Chris began his career as a private equity investor at The Blackstone Group in New York City. Mr. Thomas is a Visiting Professor at Tsinghua University and an invited member of the US-China Track II Dialogues on the Digital Economy. Mr. Thomas received an MBA from Stanford Business School, where he was an Arjay Miller Scholar, in 2000; a Master of Arts in Political Science, from Stanford University in 2000; and a Bachelor of Science in Economics, summa cum laude, from the Wharton School in 1996. We believe that Mr. Thomas is qualified to serve as a member of the post-combination company’s board of directors based on his extensive international consulting and technology experience and financial expertise.
James A. Graf.   Upon the consummation of the Business Combination, Mr. Graf will serve on the post-combination company Board. Mr. Graf is currently the chief executive officer of Graf and has been in this role since Graf’s inception in June 2018 and was a member of our board of directors from June 2018 to October 2019. Mr. Graf was a director of Platinum Eagle Acquisition Corp., from January 2018 to March 2019. Mr. Graf served as the vice president, chief financial officer and treasurer of Double Eagle Acquisition Corp. from its inception in June 2015 through its business combination with Williams Scotsman, Inc. in November 2017. He served as vice president, chief financial officer, treasurer and secretary of Silver Eagle Acquisition Corp. from its inception in April 2013 through Silver Eagle’s business combination with VDTH, and he served as vice president, chief financial officer, treasurer and secretary of GEE from its inception in February 2011 to its business combination with Row 44, Inc. and Advanced Inflight Alliance AG in January 2013. He was vice chairman of Global Entertainment AG, the German entity holding GEE’s equity in AIA from 2013 to 2014 and special advisor to GEE in 2013. He served as a special advisor to VDTH from 2015 to 2016. From 2008 to 2011 Mr. Graf served as a managing director of TC Capital Ltd., an investment bank, in Singapore. From 2007 to 2008, Mr. Graf was engaged as a consultant to provide financial advisory services to Metro-Goldwyn-Mayer, Inc. In 2001, Mr. Graf founded and became chief executive officer of Praedea, an enterprise software company with operations in the United States, Malaysia and Ukraine. The assets of Praedea were sold in 2006 to Mergent Inc, a wholly-owned subsidiary of Xinhua Finance Ltd., and renamed Mergent Data Technology, Inc., where Mr. Graf continued to serve as chief executive officer from 2006 to 2007. Praedea was renamed PSIC, and currently serves as an investment holding company for Mr. Graf. Mr. Graf continues to be chief executive officer of PSIC. Prior to founding

Praedea, Mr. Graf was a managing director at Merrill Lynch, in Singapore from 1998 to 2000 and a consultant to Merrill Lynch in 2001. From 1996 to 1998, Mr. Graf served as a director and then managing director and president of Deutsche Bank’s investment banking entity in Hong Kong, Deutsche Morgan Grenfell (Hong Kong) Ltd. From 1993 to 1996, he was a vice president at Smith Barney in Hong Kong and Los Angeles. From 1987 to 1993, Mr. Graf was an analyst and then associate at Morgan Stanley in New York, Los Angeles, Hong Kong and Singapore. Mr. Graf received a Bachelor of Arts degree from the University of Chicago in 1987. We believe Mr. Graf is qualified to serve as a member of the post-combination company Board based on his extensive leadership experience, background in corporate finance and mergers and acquisitions.
Michael E. Dee.   Upon the consummation of the Business Combination, Mr. Dee will serve on the post-combination company Board. Currently Mr. Dee is the President and Chief Financial Officer of Graf and has been in this role since September 2018 and also serves as a member of Graf’s board of directors. Mr. Dee was a Senior Advisor to the President for Finance of the Asian Infrastructure Investment Bank in Beijing from January to July 2016 and also served as a member of its Investment Committee. From 2010 to 2015, Mr. Dee managed various private investments, including providing advice to SeaOne Maritime Corp., a startup focused on the monetization of natural gas and gas liquids and based in Texas. Mr. Dee was Senior Managing Director — International of Temasek Holdings Private Limited, Singapore’s sovereign investment company, from 2008 to 2010 and also served as a senior member of its Management Committee and Investment Committee. Prior to joining Temasek, Mr. Dee worked at Morgan Stanley from 1981 to 2007 in a variety of senior positions in its capital markets, mergers and acquisitions and firm management divisions, including acting as Regional Chief Executive Officer for Southeast Asia and as Head of Morgan Stanley’s Houston office. Mr. Dee served as the regional chairman of the Houston branch of Teach For America, Inc. and as a director of the Greater Houston Partnership. He was also appointed Singapore’s Honorary Consul General in Houston. Mr. Dee received a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania in 1981. We believe Mr. Dee is qualified to serve as a member of the post-combination company Board based on his extensive experience in capital markets, corporate finance, private equity and mergers and acquisitions.
Family Relationships
David Hall, the post-combination company’s executive chairman, and Marta Thoma Hall, the post-combination company’s chief marketing officer and a member of the post-combination company Board, are married. Joseph Culkin, a member of the post-combination company Board, is the brother-in-law of David Hall. Outside of the foregoing relationships, there are no other family relationships among any of our directors or executive officers.
Board Composition
Upon the consummation of the Business Combination, the post-combination company Board will be comprised of eight directors, of which five to seven directors will be nominated by Velodyne, including the chief executive officer of the post-combination company, with such appointments to be approved by Graf and two directors will be nominated by Graf, who shall be considered “independent” for Nasdaq purposes, to be approved by Velodyne.
Director Independence
Upon the consummation of the Business Combination, the post-combination company Board is expected to determine that each of the directors on the post-combination company Board other than David Hall, Anand Gopalan, Joseph Culkin and Marta Thoma Hall will qualify as independent directors, as defined under the listing rules of Nasdaq. In addition, the post-combination company will be subject to the rules of the SEC and Nasdaq relating to the memberships, qualifications, and operations of the audit committee, as discussed below.
Controlled Company
Because Mr. Hall will control a majority of the outstanding voting power of the post-combination company upon consummation of the Business Combination, the post-combination company will be a

“controlled company” under the corporate governance rules of Nasdaq. Therefore, the post-combination company will not be required to have a majority of its board of directors be independent, nor will the post-combination company be required to have a compensation committee or an independent nominating function. In light of the post-combination company’s status as a controlled company, the post-combination company Board is not expected to have (i) a majority of independent directors or (ii) a nominating committee of the post-combination company Board. The post-combination company’s full board of directors will be directly responsible for nominating members of the post-combination company Board. The post-combination company will have an independent compensation committee as described below.
Board Oversight of Risk
Upon the consummation of the Business Combination, one of the key functions of the post-combination company Board will be informed oversight of the post-combination company’s risk management process. The post-combination company Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the post-combination company Board as a whole, as well as through various standing committees of the post-combination company Board that address risks inherent in their respective areas of oversight. For example, the post-combination company audit committee will be responsible for overseeing the management of risks associated with the post-combination company’s financial reporting, accounting, and auditing matters; the post-combination company’s compensation committee will oversee the management of risks associated with our compensation policies and programs.
Board Committees
Upon the consummation of the Business Combination, the post-combination company Board will establish an audit committee and a compensation committee. The post-combination company Board may establish other committees to facilitate the management of the post-combination company’s business. The post-combination company Board and its committees will set schedules for meeting throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. The post-combination company Board will delegate various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full board of directors. Each member of each committee of the post-combination company Board is expected to qualify as an independent director in accordance with the listing standards of Nasdaq. Each committee of the post-combination company Board will have a written charter approved by the post-combination company Board. Upon the consummation of the Business Combination, copies of each charter will be posted on the post-combination company’s website at www.velodynelidar.com under the Investor Relations section. The inclusion of the post-combination company’s website address in this proxy statement does not include or incorporate by reference the information on Velodyne’s website into this proxy statement. Members will serve on these committees until their resignation or until otherwise determined by the post-combination company Board.
Audit Committee
Upon the consummation of the Business Combination, the members of the audit committee will be Christopher Thomas, Barbara Samardzich and Michael Dee, each of whom can read and understand fundamental financial statements. The post-combination company Board is expected to determine that each of Mr. Thomas, Ms. Samardzich and Mr. Dee is independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to audit committee members. Mr. Thomas will be the chair of the audit committee. The post-combination company Board is expected to determine that each of Mr. Thomas, Ms. Samardzich and Mr. Dee qualify as an audit committee financial expert within the meaning of SEC regulations and meet the financial sophistication requirements of Nasdaq. The post-combination company’s audit committee will assist the post-combination company Board with its oversight of the following: the integrity of the post-combination company’s financial statements; the post-combination company’s compliance with legal and regulatory requirements; the qualifications, independence, and performance of the independent registered public accounting firm; the design and implementation of the post-combination company’s internal audit function and risk assessment and risk management. Among other things, the post-combination company’s audit committee will be responsible for reviewing and discussing with our management the adequacy and effectiveness of the post-combination company’s disclosure controls and procedures. The audit committee will also discuss with the post-combination company’s management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of the post-combination company’s financial statements, and the results of the audit, quarterly reviews of the post-combination company’s financial statements and, as appropriate, will initiate inquiries into certain aspects of the post-combination company’s financial affairs. The post-combination company’s audit committee will be responsible for establishing and overseeing procedures for the receipt, retention, and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by the post-combination company’s employees of concerns regarding questionable accounting or auditing matters. In addition, the post-combination company’s audit committee will have direct responsibility for the appointment, compensation, retention, and oversight of the work of the post-combination company’s independent registered public accounting firm. The post-combination company’s audit committee will have sole authority to approve the hiring and discharging of the post-combination company’s independent registered public accounting firm, all audit engagement terms and fees, and all permissible non-audit engagements with the independent auditor. The post-combination company’s audit committee will review and oversee all related person transactions in accordance with the post-combination company’s policies and procedures.
Compensation Committee
Upon the consummation of the Business Combination, the members of the post-combination company’s compensation committee will be Barbara Samardzich, Christopher Thomas and James Graf. Ms. Samardzich will be the chair of the compensation committee. Each member of the post-combination company’s compensation committee is independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to compensation committee members. The post-combination company’s compensation committee will assist the post-combination company Board in discharging certain of the post-combination company’s responsibilities with respect to compensating the post-combination company’s executive officers, and the administration and review of the post-combination company’s incentive plans for employees and other service providers, including the post-combination company’s equity incentive plans, and certain other matters related to the post-combination company’s compensation programs.
Code of Conduct
Upon the consummation of the Business Combination, the post-combination company Board will adopt a Code of Conduct, or the Code. The Code will apply to all of our employees, officers, and directors, as well as all of our contractors, consultants, suppliers, and agents in connection with their work for us. Upon the consummation of the Business Combination, the full text of the post-combination company’s code of conduct will be posted on the post-combination company’s website at www.velodynelidar.com under the Investor Relations section. The post-combination company intends to disclose future amendments to, or waivers of, the post-combination company’s Code, as and to the extent required by SEC regulations, at the same location on the post-combination company’s website identified above or in public filings. Information contained on the post-combination company’s website is not incorporated by reference into this proxy statement, and you should not consider information contained on the post-combination company’s website to be part of this proxy statement.
Compensation Committee Interlocks and Insider Participation
None of the intended members of the post-combination company’s compensation committee has ever been a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the post-combination company Board or compensation committee.
Non-Employee Director Compensation
Prior to the Business Combination, Velodyne has generally not provided any cash compensation to non-employee directors for their service on Velodyne’s board. Velodyne has had a policy of reimbursing all non-employee directors for their reasonable out-of-pocket expenses in connection with attending board of directors meetings. From time to time Velodyne has granted stock options to certain non-employee directors, typically in connection with a non-employee director’s initial appointment to the board.
Upon the consummation of the Business Combination, the post-combination company Board intends to approve a non-employee director compensation program. Pursuant to this program, the post-combination company’s non-employee directors will receive both cash and equity compensation for their service as directors.
Board Observer
Under the terms of a letter agreement between Velodyne and Nikon Corporation, Velodyne agreed to invite one representative of Nikon Corporation to attend in a non-voting and observer capacity open sessions of the meetings of the Board following the closing of the Business Combination. Nikon Corporation will retain these for so long as it holds at least 50% of the shares issued to it in the Business Combination.

DESCRIPTION OF SECURITIES
The following summary of the material terms of the post-combination company’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the proposed Amended and Restated Certificate of Incorporation is attached as Annex B to this proxy statement. We urge you to read our Amended and Restated Certificate of Incorporation in its entirety for a complete description of the rights and preferences of the post-combination company’s securities following the Business Combination.
Authorized and Outstanding Stock
The Amended and Restated Certificate of Incorporation authorizes the issuance of 2,250,000,000 shares of common stock, $0.0001 par value per share and 25,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our common stock are, and the shares of common stock issuable in connection with the Business Combination pursuant to the Merger Agreement and the PIPE Investment will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the Special Meeting, there were [•] shares of common stock outstanding, held of record by approximately [•] holders of common stock, no shares of preferred stock outstanding and 38,293,138 warrants outstanding held of record by approximately [•] holders of warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.
Common Stock
The Amended and Restated Certificate of Incorporation provides that the common stock will have identical rights, powers, preferences and privileges to current common stock.
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the current certificate of incorporation and the Amended and Restated Certificate of Incorporation, the holders of common stock possess or will possess, as applicable, all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders. The holders of common stock shall at all times vote together as one class on all matters submitted to a vote of the holders of common stock under both the current certificate of incorporation and the Amended and Restated Certificate of Incorporation.
Dividends
Subject to the rights, if any of the holders of any outstanding shares of preferred stock, under both the current certificate of incorporation and the Amended and Restated Certificate of Incorporation, holders of common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.
Liquidation, Dissolution and Winding Up
In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the post-combination company under both the current certificate of incorporation and the Amended and Restated Certificate of Incorporation, the holders of common stock will be entitled to receive all the remaining assets of the post-combination company available for distribution to stockholders, ratably in proportion to the number of shares of common stock held by them, after the rights of the holders of the preferred stock have been satisfied.
Preemptive or Other Rights
Under the current certificate of incorporation, our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors
Our Board is currently divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the Class I directors will expire at our first annual meeting of stockholders. The term of office of the Class II directors will expire at the second annual meeting of stockholders. The term of office of the Class III directors will expire at the third annual meeting of stockholders. However, if the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Approval Proposal and the Incentive Plan Proposal are approved at the Special Meeting, this structure will change.
Under the terms of the Amended and Restated Certificate of Incorporation, upon the effectiveness thereof, the term of the Class I Directors in place at such time will expire at the first annual meeting of the stockholders of the post-combination company following the effectiveness of the Amended and Restated Certificate of Incorporation; the term of the Class II Directors in place at such time will expire at the second annual meeting of the stockholders of the post-combination company following the effectiveness of the Amended and Restated Certificate of Incorporation; and the term of the Class III Directors in place at such time will expire at the third annual meeting of the stockholders of the post-combination company following the effectiveness of the Amended and Restated Certificate of Incorporation.
Preferred Stock
Our Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Capital Stock Prior to the Business Combination
We are providing stockholders with the opportunity to redeem all or a portion of their public shares of common stock upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount on deposit in the Trust Account as of two business days prior to the Closing, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. Our Initial Stockholders, directors and officers have agreed to waive their redemption rights with respect to their shares of common stock in connection with the consummation of the Business Combination. Our Initial Stockholders have also agreed to waive their right to a conversion price adjustment with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination.
We will consummate the Business Combination only if a majority of our outstanding shares of common stock entitled to vote and actually cast thereon at the Special Meeting are voted in favor of the Business Combination Proposal at the Special Meeting. However, the participation of our Sponsor, officers and directors, or their affiliates in privately negotiated transactions (as described in this proxy statement), if any, could result in the approval of the Business Combination even if a majority of the stockholders vote, or indicate their intention to vote, against the Business Combination.
Our Initial Stockholders have agreed to vote their shares of common stock in favor of the Business Combination. As of the date of filing this proxy statement, our Initial Stockholders, directors and officers do not currently hold any public shares. Public stockholders may elect to redeem their public shares whether they vote for or against the Business Combination.

Pursuant to our current certificate of incorporation, if we are unable to consummate a business combination by the applicable deadline, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our Initial Stockholders, officers and directors have agreed to waive their redemption rights with respect to the Founder Shares: (a) in connection with the consummation of a business combination; (b) if we fail to consummate our initial business combination by the applicable deadline; (c) in connection with a tender offer; and (d) otherwise upon our liquidation or in the event our Board resolves to liquidate the Trust Account and ceases to pursue the consummation of a business combination prior to the applicable deadline. Our Initial Stockholders have also agreed to waive their right to a conversion price adjustment with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination. However, if our Initial Stockholders or any of our officers, directors or affiliates acquire public shares, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period.
In the event of a liquidation, dissolution or winding up of the Company after our initial business combination, holders of our common stock are entitled to share ratably in proportion to the number of shares of common stock in all assets remaining available for distribution to them after payment of the debts and other liabilities and after provision is made for each class of stock, if any, having preference over the common stock.
Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our common stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the Closing, including any amounts representing interest earned on the Trust Account, less any interest released to us released to pay its franchise and income taxes.
Founder Shares
The Founder Shares are identical to the shares of common stock, and holders of Founder Shares have the same stockholder rights as public stockholders, except that: (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below; and (ii) our Initial Stockholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed (a) to waive their redemption rights with respect to their shares of common stock in connection with the completion of our business combination and (b) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete our business combination by the applicable deadline, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our business combination within such time period; (iii) our Initial Stockholders have to waive their right to a conversion price adjustment with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination; and (iv) are subject to registration rights. Our Initial Stockholders, officers and directors have agreed to vote their shares of common stock in favor of our Business Combination. With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our Sponsor, each of whom will be subject to the same transfer restrictions) until 180 days after the completion of our initial business combination.

Warrants
Public Warrants
Each whole public warrant entitles the registered holder to purchase three-quarters of one share of our common stock at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of our initial business combination. For example, if a warrant holder holds one public warrant, such public warrant will be exercisable for one share of the company’s common stock. Pursuant to the warrant agreement, a warrant holder may exercise its public warrants only for a whole number of shares of common stock. This means that only a whole public warrant may be exercised at any given time by a warrant holder. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade. The public warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We are not obligated to deliver any shares of common stock pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the public warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised public warrants, the purchaser of a unit containing such public warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.
We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the public warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our common stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of Warrants for Cash.   Once the public warrants become exercisable, we may call the public warrants for redemption:
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in whole and not in part;

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at a price of $0.01 per public warrant;

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upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

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if, and only if, the last reported sale price of common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holder.

If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.
Redemption procedures and cashless exercise.   If we call the public warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our public warrants. If our management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of common stock equal to the quotient obtained by dividing (i) the product of the number of shares of common stock underlying the public warrants, multiplied by the difference between the exercise price of the public warrants and the “fair market value” (defined below) by (ii) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the public warrants after our initial business combination. If we call our public warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their public warrants on a cashless basis, as described in more detail below. The Sponsor Agreement provides that, immediately prior to the Closing, and conditioned and effective upon the Closing, all of the private placement warrants held by the Sponsor immediately prior to the Closing, will be automatically cancelled, for no consideration, and shall no longer be outstanding.
A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments.   If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) one minus the quotient of (a) the price per share of common stock paid in such rights offering divided by (b) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the public warrants are convertible), other than (i) as described above; (ii) certain ordinary cash dividends; (iii) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination; (iv) to satisfy the redemption rights of the holders of common stock in connection with a stockholder vote to amend the Company’s current certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of our public shares if we do not complete a business combination within 24 months from the closing of the IPO, or (v) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.
If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of common stock.
Whenever the number of shares of common stock purchasable upon the exercise of the public warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each public warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Company’s current certificate of incorporation or as a result of the repurchase of shares of common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of common stock, the holder of a public warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the public warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the public warrant.
The public warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement pertaining to our IPO, for a complete description of the terms and conditions applicable to the public warrants. The warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.
The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of public warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their public warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Warrants may be exercised only for a whole number of shares of common stock. No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. As a result, warrant holders not purchasing public warrants in multiples of three warrants will not obtain value from the fractional interest that will not be issued.
Private Placement Warrants
Our Sponsor purchased an aggregate of 13,400,000 private placement warrants at a price of $0.50 per warrant for an aggregate purchase price of  $6,700,000 in a private placement. On October 25, 2018, simultaneously with the sale of the over-allotment units, we consummated a private sale of an additional 750,605 placement warrants to the Sponsor at a price of  $0.50 per warrant, generating gross proceeds of approximately $375,302. The private placement warrants (including the common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants sold as part of the units in our IPO, including as to exercisability and exercise period.
The Sponsor Agreement provides that, immediately prior to the Closing, and conditioned and effective upon the Closing, all of the private placement warrants held by the Sponsor immediately prior to the Closing, will be automatically cancelled, for no consideration, and shall no longer be outstanding.
Dividends
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Transfer Agent and Warrant Agent
The Transfer Agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws
Provisions of the DGCL and our current certificate of incorporation and bylaws as well as provisions of the Amended and Restated Certificate of Incorporation could make it more difficult to acquire the post-combination company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the post-combination company to first negotiate with the board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of our Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of the common stock.
We are currently subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. Assuming the approval of Proposal No. 3 at the Special Meeting, we will no longer be subject to Section 203 upon the effectiveness of Proposal No. 3. Instead, we would “opt out” of Section 203 and, instead, our Amended and Restated Certificate of Incorporation would include a provision that is substantially similar to Section 203, but excludes David S. Hall and his respective successors, affiliates and associates from the definition of “interested stockholder” because such stockholders currently hold voting power of Velodyne in excess of, and immediately following the Business Combination these parties will hold voting power of the post-combination company in excess of, the 15% threshold under Section 203. Upon consummation of the Business Combination, David S. Hall and his respective successors, affiliates and associates will become “interested stockholders” within the meaning of Section 203, but will not be subject to the restrictions on business combinations set forth in Section 203, as our Board approved the Business Combination in which such stockholders became interested stockholders prior to such time they became interested stockholders. Assuming adoption of Proposal No. 3 at the Special Meeting, the provisions set forth in Proposal No. 3 with regards to Section 203 would take effect 12 months after the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a business combination with (i) a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”); (ii) an affiliate of an interested stockholder; or (iii) an associate of an interested stockholder, in each case, for three years following the date that such stockholder became an interested stockholder.
A business combination includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
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our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•
on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Assuming the approval of Proposal No. 3, our Amended and Restated Certificate of Incorporation will require the approval by affirmative vote of the holders of at least two-thirds of the common stock of the post-combination company to make any amendment to key provisions of the Amended and Restated Certificate of Incorporation or of the post-combination company’s bylaws.
In addition, both our current certificate of incorporation and our Amended and Restated Certificate of Incorporation provide for certain other provisions that may have an anti-takeover effect:
•
There is no cumulative voting with respect to the election of directors.

•
Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances.

•
Directors may only be removed from the Board for cause.

•
A prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.

•
A prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

•
Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. Our Board is entitled, without further stockholder approval, to designate one or more series of preferred stock and the associated voting rights, preferences and privileges of such series of preferred stock. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection Clause
Our current certificate of incorporation includes and the Amended and Restated Certificate of Incorporation will also include, a forum selection clause. The Amended and Restated Certificate of Incorporation provides that, subject to limited exceptions, the Court of Chancery of the State of Delaware and federal court within the State of Delaware will be exclusive forums for any (i) derivative action or proceeding brought on the Company’s behalf; (ii) action asserting a claim of breach of fiduciary duty owed by any of the Company’s directors, officers or other employees to the Company or its stockholders; (iii) action asserting a claim against the Company arising pursuant to any provision of the DGCL, the Company’s Amended and Restated Certificate of Incorporation or bylaws; or (iv) other action asserting a claim against the Company that is governed by the internal affairs doctrine. This choice of forum provision does not apply to actions brought to enforce a duty or liability created by the Exchange Act or any other claim for which federal courts have exclusive jurisdiction. Furthermore, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The Company intends for this provision to apply to any complaints asserting a cause of action under the Securities Act despite the fact that Section 22 of the Securities Act creates concurrent jurisdiction for the federal and state courts over all actions brought to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder. Please see “Risk Factors — The proposed Amended and Restated Certificate of Incorporation designates the Court of Chancery of the State of Delaware and federal court within the State of Delaware as the exclusive forum for certain types of actions and proceedings that the Company’s stockholders may initiate, which could limit a stockholder’s ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers or employees.” for additional information.

Rule 144 and Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
In general, Rule 144 of the Securities Act, which we refer to as “Rule 144”, permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We anticipate that following the consummation of the Business Combination, we will no longer be a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of our restricted securities.
If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of our common stock or warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of common stock or warrants, as applicable, then outstanding; or

•
the average weekly reported trading volume of the common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.
As of the date of this proxy statement, we had 17,548,260 shares of common stock outstanding, of which 11,454,132 shares are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates. All of the 6,094,128 Founder Shares owned by our Initial Stockholders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the Business Combination is approved, the shares of our common stock we issue to the PIPE Investors pursuant to the Subscription Agreements will be restricted securities for purposes of Rule 144.
As of the date of this proxy statement, there are 38,293,138 warrants of the Company outstanding, consisting of 24,376,512 public warrants originally sold as part of the units issued in the Company’s IPO and 14,150,605 private placement warrants that were sold by the Company to our Sponsor in a private sale concurrently with the Company’s IPO (which private placement warrants will be automatically cancelled immediately prior to Closing pursuant to the Sponsor Agreement). Each warrant is exercisable for three-quarters of one share of our common stock, in accordance with the terms of the warrant agreement governing the warrants. The public warrants and are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. In addition, we will be obligated to file no later than 15 business days after the Closing, a registration statement under the Securities Act covering the 18,282,384 shares of our common stock that may be issued upon the exercise of the public warrants, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.

We expect Rule 144 to be available for the resale of the above noted restricted securities as long as the conditions set forth in the exceptions listed above are satisfied following the Business Combination.
Registration Rights
Graf Registration Rights
The holders of the Founder Shares, private placement warrants (and any shares of common stock issuable upon the exercise of the private placement warrants), and securities that may be issued upon conversion of working capital loans are entitled to registration rights pursuant to a registration rights agreement signed October 15, 2018, requiring the Company to register such securities for resale. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
The Sponsor Agreement provides that, immediately prior to the Closing, and conditioned and effective upon the Closing, all of the private placement warrants held by the Sponsor immediately prior to the Closing, will be automatically cancelled, for no consideration, and shall no longer be outstanding.
Assumed Velodyne Registration Rights
Under the terms of the Merger Agreement, the Company is assuming Velodyne’s obligations under that certain Amended and Restated Investors’ Rights Agreement, dated October 25, 2019, between Velodyne and the stockholders named therein (the “IRA”) to register shares of common stock received by holders of Velodyne capital stock in the Business Combination. After the Business Combination, the holders of [•] shares of common stock will be entitled to contractual rights to require us to register those shares under the Securities Act. David Hall, Velodyne’s executive chairman, has contractual rights that require the Company to register his [•] shares of common stock and any shares of common stock subsequently issued to him under the Securities Act if the Company proposed to register any of its securities under the Securities Act. If the Company proposes to register any of its securities under the Securities Act for its own account, holders of shares having registration rights are entitled to include their shares in the Company’s registration statement, provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in the registration.
The Company will pay all expenses relating to any demand, piggyback, or Form S-3 registration described below, other than underwriting discounts and commissions. The registration rights terminate upon the earliest to occur of: (i) the fifth anniversary of the completion of the initial offering or (ii) with respect to the registration rights of an individual holder, such earlier time after the initial offering at which the holder holds one percent or less of the Company’s outstanding common stock and all shares held by the holder can be sold in any three-month period without registration in compliance with Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1).
Demand Registration Rights
Former Velodyne equity holders that will hold approximately [•] shares of common stock after the Business Combination will be entitled to certain demand registration rights. At any time beginning on the earlier of September 4, 2023 or six months following the Closing of the Business Combination, the holders of 50% or more of the registrable securities (as defined in the IRA) then outstanding, may make a written request that the Company register all or a portion of such registrable securities (as defined in the IRA), subject to certain specified conditions and exceptions. Such request for registration must cover securities with an aggregate offering price of at least $50,000,000. The Company not obligated to effect more than two of these registrations.

Piggyback Registration Rights
If the Company proposes to register any of its securities under the Securities Act either for its own account or for the account of other stockholders, the holders of [•] shares of common stock will, pursuant to the IRA and subject to certain exceptions, be entitled to include their shares in the Company’s registration statement. These registration rights are subject to specified conditions and limitations, including, but not limited to, the right of the underwriters to limit the number of shares included in any such offering under certain circumstances, but not below 30% of the total amount of securities included in such offering.
Form S-3 Registration Rights
At any time after the Company is qualified to file a registration statement on Form S-3, and subject to limitations and conditions specified in the IRA, the holders of at least 30% of the [•] shares of common stock with Form S-3 registration rights may make a written request that the Company prepare and file a registration statement on Form S-3 under the Securities Act covering their shares, so long as the aggregate price to the public, net of any underwriters’ discounts and commissions, is at least $10,000,000. The Company is not obligated to effect more than two of these Form S-3 registrations in any 12-month period.
PIPE Subscription Agreement
Under the terms of the Subscription Agreements, the Company agreed that, prior to the Closing, it will file with the SEC a registration statement (the “PIPE Resale Registration Statement”) registering the resale of the shares of common stock sold to the PIPE Investors (the “PIPE Shares”). The Company must use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective upon the Closing, but no later than 60 calendar days following the Closing, subject to adjustment to 90 calendar days after the Closing if the PIPE Resale Registration Statement is reviewed by, and receives comments from, the SEC. The Subscription Agreements require the Company to cause the PIPE Resale Registration Statement to remain effective until the earlier of (i) two years from the issuance of the PIPE Shares, (ii) the date on which all of the PIPE Shares have been sold, or (iii) with respect to each PIPE Investor, the first date on which such PIPE Investor can sell all of its PIPE Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold.
Public Warrants
Under the terms of the warrant agreement pursuant to which the public warrants were issued, the Company agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of common stock issuable upon exercise of the warrants and thereafter will use its best efforts to cause the same to become effective within 60 business days following the Business Combination and to maintain a current prospectus relating to the common stock issuable upon exercise of the public warrants, until the expiration of the public warrants in accordance with the provisions of the warrant agreement.
Ford Letter Agreement
The Company and Velodyne entered into a letter agreement with Ford Motor Company, a Velodyne stockholder, granting Ford the right to have any shares of common stock issued to it in the Business Combination included in the registration statement filed for purposes of registering the shares issuable upon exercise of the public warrants. In the letter agreement, the Company and Velodyne agreed that any shares of common stock issued to Ford Motor Company in the Business Combination will not be subject to a lock-up or market stand-off agreement. Ford is expected to hold greater than 5% of the Company’s outstanding common stock after the Business Combination. See “Security Ownership of Certain Beneficial Owners and Management” for details regarding the ownership of Ford Motor Company.
Velodyne Stockholder Resale Registration Statement
In connection with the Business Combination, Velodyne stockholders will be issued restricted securities. Prior to the expiration of the lock-up agreement applicable to the Velodyne stockholders six months after the Closing, the Company intends to file a registration statement pursuant to the Securities Act registering the resale of the shares of common stock issued to Velodyne stockholders in the Business Combination. The Company intends for this registration statement to be declared effective by the SEC on or around the expiration date of the six month lock-up applicable to Velodyne stockholders.
Listing of Securities
We intend to apply to list of the post-combination company’s common stock and warrants on Nasdaq under the symbols “VLDR” and “VLDRW,” respectively, upon the Closing.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding (i) the actual beneficial ownership of the common stock as of August 25, 2020 and (ii) expected beneficial ownership of the common stock immediately following the Closing, assuming that no public shares are redeemed, and alternatively that 6,564,785 public shares are redeemed, by:
•
each person who is, or is expected to be after the Business Combination, the beneficial owner of more than 5% of issued and outstanding shares of common stock;

•
each person who will become an executive officer or director of the post-combination company; and

•
all executive officers and directors of the Company as a group pre-Business Combination and all executive officers and directors of the post-combination company.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options and restricted stock units held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of August 25, 2020, assuming that the liquidity-event vesting conditions had been satisfied as of such date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.
The beneficial ownership of shares of common stock pre-Business Combination is based on 17,548,260 shares of common stock (including 11,454,132 public shares and 6,094,128 Founder Shares) issued and outstanding as of August 25, 2020.
The expected beneficial ownership of shares of common stock post-Business Combination assuming none of the public shares are redeemed has been determined based upon the following: (i) that no public stockholders exercise their redemption rights (no redemptions scenario), (ii) that none of the investors set forth in the table below has purchased or purchases shares of common stock (pre- or post-Business Combination), (iii) that 15,000,000 shares of common stock are issued to the PIPE Investors, (iv) that 145,575,763 shares of common stock are issued to the former Velodyne equity holders as merger consideration, including: (1) any shares issuable in respect of vested equity awards of Velodyne, and (2) up to 2,000,000 shares of common stock earned due to the satisfaction of the Earnout Condition (except for any Earnout RSUs that may not vest and settle within 60 days), (v) that a total of $50 million of shares of Velodyne capital stock are repurchased in the Pre-Closing Velodyne Tender Offer, (vi) the Sponsor forfeits an aggregate of 3,519,128 Founder Shares pursuant to the terms of the Sponsor Agreement, and (vii) there will be an aggregate of 174,604,895 shares of the post-combination company’s common stock issued and outstanding at Closing.
The expected beneficial ownership of shares of common stock post-Business Combination assuming the maximum number of public shares have been redeemed has been determined based on the following: (i) that holders of 6,564,785 public shares exercise their redemption rights (maximum redemption scenario), (ii) that none of the investors set forth in the table below has purchased or purchases shares of common stock (pre- or post-Business Combination), (iii) that 15,000,000 shares of common stock are issued to the PIPE Investors, (iv) that a total of $50 million of shares of Velodyne capital stock are repurchased in the Pre-Closing Velodyne Tender Offer, (v) that 145,575,763 shares of common stock are issued to the former Velodyne equity holders as merger consideration, including: (1) shares issuable in respect of vested equity awards of Velodyne, and (2) up to 2,000,000 shares of common stock earned due to the satisfaction of the Earnout Condition (except for any Earnout RSUs that may not vest and settle within 60 days), (vi)  the Sponsor forfeits an aggregate of 3,519,128 Founder Shares pursuant to the Sponsor Agreement and (vii) there will be an aggregate of 168,040,110 shares of the post-combination company’s common stock issued and outstanding at Closing.
Unless otherwise indicated, the address of each beneficial owner listed in the table below before the Business Combination is c/o Graf Industrial Corp., 118 Vintage Park Blvd, Suite W-222, Houston, Texas

77070 and each post-combination company beneficial owner listed in the table below is c/o Velodyne Lidar, Inc., 5521 Hellyer Avenue, San Jose, CA 95138.
			After the Business Combination
	Before the Business Combination		Assuming No Redemption		Assuming Maximum Redemption
Name and Address of Beneficial Owner	Number of shares of common stock	%	Number of shares of common stock	%	Number of shares of common stock	%
Graf Acquisition LLC(1)(2)	6,026,128	34.3	2,507,000	1.4	2,507,000	1.5
James A. Graf(1)(2)	6,026,128	34.3	2,507,000	1.4	2,507,000	1.5
OC Opportunities Fund II, L.P.(1)(2)(3)	6,026,128	34.3	2,507,000	1.4	2,507,000	1.5
Keith W. Abell(1)	25,000	*	25,000	*	25,000	*
Julie J. Levenson(1)	18,000	*	18,000	*	18,000	*
Sabrina McKee(1)	25,000	*	25,000	*	25,000	*
Kevin Starke(4)	—	—	—	—	—	—
Michael Dee(5)	50,018	*	50,018	*	50,018	*
All Directors and Executive Officers of GRAF as a Group (6 Individuals)	6,144,146	35.0	2,625,018	1.5	2,625,018	1.5
Five Percent Holders:
Magnetar Financial LLC(6)	2,525,000	14.4	2,525,000	1.5	2,525,000	1.5
OxFORD Asset Management LLP(7)	1,810,000	10.3	1,810,000	1.0	1,810,000	1.1
Lighthouse Investment Partners LLC(8)	1,668,295	9.5	1,668,295	*	1,668,295	1.0
Directors and Executive Officers of the Post- Combination Company After Consummation of the Business Combination
David S. Hall(9)	—	—	[•]	[•]	[•]	[•]
Shares subject to voting proxy(10)	—	—	[•]	[•]	[•]	[•]
Total	—	—	[•]	[•]	[•]	[•]
Anand Gopalan(11)	—	—	[•]	[•]	[•]	[•]
Marta Thoma Hall(12)	—	—	[•]	[•]	[•]	[•]
Andrew Hamer(13)	—	—	[•]	[•]	[•]	[•]
Joseph B. Culkin(14)	—	—	[•]	[•]	[•]	[•]
Michael Dee(5)	50,018	*	50,018	*	50,018	*
James A. Graf(1)(2)	6,026,128	34.3	2,507,000	1.4	2,507,000	1.5
Jennifer Li(15)	—	—	[•]	[•]	[•]	[•]
Barbara Samardzich(16)	—	—	[•]	[•]	[•]	[•]
Christopher Thomas	—	—	—	—	—	—
All Directors and Executive Officers of the Post-Combination Company as a Group (14 Individuals)(17)	[•]	[•]	[•]	[•]	[•]	[•]
Five Percent Holders:
Entities affiliated with Baidu Holdings Limited(18)	—	—	[•]	[•]	[•]	[•]
Ford Motor Company(19)	—	—	[•]	[•]	[•]	[•]

*
Less than 1%.

Notes:
(1)
Interests shown consist solely of founder shares.

(2)
Represents shares held by Graf Acquisition LLC, our Sponsor. James A. Graf, our CEO, is the managing member of our Sponsor and shares voting and investment discretion with OC Opportunities Fund II, L.P. (“Owl Creek”) with respect to the common stock held by our Sponsor. Each of Mr. Graf and Owl Creek may be deemed to have beneficial ownership of the common stock held directly by our Sponsor. Each of Mr. Graf and Owl Creek disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he or it may have therein, directly or indirectly.

(3)
The business address of OC Opportunities Fund II, L.P. is c/o Owl Creek Advisors, LLC, 640 Fifth Avenue, 20th Floor, New York, New York 10019.

(4)
Mr. Starke is employed by Owl Creek Asset Management, L.P., which is an affiliate of Owl Creek, a member of our Sponsor. Mr. Starke does not have voting or investment power over any shares held by the sponsor, except to the extent of any direct or indirect pecuniary interest he may have therein.

(5)
Mr. Dee is a member of our sponsor. Mr. Dee does not have voting or investment power over any shares held by the sponsor, except to the extent of any direct or indirect pecuniary interest he may have therein.

(6)
According to a Schedule 13G filed with the SEC on February 14, 2019, Magnetar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC and Alec N. Litowitz share voting and dispositive power over 2,525,000 shares of the Company’s common stock. The business address of these reporting persons is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.

(7)
According to a Schedule 13G filed with the SEC on February 13, 2019, OxFORD Asset Management LLP has sole voting and dispositive power over 1,810,000 shares of the Company’s common stock. The business address of this reporting person is 6 George Street, Oxford, United Kingdom, OX12BW.

(8)
According to a Schedule 13G filed with the SEC on February 6, 2020, Lighthouse Investment Partners LLC and LHP Ireland Fund Management Limited share voting and dispositive power over 1,668,295 shares of the Company’s common stock held directly by various funds for which they serve as managers. The business addresses of these reporting persons are 3801 PGA Boulevard, Suite 500, Palm Beach Gardens, Florida 33410 and 32 Molesworth Street, Dublin, D02 Y512, Ireland, respectively.

(9)
Consists of (i) [•] shares of the post-combination company common stock held by Mr. Hall and (ii) [•] shares of the post-combination company common stock issuable pursuant to RSUs that will betime-based vested within 60 days of [•].

(10)
Consists of shares of the post-combination company common stock held by other stockholders over which, except under limited circumstances, Mr. Hall holds an irrevocable proxy, pursuant to voting agreements between Mr. Hall, Velodyne and such stockholders, including certain of the post-combination company’s directors and officers, as indicated in the footnotes below. Velodyne does not believe thatthe parties to these voting agreements constitute a “group” under Section 13 of the Securities Exchange Act of 1934, as amended, as Mr. Hall exercises voting control over these shares.

(11)
Consists of (i) [•] shares of the post-combination company common stock subject to options exercisable within 60 days of [•] and (ii) [•] shares of the post-combination company common stock issuable pursuant to RSUs that will be time-based vested within 60 days of [•].

(12)
Consists of (i) [•] shares of the post-combination company common stock held by Ms. Hall and (ii) [•] shares of the post-combination company common stock issuable pursuant to RSUs that will betime-based vested within 60 days of [•]. Mr. Hall holds a proxy over all such shares.

(13)
Consists of (i) [•] shares of the post-combination company common stock issuable upon vesting of an RSU subject only to a liquidity-based vesting condition and (ii) [•] shares of the post-combination company common stock issuable pursuant to RSUs that will be time-based vested within 60 days of [•].

(14)
Consists of [•] shares of the post-combination company common stock held by Mr. Culkin. Mr. Hall holds a proxy over all such shares.

(15)
Consists of [•] shares of the post-combination company common stock issuable pursuant to RSUs that will be time-based vested within 60 days of [•].

(16)
Consists of [•] shares of the post-combination company common stock issuable pursuant to RSUs that will be time-based vested within 60 days of [•].

(17)
Consists of (i) [•] shares of the post-combination company common stock, (ii) [•] shares of the post- combination company common stock subject to options exercisable within 60 days of [•] and (ii) [•] shares of the post-combination company common stock issuable pursuant to RSUs that will be time-based vested within 60 days of [•]. Mr. Hall holds a voting proxy over [•] of the [•] shares of the post- combination company common stock included in subpart (i) of this footnote.

(18)
Consists of (i) [•] shares of the post-combination company common stock held by Baidu (Hong Kong) Limited, and (ii) [•] shares of the post-combination company common stock held by Baidu Holdings Limited. Baidu (Hong Kong) Limited, a Hong Kong company, is a wholly-owned subsidiary of Baidu Holdings Limited, a British Virgin Islands company, which is wholly owned by Baidu, Inc., a Cayman Islands company listed on the Nasdaq Global Select Market. Baidu, Inc. may be deemed to beneficially own all of the shares held by Baidu (Hong Kong) Limited and Baidu Holdings Limited. The address for Baidu (Hong Kong) Limited is Suite 2409, Everbright Centre, 108 Gloucester Road, Wanchai, Hong Kong and for Baidu Holdings Limited is Offshore Incorporation Limited of P.O. Box 957, Offshore Incorporations Centre Road Town, Tortola, British Virgin Islands.

(19)
Consists of [•] shares of the post-combination company common stock held by Ford Motor Company. The address for Ford Motor Company is 1 American Rd, Dearborn, MI 48126.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Company’s Related Party Transactions
Founder Shares
On June 26, 2018, we issued an aggregate of 8,625,000 Founder Shares to our Sponsor for an aggregate purchase price of $25,000, or approximately $0.003 per share. On September 13, 2018, our Sponsor returned to us, at no cost, 2,156,250 shares of common stock, which we cancelled, resulting in our Sponsor holding 6,468,750 Founder Shares. On October 9, 2018, our Sponsor transferred 25,000 Founder Shares at the same per-share price paid by our Sponsor to each of Keith Abell and Sabrina McKee, two of our directors (then-director nominees), resulting in our Sponsor holding 6,418,750 Founder Shares. In addition, on October 17, 2019, our Sponsor transferred 18,000 Founder Shares to Julie J. Levenson, one of our directors, resulting in our Sponsor holding 6,026,128 Founder Shares. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares. 374,622 Founder Shares were forfeited by our Sponsor when the underwriters’ over-allotment option was not exercised in full. The Founder Shares may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
The Initial Stockholders have agreed to (i) waive their redemption rights with respect to their Founder Shares and public shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their Founder Shares and public shares in connection with a stockholder vote to approve an amendment to our current certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of the initial public offering or to provide for redemption in connection with a business combination and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete our initial business combination within 18 months from the closing of the initial public offering, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame.
Private Placement Warrants
Concurrently with the closing of the initial public offering, our Sponsor purchased an aggregate of 13,400,000 private placement warrants at a price of $0.50 per warrant for an aggregate purchase price of  $6,700,000 in a private placement. On October 25, 2018, simultaneously with the sale of the over-allotment units, we consummated a private sale of an additional 750,605 placement warrants to the Sponsor at a price of  $0.50 per warrant, generating gross proceeds of approximately $375,302. The private placement warrants (including the shares of common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
The Sponsor Agreement provides that, immediately prior to the Closing, and conditioned and effective upon the Closing, all of the private placement warrants held by the Sponsor immediately prior to the Closing, will be automatically cancelled, for no consideration, and shall no longer be outstanding.
Registration Rights
The holders of the Founder Shares, private placement warrants (and any shares of common stock issuable upon the exercise of the private placement warrants), and securities that may be issued upon conversion of working capital loans are entitled to registration rights pursuant to a registration rights agreement signed October 15, 2018, requiring the Company to register such securities for resale. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
The Sponsor Agreement provides that, immediately prior to the Closing, and conditioned and effective upon the Closing, all of the private placement warrants held by the Sponsor immediately prior to the Closing, will be automatically cancelled, for no consideration, and shall no longer be outstanding.
Related Party Loans
In addition, in order to finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such working capital loans may be convertible into additional warrants at a price of  $0.75 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercisability and exercise price.
On August 5, 2020, we issued an unsecured convertible promissory note (the “Sponsor Convertible Note”) to the Sponsor, pursuant to which we may borrow up to $1,500,000 from the Sponsor for ongoing expenses reasonably related to our business and the consummation of our initial business combination. All unpaid principal under the Sponsor Convertible Note will be due and payable in full on the earlier of (i) October 31, 2020 and (ii) the effective date of its initial business combination (such earlier date, the “Maturity Date”). The Sponsor will have the option, at any time on or prior to the Maturity Date, to convert any amounts outstanding under the Sponsor Convertible Note into warrants to purchase shares of Company common stock, at a conversion price of $0.75 per warrant, with each warrant entitling the holder to purchase three-fourths (3/4) of one share of common stock at a price of $11.50 per share, subject to the same adjustments applicable to the private placement warrants sold concurrently with the Company’s initial public offering.
We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.
Administrative Services Agreement
We have agreed to reimburse an affiliate of our Sponsor up to $5,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly reimbursements.
Subscription Agreement
On July 2, 2020, our Sponsor entered into a Subscription Agreement with the Company, pursuant to which it agreed to purchase an aggregate of 950,000 shares of common stock at $10.00 per share, for an aggregate purchase price of $9,500,000, from the Company in a private placement to close immediately prior to Closing. The Sponsor expects to assign its obligations to purchase the shares to one or more of its beneficial members and/or their affiliates prior to the Closing.
Related Party Policy
Prior to the consummation of our IPO, we adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company.

In addition, our audit committee, pursuant to a written charter that we adopted prior to the consummation of our IPO, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee constitutes a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
Velodyne’s Related Party Transactions
In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements and indemnification arrangements, discussed, when required, in the sections titled “Management After the Business Combination” and “Executive Compensation” and the registration rights described in the section titled “Description of Securities — Registration Rights,” the following is a description of each transaction since January 1, 2017 and each currently proposed transaction in which:
•
Velodyne has been or is to be a participant;

•
the amount involved exceeded or exceeds $120,000; and

•
any of Velodyne’s directors, executive officers or holders of more than 5% of its capital stock prior to the Business Combination, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Pre-Closing Velodyne Tender Offer
In August 2020, Velodyne is expected to commence the Pre-Closing Velodyne Tender Offer. In this transaction, Velodyne will offer to purchase up to $50,000,000 of its outstanding capital stock. Any repurchased shares will be cancelled. In the Pre-Closing Velodyne Tender Offer, all holders of vested Velodyne common and preferred stock who tender their shares to Velodyne will receive an amount in cash, payable concurrently with or immediately following the Closing, equal to $10.25 times the number of shares of Company common stock that would have been issued as merger consideration in respect of a tendered share of Velodyne capital stock. Holders of vested common stock and preferred stock are entitled to participate in the Pre-Closing Velodyne Tender Offer, including executive officers or directors of Velodyne such as David Hall, Marta Hall, Brad Culkin and members of their immediate family. Holders of greater than 5% of Velodyne’s outstanding capital stock, including Ford Motor Company and entities affiliated with Baidu, will also be entitled to participate. Velodyne does not yet know which, if any, of its stockholders will participate in the Pre-Closing Velodyne Tender Offer.
Equity Financings
Sale of Series B Preferred Stock
In September 2018, Velodyne sold an aggregate of 1,375,440 shares of its Series B preferred stock at a purchase price of $36.3520 per share to accredited investors for an aggregate purchase price of approximately $50.0 million. Each share of Velodyne’s Series B preferred stock will convert automatically into shares of common stock of the Company in connection with the completion of the Business Combination, as provided in the Merger Agreement.
The following table summarizes purchases of shares of Velodyne’s Series B preferred stock by its executive officers, directors, and holders of more than 5% of its capital stock.

	Shares of Series B Preferred Stock
Purchaser	Number of Shares	Aggregate Gross Consideration ($)
Entities affiliated with Baidu (Hong Kong) Limited(1)	687,720	$24,999,997

(1)
Jennifer Li, a member of Velodyne’s board of directors, is the former chief financial officer of Baidu, Inc., an affiliate of Baidu (Hong Kong) Limited. Entities affiliated with Baidu (Hong Kong) Limited held more than 5% of Velodyne’s capital stock prior to the Business Combination. The 687,720 shares are held by Baidu Holdings Limited.

Employment Arrangements with Immediate Family Members of Velodyne’s Executive Officers and Directors
Marta Thoma Hall, spouse of David Hall, Velodyne’s executive chairman, has been employed by Velodyne since August 2011 and has been a member of Velodyne board of directors since January 2020. As Velodyne’s chief marketing officer, Ms. Hall is responsible for marketing and business development efforts. During the years ended December 31, 2017, December 31, 2018, and December 31, 2019 Ms. Hall had total cash compensation, including base salary, bonus and other compensation, of $394,039, $545,731, $564,226 respectively.
Savannah Hall, a daughter of David Hall, has been employed by Velodyne since March 2017. Ms. Hall serves as a project coordinator. Ms. Hall’s salary and bonus has not exceeded the disclosure threshold for the past three fiscal years.
James Schwandt, a son-in-law of Joseph B. Culkin, a member of Velodyne’s board of directors, has been employed by Velodyne since May 2017. Mr. Schwandt serves as senior program manager. During the years ended December 31, 2017, December 31, 2018 and December 31, 2019, Mr. Schwandt had total cash compensation, including base salary, bonus and other compensation, of $111,087, $168,013, and $172,571, respectively.
David Heeren, a son-in-law of Marta Thoma Hall, Velodyne’s chief marketing officer and a member of Velodyne’s board of directors, has been employed by Velodyne since March 2017. Mr. Heeren serves as senior technical product marketing manager. During the years ended December 31, 2017, December 31, 2018, and December 31, 2019, Mr. Heeren had total cash compensation, including base salary, bonus and other compensation, of $103,129, $179,586, and $184,976, respectively.
Each of these individuals is expected to be employed by the post-combination company following Closing.
Velodyne Acoustics Litigation Indemnity
In August 2016, Velodyne entered into an agreement with David Hall, Velodyne’s then chief executive officer, and Velodyne Acoustics, LLC, an entity that was wholly-owned and controlled by David Hall until November 2019 (“Acoustics”), pursuant to which Acoustics agreed to, among other things, indemnify, defend and hold harmless Velodyne from and against any and all liabilities relating to, arising out of or resulting from certain litigation matters (“Litigation Indemnification Agreement”). The litigation matters giving rise to the indemnification obligations involved certain employment-related claims of two former employees of Velodyne Acoustics, Inc., which was the predecessor of Acoustics. In November 2019, Velodyne elected not to seek indemnification from Acoustics for the litigation matters under the terms of the Litigation Indemnification Agreement and assumed control and financial responsibility for the litigation matters. By not seeking indemnification from Acoustics, Velodyne currently estimates that it will pay approximately $4.5 million in connection with the litigation matters that were the subject of the Litigation Indemnification Agreement, indirectly benefitting Mr. Hall, the former sole owner of Acoustics. Velodyne believes that the litigation matters covered by the Litigation Indemnification Agreement are now substantially complete and does not expect to incur significant additional expenses related to these litigation matters.

2018 Tender Offer
In December 2018, Velodyne commenced a tender offer to purchase an aggregate of 73,150 shares of its common stock at a price of approximately $36.3520 per share. Velodyne purchased shares of its common stock from certain stockholders, including Joseph B. Culkin, a member of Velodyne’s board of directors, and Bruce Hall, a brother of David Hall. The following table summarizes purchases of shares of Velodyne common stock by Velodyne from these stockholders.
	Shares of common stock
Seller	Number of Shares	Aggregate Gross Consideration ($)
Joseph B. Culkin	27,704	$1,007,096
Bruce Hall	13,100	476,211
Total	40,804	$1,483,307
Amended and Restated Investors’ Rights Agreement
On October 25, 2019, Velodyne entered into an amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”) with certain holders of Velodyne’s capital stock. These stockholders will be entitled to rights with respect to the registration of their shares of common stock following the Business Combination. Under the terms of the Merger Agreement, the post-combination company will at Closing assume Velodyne’s obligations to register shares of common stock held by the former Velodyne equity holders party to the Investors’ Rights Agreement. Velodyne expects that its stockholders will approve an amendment to the Investors’ Rights Agreement that will terminate upon Closing the covenants in Section 3 of the Investors’ Rights Agreement that do not pertain to registration rights. For a description of these registration rights, see “Description of Securities — Registration Rights.”
Indemnification Agreements
The post-combination company’s amended and restated certificate of incorporation, which will be effective upon the completion of the Business Combination, will contain provisions limiting the liability of directors, and the post-combination company’s amended and restated bylaws, which will be effective upon the completion of the Business Combination, will provide that the post-combination company will indemnify each of its directors to the fullest extent permitted under Delaware law. The Amended and Restated Certificate of Incorporation and the post-combination company’s bylaws will also provide the board of directors with discretion to indemnify officers and employees when determined appropriate by the post-combination company’s board of directors.
The post-combination company intends to enter into new indemnification agreements with each of its directors and executive officers and certain other key employees. The indemnification agreements will provide that the post-combination company will indemnify each of its directors, executive officers, and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of the post-combination company’s directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Amended and Restated Certificate of Incorporation and the post-combination company’s bylaws. In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, the post-combination company’s will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.
Leases
In January 2017, Velodyne entered into a five-year lease agreement with Hellyer-DMHall Properties, LLC, an affiliate of David Hall, Velodyne’s then chief executive officer and director and current executive chairman, and Marta Thoma Hall, Velodyne’s chief marketing officer, and a member of Velodyne’s board of directors. In October 2019, Velodyne extended the lease for an additional five years and agreed to annual increases of 3% beginning in January 2020. Under the extended lease agreement, Velodyne leases approximately 205,000 square feet of office and manufacturing space in San Jose, California as its corporate headquarters. As of December 31, 2019, future minimum lease payments total $27.3 million related to this facility. Rent expense was $3.0 million, $3.0 million and $3.1 million for the years ended December 31, 2017, 2018 and 2019, respectively. It is expected that the post-combination company will operate out of Velodyne’s headquarters.
Loans
In January 2017 and December 2016, Velodyne loaned David Hall, Velodyne’s then chief executive officer and director and current executive chairman, approximately $3.5 million pursuant to two unsecured promissory notes for purposes of financing the acquisition of Velodyne’s headquarters facility in San Jose, California. The loan accrued interest at a rate of 3.15% per annum. As of December 31, 2019, immediately prior to repayment, the aggregate outstanding balance of the loan was approximately $3.6 million, including aggregate principal of $3.5 million and aggregate accrued and unpaid interest of $0.1 million. Mr. Hall made monthly interest-only payments to Velodyne on the loan beginning in December 2017 and repaid all outstanding principal and interest due under the two promissory notes on December 31, 2019.
In addition, in March 2017, Velodyne, Mr. Hall, and Ms. Hall each entered into an unconditional payment guaranty with regard to a $15.0 million term loan issued by First Bank, as lender, to Hellyer-DMHall Properties, LLC, as borrower, an affiliate of Mr. Hall and Ms. Hall. This term loan was obtained for and secured by a Deed of Trust for Velodyne’s headquarters facility in San Jose, California. The guaranty by each of Velodyne, Mr. Hall, and Ms. Hall unconditionally guaranteed the borrower’s obligations under the loan. As of December 31, 2017 and 2018, the outstanding principal balance of the term loan was $14.8 million and $14.4 million, respectively. In December 2019, Velodyne was released from the unconditional payment guaranty and has no further obligations with respect to the First Bank term loan.
Customer Agreements
Velodyne sells products and services to Ford Motor Company, a holder of more than 5% of Velodyne’s capital stock prior to the completion of the Business Combination, and affiliated entities. Ford Motor Company has been a Velodyne customer since 2015. Ford Motor Company has made direct payments to Velodyne of approximately $3.2 million, $0.5 million and $0.3 million, for the years ended December 31, 2017, 2018 and 2019, respectively. Velodyne has also received payments on behalf of Ford Motor Company through third party distributors.
In July 2017, Velodyne entered into a supply agreement with Baidu (Hong Kong) Limited, which, together with its affiliates (Baidu), is a holder of more than 5% of Velodyne’s capital stock prior to the completion of the Business Combination. Jennifer Li, a member of Velodyne’s board of directors, is the former general managing director of Baidu Capital and the former chief financial officer of Baidu Inc. Entities affiliated with Baidu have made payments to Velodyne of approximately $4.9 million, $10.3 million and $0.6 million, for the years ended December 31, 2017, 2018 and 2019, respectively. In October 2019, Velodyne agreed to refund entities affiliated with Baidu a total of $4.8 million. Velodyne issued the refund to entities affiliated with Baidu in order to compensate them for unforeseen challenges associated with the use of certain new products purchased from Velodyne in 2018. The products purchased by these entities in 2018 were still under development at the time and Velodyne felt it appropriate to compensate these early purchasers for working with a new product. Entities affiliated with Baidu continue to be important customers and stockholders.
Ford Letter Agreement
In July 2020, the Company and Velodyne entered into a letter agreement with Ford Motor Company, a greater than 5% holder of Velodyne’s outstanding capital stock, granting Ford the right to have any shares of common stock issued to it in the Business Combination included in the registration statement filed for purposes of registering the shares issuable upon exercise of the public warrants. See “Description of Securities — Registration Rights — Public Warrants.” In the letter agreement, the Company and Velodyne agreed that any shares of common stock issued to Ford Motor Company in the Business Combination will not be subject to a lock-up or market stand-off agreement. Ford is expected to hold greater than 5% of the Company’s outstanding common stock after the Business Combination. See “Security Ownership of Certain Beneficial Owners and Management” for details regarding the ownership of Ford Motor Company.
Policies and Procedures for Related Party Transactions
The post-combination company intends to adopt a new written related party transaction policy to be effective upon the completion of the Business Combination. The policy will provide that officers, directors, holders of more than 5% of any class of the post-combination company’s voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with the post-combination company without the prior consent of the audit committee, or other independent members of the post-combination company’s board of directors in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for the post-combination company to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the audit committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available.
All of the transactions described in this section were entered into prior to the adoption of this policy.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION
The Company
Market Price and Ticker Symbol
The Company’s units, common stock and warrants are currently listed on the NYSE under the symbols “GRAF.U,” “GRAF,” and “GRAF WS,” respectively.
On July 1, 2020, the trading date before the public announcement of the Business Combination, the Company’s units, common stock and warrants closed at $15.00, $13.85 and $2.29, respectively. On [•], the trading date immediately prior to the date of this proxy statement, the Company’s units, common stock and warrants closed at $[•], $[•] and $[•], respectively.
Holders
As of [•], 2020, there were [•] holders of record of our units, [•] holders of record of our common stock, and [•] holders of record of our warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose units, common stock and warrants are held of record by banks, brokers and other financial institutions.
Dividend Policy
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the post-combination company’s board of directors at such time. We currently expect that the post-combination company will retain future earnings to finance operations and grow its business, and we do not expect the post-combination company to declare or pay cash dividends for the foreseeable future.
Velodyne
There is no public market for shares of Velodyne capital stock.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Representatives of our independent registered public accounting firm, WithumSmith+Brown, PC, will be present at the special meeting of the Company’s stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.
APPRAISAL RIGHTS
Appraisal rights are not available to holders of our shares of common stock in connection with the Business Combination.
HOUSEHOLDING INFORMATION
Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:
•
If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Graf Industrial Corp., 117 Vintage Park Blvd., Suite W-222, Houston, Texas 77070 or by telephone at (310) 745-8669, to inform us of his or her request; or

•
If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR
The transfer agent for our securities is Continental Stock Transfer & Trust Company.
SUBMISSION OF STOCKHOLDER PROPOSALS
Our Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.
FUTURE STOCKHOLDER PROPOSALS
We anticipate that the 2021 annual meeting of stockholders will be held no later than June 2021. For any proposal to be considered for inclusion in the proxy statement and form of proxy for the post-combination company’s 2021 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the post-combination company at its principal executive offices a reasonable time before the post-combination company begins to print and mail its 2021 annual meeting proxy materials in order to be considered for inclusion in the proxy materials for the 2021 annual meeting.
In addition to any other applicable requirements, for business and for nominations to be properly brought before an annual meeting by a stockholder, the post-combination company bylaws will provide that the stockholder must give timely notice in proper written form to our secretary at the post-combination company’s principal executive offices and such business must otherwise be a proper matter for stockholder action. Such notice, to be timely, must be received not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which date shall, for purposes of the annual meeting of the post-combination company in the year of the Business Combination, be deemed to have occurred on May 15 of such year). As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the post-combination company bylaws (and not pursuant to SEC Rule 14a-8) must be received by February 14, 2021 (but not before January 15, 2021). However, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days , a stockholder’s notice must be so received not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The chairman of our Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures and requirements set forth in the bylaws.

WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.
If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact the Company at the following address and telephone number:
Graf Industrial Corp.
117 Vintage Park Blvd., Suite W-222
Houston, Texas 77070
Attn: James A. Graf and Michael Dee
Email: james@grafacq.com
You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:
Morrow Sodali LLC
470 West Avenue
Stamford, Connecticut 06902
Individuals, please call toll-free: (800) 662-5200
Banks and brokerage, please call: (203) 658-9400
Email: GRAF.info@investor.morrowsodali.com
If you are a stockholder of the Company and would like to request documents, please do so by [•], 2020, in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.
All information contained in this proxy statement relating to the Company has been supplied by the Company, and all such information relating to Velodyne has been supplied by Velodyne. Information provided by either the Company or Velodyne does not constitute any representation, estimate or projection of any other party.
This document is a proxy statement of the Company for the Special Meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, the Company or Velodyne that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION
Graf Industrial Corp.
Page
Six Months Ended June 30, 2020 and 2019
Consolidated Balance Sheets as of June 30, 2020 and December 31, 2019	F-2
Consolidated Statements of Operations for the six months ended June 30, 2020 and 2019	F-3
Consolidated Statements of Cash Flows for the six months ended June 30, 2020 and 2019	F-5
Notes to Consolidated Financial Statements	F-6
Years Ended December 31, 2019 and 2018
Report of Independent Registered Public Accounting Firm	F-23
Balance Sheets as of December 31, 2019 and 2018	F-24
Statements of Operations for the years ended December 31, 2019 and 2018	F-25
Statements of Changes in Stockholders’ Equity for the years ended December 31, 2019 and 2018	F-26
Statements of Cash Flows for the years ended December 31, 2019 and 2018	F-27
Notes to Financial Statements	F-28
Velodyne Lidar, Inc. and Subsidiaries
Years Ended December 31, 2017, 2018 and 2019 and Six Months Ended June 30, 2019 and 2020
Report of Independent Registered Public Accounting Firm	F-42
Consolidated Balance Sheets as of December 31, 2018, December 31, 2019 and June 30, 2020 (unaudited)	F-43
Consolidated Statements of Operations for the years ended December 2017, 2018 and 2019 and the six months ended June 30, 2019 and 2020 (unaudited)	F-44
Consolidated Statements of Comprehensive Income (Loss) for the years ended December 2017, 2018 and 2019 and the six months ended June 30, 2019 and 2020 (unaudited)	F-45
Consolidated Statements of Stockholders’ Equity for the years ended December 2017, 2018 and 2019 and the six months ended June 30, 2019 and 2020 (unaudited)	F-46
Consolidated Statements of Cash Flows for the years ended December 2017, 2018 and 2019 and the six months ended June 30, 2019 and 2020 (unaudited)	F-48
Notes to Consolidated Financial Statements	F-49

GRAF INDUSTRIAL CORP.
CONDENSED BALANCE SHEETS
	June 30, 2020	December 31, 2019
	(Unaudited)
Assets:
Current assets:
Cash	$382,747	$698,322
Prepaid expenses	48,060	29,467
Total current assets	430,807	727,789
Investments held in Trust Account	117,294,619	248,988,147
Total Assets	$117,725,426	$249,715,936
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$167,737	$28,004
Accrued expenses	359,196	500
Franchise tax payable	100,100	200,000
Income tax payable	71,879	155,308
Warrant liabilities	—	32,502,650
Total current liabilities	698,912	32,886,462
Commitments and Contingencies
Common stock, $0.0001 par value; 24,376,512 and 21,182,947 shares subject to possible redemption at March 31, 2020 and December 31, 2019, respectively	112,026,510	211,829,470
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 6,094,128 and 9,287,693 shares issued and outstanding (excluding 24,376,512 and 21,182,947 shares subject to possible redemption) at March 31, 2020 and December 31, 2019, respectively	635	929
Additional paid-in capital	17,853,006	14,846,199
Accumulated deficit	(12,853,637)	(9,847,124)
Total stockholders’ equity	5,000,004	5,000,004
Total Liabilities and Stockholders’ Equity	$117,725,426	$249,715,936
The accompanying notes are an integral part of these unaudited condensed financial statements.

GRAF INDUSTRIAL CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Operating expenses:
General and administrative costs	$485,980	$221,356	$895,511	$324,803
Loss from operations	(485,980)	(221,356)	(895,511)	(324,803)
Other incomes (expenses):
Investment income on Trust Account	72,958	1,471,028	845,679	2,893,394
Change in fair value of warrant liability	—	(575,279)	(2,800,110)	(3,376,517)
Total other income (expenses)	72,958	895,749	(1,954,431)	(483,123)
Income (loss) before income tax expense	(413,022)	674,393	(2,849,942)	(807,926)
Income tax expense	4,821	319,342	156,571	611,714
Net income (loss)	$(417,843)	$355,051	$(3,006,513)	$(1,419,640)
Weighted average shares outstanding of Public Shares	13,585,117	24,376,512	18,980,815	24,376,512
Basic and diluted net income per share, Public Shares	$0.00	$0.05	$0.03	$0.09
Weighted average shares outstanding of Founder Shares	6,094,128	6,094,128	6,094,128	6,094,128
Basic and diluted net loss per share, Founder Shares	$(0.07)	$(0.13)	$(0.59)	$(0.61)
The accompanying notes are an integral part of these unaudited condensed financial statements.

GRAF INDUSTRIAL CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(UNAUDITED)
	For the six months ended June 30, 2020
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance – December 31, 2019	9,287,693	$929	$14,846,199	$(9,847,124)	$5,000,004
Reclassification of warrant liabilities to equity upon exercising of the Warrant Adjustment Provision	—	—	35,302,760	—	35,302,760
Shares subject to possible redemption	(3,193,565)	(320)	(31,935,330)	—	(31,935,650)
Net loss	—	—	—	(2,588,670)	(2,588,670)
Balance – March 31, 2020 (unaudited)	6,094,128	$609	$18,213,629	$(12,435,794)	$5,778,444
Shares subject to possible redemption(1)	252,586	26	(360,623)	—	(360,597)
Net loss	—	—	—	(417,843)	(417,843)
Balance – June 30, 2020 (unaudited)	6,346,714	$635	$17,853,006	$(12,853,637)	$5,000,004

(1)
Including the redemption of 12,921,275 Public Shares on April 16, 2020

	For the six months ended June 30, 2019
	Common Stock		Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance – December 31, 2018	7,893,844	$789	$923,412	$4,075,806	$5,000,007
Additional offering costs	—	—	(15,564)	—	(15,564)
Shares subject to possible redemption	179,025	18	1,790,232	—	1,790,250
Net loss	—	—	—	(1,774,691)	(1,774,691)
Balance – March 31, 2019 (unaudited)	8,072,869	$807	$2,698,080	$2,301,115	$5,000,002
Shares subject to possible redemption	(35,505)	(4)	(355,046)	—	(355,050)
Net income	—	—	—	355,051	355,051
Balance – June 30, 2019 (unaudited)	8,037,364	$803	$2,343,034	$2,656,166	$5,000,003
The accompanying notes are an integral part of these unaudited condensed financial statements.

GRAF INDUSTRIAL CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For the Six Months Ended June 30,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(3,006,513)	$(1,419,640)
Adjustments to reconcile net loss to net cash used in operating activities:
Income earned on investments held in Trust Account	(845,679)	(2,893,394)
Change in fair value of warrant liability	2,800,110	3,376,517
Changes in operating assets and liabilities:
Prepaid expenses	(18,593)	(89,848)
Accounts payable	139,733	(97,029)
Accrued expenses	358,696	(14,500)
Franchise tax payable	(99,900)	(3,013)
Income tax payable	(83,429)	(214,655)
Net cash used in operating activities	(755,575)	(1,355,562)
Cash Flows from Investing Activities:
Investment income released from Trust Account to pay franchise and income taxes	440,000	947,145
Withdrawal from Trust Account for redemption of Public Shares	132,099,207	—
Net cash provided by investing activities	132,539,207	947,145
Cash Flows from Financing Activities:
Payment of offering costs	—	(100,564)
Redemption of Public Shares	(132,099,207)	—
Net cash used in financing activities	(132,099,207)	(100,564)
Net decrease in cash	(315,575)	(508,981)
Cash – beginning of the period	698,322	1,440,897
Cash – end of the period	$382,747	$931,916
Supplemental disclosure of noncash activities:
Change in value of common stock subject to possible redemption	$32,296,247	$(1,435,200)
Supplemental cash flow activities:
Cash paid for income taxes	$240,000	$943,830
The accompanying notes are an integral part of these unaudited condensed financial statements.

GRAF INDUSTRIAL CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 1 — Description of Organization, Business Operations and Basis of Presentation
Graf Industrial Corp. (the “Company”) is a blank check company incorporated in Delaware on June 26, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
On July 2, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VL Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Velodyne Lidar, Inc., (“Velodyne”). See the Proposed Business Combination described below.
As of June 30, 2020, the Company had not commenced any operations. All activity up to June 30, 2020 related to the Company’s formation and preparation for the initial public offering (the “Initial Public Offering”), and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Initial Public Offering was declared effective on October 15, 2018. On October 18, 2018, the Company consummated the Initial Public Offering of 22,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units offered, the “Public Shares”), generating gross proceeds of $225 million, and incurred underwriting commissions of $4.5 million. On October 25, 2018, the Company consummated the closing of the sale of 1,876,512 additional Units upon receiving notice of the underwriters’ election to partially exercise their overallotment option (the “Over-allotment”), generating additional gross proceeds of approximately $18.8 million, and incurred additional underwriting commissions of approximately $0.4 million (Note 3).
Simultaneously with the closing of the Initial Public Offering and the Over-allotment, the Company consummated the private placement (“Private Placement”) of 14,150,605 warrants (the “Private Placement Warrants”) at a price of $0.50 per Private Placement Warrant, with the Sponsor, generating gross proceeds of approximately $7.08 million (Note 4). See the “Proposed Business Combination” section below, including the description of the Sponsor Agreement, pursuant to which the Private Placement Warrants will be forfeited immediately prior to (but conditioned and effective upon) completion of the proposed Merger.
Upon the closing of the Initial Public Offering, the Over-allotment and the Private Placement, approximately $243.8 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and Private Placement Warrants in the Private Placement was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Trust Account”). The proceeds held in the Trust Account were invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination, (ii) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s Second Amended and Restated Certificate of Incorporation (as amended, the “Second Amended and Restated Certificate of Incorporation”) to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the time provided in the Second Amended and Restated Certificate of Incorporation or to provide for redemption in connection with a Business Combination and (iii) the redemption of the Company’s Public Shares if the

GRAF INDUSTRIAL CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Company is unable to complete a Business Combination within the time provided in the Second Amended and Restated Certificate of Incorporation, subject to applicable law.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, the Over-allotment and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. New York Stock Exchange (“NYSE”) rules require that the initial Business Combination must occur with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting commissions). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption were recorded at a redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001. If the Company seeks stockholder approval of a Business Combination, it will be proceeded with the Business Combination if a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to the Second Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor, officers and directors have agreed to vote their Founder Shares (as defined below in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.
The Sponsor and the Company’s officers and directors have agreed (a) to waive their redemption rights with respect to their Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Second Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or to provide for redemption in connection with a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company originally had 18 months from the closing of the Initial Public Offering (by April 18, 2020) to complete a Business Combination. On April 16, 2020, the Company filed an amendment (the “Extension Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation to

GRAF INDUSTRIAL CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
extend the date by which the Company has to consummate a Business Combination (the “Extension”) from April 18, 2020 to July 31, 2020. The Company’s stockholders approved the Extension Amendment at a special meeting in lieu of the 2020 annual meeting of stockholders of the Company (the “Special Meeting”) on April 16, 2020. In connection with the Extension, an aggregate 12,921,275 shares of the Company’s common stock were redeemed, and approximately $132.1 million was withdrawn out of the Trust Account to pay for such redemption, leaving approximately $117.1 million remaining in the Company’s Trust Account to consummate a Business Combination. On July 23, 2020, the Company filed an amendment (the “Second Extension Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation to further extend the date by which the Company has to consummate a Business Combination (the “Second Extension”) from July 31, 2020 to October 31, 2020 (the “Combination Period”). The Company’s stockholders approved the Second Extension Amendment at a special meeting of stockholders of the Company on July 23, 2020. In connection with the Second Extension, an aggregate 1,105 shares of the Company’s common stock were redeemed, and approximately $11,000 was withdrawn out of the Trust Account to pay for such redemption, leaving approximately $117.1 million remaining in the Company’s Trust Account to consummate a Business Combination.
If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor and the Company’s officers and directors have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the officers, directors, the Sponsor or any of its members or their affiliates acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. Pursuant to the terms of the business combination marketing agreement (see Note 6), no fee will be payable if the Company does not complete a Business Combination. In the event that the Company does not complete a Business Combination and subsequently liquidates, the amount of such fee will be included with the funds held in the trust account that will be available to fund the redemption of Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to indemnify the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share or (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

GRAF INDUSTRIAL CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the six months ended June 30, 2020 are not necessarily indicative of the results that may be expected for the year ended December 31, 2020, or any future period. These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements contained in the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2020.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

GRAF INDUSTRIAL CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Proposed Business Combination
Merger Agreement
On July 2, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VL Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Velodyne Lidar, Inc., (“Velodyne”).
Pursuant to the terms of the Merger Agreement, the Company will acquire Velodyne through the merger of Merger Sub with and into Velodyne, with Velodyne surviving the merger (the “Merger”). At the effective time of the Merger (the “Effective Time”), each share of Velodyne common stock, par value $0.0001 per share (“Velodyne common stock”), series A preferred stock, par value $0.0001 per share, series B preferred stock, par value $0.0001 per share, and series B-1 preferred stock, par value $0.0001 per share, (collectively, the “Velodyne capital stock”) will be converted into the right to receive shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) in an aggregate amount which shall not exceed, taken together with any shares issuable in respect of vested equity awards of Velodyne, 143,575,763 shares of Common Stock. In addition, at the Effective Time, each outstanding and unsettled restricted stock unit in respect of shares of Velodyne common stock, option to purchase Velodyne common stock and unvested restricted share of Velodyne common stock will be rolled over into restricted stock units, options, or restricted shares, respectively, of Common Stock in accordance with the terms of the Merger Agreement. Prior to the closing of the Business Combination (the “Closing”), Velodyne intends to enter into agreements with certain of its shareholders pursuant to which, contemporaneously with the Closing, it will repurchase and cancel shares of Velodyne capital stock from such shareholders in exchange for an aggregate amount of cash not to exceed $50,000,000, to be paid by the Company following the Closing. The Company and Velodyne expect to offer such holders the option to receive, in lieu of cash, additional shares of common stock valued at $10.25 per share, or up to an additional 4,878,048 shares of common stock if all Velodyne equity holders elect to receive shares. Upon the closing of the Business Combination (the “Closing”), the former Velodyne equity holders are expected to hold, in the aggregate, approximately 83.4% of the issued and outstanding shares of common stock, assuming $50,000,000 of cash is used to repurchase Velodyne shares.
Under the Merger Agreement, certain Velodyne equity holders will also be entitled to receive, in the aggregate, up to an additional 2,000,000 shares of common stock (including in the form of awards of restricted stock units settleable in shares of common stock) if the closing trading price of our common stock was greater than or equal to $15.00 for any 20 trading days within any 30 trading-day period, commencing on the date of the Merger Agreement and ending on the date that is six months after the Closing (“Earnout Trading Price”). Because the Earnout Trading Price was met on July 30, 2020, Velodyne equity holders will be entitled to receive such additional shares upon the Closing. In addition, Graf Acquisition LLC (our “Sponsor”) will retain 2,507,000 founder shares that were initially purchased by the Sponsor in a private placement prior to our IPO (the “Founder Shares”), including 275,000 “Earnout Founder Shares” that vested upon the achievement of the Earnout Trading Price on July 30, 2020, as described above.
Pursuant to the terms of the Merger Agreement, the Company is required to use commercially reasonable efforts to cause the Common Stock to be issued in connection with the transactions contemplated by the Merger Agreement (the “Transactions”) to be approved for listing prior to the Closing. Following the Closing, the Company agreed to comply with the terms of any registration rights agreements by which Velodyne is bound in favor of Velodyne’s stockholders, treating shares of Common Stock to be held by such stockholders as registrable securities under such agreements.
The consummation of the Merger is subject to the receipt of the requisite approval of the stockholders of each of the Company and Velodyne (such approvals, the “the Company stockholder approval” and the “Velodyne stockholder approval”, respectively) and the fulfillment of certain other conditions.
The consummation of the Merger is conditioned upon, among other things, (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Act (the “HSR Act”), (ii) the absence of any governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the Merger,

GRAF INDUSTRIAL CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
(iii) receipt of Graf stockholder approval, (iv) receipt of Velodyne stockholder approval, (v) the approval of the Extension (as defined in the Merger Agreement) and the other matters presented for Graf. On July 23, 2020, the Graf’s shareholders approved the Extension. On August 4, 2020, the Company received notice that the Federal Trade Commission granted early termination of the waiting period under the HSR Act with respect to the transactions contemplated by the Merger Agreement.
The obligations of Graf to consummate the Merger are also conditioned upon, among other things, customary closing conditions and the entering into employment agreements with certain officers of Velodyne on terms and conditions reasonably satisfactory to Graf (but no less favorable to such employees than their current employment arrangements).
The obligations of Velodyne to consummate the Merger also are conditioned upon, among other things, (i) customary closing conditions, (ii) the amendment and restatement of Graf’s certificate of incorporation in substantially the form attached to the Merger Agreement and (iii) evidence that, immediately after the Closing, the funds in the Trust Account (as defined in the Merger Agreement), together with the funding of any amounts payable under the Subscription Agreements (as defined in the Merger Agreement), will be no less than an aggregate amount of $200,000,000.
Support Agreement
In connection with the execution of the Merger Agreement, the Company, Merger Sub and David Hall entered into a support agreement (the “Support Agreement”), providing, among other things, that at any meeting of the Velodyne stockholders and in connection with any written consent of the Velodyne stockholders, Mr. Hall will vote all of the outstanding shares of Velodyne common stock held by Mr. Hall or with respect to which Mr. Hall has the right to vote by proxy (or will execute and deliver a written consent with respect to such shares) in favor of the Merger and the adoption of the Merger Agreement, regardless of whether the Merger is no longer recommended by the Velodyne board of directors in accordance with the Merger Agreement. The shares of Velodyne common stock that are owned by Mr. Hall or with respect to which Mr. Hall has the right to vote by proxy, all of which are subject to the Support Agreement, represent a majority of the outstanding voting power of Velodyne. In addition, the Support Agreement prohibits Mr. Hall from engaging in activities that have the effect of soliciting an Acquisition Proposal (as defined in the Merger Agreement).
Sponsor Agreement
In connection with the execution of the Merger Agreement, Graf Acquisition LLC (“Sponsor”) entered into a sponsor agreement (the “Sponsor Agreement”) with the Company and Velodyne, pursuant to which, among other things, the Sponsor agreed to vote all Founder Shares (as defined in the Sponsor Agreement) beneficially owned by the Sponsor in favor of each of the proposals at the Company special stockholder meeting to be presented for the Company stockholder approval.
The Sponsor Agreement amends and restates, with respect to the Sponsor, the Sponsor’s existing letter agreement, dated October 15, 2018 (the “existing sponsor agreement”), but will automatically revert to the existing sponsor agreement if the Merger Agreement is validly terminated.
Pursuant to the Sponsor Agreement, the Sponsor will forfeit 3,519,128 Founder Shares and all of the Private Placement Warrants (as defined in the Sponsor Agreement), in each case for no consideration, immediately prior to (but conditioned and effective upon) completion of the Merger. Following completion of the Merger, the Sponsor will retain 2,507,000 Founder Shares, 275,000 of which shall be Earnout Founder Shares (as defined in the Sponsor Agreement). The Sponsor Agreement also provides that all Earnout Founder Shares shall be subject to the Earnout Trading Price performance vesting condition, and accordingly the Earnout Founder Shares vested upon the achievement of the Earnout Trading Price on July 30, 2020, as described above.
The Sponsor Agreement provides that the Sponsor will not redeem any Founder Shares in connection with the Merger. The Sponsor has also agreed, subject to certain exceptions, not to transfer any Founder

GRAF INDUSTRIAL CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Shares or any Private Placement Warrants (as defined in the Sponsor Agreement) (or any shares of Common Stock issuable upon exercise thereof) until the earlier of (A) one year after the completion of the Merger and (B) subsequent to the Merger, either (i) the achievement of a $12.00 Stock Price Level (provided that the applicable thirty (30) day trading day period commences at least 150 days after the Merger) or (ii) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Lock-up Period”).
The applicable “Stock Price Level” will be considered achieved only when the closing price of Common Stock is greater than or equal to the applicable threshold for any twenty (20) trading days within any thirty (30) trading day period. The Stock Price Levels will be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the Common Stock after the date of the Merger Agreement.
The Sponsor Agreement shall terminate on the expiration of the Lock-up Period; provided, however, that if the Merger Agreement is validly terminated, the Sponsor Agreement shall automatically terminate and be of no force and effect and, with respect to the Sponsor, shall revert to the existing sponsor agreement.
Subscription Agreements
In connection with the execution of the Merger Agreement, the Company entered into subscription agreements (the “Subscription Agreements”), each dated as of July 2, 2020, with certain institutional investors, including the Sponsor (the “Investors”), pursuant to which, among other things, the Company agreed to issue and sell, in private placements to close immediately prior to the closing of the Business Combination, an aggregate of 15,000,000 shares of Common Stock at $10.00 per share to the Investors (including 950,000 shares to the Sponsor), for an aggregate purchase price of $150,000,000. The Sponsor owns approximately 34.3% of the outstanding shares of Common Stock and certain members of the Company’s management are members of the Sponsor. The obligations to consummate the subscriptions are conditioned upon, among other things, there being at least $50,000,000 remaining in the Company’s trust account on the Closing Date after taking into account redemptions by the Company’s public stockholders (if any) and certain customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement.
Going Concern
As of June 30, 2020, the Company had approximately $383,000 outside of the Trust Account, approximately $2.7 million of investment income available in the Trust Account to pay for franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), and a working capital deficit of approximately $96,000 (excluding tax obligations).
Through June 30, 2020, the Company’s liquidity needs have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares (Note 5) to the Sponsor, $130,100 in loans and advances from the Sponsor and officer, the net proceeds from the consummation of the Private Placement not held in the Trust Account, and investment income released from Trust Account of approximately $1.6 million since inception for tax obligations. The Company repaid the loans and the advances to the Sponsor and officer in full on October 18, 2018.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide Working Capital Loans (as defined in Note 5) to the Company. To date, the Company has no borrowings under the Working Capital Loans; however, we expect that our sponsor will loan us funds for payment of items related to the Proposed Business Combination, such as the HSR Act review fee, as described above.
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified

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NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected.
In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after October 31, 2020.
Note 2 — Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Common Stock Subject to Possible Redemption
As discussed in Note 1, all of the 17,549,365 Public Shares may be redeemed under certain circumstances. Redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity, excluding ordinary liquidation events, which involve the redemption and liquidation of all of the company’s equity instruments. Although the Company did not specify a maximum redemption threshold, the Second Amended and Restated Certificate of Incorporation provides that in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against additional paid-in capital. Accordingly, at June 30, 2020 and December 31, 2019, 11,202,651 and 21,182,947 Public Shares were classified outside of permanent equity, respectively.
Net Income (Loss) Per Common Share
Net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering (including the consummation of the Over-allotment) (the “Public Warrants”) and Private Placement to purchase an aggregate of 28,895,338 shares of the Company’s common stock in the calculation of diluted income per share, because their inclusion would be anti-dilutive under the treasury stock method.
The Company’s unaudited condensed consolidated statements of operations include a presentation of loss per share for common stock subject to redemption in a manner similar to the two-class method of income

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NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
per share. Net income per share, basic and diluted for Public Shares for three months ended June 30, 2020 and 2019 are calculated by dividing the investment income earned on the Trust Account of approximately $73,000 and approximately $1.5 million, net of applicable taxes and funds available to be withdrawn from the Trust Account of approximately $55,000 and approximately $369,000, resulting in a total of approximately $18,000 and approximately $1.1 million, respectively, by the weighted average number of Public Shares outstanding for the periods. Net loss per share, basic and diluted for Founder Shares (as defined in Note 5) for the three months ended June 30, 2020 and 2019 are calculated by dividing the net loss of approximately $418,000 and net income of approximately $355,000, respectively, less income attributable to Public Shares of approximately $18,000 and approximately $1.1 million, resulted to a net loss of approximately $436,000 and approximately $747,000, respectively, by the weighted average number of Founder Shares outstanding for the periods.
Net income per share, basic and diluted for Public Shares for six months ended June 30, 2020 and 2019 are calculated by dividing the investment income earned on the Trust Account of approximately $846,000 and approximately $2.9 million, net of applicable taxes and funds available to be withdrawn from the Trust Account of approximately $257,000 and approximately $612,000, resulting in a total of approximately $589,000 and approximately $2.3 million, respectively, by the weighted average number of Public Shares outstanding for the periods. Net loss per share, basic and diluted for Founder Shares (as defined in Note 5) for the six months ended June 30, 2020 and 2019 are calculated by dividing the net loss of approximately $3.0 million and approximately $1.4 million, respectively, less income attributable to Public Shares of approximately $589,000 and approximately $2.3 million, resulted to a net loss of approximately $3.6 million and approximately $3.7 million, respectively, by the weighted average number of Founder Shares outstanding for the periods.
Income Taxes
Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to credit risk consist principally of cash and investments held in Trust Account. Cash is maintained in accounts with financial institutions, which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on its cash accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant. The Company’s investments held in Trust Account consists entirely of U.S government securities with an original maturity of 180 days or less or investments in a money market funds that comprise only U.S. treasury securities.

GRAF INDUSTRIAL CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Fair Value of Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of June 30, 2020 and December 31, 2019, the carrying values of cash, accounts payable, accrued expenses, franchise tax payable and income tax payable approximate their fair values due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 180 days or less or investments in a money market funds that comprise only U.S. treasury securities and are recognized at fair value. The fair value of investments held in Trust Account is determined using quoted prices in active markets.
Warrant Liability
The Company accounts for certain common stock warrants outstanding as a liability at fair value and adjusts the instruments to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until 15 months from the closing of the Initial Public Offering (or January 18, 2020) under the Warrant Adjustment Provision (Note 7), and any change in fair value is recognized in the Company’s statements of operations. The fair value of the warrant liability is a Level 3 measurement and is estimated using a binomial Monte-Carlo options pricing model, at each measurement date. On January 18, 2020, the Warrant Adjustment Provision came into effect, and the warrants were no longer classified as a liability and were reclassified to equity.
Recent Accounting Pronouncements
In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its financial statements and related disclosures.
Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

GRAF INDUSTRIAL CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 3 — Initial Public Offering
The Company sold an aggregate of 24,376,512 Units, including 1,876,512 Units upon the underwriters’ election to partially exercise the Over-allotment, at a price of $10.00 per Unit in the Initial Public Offering. Each Unit consists of one share of common stock and one redeemable warrant (“Public Warrant”). Initially, each Public Warrant entitled the holder to purchase one-half of one share of common stock at a price of $11.50 per share if the Company had not consummated a Business Combination within 15 months from the closing of the Initial Public Offering. Since the Company has not consummated a Business Combination within 15 months from the closing of the Initial Public Offering, each Public Warrant will entitle the holder thereof to purchase three-quarters of one share of common stock at a price of $11.50 per share (such adjustment from one-half of one share to three-quarters of one share, the “Warrant Adjustment Provision”), subject to adjustment in either case (see Note 7). The Private Placement Warrants and the Public Warrants were classified as a liability at issuance due to this potential adjustment to the settlement amount. See the “Proposed Business Combination” described in Note 1 above, including the description of the Sponsor Agreement, pursuant to which the Private Placement Warrants will be forfeited immediately prior to (but conditioned and effective upon) completion of the proposed Merger.
Note 4 — Private Placement
Concurrently with the closing of the Initial Public Offering and the Over-allotment, the Sponsor purchased an aggregate of 14,150,605 Private Placement Warrants at a price of $0.50 per Private Placement Warrant, for an aggregate purchase price of approximately $7.08 million. Each Private Placement Warrant has the same terms as the Public Warrants. A portion of the net proceeds from the sale of the Private Placement Warrants was added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants and all underlying securities will expire worthless. See the “Proposed Business Combination” described in Note 1 above, including the description of the Sponsor Agreement, pursuant to which the Private Placement Warrants will be forfeited immediately prior to (but conditioned and effective upon) completion of the proposed Merger.
Note 5 — Related Party Transactions
Founder Shares
On June 26, 2018, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of the Company’s common stock for an aggregate price of $25,000. On September 13, 2018, the Sponsor returned to the Company, at no cost, 2,156,250 shares of common stock, which the Company cancelled, resulting in the Sponsor holding 6,468,750 Founder Shares. On October 9, 2018, the Sponsor transferred 25,000 Founder Shares at the same per-share price paid by the Sponsor to each of Keith Abell and Sabrina McKee, two of the Company’s directors (then director-nominees), resulting in the Sponsor holding 6,418,750 Founder Shares.
The Founder Shares included an aggregate of up to 843,750 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On October 25, 2018, the underwriters partially exercised their over-allotment option; thus, an aggregate of 374,622 Founder Shares were forfeited.
The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange

GRAF INDUSTRIAL CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Related Party Loans
Prior to the consummation of the Initial Public Offering, the Sponsor had loaned the Company an aggregate of $130,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”) and James A. Graf had advanced the Company $100 in connection with the initial establishment of a bank account. The Promissory Note and the advance from James A. Graf were non-interest bearing. The Company repaid the Promissory Note and the advances to James A. Graf on October 18, 2018.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into additional warrants at a price of $0.75 per warrant. To date, the Company has no borrowings under the Working Capital Loans; however, we expect that our sponsor will loan us funds for payment of items related to the Proposed Business Combination, such as the HSR Act review fee, as described above.
Administrative Support Agreement
The Company entered into an agreement commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to reimburse an affiliate of its Sponsor up to $5,000 per month for office space, utilities and secretarial and administrative support on an at-cost basis to the extent such office space, utilities and support is not contracted with the Company directly.
The Company recorded and paid approximately $2,700 and $2,600 in expenses in connection with such agreement on the accompanying unaudited condensed consolidated statements of operations for the three months ended June 30, 2020 and 2019, respectively.
The Company recorded and paid approximately $5,300 and $5,200 in expenses in connection with such agreement on the accompanying unaudited condensed consolidated statements of operations for the six months ended June 30, 2020 and 2019, respectively.
Note 6 — Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Warrants (and any shares of common stock issuable upon the exercise of the Private Placement Warrants), and securities that may be issued upon conversion of Working Capital Loans are entitled to registration rights pursuant to a registration rights agreement signed prior to the effective date of Initial Public Offering, requiring the Company to register such securities for resale. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the

GRAF INDUSTRIAL CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of the prospectus relating to the Initial Public Offering to purchase up to 3,375,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters partially exercised this option on October 25, 2018 to purchase 1,876,512 additional Units.
The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or approximately $4.88 million in the aggregate, which was paid upon the closing of the Initial Public Offering.
Business Combination Marketing Agreement
The Company has engaged EarlyBirdCapital and Oppenheimer & Co. Inc. as advisors in connection with the Business Combination. The Company will pay EarlyBirdCapital and Oppenheimer & Co. Inc. for such services upon the consummation of the Business Combination (i) a cash fee in an amount equal to 3.5% of the gross proceeds of the Initial Public Offering (exclusive of any applicable finders’ fees which might become payable) an amount equal to up to 40% of which may, in the Company’s discretion, be allocated by the Company to other FINRA members, plus (ii) 150,000 shares of common stock to be issued to EarlyBirdCapital and/or its designees. EarlyBirdCapital and/or its designees will be entitled to registration rights requiring the Company to register such shares for resale. The Company has agreed to use its best efforts to effect such registration in connection with the consummation of the Business Combination or, if not then reasonably practicable, to use the Company’s best efforts to file a registration statement covering such shares within 15 days of the closing of the Business Combination. Pursuant to the terms of the business combination marketing agreement, no fee will be due if the Company does not complete a Business Combination.
This fee is an unrecognized contingent liability, as closing of a potential Business Combination was not considered probable as of June 30, 2020.
Note 7 — Warrant Liability
The Company previously had outstanding warrants to purchase an aggregate of 19,263,558 shares of the Company’s common stock issued in connection with the Initial Public Offering and the Private Placement (including warrants issued in connection with the consummation of the Over-allotment). The Private Placement Warrants and the Public Warrants were classified as a liability at issuance due to the potential of there being adjustments to the settlement amount of such warrants due to the Warrant Adjustment Provision. On January 18, 2020, the Warrant Adjustment Provision came into effect , and the warrants were no longer classified as a liability and were reclassified to equity. As a result, the shares of common stock underlying the Company’s warrants increased by 9,631,779 shares, totaling 28,895,338.
The Public Warrants may only be exercised for a whole number of shares. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain a

GRAF INDUSTRIAL CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
current prospectus relating to those shares of common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption; and

•
if, and only if, the reported last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrantholders.

If, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.
The Private Placement Warrants are identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the common stock issuable upon the exercise of the Private Placement Warrants are not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. The Private Placement Warrants are redeemable by the Company on the same basis as the Public Warrants.
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
The Company utilizes a binomial Monte-Carlo options pricing model to value the warrants at each reporting period, with changes in fair value recognized in the unaudited condensed consolidated statements of operations. The Company recorded a change in the fair value of the warrant liabilities in the amount of approximately $2.8 million on the accompanying unaudited condensed consolidated statements of operations, resulting in warrant liabilities of $35,302,760 as of January 18, 2020 when the Warrant Adjustment Provision came into effect. The warrant liabilities, after being remeasured, was reclassified to additional paid-in capital within stockholders’ equity.

GRAF INDUSTRIAL CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
The change in fair value of the warrant liabilities is summarized as follows:
Warrant liabilities at December 31, 2018	$15,136,749
Change in fair value of warrant liabilities	17,365,901
Warrant liabilities at December 31, 2019	$32,502,650
Change in fair value of warrant liabilities	2,800,110
Reclassification of warrant liabilities to equity upon exercising of the Warrant Adjustment Provision	(35,302,760)
Warrant liabilities at January 18, 2020	$—
The estimated fair value of the warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.
The following table provides quantitative information regarding Level 3 fair value measurements as of January 18, 2020 and December 31, 2019:
	As of December 31, 2019	As of January 18, 2020
Exercise price	$11.50	$11.50
Stock price	$10.19	$10.11
Volatility	60%	60%
Probability of completing a Business Combination	87%	87%
Expected life of the options to convert	4.97	4.92
Risk-free rate	1.69%	1.63%
Dividend yield	0.0%	0.0%
Discount for lack of marketability(1)	10.0%	10.0%

(1)
The discount for lack of marketability relates only to the Private Placement Warrants.

Note 8 — Fair Value Measurements
The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of June 30, 2020 and December 31, 2019 by level within the fair value hierarchy:
June 30, 2020
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account	$117,294,619	$—	$—

GRAF INDUSTRIAL CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
December 31, 2019
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	(Level 3)
Investments held in Trust Account	$248,988,147	$—	$—
Warrant liabilities	$—	$—	$32,502,650
Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels of the hierarchy for the six months ended June 30, 2020.
Note 9 — Stockholders’ Equity
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.
Common Stock — The Company is authorized to issue 400,000,000 shares of common stock with a par value of $0.0001 per share. Holders of shares of common stock are entitled to one vote for each share. At June 30, 2020 and December 31, 2019, there were 17,549,365 and 30,470,640 shares of common stock issued or outstanding, including an aggregate of 11,202,651 and 21,182,947 shares of common stock classified outside of subject to possible redemption, respectively.
Note 10 — Subsequent Events
As more fully described in Note 1 above, on July 2, 2020, the Company entered into a definitive agreement for a business combination with Velodyne Lidar, Inc. and on July 23, 2020, the Company filed the Second Extension Amendment to further extend the date by which the Company has to consummate a business combination from July 31, 2020 to October 31, 2020. In connection with the Second Extension, an aggregate 1,105 shares of our common stock was redeemed, and approximately $11,000 was withdrawn out of the trust account to pay for such redemption leaving approximately $117.1 million remaining in our trust account to consummate a business combination.
On August 5, 2020, the Company issued an unsecured convertible promissory note (the “Sponsor Convertible Note”) to the Sponsor, pursuant to which the Company may borrow up to $1,500,000 from the Sponsor for ongoing expenses reasonably related to the business of the Company and the consummation of its initial business combination. All unpaid principal under the Sponsor Convertible Note will be due and payable in full on the earlier of (i) October 31, 2020 and (ii) the effective date of its initial business combination (such earlier date, the “Maturity Date”). The Sponsor will have the option, at any time on or prior to the Maturity Date, to convert any amounts outstanding under the Sponsor Convertible Note into warrants to purchase shares of Company common stock, at a conversion price of $0.75 per warrant, with each warrant entitling the holder to purchase three-fourths (3/4) of one share of common stock at a price of $11.50 per share, subject to the same adjustments applicable to the private placement warrants sold concurrently with the Company’s initial public offering.
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued, and determined that there have been no other events that have occurred that would require adjustments to the disclosures in the financial statements.

GRAF INDUSTRIAL CORP.
INDEX TO FINANCIAL STATEMENTS
Page No.
Report of Independent Registered Public Accounting Firm	F-23
Financial Statements:
Balance Sheets as of December 31, 2019 and 2018	F-24
Statements of Operations for the year ended December 31, 2019 and for the period from June 26, 2018 (inception) through December 31, 2018	F-25
Statements of Changes in Stockholders’ Equity for the year ended December 31, 2019 and for the period from June 26, 2018 (inception) through December 31, 2018	F-26
Statements of Cash Flows for the year ended December 31, 2019 and for the period from June 26, 2018 (inception) through December 31, 2018	F-27
Notes to Financial Statements	F-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors of
Graf Industrial Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Graf Industrial Corp. (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2019 and for the period from June 26, 2018 (inception) to December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and 2018 and the results of its operations and its cash flows for the year ended December 31, 2019 and for the period from June 26, 2018 (inception) to December 31, 2018 in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company does not complete a business combination by April 18, 2020, then the Company will cease all operations except for the purpose of winding down and liquidating. This mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2018.
New York, New York
March 10, 2020

GRAF INDUSTRIAL CORP.
BALANCE SHEETS
	December 31,
	2019	2018
Assets:
Current assets:
Cash	$698,322	$1,440,897
Prepaid expenses	29,467	101,363
Total current assets	727,789	1,542,260
Investments held in Trust Account	248,988,147	244,890,301
Total Assets	$249,715,936	$246,432,561
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$28,004	$110,177
Accrued expenses	500	100,000
Franchise tax payable	200,000	103,013
Income tax payable	155,308	214,655
Warrant liabilities	32,502,650	15,136,749
Total current liabilities	32,886,462	15,664,594
Commitments and Contingencies
Common stock, $0.0001 par value; 21,182,947 and 22,576,796 shares subject to possible redemption at December 31, 2019 and 2018, respectively	211,829,470	225,767,960
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 9,287,693 and 7,893,844 shares issued and outstanding (excluding 21,182,947 and 22,576,796 shares subject to possible redemption) at December 31, 2019 and 2018, respectively	929	789
Additional paid-in capital	14,846,199	923,412
Retained earnings (accumulated deficit)	(9,847,124)	4,075,806
Total stockholders’ equity	5,000,004	5,000,007
Total Liabilities and Stockholders’ Equity	$249,715,936	$246,432,561
The accompanying notes are an integral part of these financial statements.

GRAF INDUSTRIAL CORP.
 STATEMENTS OF OPERATIONS
	For The Year Ended December 31, 2019	For the period from June 26, 2018 (inception) through December 31, 2018
Operating expenses:
General and administrative costs	$617,187	$179,880
Franchise tax expense	100,350	103,013
Loss from operations	(717,537)	(282,893)
Other income (expenses):
Investment income on Trust Account	5,239,790	1,125,181
Change in fair value of warrant liability	(17,365,901)	3,448,173
Total other income (expenses)	(12,126,111)	4,573,354
Loss before income tax expense	(12,843,648)	4,290,461
Income tax expense	1,079,282	214,655
Net income (loss)	$(13,922,930)	$4,075,806
Weighted average shares outstanding of Public Shares	24,376,512	24,201,371
Basic and diluted net income per share, Public Shares	$0.17	$0.03
Weighted average shares outstanding of Founder Shares	6,094,128	6,094,128
Basic and diluted net income (loss) per share, Founder Shares	$(2.94)	$0.54
The accompanying notes are an integral part of these financial statements.

GRAF INDUSTRIAL CORP.
 STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
	Common Stock		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
	Shares	Amount
Balance – June 26, 2018 (inception)	—	$—	$—	$—	$—
Issuance of common stock to Sponsor	6,468,750	646	24,354	—	25,000
Sale of common stock in initial public offering	24,376,512	2,438	232,253,062	—	232,255,500
Offering costs	—	—	(5,588,339)	—	(5,588,339)
Common stock forfeited by Sponsor	(374,622)	(37)	37	—	—
Shares subject to possible redemption	(22,576,796)	(2,258)	(225,765,702)	—	(225,767,960)
Net income	—	—	—	4,075,806	4,075,806
Balance – December 31, 2018	7,893,844	$789	$923,412	$4,075,806	$5,000,007
Additional offering costs	—	—	(15,564)	—	(15,564)
Shares subject to possible redemption	1,393,849	140	13,938,351	—	13,938,491
Net loss	—	—	—	(13,922,930)	(13,922,930)
Balance – December 31, 2019	9,287,693	$929	$14,846,199	$(9,847,124)	$5,000,004
The accompanying notes are an integral part of these financial statements.

GRAF INDUSTRIAL CORP.
 STATEMENTS OF CASH FLOWS
	For The Year Ended December 31, 2019	For the period from June 26, 2018 (inception) through December 31, 2018
Cash Flows from Operating Activities:
Net income (loss)	$(13,922,930)	$4,075,806
Adjustments to reconcile net loss to net cash used in operating activities:
Income earned on investments held in Trust Account	(5,239,790)	(1,125,181)
Change in fair value of warrant liability	17,365,901	(3,448,173)
General and administrative costs paid by Sponsor in exchange for issuance of common stock	—	8,500
Changes in operating assets and liabilities:
Prepaid expenses	71,896	(101,363)
Accounts payable	(82,173)	61,390
Accrued expenses	(14,500)	15,000
Franchise tax payable	96,987	103,013
Income tax payable	(59,347)	214,655
Net cash used in operating activities	(1,783,956)	(196,353)
Cash Flows from Investing Activities:
Investment income released from Trust Account	1,141,945	—
Cash deposited in Trust Account	—	(243,765,120)
Net cash provided by (used in) investing activities	1,141,945	(243,765,120)
Cash Flows from Financing Activities:
Proceeds from note payable from related parties	—	130,100
Repayment of note payable and advances from related parties	—	(130,100)
Proceeds received from initial public offering of common stock and warrant liability	—	243,765,120
Payment of offering costs	(100,564)	(5,438,052)
Proceeds received from issuance of warrant liability in private placement	—	7,075,302
Net cash provided by (used in) financing activities	(100,564)	245,402,370
Net (decrease) increase in cash	(742,575)	1,440,897
Cash – beginning of the period	1,440,897	—
Cash – end of the period	$698,322	$1,440,897
Supplemental disclosure of noncash activities:
Change in value of common stock subject to possible redemption	$(13,938,491)	$225,767,960
Deferred offering costs paid by Sponsor in exchange for issuance of common stock	$—	$16,500
Deferred offering costs included in accounts payable	$—	$48,787
Deferred offering costs included in accrued expenses	$—	$85,000
Supplemental cash flow disclosure:
Cash paid for income taxes	$1,138,630	$—
The accompanying notes are an integral part of these financial statements.

GRAF INDUSTRIAL CORP.
NOTES TO FINANCIAL STATEMENTS
Note 1  —  Description of Organization, Business Operations and Basis of Presentation
Graf Industrial Corp. (the “Company”) is a blank check company incorporated in Delaware on June 26, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of December 31, 2019, the Company had not commenced any operations. All activity up to December 31, 2019 related to the Company’s formation and preparation for the initial public offering (the “Initial Public Offering”), and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Initial Public Offering was declared effective on October 15, 2018. On October 18, 2018, the Company consummated the Initial Public Offering of 22,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units offered, the “Public Shares”), generating gross proceeds of $225 million, and incurred underwriting commissions of $4.5 million. On October 25, 2018, the Company consummated the closing of the sale of 1,876,512 additional Units upon receiving notice of the underwriters’ election to partially exercise their overallotment option (the “Over-allotment”), generating additional gross proceeds of approximately $18.8 million, and incurred additional underwriting commissions of approximately $0.4 million (Note 3).
Simultaneously with the closing of the Initial Public Offering and the Over-allotment, the Company consummated the private placement (“Private Placement”) of 14,150,605 warrants (the “Private Placement Warrants”) at a price of $0.50 per Private Placement Warrant, with the Sponsor, generating gross proceeds of approximately $7.08 million (Note 4).
Upon the closing of the Initial Public Offering, the Over-allotment and the Private Placement, approximately $243.8 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and Private Placement Warrants in the Private Placement was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Trust Account”). The proceeds held in the Trust Account were invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination, (ii) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”) to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 18 months from the closing of its Initial Public Offering or to provide for redemption in connection with a Business Combination and (iii) the redemption of the Company’s Public Shares if the Company is unable to complete a Business Combination within 18 months from the closing of its Initial Public Offering, subject to applicable law.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, the Over-allotment and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business

GRAF INDUSTRIAL CORP.
NOTES TO FINANCIAL STATEMENTS
Combination successfully. New York Stock Exchange (“NYSE”) rules require that the initial Business Combination must occur with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting commissions). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption were recorded at a redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001. If the Company seeks stockholder approval of a Business Combination, it will be proceeded with the Business Combination if a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to the Second Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor, officers and directors have agreed to vote their Founder Shares (as defined below in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.
The Sponsor and the Company’s officers and directors have agreed (a) to waive their redemption rights with respect to their Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Second Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or to provide for redemption in connection with a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 18 months from the closing of the Initial Public Offering (by April 18, 2020) (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as

GRAF INDUSTRIAL CORP.
NOTES TO FINANCIAL STATEMENTS
reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor and the Company’s officers and directors have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the officers, directors, the Sponsor or any of its members or their affiliates acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. Pursuant to the terms of the business combination marketing agreement (see Note 6), no fee will be payable if the Company does not complete a Business Combination. In the event that the Company does not complete a Business Combination and subsequently liquidates, the amount of such fee will be included with the funds held in the trust account that will be available to fund the redemption of Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to indemnify the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of  (i) $10.00 per Public Share or (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies

GRAF INDUSTRIAL CORP.
NOTES TO FINANCIAL STATEMENTS
that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Going Concern
As of December 31, 2019, the Company had approximately $698,000 outside of the Trust Account, approximately $5.2 million of investment income available in the Trust Account to pay for franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), and a working capital surplus of approximately $699,000 (excluding warrant liability and tax obligations).
Through December 31, 2019, the Company’s liquidity needs have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares (Note 5) to the Sponsor, $130,100 in loans and advances from the Sponsor and officer, the net proceeds from the consummation of the Private Placement not held in the Trust Account, and investment income released from Trust Account of approximately $1.1 million since inception for tax obligations. The Company repaid the loans and the advances to the Sponsor and officer in full on October 18, 2018.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide Working Capital Loans (as defined in Note 5) to the Company. To date, the Company has no borrowings under the Working Capital Loans.
In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after April 18, 2020.
Note 2  —  Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

GRAF INDUSTRIAL CORP.
NOTES TO FINANCIAL STATEMENTS
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Common Stock Subject to Possible Redemption
As discussed in Note 1, all of the 24,376,512 Public Shares may be redeemed under certain circumstances. Redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity, excluding ordinary liquidation events, which involve the redemption and liquidation of all of the company’s equity instruments. Although the Company did not specify a maximum redemption threshold, the Second Amended and Restated Certificate of Incorporation provides that in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against additional paid-in capital. Accordingly, at December 31, 2019 and 2018, 21,182,947 and 22,576,796 Public Shares were classified outside of permanent equity, respectively.
Net Income (Loss) Per Common Share
Net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering (including the consummation of the Over-allotment) (the “Public Warrants”) and Private Placement to purchase an aggregate of 19,263,558 shares of the Company’s common stock in the calculation of diluted income per share, because their inclusion would be anti-dilutive under the treasury stock method.
The Company’s statements of operations include a presentation of loss per share for common stock subject to redemption in a manner similar to the two class method of income per share. Net income per share, basic and diluted for Public Shares for the year ended December 31, 2019 and for the period from June 26, 2018 (inception) through December 31, 2018 are calculated by dividing the investment income earned on the Trust Account of $5,239,790 and $1,125,181, respectively, net of applicable taxes and funds available to be withdrawn from the Trust Account of $1,179,632 and $317,669, resulting in a total of $4,060,158 and $807,512, respectively, by the weighted average number of Public Shares outstanding for the periods.
Net loss per share, basic and diluted for Founder Shares (as defined in Note 5) for the year ended December 31, 2019 and for the period from June 26, 2018 (inception) through December 31, 2018 are calculated by dividing the net income, less income attributable to Public Shares, respectively, by the weighted average number of Founder Shares outstanding for the periods. The net income, less income attributable to Public Shares, are calculated by adding the change in fair value of the warrant liability of $17,365,901 and $3,448,173, respectively and general and administration expenses of $717,537 and $282,893, respectively, less franchise tax expenses of $100,350 and $103,013, respectively which resulted in a net loss of $17,983,088 and a net income of $3,268,294, respectively for the year ended December 31, 2019 and for the period from June 26, 2018 (inception) through December 31, 2018.
Income Taxes
Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply

GRAF INDUSTRIAL CORP.
NOTES TO FINANCIAL STATEMENTS
to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2019 and 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to credit risk consist principally of cash and investments held in Trust Account. Cash is maintained in accounts with financial institutions, which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on its cash accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant. The Company’s investments held in Trust Account consists entirely of U.S government securities with an original maturity of 180 days or less.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of December 31, 2019 and 2018, the carrying values of cash, accounts payable, accrued expenses, franchise tax payable and income tax payable approximate their fair values due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 180 days or less and are recognized at fair value. The fair value of investments held in Trust Account is determined using quoted prices in active markets. The warrant liability is recognized at fair value.
Warrant Liability
The Company accounts for certain common stock warrants outstanding as a liability at fair value and adjusts the instruments to fair value at each reporting period. This liability is subject to re-measurement at

GRAF INDUSTRIAL CORP.
NOTES TO FINANCIAL STATEMENTS
each balance sheet date until 15 months from the closing of the Initial Public Offering (or January 18, 2020), and any change in fair value is recognized in the Company’s statements of operations. The fair value of the warrant liability is a Level 3 measurement and is estimated using a binomial Monte-Carlo options pricing model, at each measurement date.
Recent Accounting Pronouncements
In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its financial statements and related disclosures.
Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.
Note 3  —  Initial Public Offering
The Company sold an aggregate of 24,376,512 Units, including 1,876,512 Units upon the underwriters’ election to partially exercise the Over-allotment, at a price of $10.00 per Unit in the Initial Public Offering. Each Unit consists of one share of common stock and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one-half of one share of common stock at a price of  $11.50 per share, provided that if the Company has not consummated a Business Combination within 15 months from the closing of the Initial Public Offering, each Public Warrant will entitle the holder thereof to purchase three-quarters of one share of common stock at a price of  $11.50 per share (such adjustment from one-half of one share to three-quarters of one share, the “Warrant Adjustment Provision”), subject to adjustment in either case (see Note 7). The Private Placement Warrants and the Public Warrants were classified as a liability at issuance due to this potential adjustment to the settlement amount.
Note 4  —  Private Placement
Concurrently with the closing of the Initial Public Offering and the Over-allotment, the Sponsor purchased an aggregate of 14,150,605 Private Placement Warrants at a price of $0.50 per Private Placement Warrant, for an aggregate purchase price of approximately $7.08 million. Each Private Placement Warrant has the same terms as the Public Warrants. A portion of the net proceeds from the sale of the Private Placement Warrants was added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants and all underlying securities will expire worthless. The Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants until the date that is 30 days after the completion of a Business Combination.
Note 5  —  Related Party Transactions
Founder Shares
On June 26, 2018, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of the Company’s common stock for an aggregate price of $25,000. On September 13, 2018, the Sponsor returned to the Company, at no cost, 2,156,250 shares of common stock, which the Company cancelled, resulting in the Sponsor holding 6,468,750 Founder Shares. On October 9, 2018, the Sponsor transferred 25,000 Founder

GRAF INDUSTRIAL CORP.
NOTES TO FINANCIAL STATEMENTS
Shares at the same per-share price paid by the Sponsor to each of Keith Abell and Sabrina McKee, two of the Company’s directors (then director-nominees), resulting in the Sponsor holding 6,418,750 Founder Shares.
The Founder Shares included an aggregate of up to 843,750 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On October 25, 2018, the underwriters partially exercised their over-allotment option; thus, an aggregate of 374,622 Founder Shares were forfeited.
The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Related Party Loans
During the period from June 26, 2018 (inception) through December 31, 2018, the Sponsor had loaned the Company an aggregate of $130,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”) and James A. Graf had advanced the Company $100 in connection with the initial establishment of a bank account. The Promissory Note and the advance from James A. Graf were non-interest bearing. The Company repaid the Promissory Note and the advances to James A. Graf on October 18, 2018.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into additional warrants at a price of $0.50 (or $0.75 if the Company has not consummated a Business Combination within 15 months from the closing of the Initial Public Offering) per warrant. To date, the Company has no borrowings under the Working Capital Loans.
Administrative Support Agreement
The Company entered into an agreement commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to reimburse an affiliate of its Sponsor up to $5,000 per month for office space, utilities and secretarial and administrative support on an at-cost basis to the extent such office space, utilities and support is not contracted with the Company directly.
The Company recorded and paid approximately $10,000 and $2,000 in expenses in connection with such agreement on the accompanying Statements of Operations for the year ended December 31, 2019 and for the period from June 26, 2018 (inception) through December 31, 2018, respectively.

GRAF INDUSTRIAL CORP.
NOTES TO FINANCIAL STATEMENTS
Note 6  —  Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Warrants (and any shares of common stock issuable upon the exercise of the Private Placement Warrants), and securities that may be issued upon conversion of Working Capital Loans are entitled to registration rights pursuant to a registration rights agreement signed prior to the effective date of Initial Public Offering, requiring the Company to register such securities for resale. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of the prospectus relating to the Initial Public Offering to purchase up to 3,375,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters partially exercised this option on October 25, 2018 to purchase 1,876,512 additional Units.
The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or approximately $4.88 million in the aggregate, which was paid upon the closing of the Initial Public Offering.
Business Combination Marketing Agreement
The Company has engaged EarlyBirdCapital and Oppenheimer & Co. Inc. as advisors in connection with the Business Combination. The Company will pay EarlyBirdCapital and Oppenheimer & Co. Inc. for such services upon the consummation of the Business Combination (i) a cash fee in an amount equal to 3.5% of the gross proceeds of the Initial Public Offering (exclusive of any applicable finders’ fees which might become payable) an amount equal to up to 40% of which may, in the Company’s discretion, be allocated by the Company to other FINRA members, plus (ii) 150,000 shares of common stock to be issued to EarlyBirdCapital and/or its designees. EarlyBirdCapital and/or its designees will be entitled to registration rights requiring the Company to register such shares for resale. The Company has agreed to use its best efforts to effect such registration in connection with the consummation of the Business Combination or, if not then reasonably practicable, to use the Company’s best efforts to file a registration statement covering such shares within 15 days of the closing of the Business Combination. Pursuant to the terms of the business combination marketing agreement, no fee will be due if the Company does not complete a Business Combination. This fee is an unrecognized contingent liability, as closing of a potential Business Combination was not considered probable as of December 31, 2019.
Note 7  —  Warrant Liability
The Company has outstanding warrants to purchase an aggregate of 19,263,558 shares of the Company’s common stock issued in connection with the Initial Public Offering and the Private Placement (including warrants issued in connection with the consummation of the Over-allotment). The Private Placement Warrants and the Public Warrants were classified as a liability at issuance due to the potential of there being adjustments to the settlement amount of such warrants due to the Warrant Adjustment Provision. As of December 31, 2019, the Company’s management deemed that it was highly probable that the Warrant Adjustment Provision would come into effect. The shares of common stock underlying the Company’s warrants increased by 9,631,779 shares on January 18, 2020, totaling 28,895,338.

GRAF INDUSTRIAL CORP.
NOTES TO FINANCIAL STATEMENTS
The Public Warrants may only be exercised for a whole number of shares. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption; and

•
if, and only if, the reported last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrantholders.

If, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.
The Private Placement Warrants are identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the common stock issuable upon the exercise of the Private Placement Warrants are not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. The Private Placement Warrants are redeemable by the Company on the same basis as the Public Warrants.
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution

GRAF INDUSTRIAL CORP.
NOTES TO FINANCIAL STATEMENTS
from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
The Company utilizes a binomial Monte-Carlo options pricing model to value the warrants at each reporting period, with changes in fair value recognized in the Statements of Operations. As such, the Company recorded $18,584,922 of warrant liabilities upon issuance as of October 18, 2018.
For the year ended December 31, 2019 and for the period from June 26, 2018 (inception) through December 31, 2018, the Company recorded a change in the fair value of the warrant liabilities in the amount of approximately $17.4 million and $3.4 million on the Statements of Operations, resulting in warrant liabilities of $32,502,650 and $15,136,749 as of December 31, 2019 and 2018 on the balance sheets, respectively.
The change in fair value of the warrant liabilities is summarized as follows:
Warrant liabilities at June 26, 2018 (inception)	$—
Issuance of Public and Private Warrants	18,584,922
Change in fair value of warrant liabilities	(3,448,173)
Warrant liabilities at December 31, 2018	$15,136,749
Change in fair value of warrant liabilibites	17,365,901
Warrant liabilities at December 31, 2019	$32,502,650
The estimated fair value of the warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.
The following table provides quantitative information regarding Level 3 fair value measurements as of December 31, 2019, and 2018 and at issuance:
	At issuance	As of December 31, 2018	As of December 31, 2019
Exercise price	$11.50	$11.50	$11.50
Unit price	$10.00	$9.60	$10.19
Volatility	50.0%	60%	60%
Probability of completing a Business Combination	87.8%	86%	87%
Expected life of the options to convert	6.17	5.97	4.97
Risk-free rate	3.11%	2.55%	1.69%
Dividend yield	0.0%	0.0%	0.0%
Discount for lack of marketability(1)	15.0%	15.0%	10.0%

(1)
The discount for lack of marketability relates only to the Private Placement Warrants.

Note 8  —  Fair Value Measurements
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2019 and 2018 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

GRAF INDUSTRIAL CORP.
NOTES TO FINANCIAL STATEMENTS
December 31, 2019
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account	$248,988,147	$—	$—
Warrant liabilities	$—	$—	$32,502,650
December 31, 2018
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account	$244,890,301	$—	$—
Warrant liabilities	$—	$—	$15,136,749
Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels of the hierarchy for year ended December 31, 2019 and for the period from June 26, 2018 (inception) through December 31, 2018.
Note 9  —  Stockholders’ Equity
Preferred Stock  —  The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2019 and 2018, there were no shares of preferred stock issued or outstanding.
Common Stock  —  The Company is authorized to issue 400,000,000 shares of common stock with a par value of $0.0001 per share. Holders of shares of common stock are entitled to one vote for each share. At December 31, 2019 and 2018, there were 30,470,640 shares of common stock issued or outstanding, including an aggregate of 21,182,947 and 22,576,796 shares of common stock classified outside of subject to possible redemption, respectively.
Note 10  —  Income Taxes
The income tax provision consists of the following:
	For The Year Ended December 31, 2019	For the period from June 26, 2018 (inception) through December 31, 2018
Current
Federal	$1,079,282	$214,655
State	—	—
Deferred
Federal	129,196	37,594
State	—	—
Valuation allowance	(129,196)	(37,594)
Income tax provision	$1,079,282	$214,655

GRAF INDUSTRIAL CORP.
NOTES TO FINANCIAL STATEMENTS
The Company’s net deferred tax assets are as follows:
	December 31,
	2019	2018
Deferred tax assets:
StartUp/Organization Costs	$166,790	$37,594
Total deferred tax assets	166,790	37,594
Valuation allowance	(166,790)	(37,594)
Deferred tax asset, net of allowance	$—	$—
In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2019 and for the period from June 26, 2018 (inception) through December 31, 2018, the valuation allowance was approximately $167,000 and $38,000, respectively.
A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate is as follows:
	December 31,
	2019	2018
Statutory Federal income tax rate	21.0%	21.0%
Meals & entertainment	(0.0)%	0.0%
Change in fair value of warrant liabilities	(28.4)%	(16.9)%
Change in Valuation Allowance	(1.0)%	0.9%
Income Taxes Provision (Benefit)	(8.4)%	5.0%
Note 11  —  Subsequent Events
On January 18, 2020, the Warrant Adjustment Provision came into effect, and the warrants were no longer classified as a liability. As a result, the shares of common stock underlying the Company’s warrants increased by 9,631,779 shares, totaling 28,895,338.

VELODYNE LIDAR, INC. AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors
Velodyne Lidar, Inc.:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Velodyne Lidar, Inc. and subsidiaries (the Company) as of December 31, 2018 and 2019, the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2019, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ KPMG LLP
We have served as the Company’s auditor since 2015.
Santa Clara, California
April 15, 2020

VELODYNE LIDAR, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share and per share data)
	December 31,		June 30, 2020
	2018	2019
			(unaudited)
Assets
Current assets:
Cash and cash equivalents	$23,904	$60,004	$36,629
Short-term investments	35,487	2,199	—
Accounts receivable, net	21,545	11,863	35,268
Inventories, net	9,384	14,987	17,556
Notes receivable from stockholders	3,512	—	—
Prepaid and other current assets	7,411	12,918	19,921
Total current assets	101,243	101,971	109,374
Property, plant and equipment, net	28,926	26,278	19,191
Goodwill	—	1,189	1,189
Intangible assets, net	—	982	820
Contract assets	—	—	5,626
Other assets	11,591	5,755	727
Total assets	$141,760	$136,175	$136,927
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,089	$6,923	$7,539
Accrued expense and other current liabilities	17,443	31,160	23,816
Contract liabilities	20,359	18,261	15,502
Total current liabilities	44,891	56,344	46,857
Long-term tax liabilities	1,580	1,360	596
Other long-term liabilities	1,674	2,225	26,299
Total liabilities	48,145	59,929	73,752
Commitments and contingencies (Note 13)
Stockholders’ equity:
Series A convertible preferred stock, $0.0001 par value; 8,772,852 shares authorized, issued and outstanding as of December 31, 2018, December 31, 2019 and June 30, 2020	1	1	1
Series B convertible preferred stock, $0.0001 par value; 2,750,880, 1,375,440 and 1,375,440 shares authorized as of December 31, 2018, December 31, 2019 and June 30, 2020, respectively, 1,375,440 shares issued and outstanding as of December 31, 2018, December 31, 2019 and June 30, 2020	—	—	—
Series B-1 convertible preferred stock, $0.0001 par value; 4,126,320 shares authorized, zero, 1,375,440 and 1,925,616 shares issued and outstanding as of December 31, 2018, December 31, 2019 and June 30, 2020, respectively	—	—	—
Common stock, $0.0001 par value; 58,000,000, 67,000,000 and 67,000,000 shares authorized as of December 31, 2018, December 31, 2019 and June 30, 2020, respectively; 34,252,578 shares issued and outstanding as of December 31, 2018, December 31, 2019 and June 30, 2020	3	3	3
Additional paid-in capital	190,549	240,474	260,549
Accumulated other comprehensive loss	(148)	(216)	(250)
Accumulated deficit	(96,790)	(164,016)	(197,128)
Total stockholders’ equity	93,615	76,246	63,175
Total liabilities and stockholders’ equity	$141,760	$136,175	$136,927
See accompanying notes to consolidated financial statements.

VELODYNE LIDAR, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except share and per share data)
	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
				(unaudited)
Revenue	$182,090	$142,946	$101,398	$68,909	$45,417
Cost of revenue	101,713	112,066	71,630	38,272	29,929
Gross profit	80,377	30,880	29,768	30,637	15,488
Operating expenses:
Research and development	31,610	51,993	56,850	25,690	29,118
Sales and marketing	13,956	22,137	21,873	10,819	8,672
General and administrative	9,978	12,902	20,058	6,489	16,363
Restructuring	—	—	—	—	1,043
Total operating expenses	55,544	87,032	98,781	42,998	55,196
Operating income (loss)	24,833	(56,152)	(69,013)	(12,361)	(39,708)
Interest income	489	630	1,146	755	117
Interest expense	—	(14)	(77)	(27)	(38)
Other income (expense), net	249	(136)	35	27	(143)
Income (loss) before income taxes	25,571	(55,672)	(67,909)	(11,606)	(39,772)
Provision for (benefit from) income taxes	9,810	6,628	(683)	52	(6,660)
Net income (loss)	$15,761	$(62,300)	$(67,226)	$(11,658)	$(33,112)
Net income (loss) attributable to common stockholders:
Basic	$12,139	$(62,300)	$(67,226)	$(11,658)	$(33,112)
Diluted	$12,328	$(62,300)	$(67,226)	$(11,658)	$(33,112)
Net income (loss) per share attributable to common stockholders:
Basic	$0.35	$(1.82)	$(1.96)	$(0.34)	$(0.97)
Diluted	$0.34	$(1.82)	$(1.96)	$(0.34)	$(0.97)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders
Basic	34,325,728	34,320,311	34,252,578	34,252,578	34,252,578
Diluted	36,779,701	34,320,311	34,252,578	34,252,578	34,252,578
See accompanying notes to consolidated financial statements.

VELODYNE LIDAR, INC. AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income (Loss)
(In thousands)
	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
				(unaudited)
Net income (loss)	$15,761	$(62,300)	$(67,226)	$(11,658)	$(33,112)
Other comprehensive income (loss), net of tax:
Changes in unrealized gain on available for sale securities	66	10	17	22	—
Foreign currency translation adjustments	(1)	(128)	(85)	(59)	(34)
Total other comprehensive income (loss), net of tax	65	(118)	(68)	(37)	(34)
Comprehensive income (loss)	$15,826	$(62,418)	$(67,294)	$(11,695)	$(33,146)
See accompanying notes to consolidated financial statements.

VELODYNE LIDAR, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity
(In thousands, except share and per share data)
	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Series B-1 Convertible Preferred Stock		Common Stock		Additional Paid in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2016	8,772,852	$1	—	$—	—	$—	34,325,728	$3	$143,291	$(95)	$(47,781)	$95,419
Share-based compensation	—	—	—	—	—	—	—	—	234	—	—	234
Other comprehensive income, net of tax	—	—	—	—	—	—	—	—	—	65	—	65
Net income	—	—	—	—	—	—	—	—	—	—	15,761	15,761
Balance at December 31, 2017	8,772,852	1	—	—	—	—	34,325,728	3	143,525	(30)	(32,020)	111,479
Issuance of Series B convertible preferred stock at $36.3520 per share on September 4, 2018, net of issuance cost of $3,182	—	—	1,375,440	—	—	—	—	—	46,817	—	—	46,817
Repurchase of common stock	—	—	—	—	—	—	(73,150)	—	—	—	(2,659)	(2,659)
Share-based compensation	—	—	—	—	—	—	—	—	207	—	—	207
Other comprehensive loss, net of tax	—	—	—	—	—	—	—	—	—	(118)	—	(118)
Cumulative effect of changes in accounting policy	—	—	—	—	—	—	—	—	—	—	189	189
Net loss	—	—	—	—	—	—	—	—	—	—	(62,300)	(62,300)
Balance at December 31, 2018	8,772,852	1	1,375,440	—	—	—	34,252,578	3	190,549	(148)	(96,790)	93,615
Issuance of Series B-1 convertible preferred stock at $36.3520 per share on October 26, 2019, net of issuance cost of $210	—	—	—	—	1,375,440	—	—	—	49,790	—	—	49,790
Share-based compensation	—	—	—	—	—	—	—	—	135	—	—	135
Other comprehensive loss, net of tax	—	—	—	—	—	—	—	—	—	(68)	—	(68)
Net loss	—	—	—	—	—	—	—	—	—	—	(67,226)	(67,226)
Balance at December 31, 2019	8,772,852	$1	1,375,440	$—	1,375,440	$—	34,252,578	$3	$240,474	$(216)	$(164,016)	$76,246
See accompanying notes to consolidated financial statements.

VELODYNE LIDAR, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity
(In thousands, except share and per share data)
	Six Months Ended June 30, 2019 (unaudited)
	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Series B-1 Convertible Preferred Stock		Common Stock		Additional Paid in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2018	8,772,852	1	1,375,440	—	—	—	34,252,578	3	190,549	(148)	(96,790)	93,615
Share-based compensation	—	—	—	—	—	—	—	—	86	—	—	86
Other comprehensive loss, net of tax	—	—	—	—	—	—	—	—	—	(37)	—	(37)
Net loss	—	—	—	—	—	—	—	—	—	—	(11,658)	(11,658)
Balance at June 30, 2019	8,772,852	$1	1,375,440	$—	—	$—	34,252,578	$3	$190,635	$(185)	$(108,448)	$82,006

	Six Months Ended June 30, 2020 (unaudited)
	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Series B-1 Convertible Preferred Stock		Common Stock		Additional Paid in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2019	8,772,852	$1	1,375,440	$—	1,375,440	$—	34,252,578	$3	$240,474	$(216)	$(164,016)	$76,246
Issuance of Series B-1 convertible preferred stock at $36.3520 per share on April 1, 2020, net of issuance cost of $81	—	—	—	—	550,176	—	—	—	19,919	—	—	19,919
Share-based compensation	—	—	—	—	—	—	—	—	156	—	—	156
Other comprehensive loss, net of tax	—	—	—	—	—	—	—	—	—	(34)	—	(34)
Net loss	—	—	—	—	—	—	—	—	—	—	(33,112)	(33,112)
Balance at June 30, 2020	8,772,852	$1	1,375,440	$—	1,925,616	$—	34,252,578	$3	$260,549	$(250)	$(197,128)	$63,175
See accompanying notes to consolidated financial statements.

VELODYNE LIDAR, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
				(unaudited)
Cash flows from operating activities:
Net income (loss)	$15,761	$(62,300)	$(67,226)	$(11,658)	$(33,112)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	3,325	6,791	7,993	3,695	4,251
Stock-based compensation	234	207	135	86	156
Provision for doubtful accounts	296	77	110	344	509
Deferred income taxes	1,022	5,845	(1,941)	—	—
Other	221	(65)	(358)	(336)	70
Changes in operating assets and liabilities:
Accounts receivable, net	(15,116)	2,446	9,573	3,811	(23,914)
Inventories, net	(32,713)	21,280	(850)	386	2,195
Prepaid and other current assets	(3,370)	(1,325)	(3,602)	(470)	2,939
Contract assets	—	(38)	38	38	(8,439)
Other assets	(1,251)	(939)	1,080	492	264
Accounts payable	7,519	(4,391)	(45)	1,377	645
Accrued expenses and other liabilities	16,472	(2,356)	13,609	(62)	(9,506)
Contract liabilities	(4,984)	4,265	(1,746)	60	11,397
Net cash provided by (used in) operating activities	(12,584)	(30,503)	(43,230)	(2,237)	(52,545)
Cash flows from investing activities:
Purchase of property, plant and equipment	(18,140)	(6,886)	(5,225)	(3,171)	(1,723)
Proceeds from sales of short-term investments	21,066	7,993	8,903	1,500	—
Proceeds from maturities of short-term investments	24,900	12,777	53,650	31,150	2,200
Purchase of short-term investments	—	(35,331)	(28,823)	(23,436)	—
Considerations paid for acquisition	—	—	(2,473)	—	—
Proceeds from repayment of stockholder notes	—	—	3,512	—	—
Proceeds from cancellation of (investment in) corporate- owned life insurance policies	(2,069)	2,064	—	—	—
Net cash provided by (used in) investing activities	25,757	(19,383)	29,544	6,043	477
Cash flows from financing activities:
Proceeds from issuance of preferred stock, net of issuance costs	—	46,658	49,790	—	19,919
Repurchase of common stock	—	(2,500)	—	—	—
Payment of deferred stock issuance costs	—	—	—	—	(1,196)
Proceeds from notes payable	—	—	—	—	10,000
Net cash provided by (used in) financing activities	—	44,158	49,790	—	28,723
Effect of exchange rate fluctuations on cash and cash equivalents	(1)	(128)	(4)	(59)	(30)
Net increase (decrease) in cash and cash equivalents	13,172	(5,856)	36,100	3,747	(23,375)
Beginning cash and cash equivalents	16,588	29,760	23,904	23,904	60,004
Ending cash and cash equivalents	$29,760	$23,904	$60,004	$27,651	$36,629
Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$14	$77	$27	$38
Cash paid for (received from) income taxes, net	8,450	2,412	545	324	(7,811)
Supplemental disclosure of noncash investing and financing activities:
Changes in accrued purchases of property, plant and equipment	$478	$(417)	$(115)	$879	$97
Assets held for sale reclassification	—	—	—	—	4,746
Accrued stock issuance costs	—	—	—	—	1,186
See accompanying notes to consolidated financial statements.

VELODYNE LIDAR, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Note 1.   Description of Business and Summary of Significant Accounting Policies
Description of Business
Velodyne Lidar, Inc. (the Company) provides smart vision solutions that are advancing the development of safe automated systems throughout the world. The Company’s technology, which is used in various automotive and non-automotive applications, is empowering the autonomous revolution by allowing machines to see their surroundings in real-time and in 3D. The Company began developing its lidar in 2005 as a division of Velodyne Acoustics, Inc. (Velodyne Acoustics). In December 2015, the Company was incorporated as the holding company for Velodyne Acoustics. All of the assets and operations related to its lidar business were assigned to the Company, and the Company distributed its interest in Velodyne Acoustics to certain stockholders in a spin-off transaction in August 2016. The results of the acoustics business have been excluded from the Company’s results of operations for all reported periods. Furthermore, the assets and liabilities of the acoustics business were removed from the Company’s consolidated balance sheets upon the spin-off transaction in August 2016.
Basis of Presentation and Liquidity
The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The condensed consolidated financial statements include the accounts of the Company’s wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
The Company has funded its operations primarily through preferred stock offerings and sales to customers. As of June 30, 2020, the Company’s existing sources of liquidity included cash, cash equivalents, and available borrowing capacity of $25.0 million under the revolving credit facility. The Company has incurred losses and negative cash flows from operations. If the Company incurs additional losses in the future, it may need to raise additional capital through issuances of equity and debt. However, management believes that the Company’s existing sources of liquidity are adequate to fund its operations for at least one year from the date the unaudited interim condensed consolidated financial statements were available for issuance.
Concentration of Risk
Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, short-term investments, and accounts receivable. The Company maintains its cash and cash equivalents, and short-term investments with high-quality financial institutes with investment-grade ratings. A majority of the cash balances are with U.S. banks and are insured to the extent defined by the Federal Deposit Insurance Corporation (FDIC).
The Company’s accounts receivable are derived from customers located both inside and outside the U.S. The Company mitigates its credit risks by performing ongoing credit evaluations of its customers’ financial conditions and requires customer advance payments in certain circumstances. The Company generally does not require collateral.
The Company’s concentration of risk related to accounts receivable and accounts payable was as follows:
	December 31,		June 30, 2020
	2018	2019
			(unaudited)
Number of customers accounted for 10% or more of accounts receivable	2	3	1
Number of vendors accounted for 10% or more of accounts payable	1	2	2

One customer accounted for 72% of the Company’s accounts receivable as of June 30, 2020. The Company collected the outstanding receivable in July 2020. One vendor accounted for 36% of accounts payable as of December 31, 2019.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include standalone selling price (SSP) for each distinct performance obligation in its customer contracts, total estimated costs and related progress towards complete satisfaction of performance obligation in certain services arrangements, allowances for doubtful accounts, inventory reserves, warranty reserves, valuation allowance for deferred tax assets, stock-based compensation including the fair value of the Company’s common stock, useful lives of property, plant, and equipment and intangible assets, income tax uncertainties, and other loss contingencies. The Company bases its estimates on historical experience and also on assumptions that it believes are reasonable. Actual results could differ from those estimates, and such differences could be material to the Company’s consolidated financial condition and results of operations.
Reclassification
Certain prior year balance sheet amounts have been reclassified to conform with current year presentation.
Cash Equivalents and Short-Term Investments
The Company considers all highly liquid investments with original maturity of three months or less at date of purchase to be cash equivalents. Cash equivalents were $16.3 million, $44.7 million and $15.1 million as of December 31, 2018, December 31, 2019 and June 30, 2020 (unaudited), respectively.
Short-term investments generally consist of commercial paper, corporate debt securities, U.S. government and agency securities, and asset backed securities. They are classified as available-for-sale securities and are recognized at fair value. Unrealized gains and losses, net of tax, are reported as a separate component of accumulated other comprehensive loss within the stockholders’ equity. Unrealized gains and losses on the Company’s short-term investments were not significant as of December 31, 2018, December 31, 2019 and June 30, 2020 (unaudited) and therefore, the amortized cost of the Company’s short-term investments approximated their fair value.
Accounts Receivable
Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Accounts receivable are reduced by an allowance for doubtful accounts, which is the Company’s best estimate of the amount of credit losses inherent in its existing accounts receivable. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and customers’ financial condition, the amount of receivables in dispute, and the current receivables aging and current payment patterns. The Company writes off accounts receivable against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.
Changes in the Company’s allowance for doubtful accounts were as follows (in thousands):
	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
				(unaudited)
Beginning balance	$94	$387	$357	$357	$467
Charged to costs and expenses	296	77	110	344	509
Uncollectible accounts written off, net of recoveries	(3)	(107)	—	—	(101)
Ending balance	$387	$357	$467	$701	$875

The Company does not have any off-balance-sheet credit exposure related to its customers.
Inventories
Inventories are stated at the lower of cost or estimated net realizable value. Costs are computed under the standard cost method, which approximates actual costs determined on the first-in, first-out basis. The Company charges cost of revenue for write-downs of inventories which are obsolete or in excess of anticipated demand based on a consideration of marketability and product life cycle stage, product development plans, component cost trends, demand forecasts, historical revenue, and assumptions about future demand and market conditions. The net change in the Company’s inventory reserve was $9.4 million, $1.2 million and $(1.8) million for 2017, 2018 and 2019, respectively, and $(2.1) million and $2.8 million for the six months ended June 30, 2019 and 2020 (unaudited), respectively. The estimated cost of inventories not expected to be used in production within one year is reflected in other assets in the consolidated balance sheets.
Property, Plant, and Equipment
Property, plant, and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is calculated based on the straight-line method over the estimated useful lives of the respective assets. Additions, major improvements and betterments are capitalized, and maintenance and repairs are expensed as incurred. Assets are held in asset under construction until placed in service, upon which date, the Company begins to depreciate the assets over their estimated useful lives. The estimated useful lives of the assets are as follows: buildings, 15-30 years; building improvements, 7-15 years, leasehold improvements, 5-7 years which is the lesser of the life of the improvement or the lease term; machinery and equipment, furniture and fixtures, vehicles and software, 3-5 years.
Assets Held for Sale
The Company considers assets to be held for sale when management approves and commits to a plan to actively market the assets for sale at a reasonable price in relation to its fair value, the assets are available for immediate sale in their present condition, an active program to locate a buyer and other actions required to complete the sale have been initiated, the sale of the assets is expected to be completed within one year and it is unlikely that significant changes will be made to the plan. Upon designation as held for sale, the Company ceases to record deprecation expenses and measures the assets at the lower of their carrying value or estimated fair value less costs to sell. Assets held for sale are included as other current assets in the Company’s consolidated balance sheets.
Business combinations
For acquisitions meeting the definition of a business combination, the acquisition method of accounting is used. The acquisition date is the date on which Velodyne Lidar obtains operating control over the acquired business. The consideration paid is determined on the acquisition date and the acquisition-related costs, such as professional fees, are excluded from the consideration transferred and are expensed as incurred. Assets acquired and liabilities assumed by the Company are recorded at their estimated fair values, while goodwill is measured as the excess of the consideration transferred over the fair value of the net identifiable assets acquired and liabilities assumed.
Goodwill
Goodwill represents the difference between the purchase price and the fair value of the identifiable tangible and intangible net assets acquired and liabilities assumed when accounted for using the purchase method of accounting. Goodwill is not amortized, but reviewed for impairment. Goodwill is reviewed annually in the fourth quarter, and whenever events or changes in circumstances indicate that the carrying value of the goodwill may not be recoverable. When evaluating recoverability, the Company compares the fair value of the reporting unit to its carrying value. If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of our reporting unit, the Company would record an impairment loss equal to the difference.

Long-Lived Assets
Long-lived assets, such as property, plant and equipment, intangible assets and other long-term assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined using various valuation techniques including discounted cash flow models, quoted market values, as considered necessary. No impairment loss was recognized in 2017, 2018, 2019 and the six months ended June 30, 2019 and 2020 (unaudited).
Foreign Currency
The U.S. dollar is the functional currency of the Company’s consolidated entities operating in the U.S. and certain of its subsidiaries operating outside of the U.S. For transactions entered into a currency other than its functional currency, the monetary assets and liabilities are re-measured into U.S. dollars at the current exchange rate as of the applicable balance sheet date, and all non-monetary assets and liabilities are re-measured at historical rates. Income and expenses are re-measured at the average exchange rate prevailing during the period. Gains and losses resulting from the re-measurement of these subsidiaries’ financial statements are included in the consolidated statements of operations.
For foreign subsidiaries whose functional currency is the local currency, assets and liabilities are translated at the local current exchange rates in effect at the balance sheet date, and income and expense accounts are translated at the average exchange rates during the period. The resulting translation adjustments are included in accumulated other comprehensive loss.
Gains and losses resulting from foreign exchange transactions and revaluation of monetary assets and liabilities in non-functional currencies are included in other income (expense) in the consolidated statements of operations. Net foreign exchange gain (loss) recorded in the Company’s consolidated statements of operations was insignificant for all periods presented.
Revenue Recognition
Effective January 1, 2018, the Company early adopted Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers and the related amendments (collectively, ASC 606) using the modified retrospective method. ASC 606 was applied to all uncompleted contracts by recognizing the cumulative effect of initially applying ASC 606 as an adjustment to the opening balance of accumulated deficit at January 1, 2018. The adoption did not have a material effect on the Company’s consolidated financial statements. Results for reporting periods beginning after January 1, 2018 are presented under ASC 606, while the comparative financial information for 2017 has not been adjusted and continues to be reported under ASC Topic 605, Revenue Recognition (ASC 605). For this reason, the discussion that follows describes the Company’s revenue recognition policies both before and after the adoption of ASC 606.
Revenue recognition — Prior to the adoption of ASC 606 on January 1, 2018
Prior to January 1, 2018, The Company recognized revenue from sales of its products provided that (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price is fixed or determinable, and (iv) collectibility is reasonably assured. Delivery occurred upon transfer of title and all risks and rewards of ownership to the customer, which is generally upon shipment. To the extent the Company entered into long-term production-type arrangements with customers involving significant customization of its products, revenue was recognized in accordance with ASC 605-35, Revenue Recognition — Construction-Type and Production Type Contracts either on a completed-contract or percentage of completion basis. Under the percentage of completion method of accounting, the Company primarily used the output method to measure progress towards completion and revenue recognition.
Sales taxes collected from customers and remitted to governmental authorities were accounted for on a net basis and therefore, were excluded from net sales. Shipping and handling costs billed to customers were recognized in revenue. Shipping and handling costs paid by the Company were included in cost of revenue.

Revenue from sales of products to resellers and distributors occurred upon delivery of products to the resellers and distributors assuming all other revenue recognition criteria were met.
The Company typically provides a one-year warranty on its products. If warranty period is sold or extended beyond the standard one-year term, revenue related to the extended warranty was recognized ratably over the related extended warranty period.
Revenue recognition — After the adoption of ASC 606 on January 1, 2018
Under ASC 606, the Company accounts for a contract with a customer when both parties have approved the contract and are committed to perform their respective obligations, each party’s rights can be identified, payment terms can be identified, the contract has commercial substance, and it is probable that the Company will collect substantially all of the consideration it is entitled to. Revenue is recognized when, or as, performance obligations are satisfied by transferring control of a promised product or service to a customer.
Nature of Products and Services and Revenue Recognition
The majority of the Company’s revenue comes from product sales of lidar sensors to direct customers and distributors. Revenue is recognized at a point in time when control of the goods are transferred to the customer, generally occurring upon shipment or delivery dependent upon the terms of the underlying contract. Product sales to certain customers may require customer acceptance due to performance acceptance criteria that is considered more than a formality. For these product sales, revenue is recognized upon the expiration of the customer acceptance period. For custom products that require engineering and development based on customer requirements, the Company recognizes revenue over time using an output method based on units of product shipped to date relative to total production units under the contract. Amounts billed to customers for shipping and handling are included in revenue. Taxes collected from customers and remitted to governmental authorities are excluded from revenue on the net basis of accounting. Accounts receivable are due under normal trade terms, typically 60 days or less.
The Company’s license and services revenue consist primarily of product development, validation and repair services, intellectual property (IP) license and royalties revenue. The obligation to provide services is generally satisfied over time, with the customer simultaneously receiving and consuming the benefits as the Company satisfies its performance obligations. For product development and validation service projects, the Company bills and recognizes revenue as the services are performed. For these arrangements, control is transferred over as the Company’s inputs incurred to complete the project; therefore, revenue is recognized over the service period with the measure of progress using the input method based on labor costs incurred to total labor cost (cost-to-cost) as the services are provided. For product repair service, revenue is recognized when the repair services are complete and repaired products are shipped to customer.
The Company licenses rights to its IP to certain customers and collects royalties based on customer’s product sales. IP revenue recognition is dependent on the nature and terms of each agreement. The Company recognizes license revenue upon delivery of the IP if there are no substantive future obligations to perform under the arrangement. Royalties from the license of IP are recognized at the later of the period the sales occur or the satisfaction of the performance obligation to which some or all of the royalties have been allocated.
Arrangements with Multiple Performance Obligations
When a contract involves multiple performance obligations, the Company accounts for individual products and services separately if the customer can benefit from the product or service on its own or with other resources that are readily available to the customer and the product or service is separately identifiable from other promises in the arrangement. The consideration is allocated between separate performance obligations in proportion to their estimated standalone selling price. The standalone selling price reflects the price the Company would charge for a specific product or service if it were sold separately in similar circumstances and to similar customers. If the selling price is not directly observable, the Company generally uses the cost plus margin approach to estimate standalone selling price. Costs related to products delivered are recognized in the period revenue is recognized.
The Company provides standard product warranties for a term of typically one year to ensure that its products comply with agreed-upon specifications. Standard warranties are considered to be assurance type warranties and are not accounted for as separate performance obligations. Please see Product Warranty for accounting policy on standard warranties. The Company also provides service type extended warranties for an additional term ranging up to two additional years. For service type extended warranty contracts, the Company allocates revenue to this performance obligation on a relative standalone selling price basis and recognizes the revenue ratably over time during the effective period of the services.
Other Policies, Judgments and Practical Expedients
Costs to obtain a contract.   The Company generally expenses the incremental costs of obtaining a contract when incurred because the amortization period for these costs would be less than one year. These costs primarily relate to sales commissions and are recorded at the time of the customer order or product shipment in sales and marketing expense in the Company’s consolidated statements of operations. Commission expense was $0.7 million, $0.5 million and $0.5 million for 2017, 2018 and 2019, respectively, and $0.6 million and $0.4 million for the six months ended June 30, 2019 and 2020 (unaudited), respectively.
Right of return.   The Company’s general terms and conditions for its contracts do not contain a right of return that allows the customer to return products and receive a credit. Therefore the Company does not estimate returns and generally recognizes revenue at contract price upon product shipment or delivery.
Remaining performance obligations.   Revenue allocated to remaining performance obligations represents the transaction price allocated to the performance obligations that are unsatisfied, or partially unsatisfied. It includes unearned revenue and amounts that will be invoiced and recognized as revenue in future periods and does not include contracts where the customer is not committed. The customer is not considered committed where they are able to terminate for convenience without payment of a substantive penalty under the contract. Additionally, as a practical expedient, the Company has not disclosed the value of unsatisfied performance obligations for contracts with an original expected length of one year or less. The amount of the transaction price allocated to unsatisfied performance obligations with a duration of more than 12 months is recorded in long-term contract liability.
Significant financing component.   In certain arrangements, the Company receives payment from a customer either before or after the performance obligation has been satisfied. The expected timing difference between the payment and satisfaction of performance obligations for the vast majority of the Company’s contracts is one year or less; therefore, the Company applies a practical expedient and does not consider the effects of the time value of money. The Company’s contracts with customer prepayment terms do not include a significant financing component because the primary purpose is not to receive financing from the customers. For arrangements with licenses of intellectual property that include subsequent minimum royalty payments more than one year, the Company adjusts the amount of recorded revenue to reflect the effects of the time value of money if the timing of payments agreed to by the parties to the contract (either explicitly or implicitly) provides the customer with a significant benefit of financing. The effect of the significant financing component will be recognized as interest income separately from revenue from contracts with customers.
Contract modifications.   The Company may modify contracts to offer customers additional products or services. Each of the additional products and services are generally considered distinct from those products or services transferred to the customer before the modification. The Company evaluates whether the contract price for the additional products and services reflects the standalone selling price as adjusted for facts and circumstances applicable to that contract. In these cases, the Company accounts for the additional products or services as a separate contract. In other cases where the pricing in the modification does not reflect the standalone selling price as adjusted for facts and circumstances applicable to that contract, the Company accounts for the additional products or services as part of the existing contract primarily on a prospective basis.
Judgments and estimates.   Accounting for contracts recognized over time under ASC 606 involves the use of various techniques to estimate total contract revenue and costs. Due to uncertainties inherent in the estimation process, it is possible that estimates of costs to complete a performance obligation will be revised in the near-term. The Company reviews and updates its contract-related estimates regularly, and records adjustments as needed. For those performance obligations for which revenue is recognized using a cost-to-cost input method, changes in total estimated costs, and related progress towards complete satisfaction of the performance obligation, are recognized on a cumulative catch-up basis in the period in which the revisions to the estimates are made.
Research and Development
Research and development costs are expensed as incurred.
Advertising
Advertising costs are expensed as incurred and were $0.8 million, $1.7 million and $2.3 million in 2017, 2018 and 2019, respectively, and $1.5 million and $1.2 million for the six months ended June 30, 2019 and 2020 (unaudited), respectively.
Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.
Commitments and Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount within a range of loss can be reasonably estimated. When no amount within the range is a better estimate than any other amount, the Company accrues for the minimum amount within the range. Legal costs incurred in connection with loss contingencies are expensed as incurred. No liabilities for loss contingencies were accrued as of December 31, 2018 and December 31, 2019. As of June 30, 2020, the Company has accrued $2.4 million (unaudited) for loss contingencies in connection with the settlement of certain employment related legal proceedings.
Product Warranties
The Company typically provides a one-year warranty on its products. Estimated future warranty costs are accrued and charged to cost of revenue in the period that the related revenue is recognized. These estimates are based on historical warranty experience and any known or expected changes in warranty exposure, such as trends of product reliability and costs of repairing and replacing defective products. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.
Changes in the Company’s accrued warranty liability, which is included as a component of other accrued expenses was as follows:
	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
				(unaudited)
Balance as of the beginning of the period	$254	$1,317	$3,531	$3,531	$4,322
Warranty provision	2,341	5,469	6,531	3,841	2,918
Consumption	(1,011)	(4,055)	(4,939)	(2,642)	(940)
Changes in provision estimates	(267)	800	(801)	141	(3,104)
Balance as of the end of the period	$1,317	$3,531	$4,322	$4,871	$3,196

Recent Accounting Pronouncements
In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842) (ASU 2016-02), which supersedes FASB Accounting Standards Codification Topic 840, Leases (Topic 840), and provides principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. Among its provisions, this standard requires lessees to recognize right-of-use assets and lease liabilities on the balance sheets for operating leases, and also requires additional qualitative and quantitative disclosures about lease arrangements. ASU 2016-02 is effective for public business entities for fiscal years beginning after December 15, 2018. For emerging growth companies, the ASU was to be effective for fiscal years beginning after December 15, 2019. However, in November 2019, the FASB issued ASU 2019-10, Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815) and Leases (Topic 842): Effective Dates (ASU 2019-10), which included a one-year deferral of the effective date of ASU 2016-02 for certain entities. As a result, the ASU is now effective for emerging growth companies for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The Company expects to adopt the new standard in the first quarter of 2021 using the modified retrospective method, under which the Company will apply Topic 842 to existing and new leases as of January 1, 2021, but prior periods will not be restated and will continue to be reported under Topic 840 guidance in effect during those periods. The Company is currently evaluating the impact the adoption of these ASUs will have on its financial statements and related disclosures. The Company expects to recognize a right-of-use asset and corresponding lease liability for its real estate operating leases upon adoption. See Note 12 for more information related to the Company’s lease obligations, which are presented on an undiscounted basis therein.
In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments, which has subsequently been amended by ASU No. 2018-19, ASU No. 2019-04, ASU No. 2019-05, and ASU No. 2019-11. The objective of the guidance in ASU 2016-13 is to allow entities to recognize estimated credit losses in the period that the change in valuation occurs. ASU 2016-13 requires an entity to present financial assets measured on an amortized cost basis on the balance sheet net of an allowance for credit losses. Available for sale and held to maturity debt securities are also required to be held net of an allowance for credit losses. For public business entities, this standard is effective for fiscal years beginning after December 15, 2019. For emerging growth companies, the standard is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact this standard will have on its consolidated financial statements and related disclosures.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This standard simplifies the accounting for income taxes by, among other things, eliminating certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU 2019-12 is effective for public business entities for fiscal years beginning after December 15, 2020, with early adoption permitted. Upon adoption, the Company must apply certain aspects of this standard retrospectively for all periods presented while other aspects are applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The Company is currently evaluating the impact of this new standard will have on its consolidated financial statements.
Recently Adopted Accounting Guidance
In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805), Clarifying the Definition of a Business, which amends the current definition of a business when evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. Under ASU 2017-01, to be considered a business, an acquisition would have to include an input and a substantive process that together significantly contributes to the ability to create outputs. ASU 2017-01 further states that when substantially all of the fair value of gross assets acquired is concentrated in a single asset (or a group of similar assets), the assets acquired would not represent a business. The new guidance also narrows the definition of the term output under Topic 805 to be consistent with how it is described in ASC 606. The amendments in ASU 2017-01 apply prospectively. The Company adopted the standard in 2019 and the adoption of this standard did not have a material impact on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles-Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment. The standard simplifies the subsequent measurement of goodwill by eliminating step two from the goodwill impairment test. Instead, goodwill impairment is measured as the difference between the fair value and the carrying value of the reporting unit. The standard also clarifies the treatment of the income tax effect of tax-deductible goodwill when measuring goodwill impairment loss. The Company early adopted this amendment on January 1, 2019, which did not have a material impact on its consolidated financial statements and its goodwill impairment measurement.
In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 eliminates the separate accounting model for nonemployee share-based payment awards and generally requires companies to account for share-based payment transactions with nonemployees in the same way as share-based payment transactions with employees. The accounting remains different for attribution, which represents how the equity-based payment cost is recognized over the vesting period, and a contractual term election exists for valuing nonemployee equity share options. The Company adopted the standard in 2019 and the adoption of this standard did not have a material impact on its consolidated financial statements.
Note 2.   Revenue
Disaggregation of Revenues
The Company disaggregates its revenue from contracts with customers by geographic region based on the shipping location of the customer, type of good or service and timing of transfer of goods or services to customers (point-in-time or over time), as it believes it best depicts how the nature, amount, timing and uncertainty of its revenue and cash flows are affected by economic factors.
Total revenue based on the disaggregation criteria described above are as follows (dollar in thousands):
	Year Ended December 31,						Six Months Ended June 30,
	2017		2018		2019		2019		2020
	Revenue	% of Revenue	Revenue	% of Revenue	Revenue	% of Revenue	Revenue	% of Revenue	Revenue	% of Revenue
								(Unaudited)
Revenue by geography:
North America	$139,005	76%	$84,541	59%	$49,634	49%	$35,716	52%	$13,903	30%
Asia Pacific	26,562	15%	39,770	28%	28,791	28%	20,538	30%	25,774	57%
Europe, Middle East and Africa	16,523	9%	18,635	13%	22,973	23%	12,655	18%	5,740	13%
Total	$182,090	100%	$142,946	100%	$101,398	100%	$68,909	100%	$45,417	100%
Revenue by products and services:
Products	$179,928	99%	$132,933	93%	$81,424	80%	$51,536	75%	$27,849	61%
License and services	2,162	1%	10,013	7%	19,974	20%	17,373	25%	17,568	39%
Total	$182,090	100%	$142,946	100%	$101,398	100%	$68,909	100%	$45,417	100%
Revenue by timing of recognition:
Goods transferred at a point in time			$139,852	98%	$92,890	92%	$62,392	91%	$44,922	99%
Goods and services transferred over time			3,094	2%	8,508	8%	6,517	9%	495	1%
Total			$142,946	100%	$101,398	100%	$68,909	100%	$45,417	100%

In June 2020 (unaudited), the Company entered into a patent cross-license agreement related to its litigation settlement with a customer in Asia Pacific. Under the terms of the arrangement, the customer agreed to make a one-time license payment upon settlement, will make annual fixed royalty payments through

2022, and thereafter, will make product sales royalty payments through February 2030. During the three months ended June 30, 2020 (unaudited), the Company recognized license revenue of $16.6 million related to this agreement, representing 59% and 37%, respectively, of total revenue for the three and six months ended June 30, 2020. As of June 30, 2020 (unaudited), the Company recorded $3.1 million and $14.0 million, respectively, in current and long-term deferred revenue associated with the rights granted to receive future patents as they represent stand ready obligations. As of June 30, 2020 (unaudited), the Company also recorded $25.3 million of accounts receivable and $8.4 million of contract assets. The Company collected the outstanding receivable in July 2020 (unaudited).
Contract Assets and Contract Liabilities
Contract assets primarily relates to unbilled accounts receivable. Unbilled amounts arise when the timing of billing differs from the timing of revenue recognized, such as when revenue recognized on the guaranteed minimums at the inception of the contract when there is not yet a right to invoice in accordance with contract terms. Unbilled amounts are recorded as a contract asset when the revenue associated with the contract is recognized prior to billing and derecognized when billed in accordance with the terms of the contract.
Contract liabilities consist of deferred revenue, customer advanced payments and customer deposits. Deferred revenue includes billings in excess of revenue recognized related to product sales, licenses, extended warranty and other services revenue, and is recognized as revenue when the Company performs under the contract. The long-term portion of deferred revenue, mostly related to obligations under license arrangements and extended warranty, is classified as non-current contract liabilities and is included in other long-term liabilities in the Company’s consolidated balance sheets. Customer advanced payments represent required customer payments in advance of product shipments according to customer’s payment term. Customer advance payments are recognized as revenue when control of the performance obligation is transferred to the customer. Customer deposits represent consideration received from a customer which can be applied to future product or service purchases, or refunded.
Contract assets and contract liabilities consisted of the following as of December 31, 2018, December 31, 2019 and June 30, 2020 (in thousands):
	December 31,		June 30, 2020
	2018	2019
			(unaudited)
Contract assets, current
Unbilled accounts receivable	$38	$38	$2,813
Contract assets, long-term
Unbilled accounts receivable	—	(38)	5,626
Total contract assets	$38	$—	$8,439
Contract liabilities, current
Deferred revenue, current	$812	$926	$4,348
Customer advance payment	13,464	11,252	11,154
Customer deposit	6,083	6,083	—
Total	20,359	18,261	15,502
Contract liabilities, long-term
Deferred revenue, long-term	552	903	15,060
Total contract liabilities	$20,911	$19,164	$30,562

The following table shows the significant changes in contract assets and contract liabilities balances for 2018, 2019 and the six Months ended June 30, 2019 and 2020 (in thousands):
	Year Ended December 31,		Six Months Ended June 30,
	2018	2019	2019	2020
			(unaudited)
Contract assets:
Beginning balance	$—	$38	$38	$—
Transferred to receivables from contract assets recognized at the beginning of the period	—	(38)	(38)	—
Increase due to unbilled and recognized as revenue in excess of billings during the period, net of amounts transferred to receivables	38	—	—	8,439
Ending balance	$38	$—	$—	$8,439
Contract liabilities:
Beginning balance	$16,835	$20,911	$20,911	$19,164
Impact of ASC 606 adoption	(256)	—	—	—
Revenue recognized that was included in the contract liabilities beginning balance	(7,393)	(3,149)	(2,567)	(750)
Increase due to cash received and not recognized as revenue and billings in excess of revenue recognized during the period	11,725	1,402	2,627	18,231
Customer deposits reclassified to refund liabilities	—	—	—	(6,083)
Ending balance	$20,911	$19,164	$20,971	$30,562
During the six months ended June 30, 2020, the Company reclassified customer deposit of $6.1 million to refund liabilities and the entire amount was refunded to a customer in May 2020.
Note 3.   Fair Value Measurement
The Company categorizes assets and liabilities recorded at fair value on the consolidated balance sheet based on the level of judgment associated with inputs used to measure their fair value. For assets and liabilities measured at fair value, fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value, the Company considers the principal or most advantageous market in which the Company would transact, and the Company considers assumptions that market participants would use when pricing the asset or liability.
The three levels of inputs that may be used to measure fair value are:
•
Level 1 — Quoted prices in active markets for identical assets or liabilities.

•
Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets and liabilities in active markets or quoted prices in less active market. All significant inputs used in the valuations are observable or can be directly or indirectly through market corroboration, for substantially the full term of the assets or liabilities.

•
Level 3 — Unobservable inputs are based on assumptions used to measure assets and liabilities at fair value. The inputs require significant management judgment or estimation. The Company monitors and review the inputs to ensure the fair value measurements are reasonable and consistent with market experience in similar asset classes.

The following table summarize the Company’s assets measured at fair value on a recurring basis, by level, within the fair value hierarchy (in thousands):
	December 31, 2018
	Level 1	Level 2	Level 3	Total
Cash equivalents:
Money market fund	$6,838	$—	$—	$6,838
Commercial paper	—	1,494	—	1,494
Securities sold under agreements to repurchase	—	8,000	—	8,000
Total cash equivalents	6,838	9,494	—	16,332
Short-term investments:
Commercial paper	—	20,809	—	20,809
Corporate debt securities	—	9,217	—	9,217
U.S. government and agency securities	2,487	—	—	2,487
Asset backed securities	—	2,974	—	2,974
Total short-term investments	2,487	33,000	—	35,487
Total assets measured at fair value	$9,325	$42,494	$—	$51,819

	December 31, 2019
	Level 1	Level 2	Level 3	Total
Cash equivalents:
Money market fund	$44,669	$—	$—	$44,669
Total cash equivalents	44,669	—	—	44,669
Short-term investments:
Commercial paper	—	1,099	—	1,099
Corporate debt securities	—	1,100	—	1,100
Total short-term investments	—	2,199	—	2,199
Total assets measured at fair value	$44,669	$2,199	$—	$46,868

	June 30, 2020
	Level 1	Level 2	Level 3	Total
	(unaudited)
Cash equivalents:
Money market fund	$15,053	$—	$—	$15,053
Total assets measured at fair value	$15,053	$—	$—	$15,053
Cash equivalents consist primarily of money market funds with original maturities of three months or less at the time of purchase, and the carrying amount is a reasonable estimate of fair value. Short-term investments consist of investment securities with original maturities greater than three months and are included as current assets in the consolidated balance sheets.
There were no transfers between fair value measurement levels during 2018, 2019 or the six months ended June 30, 2020 (unaudited).

Note 4.   Balance Sheet Components
Accounts Receivables, Net
Accounts receivables, net consist of the following (in thousands):
	December 31,		June 30, 2020
	2018	2019
			(unaudited)
Accounts receivable	$21,902	$12,330	$36,143
Allowance for doubtful accounts	(357)	(467)	(875)
Accounts receivable, net	$21,545	$11,863	$35,268
Inventories, Net
Inventories, net of reserve, consist of the following (in thousands):
	December 31,		June 30, 2020
	2018	2019
			(unaudited)
Raw materials	$14,981	$12,374	$6,194
Work-in-process	2,414	1,748	2,283
Finished goods	1,506	5,629	9,079
Total inventories	18,901	19,751	17,556
Less inventories not deemed to be current, included in other assets	9,517	4,764	—
Inventories, included in current assets	$9,384	$14,987	$17,556
Noncurrent inventories consist of raw material components forecasted to be used in production later than twelve months from the respective balance sheet dates. The Company believes that these inventories will be utilized for future production plans.
Prepaid and Other Current Assets
Prepaid and other current assets consist of the following (in thousands):
	December 31,		June 30, 2020
	2018	2019
			(unaudited)
Prepaid expenses and deposits	$3,031	$3,045	$1,513
Due from contract manufacturers and vendors	3,324	4,068	5,253
Prepaid taxes	572	2,122	—
Assets held for sale	—	—	4,746
Deferred stock issuance costs	—	2,223	4,144
Contract assets	38	—	2,813
Other	446	1,460	1,452
Total prepaid and other current assets	$7,411	$12,918	$19,921
In March 2020, the Company reclassified the then carrying value of $4.7 million related to its Morgan Hill properties previously reported as property, plant and equipment to assets held for sale and included as other current assets in its consolidated balance sheets. On July 2, 2020, the Company sold the properties to a third-party buyer and received net proceeds of $12.3 million.

Property, Plant and Equipment, Net
Property, plant and equipment, at cost, consist of the following (in thousands):
	December 31,		June 30, 2020
	2018	2019
			(unaudited)
Land	$2,340	$2,340	$—
Building	3,142	3,142	—
Machinery and equipment	26,386	30,082	30,504
Building improvements	4,194	4,194	—
Leasehold improvements	4,376	5,581	5,781
Furniture and fixtures	1,254	1,431	1,468
Vehicles	416	759	539
Software	1,155	1,343	1,357
Assets under construction	1,093	170	1,318
	44,356	49,042	40,967
Less: accumulated depreciation and amortization	(15,430)	(22,764)	(21,776)
Property, plant and equipment, net	$28,926	$26,278	$19,191
Capital lease equipment	$580	$888	$888
Less: accumulated depreciation	(81)	(203)	(292)
Capital lease equipment, net	$499	$685	$596
The aggregate depreciation and amortization related to property, plant and equipment was as follows (in thousands):
	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
				(unaudited)
Depreciation and amortization on property, plant and equipment	$3,325	$6,791	$7,805	$3,695	$4,059
Depreciation on capital lease equipment	—	81	122	31	89
Intangible Assets, Net
Intangible assets, net, consist of the following (in thousands):
	Gross Carrying Amount	Accumulated Amortization	Net Book Value
As of December 31, 2019:
Developed technology	$1,170	$188	$982
As of June 30, 2020 (unaudited):
Developed technology	$1,200	$380	$820
Amortization of intangible assets is as follows:
	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
				(unaudited)
Amortization of intangible assets	$—	$—	$188	$—	$192

Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following (in thousands):
	December 31,		June 30, 2020
	2018	2019
			(unaudited)
Accrued payroll expenses	$9,335	$10,537	$8,843
Accrued manufacturing costs	444	3,344	3,977
Accrued professional and consulting fees	1,504	5,572	3,269
Accrued warranty costs	3,531	4,322	3,196
Restructuring liabilities	—	—	70
Legal proceedings accrual	—	—	2,440
Accrued taxes	950	944	961
Refund liabilities	—	4,878	—
Other	1,679	1,563	1,060
Total accrued expense and other current liabilities	$17,443	$31,160	$23,816
Note 5.   Mapper Acquisition
On July 3, 2019, the Company acquired technology, workforce and certain assets of Mapper.ai, Inc. (“Mapper”), an on-demand map solution company, for a total of $2.5 million in cash. The acquisition was accounted for using the purchase method of accounting for business combination. The total purchase price is allocated to acquired assets based on their estimated fair value at the acquisition date as follows:
Assets Acquired	Amount
Developed technology	$1,140
Property and equipment	144
Goodwill	1,189
Total purchase price	$2,473
The excess of the purchase price over the tangible and intangible assets acquired has been recorded as goodwill. The goodwill is attributable to the workforce of the acquired business and expected synergies with the Company’s existing operations and is amortizable for income tax purposes. Management plans to integrate the Mapper acquisition into its existing business structure, which is comprised of a single reporting unit.
Developed technology is amortized on a straight-line basis over its estimated useful life of 3 years. Acquisition-related costs of $0.2 million were expensed in the period incurred within general and administrative expense in the Company’s consolidated statement of operations.
The results of operations related to this acquisition have been included in the Company’s consolidated statements of operations from the acquisition date. Pro forma results of operations have not been presented because the acquisition was not material to the Company’s consolidated results of operations.

Note 6.   Accumulated Other Comprehensive Loss
Accumulated other comprehensive loss was comprised of the following as of December 31, 2018, December 31, 2019 and June 30, 2020 (in thousands):
	December 31,		June 30, 2020
	2018	2019
			(unaudited)
Foreign currency translation loss	$(131)	$(216)	$(250)
Unrealized loss on investments	(17)	—	—
Total accumulated other comprehensive loss	$(148)	$(216)	$(250)
For 2018, 2019 and the six months ended June 30, 2020 (unaudited), there were no significant amounts related to foreign currency translation loss or realized gains or loss on investments reclassified to net loss from accumulated other comprehensive loss.
Note 7.   Credit Facilities and Notes Payable
On April 27, 2018, the Company entered into a loan and security agreement with a financial institution which provides a one-year $25.0 million revolving line of credit (the 2018 Revolving Line) with an option to increase the credit limit up to additional $15.0 million with the bank’s approval (Incremental Revolving Line). As part of the Revolving Line, there is a letters of credit sublimit of $5.0 million. The advances under the Revolving Line bear interest at a rate per annum equal to prime rate plus an applicable margin of 1.5% for prime rate advances, or LIBOR rate plus an applicable margin of 2.5% for LIBOR advances. Unused revolving line facility fee is 0.15% per annum of average unused portion of the Revolving Line. In addition, there is a $50,000 non-refundable commitment fee if the Company exercises the Incremental Revolving Line option. The Revolving Line is secured by certain assets of the Company. There were no outstanding borrowings under the Revolving Line as of December 31, 2018. The Revolving Line expired on April 26, 2019.
In January 2020 (unaudited), the Company entered into a loan and security agreement with the same financial institution (the 2020 Revolving Line), which provides a revolving line of credit of $25.0 million, with an option to increase the credit limit up to additional $15.0 million with the bank’s approval. As part of the Revolving Line, there is a letters of credit sublimit of $5.0 million. The advances under the Revolving Line bear interest at a rate per annum equal to prime rate plus an applicable margin of 1.5% for prime rate advances, or LIBOR rate plus an applicable margin of 2.5% for LIBOR advances. Unused revolving line facility fee is 0.15% per annum of average unused portion of the Revolving Line. In addition, there is a $50,000 non-refundable commitment fee if the Company exercises the Incremental Revolving Line option. The Revolving Line is secured by certain assets of the Company. The 2020 Revolving Line has a maturity date of September 30, 2020. The Company had no outstanding borrowings and was in compliance with the financial covenants associated with the facility through the date the audited consolidated and the interim condensed consolidated financial statements were available for issuance.
On April 8, 2020 (unaudited), the Company received loan proceeds of $10.0 million under the CARES Act’s Paycheck Protection Program (PPP). The principal and accrued interest are forgivable after 24 weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels and that approval is received from the relevant government entity. The unforgiven portion of the PPP Loan is payable in two years at an interest rate of 1% per annum, with a deferral of interest payments for the first six months. The PPP loan balance of $10.0 million was included in other long-term liabilities in the Company’s condensed consolidated balance sheet as of June 30, 2020 (unaudited).
Note 8.   Stockholders’ Equity
Common Stock
Prior to July 26, 2016, the total number of shares of common stock authorized was 20,000,000 at $0.0001 par value per share. Holders of common stock are entitled to one vote per share, and to receive dividends when, as and if declared by the Board of Directors, and, upon liquidation or dissolution, are entitled to receive all proceeds available for distribution to stockholders. The holders have no preemptive or other subscription rights and there are no redemption or sinking fund provisions with respect to such shares.
On July 26, 2016, the Board of Directors approved to increase the number of shares of common stock authorized for issuance to 55,000,000 shares and authorized to the issuance of up to 8,772,852 shares of preferred stock with par value of $0.0001 per share, all of which were designated as Series A Preferred Stock. In addition, each outstanding share of common stock was exchanged into ten shares of common stock. The stock split also applied to any outstanding securities or rights convertible into, or exchangeable or exercisable for, common stock of the Company. Unless otherwise indicated, all share numbers, share prices and exercise prices have been adjusted to reflect the stock split on a retroactive basis.
On July 28, 2016, in connection with the Series A Preferred Stock financing and a spin-off and distribution of assets associated with Velodyne Acoustics, the Company declared a pro rata distribution to certain shareholders where its CEO received units representing a 100% interest in Velodyne Acoustics valued at approximately $3.97 million and other shareholders received a cash dividend of approximately $2.8 million in total. Following the spin-off and distribution, Velodyne Acoustics is no longer a subsidiary of the Company.
On August 1, 2016, following the stock split, the Company issued 8,772,852 shares of Series A Convertible Preferred Stock (Series A Preferred Stock) at a price of $17.0982 per share and received net proceeds of $143.3 million. In September 2016, the Company used $50.0 million of the proceeds to repurchase and retire 2,924,272 shares of common stock from certain holders of the Company’s common stock at $17.0982 per share, which was equivalent to the price paid for each share of the Series A Preferred Stock by investor in the financing.
On August 28, 2018, the Board of Directors approved to increase the authorized number of shares of common stock to 58,000,000 shares with par value of $0.0001 per share, and approved an increase of the authorized number of shares of preferred stock to 11,523,732 shares with par value of $0.0001 per share, of which 2,750,880 shares were designated as Series B preferred stock.
On September 4, 2018, the Company issued 1,375,440 shares of Series B Convertible Preferred Stock (Series B Preferred Stock) at a price of $36.3520 per share and received net proceeds of $46.8 million. In December 2018, the Company used $2.7 million of the proceeds to repurchase and retire 73,150 shares of common stock from certain holders of the Company’s common stock at $36.3520 per share, which was equivalent to the price paid for each share of the Series B Preferred Stock.
On October 11, 2019, the Board of Directors approved to increase the authorized number of shares of common stock to 67,000,000 shares with par value of $0.0001 per share, and approved a decrease of the authorized number of shares of preferred stock to 14,274,612 shares with par value of $0.0001 per share, of which 1,375,440 shares were designated as Series B preferred stock and 4,126,320 shares were designated as Series B-1 preferred stock.
There were 34,252,578 shares of the Company’s common stock issued and outstanding as of December 31, 2018, December 31, 2019 and June 30, 2020 (unaudited).
Series A Convertible Preferred Stock
On August 1, 2016, the Company entered into a share purchase agreement with two strategic investors pursuant to which the Company sold and issued to the investors 8,772,852 shares of Series A Preferred Stock at a price of $17.0982 per share. The total proceeds raised through the Series A Preferred Stock transaction was $143.3 million, net of issuance costs of $6.7 million.
Holders of the Series A Convertible Preferred Stock have a right to convert to common stock at any time. The number of converted shares is determined by dividing the original issue price by the applicable conversion price. The initial conversion price is the original issue price, but is subject to adjustment for certain dilutive issuances, splits and combinations. The Series A Preferred Stock automatically converts to common stock in the event of a qualified public offering or consent of the Series A Preferred Stock holders. The manner of settlement is an exchange of shares of common stock for converted shares of Series A Preferred Stock.
Holders of the Series A Preferred Stock are entitled to dividends when and if declared by the Board of Directors. Such dividends are noncumulative. Dividends, if any, are distributed among all holders of common stock and Series A Preferred Stock in proportion to the number of shares held by each holder if all shares of Series A Preferred Stock were converted to common stock.
The Series A Preferred Stock has a liquidation preference entitling the holders of Series A Preferred Stock to an amount per share equal to the sum of the original issue price of $17.0982 per share and any declared but unpaid dividends prior to distribution of proceeds to common stock holders as a result of a liquidation event.
Each share of Series A Preferred Stock has substantially similar voting rights as one share of common stock. In addition, the holders of Series A Preferred Stock are entitled to elect two directors of the Company.
A majority vote of the Series A Preferred Stock is required to amend, waive, alter or repeal any provision of the Company’s certificate of incorporation or bylaws so as to adversely alter or change the powers, preferences or special rights of the shares of the Series A Preferred Stock in a manner different than all preferred stock.
Series B and Series B-1 Convertible Preferred Stock
On September 4, 2018, the Company entered into a share purchase agreement with strategic investors pursuant to which the Company sold and issued to the investors 1,375,440 shares of Series B Preferred Stock at a price of $36.3520 per share. The total proceeds raised through the Series B Preferred Stock transaction was $46.8 million, net of issuance costs of $3.2 million.
On October 25, 2019, the Company entered into a share purchase agreement with investors pursuant to which the Company sold and issued to the investors 1,375,440 shares of Series B-1 Preferred Stock at a price of $36.3520 per share. The total proceeds raised through the Series B-1 Preferred Stock transaction was $49.8 million, net of issuance costs of $0.2 million. On April 1, 2020, the Company entered into a share purchase agreement with another investor pursuant to which the Company sold and issued to the investor 550,176 shares of Series B-1 Preferred Stock at a price of $36.3520 per share, and received proceeds of $19.9 million, net of issuance costs of $0.1 million.
Holders of the Series B and Series B-1 Preferred Stock have a right to convert to common stock at any time. The number of converted shares is determined by dividing the original issue price by the applicable conversion price. The initial conversion price is the original issue price, but is subject to adjustment for certain dilutive issuances, splits and combinations.
In addition, in the event the Company closes a public offering in which the Series B and Series B-1 Preferred Stock converts into common stock on or before September 4, 2020, and in which the public offering price per share is less than $36.3520 (adjusted for stock splits if any), then the conversion price used for the Series B Preferred Stock in the public offering will be adjusted to the offering price (not to be below $23.9196). The Series B and Series B-1 Preferred Stock automatically converts to common stock in the event of a qualified public offering or consent of the holders of a majority of the then outstanding shares of preferred stock. The manner of settlement is an exchange of shares of common stock for converted shares of Series B and Series B-1 Preferred Stock.
Holders of the Series B and Series B-1 Preferred Stock are entitled to dividends when and if declared by the Board of Directors. Such dividends are noncumulative. Dividends, if any, are distributed among all holders of common stock and convertible preferred stock in proportion to the number of shares held by each holder if all shares of Convertible Preferred Stock were converted to common stock.
Each share of the Series B and Series B-1 Preferred Stock has a liquidation preference entitling the holders of Series B and Series B-1 Preferred Stock to an amount per share equal to the sum of the original issue price of $36.3520 per share and any declared but unpaid dividends, pari passu with the Series A Preferred Stock, and issuable prior to distribution of proceeds to common stock holders as a result of a liquidation event.
Each share of the Series B and Series B-1 Preferred Stock has substantially similar voting rights as one share of common stock. In addition, the holders of the Series B Preferred Stock are entitled to elect one director of the Company.
Other Features of Convertible Preferred Stock (Series A, Series B and Series B-1 Preferred Stock)
A majority vote of the convertible preferred stock, voting together as a single class, is required to, among other things, consummate certain liquidity events, amend or alter the Company’s Certification of Incorporation or Bylaws, increase or decrease the authorized shares of the preferred stock, or redeem, purchase or otherwise acquire any shares of preferred stock or common stock. Many of the foregoing protective rights are subject to certain exceptions.
Pursuant to a Voting Agreement by the Company and various investor parties thereto, certain individuals and entities have designation rights for certain directors of the Company.
The convertible preferred stock is not redeemable for cash.
Stock Incentive Plans
2007 Incentive Stock Plan
On January 3, 2008, the Board of Directors of Velodyne Acoustic, the Company’s predecessor entity, approved the 2007 Incentive Stock Plan (the “2007 Stock Plan”) and authorized a total of 10,250,000 shares of common stock for issuance. The 2007 Stock Plan provided for the granting of stock-based awards in the form of stock options and restricted stock awards (RSAs) to employees. On July 26, 2016, August 28, 2018 and October 11, 2019, the Board of Directors approved to decrease the number of shares of common stock authorized for issuance under the 2007 Stock Plan to 4,275,000, 3,904,557 and 1,404,557 shares, respectively. As of December 31, 2019 and June 30, 2020 (unaudited), there were outstanding 1,404,557 shares of common stock subject to RSAs and zero shares of common stock remaining available for future issuance under the 2007 Stock Plan.
2016 Stock Plan
On July 26, 2016, the Board of Directors approved the adoption of the 2016 Stock Plan and authorized 5,263,731 shares of the Company’s common stock for issuance under the 2016 Stock Plan. The 2016 Stock Plan provides for the direct award or sale of shares, the grant of stock options and restricted stock units (“RSUs”) to employees, directors and consultants. On October 11, 2019, the Board of Directors approved to increase the number of shares of common stock authorized for issuance under the 2016 Stock Plan to 7,763,731 shares. The number of shares of common stock available for future issuance under the 2016 Stock Plan was 4,463,046 and 3,075,537, respectively, as of December 31, 2019 and June 30, 2020 (unaudited).
Employee Stock Options, RSAs and RSUs
Pursuant to the 2007 Stock Plan, the Company granted options to certain employees to purchase shares of the Company’s common stock in 2008 and 2009. Options expire 10 years from the date of grant and vest 25 percent upon the one-year anniversary date from initial vesting date, with the remainder vesting monthly over the following three years.
In December 2015, the Company granted RSAs totaling 1,675,000 shares of common stock to two employees under the 2007 Stock Plan. The RSAs are subject to a time-based vesting condition and a market condition tied to a liquidity event requirement, both of which must be satisfied on or before the 10-year anniversary of the date of the grant in order for the RSAs to be vested and settled for shares of common stock. All shares of RSAs that do not vest on or before the 10-year anniversary of the date will be forfeited.

Subject to certain terms, the RSAs provide voting rights equivalent to a common stockholder and are eligible for dividends. As of June 30, 2020, the market vesting condition tied to a liquidity event had not been met.
Beginning March 2017, the Company granted options and RSUs to certain employees, directors and consultants pursuant to the 2016 Stock Plan. Options expire in 10 years from the date of grant and typically vest 25 percent upon the one-year anniversary date from the initial vesting date, with the remainder vesting quarterly over the following three years. The RSUs are subject to a time-based vesting condition and a market condition tied to a liquidity event requirement, both of which must be satisfied on or before the 7-year anniversary of the date of the grant in order for the RSUs to be vested and settled for shares of common stock. All shares subject to RSUs that do not vest on or before the 7-year anniversary of the date will be forfeited. The RSUs typically vest 25 percent upon the one-year anniversary date from initial vesting date, with the remainder vesting quarterly over the following three years. Certain RSUs also contain performance conditions related to the Company’s product development and business performance for the performance periods specified in the RSU agreements. As of June 30, 2020, the market vesting condition tied to a liquidity event had not been met.
In May 2020, the Company granted market-based performance RSUs (PRSUs) that contain service, performance and market conditions to vest in the underlying common stock. The PRSUs vest upon the three-year anniversary date from initial vesting date and the number of shares that vests is ultimately dependent on the value of the Company’s stock at the vesting date. As of June 30, 2020, the performance vesting condition tied to a liquidity event had not been met.
A summary of the combined stock option activity under the Company’s equity plans during 2017, 2018, 2019 and the six months ended June 30, 2020 (unaudited) is as follows:
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Option:
Options outstanding as of December 31, 2016	2,500,000	$0.37	2.09
Granted	257,674	18.76
Forfeited	(154,341)	18.19
Options outstanding as of December 31, 2017	2,603,333	1.13	1.34
Granted	—
Forfeited	—
Options outstanding as of December 31, 2018	2,603,333	1.13	0.22
Granted	—
Forfeited	(28,125)	21.08
Expired	(2,521,875)	0.55
Options outstanding as of December 31, 2019	53,333	18.24	0.49
Granted (unaudited)	150,000	16.84
Options outstanding as of June 30, 2020 (unaudited)	203,333	17.21	3.43

A summary of RSA and RSU activities under the Company’s equity plans is as follows:
	Shares	Weighted Average Grant Date Fair Value Per Share
RSA:
RSAs outstanding as of December 31, 2016	1,675,000	$4.09
Forfeited	(270,443)	4.09
RSAs outstanding as of December 31, 2017	1,404,557	4.09
Forfeited	—
RSAs outstanding as of December 31, 2018	1,404,557	4.09
Forfeited	—
RSAs outstanding as of December 31, 2019	1,404,557	4.09
Forfeited (unaudited)	—
RSAs outstanding as of June 30, 2020 (unaudited)	1,404,557	4.09
RSU:
RSUs outstanding as of December 31, 2016	—
Granted	1,954,639	$19.74
Forfeited	(283,970)	18.58
RSUs outstanding as of December 31, 2017	1,670,669	19.94
Granted	932,444	23.73
Forfeited	(416,198)	20.40
RSUs outstanding as of December 31, 2018	2,186,915	21.47
Granted	1,473,912	28.89
Forfeited	(413,475)	24.39
RSUs outstanding as of December 31, 2019	3,247,352	24.46
Granted (unaudited)	1,073,045	16.84
Forfeited (unaudited)	(210,536)	25.82
RSUs outstanding as of June 30, 2020 (unaudited)	4,109,861	22.40
PRSU:
PRSUs outstanding as of December 31, 2019	—
Granted	375,000	$4.04
PRSUs outstanding as of June 30, 2020	375,000	4.04
Stock-Based Compensation
As of June 30, 2020, no compensation expense had been recognized for the RSAs and RSUs because the performance vesting condition was not probable of being met. At the time the performance vesting condition becomes probable, which is not until the earlier of (i) an initial public offering, or (ii) a sale event, the Company will recognize the cumulative stock-based compensation expense for the outstanding RSAs and RSUs using the accelerated attribution method based on the grant-date fair value of the RSAs and RSUs.
The Company uses the Black-Scholes option pricing model to determine the fair value of its stock option awards and uses the Monte Carlo simulation model (a binomial lattice-based valuation model) to determine the fair value of its market-based PRSUs. The Monte Carlo simulation model uses multiple input variables to determine the probability of satisfying the market condition requirements. The fair value of the PRSUs is not subject to change based on future market conditions. The determination of the fair value for stock options and PRSUs in connection with determining stock compensation expense requires judgment, including estimating the fair market value of common stock, stock-price volatility, expected term, expected dividends and risk-free interest rates. The expected volatility rates are estimated based on historical volatilities of the Company’s peers’ common stock over a period of time that approximates the expected term of the options. Due to lack of historical data on employees’ option exercises, the Company estimates the expected term of the options using the simplified method, which calculates the expected term equal to the midpoint between the vesting period and the maximum contractual term. Expected dividends are estimated based on the Company’s dividend history as well as the Company’s current projections. The risk-free interest rate for periods approximating the expected terms of the options or the PRSUs is based on the U.S. Treasury yield curve in effect at the time of grant.
The following table sets forth the weighted average grant date fair value for options and the assumptions used as inputs for the Black-Scholes option pricing model:
	Year Ended December 31, 2017	Six Months Ended June 30, 2020
Weighted average grant date fair value of options	$8.09	$6.16
Expected term, in years	5.14	5.55
Expected volatility	47.23%	39.82%
Risk-free interest rate	1.88%	0.371%
Expected dividend yield	—	—
The following table sets forth the weighted average grant date fair value for PRSUs and the assumptions used as inputs for the Monte Carlo simulation model:
Six Months Ended June 30, 2020
Weighted average grant date fair value of PRSUs	$4.04
Expected term, in years	2.59
Expected volatility	45.00%
Risk-free interest rate	0.18%
Expected dividend yield	—
The following table presents stock-based compensation expense included in the Company’s consolidated statements of operations (in thousands):
	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
				(unaudited)
Research and development	$156	$93	$97	$48	$21
General and administrative	78	114	38	38	135
Total stock-based compensation expense	$234	$207	$135	$86	$156
The Company recognizes forfeitures as they occur. As of December 31, 2019 and June 30, 2020 (unaudited), unrecognized compensation cost related to stock options was $41,000 and $1.1 million, respectively, which was expected to be recognized over a weighted average period of 0.49 years and 3.43 years, respectively.
Note 9.   Net Income (Loss) Per Share Attributable to Common Stockholders
The Company follows the two-class method when computing net income (loss) per common share when shares are issued that meet the definition of participating securities. The Company considers its convertible preferred stock and the RSAs to be participating securities as holders of such securities have non-forfeitable dividend rights in the event of the declaration of a dividend for shares of common stock. During the periods when the Company is in a net loss position, the net loss attributable to common stockholders was not allocated to the convertible preferred stock and the RSAs under the two-class method as these securities do not have a contractual obligation to share in losses. Distributed and undistributed earnings allocated to participating securities are subtracted from net income (loss) in determining net income attributable to common stockholders. Basic net income (loss) per share is computed by dividing net income attributable to common stockholders by the weighted-average number of shares of the Company’s common stock outstanding. The diluted net income per share attributable to common stockholders is computed by giving effect to all dilutive securities. Diluted net income per share attributable to common stockholders is computed by dividing the resulting net income attributable to common stockholders by the weighted-average number of fully diluted common shares outstanding. During the periods when there is a net loss attributable to common stockholders, potentially dilutive common stock equivalents have been excluded from the calculation of diluted net loss per share attributable to common stockholders as their effect is anti-dilutive.
A reconciliation of the numerator and denominator used in the calculation of the basic and diluted earnings per share attributable to common stockholders is as follows (in thousands except share and per share amounts):
	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
				(unaudited)
Numerator:
Net income (loss)	$15,761	$(62,300)	$(67,226)	$(11,658)	$(33,112)
Less: undistributed earnings to participating securities	(3,622)	—	—	—	—
Net income (loss) attributable to common stockholders — basic	12,139	(62,300)	(67,226)	(11,658)	(33,112)
Add: adjustments to undistributed earnings to participating securities	189	—	—	—	—
Net income (loss) attributable to common stockholders — diluted	$12,328	$(62,300)	$(67,226)	$(11,658)	$(33,112)
Denominator:
Weighted-average shares of common stock — basic	34,325,728	34,320,311	34,252,578	34,252,578	34,252,578
Effect of dilutive stock options	2,453,973	—	—	—	—
Weighted-average shares of common stock — diluted	36,779,701	34,320,311	34,252,578	34,252,578	34,252,578
Net income (loss) per share attributable to common stockholders:
Basic	$0.35	$(1.82)	$(1.96)	$(0.34)	$(0.97)
Diluted	$0.34	$(1.82)	$(1.96)	$(0.34)	$(0.97)

The following common stock equivalents were excluded from the computation of diluted net income (loss) per share for the periods presented because including them would have been antidilutive:
	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
				(unaudited)
Convertible preferred stock	8,772,852	10,148,292	11,523,732	10,148,292	12,073,908
Stock options to purchase common stock	103,333	2,603,333	53,333	2,575,208	203,333
Restricted stock awards	1,404,557	1,404,557	1,404,557	1,404,557	1,404,557
Restricted stock units	1,670,669	2,186,915	3,247,352	2,852,717	4,484,861
Total	11,951,411	16,343,097	16,228,974	16,980,774	18,166,659
Note 10.   Retirement Plan
The Company has a 401(k) savings and profit-sharing plan (the 401(k) Plan), which is intended to be a tax-qualified defined contribution plan that covers all eligible employees, as defined in the applicable plan documents. Under the 401(k) Plan, eligible employees may elect salary deferral contributions, not to exceed limitations established annually by the IRS. The Company matches 25% of employees’ eligible contributions. The Company’s matching contributions were $0.5 million, $0.9 million and $0.9 million, respectively, for 2017, 2018 and 2019, and $0.5 million and $0.5 million, respectively, for the six months ended June 30, 2019 and 2020 (unaudited).
Note 11.   Restructuring (unaudited)
In March 2020, the Company initiated a restructuring plan to downsize the manufacturing function and related engineering and administrative functions in its California locations. The purposes of this plan are to align resource requirements with the company’s initiatives to lower the company’s cost structure and to increase its production capacity by outsourcing a majority of its manufacturing activities. The Company’s restructuring expenses incurred to date primarily related to employee termination costs.
The following table summarizes our costs incurred during the six months ended June 30, 2020, estimated additional costs to be incurred and estimated total costs expected to be incurred under the restructuring program as of June 30, 2020 (in thousands):
	Cost Incurred During the Period	Cumulative Costs Incurred Through End of the Period	Estimated Additional Costs to be Incurred	Total Restructuring Costs Expected to be Incurred
	(unaudited)
Employee termination benefits	$1,043	$1,043	$—	$1,043
The following table summarizes the changes in restructuring liabilities during the six months ended June 30, 2020 (in thousands):
Six Months Ended June 30, 2020
(unaudited)
Restructuring liabilities, beginning	$—
Provisions and adjustments	1,043
Cash payments	(973)
Restructuring liabilities, ending	$70

Note 12.   Income Taxes
Income (loss) before income taxes consisted of the followings (in thousands):
	Year Ended December 31,
	2017	2018	2019
Domestic	$24,970	$(56,631)	$(68,645)
Foreign	601	959	736
Income (loss) before income taxes	$25,571	$(55,672)	$(67,909)
Provision for (benefit from) income taxes consisted of the following (in thousands):
	Year Ended December 31,
	2017	2018	2019
Current:
Federal	$7,192	$8	$958
State	1,428	507	(130)
Foreign	168	268	430
Total Current	8,788	783	1,258
Deferred:
Federal	1,690	3,805	(1,942)
State	(668)	2,040	1
Foreign	—	—	—
Total Deferred	1,022	5,845	(1,941)
Provision for (benefit from) income taxes	$9,810	$6,628	$(683)
On December 22, 2017, the Tax Cuts and Jobs Act (P.L. 115-97) was enacted (Tax Act). Among other changes is a permanent reduction in the federal corporate income tax rate from 35% to 21% effective January 1, 2018. As a result of the reduction in the corporate income tax rate, the Company revalued its net deferred tax assets as of December 31, 2017 which resulted in a reduction in the value of the Company’s net deferred tax assets of approximately $1.9 million.
On December 22, 2017, the SEC issued Staff Accounting Bulletin 118 (SAB 118), which provides guidance on accounting for tax effects of the Tax Act. SAB 118’s measurement period which closed on December 22, 2018, one year from the Tax Act’s enactment. In accordance with SAB 118, the Company took a provisional amount of bonus tax depreciation following the provisions under the Tax Act. Upon finalization, the provisional adjustment was deemed immaterial. The Tax Act provides for a one-time “deemed repatriation” of accumulated foreign earnings for 2017. The Company paid $0.1 million of U.S. federal cash taxes on the deemed repatriation tax in one installment for 2017.
The Tax Act includes certain anti-deferral and anti-abuse erosion provisions, including a new minimum tax on global intangible low-taxed income (GILTI) and base erosion and anti-abuse tax (BEAT). The Tax Act subjects the Company to current tax on GILTI of its controlled foreign corporations. At December 31, 2018, the Company recognized $0.2 million of tax related to GILTI inclusions reducing the deferred tax assets, which will be fully offset by the change in valuation allowance. GILTI is treated as a period cost using the current method. There is no tax expense impact related to GILTI inclusion. The BEAT, limits the ability of multinational corporations with gross receipts of more than $500 million (averaged over the prior three years) to shift profits from the United States by making deductible payments to their affiliates in low-tax countries. In 2018 and 2019, the Company’s gross receipts were less than the reporting threshold.

The provision for (benefit from) income taxes differ from the amounts computed by applying the U.S. federal income tax rate to income (loss) before income taxes for the following reasons:
	Year Ended December 31,
	2017	2018	2019
U.S. federal provision at statutory rate	35.0%	21.0%	21.0%
State income taxes, net of federal benefit	4.3	7.4	1.3
Foreign income taxes at rates other than the U.S. rate	(0.2)	(0.1)	(0.4)
Tax credits	(6.0)	4.5	5.2
Permanent items	0.8	(0.7)	(0.2)
Domestic manufacturing deduction	(2.3)	—	—
Uncertain tax benefits	(3.8)	(0.5)	(0.2)
2017 Tax Cuts and Job Act impact	6.9	—	—
Prior year return to provision adjustments	3.7	0.2	(0.1)
Change in valuation allowance	—	(43.2)	(25.7)
Other	—	(0.5)	0.1
Effective tax rate	38.4%	(11.9)%	1.0%
The Company’s effective tax rates differ from the federal statutory rate primarily due to state taxes, research and development credits, valuation allowance, and other permanent adjustments.
The Company’s deferred income tax assets and liabilities as of December 31, 2018 and 2019 were as follows (in thousands):
	December 31,
	2018	2019
Deferred tax assets:
Net operating loss carryforward	$15,365	$27,325
Tax credits	2,522	5,099
Deferred revenue	2,633	4,601
Accruals and reserves	2,820	4,336
Inventories	2,992	2,176
Stock-based compensation	119	129
Other	61	52
Total deferred tax assets	26,512	43,718
Deferred tax liabilities:
Depreciation and amortization	(2,475)	(1,820)
Prepaids	—	(427)
Total deferred tax liabilities	(2,475)	(2,247)
Net deferred tax assets before valuation allowance	24,037	41,471
Valuation allowance	(24,037)	(41,473)
Net deferred tax assets (liabilities)	$—	$(2)
Income taxes are accounted for using an asset-and-liability approach. Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and operating loss and tax credit carryforwards measured by applying currently enacted tax laws. If applicable, a valuation allowance is provided to reduce net deferred tax assets to an amount that is more likely than not to be realized. Further, the Company establishes liabilities or reduces assets for uncertain tax positions when it believes certain tax positions are not more likely than not of being sustained if challenged. Revaluation of tax positions considers factors such as changes in facts or circumstances, changes in or interpretations of tax law, effectively settled issues under audit or expiration of statute of limitation, and new audit activity.
The Company assesses the realizability of deferred tax assets based on the available evidence, including a history of taxable income and estimates of future taxable income. In assessing the realizability of deferred tax assets, The Company considers whether it is more likely than not that all or some portion of deferred tax assets will not be realized. Due to the losses the Company generated in the current year, and the projected losses in the future, the Company believes it is not more likely than not that all of the deferred tax assets can be realized. Accordingly, the Company established and recorded a full valuation allowance on its net deferred tax assets of $24.0 million as of December 31, 2018 and a net valuation allowance on its deferred tax assets of $41.5 million as of December 31, 2019.
Utilization of the net operating loss and tax credit carryforwards may be subject to a substantial annual limitation due to the “ownership change” limitations provided by Section 382 and 383 of the Internal Revenue Code of 1986, as amended, and other similar state provisions. Any annual limitation may result in the expiration of net operating loss and tax credit carryforwards before utilization.
Furthermore, under the Tax Act, although the treatment of tax losses generated in taxable years ending before December 31, 2017 has generally not changed, tax losses generated in taxable years beginning after December 31, 2017 may be utilized to offset no more than 80% of taxable income annually. This change may require us to pay federal income taxes in future years despite generating a loss for federal income tax purposes in the current and prior years.
As of December 31, 2019, the Company had $107.4 million of U.S. federal and $73.4 million of state net operating loss carryforwards available to reduce future taxable income, which will be carried forward indefinitely for U.S. federal tax purposes and will expire beginning in 2028 through 2038 for state tax purposes.
The Company also has federal and California research and development tax credit carryforwards of $2.8 million and $3.9 million, respectively. The federal research credit carryforwards will expire in 2038 and California research credits can be carried forward indefinitely. The Company also has federal foreign tax credit carryforwards of $1.0 million that will expire in 2029.
The Company accrues for uncertain tax positions identified, which are not deemed more likely than not to be sustained if challenged, and recognizes interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company accrued immaterial interest on uncertain tax benefits associated with unrecognized tax benefits, and had immaterial cumulative interest and penalties as of December 31, 2018 and 2019.
The Company does not expect that the total amounts of unrecognized tax benefits will significantly increase or decrease within 12 months of the reporting date. The following table summarizes the aggregate changes in the total gross amount of unrecognized tax benefits (in thousands):
	Year Ended December 31,
	2017	2018	2019
Unrecognized tax benefits as of the beginning of the year	$1,884	$1,763	$2,824
Increases related to prior year tax provisions	44	78	308
Decrease related to prior year tax provisions	(968)	(216)	—
Increase related to current year tax provisions	803	1,199	1,282
Statue lapse	—	—	(226)
Unrecognized tax benefits as of the end of the year	$1,763	$2,824	$4,188
The unrecognized tax benefits, if recognized, would impact the income tax provision by $1.3 million, $1.6 million, and $1.3 million as of December 31, 2017, 2018 and 2019, respectively. The remaining unrecognized tax benefits would not impact the income tax provision as there would be an offset by the reversal of related deferred tax assets subject to a full valuation allowance.

As of December 31, 2019, the Company does not believe that its estimates, as otherwise provided for, on such tax positions will significantly increase or decrease within the next twelve months. The Company has elected to include interest and penalties as a component of income tax expense. The amounts were not material for 2017, 2018 and 2019.
The Company’s major tax jurisdictions are the United States and California and the earliest years open for examination are for 2016 and 2015 tax years, respectively.
The quarterly income tax provision reflects an estimate of the corresponding year’s annual effective tax rate and includes, when applicable, adjustments for discrete items. The tax provision for the periods presented primarily relates to income taxes of non-U.S. operations as the U.S. operations were in a loss position and the Company maintains a full valuation allowance against its U.S. deferred tax assets.
For the six months ended June 30, 2020 (unaudited), the Company recorded an income tax benefit of $6.7 million primarily related to the release of a valuation allowance associated with carrying back a portion of the Company’s 2019 net operating losses to 2017 that is allowed by the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The CARES Act was enacted in March 2020 and provides emergency assistance and health care response for businesses affected by the 2020 coronavirus pandemic. The CARES Act includes tax reform that is applicable to the Company, most significantly relating to net operating losses. In April 2020, the Company filed a claim to carryback a portion of its 2019 net operating losses to 2017 and received a tax refund in May 2020 (unaudited).
Note 13.   Commitments and Contingencies
Lease Commitments
The Company leases office and manufacturing facilities under non-cancelable operating leases expiring at various dates through December 2027, including office and manufacturing space in San Jose, California used as its corporate headquarters. The lessor company is owned by one of the Company’s officers. Please see Note 15. Related Party Transactions. The Company also entered into capital leases for purchasing of information technology equipment.
As of December 31, 2019, future minimum lease payments under all noncancelable capital and operating leases with an initial lease term in excess of one year were as follows (in thousands):
Years Ending December 31,	Capital Leases	Operating Leases
2020	$310	$4,246
2021	233	4,026
2022	14	3,296
2023	—	3,358
2024	—	3,459
Thereafter	—	11,012
Net minimum lease payments	557	$29,397
Less amount representing interest	(33)
Present value of net minimum lease payments	524
Less current portion	(285)
Long-term obligations as of December 31, 2019	$239

As of June 30, 2020, future minimum lease payments under all noncancelable capital and operating leases with an initial lease term in excess of one year were as follows (in thousands, unaudited):
Years Ending December 31,	Capital Leases	Operating Leases
	(unaudited)
2020 (remaining six months)	$155	$2,120
2021	233	4,024
2022	14	3,296
2023	—	3,358
2024	—	3,459
Thereafter	—	11,012
Net minimum lease payments	402	$27,269
Less amount representing interest	(18)
Present value of net minimum lease payments	384
Less current portion	(275)
Long-term obligations as of June 30, 2020	$109
Rent expense under operating leases was approximately $4.0 million, $4.1 million and $4.3 million, respectively, for 2017, 2018 and 2019, and $2.1 million and $2.2 million, respectively, for the six months ended 2019 and 2020 (unaudited).
Purchase Commitments
The Company uses several contract manufacturers to manufacture components, subassemblies and products. The Company provides these contract manufacturers with demand information and they use this information to acquire components and build products. Contract manufacturer commitments consist of obligations for on-hand inventories and non-cancelable purchase orders with contract manufactures. If the Company cancels all or part of the orders, it may still be liable to the contract manufacturers for the cost of the materials and components purchased by the subcontractors to manufacture the Company’s products. The Company also obtain individual components for its products from a wide variety of individual suppliers. In addition, the Company has other contractual obligations for goods or services associated with its ordinary course of business. As of December 31, 2019 and June 30, 2020 (unaudited), the Company has $41.6 million and $37.9 million, respectively, of outstanding purchase orders or commitments for goods or services with contract manufacturers and vendors that range mostly from one month up to a year.
Legal Proceedings
From time to time, the Company is involved in actions, claims, suits and other proceedings in the ordinary course of business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties or employment-related matters. The Company is defending all current litigation matters. Although there can be no assurances and the outcome of these matters is currently not determinable (except as specifically described below), the Company currently believes that none of these claims or proceedings are likely to have a material adverse effect on the Company’s financial position.
Quanergy Litigation
In September 2016, Quanergy Systems, Inc. (Quanergy) filed a complaint against the Company and one of its customers in the Northern District of California (the District Court litigation), seeking a declaratory judgment of non-infringement of one of the Company’s patents, U.S. Patent No. 7,969,558 (the ‘558 patent) and asserting state and federal trade secret misappropriation claims against the Company and its customer and breach of contract and constructive fraud claims against its customer. In November 2016, Quanergy filed an amended complaint, removing its trade secret misappropriation claims against the Company, dropping its customer from the suit and dropping the related claims of breach and constructive fraud. The amended complaint maintained only the declaratory judgment of non-infringement action against the Company. In December 2016, the Company filed an answer generally denying the allegations and relief requested in Quanergy’s amended complaint. The Company’s answer also included counterclaims against Quanergy asserting direct, indirect, and willful infringement of the ‘558 patent. In January 2017, Quanergy filed an answer generally denying the allegations in the Company’s patent infringement counterclaims and requesting relief. The court held a claim construction hearing on September 13, 2017 and issued a claim construction order on October 4, 2017, which adopted the majority of the Company’s proposed constructions. In June 2018, the district court entered an order granting a joint stipulation to stay the litigation.
Quanergy filed two petitions for inter partes review with the U.S. Patent Office’s Patent Trials and Appeal Board (PTAB) in November 2017, challenging all claims of the ‘558 patent that we asserted. The Company filed its Patent Owner Preliminary Response to Quanergy’s petitions on March 7, 2018. The PTAB issued an institution decision on May 25, 2018, instituting review of all challenged claims. The Company subsequently filed its Patent Owner Response and a Contingent Motion to Amend the claims. The PTAB held oral argument on February 27, 2019. On May 23, 2019, the PTAB issued a Final Written Decision upholding the validity of all the challenged claims, finding that Quanergy did not prove by a preponderance of the evidence that any of the challenged claims of the ‘558 patent were unpatentable, and denying the Company’s contingent motion as moot. In June 2019, Quanergy filed a request for rehearing. On July 21, 2020, Quanergy filed a Notice of Appeal, appealing the PTAB decision to the U.S. Court of Appeals for the Federal Circuit.
Hesai and RoboSense Litigation
On August 13, 2019, the Company filed separate complaints against Hesai Photonics Technology Co., Ltd. (Hesai) (5:19-cv-4742-EJD) and Suteng Innovation Technology Co., Ltd. (RoboSense) (5:19-cv-4746-EJD), in the United States District Court for the Northern District of California. These complaints allege infringement of the ‘558 patent by Hesai and RoboSense, respectively. In both cases, we are seeking, among other relief, a permanent injunction and to be determined monetary damages adequate to compensate us for the alleged infringement. Both cases were stayed pending resolution of the ITC investigation (No. 337-TA-1173). On July 8, 2020, Velodyne filed a Notice of Dismissal with Prejudice of the Hesai case (5:19-cv-4742-EJD) pursuant to the Litigation Settlement and Patent Cross License Agreement discussed further below. The Hesai case is now terminated. The case against RoboSense (5:19-cv-4746-EJD) remains pending.
On August 15, 2019, the Company also filed a patent infringement complaint with the United States International Trade Commission (ITC) against Hesai and RoboSense. The complaint filed with the ITC alleges violations of Section 337 of the Tariff Act of 1930, as amended, by both Hesai and RoboSense and requests that the ITC investigate Hesai and RoboSense for unlawfully importing and selling products that infringe upon the ‘558 patent. On August 28, 2019, the Company filed a supplement with the ITC. The Company is asking the ITC to issue permanent limited exclusion orders and permanent cease and desist orders against Hesai and RoboSense to stop the importation and sale of the following products in the United States: (a) rotating 3-D lidar devices; (b) components thereof; and (c) sensing systems containing the same. On September 11, 2019, the Company received notice that the ITC instituted an investigation of Hesai and RoboSense (No. 337-TA-1173). On July 8, 2020, Velodyne and Hesai jointly moved to terminate the ITC investigation with respect to Hesai pursuant to the Litigation Settlement and Patent Cross License Agreement discussed further below. On July 13, 2020, the ALJ issued Order No. 33, granting the joint motion. Order No. 33 is an Initial Determination that terminates Hesai from the Investigation. On August 4, 2020, the Commission issued a Notice determining not to review the Initial Determination terminating the investigation as to Hesai. As a result, the case against Hesai is now terminated. The case against Robosense remains pending.
On November 8, 2019, Velodyne Lidar, Inc., Velodyne Europe GmbH, Gotting KG, and IFTAS GmbH were sued by Hesai for alleged patent infringement before the District Court of Frankfurt, Germany (Docket No. 2-6 O 461/19). Hesai sought money damages and an injunction. On July 8, 2020, Hesai withdrew the case pursuant to the Litigation Settlement and Patent Cross License Agreement discussed further below. This case is now terminated.

On April 30, 2020, Hesai filed four cases in the Shanghai Intellectual Property Court against the Company, Beijing Velodyne Laser Technology Co., Ltd (Velodyne Beijing), and Shanghai Keming Instrument Co., Ltd (Keming) (collectively, Defendants). The cases were docketed by the court on May 6, 2020. Hesai asserts that the Defendants infringed three patents registered in the People’s Republic of China. Each case seeks an injunction and monetary damages. On July 8, 2020, Hesai withdrew the four China cases pursuant to the Litigation Settlement and Patent Cross License Agreement discussed below. These cases are now terminated.
On June 24, 2020, the Company entered into a Litigation Settlement and Patent Cross-License Agreement with Hesai to resolve all of the disputes between the parties, as described above, and agreed on the terms of a patent cross-license and releases of liability. Under the terms of the settlement, Hesai agreed to make a one-time payment to compensate the Company for Hesai’s past use of the Company’s technologies, will make annual fixed royalty payments through 2022, and thereafter, will make product sales royalty payments through February 2030. The parties also agreed to terminate all of the matters related to Hesai described above.
The Company’s litigation with RoboSense is ongoing and was not resolved by the settlement agreement described above.
Employment Matters
On April 3, 2020, a former employee filed a class action lawsuit in the United States District Court for the Northern District of California. The complaint alleges that the Company violated the federal Worker Adjustment and Retraining Notification Act, or WARN Act, and California WARN Act in connection with its termination of the employment of the plaintiff and other similarly situated employees. The plaintiff seeks to certify the action as a class action and seeks various other remedies on behalf of himself and others, including unpaid wages, salaries, commissions, bonuses and other compensation and benefits that would have accrued during the following 60 days. The parties have reached an agreement to resolve the case and the plaintiff filed a voluntary dismissal of the case on June 29, 2020 in accordance with the terms of the settlement. This case is now terminated.
On June 8, 2020, a former employee filed a class action lawsuit in the Santa Clara County Superior Court of the State of California. The complaint alleges that, among other things, the Company failed to pay minimum and overtime wages, final wages at termination, and other claims based on meal periods and rest breaks. The plaintiff is bringing this lawsuit on behalf of herself and other similarly situated plaintiffs who have not been identified and is seeking to certify the action as a class action. The plaintiff seeks unspecified damages as well as attorneys’ fees. The Court has scheduled an initial Case Management Conference for October 2, 2020 and has imposed a stay on discovery until that date.
The Company records accruals for outstanding legal proceedings, investigations or claims when it is probable that a liability will be incurred and the amount of loss can be reasonably estimated. The Company evaluated developments in legal proceedings, investigations or claims that could affect the amount of any accrual, as well as any developments that would result in a loss contingency to become both probable and reasonably estimable. As of June 30, 2020, the Company has accrued $2.4 million for loss contingencies in connection with the settlement of certain employment related legal proceedings. The Company has not recorded any additional accrual for loss contingencies associated with such legal claims or litigation discussed above.
Note 14.   Segment, Geographic and Customer Concentration Information
The Company conducts its business in one operating segment that develops and produces Lidar sensors for use in industrial, 3D mapping, drones and auto applications. The Company’s Chief Executive Officer is the chief operating decision maker (CODM). The CODM allocates resources and makes operating decisions based on financial information presented on a consolidated basis, accompanied by disaggregated information about sales and gross margin by product group. The profitability of the Company’s product group is not a determining factor in allocating resources and the CODM does not evaluate profitability below the level of the consolidated company.

The Company reports revenue by region and country based on the location where its customers accept delivery of its products and services. Revenue by region was as follows (amount in thousands):
	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
				(unaudited)
Revenue by region:
North America	$139,005	$84,541	$49,634	$35,716	$13,903
Asia Pacific	26,562	39,770	28,791	20,538	25,774
Europe, Middle East and Africa	16,523	18,635	22,973	12,655	5,740
Revenue	$182,090	$142,946	$101,398	$68,909	$45,417
% of Revenue by region:
North America	76%	59%	49%	52%	31%
Asia Pacific	15%	28%	28%	30%	57%
Europe, Middle East and Africa	9%	13%	23%	18%	13%
Revenue	100%	100%	100%	100%	100%
Revenue by countries and customers accounted for more than 10% of revenue was as follows:
	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
				(unaudited)
Countries over 10% of Revenue:
U.S.	72%	59%	46%	51%	21%
China	*	21%	11%	13%	46%
Number of Customers accounted for over 10% of Revenue:**	3	2	2	2	1

*
Less than 10%.

**
In 2017, one customer accounted for 26% of revenue. For the six months ended June 30, 2020, one customer accounted for 37% of revenue.

The Company’s long-lived assets, consisting primarily of property, plant and equipment, were primarily located in the United States as of December 31, 2018, December 31, 2019 and June 30, 2020 (unaudited).
Note 15.   Related Party Transactions
Three holders of the convertible preferred stock purchased products and services, directly or through a third party, from the Company. Revenue and accounts receivable for these holders were as follows (in thousands):
	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
				(unaudited)
Revenue:
Stockholder A	$7,090	$9,447	$(3,514)(1)	$265	$278
Stockholder B	5,080	508	1,391	3	3,544
Stockholder C	—	18	6,148	5,040	439

	December 31,		June 30, 2020
	2018	2019
			(unaudited)
Accounts receivable:
Stockholder A	$2,907	$9	$—
Stockholder B	251	1,404	2,239
Stockholder C	—	—	300

(1)
The 2019 amount included a $4.1 million refund, net of taxes, the Company issued to entities affiliated with the stockholder in October 2019, in order to compensate them for unforeseen challenges associated with the use of certain new products purchased from the Company in 2018. The products purchased by these entities in 2018 were still under development at the time and the Company felt it appropriate to compensate these early purchasers for working with a new product.

In April 2019, the Company entered into a manufacturing agreement with one of its Series B Preferred Stock holders (Stockholder D), and the Company has one product that is currently being manufactured by Stockholder D. As of December 31, 2019 and June 30, 2020 (unaudited), the Company had $2.7 million and $2.5 million of accrued purchases and $24.9 million and $16.5 million, respectively, of outstanding purchase commitment for products with this stockholder. The Company procures equipment, materials and components for Stockholder D to build the product and had $2.7 million and $1.5 million, respectively, of receivables from this stockholder which was included in other current assets as of December 31, 2019 and June 30, 2020 (unaudited).
In November 2018, in connection with its issuance of Series B Preferred Stock, the Company repurchased 73,150 shares of common stock from certain holders of its common stock, who are family members of one of the Company’s officers. The purchase price per share of $36.3520 was equivalent to the price paid for each share of the Series B Preferred Stock.
The Company currently rents its corporate headquarters facility in San Jose, California from a company owned by one of its officers. The lease was executed in January 2017 and expires in December 2027, as amended. As of December 31, 2019 and June 30, 2020 (unaudited), future minimum lease payments totaled $27.3 million and $25.8 million, respectively, related to this facility. Rent expense under this lease was $3.0 million, $3.0 million and $3.1 million, respectively, for 2017, 2018 and 2019, and $1.5 million and $1.7 million, respectively, for the six months ended June 30, 2019 and 2020 (unaudited).
In January 2017 and December 2016, the Company issued two interest-bearing unsecured promissory notes totaling $3.5 million to one of its officers for purposes of financing the acquisition of the above headquarters facility. The loan accrued interest at a rate of 3.15% per annum. As of December 31, 2019, immediately prior to repayment, the aggregate outstanding balance of the loan was approximately $3.6 million, including aggregate accrued and unpaid interest of $0.1 million. The officer made monthly interest-only payments to the Company on the loan beginning in December 2017 and repaid all outstanding principal and interest due under the two promissory notes on December 31, 2019.
In addition, in March 2017, the Company entered into an unconditional payment guaranty with regard to one of its officers’ $15.0 million term loan. The loan was obtained for and secured by a Deed of Trust for the above headquarters facility in San Jose, California. Under the terms of the guaranty, the Company has agreed to unconditionally guarantee the borrower’s obligations under the loan. As of December 31, 2017 and 2018, the outstanding principal balance of the term loan was $14.8 million and $14.4 million, respectively. In December 2019, the Company was released from the unconditional payment guaranty and has no further obligations with respect to the term loan.
In August 2016, the Company entered into an agreement with one of its officers and Velodyne Acoustics, LLC (Acoustics) pursuant to which Acoustics agreed to, among other things, indemnify, defend and hold harmless Velodyne Lidar, Inc. from and against any and all liabilities relating to, arising out of or resulting from certain litigation matters (Litigation Indemnification Agreement). The litigation matters giving rise to the indemnification obligations involved certain employment-related claims of two former employees of Velodyne Acoustics, which was the predecessor of Acoustics. In November 2019, the Company elected not to seek indemnification from Acoustics for the litigation matters under the terms of the Litigation Indemnification Agreement and assumed control and financial responsibility for the litigation matters. By not seeking indemnification from Acoustics, the Company has paid approximately $2.5 million in settlements in connection with the litigation matters and $2.6 million in legal costs to date, all of which are included in general and administration in the statement of operations. Such payments and costs incurred that were the subject of the Litigation Indemnification Agreement indirectly benefit the officer, the former sole owner of Acoustics. The Company believes that the litigation matters covered by the Litigation Indemnification Agreement are complete and the Company does not expect to incur additional expenses related to these litigation matters.
Note 16.   Subsequent Events
In preparing the audited consolidated financial statements as of December 31, 2018 and 2019, and for each of the years in the three year period ended December 31, 2019, the Company has evaluated subsequent events through April 15, 2020, which is the date the audited consolidated financial statements were available for issuance. In preparing the unaudited interim consolidated financial statements as of June 30, 2020 and for the six months ended June 30, 2019 and 2020, the Company has evaluated subsequent events through August 14, 2020, which is the date the condensed consolidated financial statements were available for issuance.
On April 1, 2020, the Company entered into a share purchase agreement with a new investor pursuant to which the Company sold and issued to the investor 550,176 shares of Series B-1 Preferred Stock at a price of $36.3520 per share, and received proceeds of $20.0 million.
On April 3, 2020, the Company entered into a Purchase and Sale Agreement with a third-party buyer to sell its Morgan Hill building for a purchase price of $13.2 million. The parties currently expect the transaction to close in July 2020, subject to the satisfaction of various closing conditions.
On April 8, 2020, the Company received loan proceeds of $10.0 million under the CARES Act’s Paycheck Protection Program (PPP). The principal and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels and that approval is received from the relevant government entity. The unforgiven portion of the PPP Loan is payable over two years at an interest rate of 1% per annum, with a deferral of payments for the first six months.
On July 2, 2020 (unaudited), the Morgan Hill building sale transaction was closed and the Company received net proceeds of $12.3 million.
Graf Merger (Unaudited)
On July 2, 2020 (unaudited), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Graf Industrial Corp., a Delaware corporation (“Graf”), and VL Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Graf (“Merger Sub”).
Pursuant to the terms of the Merger Agreement, Graf will acquire the Company through the merger of Merger Sub with and into the Company, with the Company surviving the merger (the “Merger”). At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, Series A Preferred Stock, Series B Preferred Stock, and Series B-1 Preferred Stock will be converted into the right to receive shares of common stock, par value $0.0001 per share, of Graf (the “Graf Common Stock”) in an aggregate amount which shall not exceed, taken together with any shares issuable in respect of vested equity awards of the Company, 143,575,763 shares of Graf Common Stock. In addition, at the Effective Time, each outstanding and unsettled restricted stock unit in respect of shares of the Company’s common stock, option to purchase shares of the Company’s common stock and unvested restricted share of the Company’s common stock will be rolled over into restricted stock units, options, or restricted shares, respectively, of Graf Common Stock in accordance with the terms of the Merger Agreement. Prior to the closing of the Merger (the “Closing”), the Company intends to enter into agreements with certain of its stockholders pursuant to which, contemporaneously with the Closing, it will repurchase and cancel shares of the Company’s capital stock from such stockholders in exchange for an aggregate amount of cash not to exceed

$50.0 million. In addition, holders of the Company’s capital stock and the Company’s equity awards will receive, in the aggregate, up to an additional 2,000,000 shares of Graf Common Stock (including in the form of equity awards of Graf Common Stock, as applicable) if, (i) on any date prior to the Closing, the closing price of Graf Common Stock on the New York Stock Exchange meets or exceeds certain thresholds or (b) during the period from the date of the Merger Agreement until six months following Closing, the closing price of Graf Common Stock exceeds certain thresholds (as further described in the Merger Agreement).
Pursuant to the terms of the Merger Agreement, Graf is required to use commercially reasonable efforts to cause the Graf Common Stock to be issued in connection with the transactions contemplated by the Merger Agreement to be approved for listing on the New York Stock Exchange prior to the Closing. The consummation of the Merger is subject to the receipt of the requisite approval of the stockholders of each of Graf and the Company and the fulfillment of certain other closing conditions, including Graf having minimum cash of $200.0 million at Closing. The Company will be required to pay Graf a termination fee of $58.9 million if the Merger Agreement is terminated prior to Closing under certain conditions, including if the Company terminates the Merger Agreement in order to enter into a definitive agreement with respect to a superior proposal or if Graf terminates the Merger Agreement because the Company’s board of directors changes its recommendation to the Company’s stockholders regarding the transactions contemplated by the Merger Agreement. The transaction is currently expected to close in the third quarter of 2020.

ANNEX A
Dated July 2, 2020
Agreement and Plan of Merger
among
Graf Industrial Corp.,
as Acquiror
VL Merger Sub Inc.
as Merger Sub
and
Velodyne LiDAR, Inc.
as the Company

A-i

A-ii

A-iii

A-iv

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Agreement”), dated as of July 2, 2020, is entered into by and among Graf Industrial Corp., a Delaware corporation (“Acquiror”), VL Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Velodyne LiDAR, Inc., a Delaware corporation (the “Company”). Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in Article I of this Agreement.
RECITALS
WHEREAS, Acquiror is a blank check company incorporated to acquire one or more operating businesses through a Business Combination;
WHEREAS, Merger Sub is a newly formed, wholly owned, direct subsidiary of Acquiror, and was formed for the sole purpose of the Merger;
WHEREAS, subject to the terms and conditions hereof, at the Closing, Merger Sub is to merge with and into the Company pursuant to the Merger, with the Company surviving as the Surviving Company;
WHEREAS, the respective boards of directors or similar governing bodies of each of Acquiror, Merger Sub and the Company have each approved and declared advisable the Transactions upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”);
WHEREAS, in connection with the Transactions, Acquiror has entered into (or will enter into prior to the Closing) subscription agreements (each, as amended or modified from time to time, a “Subscription Agreement”), with the Investors providing for investments in Acquiror in an aggregate amount not to exceed $160,000,000 (the “Base Subscription Amount”) and whereas the Company shall have the right hereunder to elect to approve new Subscription Agreements in amounts in excess of the Base Subscription Amount;
WHEREAS, following the date of this Agreement, the Company intends to enter into agreements to purchase and, contemporaneously with the consummation of the Transactions, subsequently to acquire and cancel Company Shares from as-yet to be specified Company Shareholders in exchange for an aggregate amount of cash not to exceed $50,000,000, (the “Company Redemption Amount”) which such amount is anticipated to be funded as a result of the Transactions;
WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, the Sponsor has entered into that certain Sponsor Agreement, dated as of the date hereof (the “Sponsor Agreement”), with Acquiror and the Company;
WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, certain stockholders of the Company haves entered into that certain Support Agreement, dated as of the date hereof (the “Support Agreement”), with Acquiror;
WHEREAS, pursuant to the Acquiror Organizational Documents, Acquiror shall provide an opportunity to its stockholders to have their Acquiror Common Stock redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in this Agreement, the Acquiror Organizational Documents, the Trust Agreement, and the Proxy Statement in conjunction with, inter alia, obtaining approval from the stockholders of Acquiror for the Business Combination (the “Offer”);
WHEREAS, prior to the consummation of the Transactions, the Acquiror shall, subject to obtaining the Acquiror Stockholder Approval, adopt the amended and restated certificate of incorporation (the “Acquiror A&R Charter”) in the form set forth on Exhibit A, to provide for, among other things, an increase to the number of Acquiror’s authorized shares of Acquiror Common Stock in connection with the Transactions;
WHEREAS, prior to the consummation of the Transactions, the Acquiror shall adopt the amended and restated bylaws (the “Acquiror A&R Bylaws”) in the form set forth on Exhibit B;

WHEREAS, prior to the consummation of the Transactions, the Acquiror shall, subject to obtaining the Acquiror Stockholder Approval, adopt an equity incentive plan in a form to be agreed to between Acquiror and the Company (the “Acquiror Incentive Plan”); and
WHEREAS, each of the parties intends that, for U.S. federal income tax purposes, (i) this Agreement shall constitute a “plan of reorganization” within the meaning of Section 368 of the Internal Revenue Code of 1986 (the “Code”) and the Treasury Regulations promulgated thereunder and (ii) the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code and the Transactions shall constitute a transaction that qualifies under Section 351 of the Code (the “Intended Tax Treatment”).
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, Acquiror, Merger Sub and the Company agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
Section 1.01 Definitions. As used herein, the following terms shall have the following meanings:
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality and standstill provisions on terms no less favorable in any substantive respect to the Company than those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and such non-material changes requested by the counterparty to ensure the confidentiality agreement is consistent with its organization’s customary policies, procedures and practices with respect to confidentiality agreements);
“Acquiror” has the meaning specified in the preamble hereto.
“Acquiror A&R Charter” has the meaning specified in the recitals hereto.
“Acquiror Affiliate Agreement” has the meaning specified in Section 5.19.
“Acquiror and Merger Sub Representations” means the representations and warranties of each of Acquiror and Merger Sub expressly and specifically set forth in Article V of this Agreement, as qualified by the Schedules. For the avoidance of doubt, the Acquiror and Merger Sub Representations are solely made by Acquiror and Merger Sub.
“Acquiror Board” means the board of directors of Acquiror.
“Acquiror Board Recommendation” has the meaning specified in Section 8.02(d).
“Acquiror Change in Recommendation” has the meaning specified in Section 8.02(d).
“Acquiror Common Stock” means Acquiror’s Common Stock, par value $0.0001 per share.
“Acquiror Cure Period” has the meaning specified in Section 10.01(c).
“Acquiror Incentive Plan” has the meaning specified in the recitals hereto.
“Acquiror Incentive Plan Proposal” has the meaning specified in Section 8.02(c).
“Acquiror Material Adverse Effect” means any change, event or effect that would have a material adverse effect on the ability of Acquiror or Merger Sub to enter into and perform its obligations under this Agreement and consummate the Transactions; provided, however, that in no event would any redemption of Acquiror Common Stock made in accordance with the Certificate of Incorporation, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, an “Acquiror Material Adverse Effect”.
“Acquiror Organizational Documents” means the Certificate of Incorporation and Acquiror’s bylaws, in each case as may be amended from time to time in accordance with the terms of this Agreement.

“Acquiror Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Acquiror.
“Acquiror Related Parties” means any of Acquiror’s or Merger Sub’s respective former, current or future general or limited partners, stockholders, controlling Persons, direct or indirect equityholders, managers, members, directors, officers, employees, Affiliates, affiliated (or commonly advised) funds, representatives, agents or any their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, direct or indirect equityholder, manager, member, director, officer, employee, Affiliate, affiliated (or commonly advised) fund, representative, agent, assignee or successor of any of the foregoing; provided, “Acquiror Related Parties” shall not be deemed to include Acquiror or Merger Sub.
“Acquiror SEC Reports” has the meaning specified in Section 5.10(a).
“Acquiror Stockholder” means a holder of Acquiror Common Stock.
“Acquiror Stockholder Approval” has the meaning specified in Section 5.02(b).
“Acquiror Stockholder Extension Approval” means the approval of the Extension and the other matters presented for stockholder approval in the Extension Proxy Statement by the requisite vote of the stockholders of Acquiror.
“Acquiror Unit” means one share of Acquiror Common Stock and one Acquiror Warrant.
“Acquiror Warrant” means a warrant entitling the holder to purchase three quarters of a share of Acquiror Common Stock per warrant.
“Acquisition Proposal” has the meaning specified in Section 6.07(e)(i).
“Action” means any claim, action, suit, assessment, arbitration or proceeding, in each case that is by or before any Governmental Authority.
“Additional Proposal” has the meaning specified in Section 8.02(c).
“Adjoining Landowner” has the meaning specified in Section 4.18(a).
“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise.
“Agreement” has the meaning specified in the preamble hereto.
“Amendment Proposal” has the meaning specified in Section 8.02(c).
“Anti-Corruption Laws” means any applicable Laws relating to anti-bribery or anti-corruption (governmental or commercial), including Laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any representative of a foreign Governmental Authority or commercial entity to obtain a business advantage, including the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time, and all national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.
“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, as amended, the Sherman Act, as amended, the Clayton Act, as amended, and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Audited Financial Statements” has the meaning specified in Section 4.07.
“Business Combination” has the meaning ascribed to such term in the Certificate of Incorporation.
“Business Combination Proposal” has the meaning set forth in Section 7.11.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or San Francisco, California are authorized or required by Law to close.
“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of Acquiror, filed with the Secretary of State of the State of Delaware on October 15, 2018, and as subsequently amended from time to time.
“Certificate of Merger” has the meaning specified in Section 2.01.
“Claim” means any demand, claim, action, legal, judicial or administrative proceeding (whether at law or in equity) or arbitration.
“Closing” has the meaning specified in Section 2.03.
“Closing Date” has the meaning specified in Section 2.03.
“Code” has the meaning specified in the Recitals hereto.
“Company” has the meaning specified in the preamble hereto.
“Company Affiliate Agreement” has the meaning specified in Section 4.21.
“Company Benefit Plan” has the meaning specified in Section 4.13.
“Company Board” means the board of directors of the Company.
“Company Board Recommendation” has the meaning specified in Section 8.02(e).
“Company Certificate” has the meaning specified in Section 3.03(a).
“Company Change in Recommendation” has the meaning specified in Section 8.02(e).
“Company Common Stock” means a share of the Company’s common stock, par value $0.0001 per share.
“Company Cure Period” has the meaning specified in Section 10.01(b).
“Company Equity Awards” means shares of Company Restricted Stock, Company RSUs, and Company Options and any other awards granted under the Company Stock Plan(s).
“Company Intellectual Property” all Owned Intellectual Property and all Intellectual Property used in or necessary for the conduct of the businesses of the Company and its Subsidiaries, as currently conducted.
“Company Notice” has the meaning specified in Section 6.07(c).
“Company Option” means each option to purchase shares of Company Common Stock issued under any agreement with the Company, including the Company Stock Plans, whether vested or unvested, outstanding and unexercised immediately prior to Closing.
“Company Preferred Stock” means the shares of (a) Company Series A Preferred Stock, (b) Series B Preferred Stock and (c) Series B-1 Preferred Stock.
“Company Redemption Amount” has the meaning specified in the Recitals.
“Company Related Parties” means the Company, its subsidiaries and any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, representatives, agents or any of their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing.
“Company Representations” means the representations and warranties of the Company expressly and specifically set forth in Article IV of this Agreement, as qualified by the Schedules. For the avoidance of doubt, the Company Representations are solely made by the Company.

“Company Requisite Approval” has the meaning specified in Section 4.03.
“Company Restricted Stock” means the unvested restricted shares of Company Common Stock.
“Company RSU” means a restricted stock unit in respect of shares of the Company granted pursuant to the Company Stock Plan.
“Company Series A Preferred Stock” means the shares of Series A Preferred Stock, par value $0.0001 per share, of the Company.
“Company Series B Preferred Stock” means the shares of Series B Preferred Stock, par value $0.0001 per share, of the Company.
“Company Series B-1 Preferred Stock” means the shares of Series B-1 Preferred Stock, par value $0.0001 per share, of the Company.
“Company Shareholder” means the holder of either a share of Company Common Stock or a share of Company Preferred Stock.
“Company Software” means all Software used in or necessary for conduct of the businesses of the Company and its Subsidiaries, as currently conducted.
“Company Stock” means, collectively, the Company Common Stock and the Company Preferred Stock.
“Company Stock Plan” means the Company’s 2016 Stock Plan and the Velodyne Acoustics, Inc. 2007 Incentive Stock Plan.
“Company Termination Payment” means $58,867,000.
“Confidentiality Agreement” has the meaning specified in Section 11.09.
“Consent Solicitation Statement” means the consent solicitation statement with respect to the solicitation by the Company of the Company Requisite Approval.
“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders (other than any Company Benefit Plans).
“Copyleft Terms” has the meaning specified in Section 4.11(h).
“DGCL” has the meaning specified in the Recitals hereto.
“Dissenting Shares” has the meaning specified in Section 3.10.
“Earnout Shares” has the meaning specified in Section 3.06.
“Effective Time” has the meaning specified in Section 2.01.
“Environmental Laws” means any and all applicable Laws relating to pollution, the environment (including natural resources), waste, emissions, the protection of human health or safety, or Hazardous Materials, and including any applicable Laws requiring the registration, testing, evaluation, classification or labelling of, or which prohibit or restrict in commerce, any chemical or other substance or material.
“ERISA” has the meaning specified in Section 4.13(a).
“ERISA Affiliate” has the meaning specified in Section 4.13(e).
“Exchange Act” means the Securities Exchange Act of 1934.
“Extension” has the meaning specified in Section 7.12.
“Extension Proxy Statement” has the meaning specified in Section 7.12.
“Financial Derivative/Hedging Arrangement” means any transaction (including an agreement with respect thereto) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap,

commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any combination of these transactions.
“Financial Statements” has the meaning specified in Section 4.07.
“GAAP” means United States generally accepted accounting principles, consistently applied.
“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, arbitrator, court or tribunal.
“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.
“Hazardous Material” means any material, substance or waste that is listed, regulated, designated, classified or defined as, or otherwise determined to be, “hazardous,” “toxic,” or “radioactive,” or a “pollutant” or “contaminant” (or words of similar intent or meaning) under applicable Environmental Laws, including but not limited to petroleum, petroleum by-products, petroleum products and all derivatives thereof or synthetic substitutes therefor, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, mold or pesticides.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.
“Indebtedness” means, with respect to any Person, without duplication, any obligations (whether or not contingent) consisting of (a) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, borrowed money, or payment obligations issued or incurred in substitution or exchange for payment obligations for borrowed money, (b) amounts owing as deferred purchase price for property or services, including “earnout” payments, (c) payment obligations evidenced by any promissory note, bond, debenture, mortgage or other debt instrument or debt security, (d) contingent reimbursement obligations with respect to letters of credit, bankers’ acceptance or similar facilities (in each case to the extent drawn), (e) payment obligations of a third party secured by (or for which the holder of such payment obligations has an existing right, contingent or otherwise, to be secured by) any Lien, other than a Permitted Lien, on assets or properties of such Person, whether or not the obligations secured thereby have been assumed, (f) obligations under capitalized leases, (g) obligations under any Financial Derivative/Hedging Arrangement, (h) guarantees, make-whole agreements, hold harmless agreements or other similar arrangements with respect to any amounts of a type described in clauses (a) through (g) above and (i) with respect to each of the foregoing, any unpaid interest, breakage costs, prepayment or redemption penalties or premiums, or other unpaid fees or obligations; provided, however, that Indebtedness shall not include accounts payable to trade creditors and accrued expenses arising in the ordinary course of business consistent with past practice.
“Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Regulatory Consent Authority relating to the transactions contemplated hereby or by any third party challenging the transactions contemplated hereby, including any so called “second request” for additional information or documentary material or any civil investigative demand made or issued by the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission or any subpoena, interrogatory or deposition.
“Intellectual Property” means all intellectual or industrial property rights created, arising, or protected under applicable Law, in any jurisdiction, including all rights, title, and interest in and to any and all: (i) patents, patent applications, patentable inventions, invention disclosures and other patent rights (including any provisionals, extensions, divisionals, continuations, continuations-in-part, reissues, reexaminations and interferences thereof) (collectively, “Patents”); (ii) trademarks, service marks, certification marks, trade dress, trade names, taglines, social media identifiers (such as a Twitter® Handle) and related accounts, brand names, logos, slogans and corporate names and all other indicia of source or origin, together with all goodwill related to any of the foregoing (collectively, “Trademarks”); (iii) works of authorship (including Software, websites, and content), copyrights, mask work rights, database and design rights and all moral rights or similar attribution rights (collectively, “Copyrights”); (iv) internet domain names and internet protocol addresses; (v) trade secrets, including know-how, inventions, processes, procedures, database rights, Personal Information, customer lists, supplier lists, business plans, formulae, discoveries, methods, techniques, algorithms, source code, object code, data, databases, data analytics, ideas, designs, models, concepts, creations, confidential business information and other proprietary information and rights, in each case, to the extent each of the foregoing constitutes a trade secret under applicable Law (collectively, “Trade Secrets”), (vi) rights in Software; (vii) rights of publicity and privacy; (viii) rights recognized under applicable Law that are equivalent or similar to any of the foregoing; and (ix) applications, registrations, issuances, renewals, extensions or equivalents or foreign equivalents or counterparts of any of the foregoing in any jurisdiction.
“Intended Tax Treatment” has the meaning specified in the Recitals hereto.
“Interim Period” has the meaning specified in Section 6.01.
“Intervening Event” has the meaning specified in Section 6.07(e)(iii).
“Intervening Event Notice” has the meaning specified in Section 6.07(d).
“Intervening Event Notice Period” has the meaning specified in Section 6.07(d).
“Investor” means each Person that has committed or will commit to purchasing Acquiror Common Stock in connection with the Transactions prior to the Closing.
“Issuance Proposal” has the meaning specified in Section 8.02(c).
“IT Systems” means all software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches, operational technology, automated processes, information technology, and other technology equipment owned or outsourced by the Company or used in the operation of the business of the Company and its Subsidiaries as currently conducted.
“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority, including guidance issued by Treasury and the U.S. Small Business Administration.
“Leased Real Property” means all real property leased, subleased, licensed or otherwise occupied by the Company or its Subsidiaries.
“Letter of Transmittal” has the meaning specified in Section 3.03(a).
“Lien” means any mortgage, deed of trust, pledge, hypothecation, easement, right of way, purchase option, right of first refusal, covenant, restriction, security interest, title defect, encroachment or other survey defect, or other lien or encumbrance of any kind, except: (a) for any restrictions arising under any applicable Securities Laws, and (b) immaterial easements, rights of way, covenants, encumbrances or restrictions that do not materially detract the value of the underlying asset or the use of the asset.
“Material Adverse Effect” means any event, change or circumstance that has a material adverse effect on (i) the assets, business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect”: (a) any change in applicable Laws or GAAP or any official interpretation thereof, (b) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (c) the announcement or the execution of this Agreement, the pendency or consummation of the Merger (provided, that the exceptions in this clause (c) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 4.04 and, to the extent related thereto, the condition in Section 9.02(a)), (d) any change generally affecting any of the industries or markets in which the Company or its Subsidiaries operate or the economy as a whole, (e) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, epidemic, disease outbreak, pandemic (including the Covid-19 pandemic), weather condition, explosion fire, act of God or other force majeure event, (f) any national or international political or social conditions (including social unrest) in countries in which, or in the proximate geographic region of which, the Company operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack (including any internet or “cyber” attack or hacking) upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, (g) any failure of the Company and its Subsidiaries, taken as a whole, to meet any projections, forecasts or budgets; provided, that clause (g) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect), except in the case of clause (a), (b), and (d), to the extent that such change does not have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, as compared to other industry participants (or, in the case of clauses (e) and (f), as compared to other industry participants in the same geographic areas in which the Company operates) or (ii) the ability of the Company to consummate the Transactions.
“Material Permits” has the meaning specified in Section 4.23.
“Merger” has the meaning specified in Section 2.01.
“Merger Sub” has the meaning specified in the preamble hereto.
“Multiemployer Plan” has the meaning specified in Section 4.13(e).
“Notice Period” has the meaning specified in Section 6.07(c).
“NYSE” means the New York Stock Exchange.
“Offer” has the meaning specified in the Recitals hereto.
“Open Source Materials” has the meaning specified in Section 4.11(g).
“Outstanding Acquiror Expenses” has the meaning specified in Section 3.09(b).
“Outstanding Company Expenses” has the meaning specified in Section 3.09(a).
“Owned Company Software” means all Software owned or purported to be owned, in whole or in part, by the Company or any of its Subsidiaries.
“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned, in whole or in part, by the Company or any of its Subsidiaries and includes the Registered Intellectual Property and all design and mask work rights in and to the Proprietary ASICs (excluding any third-party component blocks and cells used in the development of or incorporated into the Proprietary ASICs) and all Intellectual Property in and to the Proprietary Manufacturing Software (excluding any Open Source Materials included therein).
“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company and its Subsidiaries.
“Merger Consideration” has the meaning specified in Section 3.01(a).
“Permits” means all permits, licenses, certificates of authority, authorizations, approvals, registrations, identification numbers and other similar consents issued by or obtained from a Governmental Authority.
“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens (A) that arise in the ordinary course of business, (B) that relate to amounts not yet delinquent or (C) that are being contested in good faith through appropriate Actions and either are not material or appropriate reserves for the amount being contested have been established in accordance with GAAP, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions to the extent appropriate reserves have been established in accordance with GAAP, (iv) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property, (v) Standard Licenses, (vi) Liens that secure obligations that are reflected as liabilities on the balance sheet included in the Unaudited Financial Statements or Liens the existence of which is referred to in the notes to the balance sheet included in the Unaudited Financial Statements, (vii) in the case of Leased Real Property or Owned Real Property, matters that would be disclosed by an accurate survey or inspection of such Leased Real Property or Owned Real Property, which do not materially interfere with the current use or occupancy of any Leased Real Property or Owned Real Property, (viii) requirements and restrictions of zoning, building and other applicable Laws and municipal by-laws, and development, site plan, subdivision or other agreements with municipalities, which do not materially interfere with the current use or occupancy of any Leased Real Property or Owned Real Property, (ix) statutory Liens of landlords for amounts that (A) are not due and payable, (B) are being contested in good faith by appropriate proceedings and either are not material or appropriate reserves for the amount being contested have been established in accordance with GAAP or (C) may thereafter be paid without penalty and (x) Liens described on Schedule 1.01(a) or incurred in connection with activities permitted under Section 6.01 hereof (including, for the avoidance of doubt, any refinancings of existing indebtedness of the Company and its subsidiaries).
“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.
“Personal Information” means any information relating to an identified or identifiable natural person. An identifiable natural person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person.
“PPP” means the Paycheck Protection Program from the U.S. Small Business Administration.
“PPP Loan” means the loan received by the Company on April 8, 2020 under the PPP.
“Proposals” has the meaning specified in Section 8.02(c).
“Proprietary ASICs” means the Company’s two (2) proprietary application-specific integrated circuits currently fabricated in gallium nitride and silicon germanium, respectively.
“Proprietary Manufacturing Software” means the Company’s and its Subsidiaries’ (i) proprietary “VeloCal” software used to calibrate sensors, (ii) proprietary “alignment station” software used to control the alignment stations that are used in the manufacturing of lidar, (iii) proprietary “end of the line testing” software, used to extract performance metrics off the lidar post-manufacturing, and (iv) all other proprietary software used to manufacture their products.
“Proxy Statement” means the proxy statement filed by Acquiror with respect to the Special Meeting for the purpose of soliciting proxies from Acquiror Stockholders to approve the Proposals (which shall also provide the Acquiror Stockholders with the opportunity to redeem their shares of Acquiror Common Stock in conjunction with a stockholder vote on the Business Combination).
“Real Estate Documents” has the meaning specified in Section 4.18(b).
“Redeeming Stockholder” means an Acquiror Stockholder who demands that Acquiror redeem its Acquiror Common Stock for cash in connection with the transactions contemplated hereby and in accordance with the Acquiror Organizational Documents.
“Registered Intellectual Property” has the meaning specified in Section 4.11(a).
“Regulatory Consent Authorities” means the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission, as applicable.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, lenders, debt financing sources and consultants of such Person.
“Rollover RSUs” has the meaning specified in Section 3.05(a).
“Rollover Options” has the meaning specified in Section 3.05(b).
“Rollover Restricted Stock” has the meaning specified in Section 3.05(c).
“Schedules” means the disclosure schedules of the Company and its Subsidiaries and/or the disclosure schedules of the Acquiror and its Subsidiaries, as context requires.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
“Securities Laws” means the securities laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.
“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, including compilers, middleware, tools, firmware, operating systems, specifications, platforms, algorithms, interfaces, APIs, architecture, modules, test specifications, scripts, executables, libraries, and other components thereof, (b) databases, database rights and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all versions, updates, releases, patches, corrections, enhancements and modifications thereto and all documentation including developer notes, instructions, comments, annotations, user manuals and other training documentation relating to any of the foregoing.
“Special Meeting” means a meeting of the holders of Acquiror Common Stock to be held for the purpose of approving the Proposals.
“Specified Awards” means (a) any Rollover Restricted Stock, (b) any Rollover Options, to the extent fully vested at Closing, and (c) any Rollover RSUs, to the extent fully vested upon Closing.
“Sponsor” means Graf Acquisition LLC.
“Sponsor Agreement” has the meaning specified in the Recitals hereto.
“Standard Inbound License” means any nonexclusive license granted to the Company or any of its Subsidiaries (a) for uncustomized software that is generally commercially available to the public or commercial entities generally on standard terms and conditions for less than $1,000,000 annually, (b) for Open Source Materials, (c) to Intellectual Property that is not material to the business of the Company and its Subsidiaries pursuant to employee or consulting agreements, (d) in the ordinary course of business for the use of a name, logo or feedback for marketing or similar purposes, (e) in nondisclosure agreements for use in evaluation and negotiation permitted by such agreements (other than licenses to Intellectual Property that is material to the business of the Company and its Subsidiaries), or (f) pursuant to a perpetual, irrevocable, fully paid up, royalty-free license agreement.
“Standard Outbound License” means any nonexclusive license granted by the Company or any of its Subsidiaries (a) to its customers or distributors in the ordinary course of business consistent with past practice, (b) to vendors and service providers for the purpose of providing the applicable services to the Company or any of its Subsidiaries, (c) in nondisclosure agreements for use in evaluation and negotiation permitted by such agreements (other than licenses for Intellectual Property that is material to the business of the Company and its Subsidiaries), or (d) in the ordinary course of business for the use of the Company’s or its Subsidiary’s name, or logo (or feedback that is not material to the business of the Company and its Subsidiaries) for marketing or similar purposes.
“Standard Licenses” means, collectively, Standard Inbound Licenses and Standard Outbound Licenses.

“Subscription Agreements” has the meaning specified in the Recitals hereto.
“Subscription Proposals” has the meaning specified in Section 8.02(c).
“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.
“Superior Proposal” has the meaning specified in Section 6.07(e)(ii).
“Support Agreement” has the meaning specified in the Recitals hereto.
“Surviving Company” has the meaning specified in Section 2.01.
“Surviving Provisions” has the meaning specified in Section 10.02(a).
“Tax” means any federal, state, provincial, territorial, local, foreign and other net income, alternative or add-on minimum, franchise, gross income, adjusted gross income or gross receipts, employment, withholding, payroll, ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, estimated, customs duties, escheat, sales, use, or other tax, governmental fee or other like assessment, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority.
“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority respect to Taxes, including any schedule or attachment thereto and including any amendments thereof.
“Terminating Acquiror Breach” has the meaning specified in Section 10.01(c).
“Terminating Company Breach” has the meaning specified in Section 10.01(b).
“Termination Date” has the meaning specified in Section 10.01(b).
“Trade Control Laws” means any Laws related to any economic or financial sanctions or the export, import, re-export, or transfer of products, software, technical data, services or technologies, which may be imposed and enforced from time to time by the U.S. Government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce, or any other relevant sanctions or export control authority.
“Trading Day” means any day on which shares of Acquiror Common Stock are actually traded on the principal securities exchange or securities market on which shares of Acquiror Common Stock are then traded.
“Transactions” means the transactions contemplated by this Agreement to occur at or immediately prior to the Closing, including the Merger.
“Treasury Regulations” means the regulations promulgated under the Code.
“Trust Account” has the meaning specified in Section 5.07(a).
“Trust Agreement” has the meaning specified in Section 5.07(a).
“Trustee” has the meaning specified in Section 5.07(a).
“Unaudited Financial Statements” has the meaning specified in Section 4.07.
“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Acquiror.
“Warrant Agreement” means that certain Warrant Agreement, dated as of October 15, 2018, between Acquiror and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent.
“Warrant Restructuring” has the meaning specified in Section 7.14.
“Willful Breach” means, with respect to any agreement, a party’s knowing and intentional material breach of any of its representations or warranties as set forth in such agreement, or such party’s material breach of any of its covenants or other agreements set forth in such agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of such agreement.
Section 1.02 Construction.
(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule”, “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation” and (vi) the word “or” shall be disjunctive but not exclusive.
(b) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.
(c) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.
(d) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.
(e) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.
(f) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.
(g) The phrases “delivered,” “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided no later than one calendar day prior to the date of this Agreement to the party to which such information or material is to be (i) provided or furnished in the virtual “data room” set up by the Company in connection with this Agreement, (ii) delivered to such party or its legal counsel via electronic mail or hard copy form or (iii) filed or furnished with the SEC by Acquiror.
Section 1.03 Knowledge. As used herein, the phrase “to the knowledge” shall mean the actual knowledge of, in the case of the Company, Anand Gopalan, Andrew Hamer, Michael Vella and David Hall and, in the case of Acquiror, James Graf and Michael Dee.

ARTICLE II
THE MERGER; CLOSING
Section 2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”), with the Company being the surviving corporation (which is sometimes hereinafter referred to for the periods at and after the Effective Time as the “Surviving Company”) following the Merger and the separate corporate existence of Merger Sub shall cease. The Merger shall be consummated in accordance with this Agreement and the DGCL and evidenced by a certificate of merger between Merger Sub and the Company (the “Certificate of Merger”), such Merger to be consummated immediately upon filing of the Certificate of Merger or at such later time as may be agreed by Acquiror and the Company in writing and specified in the Certificate of Merger (the “Effective Time”).
Section 2.02 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the DGCL. Without limiting the generality of the foregoing and subject thereto, by virtue of the Merger and without further act or deed, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.
Section 2.03 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place electronically through the exchange of documents via e-mail or facsimile on the date which is three (3) Business Days after the date on which all conditions set forth in Article IX shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Acquiror and the Company may mutually agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.” Subject to the satisfaction or waiver of all of the conditions set forth in Article IX of this Agreement, and provided this Agreement has not theretofore been terminated pursuant to its terms, on the Closing Date, the Company and Merger Sub shall cause the Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Sections 251 and 103 of the DGCL.
Section 2.04 Certificate of Incorporation and Bylaws of the Surviving Company.
(a) At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety as set forth on Exhibit C attached hereto, and as so amended, shall be the certificate of incorporation of the Surviving Company, until thereafter supplemented or amended in accordance with its terms and the DGCL.
(b) At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company, until thereafter supplemented or amended in accordance with its terms, the Surviving Corporation’s certificate of incorporation and the DGCL.
Section 2.05 Directors and Officers of the Surviving Company.
(a) The Company shall take all necessary action prior to the Effective Time such that (a) each director of the Company in office immediately prior to the Effective Time shall cease to be a director immediately following the Effective Time (including by causing each such director to tender an irrevocable resignation as a director, effective as of the Effective Time) and (b) each person set forth on Schedule 2.05 shall be appointed to the Board of Directors of the Surviving Company, effective as of immediately following the Effective Time, and, as of such time, shall be the only directors of the Surviving Company (including by causing the Company Board to adopt resolutions prior to the Effective Time that expand or decrease the size of the Company Board, as necessary, and appoint such persons to the vacancies resulting from the incumbent directors’ respective resignations or, if applicable, the newly created directorships upon any expansion of the size of the Company Board). Each person appointed as a director of the Surviving Company pursuant to the preceding sentence shall remain in office as a director of the Surviving Company until his or her successor is elected and qualified or until his or her earlier resignation or removal.

(b) Persons constituting the officers of the Company prior to the Effective Time shall continue to be the officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly appointed.
ARTICLE III
EFFECTS OF THE MERGER
Section 3.01 Effect on Capital Stock. Subject to the provisions of this Agreement:
(a) at the Effective Time, by virtue of the Merger and without any action on the part of any Acquiror Stockholder or any other Person, each share of Company Common Stock and each share of Company Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than the Dissenting Shares), shall thereupon be converted into the number of shares of Acquiror Common Stock set forth on Exhibit D (the “Merger Consideration”); provided, that, the aggregate Merger Consideration to be paid in respect of all Company Stock, together with all payments made in accordance with Section 3.05 with respect to all vested Company Equity Awards, shall not exceed 143,575,763 shares of Acquiror Common Stock. All of the shares of Company Common Stock and Company Preferred Stock converted into the right to receive the Merger Consideration pursuant to this Section 3.01(a) shall no longer be outstanding and shall cease to exist, and each holder of Company Common Stock and Company Preferred Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive the Merger Consideration into which such shares of Company Common Stock or Company Preferred Stock shall have been converted in the Merger;
(b) at the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall thereupon be converted into and become one validly issued fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Company and all such shares shall constitute the only outstanding shares of capital stock of the Surviving Company as of immediately following the Effective Time; and
(c) at the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Company Common Stock and Company Preferred Stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto.
Section 3.02 Equitable Adjustments. If, between the date of this Agreement and the Closing, the outstanding shares of Company Common Stock, Company Preferred Stock or shares of Acquiror Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of shares of Company Common Stock, Company Preferred Stock or shares of Acquiror Common Stock will be appropriately adjusted to provide to the holders of Company Common Stock, Company Preferred Stock and the holders of Acquiror Common Stock the same economic effect as contemplated by this Agreement; provided, however, that this Section 3.02 shall not be construed to permit Acquiror, the Company, or Merger Sub to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.
Section 3.03 Delivery of Merger Consideration.
(a) Concurrently with the mailing of the Consent Solicitation Statement, Acquiror shall cause to be mailed to each holder of record of Company Common Stock and Company Preferred Stock a letter of transmittal in customary form to be approved by the Company (such approval not to be unreasonably withheld, conditioned or delayed) prior to the Closing (the “Letter of Transmittal”), which shall (i) have customary representations and warranties as to title, authorization, execution and delivery and (ii) specify that delivery shall be effected, and risk of loss and title to the shares of Company Common Stock and Company Preferred Stock, as applicable, shall pass, only upon delivery of the shares of Company Common Stock and Company Preferred Stock, as applicable, to Acquiror (including all certificates representing shares of Company Common Stock and Company Preferred Stock (each, a “Company Certificate” and, collectively, the “Company Certificates”), to the extent such shares of Company Common Stock or Company Preferred Stock are certificated), together with instructions thereto.
(b) Upon the receipt of a Letter of Transmittal (accompanied with all Company Certificates representing shares of Company Common Stock and Company Preferred Stock and the holder of such shares of Company Common Stock and Company Preferred Stock, to the extent such shares of Company Common Stock and Company Preferred Stock are certificated) duly, completely and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by Acquiror, the holder of such shares of Company Common Stock and Company Preferred Stock, as applicable, shall be entitled to receive in exchange therefor, the Merger Consideration into which such shares of Company Common Stock and Company Preferred Stock, as applicable, have been converted pursuant to Section 3.01(a). Until surrendered as contemplated by Section 3.03(b), each share of Company Common Stock and Company Preferred Stock shall be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holders of shares of Company Common Stock and Company Preferred Stock, as applicable, were entitled to receive in respect of such shares pursuant to this Section 3.03(b).
Section 3.04 Lost Certificate. In the event any Company Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Acquiror, the provision by such Person of a customary indemnity against any claim that may be made against Acquiror with respect to such Company Certificate, Acquiror shall issue in exchange for such lost, stolen or destroyed Company Certificate the Merger Consideration, deliverable in respect thereof as determined in accordance with this Article III.
Section 3.05 Treatment of Equity Awards.
(a) Effective as of the Effective Time, each Company RSU, to the extent then outstanding and unsettled, shall automatically, without any action on the part of the holder thereof, be cancelled and converted into, and thereafter evidence, a restricted stock unit with respect to that number of shares of Acquiror Common Stock that is equal to the product of (i) the number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time, multiplied by (ii) the number of shares of Acquiror Common Stock issuable as Merger Consideration pursuant to Section 3.01(a) in consideration for one share of Company Common Stock, rounded down to the nearest whole number of shares of Acquiror Common Stock (after such conversion, “Rollover RSUs”).
(b) Effective as of the Effective Time, each Company Option, to the extent then outstanding and unexercised, shall automatically, without any action on the part of the holder thereof, be cancelled and converted into, and thereafter evidence, an option with respect to that number of shares of Acquiror Common Stock that is equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time, multiplied by (ii) the number of shares of Acquiror Common Stock issuable as Merger Consideration pursuant to Section 3.01(a) in consideration for one share of Company Common Stock, rounded down to the nearest whole number of shares of Acquiror Common Stock (after such conversion, “Rollover Options”), with a strike price per share of Acquiror Common Stock equal to the quotient obtained by dividing (x) the per share strike price of such Company Option as of immediately prior to the Effective Time by (y) the number of shares of Acquiror Common Stock issuable as Merger Consideration pursuant to Section 3.01(a) in consideration for one share of Company Common Stock, rounded down to the nearest whole cent.
(c) Effective as of the Effective Time, each share of Company Restricted Stock, to the extent then unvested and outstanding, shall automatically, without any action on the part of the holder thereof, be cancelled and converted into a number of shares of restricted Acquiror Common Stock equal to the product of (i) the number of shares of Company Restricted Stock as of immediately prior to the Effective Time, multiplied by (ii) the number of shares of Acquiror Common Stock issuable as Merger Consideration pursuant to Section 3.01(a) in consideration for one share of Company Common Stock, rounded to the nearest whole share of Acquiror Common Stock (after such conversion, “Rollover Restricted Stock”).
(d) The conversions described in this Section 3.05 will be subject to such modifications, if any, as are required to cause the conversion to be made in a manner consistent with the requirements of Treasury

Regulation Section 1.409A-1(b)(5)(v)(D) and, as applicable, Section 424 of the Code. Following the Effective Time, each Rollover Equity Award shall be subject to the Acquiror’s Incentive Plan and to the same terms and conditions, including, without limitation, any vesting conditions, as had applied to the corresponding Company Equity Award as of immediately prior to the Effective Time, subject to such adjustments as reasonably determined by the Acquiror Board to be necessary or appropriate to give effect to the conversion or the transactions contemplated by this Agreement.
Section 3.06 Earnout.
(a) If (i) on any date prior to the Closing, the closing trading price of Acquiror Common Stock quoted on the NYSE is greater than or equal to $15.00 or (ii) at any time from the date of this Agreement until the six (6)-month anniversary of the Closing, the closing trading price of Acquiror Common Stock quoted on the NYSE is greater than or equal to $15.00 for any twenty (20) Trading Days within any thirty (30) Trading Day period (“Earnout Period”), Acquiror shall promptly issue to the holders of shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time and Company Equity Awards outstanding immediately prior to the Effective Time and held by Current Service Providers (as defined in Exhibit E), up to 2,000,000 shares of Acquiror Common Stock (or Company Equity Award subject to Acquiror Common Stock) (“Earnout Shares”), to be allocated to the holders of shares of Company Common Stock and Company Preferred Stock and Company Equity Awards held by Current Service Providers (as defined in Exhibit E) in accordance with Exhibit E.
(b) The Acquiror Common Stock price targets set forth in Section 3.06(a) and the number of shares to be issued pursuant to Exhibit E shall be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the Acquiror Common Stock after the date of this Agreement.
Section 3.07 Withholding. Each of Acquiror, Merger Sub, the Company, the Surviving Company and their respective Affiliates shall be entitled to deduct and withhold from any amounts otherwise deliverable or payable under this Agreement such amounts that any such Persons are required to deduct and withhold with respect to any of the deliveries and payments contemplated by this Agreement under the Code or any other applicable Law through the withholding of a number of such shares; provided that before making any deduction or withholding pursuant to this Section 3.07 other than with respect to compensatory payments made pursuant to Section 3.05 and Section 3.06, Acquiror shall use commercially reasonable efforts to give the Company at least five days prior written notice of any anticipated deduction or withholding (together with any legal basis therefor) to provide the Company with sufficient opportunity to provide any forms or other documentation from the applicable equity holders or take such other steps in order to avoid such deduction or withholding and shall reasonably consult and cooperate with the Company in good faith to attempt to reduce or eliminate any amounts that would otherwise be deducted or withheld pursuant to this Section 3.07. To the extent that Acquiror, Merger Sub, the Company, the Surviving Company or any of their respective Affiliates withholds such amounts with respect to any Person and properly remits such withheld amounts to the applicable Governmental Authority, such withheld amounts shall be treated as having been paid to or on behalf of such Person for all purposes. In the case of any such payment payable to employees of the Company or its Affiliates in connection with the Merger treated as compensation, the parties shall cooperate to pay such amounts through the Company’s or its Affiliate’s payroll to facilitate applicable withholding.
Section 3.08 Cash in Lieu of Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Acquiror Common Stock shall be issued upon the conversion of Company Common Stock pursuant to Section 3.01(a), and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of Acquiror Common Stock. In lieu of the issuance of any such fractional share, Acquiror shall pay to each former holder of Company Common Stock who otherwise would be entitled to receive such fractional share an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a share of Acquiror Common Stock to which such holder otherwise would have been entitled but for this Section 3.08) multiplied by (ii) an amount equal to the VWAP of shares of Acquiror Common Stock for the 20 Trading Days prior to the date that is three Business Days prior to the Closing.

Section 3.09 Payment of Expenses.
(a) No sooner than five or later than two Business Days prior to the Closing Date, the Company shall provide to Acquiror a written report setting forth a list of the following fees and expenses incurred by or on behalf of the Company or the Company Shareholders in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby (together with written invoices, wire transfer instructions for the payment thereof, and any other document reasonably requested by Acquiror in connection with the Outstanding Company Expenses), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date: (i) the fees and disbursements of outside counsel to the Company or the Company Shareholders incurred in connection with the Transactions and (ii) the fees and expenses of any other agents, advisors, consultants, experts and financial advisors employed by the Company in connection with the Transactions (collectively, the “Outstanding Company Expenses”). On the Closing Date following the Closing, Acquiror shall pay or cause to be paid by wire transfer of immediately available funds all such Outstanding Company Expenses. A good faith estimate of the Outstanding Company Expenses is set forth on Schedule 3.09(a). The Company shall promptly provide Acquiror with written notice of any expected changes to such estimate that exceeds $500,000.
(b) No sooner than five or later than two Business Days prior to the Closing Date, Acquiror shall provide to the Company a written report setting forth a list of all fees and disbursements of Acquiror, Merger Sub or the Sponsors for outside counsel and fees and expenses of Acquiror, Merger Sub or the Sponsors or for any other agents, advisors, consultants, experts and financial advisors employed by or on behalf of Acquiror, Merger Sub or the Sponsors in connection with the Transactions (together with written invoices and wire transfer instructions for the payment thereof) (collectively, the “Outstanding Acquiror Expenses”). On the Closing Date following the Closing, Acquiror shall pay or cause to be paid by wire transfer of immediately available funds all such Outstanding Acquiror Expenses. A good faith estimate of the Outstanding Acquiror Expenses is set forth on Schedule 3.09(b). Acquiror shall promptly provide the Company with written notice of any expected changes to such estimate that exceeds $500,000.
Section 3.10 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time and owned by a holder who is entitled to: (a) demand and has properly demanded appraisal for such shares in accordance with, and who complies in all respects with, Section 262 of the DGCL or (b) dissenters’ rights pursuant to the provisions of Chapter 13 of the California General Corporate Law (the “CGCL”) by reason of Section 2115 of the CGCL (such shares, “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and shall instead represent the right to receive payment of the fair value of such Dissenting Shares in accordance with and to the extent provided by Section 262 of the DGCL or Chapter 13 of the CGCL. At the Effective Time, (i) all Dissenting Shares shall be cancelled, extinguished and cease to exist and (ii) the holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under the DGCL or the CGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses such holder’s right to appraisal under Section 262 of the DGCL, dissenters’ rights under Chapter 13 of the CGCL, or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration in accordance with this Article III. The Company shall give Acquiror prompt notice (and in any event within two Business Days) of any demands or notice of exercise received by the Company for appraisal of shares of Company Common Stock and Company Preferred Stock or dissenters’ rights, attempted withdrawals of such demands, notices, and any other instruments served pursuant to the DGCL or the CGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Acquiror shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Acquiror, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands or waive any failure to timely deliver a written demand for appraisal or dissenters’ rights or otherwise comply with the provisions under Section 262 of the DGCL or Chapter 13 of the CGCL, or agree or commit to do any of the foregoing.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent), the Company represents and warrants to Acquiror and Merger Sub as follows:
Section 4.01 Corporate Organization of the Company.
(a) The Company has been duly incorporated, is validly existing and in good standing under the Laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. The certificate of incorporation and by-laws of the Company previously made available by the Company to Acquiror are true, correct and complete and are in effect as of the date of this Agreement.
(b) The Company is licensed or duly qualified and in good standing as a foreign company in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, except where the failure to be so licensed or qualified has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 4.02 Subsidiaries.
(a) The Subsidiaries of the Company as of the date hereof, together with their jurisdiction of incorporation or organization, as applicable, are set forth on Schedule 4.02, including, as of such date, a description of the capitalization of each such Subsidiary and the names of the record owners of all securities and other equity interests in each Subsidiary. Each Subsidiary of the Company has been duly formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization and has the organizational power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted, in each case, except where the failure to be so licensed or qualified has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary of the Company is duly licensed or qualified and in good standing as a foreign corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Complete and correct copies of the principal organizational documents of each Company Subsidiary listed on Schedule 4.02, as amended and currently in effect, have been made available to Acquiror. No Company Subsidiary is in violation of any of the provisions pursuant to its organizational documents.
(b) As of the date hereof, except for the Company’s or any of its Subsidiaries’ ownership interest in such Subsidiaries, neither the Company nor its Subsidiaries own any capital stock or any other equity interests in any other Person or has any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.
Section 4.03 Due Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each ancillary agreement to this Agreement to which it is a party and (subject to the approvals described in Section 4.05 and the adoption of this Agreement by holders of (i) a majority of the voting power of the outstanding shares of Company Stock, (ii) a majority of the voting power of the outstanding shares of Company Common Stock, and (iii) a majority of the voting power of the outstanding shares of the Company Preferred Stock (the “Company Requisite Approval”) to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such ancillary agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Company Board and upon receipt of the Company Requisite Approval, no other company proceeding on the part of the Company is necessary to authorize this Agreement or such ancillary agreements or the Company’s performance hereunder or thereunder. This Agreement has been, and each such ancillary agreement will be, duly and validly executed and delivered by the Company and, assuming due authorization and execution by each other party hereto and thereto, constitutes, or will constitute, as applicable, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The Company Requisite Approval is the only vote of the holders of any class or series of capital stock of the Company required to approve and adopt this Agreement and approve the transactions contemplated hereby.
Section 4.04 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.05 or on Schedule 4.05, the execution, delivery and performance of this Agreement and each ancillary agreement to this Agreement to which it is a party by the Company and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in the breach of, the certificate of formation, bylaws or other organizational documents of the Company or its Subsidiaries, (b) conflict with or result in any violation of any provision of any Law, Permit or Governmental Order applicable to the Company or its Subsidiaries, or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract set forth on Schedule 4.12(a), or any Leased Real Property Contract or Owned Real Property Contract, to which the Company or its Subsidiaries is a party or by which any of them or any of their respective assets or properties may be bound or affected or (d) result in the creation of any Lien upon any of the properties, equity interests or assets of the Company or its Subsidiaries, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches, defaults, terminations, accelerations, cancellations, modifications, amendments, payments, postings or Liens which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 4.05 Governmental Authorities; Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any Governmental Authority is required on the part of the Company with respect to the Company’s execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act and any other applicable Antitrust Law, (b) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the Transactions and (c) as otherwise disclosed on Schedule 4.05.
Section 4.06 Capitalization.
(a) The authorized capital stock of the Company consists of (i) 67,000,000 shares of Company Common Stock, 35,657,135 of which are issued and outstanding as of the date of this Agreement, and (ii) 14,274,612 shares of the Company Preferred Stock, (A) 8,772,852 shares of which are designated Company Series A Preferred Stock, 8,772,852 of which are issued and outstanding as of the date of this Agreement, (B) 1,375,440 shares of which are designated Company Series B Preferred Stock, 1,375,440 of which are issued and outstanding as of the date of this Agreement, and (C) 4,126,320 shares of which are designated Company Series B-1 Preferred Stock, 1,925,616 of which are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable,

(ii) were issued in compliance in all material respects with applicable Securities Law, (iii) were not issued in breach or violation of any preemptive rights or Contract, and (iv) are fully vested. Set forth on Schedule 4.06(a) is a true, correct and complete list of each holder of shares of Company Common Stock, Company Preferred Stock or other equity interests of the Company and the number of shares of Company Common Stock, Company Preferred Stock or other equity interests held by each such holder as of the date hereof. Except as set forth in this Section 4.06 or Company Equity Awards, as of the date hereof there are no other shares of Company Common Stock, Company Preferred Stock or other equity interests of the Company authorized, reserved, issued or outstanding.
(b) With respect to each Company Equity Award, Schedule 4.06(b) sets forth, as of the date hereof, each Company Equity Award, along with the name of the holder of such Company Equity Award, the type of security or property that such Company Equity Award covers, the number of vested and unvested shares covered by such Company Equity Award, the date of grant and the cash exercise price, and strike price per share of such Company Equity Award, as applicable.
(c) Except for the Company Preferred Stock and Company Equity Awards, as of the date hereof there are (x) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Company Common Stock or the equity interests of the Company, or any other Contracts to which the Company is a party or by which the Company is bound obligating the Company to issue or sell any shares of capital stock of, other equity interests in or debt securities of, the Company and (y) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in the Company. As of the date hereof, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any securities or equity interests of the Company. Except as set forth on Schedule 4.06(c), there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the Company’s stockholders may vote. Except as set forth on Schedule 4.06(c), as of the date hereof the Company is not party to any shareholders agreement, voting agreement or registration rights agreement relating to its equity interests.
(d) As of the date hereof, the outstanding shares of capital stock or other equity interests of the Company’s Subsidiaries (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law and (iii) were not issued in breach or violation of any preemptive rights or Contract. As of the date hereof, there are (A) no subscriptions, calls, rights or other securities convertible into or exchangeable or exercisable for the equity interests of the Company’s Subsidiaries (including any convertible preferred equity certificates), or any other Contracts to which any of the Company’s Subsidiaries is a party or by which any of the Company’s Subsidiaries is bound obligating such Subsidiaries to issue or sell any shares of capital stock of, other equity interests in or debt securities of, such Subsidiaries, and (B) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in the Company’s Subsidiaries. As of the date hereof, there are no outstanding contractual obligations of the Company’s Subsidiaries to repurchase, redeem or otherwise acquire any securities or equity interests of the Company’s Subsidiaries. Except as set forth on Schedule 4.06(d), there are no outstanding bonds, debentures, notes or other indebtedness of the Company’s Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the such Subsidiaries’ stockholders may vote. Except as forth on Schedule 4.06(d), the Company’s Subsidiaries are not party to any stockholders agreement, voting agreement or registration rights agreement relating to the equity interests of the Company’s Subsidiaries.
(e) As of the date hereof, the Company is the direct or indirect owner of, and has good and marketable direct or indirect title to, all the issued and outstanding shares of capital stock or equity interests of its Subsidiaries free and clear of any Liens other than Permitted Liens. there are no options or warrants convertible into or exchangeable or exercisable for the equity interests of the Company’s Subsidiaries.
(f) The allocation among the Company’s stockholders of the Merger Consideration set forth in Exhibit D and of the Earnout Shares set forth in Exhibit E is in compliance with certificate of incorporation and by-laws of the Company, all agreements entered into by the Company and each of its stockholders and applicable Law.

(g) The PPP Loan was obtained in accordance with all applicable Laws and complies with all eligibility requirements under applicable Laws. The application submitted by the Company to the PPP Loan complied with all applicable Laws. The full amount of the PPP Loan is eligible for forgiveness in accordance with the terms of the PPP and the PPP Loan, and the Company has not taken any action that could reduce the extent by which the PPP Loan will be forgiven. The Company has not received notice from any Governmental Authority asserting or threatening that the PPP Loan is not or may not be eligible for forgiveness in full or that the PPP Loan does not comply with applicable Laws and requirements.
(h) To the Company’s knowledge, no more than an aggregate of thirty-five (35) Company Stockholders that are expected to receive shares of Acquiror Common Stock pursuant to this Agreement are not “accredited investors” within the meaning of Regulation D promulgated by the SEC under the Securities Act.
Section 4.07 Financial Statements. Attached as Schedule 4.07 are (a) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2017, as of December 31, 2018 and as of December 31, 2019 and the audited consolidated or combined income (loss) statements, statements of comprehensive income (loss), changes in equity and cash flows of the Company and its Subsidiaries for the same period, together with the auditor’s reports thereon (the “Audited Financial Statements”) and (b) the unaudited condensed consolidated balance sheets of the Company and its Subsidiaries as of March 31, 2020 and the unaudited condensed consolidated statements of operations, statements of comprehensive income (loss), cash flows and changes in equity of the Company and its Subsidiaries as of March 31, 2020 (the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements present fairly, in all material respects, the consolidated financial position, results of operations, income (loss), changes in equity and cash flows of the Company and its Subsidiaries as of the dates and for the periods indicated in such Financial Statements in conformity with GAAP (except, in the case of the Unaudited Financial Statements, for the absence of footnotes and other presentation items and normal year-end adjustments) and were derived from, and accurately reflect in all material respects, the books and records of the Company and its Subsidiaries. Other than the Audited Financial Statements, there are no audited financial statements (including any audited consolidated balance sheets, income (loss) statements, statements of comprehensive income (loss), changes in equity and cash flows) for the Company or any of its or the Company’s Subsidiaries with respect to calendar years 2017, 2018 and 2019.
Section 4.08 Undisclosed Liabilities. There is no liability, debt or obligation of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability) against the Company or its Subsidiaries, except for liabilities and obligations (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the Unaudited Financial Statements in the ordinary course of the operation of business of the Company and its Subsidiaries, (c) disclosed on Schedule 4.08, (d) arising under this Agreement and/or the performance by the Company of its obligations hereunder or (e) that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
Section 4.09 Litigation and Proceedings. There are no pending or, to the knowledge of the Company, threatened, Actions and, to the knowledge of the Company, there are no pending or threatened investigations, in each case, against the Company or its Subsidiaries, or otherwise affecting the Company or its Subsidiaries or their assets, including any condemnation or similar proceedings. Neither the Company nor its Subsidiaries or any property, asset or business of the Company or its Subsidiaries is subject to any Governmental Order, or, to the knowledge of the Company, any continuing investigation by, any Governmental Authority. There is no unsatisfied judgment or any open injunction binding upon the Company or its Subsidiaries.
Section 4.10 Compliance with Laws.
(a) The Company and its Subsidiaries are, and since January 1, 2018 have been, in compliance in all material respects with all applicable Laws. Neither of the Company nor its Subsidiaries has received any written notice from any Governmental Authority of a material violation of any applicable Law by the Company or its Subsidiaries at any time since January 1, 2018. Nothing in this Section 4.10(a) shall be construed as a representation or warranty regarding the absence of infringement, violation or misappropriation of third party Intellectual Property, which matters are solely addressed in Section 4.11(b).
(b) Since the date that is five (5) years prior to the date hereof, (i) there has been no action taken by the Company, its Subsidiaries, or, to the knowledge of the Company, any officer, director, shareholder, manager, employee, agent, representative or sales intermediary of the Company or its Subsidiaries, in each case, acting on behalf of the Company or its Subsidiaries, in violation of any applicable Anti-Corruption Laws or Trade Control Laws, (ii) neither the Company nor its Subsidiaries has been convicted of violating any Anti-Corruption Laws or Trade Control Laws or subjected to any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws or Trade Control Laws, (iii) neither the Company nor its Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws or Trade Control Laws and (iv) neither the Company nor its Subsidiaries has received any written notice or citation from a Governmental Authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws or Trade Control Laws.
(c) None of the Company, its Subsidiaries, or, to the knowledge of the Company, any officer, director, shareholder, manager, employee, agent or representative of the Company or its Subsidiaries, in each case, acting on behalf of the Company or its Subsidiaries, is a person that is the target of sanctions or any applicable Trade Control Laws.
Section 4.11 Intellectual Property.
(a) Schedule 4.11(a) sets forth, as of the date hereof, a true and complete list, including owner, jurisdiction, and registration and application numbers, of all Patents, all registered Copyrights, all registered Trademarks, all domain name registrations and all pending registration applications for any of the foregoing, in each case, that are owned by the Company or one of its Subsidiaries (the “Registered Intellectual Property”), all of which (other than applications) is, valid, subsisting, and enforceable. Except as set forth on Schedule 4.11(a)(i), the Company or one of its Subsidiaries is the sole and exclusive owner of all right, title, and interest in and to all Registered Intellectual Property required to set forth on Schedule 4.11(a)(i) and all other Owned Intellectual Property, in each case, free and clear of all Liens, other than Permitted Liens. All such patents and patent applications and all other material Registered Intellectual Property has been maintained effective by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees. Except as set forth on Schedule 4.11(a)(ii), no loss or expiration of any material Registered Intellectual Property is threatened, pending or reasonably foreseeable that the Company would reasonably consider to be materially adverse to its business as currently conducted (except for patents expiring at the end of their statutory terms and not as a result of any act or omission by the Company or any of its Subsidiaries, including failure thereby to pay any required maintenance fees).
(b) (i) Except as set forth on Schedule 4.11(b)(i), as of the date hereof, no Actions are pending or, to the Company’s knowledge, threatened in writing (including unsolicited offers to license Patents) against the Company or any of its Subsidiaries by any third party and no written claims have been received either (A) claiming infringement, misappropriation or other violation of Intellectual Property rights owned by such third party; or (B) challenging the ownership, use, patentability, validity, or enforceability of any Owned Intellectual Property. (ii) Except as set forth on Schedule 4.11(b)(ii), neither the Company nor any of its Subsidiaries is a party to any pending Action claiming infringement, misappropriation or other violation by any third party of any Owned Intellectual Property. (iii) Except as set forth on Schedule 4.11(b)(iii), within the six (6) years preceding the date of this Agreement, none of the Company, its Subsidiaries, nor the conduct of the their businesses has infringed, misappropriated or otherwise violated the Intellectual Property rights of any third party. To the knowledge of the Company, no third party is infringing, misappropriating or otherwise violating any Owned Intellectual Property.
(c) The Company or one of its Subsidiaries, as the case may be, either own(s), has a valid license to use, or otherwise has the lawful right to use, all of the Company Intellectual Property, IT Systems, and Company Software, in each case in the manner in which they are currently used. Immediately subsequent to the Closing, the Company Intellectual Property shall be owned or available for use by the Company and its Subsidiaries on terms and conditions identical to those under which they own or use the Company Intellectual Property immediately prior to the Closing, without payment of additional fees.

(d) The Company and the Subsidiaries have undertaken commercially reasonable efforts to maintain and protect all Owned Intellectual Property and to protect the confidentiality of any Trade Secrets and any confidential information that the Company and the Subsidiaries desire (and are not obligated) to keep confidential included in the Owned Intellectual Property that are material to their businesses. No such Trade Secrets or confidential information of any Person to whom the Company or any of the Subsidiaries owes a duty of confidentiality has been disclosed thereby to any Person other than pursuant to a written agreement sufficiently restricting the disclosure and use thereof by such Person.
(e) No current or former director, officer, employee or other Representative of the Company or any Subsidiary has any right, title, or ownership interest in or to any of the Owned Intellectual Property. The Company has implemented policies whereby employees and contractors of the Company who create or develop any Intellectual Property in the course of their employment or provision of services for the Company or any of its Subsidiaries are required to assign to the Company all of such employee’s or contractor’s rights therein (to the extent permitted by applicable law), and all such employees and contractors have executed valid written agreements pursuant to which such Persons have assigned to the Company or its applicable Subsidiaries all of such employee’s or contractor’s rights in and to such Intellectual Property that did not vest automatically in the Company or its Subsidiary by operation of law (unless, in the case of contractors, such Intellectual Property was not intended by the Company to be proprietary to the Company or its Subsidiary).
(f) Except as set forth on Schedule 4.11(f), or otherwise as would not materially adversely affect the Owned Intellectual Property or the businesses of the Company or its Subsidiaries, no funding and no personnel, facilities or other resources of any Governmental Authority, university, college, other similar institution, or research center were used in the development of any Owned Intellectual Property nor does any such Person have any rights, title or interest in or to any Company Intellectual Property. Neither the Company nor any of its Subsidiaries is a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to which the Company or any of its Subsidiaries is obligated to grant any license, rights, or immunity in or to any Company Intellectual Property to any Person.
(g) The Company and each of its Subsidiaries is in all material respects in compliance with the terms and conditions of all licenses for “free software,” “open source software” or under a similar licensing or distribution term (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Affero General Public License (AGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL) and the Apache License) (“Open Source Materials”) used by the Company or any of its Subsidiaries in any way.
(h) Neither the Company nor any of its Subsidiaries has (i) incorporated Open Source Materials into, or combined Open Source Materials with, any material Owned Intellectual Property including Owned Company Software, (ii) distributed Open Source Materials in conjunction or connection with any Owned Intellectual Property including Owned Company Software or (iii) used Open Source Materials in or in connection with any Owned Intellectual Property including Owned Company Software, in each case of the foregoing clauses (i), (ii) and (iii), in such a way that grants (or otherwise requires the Company or its Subsidiaries to license, grant rights or otherwise disclose, distribute, or provide) to any third party any material Owned Intellectual Property, including, but not limited to, the source code for any material Owned Company Software or the right to make derivative works thereof, or otherwise imposes any material limitation, restriction or condition on the right or ability of the Company or any of its Subsidiaries to use, distribute, charge for the use of, or enforce any Owned Intellectual Property in any manner (collectively, “Copyleft Terms”).
(i) In the three (3) year period preceding the date hereof (i) there have been no unauthorized intrusions or breaches of the security of the IT Systems currently used to provide material products to customers in the conduct of their business as it is currently conducted and (ii) the Company and its Subsidiaries have implemented commercially reasonable security, including disaster recovery plans and procedures, for the IT Systems and the data thereon.
(j) The Company and its Subsidiaries’ collection, use, disclosure, storage and transfer of Personal Information in connection with their business complies in all material respects with, and for the three

(3) years prior to the date of this Agreement has complied in all material respects with (i) any Contract to which any of them is a party, (ii) any of their then-current published privacy policies or (iii) any applicable Privacy Laws and any applicable mandatory laws in the industries in which the Company and its Subsidiaries operates that concern privacy, data protection, confidentiality or information security. In the three (3) years prior to the date of this Agreement, the Company and its Subsidiaries have not received any written or oral notice of any claims, investigations, or alleged violations of law, regulation, or contract with respect to Personal Information or information security-related incidents, nor have the Company and its Subsidiaries notified in writing, or been required by applicable law, regulation, or Contract to notify in writing, any person or entity of any Personal Information or information security-related incident.
Section 4.12 Contracts; No Defaults.
(a) Schedule 4.12(a) contains a listing of all Contracts described in clauses (i) through (ix) below to which, as of the date of this Agreement, the Company or one or more of its Subsidiaries is a party or by which any of their respective assets are bound. True, correct and complete copies of the Contracts listed on Schedule 4.12(a) have been delivered to or made available to Acquiror or its agents or representatives.
(i) each employee collective bargaining Contract;
(ii) any Contract pursuant to which the Company or any of its Subsidiaries (A) is granted a license, immunity, or other rights from a third party in or to any Intellectual Property that is material to the businesses of the Company and its Subsidiaries, taken as a whole, other than Standard Inbound Licenses and other than Contracts with employees and contractors assigning Intellectual Property to the Company or (B) grants a license, immunity, or other rights to a third party in or to Owned Intellectual Property, including Owned Company Software other than Standard Outbound Licenses;
(iii) any Contract which restricts in any material respect or contains any material limitations on the ability of the Company or its Subsidiaries to compete in any line of business or in any geographic territory where such restriction or limitation would have a material effect on the business of the Company and its Subsidiaries, taken as a whole;
(iv) any Contract that is still in effect under which the Company or its Subsidiaries has (A) created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness exceeding $100,000, (B) granted a Lien on its assets, whether tangible or intangible, to secure any material Indebtedness or (C) extended credit to any Person (other than (1) intercompany loans and advances and (2) customer payment terms in the ordinary course of business);
(v) any principal transaction Contract entered into in connection with a completed acquisition or disposition by the Company or its Subsidiaries since December 31, 2017 involving consideration in excess of $2,000,000 of any Person or other business organization, division or business of any Person (including through merger or consolidation or the purchase of a controlling equity interest in or substantially all of the assets of such Person or by any other manner);
(vi) any Contract with outstanding obligations for the sale or purchase of personal property (excluding Intellectual Property), fixed assets or real estate having a value individually, with respect to all sales or purchases thereunder, in excess of $1,000,000 or, together with all related Contracts, in excess of $1,000,000, in each case, other than sales or purchases in the ordinary course of business consistent with past practices;
(vii) any Contract not made in the ordinary course of business and not disclosed pursuant to any other clause under this Section 4.12 and expected to result in revenue or require expenditures in excess of $5,000,000 in the calendar year ended December 31, 2019 or any subsequent calendar year;
(viii) except Contracts entered into in connection with employment, any Contract between the Company or its Subsidiaries, on the one hand, and any of Company’s shareholders, on the other hand, that will not be terminated at or prior to the Closing;
(ix) any Contract establishing any joint venture, or legal partnership, strategic alliance or other collaboration that is material to the business of the Company and its Subsidiaries taken as a whole and expected to result in revenue or require expenditures in excess of $1,000,000 in the calendar year ended December 31, 2019 or any subsequent calendar year;
(x) each Contract and agreement with consideration paid or payable to the Company or any of the Company Subsidiaries of more than $5,000,000, in the aggregate, over the 12-month period ending December 31, 2019; and
(xi) each Contract and agreement with suppliers to the Company or any Company Subsidiary for expenditures paid or payable by the Company or any Company Subsidiary of more than $5,000,000, in the aggregate, over the 12-month period ending December 31, 2019.
(b) Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Contract required to be set forth on Schedule 4.12(a), (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of the Company or its Subsidiaries party thereto and, to the knowledge of the Company, represent the legal, valid and binding obligations of the other parties thereto, and, to the knowledge of the Company, are enforceable by the Company or its Subsidiaries in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), (ii) none of the Company, its Subsidiaries or, to the knowledge of the Company as of the date of this Agreement, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract, (iii) since December 31, 2019, neither the Company nor its Subsidiaries have received any written or, to the knowledge of the Company, oral claim or notice of material breach of or material default under any such Contract, (iv) to the knowledge of the Company, no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract by the Company or its Subsidiaries or, to the knowledge of the Company as of the date of this Agreement, any other party thereto (in each case, with or without notice or lapse of time or both) and (v) since December 31, 2019 through the date hereof, neither the Company nor its Subsidiaries have received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract. The Company has made available to Acquiror true and complete copies, as amended and currently in effect, of all Contracts listed in Schedule 4.12(a).
Section 4.13 Company Benefit Plans.
(a) Schedule 4.13(a) sets forth a complete list of each material Company Benefit Plan. “Company Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and any other written plan, policy, program, arrangement or agreement providing compensation or benefits to any current or former director, officer, employee, independent contractor or other service provider, in each case, that is maintained, sponsored or contributed to by the Company or its Subsidiaries or under which the Company or its Subsidiaries has or could reasonably be expected to have any obligation or liability, including, without limitation, all pension, retirement, employment, consulting, change in control, severance, retention, incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.
(b) With respect to each Company Benefit Plan, the Company has delivered or made available to Acquiror correct and complete copies (or to the extent no copy exists, an accurate summary) of, if applicable, (i) the current plan document and any trust agreement, (ii) the most recent summary plan description, (iii) the most recent annual report on Form 5500 filed with the Internal Revenue Service (or, with respect to non-U.S. plans, any comparable annual or periodic report), (iv) the most recent actuarial valuation and (v) the most recent determination or opinion letter issued by the Internal Revenue Service (or applicable comparable Governmental Authority).
(c) Each Company Benefit Plan has been administered in compliance with its terms and all applicable Laws, including ERISA and the Code and all contributions required to be made under the terms of any Company Benefit Plan as of the date this representation is made have been timely made or, if not yet due, have been properly reflected in the Company’s financial statements.

(d) Each Company Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (i) has received a favorable determination or opinion letter as to its qualification, (ii) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer or (iii) has time remaining under applicable Laws to apply for a determination or opinion letter or to make any amendments necessary to obtain a favorable determination or opinion letter. To the knowledge of the Company, no event has occurred that would reasonably be expected to result in the loss of the tax-qualified status of such plans.
(e) Neither the Company nor any of its Subsidiaries or ERISA Affiliates sponsored, maintained, contributed to or was required to contribute to, or has or had any liability in respect of, at any point during the six (6) year period prior to the date hereof, a multiemployer pension plan (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”) or other pension plan, in each case, that is subject to Title IV of ERISA. No circumstance or condition exists that would reasonably be expected to result in an actual obligation of the Company or any of its Subsidiaries to pay money to any Multiemployer Plan or other pension plan that is subject to Title IV of ERISA and that is maintained by an ERISA Affiliate of the Company. For purposes of this Agreement, “ERISA Affiliate” means any entity (whether or not incorporated) other than the Company or a Subsidiary of the Company that, together with the Company, is considered under common control and treated as one employer under Section 414(b), (c), (m) or (o) of the Code.
(f) With respect to the Company Benefit Plans, no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Internal Revenue Service or other Governmental Authorities is pending or, to the knowledge of the Company, threatened.
(g) Except as required by applicable Law, no Company Benefit Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of the Company or any of its Subsidiaries has any obligation to provide such benefits.
(h) Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated by this Agreement (either alone or in combination with another event) will (i) entitle any employee, director, officer or independent contractor of the Company or any of its Subsidiaries to severance pay or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, director, officer or independent contractor, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan, (iv) otherwise give rise to any material liability under any Company Benefit Plan, (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the Effective Time, (vi) require a “gross-up,” indemnification for, or payment to any individual for any taxes imposed under Section 409A or Section 4999 of the Code or any other tax or (vii) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.
Section 4.14 Labor Matters.
(a) (i) Neither the Company nor its Subsidiaries is a party to, negotiating, required to negotiate, or bound by any labor agreement, collective bargaining agreement, or any other labor-related agreements or arrangements with any labor union, labor organization or works council, (ii) no labor union or organization, works council or group of employees of the Company or its Subsidiaries has made a pending written demand for recognition or certification and (iii) there are no representation or certification proceedings or petitions seeking a representation proceeding pending or, to the knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other applicable labor relations authority.
(b) Each of the Company and its Subsidiaries (i) is in compliance with all applicable Laws regarding employment and employment practices, including, without limitation, all laws respecting terms and conditions of employment, health and safety, employee classification, non-discrimination, wages and hours, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, pay equity, overtime pay, employee leave issues, the proper classification of employees and independent contractors, the proper classification of exempt and non-exempt employees, and unemployment insurance, (ii) has not been adjudged to have committed any unfair labor practice as defined by the National Labor Relations Board or received written notice of any unfair labor practice complaint against it pending before the National Labor Relations Board that remains unresolved and (iii) since January 1, 2017, has not experienced any actual or, to the knowledge of the Company, threatened arbitrations, grievances, labor disputes, strikes, lockouts, picketing, hand-billing, slowdowns or work stoppages against or affecting the Company or its Subsidiaries.
(c) The Company and its Subsidiaries are not delinquent in payments to any employees or former employees for any services or amounts required to be reimbursed or otherwise paid.
(d) To the knowledge of the Company, no employee of the Company or its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, non-competition agreement, restrictive covenant or other obligation: (i) to the Company or its Subsidiaries or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or its Subsidiaries or (B) to the knowledge or use of Trade Secrets or proprietary information.
Section 4.15 Taxes.
(a) All material Tax Returns required by Law to be filed by the Company or its Subsidiaries have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings).
(b) All material amounts of Taxes shown due on any Tax Returns of the Company and its Subsidiaries and all other material amounts of Taxes owed by the Company and its Subsidiaries have been timely paid.
(c) Each of the Company and its Subsidiaries has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, shareholder or any other third party, and (ii) remitted such amounts required to have been remitted to the appropriate Governmental Authority.
(d) Neither the Company nor its Subsidiaries is currently engaged in any material audit, administrative or judicial proceeding with a taxing authority with respect to Taxes. Neither the Company nor its Subsidiaries has received any written notice from a taxing authority of a proposed deficiency of a material amount of Taxes, other than any such deficiencies that have since been resolved. No written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that such entity is or may be subject to Taxes by that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not been resolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of the Company or its Subsidiaries, and no written request for any such waiver or extension is currently pending.
(e) Neither the Company nor its Subsidiaries (or any predecessor thereof) has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) in the prior two years.
(f) Neither the Company nor its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).
(g) Except with respect to deferred revenue or prepaid subscription revenues collected by the Company and its Subsidiaries in the ordinary course of business, neither the Company nor its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (B) ruling by, or written agreement with, a Governmental Authority (including any closing agreement pursuant to Section 7121 of the Code or any similar provision of Tax Law) issue or executed prior to the Closing; (C) installment sale or open transaction disposition made prior to the Closing; (D) prepaid amount received prior to the Closing; (E) intercompany transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) that existed prior to the Closing; or (F) Section 965 of the Code.
(h) There are no Liens with respect to Taxes on any of the assets of the Company or its Subsidiaries, other than Permitted Liens.
(i) Neither the Company nor its Subsidiaries has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or (ii) as a transferee or successor.
(j) Neither the Company nor any of its Subsidiaries is a party to, or bound by, or has any obligation to, any Governmental Authority or other Person under any Tax allocation, Tax sharing or Tax indemnification agreements (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).
(k) Neither the Company nor any of its Subsidiaries has made an entity classification election pursuant to Treasury Regulation Section 301.7701-3 to be classified as other than such entity’s default classification pursuant to Treasury Regulation Section 301.7701-3(b) for U.S. federal income tax purposes.
(l) Neither the Company nor any of its Subsidiaries is, and has not been at any time during the five (5) year period ending on the Closing Date, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.
(m) Each of the Company and its Subsidiaries is in compliance with applicable United States and foreign transfer pricing Laws and regulations in all material respects, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of each of the Company and its Subsidiaries.
(n) To the knowledge of the Company, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.
(o) The Company has not made an election under Section 965(h) of the Code.
(p) Other than the representations and warranties set forth in Section 4.07 and Section 4.13, this Section 4.15 contains the exclusive representations and warranties of the Company with respect to Tax matters. Nothing in this Section 4.15 shall be construed as providing a representation or warranty with respect to (i) other than the representations and warranties set forth in Section 4.15(g), Section 4.15(i) and Section 4.15(j), any taxable period (or portion thereof) beginning following the Closing Date or (ii) the existence, amount, expiration date or limitations on (or availability of) any Tax attribute.
Section 4.16 Brokers’ Fees. Except as described on Schedule 4.16, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company, its Subsidiaries or any of their Affiliates for which the Company or any of its Subsidiaries has any obligation.
Section 4.17 Insurance. Schedule 4.17 contains a list of all material policies or programs of self-insurance of property, fire and casualty, product liability, workers’ compensation and other forms of insurance held by, or for the benefit of, the Company or its Subsidiaries as of the date of this Agreement. True, correct and complete copies or comprehensive summaries of such insurance policies have been made available to Acquiror. With respect to each such insurance policy required to be listed on Schedule 4.17, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all premiums due have been paid, (ii) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect, (iii) neither the Company nor its Subsidiaries is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the Company’s knowledge, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, under the policy, and to the knowledge of the Company, no such action has been threatened and (iv) as of the date hereof, no written notice of cancellation, non-renewal, disallowance or reduction in coverage or claim or termination has been received other than in connection with ordinary renewals.
Section 4.18 Real Property; Assets.
(a) Schedule 4.18(a) sets forth the address and tax parcel number of each Owned Real Property as of the date of this Agreement. Except as set forth on Schedule 4.18(a), the Company or its Subsidiaries is not party to any agreement or option to (i) purchase any real property or interest therein, (ii) sell all, or a portion of, any Owned Real Property or interest therein or (iii) lease or otherwise grant any third party the right to use any Owned Real Property or portion thereof. In the past two (2) years, none of the Company or its Subsidiaries have received written notice: (A) of any material violation of a building, zoning, health, or safety Law with respect to such Owned Real Property that has not been cured to the satisfaction of the party issuing such notice; (B) of any material action or governmental proceeding for condemnation or for a material zoning change with respect to such Owned Real Property, or (C) from any owner of real property immediately contiguous to the Owned Real Property (an “Adjoining Landowner”) alleging: (A) material boundary disputes with such Adjoining Landowners respecting such Owned Real Property; (B) a material dispute relating to impairment of the Company or its Subsidiaries, as applicable, access to and from its respective Owned Real Property; or (C) a material default by Company or its Subsidiaries, as applicable, under any recorded agreement affecting such Owned Real Property.
(b) Schedule 4.18(b) contains a true, correct and complete list of all Leased Real Property as of the date of this Agreement. The Company has made available to Acquiror true, correct and complete copies of the leases, subleases, licenses and occupancy agreements (including all modifications, amendments, supplements, guaranties, extensions, renewals, waivers, side letters and other agreements relating thereto) for the Leased Real Property to which the Company or its Subsidiaries is a party (the “Real Estate Documents”), and such deliverables comprise all Real Estate Documents relating to the Leased Real Property.
(c) Each Real Estate Document (i) is a legal, valid, binding and enforceable obligation of the Company or its Subsidiaries and, to the knowledge of the Company, the other parties thereto, as applicable, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity, and each such lease is in full force and effect, (ii) has not been amended or modified except as reflected in the Real Estate Documents made available to Acquiror and (iii) to the knowledge of the Company, covers the entire estate it purports to cover and, subject to securing the consents or approvals, if any, required under the Real Estate Documents to be obtained from any landlord, lender or any other third party (as applicable), in connection with the execution and delivery of this Agreement by the Company or the consummation of the transaction contemplated hereby by the Company, upon the consummation of the transactions contemplated by this Agreement, will entitle Acquiror or its Subsidiaries to the exclusive use (subject to the terms of the respective Real Estate Documents in effect with respect to the Leased Real Property), occupancy and possession of the premises specified in the Real Estate Documents for the purpose specified in the Real Estate Documents.
(d) No material default or breach by (i) the Company or its Subsidiaries or (ii) to the knowledge of the Company, any other parties thereto, as applicable, presently exists under any Real Estate Documents. Neither the Company nor its Subsidiaries has received written or, to the knowledge of the Company, oral notice of default or breach under any Real Estate Lease Document which has not been cured. To the knowledge of the Company, no event has occurred that, and no condition exists which, with notice or lapse of time or both, would constitute a material default or breach under any Real Estate Lease Document by the Company or its Subsidiaries or by the other parties thereto. Neither the Company nor its Subsidiaries has subleased or otherwise granted any Person the right to use or occupy any Leased Real Property which is still in effect. Neither the Company nor its Subsidiaries has collaterally assigned or granted any other security interest in the Leased Real Property or any interest therein which is still in effect. The Company or its Subsidiaries has a good and valid leasehold title to each Leased Real Property subject only to Permitted Liens.
(e) Neither the Company nor its Subsidiaries has received any written notice that remains outstanding as of the date of this Agreement that the current use and occupancy of the Leased Real Property and the improvements thereon (i) are prohibited by any Lien or law other than Permitted Liens or (ii) are in material violation of any of the recorded covenants, conditions, restrictions, reservations, easements or agreements applicable to such Leased Real Property.
(f) Except for Permitted Liens, the Company and its Subsidiaries have good and valid title to the assets of the Company and its Subsidiaries.
Section 4.19 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a) the Company, its Subsidiaries, and all real property owned, operated or leased by the Company or any Subsidiary, are and, during the last three (3) years, have been in compliance with all Environmental Laws;
(b) there has been no release of any Hazardous Materials (i) at, in, on, from or under any Leased Real Property or Owned Real Property, (ii) in connection with the Company’s or its Subsidiaries’ operations off-site of the Leased Real Property or Owned Real Property or, (iii) to the knowledge of the Company, at, in, on, from or under any formerly owned, operated or leased real property during the time that the Company or any Subsidiary owned, operated or leased such property;
(c) neither the Company nor any of its Subsidiaries nor any real property owned, operated or leased by the Company or any of its Subsidiaries is subject to any Governmental Order relating to any Environmental Law or the investigation, sampling, monitoring, treatment, remediation, removal, handling, recycling or cleanup of Hazardous Materials;
(d) no Action is pending or, to the knowledge of the Company, threatened and, to the knowledge of the Company, no investigation is pending or threatened with respect to Environmental Law and the Company, any of its Subsidiaries, or any real property owned, operated or leased by the Company or any of its Subsidiaries;
(e) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has assumed, either contractually or by operation of Law, the liability of any other Person relating to any Environmental Law or Hazardous Material;
(f) there are no facts, circumstances or conditions relating to the past or present business or operations of the Company, any of its Subsidiaries or any of their respective predecessors (including the release, threatened release, or disposal of any Hazardous Materials or other substances at any location), or to any real property at any time owned, leased, or operated by the Company, any of its Subsidiaries, or any of their respective predecessors, that could reasonably be expected to give rise to any Action, or to any liability, relating to any Environmental Law; and
(g) the Company has made available to Acquiror all material environmental reports (including any Phase One or Phase Two environmental site assessments), audits, correspondence or other documents relating to the Leased Real Property, Owned Real Property, or any formerly owned or operated real property or any other location for which the Company may be liable in its possession, custody or control.
Section 4.20 Absence of Changes.
(a) Since December 31, 2019 through the date of this Agreement, there has not been any change, development, condition, occurrence, event or effect relating to the Company or its Subsidiaries that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Material Adverse Effect.
(b) From March 31, 2020 through the date of this Agreement, the Company and its Subsidiaries (i) have, in all material respects, conducted their business and operated their properties in the ordinary course of business consistent with past practices and (ii) have not taken any action that both (A) would require the consent of the Acquiror pursuant to Section 6.01 if such action had been taken after the date hereof and (B) is material to the Company and its Subsidiaries, taken as a whole.
Section 4.21 Affiliate Agreements. Except as set forth on Schedule 4.21 and except for, in the case of any employee, officer or director, any employment Contract or Contract with respect to the issuance of equity in the Company, none of the Company or its Subsidiaries is a party to any transaction, agreement, arrangement or understanding with any (i) present or former executive officer or director of any of the Company or its Subsidiaries, (ii) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of any of the Company or its Subsidiaries or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing (each of the foregoing, a “Company Affiliate Agreement”).
Section 4.22 Internal Controls. The Company maintains a system of internal accounting controls designed to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
Section 4.23 Permits. Each of the Company and its Subsidiaries has all material Permits (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) each Material Permit is in full force and effect in accordance with its terms, (b) no outstanding written notice of revocation, cancellation or termination of any Material Permit has been received by the Company or its Subsidiaries, (c) to the knowledge of the Company, none of such Permits upon its termination or expiration in the ordinary due course will not be renewed or reissued in the ordinary course of business upon terms and conditions substantially similar to its existing terms and conditions, (d) there are no Actions pending or, to the knowledge of the Company, threatened, that seek the revocation, cancellation, limitation, restriction or termination of any Material Permit and (e) each of the Company and its Subsidiaries is in compliance with all Material Permits applicable to the Company or its Subsidiaries.
Section 4.24 Proxy Statement. None of the information relating to the Company or its Subsidiaries supplied by the Company, or by any other Person acting on behalf of the Company, in writing specifically for inclusion or incorporation by reference in the Proxy Statement will, as of the time the Proxy Statement, as of the date it is first mailed to the Acquiror Stockholders, and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 4.24, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Proxy Statement that were not supplied by or on behalf of the Company for use therein.
Section 4.25 No Additional Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the Schedules), the Company expressly disclaims any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the Company or the Company’s assets, and Acquiror and Merger Sub shall rely on their own examination and investigation thereof. None of the Company’s Affiliates or any of their respective directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to Acquiror or its Affiliates, and no such party shall be liable in respect of the accuracy or completeness of any information provided to Acquiror or its Affiliates.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF ACQUIROR AND MERGER SUB
Except as set forth in (a) the Schedules to this Agreement (each of which qualifies (i) the correspondingly numbered representation, warranty or covenant if specified therein and (ii) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent) or (b) the registration statements, reports, schedules, forms, statements and other documents filed or furnished with the SEC by Acquiror (excluding any disclosures in such Acquiror SEC Reports under the headings “Risk Factors,” “Forward-Looking

Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature), each of Acquiror and Merger Sub represents and warrants to the Company as follows:
Section 5.01 Corporate Organization.
(a) Acquiror is duly incorporated and is validly existing as a corporation in good standing under the Laws of Delaware and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The copies of the organizational documents of Acquiror previously delivered by Acquiror to the Company are true, correct and complete and are in effect as of the date of this Agreement. Acquiror is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its respective organizational documents. Acquiror is duly licensed or qualified and in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.
(b) Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Other than Merger Sub, Acquiror has no other Subsidiaries or any equity or other interests in any other Person.
Section 5.02 Due Authorization.
(a) Each of Acquiror and Merger Sub has all requisite corporate or entity power and authority to execute and deliver this Agreement and each ancillary agreement to this Agreement to which it is a party and (subject to the approvals described in Section 5.06) (in the case of Acquiror), upon receipt of the Acquiror Stockholder Approval and the effectiveness of the Acquiror A&R Charter, to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such ancillary agreements by each of Acquiror and Merger Sub and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action and, except for the Acquiror Stockholder Approval and the effectiveness of the Acquiror A&R Charter, no other corporate or equivalent proceeding on the part of Acquiror or Merger Sub is necessary to authorize this Agreement or such ancillary agreements or Acquiror’s or Merger Sub’s performance hereunder or thereunder. This Agreement has been, and each such ancillary agreement will be, duly and validly executed and delivered by each of Acquiror and Merger Sub and, assuming due authorization and execution by each other party hereto and thereto, this Agreement constitutes, and each such ancillary agreement will constitute, a legal, valid and binding obligation of each of Acquiror and Merger Sub, enforceable against each of Acquiror and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.
(b) The affirmative vote of (i) holders of a majority of the votes of Acquiror Common Stock cast at the Special Meeting shall be required to approve each of the Issuance Proposal and each of the Subscription Proposals, (ii) holders of a majority of the outstanding shares of Acquiror Common Stock entitled to vote at the Special Meeting shall be required to approve the Amendment Proposal, and (iii) holders of a majority of the Acquiror Common Stock voted at the Special Meeting shall be required to approve the Acquiror Incentive Plan Proposal, in each case, assuming a quorum is present, to approve the Proposals are the only votes of any of Acquiror’s capital stock necessary in connection with the entry into this Agreement by Acquiror, and the consummation of the transactions contemplated hereby, including the Closing (the approval by Acquiror Stockholders of all of the foregoing, collectively, the “Acquiror Stockholder Approval”).
(c) At a meeting duly called and held, the Acquiror Board has: (i) determined that this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interests of Acquiror and its stockholders; (ii) determined that the fair market value of the Company is equal to at least 80% of the amount held in the Trust Account (less any business combination marketing (in lieu of deferred underwriting) commissions and taxes payable on interest earned) as of the date hereof; (iii) approved the transactions contemplated by this Agreement as a Business Combination; and (iv) resolved to recommend to the stockholders of Acquiror approval of each of the matters requiring Acquiror Stockholder approval.
Section 5.03 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.05 or on Schedule 5.06, the execution, delivery and performance of this Agreement by each of Acquiror and Merger Sub, upon receipt of the Acquiror Stockholder Approval and the effectiveness of the Acquiror A&R Charter, the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in the breach of, the Acquiror Organizational Documents, any organizational documents of any Subsidiaries of Acquiror or any of the organizational documents of Merger Sub, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to each of Acquiror or Merger Sub or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which each of Acquiror or Merger Sub or any their respective Subsidiaries is a party or by which any of their respective assets or properties may be bound or affected or (d) result in the creation of any Lien upon any of the properties or assets of Acquiror or Merger Sub, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.
Section 5.04 Litigation and Proceedings. As of the date of this Agreement, there are no pending litigation or material other Actions or, to the knowledge of Acquiror, threatened, material Actions and, to the knowledge of Acquiror, there are no pending or threatened material investigations, in each case, against Acquiror, or otherwise affecting Acquiror or its assets, including any condemnation or similar proceedings. As of the date of this Agreement, there is no unsatisfied judgment or any open injunction binding upon Acquiror.
Section 5.05 Compliance with Laws.
(a) Except where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to be material to the Acquiror and its Subsidiaries, the Acquiror and its Subsidiaries are as of the date of this Agreement, and since October 18, 2018 through the date of this Agreement have been, in compliance in all material respects with all applicable Laws. Neither of the Acquiror nor its Subsidiaries has received any written notice from any Governmental Authority of a violation of any applicable Law by the Acquiror or its Subsidiaries at any time since October 18, 2018 through the date of this Agreement.
(b) Since October 18, 2018, (i) there has been no action taken by the Acquiror, its Subsidiaries, or, to the knowledge of the Acquiror, any officer, director, shareholder, manager, employee, agent or representative of the Acquiror or its Subsidiaries, in each case, acting on behalf of the Acquiror or its Subsidiaries, in violation of any applicable Anti-Corruption Laws or Trade Control Laws, (ii) neither the Acquiror nor its Subsidiaries has been convicted of violating any Anti-Corruption Laws or Trade Control Laws or subjected to any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws or Trade Control Laws, (iii) neither the Acquiror nor its Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws or Trade Control Laws and (iv) neither the Acquiror nor its Subsidiaries has received any written notice or citation from a Governmental Authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws or Trade Control Laws.
(c) None of the Acquiror, its Subsidiaries, or, to the knowledge of the Acquiror, any officer, director, shareholder, manager, employee, agent or representative of the Acquiror or its Subsidiaries, in each case, acting on behalf of the Acquiror or its Subsidiaries, is a person that is the target of sanctions or any applicable Trade Control Laws

Section 5.06 Governmental Authorities; Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of Acquiror or Merger Sub with respect to Acquiror’s or Merger Sub’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for applicable requirements of the HSR Act and any other applicable Antitrust Law, Securities Laws, the NYSE and the filing and effectiveness of the Certificate of Merger and the Acquiror A&R Charter.
Section 5.07 Financial Ability; Trust Account.
(a) As of the date hereof, there is at least $117,000,000 invested in a trust account at J.P. Morgan Chase Bank, N.A. (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated October 15, 2018, by and between Acquiror and the Trustee (the “Trust Agreement”). The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Acquiror and, to the knowledge of Acquiror, the Trustee, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the knowledge of Acquiror, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters and there are no agreements, Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the Acquiror SEC Reports to be inaccurate or (ii) entitle any Person (other than any Acquiror Stockholder who is a Redeeming Stockholder) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, Acquiror Organizational Documents and Acquiror’s final prospectus dated October 16, 2018. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Acquiror has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no Actions pending or, to the knowledge of Acquiror, threatened with respect to the Trust Account. Since October 18, 2018, Acquiror has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to the Acquiror Organizational Documents shall terminate, and, as of the Effective Time, Acquiror shall have no obligation whatsoever pursuant to the Acquiror Organizational Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the transactions contemplated hereby. Following the Effective Time, no Acquiror Stockholder shall be entitled to receive any amount from the Trust Account except to the extent such Acquiror Stockholder is a Redeeming Stockholder.
(b) As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, Acquiror has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror on the Closing Date.
(c) As of the date hereof, Acquiror does not have, or have any present intention, agreement, arrangement or understanding to enter into or incur, any obligations with respect to or under any Indebtedness.
Section 5.08 Taxes.
(a) All material Tax Returns required by Law to be filed by Acquiror have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings).
(b) All material amounts of Taxes shown due on any Tax Returns of Acquiror and all other material amounts of Taxes owed by Acquiror have been timely paid.

(c) Acquiror has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, shareholder or any other third party, and (ii) remitted such amounts required to have been remitted to the appropriate Governmental Authority.
(d) Acquiror is not currently engaged in any material audit, administrative or judicial proceeding with a taxing authority with respect to Taxes. Acquiror has not received any written notice from a taxing authority of a proposed deficiency of a material amount of Taxes, other than any such deficiencies that have since been resolved. No written claim has been made by any Governmental Authority in a jurisdiction where Acquiror does not file a Tax Return that such entity is or may be subject to Taxes by that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not been resolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of Acquiror, and no written request for any such waiver or extension is currently pending.
(e) Acquiror has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) in the prior two years.
(f) Acquiror has not been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).
(g) Acquiror will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (B) ruling by, or written agreement with, a Governmental Authority (including any closing agreement pursuant to Section 7121 of the Code or any similar provision of Tax Law) issue or executed prior to the Closing; (C) installment sale or open transaction disposition made prior to the Closing; (D) prepaid amount received prior to the Closing; (E) intercompany transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) that existed prior to the Closing; or (F) Section 965 of the Code.
(h) There are no Liens with respect to Taxes on any of the assets of the Acquiror, other than Permitted Liens.
(i) Acquiror does not have any liability for the Taxes of any Person (other than the Company or its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), or (ii) as a transferee or successor.
(j) Acquiror is not party to, or bound by, or have any obligation to, any Governmental Authority or other Person under any Tax allocation, Tax sharing or Tax indemnification agreements (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).
(k) To the knowledge of Acquiror, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.
(l) Neither the execution and delivery of this Agreement by Acquiror nor the consummation of the transactions contemplated by this Agreement (either alone or in combination with another event) will (i) entitle any employee, director, officer or independent contractor of Acquiror or any of its Subsidiaries to severance pay or any material increase in severance pay, (ii) result in the payment of any amount to any employee, director, officer or independent contractor of Acquiror or any of its Subsidiaries that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code, or (iii) require a “gross-up,” indemnification for, or payment to any employee, director, officer or independent contractor of Acquiror or any of its Subsidiaries for any taxes imposed under Section 409A or Section 4999 of the Code or any other tax.
(m) Other than the representations and warranties set forth in Section 5.10, this Section 5.08 contains the exclusive representations and warranties of Acquiror with respect to Tax matters. Nothing in this

Section 5.08 shall be construed as providing a representation or warranty with respect to (i) other than the representations and warranties set forth in Section 5.08(g), (i) and (j) any taxable period (or portion thereof) beginning following the Closing Date or (ii) the existence, amount, expiration date or limitations on (or availability of) any Tax attribute.
Section 5.09 Brokers’ Fees. Except for fees described on Schedule 5.09 (including the amounts owed with respect thereto), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Acquiror or Merger Sub or any of their respective Affiliates, including the Sponsors.
Section 5.10 Acquiror SEC Reports; Financial Statements; Sarbanes-Oxley Act.
(a) Acquiror has filed in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since October 18, 2018 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Acquiror SEC Reports”). None of the Acquiror SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the Acquiror SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC), and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Acquiror as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.
(b) Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror and other material information required to be disclosed by Acquiror in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Acquiror’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act.
(c) Acquiror has established and maintained a system of internal controls. Such internal controls are sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror’s financial statements for external purposes in accordance with GAAP.
(d) There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(e) Neither Acquiror (including any employee thereof) nor Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) any claim or allegation regarding any of the foregoing.
(f) To the knowledge of Acquiror, as of the date hereof, there are no outstanding SEC comments from the SEC with respect to the Acquiror SEC Reports. To the knowledge of Acquiror, none of the Acquiror SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 5.11 Business Activities; Undisclosed Liabilities; Absence of Changes.
(a) Since its incorporation, Acquiror has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Acquiror Organizational Documents, there is no agreement, commitment or Governmental Order binding upon Acquiror or to which Acquiror is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or any acquisition of property by Acquiror or the conduct of business by Acquiror as currently conducted or as currently contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have an Acquiror Material Adverse Effect.
(b) Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, Acquiror has no interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.
(c) Except for (i) this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 7.03), (ii) as set forth on Schedule 5.11(c) and (iii) with respect to fees and expenses of Acquiror’s legal, financial and other advisors, Acquiror is not, and at no time has been, party to any Contract with any other Person that would require payments by Acquiror in excess of $150,000 monthly, $250,000 in the aggregate annually with respect to any individual Contract or more than $500,000 in the aggregate annually when taken together with all other Contracts (other than this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 7.03) and Contracts set forth on Schedule 5.11(c)).
(d) There is no liability, debt or obligation against Acquiror or its Subsidiaries, except for liabilities and obligations (i) reflected or reserved for on Acquiror’s consolidated balance sheet for the quarterly period ended March 31, 2020 or disclosed in the notes thereto (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to Acquiror and its Subsidiaries, taken as a whole), (ii) that have arisen since the date of Acquiror’s consolidated balance sheet for the quarterly period March 31, 2020 in the ordinary course of the operation of business of the Acquiror and its Subsidiaries (other than any such liabilities as are not and would not be, in the aggregate, material to Acquiror and its Subsidiaries, taken as a whole), (iii) disclosed in Schedule 5.11(d), (iv) arising under this Agreement and/or the performance by the Company of its obligations hereunder or (v) that would not, individually or in the aggregate, reasonably be expected to be material to the Acquiror and its Subsidiaries, taken as a whole.
(e) Merger Sub does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.
(f) Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the Merger and has no, and at all times prior to the Effective Time except as contemplated by this Agreement or the ancillary agreements to this Agreement, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.
(g) (i) Since December 31, 2019 through the date of this Agreement, there has not been any change, development, condition, occurrence, event or effect relating to the Acquiror or its Subsidiaries that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, an Acquiror Material Adverse Effect and (ii) from March 31, 2020 through the date of this Agreement, Acquiror and its Subsidiaries have not taken any action that would require the consent of the Company pursuant to Section 7.03, if such action had been taken after the date hereof.
Section 5.12 Proxy Statement. As of the time the Proxy Statement is first mailed to the Acquiror Stockholders, and at the time of the Special Meeting, the Proxy Statement (together with any amendments or supplements thereto) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Acquiror makes no representations or warranties as to the information contained in or omitted from the Proxy Statement in reliance upon and in conformity with information furnished in writing to the Acquiror by or on behalf of the Company specifically for inclusion in the Proxy Statement.
Section 5.13 No Outside Reliance. Notwithstanding anything contained in this Article V or any other provision hereof, Acquiror and its Affiliates and any of its and their respective directors, officers, employees, stockholders, partners, members or representatives, acknowledge and agree that Acquiror has made its own investigation of the Company and that neither the Company nor any of its Affiliates or any of their respective directors, officers, employees, stockholders, partners, members, agents or representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article IV, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Schedules or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by Acquiror or its representatives) or reviewed by Acquiror pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to Acquiror or any of its Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article IV of this Agreement.
Section 5.14 Capitalization.
(a) The authorized capital stock of Acquiror consists of (i) 1,000,000 shares of Acquiror Preferred Stock and (ii) 400,000,000 shares of Acquiror Common Stock. As of the date of this Agreement, (A) no shares of Acquiror Preferred Stock are issued and outstanding, (B) 17,549,365 shares of Acquiror Common Stock are issued and outstanding, including a total of 6,094,128 Founder Shares, and (C) 38,527,117 Acquiror Warrants are issued and outstanding. All of the issued and outstanding shares of Acquiror Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding Acquiror Units, shares of Acquiror Common Stock and Acquiror Warrants (1) were issued in compliance in all material respects with applicable Law and (2) were not issued in breach or violation of any preemptive rights or Contract.
(b) Except for this Agreement, the Acquiror Warrants and the Subscription Agreements, as of the date hereof, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Acquiror Common Stock or the equity interests of Acquiror, or any other Contracts to which Acquiror is a party or by which Acquiror is bound obligating Acquiror to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Acquiror, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Acquiror. Except as disclosed in the Acquiror SEC Reports or the Acquiror Organizational Documents, there are no outstanding contractual obligations of Acquiror to repurchase, redeem or otherwise acquire any securities or equity interests of Acquiror. There are no outstanding bonds, debentures, notes or other Indebtedness of Acquiror having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Acquiror’s stockholders may vote. Except as disclosed in the Acquiror SEC Reports, Acquiror is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to Acquiror Common Stock or any other equity interests of Acquiror. Acquiror does not own any capital stock or any other equity interests in any other Person (other than Merger Sub) or any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person. There are no securities or instruments issued by or to which the Acquiror is a party containing anti-dilution or similar provisions that will be triggered by the consummation of the transactions contemplated by the Subscription Agreements that have not been or will be waived on or prior to the Closing Date.
(c) As of the date hereof, the authorized share capital of Merger Sub consists of 100 shares of common stock, par value $0.0001 per share, of which 10 shares are issued and outstanding and beneficially held (and held of record) by Acquiror as of the date of this Agreement.

Section 5.15 NYSE Stock Market Quotation. The issued and outstanding shares of Acquiror Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “GRAF”. Acquiror is in compliance in all material respects with the rules of the NYSE and there is no action or proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by the NYSE, the Financial Industry Regulatory Authority or the SEC with respect to any intention by such entity to deregister the Acquiror Common Stock or terminate the listing of Acquiror Common Stock on the NYSE. None of Acquiror or its Affiliates has taken any action in an attempt to terminate the registration of the Acquiror Common Stock or Acquiror Warrants under the Exchange Act except as contemplated by this Agreement.
Section 5.16 Contracts; No Defaults.
(a) Schedule 5.16(a) contains a listing of all Contracts including every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements, this Agreement and the Subscription Agreements) to which, as of the date of this Agreement, Acquiror or one or more of its Subsidiaries is a party or by which any of their respective assets are bound. True, correct and complete copies of the Contracts listed on Schedule 5.16(a) have been delivered to or made available to the Company or its agents or representatives.
(b) Each Contract of a type required to be listed on Schedule 5.16(a), whether or not set forth on Schedule 5.16(a), was entered into at arm’s length in all material respects and in the ordinary course of business. Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Contract of the type described in Schedule 5.16(a), whether or not set forth on Schedule 5.16(a), (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of the Acquiror or its Subsidiaries party thereto and, to the knowledge of the Acquiror, represent the legal, valid and binding obligations of the other parties thereto, and, to the knowledge of the Acquiror, are enforceable by the Acquiror or its Subsidiaries to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), (ii) none of the Acquiror, its Subsidiaries or, to the knowledge of the Acquiror, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract, (iii) since December 31, 2019, neither the Acquiror nor its Subsidiaries have received any written or, to the knowledge of the Acquiror, oral claim or notice of material breach of or material default under any such Contract, (iv) to the knowledge of the Acquiror, no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract by the Acquiror or its Subsidiaries or, to the knowledge of the Acquiror, any other party thereto (in each case, with or without notice or lapse of time or both) and (v) since December 31, 2019 through the date hereof, neither the Acquiror nor its Subsidiaries have received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract.
Section 5.17 Title to Property. Except as set forth on Schedule 5.17, neither the Acquiror nor any of its Subsidiaries (a) owns or leases any real or personal property or (b) is a party to any agreement or option to purchase any real property, personal property or other material interest therein.
Section 5.18 Investment Company Act. Neither the Acquiror nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 5.19 Affiliate Agreements. Except as set forth on Schedule 5.19 and except for, in the case of any employee, officer or director, any employment Contract or Contract with respect to the issuance of equity in Acquiror, none of the Acquiror or its Subsidiaries is a party to any transaction, agreement, arrangement or understanding with any (i) present or former executive officer or director of any of the Acquiror or its Subsidiaries, (ii) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of any of the Acquiror or its Subsidiaries or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing (each of the foregoing, an “Acquiror Affiliate Agreement”).

Section 5.20 Subscription Agreements. The Acquiror has delivered to the Company a true, correct and complete copy of each Subscription Agreement executed on or prior to the date hereof, pursuant to which certain Investors have committed, subject to the terms and conditions therein, to purchase 150,000,000 shares of Acquiror Common Stock. To the knowledge of Acquiror, each Subscription Agreement is in full force and effect and is legal, valid and binding upon the Acquiror and the applicable Investor, enforceable in accordance with its terms. Each Subscription Agreement has not been withdrawn, terminated, amended or modified since the date of delivery hereunder and prior to the execution of this Agreement, and, to the knowledge of Acquiror, as of the date of this Agreement no such withdrawal, termination, amendment or modification is contemplated, and as of the date of this Agreement the commitments contained in each Subscription Agreement have not been withdrawn, terminated or rescinded by the applicable Investor in any respect. As of the date hereof, there are no side letters or Contracts to which Acquiror or Merger Sub is a party related to the provision or funding, as applicable, of the purchases contemplated by each Subscription Agreement or the transactions contemplated hereby other than as expressly set forth in this Agreement, each Subscription Agreement or any other agreement entered into (or to be entered into) in connection with the Transactions delivered to the Company. Acquiror has fully paid any and all commitment fees or other fees required in connection with each Subscription Agreement that are payable on or prior to the date hereof and will pay any and all such fees when and as the same become due and payable after the date hereof pursuant to each Subscription Agreement. Acquiror has, and to the knowledge of Acquiror, each Investor has, complied with all of its obligations under each Subscription Agreement. There are no conditions precedent or other contingencies related to the consummation of the purchases set forth in each Subscription Agreement, other than as expressly set forth in each Subscription Agreement. No event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute a default or breach on the part of Acquiror or, to the knowledge of Acquiror as of the date hereof, any Investor, (ii) assuming the conditions set forth in Section 9.01 and Section 9.02 will be satisfied, constitute a failure to satisfy a condition on the part of Acquiror or, to the knowledge of Acquiror as of the date hereof, the applicable Investor or (iii) assuming the conditions set forth in Section 9.01 and Section 9.02 will be satisfied, to the knowledge of Acquiror as of the date hereof, result in any portion of the amounts to be paid by each Investor in accordance with each Subscription Agreement being unavailable on the Closing Date. As of the date hereof, assuming the conditions set forth in Section 9.01 and Section 9.02 will be satisfied, Acquiror has no reason to believe that any of the conditions to the consummation of the purchases under each Subscription Agreement will not be satisfied, and, as of the date hereof, Acquiror is not aware of the existence of any fact or event that would or would reasonably be expected to cause such conditions not to be satisfied.
ARTICLE VI
COVENANTS OF THE COMPANY
Section 6.01 Conduct of Business. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and shall cause its Subsidiaries to, except as set forth on Schedule 6.01, as expressly contemplated by this Agreement or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as may be required by Law, (i) use commercially reasonable efforts to (A) conduct and operate its business in the ordinary course, (B) preserve intact the current business organization and ongoing businesses of the Company and its Subsidiaries, and (C) maintain the existing relations and goodwill of the Company and its Subsidiaries with customers, suppliers, joint venture partners, distributors and creditors of the Company and its Subsidiaries and (ii) use commercially reasonable efforts to maintain all insurance policies of the Company and its Subsidiaries or substitutes therefor. Without limiting the generality of the foregoing, the Company shall provide advance written notice to the Acquiror of any material action that is not within the ordinary course and consistent with past practice and, except as set forth on Schedule 6.01, as expressly contemplated by this Agreement or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as may be required by Law, the Company shall not, and the Company shall cause its Subsidiaries not to, during the Interim Period, except as otherwise contemplated by this Agreement:
(a) change or amend the certificate of incorporation, bylaws or other organizational documents of the Company or its Subsidiaries;

(b) (i) make, declare or pay any dividend or distribution (whether in cash, stock or property) to the stockholders of the Company in their capacities as stockholders, (ii) effect any recapitalization, reclassification, split or other change in its capitalization, (iii) authorize for issuance, issue, sell, transfer, pledge, encumber, dispose of or deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or issue, sell, transfer, pledge, encumber or grant any right, option, or other commitment for the issuance of shares of its capital stock, or split, combine or reclassify any shares of its capital stock, or (iv) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any shares of its capital stock or other equity interests;
(c) enter into, or amend or modify any material term of (in a manner adverse to the Company or any of its Subsidiaries), terminate (excluding any expiration in accordance with its terms), or waive or release any material rights, claims or benefits under, any Contract of a type required to be listed on Schedule 4.12(a) (or any Contract, that if existing on the date hereof, would have been required to be listed on Schedule 4.12(a)), any lease related to the Leased Real Property or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which the Company or its Subsidiaries is a party or by which it is bound, other than entry into, amendments of, modifications of, terminations of, or waivers or releases under, such agreements in the ordinary course of business consistent with past practice;
(d) (i) sell, transfer, license, sublicense, covenant not to assert, lease, pledge or otherwise encumber or subject to any Lien, abandon, cancel, let lapse or convey or dispose of any assets, properties or business of the Company and its Subsidiaries, taken as a whole (including Owned Intellectual Property, including Owned Company Software), except for (x) dispositions of obsolete or worthless assets, (y) sales of tangible inventory or Standard Outbound Licenses, in each case, in the ordinary course of business consistent with past practice and (z) sales, abandonment, lapses of assets or items or materials in an amount not in excess of $1,000,000 in the aggregate, other than (A) as set forth on Schedule 6.01(d), (B) Permitted Liens or (C) pledges and encumbrances on property and assets in the ordinary course of business and that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) subject any material Owned Intellectual Property (including any material Owned Company Software) to Copyleft Terms; or (iii) disclose any material Trade Secret that is Owned Intellectual Property to any Person other than pursuant to a written agreement sufficiently restricting the disclosure and use thereof by such Person;
(e) except as required under applicable Law or the terms of any Company Benefit Plan existing as of the date hereof (A) increase in any manner the compensation, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any of the current or former directors, officers, employees or consultants of the Company or its Subsidiaries, other than increases to any such individuals who are not directors or officers of the Company or its Subsidiaries in the ordinary course of business consistent with past practice that do not exceed 10% individually or 5% in the aggregate, (B) become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any stock option plan or other stock-based compensation plan, or any compensation, severance, pension, retirement, profit-sharing, welfare benefit for the benefit of any current or former directors, officers, employees or consultants of the Company or its Subsidiaries (or newly hired employees), (C) accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Company Benefit Plan, (D) grant any new awards under any Company Benefit Plan, (E) amend or modify any outstanding award under any Company Benefit Plan, (F) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan, (G) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization, (H) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by applicable law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or applicable Law, or (I) forgive any loans, or issue any loans (other than routine travel advances issued in the ordinary course of business) to any of its or its Subsidiaries’ directors, officers, contractors or employees;
(f) (i) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of, any corporation, partnership, limited liability company, association, joint venture or other business organization or division thereof; or (ii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or its Subsidiaries (other than the transactions contemplated by this Agreement);
(g) make any capital expenditures (or commitment to make any capital expenditures) that in the aggregate exceed $2,000,000, other than any capital expenditure (or series of related capital expenditures) consistent in all material respects with the Company’s annual capital expenditure budget for periods following the date hereof, made available to Acquiror or any capitalized Contract costs associated with new or existing customers;
(h) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any material change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person, except advances to employees or officers of the Company or its Subsidiaries in the ordinary course of business consistent with past practice;
(i) make, revoke or change any material Tax election, adopt or change any material Tax accounting method or period, file any amendment to a material Tax Return, enter into any agreement with a Governmental Authority with respect to a material amount of Taxes, settle or compromise any examination, audit or other Action with a Governmental Authority of or relating to any material Taxes or settle or compromise any claim or assessment by a Governmental Authority in respect of material Taxes, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of Taxes, or enter into any Tax sharing or similar agreement (excluding any commercial contract not primarily related to Taxes);
(j) take any action, or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment;
(k) acquire any fee interest in real property;
(l) enter into, renew or amend in any material respect any Company Affiliate Agreement (or any Contract, that if existing on the date hereof, would have constitute an Acquiror Affiliate Agreement);
(m) waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability, other than in the ordinary course of business consistent with past practice or that otherwise do not exceed $50,000 in the aggregate;
(n) incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness in excess of $100,000, other than in connection with borrowings, extensions of credit and other financial accommodations under the Company’s and Subsidiaries’ existing credit facilities, notes and other existing Indebtedness and, in each case, any refinancings thereof, provided, that, in no event shall any such borrowing, extension of credit or other financial accommodation be subject to any prepayment fee or penalty or similar arrangement or amend, restate or modify in a manner materially adverse to the Company any terms of or any agreement with respect to any such outstanding Indebtedness (when taken as a whole); provided, further, that any action permitted under this Section 6.01(n) shall be deemed not to violate Section 6.01(b) or Section 6.01(c);
(o) enter into any material new line of business outside of the business currently conducted by the Company and its Subsidiaries as of the date of this Agreement;
(p) make any material change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization) or applicable Law;
(q) voluntarily fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to the Company and its Subsidiaries and their assets and properties; and
(r) enter into any agreement to do any action prohibited under this Section 6.01.

Section 6.02 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or its Subsidiaries by third parties that may be in the Company’s or its Subsidiaries’ possession from time to time, and except for any information which (x) relates to interactions with prospective buyers of the Company or the negotiation of this Agreement and the transactions contemplated hereby or (y) in the judgment of legal counsel of the Company would result in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law or confidentiality obligations to which the Company or any of its Subsidiaries is bound, the Company shall, and shall cause its Subsidiaries to, afford to Acquiror and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of the Company and its Subsidiaries, to all of their respective properties, books, projections, plans, systems, Contracts, commitments, Tax Returns, records, commitments and analyses and, as reasonably requested by Acquiror or its Representatives, appropriate officers and employees of the Company and its Subsidiaries, and shall furnish such Representatives with all financial and operating data and other information concerning the affairs of the Company and its Subsidiaries that are in the possession of the Company or its Subsidiaries as such Representatives may reasonably request, in each case, as necessary to facilitate Acquiror’s ongoing due diligence and consummation of the transactions contemplated by this Agreement. The parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by Acquiror and its Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Effective Time.
Section 6.03 HSR Act and Regulatory Approvals.
(a) In connection with the transactions contemplated by this Agreement, the Company shall comply promptly but in no event later than fifteen (15) Business Days after the date hereof with the notification and reporting requirements of the HSR Act. The Company shall furnish to the Acquiror as promptly as reasonably practicable all information required for any application or other filing to be made by the Acquiror pursuant to any Antitrust Law. The Company shall (i) substantially comply with any Information or Document Requests and (ii) request early termination of any waiting period under the HSR Act. The Company shall promptly notify the Acquiror of any substantive communication with, and furnish to Acquiror copies of any notices or written communications received by, the Company or any of its Affiliates and any third party or any Governmental Authority with respect to the transactions contemplated by this Agreement, and the Company shall permit counsel to Acquiror an opportunity to review in advance, and the Company shall consider in good faith the views of such counsel in connection with, any proposed written communications by the Company and/or its Affiliates to any Governmental Authority concerning the transactions contemplated by this Agreement; provided, that the Company shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority without the written consent of Acquiror. The Company agrees to provide, to the extent permitted by the applicable Governmental Authority, Acquiror and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between the Company and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby. Any materials exchanged in connection with this Section 6.03 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of the Company or other competitively sensitive material; provided, that the Company may, as it deems advisable and necessary, designate any materials provided to the Acquiror under this Section 6.03 as “outside counsel only.” Notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.03 or any other provision of this Agreement shall require or obligate the Company or any of its Affiliates (including the Investors and any investment funds or investment vehicles affiliated with, or managed or advised by, the Investors or any portfolio company (as such term is commonly understood in the private equity industry) or investment of the Investors or of any such investment fund or investment vehicle) to, and the Acquiror shall not, without the prior written consent of the Company, agree or otherwise be required to, take any action with respect to the Company, or any of its Subsidiaries or such Affiliates, including selling, divesting, or otherwise disposing of, licensing, holding separate, or taking or committing to take any action that limits in any respect its freedom of action with respect to, or its ability to retain, any business, products, rights, services, licenses, assets or properties of the Company or any of its Subsidiaries or such Affiliates, or any interest therein. The Company shall pay 50% of all filing fees payable to the Regulatory Consent Authorities in connection with the transactions contemplated by this Agreement.
(b) The Company shall not, and shall cause its Subsidiaries not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or take any other action, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation, or the taking of any other action, would reasonably be expected to (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any authorizations, consents, orders or declarations of any Regulatory Consent Authorities or the expiration or termination of any applicable waiting period; (ii) increase the risk of any Governmental Authority entering an order prohibiting the consummation of the transaction contemplated hereby; (iii) increase the risk of not being able to remove any such order on appeal or otherwise; or (iv) delay or prevent the consummation of the transactions contemplated hereby.
Section 6.04 No Acquiror Common Stock Transactions. From and after the date of this Agreement until the Effective Time, except as otherwise contemplated by this Agreement, none of the Company or any of its Subsidiaries or its stockholders shall engage in any transactions involving the securities of Acquiror without the prior written consent of Acquiror. The Company shall use reasonable best efforts to require each of its Subsidiaries and stockholders to comply with the foregoing sentence.
Section 6.05 No Claim Against the Trust Account. The Company acknowledges that the Acquiror is a blank check company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets, and the Company has read Acquiror’s final prospectus, dated October 16, 2018 and other Acquiror SEC Reports, the Acquiror Organizational Documents, and the Trust Agreement and understands that Acquiror has established the Trust Account described therein for the benefit of Acquiror’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Company further acknowledges and agrees that the Acquiror’s sole assets consist of the cash proceeds of the Acquiror’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. The Company further acknowledges that, if the transactions contemplated by this Agreement are not consummated by July 31, 2020 or such later date as approved by the shareholders of Acquiror to complete a Business Combination, Acquiror will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and its Affiliates) hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account, any trustee of the Trust Account and Acquiror to collect from the Trust Account any monies that may be owed to them by Acquiror or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever, including, without limitation, for any Willful Breach of this Agreement. This Section 6.05 shall survive the termination of this Agreement for any reason.
Section 6.06 Proxy Solicitation; Other Actions.
(a) The Company agrees to use reasonable best efforts to provide Acquiror, no later than twenty (20) Business Days after the date of this Agreement, financial statements, including unaudited quarterly financial statements for the fiscal quarter ending June 30, 2020, in each case, as required and prepared in accordance with GAAP and Regulation S-X. The Company shall be available to, and the Company and its Subsidiaries shall use reasonable best efforts to make their officers and employees available to, in each case, during normal business hours and upon reasonable advanced notice, Acquiror and its counsel in connection with (i) the drafting of the Proxy Statement and (ii) responding in a timely manner to comments on the Proxy Statement from the SEC. Without limiting the generality of the foregoing, the Company shall reasonably cooperate with Acquiror in connection with Acquiror’s preparation for inclusion in the Proxy Statement of pro forma and other financial statements, as required by Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC).
(b) The Company will give Acquiror prompt written notice of any action taken or not taken by the Company or its Subsidiaries or of any development regarding the Company or its Subsidiaries, in any such case which is known by the Company, that would cause the Proxy Statement to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, that, if any such action shall be taken or fail to be taken or such development shall otherwise occur, Acquiror and the Company shall cooperate fully to cause an amendment or supplement to be made promptly to the Proxy Statement, such that the Proxy Statement no longer contains an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, further, however, that no information received by Acquiror pursuant to this Section 6.06 shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Schedules.
Section 6.07 Non-Solicitation; Acquisition Proposals.
(a) Except as expressly permitted by this Section 6.07, from the date of this Agreement until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 10.01, the Company shall not, shall cause its Subsidiaries not to and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement (other than an Acceptable Confidentiality Agreement executed in accordance with Section 6.07(b)(ii)), merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal or (v) resolve or agree to do any of the foregoing; provided that it is understood and agreed that any determination or action by the Company Board made in accordance with Section 6.07(b) or Section 6.07(c) shall not be deemed to be a breach or violation of this Section 6.07(a). The Company also agrees that immediately following the execution of this Agreement it shall, and shall cause each of its Subsidiaries and shall use its reasonable best efforts to cause its and their Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the Parties and their respective Representatives) conducted heretofore in connection with an Acquisition Proposal or any inquiry or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal. The Company shall promptly (and in any event within one Business Day) notify, in writing, Acquiror of the receipt of any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, which notice shall include a summary of the material terms of, and the identity of the Person or group of Persons making, such inquiry, proposal, offer or request for information (provided, that, solely with respect to the identity of the Person or group of Persons making, such inquiry, proposal, offer or request for information, such disclosure is not restricted by confidentiality obligations in existence as of the date of this Agreement) and an unredacted copy of any Acquisition Proposal or inquiry, proposal or offer made in writing or, if not in writing, a written description of the material terms and conditions of such inquiry, proposal or offer (and shall include any other documents evidencing or specifying the terms of such proposal, offer, inquiry or request). The Company shall promptly (and in any event within twenty-four (24) hours) keep Acquiror reasonably informed of any material developments with respect to any such inquiry, proposal, offer, request for information or Acquisition Proposal (including any material changes thereto and copies of any additional written materials received by the Company, its Subsidiaries or their respective Representatives). Notwithstanding anything to the contrary herein, the Company may grant a waiver, amendment or release under any confidentiality or standstill agreement to the extent necessary to allow for a confidential bona fide written Acquisition Proposal (which Acquisition Proposal was made after the date of this Agreement and did not result from a breach of this Section 6.07) to be made to the Company or the Company Board so long as the Company promptly (and in any event within twenty-four (24) hours thereafter) notifies Acquiror thereof (including the identity of such counterparty) after granting any such waiver, amendment or release and the Company Board determines prior to the grant of such waiver, amendment or release in good faith, after consultation with outside legal counsel to the Company, that the failure of the Company Board to take such action would be inconsistent with its fiduciary duties under applicable Law. Without limiting the foregoing, it is understood that any violation of the restrictions contained in this Section 6.07 by any of the Company’s Subsidiaries, or any of the Company’s or its Subsidiaries’ respective Representatives acting on the Company’s or one of its Subsidiaries’ behalf, shall be deemed to be a breach of this Section 6.07 by the Company.
(b) Notwithstanding anything to the contrary in Section 6.07(a) or Section 8.02(e), this Agreement shall not prevent the Company or the Company Board from:
(i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders required by applicable Law in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to stockholders with regard to the transactions contemplated by this Agreement or an Acquisition Proposal; provided that this clause (i) shall not be deemed to permit the Company or the Company Board to effect a Company Change in Recommendation except in accordance with Sections 6.07(c) and 6.07(d);
(ii) prior to obtaining the Company Requisite Approval, (A) contacting and engaging in any negotiations or discussions with any Person and its Representatives who has made a bona fide written Acquisition Proposal after the date hereof that did not result from a breach of Section 6.07(a) and (B) providing access to the Company’s or any of its Subsidiaries’ properties, books and records and providing information or data in response to a request therefor by a Person who has made a bona fide written Acquisition Proposal that did not result from a breach of Section 6.07(a), in each case of clause “(A)” or “(B)”, if the Company Board (I) shall have determined in good faith, after consultation with its outside legal counsel and financial advisor(s), that such Acquisition Proposal constitutes or would reasonably be expected to constitute, result in or lead to a Superior Proposal, (II) shall have determined in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable Law, and (III) has received from the Person so requesting such information an executed Acceptable Confidentiality Agreement; provided that the Company shall provide to Acquiror and Merger Sub any information or data that is provided to any Person given such access that was not previously made available to Acquiror or Merger Sub prior to or substantially concurrently with the time it is provided to such Person (and in any event within twenty-four (24) hours thereof);
(iii) prior to obtaining the Company Requisite Approval, making a Company Change in Recommendation (only to the extent permitted by Section 6.07(c) or Section 6.07(d)); or
(iv) resolving, authorizing, committing or agreeing to take any of the foregoing actions, only to the extent such actions would be permitted by the foregoing clauses (i) through (iii).
(c) Notwithstanding anything in this Section 6.07 to the contrary, if, at any time prior to obtaining the Company Requisite Approval, the Company Board determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, in response to a bona fide written Acquisition Proposal that did not result from a breach of this Section 6.07, that (i) such proposal constitutes a Superior Proposal and (ii) the failure to take the actions specified in clause (A) or (B) of this Section 6.07(c) would be inconsistent with its fiduciary duties under applicable Law, the Company or the Company Board may, prior to obtaining the Company Requisite Approval, (A) make a Company Change in Recommendation or (B) terminate this Agreement pursuant to Section 10.01(e) to enter into a definitive agreement with respect to such Superior Proposal; provided that the Company pays to Acquiror the Company Termination Payment required to be paid pursuant to Section 10.02(b) at or prior to the time of such termination (it being agreed that such termination shall not be effective unless such fee is so paid); provided further that the Company will not be entitled to make a Company Change in Recommendation or terminate this Agreement in accordance with Section 10.01(e) unless (x) the Company delivers to Acquiror a written notice (a “Company Notice”) advising Acquiror that the Company Board proposes to take such action and containing the material terms and conditions of the Superior Proposal that is the basis of the proposed action of the Company Board, and (y) at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day immediately following the day on which the Company delivered the Company Notice (such period from the time the Company Notice is provided until 5:00 p.m. New York City time on the fifth (5th) Business Day immediately following the day on which the Company delivered the Company Notice (it being understood that any material revision, amendment, update or supplement to the terms and conditions of such Superior Proposal shall be deemed to constitute a new Superior Proposal and shall require a new notice with an additional five (5) Business Day period from the date of such notice), the “Notice Period”), the Company Board reaffirms in good faith (1) after consultation with its outside legal counsel and financial advisor(s) that such Acquisition Proposal continues to constitute a Superior Proposal if the adjustments to the terms and conditions of this Agreement proposed by Acquiror (if any) were to be given effect and (2) after consultation with its outside legal counsel, that the failure to make a Company Change in Recommendation or so terminate would be inconsistent with its fiduciary duties under applicable Law. If requested by Acquiror, the Company will, and will cause its Subsidiaries to, and will use its reasonable best efforts to cause its or their Representatives to, during the Notice Period, engage in good faith negotiations with Acquiror and its Representatives to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal.
(d) Notwithstanding anything in this Section 6.07 or Section 8.02(e) to the contrary, if, at any time prior to obtaining the Company Requisite Approval, the Company Board determines in good faith, in response to an Intervening Event, after consultation with its outside legal counsel, that the failure to make a Company Change in Recommendation would be inconsistent with its fiduciary duties under applicable Law, the Company or the Company Board may, prior to obtaining the Company Requisite Approval, make a Company Change in Recommendation; provided that the Company will not be entitled to make, or agree or resolve to make, a Company Change in Recommendation unless (i) the Company delivers to Acquiror a written notice (an “Intervening Event Notice”) advising Acquiror that the Company Board proposes to take such action and containing the material facts underlying the Company Board’s determination that an Intervening Event has occurred, and (ii) at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day immediately following the day on which the Company delivered the Intervening Event Notice (such period from the time the Intervening Event Notice is provided until 5:00 p.m. New York City time on the fifth (5th) Business Day immediately following the day on which the Company delivered the Intervening Event Notice (it being understood that any material development with respect to an Intervening Event shall require a new notice with an additional five (5) Business Day period from the date of such notice), the “Intervening Event Notice Period”), the Company Board reaffirms in good faith (after consultation with its outside legal counsel) that the failure to make a Company Change in Recommendation would be inconsistent with its fiduciary duties under applicable Law. If requested by Acquiror, the Company will, and will cause its Subsidiaries to, and will use its reasonable best efforts to cause its or their Representatives to, during the Intervening Event Notice Period, engage in good faith negotiations with Acquiror and its Representatives to make such adjustments in the terms and conditions of this Agreement so as to obviate the need for a Company Change in Recommendation.
(e) For purposes of this Agreement, the following terms shall have the meanings assigned below:
(i) “Acquisition Proposal” means any proposal or offer from any Person or “group” (as defined in the Exchange Act) (other than Acquiror, Merger Sub or their respective Affiliates) relating to, in a single transaction or series of related transactions, (A) any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (B) any direct or indirect acquisition of 20% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole (based on the fair market value thereof, as determined in good faith by the Company Board), including through the acquisition of one or more Subsidiaries of the Company owning such assets, (C) acquisition of beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the total voting power of the equity securities of the Company, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the total voting power of the equity securities of the Company, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole) or (D) any issuance or sale or other disposition (including by way of merger, reorganization, division, consolidation, share exchange, business combination, recapitalization or other similar transaction) of 20% or more of the total voting power of the equity securities of the Company.

(ii) “Superior Proposal” means a bona fide and written Acquisition Proposal made after the date hereof, that did not result from a breach of this Section 6.07, that the Company Board in good faith determines (after consultation with its outside legal counsel and financial advisor(s)) is reasonably likely to be consummated in accordance with its terms and would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of the Company (solely in their capacity as such) than the transactions contemplated hereby after taking into account all such factors and matters deemed relevant in good faith by the Company Board, including legal, financial (including the financing terms of any such proposal), regulatory, timing or other aspects of such proposal and this Agreement and the transactions contemplated hereby (including any offer by Acquiror to amend the terms of this Agreement, termination or break-up fee and conditions to consummation); provided that for purposes of the definition of “Superior Proposal,” the term “Acquisition Proposal” shall have the meaning assigned to such term herein, except that the references to “20%” in such definition shall be deemed to be references to “80%”.
(iii) “Intervening Event” means an event, fact, development, circumstance or occurrence (but specifically excluding any Acquisition Proposal or Superior Proposal) that materially affects the business, assets, operations or prospects of the Company and its Subsidiaries, taken as a whole, and that was not known and was not reasonably foreseeable to the Company or the Company Board as of the date hereof, and that occurs after the date of this Agreement; provided, that, the fact that the Company or any of its Subsidiaries exceeds projections, forecasts or budgets, in and of itself, including without limitation any payments or expected payments from litigation or sale of real property, shall not be taken into account in determining whether an “Intervening Event” has occurred.
Section 6.08 Section 280G. To the extent applicable, the Company shall, at least five (5) days prior to the Closing, take commercially reasonable actions to (a) solicit waivers of any excess parachute payment (as described below) from each Person who has or may have a right to any payments and/or benefits as a result of or in connection with the transactions contemplated by this Agreement that would be deemed to constitute “excess parachute payments” (within the meaning of Section 280G of the Code), and (b) solicit the approval of the Company’s shareholders in a manner intended to comply with Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code of all payments and/or benefits (including payments and benefits waived pursuant to the preceding clause) that would, as a result of, or in connection with, the transactions contemplated by this Agreement, be deemed to constitute “excess parachute payments.” To the extent required to comply with the provisions of the preceding sentence, the Company shall deliver, among other items, to its equity holders entitled to vote in the shareholder approval process under Code Section 280G(b)(5)(B), a disclosure statement intended to satisfy the shareholder approval requirements of Section 280G(b)(5)(B) of the Code. The form of waiver, solicitation of shareholder approval, and disclosure materials shall be provided to Acquiror for review at least ten (10) days prior to Closing and all such materials shall be subject to the approval of Acquiror, such approval not to be unreasonably withheld, conditioned or delayed.
Section 6.09 Securities Matters.
(a) The shares of Acquiror Common Stock to be issued pursuant to the terms of this Agreement have not been registered under the Securities Act, and have been acquired for investment and not with a view to, or in connection with, the sale of distribution thereof. No transfer of such shares may be effected without an effective registration statement related thereto or an exemption from registration under the Securities Act. The Company shall take all actions necessary to ensure that delivery of the shares of the Acquiror Common Stock pursuant to this Agreement (including the Earnout Shares) shall be made only pursuant to a valid exemption from registration requirements under the Securities Act and shall provide documentation thereof reasonably acceptable to Acquiror.
(b) The Company shall cause each holder of Company Common Stock or Company Preferred Stock that is a party to that certain Amended and Restated Investor Rights Agreement, dated October 25, 2019, by and among the Company and certain of its stockholders (the “IRA”) to be bound by a customary “lockup” restricting the transfer, sale and conveyance of the shares of Acquiror Common Stock to be issued in connection with this Agreement for a period of 6 months following the Closing, all in a form reasonably acceptable to Acquiror.

ARTICLE VII
COVENANTS OF ACQUIROR
Section 7.01 HSR Act and Regulatory Approvals.
(a) In connection with the transactions contemplated by this Agreement, Acquiror shall comply promptly but in no event later than fifteen (15) Business Days after the date hereof with the notification and reporting requirements of the HSR Act. Acquiror shall furnish to the Company as promptly as reasonably practicable all information required for any application or other filing to be made by the Company pursuant to any Antitrust Law. Acquiror shall substantially comply with any Information or Document Requests.
(b) Acquiror shall request early termination of any waiting period under the HSR Act and exercise its reasonable best efforts to (i) obtain termination or expiration of the waiting period under the HSR Act and consents or approvals pursuant to any other applicable Antitrust Laws, (ii) prevent the entry in any Action brought by a Regulatory Consent Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement and (iii) if any such Governmental Order is issued in any such Action, cause such Governmental Order to be lifted.
(c) Acquiror shall cooperate in good faith with the Regulatory Consent Authorities and exercise its reasonable best efforts to undertake promptly any and all action required to complete lawfully the transactions contemplated by this Agreement as soon as practicable (but in any event prior to the Termination Date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove any impediment under Antitrust Law or the actual or threatened commencement of any proceeding in any forum by or on behalf of any Regulatory Consent Authority or the issuance of any Governmental Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Merger. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 7.01 or any other provision of this Agreement shall require or obligate Acquiror’s Affiliates, the Sponsors, the Investors, their respective Affiliates and any investment funds or investment vehicles affiliated with, or managed or advised by, Acquiror’s Affiliates, the Sponsors, the Investors or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Acquiror’s Affiliates, Sponsors, the Investors or of any such investment fund or investment vehicle to take any action in connection with (A) obtaining termination or expiration of the waiting period under the HSR Act and consents or approvals pursuant to any other applicable Antitrust Laws or (B) avoiding, preventing, eliminating or removing any impediment under Antitrust Law with respect to the Transactions, including selling, divesting, or otherwise disposing of, licensing, holding separate, or taking or committing to take any action that limits in any respect such Person’s or entity’s freedom of action with respect to, or its ability to retain, any business, products, rights, services, licenses, assets or properties of such Person or entity or any of such entity’s Subsidiaries or Affiliates, or any interest therein.
(d) Acquiror shall promptly notify the Company of any substantive communication with, and furnish to the Company copies of any notices or written communications received by, Acquiror or any of its Affiliates and any third party or Governmental Authority with respect to the transactions contemplated by this Agreement, and Acquiror shall permit counsel to the Company an opportunity to review in advance, and Acquiror shall consider in good faith the views of such counsel in connection with, any proposed communications by Acquiror and/or its Affiliates to any Governmental Authority concerning the transactions contemplated by this Agreement; provided, that Acquiror shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority without the written consent of the Company. Acquiror agrees to provide the Company and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between Acquiror and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby. Any materials exchanged in connection with this Section 7.01 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of the Company or other competitively sensitive material; provided, that the Acquiror may, as it deems advisable and necessary, designate any materials provided to the Company under this Section 7.01 as “outside counsel only.”

(e) Acquiror shall pay 50% of all filing fees payable to the Regulatory Consent Authorities in connection with the transactions contemplated by this Agreement.
(f) Acquiror shall not, and shall cause its Subsidiaries not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or take any other action, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation, or the taking of any other action, would reasonably be expected to (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any authorizations, consents, orders or declarations of any Regulatory Consent Authorities or the expiration or termination of any applicable waiting period; (ii) increase the risk of any Governmental Authority entering an order prohibiting the consummation of the transaction contemplated hereby; (iii) increase the risk of not being able to remove any such order on appeal or otherwise; or (iv) delay or prevent the consummation of the transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary, the restrictions and obligations set forth in this Section 7.01(f) shall not apply to or be binding upon Acquiror’s Affiliates, the Sponsor, the Investor, their respective Affiliates or any investment funds or investment vehicles affiliated with, or managed or advised by, Acquiror’s Affiliates, the Sponsors, the Investor or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Acquiror’s Affiliates, the Sponsors, the Investor or of any such investment fund or investment vehicle.
Section 7.02 Indemnification and Insurance.
(a) From and after the Effective Time, Acquiror agrees to cause the Surviving Company to indemnify and hold harmless each present and former director and officer of the Company and each of its Subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or its Subsidiaries, as the case may be, would have been permitted under applicable Law and its certificate of incorporation, bylaws or other organizational documents in effect on the date of this Agreement to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Acquiror shall, and shall cause the Surviving Company and its Subsidiaries to, (i) maintain for a period of not less than six years from the Effective Time provisions in its certificate of incorporation (if applicable), bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors that are no less favorable to those Persons than the provisions of such certificates of incorporation (if applicable), bylaws and other organizational documents as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. Acquiror shall assume, and be liable for, and shall cause the Surviving Company and their respective Subsidiaries to honor, each of the covenants in this Section 7.02.
(b) For a period of six years from the Effective Time, Acquiror shall, or shall cause one or more of its Subsidiaries to, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Company’s or its Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Acquiror or its agents or representatives) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall Acquiror or its Subsidiaries be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by the Company and its Subsidiaries for such insurance policy for the year ended December 31, 2018; provided, however, that (i) Acquiror may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 7.02 shall be continued in respect of such claim until the final disposition thereof.

(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 7.02 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on Acquiror and the Surviving Company and all successors and assigns of Acquiror and the Surviving Company. In the event that Acquiror, the Surviving Company or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Acquiror and the Surviving Company shall ensure that proper provision shall be made so that the successors and assigns of Acquiror or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 7.02. The obligations of Acquiror and the Surviving Company under this Section 7.02 shall not be terminated or modified in such a manner as to materially and adversely affect any present and former director and officer of the Company and each of its Subsidiaries to whom this Section 7.02 applies without the consent of the affected Person.
Section 7.03 Conduct of Acquiror During the Interim Period.
(a) During the Interim Period, except as set forth on Schedule 7.03 or as expressly contemplated by this Agreement (including, for the avoidance for doubt, the execution and delivery of the Subscription Agreements and the performance of the Acquiror’s obligations thereunder) or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld or delayed), Acquiror shall not and each shall not permit any of its Subsidiaries to:
(i) change, modify or amend the Trust Agreement, the Acquiror Organizational Documents or the organizational documents of Merger Sub, other than to the extent necessary to effect the Extension;
(ii) (A) make, declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock or property) in respect of any of its outstanding capital stock or other equity interests; (B) split, combine, reclassify or otherwise change any of its capital stock or other equity interests; or (C) other than the redemption of any shares of Acquiror Common Stock required by the Offer or as otherwise required by Acquiror’s Organizational Documents in order to consummate the transactions contemplated hereby, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Acquiror;
(iii) make, revoke or change any material Tax election, adopt or change any material Tax accounting method or period, file any amendment to a material Tax Return, enter into any agreement with a Governmental Authority with respect to a material amount of Taxes, settle or compromise any examination, audit or other Action with a Governmental Authority of or relating to any material Taxes or settle or compromise any claim or assessment by a Governmental Authority in respect of material Taxes, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of Taxes, or enter into any Tax sharing or similar agreement (excluding any commercial contract not primarily related to Taxes);
(iv) take any action, or knowingly fail to take any action, which action or failure to act could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment;
(v) other than as set forth on Schedule 7.03(a)(v), enter into, renew or amend in any material respect, any Acquiror Affiliate Agreement (or any Contract, that if existing on the date hereof, would have constitute an Acquiror Affiliate Agreement);
(vi) enter into, or amend or modify any material term of (in a manner adverse to the Acquiror or any of its Subsidiaries (including the Company and its Subsidiaries)), terminate (excluding any expiration in accordance with its terms), or waive or release any material rights, claims or benefits under, any Contract of a type required to be listed on Schedule 5.17(a) (or any Contract, that if existing on the date hereof, would have been required to be listed on Schedule 5.17(a)) or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which the Acquiror or its Subsidiaries is a party or by which it is bound;
(vii) waive, release, compromise, settle or satisfy any pending or threatened claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability;

(viii) incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness;
(ix) (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Acquiror or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than (i) in connection with the exercise of any Acquiror Warrants outstanding on the date hereof or (ii) the transactions contemplated by this Agreement (including the transactions contemplated by the Subscription Agreements) or (B) amend, modify or waive any of the terms or rights set forth in, any Acquiror Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein, other than pursuant to the Sponsor Agreement;
(x) (i) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of, any corporation, partnership, limited liability company, association, joint venture or other business organization or division thereof; or (ii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Acquiror or its Subsidiaries (other than the transactions contemplated by this Agreement);
(xi) make any capital expenditures;
(xii) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person;
(xiii) enter into any new line of business outside of the business currently conducted by the Acquiror and its Subsidiaries as of the date of this Agreement;
(xiv) make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP, including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or applicable Law;
(xv) voluntarily fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to the Acquiror and its Subsidiaries and their assets and properties; or
(xvi) enter into any agreement to do any action prohibited under this Section 7.03.
(b) During the Interim Period, Acquiror shall, and shall cause its Subsidiaries to comply with, and continue performing under, as applicable, the Acquiror Organizational Documents, the Trust Agreement and all other agreements or Contracts to which Acquiror or its Subsidiaries may be a party.
Section 7.04 Trust Account. Prior to or at the Closing (subject to the satisfaction or waiver of the conditions set forth in Article IX), Acquiror shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement for the following: (a) the redemption of any shares of Acquiror Common Stock in connection with the Offer; (b) the payment of the Outstanding Company Expenses and Outstanding Acquiror Expenses pursuant to Section 3.09; and (c) the balance of the assets in the Trust Account, if any, after payment of the amounts required under the foregoing clauses (a) and (b), to be disbursed to Acquiror.
Section 7.05 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Acquiror or its Subsidiaries by third parties that may be in Acquiror’s or its Subsidiaries’ possession from time to time, and except for any information which in the opinion of legal counsel of Acquiror would result in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law or confidentiality obligations to which Acquiror or any of its Subsidiaries is bound, Acquiror shall afford to the Company, its Affiliates and their respective Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, to all of their respective properties, books, projections, plans, systems, Contracts, commitments, Tax Returns, records, commitments, analyses and appropriate officers and employees of Acquiror, and shall furnish such Representatives with all financial and operating data and other information concerning the affairs of Acquiror that are in the possession of Acquiror as such Representatives may reasonably request. The parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by the Company, its Affiliates and their respective Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Effective Time.
Section 7.06 Acquiror NYSE Listing.
(a) From the date hereof through the Closing, Acquiror shall use commercially reasonable efforts to ensure Acquiror remains listed as a public company on, and for shares of Acquiror Common Stock to be listed on, the NYSE.
(b) Acquiror shall use commercially reasonable efforts to cause the Acquiror Common Stock to be issued in connection with the Transactions (including the Earnout Shares) to be approved for listing on the NYSE as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the Closing Date. The Company shall cooperate with Acquiror, including by providing all information and materials necessary, to accomplish the requirements of Section 7.06.
Section 7.07 Acquiror Public Filings. From the date hereof through the Closing, Acquiror will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.
Section 7.08 Financing. Acquiror and Merger Sub shall take, or cause to be taken, as promptly as practicable after the date hereof, all actions, and to do, or cause to be done, all things necessary, on or prior to the Closing Date, to consummate the purchases contemplated by the Subscription Agreements on the terms and conditions described or contemplated therein.
Section 7.09 Additional Insurance Matters. Prior to the Closing, Acquiror shall obtain directors’ and officers’ liability insurance that shall be effective as of Closing and will cover those Persons who will be the directors and officers of Acquiror and its Subsidiaries (including the directors and officers of the Company and its Subsidiaries) at and after the Closing on terms not less favorable than the better of (a) the terms of the current directors’ and officers’ liability insurance in place for the Company’s and its Subsidiaries’ directors and officers and (b) the terms of a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on NYSE which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as Acquiror and its Subsidiaries (including the Company and its Subsidiaries).
Section 7.10 Section 16 Matters. Prior to the Closing, the board of directors of Acquiror, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Acquiror Common Stock pursuant to this Agreement (including the Earnout Shares) and the other agreements contemplated hereby, by any person owning securities of the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of Acquiror following the Closing shall be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.
Section 7.11 Exclusivity. During the Interim Period, but only to the extent not inconsistent with the fiduciary duties of the Acquiror Board, Acquiror shall not take, nor shall it permit any of its Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than the Company, its shareholders and/or any of their Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination (a “Business Combination Proposal”) other than with the Company, its shareholders and their respective Affiliates and Representatives. Acquiror shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.
Section 7.12 Extension. Acquiror shall use its reasonable best efforts to take all actions necessary (in its discretion or at the request of the Company) to obtain the approval of Acquiror’s stockholders to extend the deadline for Acquiror to consummate its initial Business Combination (as defined in the Certificate of Incorporation) beyond July 31, 2020 to a date to be determined by Acquiror (in its sole discretion) (such extension, the “Extension”) and shall use its commercially reasonable efforts to obtain such approval. In connection with obtaining the approval, Acquiror may prepare with the assistance of the Company and file with the SEC under the Exchange Act, and with all other regulatory bodies, materials in the form of a proxy statement to be used for the purpose of soliciting proxies from the Acquiror Stockholders to approve, at a Special Meeting, an amendment to the Acquiror Organizational Documents to provide for the Extension, and providing the Acquiror Stockholders with the opportunity to redeem their shares of Acquiror Common Stock in connection therewith (the “Extension Proxy Statement”).
Section 7.13 Bylaws. Prior to the consummation of the Transactions, Acquiror shall adopt the Acquiror A&R Bylaws.
Section 7.14 Warrant Restructuring. Acquiror shall, at the request of the Company delivered at least three (3) Business Days prior to the initial filing of the preliminary Proxy Statement, include a proposal in the Proxy Statement for the vote of the holders of the Public Warrants on an amendment to the Warrant Agreement governing the Public Warrants (as defined in the Warrant Agreement)to provide for the (i) the repurchase of the Public Warrants for cash by Acquiror from the proceeds of the Transaction, (ii) the exchange of the Public Warrants for Acquiror Common Stock and/or (iii) such other terms as may be determined by the Company in its reasonable discretion (together with the cancellation of certain Warrants contemplated by the Sponsor Agreement, the “Warrant Restructuring”); provided, that the Warrant Restructuring and any and all impacts and consequences thereof shall be completely disregarded in determining whether any representation, warranty or covenant of Acquiror has been breached and whether the closing conditions have been satisfied.
Section 7.15 Director Appointments. Except as otherwise agreed in writing by the Company and Acquiror prior to the Closing, and conditioned upon the occurrence of the Closing, subject to any limitation imposed under applicable Laws and NYSE listing requirements, Acquiror shall take all actions necessary or appropriate to cause (a) the number of directors constituting the Acquiror Board to be such number as is specified on Schedule 7.15 and (b) the individuals set forth on Schedule 7.15 to be elected as members of the Acquiror Board, effective as of the Closing. On the Closing Date, Acquiror shall enter into customary indemnification agreements reasonably satisfactory to the Company with the individuals set forth on Schedule 7.15, which indemnification agreements shall continue to be effective following the Closing.
Section 7.16 Registration Rights Following the Closing, the Acquiror shall comply with the terms of any registration rights agreements in favor of any holder of Company Common Stock or Company Preferred Stock to which the Company is bound as of the Closing, treating shares of Acquiror Common Stock held by such holder as registrable securities thereunder.
ARTICLE VIII
JOINT COVENANTS
Section 8.01 Support of Transaction. Without limiting any covenant contained in Article VI or Article VII, including the obligations of the Company and Acquiror with respect to the notifications, filings, reaffirmations and applications described in Section 6.03 and Section 7.01, respectively, which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 8.01, Acquiror and the Company shall each, and shall each cause their respective Subsidiaries to: (a) use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the Transactions, (b) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of Acquiror, the Company, or their respective Affiliates are required to obtain in order to consummate the Transactions, including any required approvals of parties to material Contracts with the Company or its Subsidiaries, and (c) take such other action as may reasonably be necessary or as another party may reasonably request to satisfy the conditions of Article IX or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable. Notwithstanding the foregoing, in no event shall Acquiror, Merger Sub, the Company or its Subsidiaries be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which the Company or its Subsidiaries is a party or otherwise in connection with the consummation of the Transactions.
Section 8.02 Preparation of Proxy Statement; Special Meeting; Solicitation of Company Requisite Approval.
(a) As promptly as practicable following the execution and delivery of this Agreement, Acquiror shall prepare, with the assistance of the Company, and cause to be filed with the SEC the Proxy Statement. Each of Acquiror and the Company shall use its reasonable best efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC. Each of Acquiror and the Company shall furnish all information concerning it as may reasonably be requested by the other Party in connection with such actions and the preparation of the Proxy Statement. Promptly after the Proxy Statement is cleared by the SEC, Acquiror will cause the Proxy Statement to be mailed to stockholders of Acquiror.
(b) Each of Acquiror and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Proxy Statement and any amendment to the Proxy Statement filed in response thereto. If Acquiror or the Company becomes aware that any information contained in the Proxy Statement shall have become false or misleading in any material respect or that the Proxy Statement is required to be amended in order to comply with applicable Law, then (i) such party shall promptly inform the other parties and (ii) Acquiror, on the one hand, and the Company, on the other hand, shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Proxy Statement. Acquiror and the Company shall use reasonable best efforts to cause the Proxy Statement as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of shares of Acquiror Common Stock, as applicable, in each case pursuant to applicable Law and subject to the terms and conditions of this Agreement and the Acquiror Organizational Documents. Each of the Company and Acquiror shall provide the other parties with copies of any written comments, and shall inform such other parties of any oral comments, that Acquiror receives from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments and shall give the other parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff.
(c) Acquiror agrees to include provisions in the Proxy Statement and to take reasonable action related thereto, with respect to (i) approval of the Acquiror A&R Charter (the “Amendment Proposal”), (ii) approval of the issuance of Acquiror Common Stock as contemplated by this Agreement (the “Issuance Proposal”), (iii) approval of the issuance of Acquiror Common Stock pursuant to each Subscription Agreement and any other issuance of Acquiror Common Stock in connection with the Transactions in accordance with this Agreement, in each case to the extent required by NYSE listing rules (the “Subscription Proposals”), (iv) the adoption of the Acquiror Incentive Plan (the “Incentive Plan Proposal”) and (v) approval of any other proposals reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the transaction contemplated hereby (the “Additional Proposal” and, together with the Agreement Proposal, Merger Proposal, Amendment Proposal, Incentive Plan Proposal, the Subscription Proposals and Issuance Proposal, the “Proposals”). The Acquiror Incentive Plan Proposal shall provide that an aggregate number of shares of Acquiror Common Stock equal to the sum of (x) 10% of the outstanding shares of Acquiror Common Stock as of Closing, and (y) the aggregate number of shares of Acquiror Common Stock underlying the Specified Awards , shall be reserved for issuance pursuant to the Acquiror Incentive Plan, subject to annual increases as provided therein. Without the prior written consent of the Company, the Proposals shall be the only matters (other than procedural matters) which Acquiror shall propose to be acted on by Acquiror’s stockholders at the Special Meeting.
(d) Acquiror and the Company shall use reasonable best efforts to, as promptly as practicable, (i) establish the record date for, duly call, give notice of, convene and hold the Special Meeting in accordance with the

DGCL, (ii) cause the Proxy Statement to be disseminated to Acquiror’s stockholders in compliance with applicable Law and (iii) solicit proxies from the holders of Acquiror Common Stock to vote in favor of each of the Proposals. Acquiror shall, through the Acquiror Board, recommend to its stockholders that they approve the Proposals (the “Acquiror Board Recommendation”) and shall include the Acquiror Board Recommendation in the Proxy Statement, subject to the provisions of this Section 8.02(d). The Acquiror Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Acquiror Board Recommendation (an “Acquiror Change in Recommendation”); provided, that the Acquiror Board may make a Acquiror Change in Recommendation if it determines in good faith, after consultation with its outside legal counsel, that a failure to make an Acquiror Change in Recommendation would be inconsistent with its fiduciary duties under applicable Law. Notwithstanding the foregoing provisions of this Section 8.02(d), if on a date for which the Special Meeting is scheduled, Acquiror has not received proxies representing a sufficient number of shares of Acquiror Common Stock to obtain the Acquiror Stockholder Approval, whether or not a quorum is present, Acquiror shall have the right to make one or more successive postponements or adjournments of the Special Meeting.
(e) The Company shall solicit the Company Requisite Approval via written consent as soon as promptly as practicable after the date hereof, and in any event no later than five days after the date hereof. In connection therewith, Acquiror and the Company shall use reasonable best efforts to, as promptly as practicable, (i) establish the record date for determining the Company Shareholders entitled to provide such written consent, (ii) cause the Consent Solicitation Statement to be disseminated to the Company Shareholders in compliance with applicable Law and (iii) unless a Company Change in Recommendation has been made, solicit written consents from the Company Shareholders to give the Company Requisite Approval. The Company shall, through the Company Board, recommend to the Company Shareholders that they adopt this Agreement (the “Company Board Recommendation”) and shall include the Company Board Recommendation in the Consent Solicitation Statement, subject to the provisions of this Section 8.02(e). The Company Board shall not (and no committee or subgroup thereof shall) (i) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Company Board Recommendation or (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Acquisition Proposal (any action described in clause (i) or (ii), a “Company Change in Recommendation”) except in accordance with Sections 6.07(c) and 6.07(d). The Company will provide Acquiror with copies of all stockholder consents it receives within one (1) Business Day of receipt. If the Company Requisite Approval is obtained, then promptly following the receipt of the required written consents, the Company will prepare and deliver to its stockholders who have not consented the notice required by Section 228(e) of the DGCL. Unless this Agreement has been terminated in accordance with its terms, the Company’s obligation to solicit written consents from the Company Shareholders to give the Company Requisite Approval in accordance with this Section 8.02(e) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Acquisition Proposal or Superior Proposal, or by any Company Change of Recommendation. The Company shall use its best efforts to deliver the Company Requisite Approval by July 23, 2020.
Section 8.03 Tax Matters.
(a) Transfer Taxes. Notwithstanding anything to the contrary contained herein, the Company shall pay all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Transactions. The Company shall, at its own expense, file all necessary Tax Returns with respect to all such Taxes, and, if required by applicable Law, Acquiror will join in the execution of any such Tax Returns.
(b) Tax Treatment. Acquiror, Merger Sub and the Company intend that the Transactions shall qualify for the Intended Tax Treatment. None of the parties or their respective Affiliates shall knowingly take or cause to be taken, or knowingly fail to take or knowingly cause to be failed to be taken, any action that would reasonably be expected to prevent qualification for such Intended Tax Treatment. Each party shall, unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or any similar state, local or non-U.S. final determination) or a change in applicable Law, or based on a change in the facts and circumstances underlying the Transactions from the terms described in this Agreement, cause all Tax Returns to be filed on a basis of treating the Merger as a “reorganization” within the meaning of

Section 368(a) of the Code and the Transactions as a transaction that qualifies under Section 351 of the Code. Each of the parties agrees to use reasonable best efforts to promptly notify all other parties of any challenge to the Intended Tax Treatment by any Governmental Authority. Acquiror and the Company shall execute and deliver officer’s certificates containing customary representations at such time or times as may be reasonably requested by counsel to the Company in connection with the delivery of any opinion by such counsel to the Company with respect to the tax treatment of the Transactions.
(c) The Company, Acquiror, and Merger Sub hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).
(d) On or prior to the Closing Date, the Company shall deliver to Acquiror a certification from the Company pursuant to Treasury Regulations Section 1.1445-2(c) dated no more than thirty (30) days prior to the Closing Date and signed by a responsible corporate officer of the Company.
Section 8.04 Confidentiality; Publicity.
(a) Acquiror acknowledges that the information being provided to it in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. At the Effective Time, the Confidentiality Agreement shall terminate with respect to information relating to the Company and its Subsidiaries.
(b) Prior to the Effective Time, none of Acquiror, the Company or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the transactions contemplated hereby, or any matter related to the foregoing, without first obtaining the prior written consent of the Company or Acquiror, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Law or the rules of any national securities exchange), in which case Acquiror or the Company, as applicable, shall use their commercially reasonable efforts to coordinate such announcement or communication with the other party, prior to announcement or issuance and allow the other party a reasonable opportunity to comment thereon (which shall be considered by Acquiror or the Company, as applicable, in good faith); provided, however, that, notwithstanding anything contained in this Agreement to the contrary, each party and its Affiliates may make announcements and may provide information regarding this Agreement and the transactions contemplated hereby to their respective owners, their Affiliates, and its and their respective directors, officers, employees, managers, advisors, direct and indirect investors and prospective investors without the consent of any other party hereto; and provided, further, that subject to Section 6.02 and this Section 8.04, the foregoing shall not prohibit any party hereto from communicating with third parties to the extent necessary for the purpose of seeking any third party consent.
Section 8.05 Post-Closing Cooperation; Further Assurances.
(a) Following the Closing, each party shall, on the request of any other party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the transactions contemplated hereby.
(b) Following the Closing, Acquiror and the Surviving Company shall use commercially reasonable efforts to ensure that the funds held by Acquiror as of the Closing (net of expenses incurred in connection with the Transactions) (including funds resulting from (i) the disbursements to Acquiror pursuant to Section 7.04 and (ii) the transactions contemplated by the Subscription Agreements) shall be used to repay the Surviving Company’s outstanding Indebtedness.
ARTICLE IX
CONDITIONS TO OBLIGATIONS
Section 9.01 Conditions to Obligations of All Parties. The obligations of the parties hereto to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such parties:

(a) HSR Act. The applicable waiting period(s) under the HSR Act and, if required, any other applicable Antitrust Law in respect of the Transactions shall have expired or been terminated.
(b) No Prohibition. There shall not have been enacted or promulgated any Governmental Order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions.
(c) Offer Completion. The Offer shall have been completed in accordance with the terms hereof and the Proxy Statement.
(d) Acquiror Stockholder Approval. The Acquiror Stockholder Approval shall have been obtained.
(e) Company Stockholder Approval. The Company Requisite Approval shall have been obtained.
(f) Acquiror Stockholder Extension Approval. The Acquiror Stockholder Extension Approval shall have been obtained.
(g) NYSE. The Acquiror Common Stock to be issued in connection with the Transactions (including the Earnout Shares) shall have been approved for listing on NYSE, subject only to official notice of issuance thereof.
Section 9.02 Additional Conditions to Obligations of Acquiror. The obligations of Acquiror to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror:
(a) Representations and Warranties.
(i) Each of the representations and warranties of the Company contained in the first sentence of Section 4.01(a) (Due Incorporation), Section 4.06(b) (Capitalization — Equity Awards) Section 4.03 (Due Authorization), Section 4.16 (Brokers’ Fees) and Section 4.21 (Affiliate Arrangements), in each case shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).
(ii) The representations and warranties of the Company contained in Section 4.20(a) (No Material Adverse Effect) shall be true and correct in all respects as of the date hereof.
(iii) The representations and warranties of the Company contained in Section 4.06(a) (Capitalization) shall be true and correct other than de minimis inaccuracies as of Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).
(iv) Each of the representations and warranties of the Company contained in this Agreement (other than the representations and warranties of the Company described in Sections 9.02(a)(i), (ii) and (iii)), shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect.
(b) Agreements and Covenants. Each of the covenants of the Company to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.
(c) Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement that is continuing.
(d) Officer’s Certificate. The Company shall have delivered to Acquiror a certificate signed by an officer of the Company, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.02(a), Section 9.02(b) and Section 9.02(c) have been fulfilled.

(e) Subscription Agreements. The transactions contemplated by the Subscription Agreements have been consummated concurrently with the Closing.
(f) Employment Agreements. The Company shall ensure the persons identified on Schedule 9.02(f) enter into employment agreements with Acquiror or the Company on terms and conditions reasonably satisfactory to Acquiror (but no less favorable to such employees than their current employment arrangements).
(g) Termination of Certain Contracts. The Contracts listed on Schedule 9.02(g) shall have been terminated.
(h) Securities Law Exemption. The Company shall have provided evidence reasonably satisfactory to Acquiror that a valid exemption from the registration requirement under the Securities Act is available for the delivery of the shares of Acquiror Common Stock to the Company Stockholders pursuant to this Agreement
(i) Lockup. The Company shall have provided evidence reasonably satisfactory to Acquiror that each holder of Company Common Stock or Company Preferred Stock that is a party to the IRA is bound by a customary “lockup” restricting the transfer, sale and conveyance of the shares of Acquiror Common Stock to be issued in connection with this Agreement for a period of six (6) months following the Closing, all in a form reasonably acceptable to Acquiror.
Section 9.03 Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:
(a) Representations and Warranties.
(i) Each of the representations and warranties of Acquiror contained in this Agreement (other than the representations and warranties of Acquiror contained in Section 5.14(a) (Capitalization)) (without giving effect to any limitation as to “materiality”, “material adverse effect” or any similar limitation set forth therein) shall be true and correct in all respects as of the Closing Date, as if made anew at and as of that time (except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all respects at and as of such date), where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, an Acquiror Material Adverse Effect.
(ii) The representations and warranties of Acquiror contained in Section 5.14(a), shall be true and correct, other than de minimis inaccuracies as of the Closing Date (immediately prior to the effectiveness of the Acquiror A&R Charter), as if made anew at and as of that time.
(b) Agreements and Covenants. Each of the covenants of Acquiror to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.
(c) Officer’s Certificate. Acquiror shall have delivered to the Company a certificate signed by an officer of Acquiror, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.03(a) and Section 9.03(b) have been fulfilled.
(d) Acquiror A&R Charter. The Certificate of Incorporation shall be amended and restated substantially in the form of the Acquiror A&R Charter.
(e) Acquiror Assets. Acquiror shall have delivered to the Company evidence that, immediately after the Closing (and for the avoidance of doubt, without deducting or taking into account any liabilities, expenses or other deductions, including the Company Redemption Amount, any transaction expenses of the Company or Acquiror the Warrant Restructuring or any other payable or deduction that is expected to occur at Closing or thereafter), the funds in the Trust Account, together with the funding of any amounts payable under the Subscription Agreements, will be no less than an aggregate amount of $200,000,000.

ARTICLE X
TERMINATION/EFFECTIVENESS
Section 10.01 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:
(a) by written consent of the Company and Acquiror;
(b) prior to the Closing, by written notice to the Company from Acquiror if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement (or any breach of Section 1 of the Support Agreement), such that the conditions specified in Section 9.02(a) or Section 9.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its commercially reasonable efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date Acquiror provides written notice of such violation or breach and the Termination Date) after receipt by the Company of notice from Acquiror of such breach, but only as long as the Company continues to use its commercially reasonable efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, (ii) the Closing has not occurred on or before September 30, 2020 (such applicable date, the “Termination Date”), or (iii) the consummation of the Merger is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or a statute, rule or regulation; provided, that the right to terminate this Agreement under Section 10.01(b)(ii) shall not be available if Acquiror’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date; provided, further, that the right to terminate this Agreement under Section 10.01(b)(ii) shall not be available if Acquiror is in material breach of its obligations under Section 7.06 on such date;
(c) prior to the Closing, by written notice to Acquiror from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, such that the conditions specified in Section 9.03(a) or Section 9.03(b) would not be satisfied at the Closing (a “Terminating Acquiror Breach”), except that, if any such Terminating Acquiror Breach is curable by Acquiror through the exercise of its commercially reasonable efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the Termination Date) after receipt by Acquiror of notice from the Company of such breach, but only as long as Acquiror continues to exercise such commercially reasonable efforts to cure such Terminating Acquiror Breach (the “Acquiror Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Acquiror Breach is not cured within the Acquiror Cure Period, (ii) the Closing has not occurred on or before the Termination Date, or (iii) the consummation of the Merger is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or a statute, rule or regulation; provided, that the right to terminate this Agreement under Section 10.01(c)(ii) shall not be available if the Company’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;
(d) by written notice from either the Company or Acquiror to the other if the Acquiror Stockholder Approval is not obtained at the Special Meeting (subject to any adjournment or recess of the meeting);
(e) by written notice from the Company prior to obtaining the Company Requisite Approval, in order to enter into a definitive agreement with respect to a Superior Proposal, subject to the terms and conditions of Section 6.07(c);
(f) by written notice from Acquiror if the Company Board (A) shall have made, prior to obtaining the Company Requisite Approval, a Company Change in Recommendation or (B) the Company materially breaches Section 6.07; or
(g) by written notice from Acquiror if the Company shall have failed to obtain the Company Requisite Approval by July 23, 2020.

Section 10.02 Effect of Termination.
(a) Except as otherwise set forth in this Section 10.02, in the event of the termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors, employees or stockholders, other than liability of any party hereto for any Willful Breach of this Agreement by such party occurring prior to such termination subject to Section 6.05. The provisions of Sections 6.05, 8.04, 10.02 and Article XI (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions, which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement. Notwithstanding the foregoing, a failure by Acquiror and Merger Sub to close in accordance with this Agreement when they are obligated to do so shall be deemed to be a Willful Breach of this Agreement.
(b) In the event that this Agreement is validly terminated by (A) the Company pursuant to Section 10.01(e) or (B) by Acquiror pursuant to Section 10.01(f)(A) or (B), then the Company shall pay the Company Termination Payment to Acquiror (or one or more of its designees), at or prior to the time of termination in the case of a termination pursuant to Section 10.01(e) or as promptly as reasonably practicable in the case of a termination pursuant to Section 10.01(f)(A) or (B) (and, in any event, within two Business Days following such termination), payable by wire transfer of immediately available funds.
(c) (A) In the event that this Agreement is validly terminated by Acquiror pursuant to Section 10.01(f)(B) and (B) within 12 months of such termination the Company consummates, or enters into an agreement providing for, a transaction contemplated by any Acquisition Proposal, then the Company shall pay the Company Termination Payment to Acquiror (or one or more of its designees) as promptly as reasonably practicable (and, in any event, within two Business Days) after the date of the event giving rise to the obligation to make such payment.
(d) The Parties acknowledge and hereby agree that the Company Termination Payment, if, as and when required pursuant to this Section 10.02, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate Acquiror in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. The Parties acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Payment on more than one occasion. Each of the Company, Acquiror and Merger Sub acknowledges that the agreements contained in this Section 10.02 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement.
(e) Notwithstanding anything to the contrary in this Agreement, in any circumstance in which this Agreement is terminated and Acquiror is paid the Company Termination Payment pursuant to this Section 10.02, the Company Termination Payment shall be the sole and exclusive monetary remedy of Acquiror, Merger Sub or any of the Acquiror Related Parties against the Company or any other Company Related Party for any loss or damage suffered as a result of the failure of the Merger and the other transactions contemplated by this Agreement to be consummated or for a breach (including any Willful Breach) of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or in respect of representations made or alleged to be made in connection herewith, whether in equity or at law, in contract, in tort or otherwise.
ARTICLE XI
MISCELLANEOUS
Section 11.01 Waiver. Any party to this Agreement may, at any time prior to the Closing, by action taken by its board of directors, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by Section 11.10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.
Section 11.02 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:
(a)
If to Acquiror or Merger Sub, to:

Graf Acquisition Corp.
118 Vintage Park Blvd., Suite W-222
Houston, Texas 77070
Attn: James A. Graf
E-mail: james@grafacq.com
with a copy to:
White & Case LLP
1221 Avenue of the Americas
New York, NY 10020-1095
Attn: Joel L. Rubinstein
E-mail: joel.rubinstein@whitecase.com
and
White & Case LLP
3000 El Camino Real
2 Palo Alto Square, Suite 900
Palo Alto, California 94306-2109
Attn: Tali Sealman
E-mail: tali.sealman@whitecase.com
(b) If to the Company to:
Velodyne LiDAR, Inc.
5521 Hellyer Ave
San Jose, California 95138
Attn: Anand Gopalan
E-mail: agopalan@velodyne.com
with a copy to:
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
550 Allerton Street
Redwood City, CA 94063
Attn: Trevor S. Knapp, Jeffrey Vetter and John H. Olson
E-mail: tknapp@gunder.com, jvetter@gunder.com and jolson@gunder.com or to such other address or addresses as the parties may from time to time designate in writing.

Section 11.03 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 11.03 shall be null and void, ab initio.
Section 11.04 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of the Company and Acquiror (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 7.02 and (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Sections 11.14 and 11.16.
Section 11.05 Expenses. Except as otherwise provided herein (including Section 3.07, Section 7.01(e) and Section 8.04(a)), each party hereto shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants.
Section 11.06 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
Section 11.07 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 11.08 Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the Schedules with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which such disclosure may apply solely to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule. Certain information set forth in the Schedules is included solely for informational purposes.
Section 11.09 Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement) and that certain Confidentiality Agreement, dated May 11, 2020, between Acquiror and the Company (the “Confidentiality Agreement”), constitute the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement and the Confidentiality Agreement.
Section 11.10 Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the parties shall not restrict the ability of the board of directors of any of the parties to terminate this Agreement in accordance with Section 10.01 or to cause such party to enter into an amendment to this Agreement pursuant to this Section 11.10.
Section 11.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.
Section 11.12 Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, the U.S. District Court for the Northern District of California or any state court located in Santa Clara County, California, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 11.12. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.13 Enforcement. (a) The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 10.01, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.13(a) shall not be required to provide any bond or other security in connection with any such injunction.
Section 11.14 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent named as a party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Acquiror or Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.
Section 11.15 Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Section 11.15.
Section 11.16 Acknowledgements. Each of the parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other parties (and their respective Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other parties (and their respective Subsidiaries) for purposes of conducting such investigation; (ii) the Company Representations constitute the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated hereby; (iii) the Acquiror and Merger Sub Representations constitute the sole and exclusive representations and warranties of Acquiror and Merger Sub; (iv) except for the Company Representations by the Company, the Acquiror and Merger Sub Representations by Acquiror and Merger Sub, none of the parties hereto or any other Person makes, or has made, any other express or implied representation or warranty with respect to any party hereto (or any party’s Affiliates) or the transactions contemplated by this Agreement and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any party hereto or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any party hereto (or any party’s Subsidiaries), and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any party hereto (or its Subsidiaries), or the quality, quantity or condition of any party’s or its Subsidiaries’ assets) are specifically disclaimed by all parties hereto and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any party hereto or its Subsidiaries); and (v) each party hereto and its respective Affiliates are not relying on any representations and warranties in connection with the Transactions except the Company Representations by the Company, the Acquiror and Merger Sub Representations by Acquiror and Merger Sub and the other representations expressly made by a Person in the Subscription Agreements, the Sponsor Agreement and the Support Agreement.
[Signature page follows]

IN WITNESS WHEREOF, Acquiror, Merger Sub and the Company have caused this Agreement to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.
GRAF INDUSTRIAL CORP.
By:	/s/ James A. Graf
	Name:	James A. Graf
	Title:	Chief Executive Officer
VL MERGER SUB INC.
By:	/s/ James A. Graf
	Name:	James A. Graf
	Title:	President
VELODYNE LIDAR, INC.
By:	/s/ Anand Gopalan
	Name:	Anand Gopalan
	Title:	Chief Executive Officer

EXHIBIT A
Form of Amended and Restated Certificate of Incorporation of Acquiror

EXHIBIT B
Form of Amended and Restated Bylaws of Acquiror

EXHIBIT C
FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY

EXHIBIT D
Treatment of Company Stock

EXHIBIT E
Earnout Shares

Amendment to Agreement and Plan of Merger
This Amendment to Agreement and Plan of Merger (this “Amendment”), dated as of August 20, 2020 (the “Amendment Date”), amends that certain Agreement and Plan of Merger, dated as of July 2, 2020, by and among Graf Industrial Corp., a Delaware corporation (“Acquiror”), VL Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Velodyne LiDAR, Inc., a Delaware corporation (the “Company”) (as amended, restated or supplemented from time to time, the “Merger Agreement”). All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.
WHEREAS, pursuant to Section 11.10 of the Merger Agreement, Acquiror, Merger Sub and the Company may amend the Merger Agreement prior to the Closing by a duly authorized agreement in writing executed in the same manner as the Merger Agreement and which makes reference to the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the undersigned hereby agree as follows:
1.
Amendments to Merger Agreement. Effective as of the Amendment Date:

A. Each of Exhibit D and Annex D to the Merger Agreement are hereby deleted in its entirety and replaced with the attached Exhibit D-1. All references to Exhibit D in the Merger Agreement are amended to refer to such Exhibit D-1 in the Merger Agreement. All references to Annex D in the Merger Agreement are deleted in its entirety.
B. Exhibit E to the Merger Agreement is hereby deleted in its entirety and replaced with the attached Exhibit E-1, (and all references to Exhibit E in the Merger Agreement are amended to refer to such Exhibit E-1).
C. The proviso in the first sentence of Section 3.01(a) is hereby deleted in its entirety and replaced with the following:
“. . . provided, that, the aggregate Merger Consideration to be paid in respect of all Company Stock, together with all payments made in accordance with Section 3.05 with respect to all vested Company Equity Awards, shall not exceed 148,453,811 shares of Acquiror Common Stock.”
2. Governing Law. This Amendment and all claims and causes of action, whether in contract, tort or otherwise, that may relate to this Amendment shall be construed in accordance with, and governed in all respects by, the Laws of the State of Delaware without regard to the Laws of such jurisdiction that would require the substantive Laws of another jurisdiction to apply.
3. Full Force and Effect. Except as amended hereby, the Merger Agreement shall remain in full force and effect.
4. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or electronic image transmission (including in the form of a PDF file) shall be binding to the same extent as an original signature page. Any party that delivers a signature page by facsimile or electronic image transmission shall deliver an original counterpart to any other party that requests such original counterpart.
5. Headings. Headings in this Amendment are included for reference only and shall have no effect upon the construction or interpretation of any part of this Amendment.
[The remainder of this page is intentionally left blank.]

A-2-1

IN WITNESS WHEREOF, Acquiror, Merger Sub and the Company have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.
GRAF INDUSTRIAL CORP.
By:	/s/ James A. Graf
Name:	James A. Graf
Title:	Chief Executive Officer
VL MERGER SUB INC.
By:	/s/ James A. Graf
Name:	James A. Graf
Title:	President
VELODYNE LIDAR, INC.
By:	/s/ Anand Gopalan
Name:	Anand Gopalan
Title:	Chief Executive Officer

A-2-2

EXHIBIT D-1
[Attached.]

A-2-3

EXHIBIT E-1
[Attached.]

A-2-4

Final Form
Velodyne Lidar, Inc.
5521 Hellyer Avenue
San Jose, California 95138 USA
Dated: August 20, 2020
Graf Industrial Corp.
118 Vintage Park Blvd., Suite W-222
Houston, Texas 77070
Attn:    James A. Graf
E-mail: james@grafacq.com
Ladies and Gentlemen:
Reference is made to that certain Agreement and Plan of Merger, dated as of July 2, 2020, by and among Graf Industrial Corp., a Delaware corporation (“Acquiror”), VL Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Velodyne LiDAR, Inc., a Delaware corporation (the “Company”) pursuant to which Merger Sub will merge with and into the Company with the Company surviving as a wholly-owned subsidiary of Acquiror (the “Merger”) (as amended from time to time, the “Merger Agreement”). Further reference is made to that certain Amendment to Agreement and Plan of Merger, dated as of the date hereof, by and among Acquiror, Merger Sub and the Company (the “Amendment”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.
Pursuant to the Merger Agreement, the Company may repurchase shares from the Company shareholders (the “Tender Offer”) for an aggregate purchase price of up to $50,000,000 (the “Company Redemption Amount”). This letter is intended to memorialize the intent of the parties with respect to the Tender Offer and the Amendment. The Tender Offer would be to repurchase and cancel shares of the Company Common Stock or Company Preferred Stock in exchange for a per share amount of cash equal to $10.25 times the number of shares of Acquiror Common Stock that would have been issued as Merger Consideration in respect of such Company Common Stock or Company Preferred Stock, pursuant to the terms of the applicable documentation for the Tender Offer (such applicable documentation, in substantially the form attached hereto as Exhibit A or in such form as may be mutually agreed between the parties in writing prior to commencement of the Tender Offer, the “Offering Documents”). The Tender Offer shall close prior to the Closing and the shares to be repurchased in the Tender Offer shall not be deemed outstanding at the time of Closing and the Effective Time of the Merger.
The Amendment provides that the aggregate Merger Consideration to be paid in respect of all Company Stock, together with all payments made with respect to all vested Company Equity Awards, shall not exceed 148,453,811 shares of Acquiror Common Stock (the “Total Merger Consideration”) plus Earnout Shares. The Amendment further provides in Exhibit C that the Total Merger Consideration will be adjusted based on the number of shares of Company Common Stock or Company Preferred Stock that will be repurchased pursuant to the Tender Offer. The parties further acknowledge that the intent of such provisions in the Amendment is to have the Total Merger Consideration effectively be (x) 143,575,763 shares of Acquiror Common Stock, plus (y) an aggregate number of shares of Acquiror Common Stock (up to 4,878,048 shares) equal to (A) the number by which the Company Redemption Amount is less than $50,000,000, divided by (B) $10.25, plus (z) the Earnout Shares.
Acquiror and the Company acknowledge that the condition set forth in Section 3.06 of the Merger Agreement has been fulfilled and the Acquiror shall issue the Earnout Shares at the Closing.
[Signature Page Follows]

A-3-1

For purposes of this letter, the signature page hereto signed and transmitted by facsimile machine or as an electronic filed attached to an email is to be treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and this letter transmitted is to be considered to have the same binding effect as an original signature on an original document.
Sincerely,
Velodyne LiDAR, Inc.
/s/ Anand Gopalan

Name: Anand Gopalan
Title: Chief Executive Officer
Acknowledged and Agreed:
Graf Acquisition Corp.
/s/ James A. Graf

Name: James A. Graf
Title: Chief Executive Officer

A-3-2

Exhibit A
[Offering Documents to be attached.]

A-3-3

Annex B
Graf Industrial Corp.
Amended and Restated Certificate of Incorporation

Graf Industrial Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
1.
The name of the corporation is Graf Industrial Corp., which was the name under which the corporation was originally incorporated. The date of the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was June 26, 2018.

2.
This Amended and Restated Certificate of Incorporation, which restates, integrates and further amends the certificate of incorporation of the corporation, has been duly adopted by the corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and has been adopted by the requisite vote of the stockholders of the corporation in accordance with the General Corporation Law of the State of Delaware.

3.
The certificate of incorporation of the corporation is hereby amended and restated in its entirety to read as follows:

FIRST: The name of the corporation is Velodyne Lidar, Inc. (hereinafter called the “Corporation”).
SECOND: The address of the registered office of the Corporation in the State of Delaware is 3500 South Dupont Highway, in the City of Dover Delaware 19901, County of Kent. The name of the registered agent of the Corporation in the State of Delaware at such address is Incorporating Services, Ltd.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”).
FOURTH: The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 2,275,000,000 shares, consisting of (i) 2,250,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 25,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.
A.
Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

1.
Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.

2.
Voting. Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes, and each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (as amended from time to time, including the terms of any Preferred Stock

Designation (as defined below), this “Certificate of Incorporation”) to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL.
3.
Dividends. Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.

4.
Liquidation. Subject to the rights of the holders of Preferred Stock, shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Corporation, as such terms are used in this Section A(4), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

B.
Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (the “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:
(a)
the designation of the series, which may be by distinguishing number, letter or title;

(b)
the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(c)
the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d)
the dates on which dividends, if any, shall be payable;

(e)
the redemption rights and price or prices, if any, for shares of the series;

(f)
the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

(g)
the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h)
whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;
(i)
restrictions on the issuance of shares of the same series or any other class or series;

(j)
the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(k)
any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares,

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.
Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.
FIFTH: This Article FIFTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.
A.
General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law.

B.
Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be fixed from time to time by resolution of the board of directors of the Corporation (the “Board”). No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

C.
Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board shall be and is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III at the time such classification becomes effective.

D.
Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.

E.
Vacancies. Subject to the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.
F.
Removal. Any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Corporation entitled to vote thereon.

G.
Committees. Pursuant to the Amended and Restated Bylaws of the Corporation (the “Bylaws”), the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law.

H.
Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

SIXTH: Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.
SEVENTH: To the fullest extent permitted by the DGCL as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. No repeal or modification of this Article SEVENTH shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
EIGHTH: The Corporation may indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
NINTH: Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders called in accordance with the Bylaws and may not be effected by written consent in lieu of a meeting.
TENTH: Special meetings of stockholders for any purpose or purposes may be called at any time by the majority of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
ELEVENTH: If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article ELEVENTH. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal any provision of this Certificate of Incorporation, or to adopt any new provision of this Certificate of Incorporation; provided, however, that the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, any of Article FIFTH, Article SEVENTH, Article EIGHTH, Article NINTH, Article TENTH, Article TWELFTH, Article THIRTEENTH, Article FOURTEENTH, Article FIFTEENTH and this sentence of this Certificate of Incorporation, or in each case, the definition of any capitalized terms used therein or any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any provision (other than such article or section as renumbered, or this sentence), in each case, of this Certificate of Incorporation). Any amendment, repeal or modification of any of Article SEVENTH, Article EIGHTH, and this sentence shall not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such repeal or modification.
TWELFTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized and empowered to adopt, amend and repeal the Bylaws by the affirmative vote of a majority of the Board. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the Bylaws may also be amended, altered or repealed and new Bylaws may be adopted by the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Corporation entitled to vote thereon.
THIRTEENTH:
A.
Forum Selection.

1.
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws (as either may be amended from time to time), or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article THIRTEENTH.

2.
Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article THIRTEENTH.

B.
Personal Jurisdiction. If any action the subject matter of which is within the scope of Section A(1) above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section A(1) above (an “FSC

Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
FOURTEENTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, an Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.
FIFTEENTH:
A.
Opt Out of DGCL 203. The Corporation expressly elects not to be governed by Section 203 of the DGCL.

B.
Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination, at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, with any interested stockholder for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

1.
prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

2.
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by: (i) persons who are directors and also officers; or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

3.
at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

C.
Definitions. For purposes of this Article FIFTEENTH, the term:

1.
“Affiliate” means, with respect to any person, any other person that controls, is controlled by, or is under common control with such person.

2.
“associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

3.
“business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(a)
any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation: (i) with the interested stockholder; or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section B of Article FIFTEENTH is not applicable to the surviving entity;
(b)
any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(c)
any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (ii) pursuant to a merger under Section 251(g) of the DGCL; (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (iv) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (v) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (iii)  – (v) of this subsection (c) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(d)
any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(e)
any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (a)-(d) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

4.
“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article FIFTEENTH, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

5.
“Founder” means David S. Hall and his respective successors, Affiliates and associates.

6.
“interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that: (i) is the owner of 15% or more of the outstanding voting stock of the Corporation; or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; or (iii) an Affiliate or associate of any such person described in clauses (i) and (ii); provided, however, that the term “interested stockholder” shall not include: (A) the Founder or his transferees; or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, that such person specified in this clause (B) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

7.
“owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

(a)
beneficially owns such stock, directly or indirectly; or

(b)
has: (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(c)
has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (ii) of subsection (b) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

8.
“person” means any individual, corporation, partnership, unincorporated association or other entity.

9.
“stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

10.
“voting stock” means stock of any class or series entitled to vote generally in the election of directors.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this [•] day of [•], 2020.
By:
Name:
Title:	Chief Executive Officer

Annex C
SUPPORT AGREEMENT
This Support Agreement (this “Agreement”), dated as of July 2, 2020, is entered into by and among Graf Industrial Corp., a Delaware corporation (“Acquiror”), VL Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Merger Sub”), and certain of the stockholders of Velodyne LiDAR, Inc., a Delaware corporation (the “Company”), whose names appear on the signature pages of this Agreement (such stockholders, the “Stockholders”).
RECITALS
WHEREAS, concurrently herewith, Acquiror, the Company and Merger Sub are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”);
WHEREAS, as of the date hereof, each Stockholder is the record and “beneficial owner” (as such term is used herein, within the meaning of Rule 13d-3 under the Exchange Act) of, and is entitled to dispose of and vote, the number of shares of Company Common Stock and Company Preferred Stock set forth opposite such Stockholder’s name on Exhibit A hereto (collectively, with respect to each Stockholder, such Stockholder’s “Owned Shares”; and such Owned Shares, together with (1) any additional shares of Company Stock (or any securities convertible into or exercisable or exchangeable for Company Stock) in which such Stockholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities and (2) any additional shares of Company Stock with respect to which such Stockholder has the right to vote through a proxy, the “Covered Shares”);
WHEREAS, as a condition and inducement to the willingness of Acquiror and Merger Sub to enter into the Merger Agreement, the Stockholders are entering into this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Acquiror, Merger Sub and each Stockholder hereby agree as follows:
1. Agreement to Vote. Each Stockholder, in its capacity as a stockholder of the Company, agrees that, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of stockholders of the Company, such Stockholder shall, and shall cause any other holder of record of any of such Stockholder’s Covered Shares to:
(a) when such meeting is held, appear at such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;
(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Stockholder) in favor of the Merger and the adoption of the Merger Agreement and any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other transactions contemplated by the Merger Agreement; and
(c) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares against (i) any Acquisition Proposal and (ii) any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Stockholder contained in this Agreement.
The obligations of each Stockholder specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by the Company Board or the Company Board has effected a Company Change in Recommendation.
2. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that such Stockholder shall not (i) enter into any voting agreement or voting trust with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.
3. Termination. This Agreement shall terminate upon the earlier of (i) the Effective Time and (ii) the valid termination of the Merger Agreement in accordance with its terms (the earlier of such date under clause (i) and (ii) being referred to herein as the “Termination Date”); provided that the termination of this Agreement shall not relieve any party hereto from any liability resulting from a breach of this Agreement prior to such termination.
4. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants (severally and not jointly as to itself only) to the Acquiror as follows:
(a) Such Stockholder owns exclusively of record (and is the sole beneficial owner of), and has good, valid and marketable title to, such Stockholder’s Covered Shares, free and clear of any Liens (other than as created by this Agreement). As of the date hereof, other than the Owned Shares set forth opposite such Stockholder’s name on Exhibit A, such Stockholder does own (of record or beneficially) any shares of Company Stock (or any securities convertible into shares of capital stock of the Company) or any interest therein.
(b) Such Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to such Stockholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.
(c) Such Stockholder (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legally valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).
(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Stockholder from, or to be given by such Stockholder to, or be made by such Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by such Stockholder of this

Agreement, the consummation of the transactions contemplated hereby or the Merger or the other transactions contemplated by the Merger Agreement.
(e) The execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby and the Merger and the other transactions contemplated by the Merger Agreement will not (i) constitute or result in a breach or violation of, or a default under, the governing documents of such Stockholder, (ii) with or without notice, lapse of time or both, constitute or result in a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, or the creation, modification or acceleration of any obligations under, any Contract binding upon such Stockholder, in each case in a manner that could reasonably be expected to prevent or materially delay or impair such Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated by the Merger Agreement and this Agreement, (iii) conflict with or violate any Law to which such Stockholder is subject, (iv) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any Person, or (iv) constitute or result in the creation of any Lien on such Stockholder’s Covered Shares.
(f) There are no Actions pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that, in any manner, question the beneficial or record ownership of such Stockholder’s Covered Shares or challenge or seek to prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Agreement.
(g) Such Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Stockholder contained herein.
(h) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Acquiror or the Company is or could be liable in connection with the Merger Agreement or this Agreement or any of the respective transactions contemplated hereby or thereby, in each case based upon arrangements made by or on behalf of such Stockholder.
5. Certain Covenants of the Stockholders. Except in accordance with the terms of this Agreement, each Stockholder hereby covenants and agrees as follows:
(a) No Solicitation. Such Stockholder shall not, and shall cause its Affiliates and subsidiaries not to, and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal or (v) resolve or agree to do any of the foregoing. Such Stockholder also agrees that immediately following the execution of this Agreement it shall, and shall cause each of its Affiliates and subsidiaries to, and shall use its reasonable best efforts to cause its and their Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the Parties and their respective Representatives) conducted heretofore in connection with an Acquisition Proposal or any inquiry or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal. Such Stockholder shall promptly (and in any event within one Business Day) notify, in writing, Acquiror of the receipt of any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, which notice shall include a summary of the material terms of, and the identity of the Person or group of Persons making, such inquiry, proposal, offer or request for information (provided, that, solely with respect to the identity of the Person or group of Persons making, such inquiry, proposal, offer or request for information, such disclosure is not restricted by confidentiality obligations in existence as of the date of this Agreement) and an unredacted copy of any Acquisition Proposal or inquiry, proposal or offer made in writing or, if not in writing, a written description of the material terms and conditions of such inquiry, proposal or offer (and shall include any other documents evidencing or specifying the terms of such proposal, offer, inquiry or request).
Such Stockholder shall promptly (and in any event within twenty-four (24) hours) keep Acquiror reasonably informed of any material developments with respect to any such inquiry, proposal, offer, request for information or Acquisition Proposal (including any material changes thereto and copies of any additional written materials received by such Stockholder, the Company, its subsidiaries or their respective Affiliates or Representatives).
Notwithstanding anything in this Agreement to the contrary, (i) such Stockholder shall not be responsible for the actions of the Company or the Company Board (or any Committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “Company Related Parties”), (ii) such Stockholder makes no representations or warranties with respect to the actions of any of the Company Related Parties and (iii) any breach by the Company of its obligations under Section 6.07(a) of the Merger Agreement shall not be considered a breach of this Section 5(a) (it being understood that, for the avoidance of doubt, such Stockholder shall remain responsible for any breach by it or its Representatives of this Section 5(a)).
(b) Each Stockholder agrees that it shall not, directly or indirectly, (a) Transfer any of it Covered Shares, except to an Affiliate of such Stockholder that executes this Agreement or (b) deposit any of its Covered Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement.
(c) As used herein, the term “Transfer” shall mean the (x) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).
6. Further Assurances. From time to time, at Acquiror’s request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by the Merger Agreement and this Agreement. Each Stockholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Acquiror, Acquiror’s Affiliates, the Sponsor, the Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement (including the Merger Consideration) or the consummation of the transactions contemplated hereby and thereby.
7. Disclosure. Such Stockholder hereby authorizes the Company and Acquiror to publish and disclose in any announcement or disclosure required by the SEC such Stockholder’s identity and ownership of the Covered Shares and the nature of such Stockholder’s obligations under this Agreement.
8. Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by Acquiror, Merger Sub and the applicable Stockholder.
10. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.
11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice made pursuant to this Section 11):
If to Acquiror or Merger Sub, to:
Graf Acquisition Corp.
118 Vintage Park Blvd., Suite W-222
Houston, Texas 77070
Attn: James A. Graf
E-mail: james@grafacq.com
with a copy to:
White & Case LLP
1221 Avenue of the Americas
New York, NY 10020-1095
Attn: Joel L. Rubinstein
E-mail: joel.rubinstein@whitecase.com
and
White & Case LLP
3000 El Camino Real
2 Palo Alto Square, Suite 900
Palo Alto, California 94306-2109
Attn: Tali Sealman
E-mail: tali.sealman@whitecase.com
If to the Company to:
Velodyne Lidar, Inc.
5521 Hellyer Ave
San Jose, California 95138
Attn: Anand Gopalan
E-mail: agopalan@velodyne.com
with a copy to:
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
550 Allerton Street
Redwood City, CA 94063
Attn: Trevor S. Knapp, Jeffrey Vetter and John H. Olson
E-mail: tknapp@gunder.com, jvetter@gunder.com, jolson@gunder.com
If to a Stockholder, to the address or email address set forth opposite such Stockholder’s name on Exhibit A.

12. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof.
13. No Third-Party Beneficiaries. Such Stockholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Acquiror in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person, other than the parties hereto, any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto; provided that the Company shall be an express third party beneficiary with respect to Section 4 and Section 5(b).
14. Governing Law and Venue; Service of Process; Waiver of Jury Trial.
(a) This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
(b) Any Action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, the U.S. District Court for the Northern District of California or any state court located in Santa Clara County, California, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
15. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall (a) be assigned by any of the Stockholders in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the Acquiror and the Company or (b) be assigned by the Acquiror or the Company in whole or in part (whether by operation of Law or otherwise) without the prior written consent of (i) the Company or the Acquiror, respectively, and (ii) the applicable Stockholder. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.
16. Enforcement. The rights and remedies of the parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including each Stockholder’s obligations to vote its Covered Shares as provided in this Agreement (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.
17. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
18. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
GRAF INDUSTRIAL CORP.
By:	/s/ James A. Graf
	Name:	James A. Graf
	Title:	Chief Executive Officer
VL MERGER SUB INC.
By:	/s/ James A. Graf
	Name:	James A. Graf
	Title:	President
STOCKHOLDERS:
DAVID HALL
/s/ David Hall
[Signature Page to Support Agreement]

Exhibit A

Annex D
July 2, 2020
Velodyne Lidar, Inc.
5521 Hellyer Ave
San Jose, California 95138
Graf Industrial Corp.
118 Vintage Park Blvd, Suite W-222
Houston, Texas 77070
Re: Sponsor Agreement
Ladies and Gentlemen:
This letter (this “Sponsor Agreement”) is being delivered by Graf Acquisition LLC, a Delaware limited liability company (the “Sponsor”), to Velodyne Lidar, Inc., a Delaware corporation (the “Company”), and Graf Industrial Corp., a Delaware corporation (the “Acquiror”), in accordance with that Agreement and Plan of Merger, dated as of the date hereof, by and among Acquiror, the Company and the other parties thereto (the “Merger Agreement”), and hereby amends and restates in its entirety with respect to the Sponsor that certain letter, dated October 15, 2018, from, inter alia, Sponsor to the Acquiror (the “Prior Letter Agreement”) (provided that, as set forth in Section 17, this Sponsor Agreement shall automatically terminate and revert to the Prior Letter Agreement if the Merger Agreement is validly terminated in accordance with its terms). Certain capitalized terms used herein are defined in paragraph 10 hereof. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. As used herein, the term “Section” shall, unless otherwise specified, refer to the specified Section of this Sponsor Agreement.
The Sponsor is currently, and as of immediately prior to the Closing will be, the record owner of 6,026,128 Founder Shares (which may be referred to herein as the “Sponsor’s Founder Shares”), which do not include the 68,000 Founder Share owned by independent directors of the Acquiror who are not party to this Sponsor Agreement, and 14,150,605 Private Placement Warrants.
In order to induce the Company and Acquiror to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor hereby agrees with the Acquiror and the Company as follows:
1. Voting Agreements. The Sponsor, in its capacity as an Acquiror Stockholder, agrees that, at the Special Meeting, at any other meeting of the Acquiror Stockholders (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of the Acquiror Stockholders, the Sponsor shall, and shall cause any other holder of record of any of the Sponsor’s Founder Shares to:
a.
when such meeting is held, appear at such meeting or otherwise cause the Sponsor’s Founder Shares to be counted as present thereat for the purpose of establishing a quorum;

b.
vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor’s Founder Shares in favor of each of the Proposals and any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other transactions contemplated by the Merger Agreement; and

c.
vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor’s Founder Shares against (i) any Business Combination Proposal other than with the Company, its stockholders and their respective Affiliates and Representatives and (ii) any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of Acquiror under the Merger Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Sponsor Agreement.
2. No Redemption. The Sponsor agrees not to redeem any of its Founder Shares in the Offer.
3. No Responsibility for Acquiror Related Parties. Notwithstanding anything in this Sponsor Agreement to the contrary, (i) the Sponsor shall not be responsible for the actions of Acquiror or the Acquiror Board (or any committee thereof), any Subsidiary of Acquiror, or any officers, directors, employees or professional advisors of any of the foregoing (collectively, the “Acquiror Related Parties”), (ii) the Sponsor makes no representations or warranties with respect to the actions of any of the Acquiror Related Parties, and (iii) any breach by Acquiror of its obligations under the Merger Agreement shall not, for the avoidance of doubt, be considered a breach of this Sponsor Agreement.
4. Stop Transfers; Certificates. The Sponsor agrees that (a) it shall not request that the Acquiror register the Transfer (book entry or otherwise) of any of the Sponsor’s Founder Shares if such Transfer is not permitted by this Sponsor Agreement and (b) promptly following the date of this Sponsor Agreement, it shall advise the Acquiror’s transfer agent in writing that the Sponsor’s Founder Shares are subject to the restrictions set forth herein and, in connection therewith, provide such transfer agent with such information as is reasonable to ensure compliance with such restrictions.
5. Damages; Remedies. The Sponsor hereby agrees and acknowledges that (i) the Underwriters, the Acquiror and the Company would be irreparably injured in the event of a breach by the Sponsor of its obligations under Section 1 (Voting Agreement) or Section 7 (Transfer Restrictions) (with respect to the Underwriters, only to the extent such provisions as were contained in the Prior Letter Agreement), (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach. Notwithstanding the foregoing, or anything herein to the contrary, under no circumstances shall the Acquiror or the Sponsor be liable for any costs or damages, including any special, incidental, consequential, exemplary or punitive damages, to any Person, including the Company, in respect of this Sponsor Agreement, including any breach hereof, and the Company hereby waives any claim it may have now or in the future for monetary costs or damages against the Acquiror or the Sponsor in respect of this Sponsor Agreement, including any breach hereof.
6. Forfeiture of Founder Shares and Private Placement Warrants. The Sponsor agrees that, immediately prior to the Effective Time, and conditioned and effective upon the Closing, 3,519,128 Founder Shares and all of the Private Placement Warrants, in each case held by the Sponsor immediately prior to the Closing, shall be automatically cancelled, for no consideration, and shall no longer be outstanding (the “Sponsor’s Equity Cancellation”). As a result of the Sponsor’s Equity Cancellation, the Sponsor shall, as of the Effective Time, be the record owner of 2,507,000 Founder Shares, of which 275,000 shares shall be deemed “Earnout Founder Shares” and shall be subject to Section 8 (Earnout Founder Shares).
7. Transfer Restrictions.
a.
The Sponsor agrees that it shall not Transfer any of its Founder Shares until the earlier of (i) one (1) year after the Closing and (ii) subsequent to the Closing, either (x) the achievement of a $12.00 Stock Price Level (as defined below) (provided that the applicable thirty (30) Trading Day period commences at least 150 days after the Closing) or (y) the date on which the Acquiror completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Acquiror Stockholders having the right to exchange their shares of Acquiror Common Stock for cash, securities or other property (such period, the “Lock-up Period”).

b.
The Sponsor agrees that it shall not Transfer any Private Placement Warrants (or any shares of Acquiror Common Stock issued or issuable upon the exercise thereof).

c.
Notwithstanding the provisions set forth in Sections 7(a) and (b), Transfers of the Founder Shares and the Private Placement Warrants (and any shares of Acquiror Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants) that are held by the Sponsor or any of its permitted transferees (that have complied with this Section 7(c)) are permitted:

(i) to the Acquiror’s officers or directors, any Affiliates or family members of any of the Acquiror’s officers or directors, any members of the Sponsor, or any Affiliates of the Sponsor; (ii) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust (the beneficiary of which is a member of such individual’s immediate family or an Affiliate of such person) or to a charitable organization; (iii) in the case of an individual, by virtue of Laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by virtue of the Laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; and/or (vi) in the event of the Acquiror’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Acquiror Stockholders having the right to exchange their shares of Acquiror Common Stock for cash, securities or other property subsequent to the Closing (including the entry into an agreement in connection with such liquidation, merger, share exchange, reorganization or other similar transaction); provided, however, that in the case of clauses (i) through (iv), these permitted transferees must enter into a written agreement with the Acquiror agreeing to be bound by the transfer restrictions herein.
8.
Earnout Founder Shares.

a.
Unvested Earnout Founder Shares. The Sponsor agrees that, as of the Closing, all of the Earnout Founder Shares shall be unvested and shall be subject to the vesting and forfeiture provisions set forth in Section 8(b). The Sponsor agrees that it shall not Transfer any unvested Earnout Founder Shares prior to the date such Earnout Founder Shares become vested pursuant to Section 8(b), except to the extent permitted by Section 7(c).

b.
Vesting; Forfeiture. 100% of the unvested Earnout Founder Shares owned by the Sponsor as of the Closing shall vest at such time as a $15.00 Stock Price Level is achieved on or before the date that is six (6) months after the Closing Date. For the avoidance of doubt, if a $15.00 Stock Price Level is not achieved on or prior to the date that is six (6) months after the Closing Date, the Earnout Founder Shares shall not vest and shall be automatically cancelled for no consideration. For clarity, the applicable Trading Day period for such Stock Price Level shall commence on the date hereof.

c.
Stock Price Level. For purposes of this Sponsor Agreement, the applicable “Stock Price Level” will be considered achieved only when the closing price of Acquiror Common Stock on the NYSE is greater than or equal to the applicable threshold for any twenty (20) Trading Days within any thirty (30) Trading Day period. The Stock Price Levels will be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the Acquiror Common Stock after the date of the Merger Agreement.

9. Fees; Loan Repayments. Except as disclosed in the Prospectus, neither the Sponsor nor any Affiliate of the Sponsor, nor any director or officer of the Acquiror, shall receive from the Acquiror any finder’s fee, reimbursement, consulting fee, non-cash payments, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Acquiror’s initial Business Combination (regardless of the type of transaction that it is, but including, for the avoidance of doubt, the Merger), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the consummation of the Merger: (a) repayment of a loan and advances of up to an aggregate of $150,000 made to the Acquiror by the Sponsor; (b) reimbursement to an Affiliate of the Sponsor for certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company for a total of up to $5,000 per month; (c) reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination; and (d) repayment of loans, if any, and on such terms as to be determined by the Acquiror from time to time, made by the Sponsor or any of the Acquiror’s officers or directors to finance transaction costs in connection with an intended initial Business Combination (including, for the avoidance of doubt, loans made by the Sponsor to the Acquiror to fund costs and expenses required in connection with the Merger and the other transactions contemplated by the Merger Agreement). Up to $1,500,000 of such loans may be convertible, at the option of the Sponsor or such other lender, into warrants at a price of $0.75 per warrant (such warrants, the “Working Capital Warrants”). The Working Capital Warrants (if any) would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period; provided that, for the avoidance of doubt, the Working Capital Warrants (if any) shall not be forfeited or otherwise cancelled in connection with the Closing.
10. Certain Defined Terms: As used herein, (i) “Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Exchange Act; (ii) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Acquiror and one or more businesses; (iii) “Founder Shares” shall mean the 6,468,750 shares of Acquiror Common Stock initially issued to the Sponsor (up to 843,750 shares of which were subject to complete or partial forfeiture by the Sponsor if the over-allotment option was not exercised by the Underwriters) for an aggregate purchase price of $25,000, or $0.004 per share, prior to the consummation of the Public Offering; (iv) “Private Placement Warrants” shall mean the 14,150,605 warrants to purchase 10,612,953.75 shares of Acquiror Common Stock underlying the Units that the Sponsor purchased simultaneously with the consummation of the Public Offering; (v) “Prospectus” shall mean the registration statement on Form S-1 and prospectus filed by Acquiror with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the Public Offering; (vi) “Public Offering” shall mean the underwritten initial public offering of 25,875,000 of Acquiror’s units (including up to 3,375,000 units that were available to be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of Acquiror Common Stock and one redeemable warrant; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering was deposited; (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and (ix) “Underwriter” shall have the meaning ascribed to such term in the Prior Letter Agreement.
11. Entire Agreement; Amendment. This Sponsor Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, including, with respect to the Sponsor, the Prior Letter Agreement. This Sponsor Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.
12. Assignment. No party hereto may, except as set forth herein, assign either this Sponsor Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Sponsor Agreement shall be binding on the Sponsor, the Acquiror and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.
13. Counterparts. This Sponsor Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
14. Severability. This Sponsor Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Sponsor Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Sponsor Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
15. Governing Law; Jurisdiction; Jury Trial Waiver. This Sponsor Agreement, and all claims or causes of action based upon, arising out of, or related to this Sponsor Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Any Action based upon, arising out of or related to this Sponsor Agreement or the transactions contemplated hereby shall be brought in the federal or state courts located in New York City in the State of New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Sponsor Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 15. The prevailing party in any such Action (as determined by a court of competent jurisdiction) shall be entitled to be reimbursed by the non-prevailing party for its reasonable and documented out-of-pocket expenses, including reasonable attorneys’ fees, incurred with respect to such Action. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
16. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Sponsor Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.02 of the Merger Agreement to the applicable party at its principal place of business.
17. Termination. This Sponsor Agreement shall terminate on the expiration of the Lock-up Period; provided, however, that if the Merger Agreement is validly terminated in accordance with the terms thereof, this Sponsor Agreement shall automatically terminate and be of no force and effect and, with respect to the Sponsor, shall revert to the Prior Letter Agreement (it being understood that, for the avoidance of doubt, the Company shall have no rights, interests or obligations hereunder (or under the Prior Letter Agreement) following such reversion). No such termination or reversion shall relieve the Sponsor, the Acquiror or the Company from any liability resulting from a breach of this Sponsor Agreement occurring prior to such termination or reversion.
18. Sponsor Representations: The Sponsor represents and warrants to the Acquiror and the Company, as of the date hereof, that:
a.
it has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

b.
it has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Sponsor Agreement;

c.
it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s limited liability company powers and have been duly authorized by all necessary limited liability company actions on the part of the Sponsor;

d
this Sponsor Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

e.
the execution and delivery of this Sponsor Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Sponsor, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Sponsor Agreement;
f.
there are no Actions pending against the Sponsor or, to the knowledge of the Sponsor, threatened against the Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Sponsor Agreement;

g.
except for fees described on Schedule 5.09 of the Merger Agreement, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Merger Agreement or this Sponsor Agreement or any of the respective transactions contemplated thereby and hereby, in each case, based upon arrangements made by the Sponsor or, to the knowledge of the Sponsor, by the Acquiror or the Merger Sub;

h.
the Sponsor has had the opportunity to read the Merger Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors;

i.
the Sponsor has not entered into, and shall not enter into, any agreement that would prevent the Sponsor from performing any of its obligations hereunder;

j.
the Sponsor has good title to the Sponsor’s Founder Shares and Private Placement Warrants, free and clear of any Liens other than Permitted Liens, and the Sponsor has the sole power to vote or cause to be voted such Founder Shares and Private Placement Warrants; and

k.
the Sponsor’s Founder Shares and the Private Placement Warrants identified in the 2nd paragraph of this Sponsor Agreement are the only Founder Shares and Private Placement Warrants, respectively, owned of record or Beneficially Owned by the Sponsor as of the date hereof, and none of such Founder Shares or Private Placement Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Founder Shares or Private Placement Warrants that is inconsistent with the Sponsor’s obligations pursuant to this Sponsor Agreement.

19. Adjustment for Stock Split. If, and as often as, there are any changes in the Acquiror, the Founder Shares (including any Earnout Founder Shares) or the Private Placement Warrants by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Sponsor Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Sponsor, the Acquiror, the Company, the Founder Shares and Private Placement Warrants, each as so changed. For avoidance of doubt, such equitable adjustment shall be made to the Stock Price Level targets set forth in Section 7(a) and Section 8(c).
20. No Claims Against the Trust Account. Section 6.05 of the Merger Agreement is hereby incorporated into this Sponsor Agreement, mutatis mutandis.
21. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.
[signature page follows]

Sincerely,
GRAF ACQUISITION LLC
By:	/s/ James A. Graf
	Name:	James A. Graf
	Title:	Managing Member
Acknowledged and Agreed:
GRAF INDUSTRIAL CORP.
By:	/s/ James A. Graf
	Name:	James A. Graf
	Title:	Chief Executive Officer
Acknowledged and Agreed:
VELODYNE LIDAR, INC.
By:	/s/ Anand Gopalan
	Name:	Anand Gopalan
	Title:	Chief Executive Officer
[Signature Page to Sponsor Agreement]

Annex E
FORM OF SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on July 2, 2020, by and between Graf Industrial Corp., a Delaware corporation (the “Company”), and the undersigned subscriber (“Subscriber”).
WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into a definitive agreement with Velodyne Lidar, Inc., a Delaware corporation (“VL”), and the other parties thereto, providing for the combination of the Company and VL (the “Transaction Agreement” and the transactions contemplated by the Transaction Agreement, the “Transaction”);
WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company, immediately prior to the consummation of the Transaction, that number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company; and
WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and together with the Subscriber, the “Subscribers”), which are on substantially the same terms as the terms of this Subscription Agreement, pursuant to which such investors have agreed to purchase on the closing date of the Transaction (the “Closing Date”), inclusive of the Subscribed Shares, an aggregate amount of up to 15,000,000 shares of Common Stock, at the Per Share Price (the “Other Subscribed Shares” and together with the Subscribed Shares, the “Collective Subscribed Shares”).
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”).
2. Closing.
a. The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the Closing Date immediately prior to the consummation of the Transaction.
b. At least ten (10) Business Days before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) Business Days after receiving the Closing Notice, Subscriber shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Shares to Subscriber. Subscriber shall deliver to the Company, on or prior to 8:00 a.m. (Eastern time) (or as soon as practicable after the Company or its transfer agent delivers evidence of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date) on the Closing Date the Purchase Price in cash via wire transfer to the account specified in the Closing Notice against (and concurrently with) delivery by the Company to Subscriber of (i) the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) written notice from the Company or its transfer agent evidencing the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. In the event that the consummation of the Transaction does not occur within one (1) Business Day after the anticipated Closing Date specified in the Closing Notice, the Company shall promptly (but in no event later than two (2) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.
c. The Closing shall be subject to the satisfaction or valid waiver (to the extent a valid waiver is capable of being issued) by the Company, on the one hand, or the Subscriber, on the other, of the conditions that, on the Closing Date:
(i) no suspension of the qualification of the Subscribed Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;
(ii) all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including the approval of the Company’s stockholders, shall have been satisfied or waived, and the closing of the Transaction shall be scheduled to occur concurrently with or immediately following the Closing; and
(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby (except in the case of a governmental authority located outside the United States where such judgment, order, law, rule or regulation would not be reasonably expected to have a Company Material Adverse Effect (as defined below)); and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition (except in the case of a governmental authority located outside the United States where such restraint or prohibition would not be reasonably expected to have a Company Material Adverse Effect).
d. The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:
(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date; and
(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.
e. The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:
(i) all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date;
(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;
(iii) there shall have been no amendment, waiver or modification to the Transaction Agreement that materially and adversely affects the Company;

(iv) the Company shall not have entered into any Other Subscription Agreement with a lower purchase price per share of Common Stock or other terms (economic or otherwise) substantially more favorable to such other subscriber or investor than as set forth in this Subscription Agreement; and
(v) at least $50,000,000 shall remain in the Trust Account (as defined below) on the Closing Date after any redemptions by the Company’s public stockholders in connection with the closing of the Transaction and before any other payments or distributions from the Trust Account.
f. Prior to or at the Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.
3. Company Representations and Warranties. The Company represents and warrants to Subscriber that:
a. The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, has a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken together as a whole (on a consolidated basis).
b. The Subscribed Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under the Company’s organizational documents or the laws of its jurisdiction of incorporation.
c. This Subscription Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
d. The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.
e. Assuming the accuracy of the representations and warranties of the Subscriber, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the New York Stock Exchange or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to Section 5 below, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the United States Securities and Exchange Commission (“Commission”) under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), if applicable, (iv) those required by the New York Stock Exchange, including with respect to obtaining shareholder approval, (v) those required to consummate the Transaction as provided under the Transaction Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.
f. As of their respective dates, all reports required to be filed by the Company with the Commission (the “SEC Reports”) complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The description of the business and financial information of VL set forth in the presentation dated June 2020 (the “Investor Presentation”) made available to the undersigned prior to the execution of this Subscription Agreement, and as amended through the Closing Date, shall be consistent in all material respects with the description of the business and financial information of VL described or included in the proxy statement of the Company filed in connection with the approval of the Transaction by the stockholders of the Company.
g. As of the date hereof and as of immediately prior to the Closing, the authorized share capital of the Company consists of 400,000,000 shares of Common stock and 1,000,000 preferred shares, par value $0.0001 per share (“Preferred Shares”). As of the Closing Date (and immediately after the consummation of the Transaction), the authorized share capital of the Company will consist of [ ] shares of Common Stock and [ ] Preferred Shares. As of the date hereof and as of immediately prior to the Closing: (i) 11,455,237 shares of Common Stock (excluding Founder Shares), 6,094,128 Founder Shares and no Preferred Shares were issued and outstanding; (ii) 24,376,512 warrants, each exercisable to purchase 3∕4 (three-fourths) of a share of Common Stock at $11.50 per full share and 14,150,605 private placement warrants, each exercisable to purchase 3∕4 (three-fourths) of a share of Common Stock at $11.50 per full share (together “Warrants”), were issued and outstanding; and (iii) no Common Stock was subject to issuance upon exercise of outstanding options. As of the date hereof, the Company had no outstanding long-term indebtedness (other than fees payable under the business combination marketing agreement entered into in connection with its initial public offering) and will not have any long-term indebtedness immediately prior to the Closing. Upon the Closing, an aggregate of 2,300,000 Founder Shares and zero private placement warrants will remain outstanding, with the balance to be forfeited by the Sponsor for no consideration, other than 275,000 Founder Shares which will be placed in escrow. The Founder shares held in escrow will only be released in the event the post-trading price of the Company’s Common Stock closes at or above $15.00 for 20 of 30 days within six (6) months from the date hereof. If the share price does not close at or above $15.00 per share for 20 of 30 trading days within six (6) months from the signing of the definitive Transaction Agreement, the 275,000 Founder Shares in escrow will be forfeited by the Sponsor for no consideration. No Warrants are exercisable on or prior to the Closing. All (i) issued and outstanding Common Stock has been duly authorized and validly issued, is fully paid and non-assessable and is not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except as set forth above and pursuant to (i) the Other Subscription Agreements, or (ii) the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than (A) the letter agreements entered into by the Company in connection with the Company’s initial public offering on October 18, 2018 pursuant to which the Company’s sponsor and the Company’s executive officers and independent directors agreed to vote in favor of any proposed Business Combination (as defined therein), which includes the Transaction, and (B) as contemplated by the Transaction Agreement. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement.
The expected capitalization of VL after giving effect to the Transaction is as follows (assumes no further redemptions by the Company’s public stockholders, and assumes 275,000 Founder Shares subject to an earnout to be held in escrow are forfeited):
(shares in millions) Capitalization	Shares	Ownership %
VL Rollover	143.576	83.3%
PIPE Equity	15.000	8.7%
SPAC Cash in Trust (Public Shares)	11.455	6.7%
GRAF Founder Shares	2.300	1.3%
Total Sources	172.331	100.0%
Please see “Unaudited Pro Forma Condensed Combined Financial Information — Description of the Transaction” on page 87 of the proxy statement attached hereto.
h. Except for such matters as have not had and would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.
i. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the New York Stock Exchange under the symbol “GRAF.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the New York Stock Exchange or the Commission with respect to any intention by such entity to deregister the shares of Common Stock or prohibit or terminate the listing of the shares of Common Stock on the New York Stock Exchange. The Company has taken no action that is designed to terminate the registration of the shares of Common Stock under the Exchange Act.
j. Upon consummation of the Transaction, the issued and outstanding shares of Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the New York Stock Exchange.
k. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Company to Subscriber.

l. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares.
m. Except for the Placement Agent, no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.
n. Except for such matters as have not had and would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares, the Company is, and has been since its inception, in compliance with all laws applicable to the conduct of the business of the Company.
4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:
a. Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.
b. This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
c. The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.
d. Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144 under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.
e. Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. Subscriber understands that the Subscribed Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States.
f. Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Subscription Agreement. Subscriber acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.
g. In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company and the Transaction (including VL and their respective subsidiaries (collectively, the “Acquired Companies”)). Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Subscriber acknowledges and agrees that neither Oppenheimer & Co. Inc., acting as placement agent to the Company (the “Placement Agent”), nor any affiliate of the Placement Agent has provided Subscriber with any information or advice with respect to the Subscribed Shares nor is such information or advice necessary or desired. Neither the Placement Agent nor any of its affiliates has made or makes any representation as to the Company or the Acquired Companies or the quality or value of the Subscribed Shares and the Placement Agent and any of its respective affiliates may have acquired non-public information with respect to the Company or the Acquired Companies which Subscriber agrees need not be provided to it. In connection with the issuance of the Subscribed Shares to Subscriber, neither the Placement Agent nor any of its affiliates has acted as a financial advisor or fiduciary to Subscriber.
h. Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Company or by means of contact from the Placement Agent and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the Company. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
i. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision.
j. Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

k. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.
l. Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.
m. Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Agreement.
n. If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that neither the Company, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares.
o. Subscriber at the Closing will have sufficient funds to pay the Purchase Price pursuant to Section 2(a).
p. Subscriber agrees that, notwithstanding Section 8(i), the Placement Agent may rely upon the representations and warranties made by Subscriber to the Company in this Subscription Agreement.
5. Registration of Subscribed Shares.
a. The Company agrees that, prior to the Closing Date, the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective upon the Closing, but no later than sixty (60) calendar days following the Closing Date (the “Effectiveness Deadline”), provided, that the Effectiveness Deadline shall be extended to ninety (90) calendar days after the Closing Date if the Registration Statement is reviewed by, and receives comments from, the SEC. The Company will provide a draft of the Registration Statement to the undersigned for review at least two (2) business days in advance of filing the Registration Statement. In no event shall the undersigned be identified as a statutory underwriter in the Registration Statement unless requested by the SEC. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscribed Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Subscribed Shares which is equal to the maximum number of Subscribed Shares as is permitted by the SEC. In such event, the number of Subscribed Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. The Company agrees that the Company will cause such Registration Statement to remain effective until the earlier of (i) two years from the issuance of the Subscribed Shares, (ii) the date on which all of the Subscribed Shares shall have been sold, or (iii) on the first date on which the undersigned can sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold. For as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, the Company will file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Subscribed Shares pursuant to the Registration Statement or Rule 144 of the Securities Act, as applicable, qualify the Subscribed Shares for listing on the applicable stock exchange, update or amend the Registration Statement as necessary to include the Subscribed Shares and provide customary notice to holders of Subscribed Shares. The undersigned agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), of Subscribed Shares to the Company (or its successor) upon request to assist the Company in making the determination described above. The Company’s obligations to include the Subscribed Shares in the Registration Statement are contingent upon the undersigned furnishing in writing to the Company such information regarding the undersigned, the securities of the Company held by the undersigned and the intended method of disposition of the Subscribed Shares as shall be reasonably requested by the Company to effect the registration of the Subscribed Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Subscribed Shares. The Company may delay filing or suspend the use of any such registration statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that, (i) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (ii) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the undersigned of such securities as soon as practicable thereafter. Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the undersigned will deliver to the Company or, in the undersigned’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in the undersigned’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (i) to the extent the undersigned is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.
b. The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless the undersigned (to the extent a seller under the Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of the undersigned, each person who controls the undersigned (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act of 1934, as amended (the “Exchange Act”) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”) that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained (or incorporated by reference) in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 6, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the undersigned furnished in writing to the Company by the undersigned expressly for use therein. The Company shall notify the undersigned promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Subscribed Shares by the undersigned. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed).
c. The undersigned shall, severally and not jointly with any other subscriber in the Offering, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the undersigned furnished in writing to the Company by the undersigned expressly for use therein. In no event shall the liability of the undersigned be greater in amount than the dollar amount of the net proceeds received by the undersigned upon the sale of the Subscribed Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, the undersigned’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the undersigned (which consent shall not be unreasonably withheld or delayed).

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the Company and the Subscriber to terminate this Subscription Agreement, (c) if, on the Closing Date of the Transaction, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived (to the extent a valid waiver is capable of being issued) by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated, or (d) September 30, 2020 (the “Outside Date”); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination thereof.
7. Trust Account Waiver. Subscriber hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (i) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (ii) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company, and (iii) will not seek recourse against the Trust Account for any reason whatsoever; provided however, that nothing in this Section 7 shall be deemed to limit any Subscriber’s right to distributions from the Trust Account in accordance with the Company’s amended and restated certificate of incorporation in respect of any redemptions by Subscriber of its shares of public Common Stock of the Company acquired by any means other than pursuant to this Subscription Agreement.
8. Miscellaneous.
a. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (i), (iii) or (iv) of this Section 8(a), (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 8(a).
b. Subscriber acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

c. Each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
d. Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.
e. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transaction and exclusively to another entity under the control of, or under common control with, the Company). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Subscriber) or, with the Company’s prior written consent, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief.
f. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.
g. The Company may request from Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.
h. This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided, that, this Subscription Agreement may be amended, modified, waived or terminated with the written consent of the Company and the Subscribers then holding a majority of the Collective Subscribed Shares then committed to be purchased at the Closing by (or, if after the Closing, then held by) all Subscribers (the “Required Subscribers”). Upon the effectuation of such waiver, modification, amendment or termination with the consent of the Required Subscribers in conformance with this Section 8(h), such amendment, modification, waiver or termination shall be binding on all Subscribers and effective as to all of the Subscription Agreements. The Company shall promptly give written notice thereof to Subscriber if Subscriber has not previously consented to such amendment, modification, waiver or termination in writing; provided that the failure to give such notice shall not affect the validity of such amendment, modification, waiver or termination. Notwithstanding anything to the contrary herein, (i) no amendment, modification or waiver shall be effective against any Subscriber unless such amendment, modification or waiver applies to all Subscribers equally, (ii) any amendment, modification or waiver that has a disproportionate effect on a Subscriber (considered apart from any disproportionate effect owing to the number of Subscribed Shares held by such Subscriber), shall require the consent of such Subscriber, (iii) any amendment to Section 3(i), Section 5, or Section 6 (to extend the Outside Date beyond September 30, 2020) of this Subscription Agreement and (iv) any amendment, modification or other change that alters the Per Share Purchase Price, the Purchase Price, or the number of Subscribed Shares shall require the consent of the undersigned Subscriber.
i. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.
j. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

k. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
l. This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
m. This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that the Placement Agent shall be an intended third party beneficiary of the representations and warranties of the Company in Section 3 hereof and of the Subscribers in Section 4 hereof.
n. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.
o. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.
p. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.
q. The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this subscription agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 8(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

r. This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.
s. The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby (and by the Other Subscription Agreements), the Transaction and any other material, nonpublic information that the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, Subscriber shall not be in possession of any material, non-public information received from the Company or any of its officers, directors or employees or the Placement Agent. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Subscriber or any affiliate or investment adviser of Subscriber, or include the name of Subscriber or any affiliate or investment adviser of Subscriber in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (including by e-mail) of Subscriber, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under New York Stock Exchange regulations, in which case the Company shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure.
t. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute the Subscriber and other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of the Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.
[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.
GRAF INDUSTRIAL CORP.
By:
Name:
Title:
Address for Notices:
118 Vintage Park Blvd., Suite W-222 Houston, Texas 77070
[Signature Page to Graf Industrial Subscription Agreement]

SUBSCRIBER:
Print Name:
By:
Name:
Title:
Address for Notices:

Name in which shares are to be registered:

Number of Subscribed Shares subscribed for:
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$
You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.
[Signature Page to Graf Industrial Subscription Agreement]

ANNEX A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER
This Annex A should be completed and signed by Subscriber
and constitutes a part of the Subscription Agreement.
A.
QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐
Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.
ACCREDITED INVESTOR STATUS (Please check the box)

☐
Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

C.
AFFILIATE STATUS
(Please check the applicable box)

SUBSCRIBER:
☐
is:

☐
is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.
Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”
☐
Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐
Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐
Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐
Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐
Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐
Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐
Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐
Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐
Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests or one of the following tests.

[Specify which tests:                 ]
SUBSCRIBER:
Print Name:
By:
Name:
Title:

Annex F
VELODYNE LIDAR, INC.
2020 EQUITY INCENTIVE PLAN
(AS ADOPTED ON       , 2020)
(APPROVED BY THE STOCKHOLDERS ON       , 2020)

VELODYNE LIDAR, INC.
2020 EQUITY INCENTIVE PLAN
ARTICLE 1. INTRODUCTION.
The Board adopted the Plan to become effective immediately, although no Awards may be granted prior to the Business Combination Date. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may beISOs or NSOs), SARs, Restricted Sharesand Restricted Stock Units, any of which may be structured as performance-based awards. Capitalized terms used in this Plan are defined in Article 14.
ARTICLE 2. ADMINISTRATION.
2.1 General. The Plan may be administered by the Board or one or more Committees to which the Board (or an authorized Board committee) has delegated authority. If administration is delegated to a Committee, the Committee shall have the powers theretofore possessed by the Board, including, to the extent permitted by applicable law, the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to either the Board or the Administrator shall hereafter also encompass the Committee or subcommittee, as applicable). The Board may abolish the Committee’s delegation at any time and the Board shall at all times also retain the authority it has delegated to the Committee. The Administrator shall comply with rules and regulations applicable to it, including under the rules of any exchange on which the Common Shares are traded, and shall have the authority and be responsible for such functions as have been assigned to it.
2.2 Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.
2.3 Powers of Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and Awards granted under the Plan, (d) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (e) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (f) make all other decisions relating to the operation of the Plan and Awards granted under the Plan. In addition, with regard to the terms and conditions of Awards granted to Service Providers outside of the United States, the Administrator may vary from the provisions of the Plan to the extent it determines it necessary and appropriate to do so.
2.4 Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all interested parties.
2.5 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).
ARTICLE 3. SHARES AVAILABLE FOR GRANTS.
3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) [ ] Common Shares, plus (b) up to [      ] Common Shares subject to outstanding awards or that were issued under the Predecessor Plan on the Business Combination Date that subsequently are forfeited, expire or lapse unexercised or unsettled, or that are reacquired, as applicable, and (c) the additional

F-1

Common Shares described in Articles 3.2 and 3.3; provided, however, that no more than [      ] Common Shares shall be added to the Plan pursuant to clauses (a)and (b). The number of Common Shares that are subject to Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9.
3.2 Annual Increase in Shares. On the first day of each fiscal year of the Company during the term of the Plan, commencing on January 1, 2021 and ending on (and including) January 1, 2030, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to the least of (a) [5%] of the total number of Common Shares actually issued and outstanding on the last day of the preceding fiscal year, (b) [      ] Common Shares (subject to adjustment pursuant to Article 9.1 below), or (c) a number of Common Shares determined by the Board. Notwithstanding the foregoing, the Board retains the right in its sole discretion to forego an increase for any fiscal year following an annual review by the Board of the share reserve of the Plan.
3.3 Shares Returned to Reserve. To the extent that Options, SARs, Restricted Stock Units or other Awards are forfeited, cancelled or expire for any reason before being exercised or settled in full, the Common Shares subject to such Awards shall again become available for issuance under the Plan. If SARs are exercised or Restricted Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant upon exercise of such SARs or settlement of such Restricted Stock Units, as applicable, shall reduce the number of Common Shares available under Article 3.1 and the balance shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision(including pursuant to Article 11.5), repurchase right or for any other reason, then such Common Shares shall again become available for issuance under the Plan. Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.
3.4 Awards Not Reducing Share Reserve. To the extent permitted under applicable stock exchange listing standards, any dividend equivalents paid or credited under the Plan with respect to Restricted Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Restricted Stock Units. In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Article 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.
3.5 Code Section 422 and Other Limits. Subject to adjustment in accordance with Article 9:
(a) The grant date fair value of Awards granted to an Outside Director during any one fiscal year of the Company, together with the value of any cash compensation paid to the Outside Director apart from this Plan during such fiscal year, may not exceed [$750,000] (on a per-Director basis); provided however that the limitation that will apply in the fiscal year in which the Outside Director is initially appointed or elected to the Board shall instead be [$1,000,000]. For purposes of this limitation, grant date fair value of an Award shall be determined in accordance with the assumptions that the Company uses to estimate the value of share-based payments for financial reporting purposes.. For the sake of clarity, Awards granted to an individual while he or she was an Employee or Consultant, but not an Outside Director, shall not count towards this limitation.
(b) The maximum number of shares that may be issued under the Plan upon the exercise of ISOs shall equal the share number stated in the proviso of the second sentence of Article 3.1 (subject to adjustment pursuant to Article 9).
ARTICLE 4. ELIGIBILITY.
4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more

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than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.
4.2 Other Awards. Awards other than ISOs may be granted to both Employees and other Service Providers.
ARTICLE 5. OPTIONS.
5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.
5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).
5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The vesting and exercisability conditions applicable to the Option may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination of such conditions. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated vesting and/or exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.
5.5 Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.
5.6 Modification or Assumption of Options. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.
5.7 Buyout Provisions. The Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.
5.8 Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:

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(a) Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;
(b) By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;
(c) Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or
(d) Through any other form or method consistent with applicable laws, regulations and rules.
ARTICLE 6. STOCK APPRECIATION RIGHTS.
6.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.
6.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.
6.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.
6.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable. The vesting and exercisability conditions applicable to the SAR may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant. A SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.
6.5 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.
6.6 Death of Optionee. After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate.
6.7 Modification or Assumption of SARs. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise

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price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, materially impair his or her rights or obligations under such SAR.
ARTICLE 7. RESTRICTED SHARES.
7.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.
7.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.
7.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. A Restricted Stock Agreement may provide for accelerated vesting upon certain specified events.
7.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Award with respect to which the dividends were paid. In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.
7.5 Modification or Assumption of Restricted Shares. Within the limitations of the Plan, the Administrator may modify or assume outstanding Restricted Shares or may accept the cancellation of outstanding restricted shares (whether granted by the Company or by another issuer) in return for the grant of new Restricted Shares for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of Restricted Shares shall, without the consent of the Participant, materially impair his or her rights or obligations under such Restricted Shares.
ARTICLE 8. RESTRICTED STOCK UNITS.
8.1 Restricted Stock Unit Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.
8.2 Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.
8.3 Vesting Conditions. Each Award of Restricted Stock Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement. Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. A Restricted Stock Unit Agreement may provide for accelerated vesting upon certain specified events.

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8.4 Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, Restricted Stock Unitsawarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach.
8.5 Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average value of Common Shares over a series of trading days. Vested Restricted Stock Units shall be settled in such manner and at such time(s) as specified in the Restricted Stock Unit Agreement. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Article 9.
8.6 Death of Recipient. Any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Restricted Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.
8.7 Modification or Assumption of Restricted Stock Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding restricted stock units or may accept the cancellation of outstanding restricted stock units (whether granted by the Company or by another issuer) in return for the grant of new Restricted Stock Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Restricted Stock Unit shall, without the consent of the Participant, materially impair his or her rights or obligations under such Restricted Stock Unit.
8.8 Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.
ARTICLE 9. ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.
9.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall be made tothe following:
(a) The number and kind of shares available for issuance under Article 3, including the numerical share limits in Articles 3.1 and 3.2;
(b) The number and kind of shares covered by each outstanding Option, SAR and Restricted Stock Unit; and/or
(c) The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.
In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a

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similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing. Any adjustment in the number of shares subject to an Award under this Article 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. For the sake of clarity, a stock split, if any, conducted in connection with an initial public offering of the Company’s common stock shall trigger an adjustment under this paragraph.
9.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
9.3 Corporate Transactions. In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Article 14.6(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator may include (without limitation) one or more of the following with respect to each outstanding Award:
(a) The continuation of such outstanding Award by the Company (if the Company is the surviving entity);
(b) The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option or a SAR shall comply with applicable tax requirements;
(c) The substitution by the surviving entity or its parent of an equivalent award for such outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a SAR shall comply with applicable tax requirements;
(d) In the case of an Option or SAR, the cancellation of such Award without payment of any consideration. An Optionee shall be able to exercise his or her outstanding Option or SAR, to the extent such Option or SAR is then vested or becomes vested as of the effective time of the transaction, during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Optionee a reasonable opportunity to exercise such Option or SAR. Any exercise of such Option or SAR during such period may be contingent on the closing of the transaction;
(e) The cancellation of such Award and a payment to the Participant with respect to each share subject to the portion of the Award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess,if any, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares. If the Spread applicable to an Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that an Award is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Award Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4); or
(f) The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

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Unless an Award Agreement provides otherwise, each outstanding Award held by a Participant who remains a Service Provider as of the effective time of a merger, consolidation or Change in Control (other than one described in Article 14.6(d)) (a “Current Participant”) shall become fully vested and, if applicable, exercisable immediately prior to the effective time of the transaction. However, the prior sentence shall not apply, and an outstanding Award shall not become vested and, if applicable, exercisable, if and to the extent the Award is continued, assumed or substituted as provided for in clauses (a), (b) or (c) above. In addition, the prior two sentences shall not apply to an Award held by a Participant who is not a Current Participant, unless an Award Agreement provides otherwise or unless the Company and the acquirer agree otherwise.
For avoidance of doubt, the Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the transaction, or in connection with a termination of the Participant’s service following a transaction.
Any action taken under this Article 9.3 shall either preserve a Award’s status as exempt from Code Section 409A or comply with Code Section 409A.
ARTICLE 10. OTHER AWARDS.
Subject in all events to the limitations under Article 3 above as to the number of Common Shares available for issuance under this Plan, the Company may grant other forms of Awards not specifically described herein and may grant awards under other plans or programs, where such awards are settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Restricted Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.
ARTICLE 11. LIMITATION ON RIGHTS.
11.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).
11.2 Stockholders’ Rights. Except as set forth in Article 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.
11.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.
11.4 Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution; provided that, in any event, an ISO may only be transferred by will or by the

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laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative
11.5 Recoupment Policy. All Awards granted under the Plan, all amounts paid under the Plan and all Common Shares issued under the Plan shall be subject to recoupment, clawback or recovery by the Company in accordance with applicable law and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other applicable law, as well as any implementing regulations and/or listing standards thereunder.
11.6 Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.
ARTICLE 12. TAXES.
12.1 General. It is a condition to eachAward under the Plan that a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unlesssuch obligations are satisfied.
12.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued on the date when they are withheld or surrendered. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.
12.3 Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).
12.4 Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.
ARTICLE 13. FUTURE OF THE PLAN.
13.1 Term of the Plan. The Plan, as set forth herein, shall become effective on date of its adoption by the Board, subject to approval of the Company’s stockholders under Article 13.3 below. The Plan shall terminate automatically 10 years after the date when the Board adopted the Plan.

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13.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.
13.3 Stockholder Approval. To the extent required by applicable law, the Plan will be subject to the approval of the Company’s stockholders within 12 months of its adoption date. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.
ARTICLE 14. DEFINITIONS.
14.1 “Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.
14.2 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
14.3 “Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share award, a Restricted Stock Unit award or another form of equity-based compensation award.
14.4 “Award Agreement” means a Stock Option Agreement, a SAR Agreement, a Restricted Stock Agreement, a Restricted Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.
14.5 “Board” means the Company’s Board of Directors, as constituted from time to time and, where the context so requires, reference to the “Board” may refer to a Committee to whom the Board has delegated authority to administer any aspect of this Plan.
14.6 “Business Combination Date” means the date of the closing of the merger, as contemplated by that agreement and plan of merger, dated as of July 2, 2020, by and among Graf Industrial Corp., a Delaware corporation, VL Merger Sub Inc., a Delaware corporation, and Velodyne LiDAR, Inc., a Delaware corporation.
14.7 “Change in Control” means:
(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;
(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(c) The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or
(d) Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for

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a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.
14.8 “Code” means the Internal Revenue Code of 1986, as amended.
14.9 “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.
14.10 “Common Share” means one share of the Company’s common stock.
14.11 “Company” means Velodyne LiDAR, Inc., a Delaware corporation.
14.12 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.
14.13 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
14.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
14.15 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.
14.16 “Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons. Notwithstanding the foregoing, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code to the extent necessary for an Award to comply with, or be exempt from, Section 409A of the Code.
14.17 “ISO” means an incentive stock option described in Code Section 422(b).
14.18 “NSO” means a stock option not described in Code Sections 422 or 423.
14.19 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.
14.20 “Optionee” means an individual or estate holding an Option or SAR.
14.21 “Outside Director” means a member of the Board who is not an Employee.
14.22 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
14.23 “Participant” means an individual or estate holding an Award.
14.24 “Plan” means this Velodyne LiDAR, Inc. 2020 Equity Incentive Plan, as amended from time to time.
14.25 “Predecessor Plan” means the Company’s 2016 Stock Plan.

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14.26 “Restricted Share” means a Common Share awarded under the Plan.
14.27 “Restricted Stock Agreement” means the agreement consistent with the terms of the Plan between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.
14.28 “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.
14.29 “Restricted Stock Unit Agreement” means the agreement consistent with the terms of the Plan between the Company and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.
14.30 “SAR” means a stock appreciation right granted under the Plan.
14.31 “SAR Agreement” means the agreement consistent with the terms of the Plan between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.
14.32 “Securities Act” means the Securities Act of 1933, as amended.
14.33 “Service Provider” means any individual who is an Employee, Outside Director or Consultant, including any prospective Employee, Outside Director or Consultant who have accepted offers of employment or service and would be an Employee, Outside Director or Consultant after the commencement of their service.
14.34 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.
14.35 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date
14.36 “Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by the applicable exchange listing requirements.

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Annex G
VELODYNE LIDAR, INC.
2020 EMPLOYEE STOCK PURCHASE PLAN
(AS ADOPTED EFFECTIVE ON        , 2020)

VELODYNE LIDAR, INC.
2020 EMPLOYEE STOCK PURCHASE PLAN
SECTION 1. PURPOSE OF THE PLAN.
The Board adopted the Plan on            , 2020 and it became effective upon its approval by the Company’s stockholders on            , 2020. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions or other approved contributions.
SECTION 2. ADMINISTRATION OF THE PLAN.
(a) General. The Plan may be administered by the Board or one or more Committees. Each Committee shall comply with rules and regulations applicable to it, including under the rules of any exchange on which the Stock is traded, and shall have the authority and be responsible for such functions as have been assigned to it.
(b) Powers of the Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Administrator may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan.
(c) Effects of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all interested parties.
(d) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice of law provisions).
SECTION 3. STOCK OFFERED UNDER THE PLAN.
(a) Authorized Shares. The number of shares of Stock available for purchase under the Plan shall be [           ] shares of the Company’s Stock (subject to adjustment pursuant to Subsection (c) below), plus the additional shares described in Subsection (b) below. Shares of Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares.
(b) Annual Increase in Shares. On the first day of each fiscal year of the Company during the term of the Plan, commencing on January 1, 2021 and ending on (and including) January 1, 2040, the aggregate number of shares of Stock that may be issued under the Plan shall automatically increase by a number equal to the least of (i) [one percent (1%)] of the total number of shares of Stock actually issued and outstanding on the last day of the preceding fiscal year, (ii) [           ]shares of Stock (subject to adjustment pursuant to Subsection (c) below), or (iii) a number of shares of Stock determined by the Board.
(c) Anti-Dilution Adjustments. In the event that any dividend or other distribution (whether in the form of cash, stock or other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Stock or other securities of the Company, or other similar change in the corporate structure of the Company affecting the Stock and effected without receipt or payment of consideration by the Company occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, there will be a proportionate adjustment of the number and class of Stock that may be delivered under the Plan, the Purchase Price per share and the number and class of Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 3(a), 3(b)(ii) and 9(c).
(d) Reorganizations. In the event of a Corporate Reorganization, the outstanding rights to purchase Stock under any Offering Period then in progress may be continued, assumed or substituted by the surviving entity or its parent. If such acquirer refuses to continue, assume or substitute for any such rights, then a new Purchase Date for such Offering Period(s) will be set prior to the effective time of the Corporate Reorganization, the Participants’ accumulated contributions will be applied to purchase Stock on such date, and any such Offering Periods shall terminate immediately after such purchase. In the event a new Purchase Date is set under this Section 3(d), Participants will be given notice of the new Purchase Date. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.
SECTION 4. ENROLLMENT AND PARTICIPATION.
(a) Offering Periods and Purchase Periods.
(i) Base Offering Periods. The Committee may establish Offering Periods of such frequency and duration as it may deem appropriate (the “Base Offering Periods”); provided that a Base Offering Period shall in no event be longer than 27 months (or such other period as may be imposed under applicable tax law). The Base Offering Periods are intended to qualify under Code Section 423. Unless changed by the Committee, the Plan shall operate such that two Base Offering Periods, each of twelve months’ duration and each including two six-month Purchase Periods, may operate simultaneously commencing at such time and under such conditions as the Committee may determine.
(ii) Additional Offering Periods. At the discretion of the Administrator, additional Offering Periods (the “Additional Offering Periods”) may be conducted under the Plan including, if necessary or advisable in the sole discretion of the Administrator, under a separate sub-plan or sub-plans, permitting grants to Eligible Employees of certain Participating Companies (each, a “Sub-Plan”). Such Additional Offering Periods may be designed to achieve desired tax objectives in particular locations outside the United States or to comply with local laws applicable to offerings in such foreign jurisdictions and will not be intended to qualify under Code Section 423. Additional Offering Periods may run concurrent to the Base Offering Periods. Alternatively, the Administrator may determine a different commencement and duration of an Additional Offering Period, and Additional Offering Periods may be consecutive or overlapping. The other terms and conditions of each Additional Offering Period shall be those set forth in this Plan document or in terms and conditions approved by the Administrator with respect to such Additional Offering Period (whether or not set forth in a written Sub-Plan), with such changes or additional features as the Administrator determines. Each Additional Offering Period (whether or not set forth in a written Sub-Plan) shall be considered a separate plan from the Plan (the “Statutory Plan”). The total number of Shares authorized to be issued under the Plan as provided in Section 3 above applies in the aggregate to the Statutory Plan and any Additional Offering Period. Unless otherwise superseded by the terms and conditions approved by the Administrator with respect to an Additional Offering Period, the provisions of this Plan document shall govern the operation of any offering conducted hereunder.
(iii) Separate Offerings. Each Base Offering Period and each Additional Offering Period conducted under the Plan is intended to constitute a separate “offering” for purposes of Code Section 423.
(iv) Equal Rights and Privileges. To the extent an Offering Period is intended to qualify under Code Section 423, all participants in such Offering Period shall have the same rights and privileges with respect to their participation in such Offering Period in accordance with Code Section 423 and the regulations thereunder except for differences that may be mandated by local law and are consistent with the requirements of Code Section 423(b)(5).
(b) Enrollment. In the case of any individual who qualifies as an Eligible Employee on the first day of any Offering Period, he or she may elect to become a Participant on such day by filing the prescribed enrollment form with the Company. The enrollment form shall be filed in the prescribed manner during the applicable Enrollment Period for such Offering Period. The Committee may establish other procedures for enrollment by Eligible Employees.
(c) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she:
(i) Reaches the end of the Offering Period or Purchase Period, as applicable, in which his or her employee contributions were discontinued under Section 5(c) or 9(b);
(ii) Is deemed to withdraw from the Plan under Subsection (b) above;

(iii) Withdraws from the Plan under Section 6(a); or
(iv) Ceases to be an Eligible Employee.
A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation as described therein. In all other cases, a former Participant may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above.
(d) Applicable Offering Period. For purposes of calculating the Purchase Price under Section 8(b), the applicable Offering Period shall be determined as follows:
(i) Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (d) above, or (C) re-enrollment for a subsequent Offering Period under Paragraph (ii) or (iii) below.
(ii) Any other provision of the Plan notwithstanding, the Administrator (at its sole discretion) may determine prior to the commencement of any new Offering Period that all Participants shall be re-enrolled for such new Offering Period.
(iii) When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.
SECTION 5. EMPLOYEE CONTRIBUTIONS.
(a) Commencement of Payroll Deductions. A Participant may purchase shares of Stock under the Plan by means of payroll deductions or (if so approved by the Administrator with respect to all Participants in an Offering Period) other approved contributions in form and substance satisfactory to the Administrator. Payroll deductions or other approved contributions shall commence as soon as reasonably practicable after the Company has received the prescribed enrollment form by the end of the Enrollment Period. In jurisdictions where payroll deductions are not permitted under local law, Participants may purchase shares of Stock by making contributions in the form that is acceptable and approved by the Administrator.
(b) Amount of Payroll Deductions. An Eligible Employee shall designate on the prescribed enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.
(c) Reducing Withholding Rate or Discontinuing Payroll Deductions. If a Participant wishes to reduce his or her rate of payroll withholding, such Participant may do so by filing a new enrollment form with the Company in the manner prescribed by the Administrator. The new withholding rate shall be effective as soon as reasonably practicable after the Company has received such form. The new withholding rate may be 0% or any whole percentage of the Participant’s Compensation, but not more than his or her old withholding rate. No Participant shall make more than one election under this Subsection (c) during any Purchase Period. (In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).)
(d) Increasing Withholding Rate. If a Participant wishes to increase his or her rate of payroll withholding, such Participant may do so by filing a new enrollment form with the Company during the applicable Enrollment Period. The new withholding rate may be effective on the first day of the next-upcoming Offering Period in which the Participant participates. The new withholding rate may be any whole percentage of the Participant’s Compensation, but not less than 1% nor more than 15%. An increase in a Participant’s rate of payroll withholding may not take effect during an ongoing Offering Period.
SECTION 6. WITHDRAWAL FROM THE PLAN.
(a) Withdrawal. A Participant may elect to withdraw from the Offering Period in which he or she is participating by filing the prescribed form with the Company in the prescribed manner at least fifteen (15) calendar days prior to a Purchase Date (or such other period as is specified by the Administrator). As soon as reasonably practicable thereafter, payroll deductions or other approved contributions shall cease and the entire amount credited to the Participant’s Plan Account with respect to such Offering Period shall be refunded to him or her in cash, without interest (except as otherwise required by the laws of the local jurisdiction). No partial withdrawals from an Offering Period shall be permitted.
(b) Re-Enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b) during an Enrollment Period. Re-enrollment may be effective only at the commencement of an Offering Period.
SECTION 7. CHANGE IN EMPLOYMENT STATUS.
(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a).
(b) Transfers of Employment. If a Participant transfers employment from a Participating Company that is participating in a Base Offering Period to a Participating Company that is participating in an Additional Offering Period, he or she will immediately cease to participate in the Base Offering Period, as applicable; however, such Participant’s Plan Account will be transferred to the Additional Offering Period, and such Participant will immediately join such Additional Offering Period on the terms and conditions applicable to such Additional Offering Period, except for any modifications required by applicable law. If a Participant transfers employment from a Participating Company that is participating in an Additional Offering Period to a Participating Company that is participating in the Base Offering Period, he or she will continue to participate in the Additional Offering Period until the earlier of (i) the end of such Additional Offering Period, or (ii) the commencement of the first Base Offering Period in which he or she is eligible. If a Participant transfers employment from a Participating Company to a Related Corporation that is not a Participating Company, he or she shall be deemed to have withdrawn from the Plan pursuant to Section 6(a).
(c) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate on the first day following three months after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.
(d) Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid in cash, without interest (unless otherwise required by the laws of the local jurisdiction), to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form shall be valid only if it was filed with the Company in the prescribed manner before the Participant’s death.
SECTION 8. PLAN ACCOUNTS AND PURCHASE OF SHARES.
(a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Unless otherwise required by the laws of the local jurisdiction, (i) amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes, and (ii) no interest shall be credited to Plan Accounts.
(b) Purchase Price. The Purchase Price for each share of Stock purchased on a Purchase Date shall be the lower of:
(i) 85% of the Fair Market Value of such share on the first trading day of such Offering Period; or
(ii) 85% of the Fair Market Value of such share on the Purchase Date.
(c) Number of Shares Purchased. On each Purchase Date, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Offering Period in accordance with Section 6(a).

The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing number of shares of Stock that may be purchased by a Participant are subject to the limitations set forth in Subsection (d) below and in Section 9. The Administrator may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.
(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase with respect to a particular Purchase Period exceeds (i) the number of shares of Stock that were available under Section 3 above for sale under the Plan on the first day of the applicable Offering Period, or (ii) the number of shares that were available under Section 3 above for sale under the Plan on the applicable Purchase Date, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares that such Participant has elected to purchase, and the denominator of such fraction is the number of shares that all Participants have elected to purchase. The Company may make a pro rata allocation of the shares available on the first day of an applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such date. In the event of a pro-rata allocation under this Section (d), the Administrator may determine in its discretion to continue all Offering Periods then in effect or terminate all Offering Periods then in effect pursuant to Section 14.
(e) Issuance of Stock. The shares of Stock purchased by a Participant under the Plan will be registered in the name of such Participant. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. (The two preceding sentences shall apply whether or not the Participant is required to pay income tax in the United States.)
(f) Tax Withholding. To the extent required by applicable U.S. or non-U.S. federal, state or local law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Stock under the Plan until such obligations, if any, are satisfied.
(g) Unused Cash Balances. Subject to the final sentence of Section 8(c), an amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be refunded in cash, without interest (except as otherwise required by the laws of the local jurisdiction), to the Participant promptly following a Purchase Date. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsections (c) or (d) above or Section 9(b) shall be refunded to the Participant in cash, without interest (except as otherwise required by the laws of the local jurisdiction).
(h) Stockholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.
SECTION 9. PLAN LIMITATIONS.
(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if, immediately after such right is granted, such Participant would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Related Corporation, applying the stock attribution rules of Code Section 424(d), and including any stock in which the Participant may purchase under outstanding options as stock owned by such Participant.
(b) Dollar Limit. As specified by Code Section 423(b)(8), no Participant shall be entitled to accrue rights to purchase Stock pursuant to any such rights outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Stock accrued under any other right to purchase Stock under the Plan, and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Related Corporation, would otherwise permit such Participant to purchase more than $25,000 worth of Stock of the Company or any Related Corporation (determined on the basis of the Fair Market Value per share on the date such rights are granted, and which, with respect to the Plan, will be determined as of the beginning of the respective Offering Period) for each calendar year such rights are at any time outstanding.
If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the next Purchase Period with a scheduled Purchase Date in the next calendar year, provided that he or she is an Eligible Employee at the beginning of such Purchase Period.
(c) Purchase Period Share Purchase Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase more than 3,000 shares of Stock with respect to any Purchase Period; provided that the Administrator may, for future Offering Periods, increase or decrease in its absolute discretion, the maximum number of shares of Stock that a Participant may purchase during each Purchase Period.
SECTION 10. RIGHTS NOT TRANSFERABLE.
The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).
SECTION 11. NO RIGHTS AS AN EMPLOYEE.
Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.
SECTION 12. NO RIGHTS AS A STOCKHOLDER.
A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.
SECTION 13. SECURITIES LAW REQUIREMENTS.
Shares of Stock shall not be issued, and the Company shall have no liability for failure to issue shares of Stock, under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.
SECTION 14. AMENDMENT OR DISCONTINUANCE.
(a) General Rule. The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Stock on the next Purchase Date, or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 3(c) or (d). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares of Stock will be returned to the Participants (without interest thereon, except as otherwise required by the laws of the local jurisdiction) as soon as administratively practicable.
(b) Administrator’s Discretion. Without stockholder consent and without limiting Subsection (a) above, the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, amend any outstanding purchase rights or clarify any ambiguities regarding the terms of any Offering Period to enable the purchase rights to qualify under and/or comply with Section 423 of the Code, and establish such other limitations or procedures as it determines in its sole discretion advisable which are consistent with the Plan. The actions of the Board and the Committee pursuant to this paragraph will not be considered to alter or impair the purchase rights granted under an Offering Period as they are to be deemed part of the initial terms of such Offering Period and purchase rights.
(c) Accounting Considerations. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i) Amending the Plan to conform with the safe harbor definition under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or successor provision), including with respect to an Offering Period underway at the time;
(ii) Altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(iii) Shortening any Offering Period (and any Purchase Periods encompassed by such Offering Period) by setting a new Purchase Date, including with respect to an Offering Period underway at the time of the Administrator’s action;
(iv) Reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions; and
(v) Reducing the maximum number of shares of Stock a Participant may purchase during any Purchase Period.
Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants. The actions of the Board and the Committee pursuant to this paragraph will not be considered to alter or impair the purchase rights granted under an Offering Period as they are to be deemed part of the initial terms of such Offering Period and purchase rights.
(d) Stockholder Approval. Except as provided in Section 3, any increase in the aggregate number of shares of Stock that may be issued under the Plan shall be subject to the approval of the Company’s stockholders. In addition, any other amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required under Section 14(e) or by any applicable law or regulation.
(e) Plan Termination. The Plan shall terminate automatically 20 years after its adoption by the Board, unless (i) the Plan is extended by the Board and (ii) the extension is approved within 12 months by a vote of the stockholders of the Company.
SECTION 15. DEFINITIONS.
(a) “Administrator” means the Board or any Committee administering the Plan in accordance with Section 2.

(b) “Board” means the Board of Directors of the Company, as constituted from time to time.
(c) “Code” means the Internal Revenue Code of 1986, as amended.
(d) “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.
(e) “Company” means Velodyne Lidar, Inc., a Delaware corporation.
(f) “Compensation” means, unless otherwise determined by the Administrator, those components of an Eligible Employee’s cash compensation (prior to reductions pursuant to Code Sections 125, 132(f) or 401(k)) that are regular and recurring, including base straight-time gross earnings, commissions, annual cash incentive compensation, and annual cash bonuses, and excluding extraordinary cash items (such as one-time bonuses), as well as all non-cash items, moving or relocation allowances, cost-of-living or tax equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, payments for or related to equity compensation, and any similar items. The Administrator shall determine whether a particular item is included in Compensation.
(g) “Corporate Reorganization” means:
(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or
(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.
(h) “Eligible Employee” means, unless otherwise determined by the Administrator prior to the commencement of an Offering Period, a common law employee of a Participating Company who is customarily employed for at least twenty (20) hours per week and for more than five (5) months in any calendar year. The foregoing notwithstanding, (1) an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her or if, prior to an applicable Offering Period and applied in a manner consistent with the requirements of Code Section 423(b)(5) with respect to an Offering Period that is a Base Offering Period, the Administrator determines that the definition of Eligible Employee shall exclude any other class of employees, and (2) an individual who would not otherwise qualify as an Eligible Employee pursuant to the first sentence above may be eligible to participate under the terms and conditions of an Additional Offering Period where local law so requires.
(i) “Enrollment Period” means a period prior to the start of an Offering Period during which Eligible Employees must submit the required enrollment forms to participate in such Offering Period, which period shall end at least five (5) business days (or such other date as may be specified in advance by the Administrator) prior to the start of the Offering Period.
(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(k) “Fair Market Value” means the price at which Stock was last sold in the principal U.S. market for the Stock on the applicable date or, if the applicable date was not a trading day, on the last trading day prior to the applicable date. If Stock is no longer traded on a public U.S. securities market, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons. For purposes of determining Fair Market Value as of a Purchase Date, and unless otherwise determined by the Administrator, the applicable date will be the last trading day immediately preceding the Purchase Date.
(l) “Offering Period” means any period, including as the context requires Base Offering Periods and Additional Offering Periods, with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).
(m) “Participant” means an Eligible Employee who participates in the Plan or any Sub-Plan, as provided in Section 4.

(n) “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Administrator as a Participating Company.
(o) “Plan” means this Velodyne Lidar, Inc. 2020 Employee Stock Purchase Plan, as it may be amended from time to time.
(p) “Plan Account” means the account established for each Participant pursuant to Section 8(a).
(q) “Purchase Date” means the last trading day of a Purchase Period.
(r) “Purchase Period”means a period within an Offering Period (which for an Offering Period with only a single Purchase Period would be coterminous with the Offering Period) during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 4(a).
(s) “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).
(t) “Related Corporation” means any “parent corporation” of the Company as defined in Code Section 424(e) or any Subsidiary.
(u) “Stock” means the common stock of the Company.
(v) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

GRAF INDUSTRIAL CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING TO BE HELD ON [ ]

P R O X Y

The undersigned hereby appoints James A. Graf and Michael Dee (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the special meeting of shareholders of Graf Industrial Corp. (“GRAF”), to be held at [ ] a.m., local time, on [ ], 2020, at http://[ ]. In light of ongoing developments related to coronavirus (COVID-19), after careful consideration, the Company has determined that the Special Meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance and participation while safeguarding the health and safety of our stockholders, directors and management team. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL PRESENTED TO SHAREHOLDERS.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at: [ ]